AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 2002
                                                      REGISTRATION NO. 333-83292


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4
                                 AMENDMENT NO. 2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                         AMERICAN REALTY INVESTORS, INC.
             (Exact name of Registrant as specified in its charter)

                  NEVADA                                       6510                                   75-2847135
      (State or other jurisdiction of              (Primary Standard Industrial          (I.R.S. Employer Identification No.)
      incorporation or organization)               Classification Code Number)

               1800 VALLEY VIEW LANE, SUITE 300, DALLAS, TX 75234
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                                   ----------

                                ROBERT A. WALDMAN
                        1800 VALLEY VIEW LANE, SUITE 300
                               DALLAS, TEXAS 75234
                                 (469) 522-4200
                              (469) 522-4360 (FAX)
  NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   ----------

                                 WITH COPIES TO:

    STEVEN C. METZGER, ESQ.                            JEFFREY M. SONE, ESQ.
PRAGER METZGER & KROEMER, PLLC                         JACKSON WALKER L.L.P.
  2626 COLE AVENUE, SUITE 900                       901 MAIN STREET, SUITE 6000
      DALLAS, TEXAS 75204                               DALLAS, TEXAS 75202
        (214) 969-7600                                     (214) 953-6000
     (214) 523-3838 (FAX)                               (214) 953-5822(FAX)

                                   ----------

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box. .............................[X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ...............................[X]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ............................................[X]

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF SECURITIES            AMOUNT TO BE      OFFERING PRICE     AGGREGATE OFFERING      AMOUNT OF
               TO BE REGISTERED                      REGISTERED          PER UNIT              PRICE          REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
10% Series G Cumulative Redeemable Convertible
preferred stock, par value $2.00 per share           4,021,254        Not applicable      $128,119,079.97(2)    $11,786.96(3)
Common stock, par value $0.01 per share             10,161,895(4)     Not applicable                   $0(5)            $0(6)
10% Series H Cumulative Redeemable Convertible
preferred stock, par value $2.00 per share             683,282(7)     Not applicable      $ 24,821,801.25(8)    $ 2,283.61(9)
Common stock, par value $0.01 per share              1,538,734(10)    Not applicable                   $0               $0
         Total:                                                                           $153,578,081.22       $14,070.57
==============================================================================================================================

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

----------

(1) Represents the maximum number of shares of Series G redeemable convertible preferred stock of American Realty Investors, Inc. ("ARL") estimated to be issued in connection with the merger of Transcontinental Realty Investors, Inc. ("TCI") described herein at the exchange ratio of one share of Series G redeemable convertible preferred stock for each share of TCI's common stock outstanding (other than shares owned by ARL and its subsidiaries).

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(f)(1) and 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), the registration fee is based on the product of (i) $15.93, the average of the high and low sales price of TCI common stock on February 15, 2002, as reported by the New York Stock Exchange, and (ii) the maximum number of shares of TCI common stock estimated to be converted or cancelled pursuant to the merger.

(3) Previously paid.

(4) Represents the maximum number of shares of common stock of ARL estimated to be issued upon conversion of the shares of Series G redeemable convertible preferred stock, assuming each record holder receives one share of ARL common stock in lieu of a fractional share. Pursuant to Rule 416, there are also registered hereunder an indeterminate number of additional shares of ARL common stock as may be issuable as a result of stock splits, stock dividends and other provisions of the Series G redeemable convertible preferred stock.

(5) No additional consideration will be received in connection with the conversion of the shares of preferred stock.

(6) Pursuant to Rule 457(i), no filing fee is due.

(7) Represents the maximum number of shares of Series H redeemable convertible preferred stock of ARL estimated to be issued in connection with the merger of Income Opportunity Realty Investors, Inc. ("IOT") described herein at the exchange ratio of one share of Series H redeemable convertible preferred stock for each share of IOT's common stock outstanding (other than shares owned by ARL and its subsidiaries and TCI).

(8) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(f)(1) and 457(c) of the Securities Act, the registration fee is based on the product of (i) $17.25, the average of the high and low sales price of IOT common stock on February 15, 2002, as reported by the American Stock Exchange, and (ii) the maximum number of shares of IOT common stock estimated to be converted or cancelled pursuant to the merger.

(9) Previously paid.

(10) Represents the maximum number of shares of common stock of ARL estimated to be issued upon conversion of the shares of Series H redeemable convertible preferred stock, assuming each record holder receives one share of ARL common stock in lieu of a fractional share. Pursuant to Rule 416, there are also registered hereunder an indeterminate number of additional shares of ARL common stock as may be issuable as a result of stock splits, stock dividends and other provisions of the Series H redeemable convertible preferred stock.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Subject to Completion, Dated June 25, 2002.


AMERICAN REALTY             TRANSCONTINENTAL              INCOME OPPORTUNITY
INVESTORS, INC.             REALTY INVESTORS, INC.        REALTY INVESTORS, INC.

         To the stockholders of American Realty Investors, Inc.,
Transcontinental Realty Investors, Inc. and Income Opportunity Realty Investors,
Inc.:


         As the result of a court approved settlement of litigation involving, among others, a subsidiary of American Realty Investors, Inc. ("ARL"), Transcontinental Realty Investors, Inc. ("TCI") and Income Opportunity Realty Investors, Inc. ("IOT"), ARL has agreed to acquire all of the outstanding common stock of TCI and IOT through the merger of TCI and IOT with two subsidiaries of ARL, with TCI and IOT being the surviving corporations (the mergers and related transactions are collectively referred to as the business combination). The mergers will not be consummated unless, in each case, sufficient cash is available to ARL to pay the cash merger consideration due as a result of the mergers. In order to complete the business combination, we must, among other things, obtain the required approval of the ARL, TCI and IOT stockholders.

         When the mergers are completed, holders of TCI's and IOT's common stock (other than ARL and its affiliates) will receive $17.50 and $19.00, respectively, in cash less any dividends declared and paid on the TCI common stock after January 2, 2002 or, if they affirmatively elect, one share of newly issued ARL Series G or Series H redeemable convertible preferred stock for each share of TCI or IOT common stock they currently own, respectively. Each share of TCI and IOT common stock held by certain affiliates of ARL will be converted into one share of the Series G or Series H redeemable convertible preferred stock, respectively and shares held by ARL and its subsidiaries will be cancelled. The cash prices to be received by TCI and IOT stockholders are less than the calculated book values per common share at March 31, 2002, which were $26.78 and $28.00, respectively. See "Comparative per Share Information."


         During a 75 day period commencing on the 15th day after ARL publicly files its first Form 10-Q with the Securities and Exchange Commission following the consummation of the TCI merger and the IOT merger, the Series G and the Series H redeemable convertible preferred stock may be converted at the option of the holder into 2.5 and 2.25 shares of ARL common stock, respectively. Beginning 45 days after ARL files its first Form 10-Q following the consummation of the TCI and/or IOT mergers, ARL may provide notice of and thereafter redeem the Series G and Series H redeemable convertible preferred stock upon payment of the liquidation value of $20.00 and $21.50 per share, respectively. By electing to receive Series H redeemable convertible preferred stock, stockholders of IOT will no longer be stockholders in Real Estate Investment Trust, or REIT, but will become stockholders in a taxable corporation and, therefore, will not receive 95% of ARL's income in the form of dividends as they did for IOT.


         At March 31, 2002, the total value of TCI assets and liabilities was $720,198,000 and $498,160,000, respectively. No goodwill is acquired or generated through the business combination. Likewise, the total value of IOT assets and liabilities was $91,833,000 and $35,222,000, respectively and no goodwill is acquired or generated through the business combination. The unaudited pro forma net earnings per share of the ARL common stock at December 31, 2001 was $1.12, which is less than the historical net earnings per share of $2.32 of the TCI common stock and more than the loss per share of -$2.32 of the IOT common stock. This differential in pro forma net income per share was not considered by the TCI and IOT board of directors, nor was it available at the time the boards were considering the business combination.


         The Series G and H redeemable convertible preferred stock have limited voting rights and, except as otherwise provided by law, may vote (i) only with respect to an amendment to ARL's restated articles of incorporation or bylaws that would materially alter the existing terms of such class of preferred stock and (ii) at any time or times for the election of two directors when all or any portion of the dividends on such class for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid.

         1,168,774 shares of the Series G redeemable convertible preferred stock and 106,802 shares of the Series H redeemable convertible preferred stock will be issued to affiliates of ARL. In the event that each stockholder of TCI and IOT, other than persons or entities affiliated with ARL, elects to receive shares of the Series G redeemable convertible preferred stock or the Series H redeemable convertible preferred stock, respectively, persons not affiliated with ARL will hold approximately 2,853,080 shares of Series G redeemable convertible preferred stock and 576,480 shares of Series H redeemable convertible preferred stock, representing approximately 70.9% and 84.4% of all issued and outstanding shares of the Series G redeemable convertible preferred stock and the Series H redeemable convertible preferred stock, respectively. In the event all stockholders of TCI and IOT elect to receive cash in exchange for their shares of TCI and IOT common stock (other than affiliates of ARL who must take preferred stock) the maximum cash consideration payable in the aggregate to the TCI and IOT stockholders would be $49,928,900 and $10,953,120, respectively.




         The shares of common stock of ARL and TCI are traded on the New York Stock Exchange under the symbols "ARL" and "TCI", respectively. The shares of common stock of IOT are traded on the American Stock Exchange under the symbol "IOT". On _____, 2002, the average of the high and low price for the common stock of ARL, TCI and IOT was $____, $_____ and $____, respectively.


SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 31 FOR A DISCUSSION OF CERTAIN FACTORS YOU SHOULD CONSIDER WHEN DECIDING HOW TO VOTE.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE PREFERRED STOCK OR COMMON STOCK TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT AND PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT AND PROSPECTUS IS TRUTHFUL OR INCOMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This joint proxy statement and prospectus is dated ___________, 2002, and is first being mailed to stockholders on or about _____________, 2002.

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF
                         AMERICAN REALTY INVESTORS, INC.
                    TO BE HELD __________, 2002 AT 2:00 P.M.


To Our Stockholders:


         You are invited to attend the special meeting of stockholders of American Realty Investors, Inc. ("ARL"). The meeting will be held at 1800 Valley View Lane, Suite 300, Dallas, Texas on ________, 2002 at 2:00 p.m. local time. At the special meeting, ARL's stockholders will be asked to consider and vote upon:


         o A PROPOSAL TO APPROVE THE TCI MERGER WHEREBY ARL WILL ACQUIRE ALL OF THE OUTSTANDING COMMON STOCK OF TRANSCONTINENTAL REALTY INVESTORS, INC. ("TCI") THROUGH THE MERGER OF A RECENTLY FORMED WHOLLY-OWNED SUBSIDIARY OF ARL WITH AND INTO TCI;

         o A PROPOSAL TO APPROVE THE IOT MERGER WHEREBY ARL WILL ACQUIRE ALL OF THE OUTSTANDING COMMON STOCK OF INCOME OPPORTUNITY REALTY INVESTORS, INC. ("IOT") THROUGH THE MERGER OF A RECENTLY FORMED WHOLLY-OWNED SUBSIDIARY OF ARL WITH AND INTO IOT; AND

         o ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE FOR THE MERGERS DESCRIBED ABOVE.


         Only holders of record of ARL's common stock at the close of business on June 4, 2002, the record date, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. None of the stockholders are entitled to dissenters' or appraisal rights in connection with the mergers.

         Your vote is important. Whether or not you plan to attend the special meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may also submit a proxy by telephone by calling 1-800-PROXIES or over the Internet by accessing www.voteproxy.com. For stockholders who wish to vote telephonically, after entering your control number, you will hear the name of the company and will be offered the option to vote for all of the recommendations or to vote on each proposal individually. Proposals are referred to by proposal number (as shown on the proxy card). For stockholders who vote via the Internet, after entering your control number, you will be offered the option to vote for all of the recommendations or to vote on each proposal individually. The text of each proposal is displayed exactly as it appears on the proxy card. After the voting process is completed, you will be shown how you have voted and given the opportunity to change your vote. Prior to ending the session, you will be asked if you wish to vote on another proxy. If yes, the process will be repeated for the next control number entered.

         If you attend the special meeting, you may revoke your proxy and vote in person if you wish to do so. However, if you hold your shares in a brokerage account, you cannot vote in person at the special meeting. If you have instructed your broker to vote your shares, you must follow your broker's instructions regarding how to change your vote.


                                    By Order of the Board of Directors of
                                    AMERICAN REALTY INVESTORS, INC.

                                    /s/ Robert A. Waldman
                                    -------------------------------------------
                                    Robert A. Waldman, Senior Vice President,
                                    General Counsel and Secretary
                                    American Realty Investors, Inc.


Dallas, Texas
__________, 2002

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF
                     TRANSCONTINENTAL REALTY INVESTORS, INC.
                   TO BE HELD ____________, 2002 AT 3:00 P.M.


To Our Stockholders:


         You are invited to attend the special meeting of stockholders of Transcontinental Realty Investors, Inc. ("TCI"). The meeting will be held at 1800 Valley View Lane, Suite 300, Dallas, Texas on ____________, 2002 at 3:00 p.m. local time. At the special meeting, TCI's stockholders will be asked to consider and vote upon:


         o A PROPOSAL TO APPROVE THE TCI MERGER WHEREBY AMERICAN REALTY INVESTORS, INC., ("ARL") WILL ACQUIRE ALL OF THE OUTSTANDING COMMON STOCK OF TCI THROUGH THE MERGER OF A RECENTLY FORMED WHOLLY-OWNED SUBSIDIARY OF ARL WITH AND INTO TCI; AND

         o ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

         After careful consideration, the board of directors of TCI have determined that the terms of the proposed TCI merger are fair to and in the best interests of TCI's stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE FOR THE MERGER AND OTHER MATTERS DESCRIBED ABOVE.


         Only holders of record of TCI's common stock at the close of business on June 4, 2002, the record date, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. None of the stockholders are entitled to dissenters' or appraisal rights in connection with the merger.

         Your vote is important. Whether or not you plan to attend the special meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may also submit a proxy by telephone by calling 1-800-PROXIES or over the Internet by accessing www.voteproxy.com. For stockholders who wish to vote telephonically, after entering your control number, you will hear the name of the company and will be offered the option to vote for all of the recommendations or to vote on each proposal individually. Proposals are referred to by proposal number (as shown on the proxy card). For stockholders who vote via the Internet, after entering your control number, you will be offered the option to vote for all of the recommendations or to vote on each proposal individually. The text of each proposal is displayed exactly as it appears on the proxy card. After the voting process is completed, you will be shown how you have voted and given the opportunity to change your vote. Prior to ending the session, you will be asked if you wish to vote on another proxy. If yes, the process will be repeated for the next control number entered.

         If you attend the special meeting, you may revoke your proxy and vote in person if you wish to do so. However, if you hold your shares in a brokerage account, you cannot vote in person at the special meeting. If you have instructed your broker to vote your shares, you must follow your broker's instructions regarding how to change your vote.


                                    By Order of the Board of Directors of
                                    TRANSCONTINENTAL REALTY INVESTORS, INC.


                                    /s/ Robert A. Waldman
                                    --------------------------------------------
                                    Robert A. Waldman, Senior Vice President,
                                    General Counsel and Secretary
                                    Transcontinental Realty Investors, Inc.


Dallas, Texas
____________, 2002

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF
                    INCOME OPPORTUNITY REALTY INVESTORS, INC.
                   TO BE HELD _____________, 2002 AT 4:00 P.M.


To Our Stockholders:


         You are invited to attend the special meeting of stockholders of Income Opportunity Realty Investors, Inc. ("IOT"). The meeting will be held at 1800 Valley View Lane, Suite 300, Dallas, Texas on _____________, 2002 at 4:00 p.m. local time. At the special meeting, IOT's stockholders will be asked to consider and vote upon:


         o A PROPOSAL TO APPROVE THE IOT MERGER WHEREBY AMERICAN REALTY INVESTORS, INC. ("ARL"), WILL ACQUIRE ALL OF THE OUTSTANDING COMMON STOCK OF IOT THROUGH THE MERGER OF A RECENTLY FORMED WHOLLY-OWNED SUBSIDIARY OF ARL WITH AND INTO IOT; AND

         o ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

         After careful consideration, the board of directors of IOT have determined that the terms of the proposed IOT merger are fair to and in the best interests of IOT's stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE FOR THE MERGER AND OTHER MATTERS DESCRIBED ABOVE.


         Only holders of record of IOT's common stock at the close of business on June 4, 2002, the record date, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. None of the stockholders are entitled to dissenters' or appraisal rights in connection with the merger.

         Your vote is important. Whether or not you plan to attend the special meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may also submit a proxy by telephone by calling 1-800-PROXIES or over the Internet by accessing www.voteproxy.com. For stockholders who wish to vote telephonically, after entering your control number, you will hear the name of the company and will be offered the option to vote for all of the recommendations or to vote on each proposal individually. Proposals are referred to by proposal number (as shown on the proxy card). For stockholders who vote via the Internet, after entering your control number, you will be offered the option to vote for all of the recommendations or to vote on each proposal individually. The text of each proposal is displayed exactly as it appears on the proxy card. After the voting process is completed, you will be shown how you have voted and given the opportunity to change your vote. Prior to ending the session, you will be asked if you wish to vote on another proxy. If yes, the process will be repeated for the next control number entered.

         If you attend the special meeting, you may revoke your proxy and vote in person if you wish to do so. However, if you hold your shares in a brokerage account, you cannot vote in person at the special meeting. If you have instructed your broker to vote your shares, you must follow your broker's instructions regarding how to change your vote.


                                     By Order of the Board of Directors of
                                     INCOME OPPORTUNITY REALTY INVESTORS, INC.


                                     /s/ Robert A. Waldman
                                     ----------------------------------------
                                     Robert A. Waldman, Senior Vice President,
                                     General Counsel and Secretary
                                     Income Opportunity Realty Investors, Inc.


Dallas, Texas
_____________, 2002

                                TABLE OF CONTENTS


                                                                            PAGE
Summary.......................................................................1
Forward Looking Statements...................................................30
Risk Factors.................................................................31
The Special Meetings.........................................................41
Special Factors..............................................................47
Interests of Directors and Officers of ARL, TCI and IOT in the Business
  Combination................................................................85
The Plans of Merger..........................................................86
Comparison of Ownership of Shares............................................91
The Advisor - BCM...........................................................105
Certain Relationships and Related Transactions of BCM, ARL, TCI and IOT.....112
Certain Information Regarding TCI Common Stock and IOT Common Stock.........122
Information About ARL.......................................................125
   Business of ARL..........................................................125
   Properties of ARL........................................................131
   Legal Proceedings........................................................148
   Selected Financial Data of ARL...........................................149
   Management's Discussion and Analysis of Financial Condition and Results
   of Operations of ARL.....................................................151
   Quantitative and Qualitative Disclosures about Market Risks of ARL.......169
   Management of ARL........................................................171
   Directors and Executive Officers.........................................171
   Security Ownership of Certain Beneficial Owners and Management of ARL....173
   Description of the Capital Stock of ARL..................................176
Information About TCI.......................................................193
   Business of TCI..........................................................193
   Properties of TCI........................................................197
   Legal Proceedings........................................................213
   Selected Financial Data of TCI...........................................215
   Management's Discussion and Analysis of Financial Condition and Results
   of Operations of TCI.....................................................216
   Quantitative and Qualitative Disclosures Regarding Market Risk of TCI....225
   Management of TCI........................................................227
   Directors and Executive Officers of TCI..................................227
   Executive Compensation of TCI............................................228
   Security Ownership of Certain Beneficial Owners and Management of TCI....230
Information About IOT.......................................................233
   Business of IOT..........................................................233
   Properties of IOT........................................................236
   Legal Proceedings of IOT.................................................243
   Selected Financial Data of IOT...........................................245
   Management's Discussion and Analysis of Financial Condition and Results
   of Operations of IOT.....................................................246
   Quantitative and Qualitative Disclosures Regarding Market Risk of IOT....252

   Management of IOT........................................................254
   Directors and Executive Officers.........................................254
   Executive Compensation...................................................255
   Security Ownership of Certain Beneficial Owners and Management of IOT....256
Securityholder Proposals....................................................259
Legal Matters...............................................................259
Experts.....................................................................259
Where You Can Find More Information.........................................259
Glossary of Terms...........................................................261

Pro Forma Financial Statements..............................................P-1
Financial Statements:.......................................................F-1
Appendices:
Agreement and Plan of Merger (TCI Merger)...........................Appendix A
Agreement and Plan of Merger (IOT Merger)...........................Appendix B
Certificate of Designation of the Series G redeemable
  convertible preferred stock ......................................Appendix C
Certificate of Designation of the Series H redeemable convertible preferred stock ..................................................Appendix D
Houlihan Lokey Howard & Zukin Financial Advisors, Inc. Fairness Opinion
  Concerning TCI....................................................Appendix E
Houlihan Lokey Howard & Zukin Financial Advisors, Inc. Fairness Opinion
  Concerning IOT....................................................Appendix F

                      JOINT PROXY STATEMENT AND PROSPECTUS

         This joint proxy statement and prospectus is being used to solicit votes with respect to stockholder meetings for each of American Realty Investors, Inc., Transcontinental Realty Investors, Inc. and Income Opportunity Realty Investors, Inc. called to approve a proposed business combination of those companies. "We", "us" and "our" as used in this joint proxy statement and prospectus means American Realty Investors, Inc., Transcontinental Realty Investors, Inc. and Income Opportunity Realty Investors, Inc.

                                     SUMMARY

         This summary highlights material information from this joint proxy statement and prospectus and may not contain all information that is important to you. You should read carefully this entire joint proxy statement and prospectus and the documents to which we have referred you. The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this joint proxy statement and prospectus.

                                    OVERVIEW

         As part of this joint proxy statement and prospectus, three public companies, American Realty Investors, Inc. ("ARL"), Transcontinental Realty Investors, Inc. ("TCI") and Income Opportunity Realty Investors, Inc. ("IOT"), are seeking stockholder approval of two proposed mergers whereby TCI and IOT will become subsidiaries of ARL. Together, these mergers are often referred to as the "business combination." The business combination is the result of a court approved settlement that is described below under "The Olive Settlement."

THE PARTIES

         The material parties that are discussed throughout this joint proxy statement and prospectus statement include the following:

      AMERICAN REALTY INVESTORS, INC. ("ARL") is a publicly traded Nevada corporation engaged primarily in the business of owning and operating a portfolio of real estate and financing real estate and real estate activities through investments in mortgage loans. ARL holds a diverse portfolio of equity real estate located across the United States, including office buildings, apartments, hotels, shopping centers and developed and undeveloped land. The day-to-day operations of ARL are managed by Basic Capital Management, Inc. ("BCM"), a contractual advisor, under the supervision of ARL's board of directors.

      TRANSCONTINENTAL REALTY INVESTORS, INC. ("TCI") is a publicly traded Nevada corporation engaged primarily in the business of owning and operating a portfolio of real estate and financing real estate and real estate activities through investments in mortgage loans similar to ARL. The day-to-day operations of TCI are performed by BCM, a contractual advisor, under the supervision of TCI's board of directors. As of the third quarter of 2000, TCI no longer met the requirements for tax treatment as a real estate investment trust, or REIT, and cannot qualify for REIT status for at least five years.

      INCOME OPPORTUNITY REALTY INVESTORS, INC. ("IOT") is a publicly traded Nevada corporation primarily engaged in the business of owning and operating a portfolio of real estate and financing real estate and real estate activities through investments in mortgage loans. IOT is a REIT. The day-to-day operations of IOT are performed by BCM, a contractual advisor, under the supervision of IOT's board of directors.

      BASIC CAPITAL MANAGEMENT, INC. ("BCM") is a contractual advisor that is responsible for managing the affairs of ARL, TCI and IOT and for advising the respective boards on setting the policies which guide ARL, TCI and IOT. The day-to-day operations of ARL, TCI and IOT are performed by BCM under the supervision of each respective board. Among other things, BCM locates, investigates, evaluates and recommends real estate and mortgage loan investments and sales opportunities, as well as financing and refinancing sources. BCM also serves as a consultant to ARL's, TCI's and IOT's boards of directors in connection with the business plan and investment policy decisions made by each board.

      GENE E. PHILLIPS ("MR. PHILLIPS") serves as the representative of a trust for the benefit of his children that indirectly owns BCM. As representative of the trust, Mr. Phillips has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services for ARL, TCI and IOT. Mr. Phillips does not own any stock of ARL, TCI or IOT.

         ARL, TCI, IOT and BCM have substantially the same management and have ownership affiliations as seen in the chart below.


                  ARL                                       TCI                                        IOT
Out of 11,375,127 shares of ARL common   Out of 8,042,594 shares of TCI common      Out of 1,438,945 shares of IOT common
stock outstanding as of March 31, 2002:  stock outstanding as of March 31, 2002:    stock outstanding as of March 31, 2002:

   o   BCM owns 6,269,344 (55.1%)            o    ARL indirectly owns 3,994,300          o    ARL indirectly owns 409,935
   o   TCI owns 746,972 (6.6%)                    (49.7%)                                     (28.5%)
   o   Non-affiliates own 2,649,350          o    BCM owns 1,166,947 (14.5%)             o    BCM owns 106,802 (7.4%)
       (23.3%)                               o    Non-affiliates own 2,854,827           o    TCI owns 345,728 (24.0%)
                                                  (35.5%)                                o    Non-affiliates own 576,480
                                                                                              (40.06%)


         The principal operating offices of each of ARL, TCI, IOT and BCM are located at 1800 Valley View Lane, Suite 300, Dallas, Texas 75234. The telephone number for each corporation is 469-522-4200.

                              THE OLIVE SETTLEMENT

         The business combination being proposed results from a court approved settlement of a lawsuit styled Jack Olive, et. al. v. National Income Realty Trust, et al, Case No. C89 4331 MHP pending in the United States District Court for the Northern District of California (the "Olive Litigation"). The claims in the Olive Litigation related to the operation and management of TCI and IOT. Defendants in the lawsuit included, among others, American Realty Trust, Inc. (a subsidiary of ARL, "ART"), TCI, IOT, BCM and Mr. Phillips.

         TCI and IOT are parties to a 1990 settlement of litigation known as the Olive Settlement. The Olive Settlement is a settlement of a federal class and derivative action lawsuit commenced in 1989. The action alleged that the boards of directors of TCI and IOT had breached the governing documents of the companies in 1989 by appointing a new advisor for the companies. It also alleged a breach of trust and a breach of fiduciary duty owed by the board members to each company by retaining BCM as the advisor to each company without stockholder approval. The lawsuit sought the removal of the board members and the appointment of an interim receiver pending the election of a new board. A Stipulation of Settlement was entered into in February 1990. The 1990 Stipulation of Settlement required (i) cash distributions to be made to stockholders over the next twelve months, (ii) the addition of three new independent board members to the board of each company; and (iii) the establishment of special board committees to review certain related party transactions. The original settlement was modified in 1995 and the modification was amended in 1997. Periodically, since 1990, designated Settlement Counsel, George Donaldson, has challenged the compliance of the parties under the Olive Settlement, the modification and the amendment and has unsuccessfully sought to remove BCM from its advisory position to TCI, IOT and other entities. Settlement Counsel also sought to, from time to time, remove some or all of the directors of TCI, IOT and other entities.

         The most recent disputes arise from Settlement Counsel's allegations that the boards of TCI and IOT had breached the modification to the Stipulation of Settlement. In 1999, Settlement Counsel alleged that the boards had failed to comply with the requirement that a management/compensation consultant be engaged to review the contracts with BCM and its affiliates. In July 2000, Settlement Counsel alleged that the board of TCI had breached a settlement provision by authorizing TCI to make a $3 million loan to BCM and a $9 million loan to ART. In October 2000, Settlement Counsel alleged that the board of IOT had breached a settlement provision by authorizing IOT to enter into a stock option agreement to purchase shares of TCI from a third party. Settlement Counsel requested that the TCI and IOT advisory contracts with BCM be terminated, that the board members be removed and that a receiver be appointed to operate TCI and IOT.

         The boards of directors of TCI and IOT denied the allegations and believe there has been no breach of any of the settlement provisions. Although there have been several status conferences concerning these matters, there has been no court order or action resolving or affirming the allegations of breaches of the settlement.

         The parties to the Olive Litigation acknowledged that further and substantial expense and time would be necessary to litigate the matters raised by the pending requests made by Settlement Counsel that the court exercise its retained jurisdiction over the parties' prior settlement agreements. Thus, in order to finally put an end to the Olive Litigation and to avoid the anticipated expense, inconvenience, distraction, and risk of further legal proceedings, the parties concluded that it was desirable to compromise, settle and discharge all claims arising from such matters while at the same time devising a mechanism to enable all stockholders of TCI and IOT to convert their common stock in TCI or IOT into cash or, if they affirmatively elected, preferred stock of ARL.

         To that end, after arm's length negotiations, TCI, IOT and ARL, as the parent corporation of ART, entered into the Second Amendment to the Modification of Stipulation of Settlement

(the "Settlement Agreement"), dated October 17, 2001. Following notice to all stockholders of TCI and IOT, the Settlement Agreement obtained final approval of the Court on February 12, 2002. The Settlement Agreement provides that if the stockholders so approve, TCI and IOT will become subsidiaries of ARL through the mechanism of freeze-out mergers. As part of the mergers, stockholders (other than Mr. Phillips, BCM, ARL and ART (collectively the "Affiliated Entities") or their affiliates) are to receive $19 per share in cash for IOT common stock or $17.50 per share in cash for TCI common stock, which amounts shall be reduced by any dividends paid after January 2, 2002 on the TCI or IOT common stock, respectively. In the mergers, the stockholders of TCI and IOT not affiliated with the Affiliated Entities have the opportunity (but no obligation) to affirmatively elect to receive shares of preferred stock of ARL having a liquidation value of $21.50 per share in exchange for IOT common stock or $20 per share in exchange for TCI common stock, which amounts shall be reduced by any dividends paid after January 2, 2002 on the TCI or IOT common stock, respectively. In the mergers, the Affiliated Entities will receive shares of the ARL preferred stock for the shares of common stock of TCI and IOT held by them, provided, however, that shares of TCI and IOT common stock held by ARL and its subsidiaries will be cancelled. The purchase prices and liquidation values have been established under the Settlement Agreement. The cash consideration to be paid to the nonaffiliated TCI and IOT stockholders is to be guaranteed by and becomes an obligation of the Affiliated Entities. The mergers are to occur only after the satisfaction of certain conditions, including the approval of each merger by a majority of the shares held by the nonaffiliated TCI and IOT stockholders, as applicable, who vote by in person or by proxy at meetings of stockholders called for that purpose. The ARL board of directors has determined that it will not enter into the TCI and IOT mergers until, in each case, sufficient cash is available to ARL, either from its own resources or from TCI or IOT immediately after the mergers, to pay the cash merger consideration due as a result of the mergers.

         In order to proceed with the mergers under the Settlement Agreement, the Affiliated Entities have been required to perform certain matters which are described in this joint proxy statement and prospectus, including filing of materials with the Securities and Exchange Commission ("SEC") and completion of that process prior to March 31, 2002. The other requirements were:

         o obtaining a fairness opinion from a reputable investment banking firm that the consideration to be paid to the nonaffiliated TCI and IOT stockholders in each merger (or the tender offers described below) is fair from a financial point of view, and

         o placement of a $1,000,000 deposit in escrow to cover the costs and fees necessary to compel the payment of any liquidated damages.

         If the SEC review process of this joint proxy statement and prospectus was not completed by March 31, 2002, unless extended by the consent of Settlement Counsel, the Affiliated Entities would be in default under the Settlement Agreement and liable for liquidated damages equal to $5 for each share of TCI and IOT common stock. The Affiliated Entities may cure that default by filing tender offers for all of the shares of IOT and TCI stock held by nonaffiliated stockholders, with respect to the cash option, at a cash price equal to or better than the amount specified under the mergers ($19 per share for IOT common stock, and $17.50 per share for TCI common stock). If the tender offers are substantially completed within 120 days following the making of such tender offers, the Affiliated Entities will be deemed to have fully complied with the Settlement Agreement.

         Although the SEC review process was not completed by March 31, 2002, ARL has requested an extension of that date from Settlement Counsel in order to allow additional time to complete the comment process on the joint proxy statement and prospectus. Although Settlement Counsel has not provided a written agreement to extend that date at this time, he has not refused to do so and has not alleged a default. ARL believes that there will be no problem with the extension as long as a good faith effort is made to complete this process as soon as possible.

         Under the Settlement Agreement, except to the extent necessary to obtain the requisite quorum of any vote of stockholders in connection with the mergers, the Affiliated Entities and TCI and IOT will not engage in any solicitation activity directed at the nonaffiliated stockholders in any manner which would have the effect of causing a nonaffiliated stockholder to accept preferred stock rather than cash.

              QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION


1. Q:    WHAT IS BEING PROPOSED?  (SEE PAGE 85)


         A: Two separate mergers are being proposed as the result of the Settlement Agreement. In each merger, a newly formed subsidiary of ARL would be merged with and into TCI or IOT, as the case may be, and TCI and IOT would become a subsidiary of ARL. The two mergers are not dependent upon each other, and if the stockholders of one company do not approve their merger, only the approved merger will be consummated.


2. Q:    WHAT WILL I RECEIVE IN THE MERGER? (SEE PAGES 85 TO 86)


         A: Each share of TCI and IOT common stock will be converted into $17.50 and $19.00 in cash, respectively, (less the amount of any dividends paid after January 2, 2002) or, at the affirmative election of the TCI or IOT stockholder, one share of ARL 10% Series G cumulative convertible preferred stock (the "Series G redeemable convertible preferred stock") or one share of the ARL 10% Series H cumulative convertible preferred stock (the "Series H redeemable convertible preferred stock"), respectively. Outstanding shares of TCI and IOT common stock held by ARL or its subsidiaries will be cancelled and shares of TCI and IOT common stock held by BCM and other affiliates of ARL will be exchanged for shares of Series G and Series H redeemable convertible preferred stock, respectively. If all of the holders of the TCI and IOT common stock other than BCM and other affiliates of ARL elect to convert their shares of TCI common stock to Series G redeemable convertible preferred stock, they will own approximately 70.9% of the issued and outstanding shares of the Series G redeemable convertible preferred stock. BCM and other affiliates of ARL would own the remaining shares of Series G redeemable convertible preferred stock. If all of the holders of IOT common stock other than BCM and other affiliates of ARL elect to convert their shares to Series H redeemable convertible preferred stock, they would own approximately 84.4% of the issued and outstanding shares of the Series H redeemable convertible preferred stock. BCM and other affiliates of ARL would own the remaining shares of Series H redeemable convertible preferred stock.

         ARL will apply to list the Series G and Series H redeemable convertible preferred stock, and the shares of ARL common stock issuable upon conversion of the Series G and Series H redeemable convertible preferred stock on the New York Stock Exchange ("NYSE"), however, the NYSE may not accept the shares for listing.


         The cash price per share to be paid by ARL was determined in connection with the settlement of a derivative lawsuit, the Olive Litigation, which has been approved by a federal court. The cash prices were negotiated between and agreed to by ARL and by George Donaldson, the Settlement Counsel representing the interests of the nonaffiliated stockholders of TCI and IOT. In the course of considering and negotiating the terms of settlement, Settlement Counsel considered the net asset values of TCI and IOT, the book value of TCI and IOT on a per share basis and the historical trading prices of the common stock of TCI and IOT. The cash prices to be received by TCI and IOT stockholders are less than the calculated book value per common share at March 31, 2002, which were $26.78 and $28.00, respectively. See "Comparative per Share Information." The exchange ratio of one share of ARL preferred stock for each one share of TCI or IOT common stock was determined in connection with the settlement of the Olive Litigation. The liquidation value for each series of ARL preferred stock also was determined in the litigation settlement. The liquidation value of each series of ARL preferred was set at an amount higher than the respective cash prices being offered for each TCI or IOT share which will provide a stockholder with a higher cash return upon redemption of the ARL preferred stock.

         The conversion ratio for converting the Series G and Series H redeemable convertible preferred stock into ARL common stock was determined by and between ARL and Houlihan Lokey, the independent investment advisor to TCI and IOT, who has opined that the proposed transaction is fair from a financial point of view to the nonaffiliated stockholders of TCI and IOT.


3. Q: WHAT ARE THE MATERIAL TERMS OF THE TCI MERGER AND THE IOT MERGER? (SEE PAGES 85 TO 89)


         A: Copies of the forms of agreements and plans of merger that have been approved by each board of directors as applicable are attached as APPENDIX A and APPENDIX B to this joint proxy statement and prospectus.

         Although the ARL, TCI and IOT boards of directors have approved the terms of the merger agreements, the merger agreements will not be executed until after the stockholders approve the mergers and other conditions precedent thereto are met. Additionally, ARL has determined not to enter into the merger agreements unless it has sufficient cash available to it to pay the cash merger consideration.

         CONDITIONS OF THE MERGERS. Completion of the mergers is dependent upon the fulfillment of a number of conditions, including the following material conditions:

         o        all necessary consents from third parties having been obtained

         o no restraining order, injunction, order or decree of any court having been issued

         o the filing by the parties of all documents and instruments required to be filed with governmental entities

         o no action having been taken by any state or federal government or agency which would prevent the merger or impose material conditions on the merger

         o although not part of the merger agreements, ARL has determined not to enter into the merger agreements unless it has sufficient cash available to it, either from its own resources or from TCI or IOT immediately after the mergers, to pay the cash merger consideration

         The merger agreements may be terminated by one or more parties at any time prior to the effective time of the mergers if the following events occur:

         o        mutual written consent

         o        the merger is prohibited by law or a court order

         o the other party materially breaches any representation, covenant or agreement in the merger agreement and the breach has not been remedied within twenty days after written notice

         o by the other party if the other board of directors withdraws or modifies its approval or recommendation of the merger agreement in any manner materially adverse to the other party


4. Q: WHAT ARE THE TERMS OF THE SERIES G AND SERIES H REDEEMABLE CONVERTIBLE PREFERRED STOCK? (SEE PAGES 180-183)


         A: The Series G and Series H preferred shares are both convertible and redeemable. During a 75 day period commencing on the 15th day after ARL publicly files its first Form 10-Q with the SEC following the consummation of the TCI merger and the IOT merger, the Series G and Series H redeemable convertible preferred stock may be converted at the option of the holder into 2.5 and 2.25 shares of ARL common stock, respectively. The liquidation value of the Series G and Series H redeemable convertible preferred stock shall be reduced by any dividends paid on the TCI and IOT common stock, respectively, after January 2, 2002 and prior to conversion. Beginning 45 days after ARL files its first Form 10-Q following the consummation of the TCI and/or IOT mergers, ARL may provide notice of and thereafter redeem the Series G and Series H redeemable convertible preferred stock upon payment of the liquidation value of $20.00 and $21.50 per share, respectively. ARL may redeem any or all of the Series G and Series H redeemable convertible preferred stock upon payment of the liquidation value plus all accrued and unpaid dividends by giving the holder thereof not less than 45 days nor more than 60 days notice thereof prior to the date on which ARL desires such shares redeemed. The Series G and Series H redeemable convertible preferred stock receive a liquidation preference of $20.00 and $21.50, respectively, less dividends declared and paid after January 2, 2002 upon any liquidation, dissolution or winding up of ARL before any distribution or payment to the ARL common stock holders. No such preference is available for the TCI or IOT common stock.

         The holders of Series G and Series H redeemable convertible preferred stock do not vote for the election of directors or on any matter except: (i) as otherwise provided by law, (ii) with respect to an amendment to ARL's articles of incorporation or bylaws that would materially alter or change the existing terms of the Series G and Series H redeemable convertible preferred stock, respectively, (iii) as to the Series G redeemable convertible preferred stock, at any time or times for the election of two directors when all or any portion of the dividends on the Series G redeemable convertible preferred stock for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid; and (iv) as to the Series H redeemable convertible preferred stock, at any time or times for the election of two directors when all or any portion of the dividends on the Series H redeemable convertible preferred stock for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid. In the event of (iii) above, the number of directors constituting the board of directors of ARL shall be increased by two and the holders of Series G redeemable convertible preferred stock, voting separately as a class, shall be entitled to elect two directors to fill the newly created directorships with each holder being entitled to one vote in the election for each share of Series G redeemable convertible preferred stock held. In the event of (iv) above, the number of directors constituting the board of directors of ARL shall be increased by two and the holders of Series H redeemable convertible preferred stock, voting separately as a class, shall be entitled to elect two directors to fill the newly created directorships with each holder being entitled to one vote in the election for each share of Series H redeemable convertible preferred stock held.

         In addition to the conversion and redemption features and the voting rights set forth above, there are other differences between the Series G and H redeemable convertible preferred stock and the TCI common stock and IOT common stock, respectively. For a description of additional differences see "Comparison of Ownership of Shares." The full text of the description of the Series G and Series H redeemable convertible preferred stock is set forth in Appendix C and D, respectively.


5. Q: WHAT IS THE INTENDED ACCOUNTING TREATMENT OF THE TCI MERGER AND IOT MERGER? (SEE PAGE 88)



         A: ARL will account for the mergers under the purchase method of accounting. At March 31, 2001, the total value of TCI assets and liabilities was $720,198,000 and $498,160,000, respectively. No goodwill is acquired or generated through the business combination. Likewise, the total value of IOT assets and liabilities was $91,833,000 and $35,222,000, respectively and no goodwill is acquired or generated through the business combination.

6. Q: WILL I RECOGNIZE INCOME TAX GAIN OR LOSS IN THE TCI MERGER OR IOT MERGER? (SEE PAGES 80-82)


         A: The mergers involve numerous federal income tax consequences to you, depending in part on whether you are a common stockholder of TCI or IOT.

         Each merger will be a taxable event for United States federal income tax purposes. The TCI and IOT stockholders who do not affirmatively elect to receive preferred stock in the mergers will recognize gain or loss equal to the difference between (i) the amount of cash they receive in connection with the merger and (ii) their tax basis in their stock of TCI common stock or IOT common stock, as the case may be. The TCI and IOT stockholders who affirmatively elect to receive preferred stock in connection with the mergers will recognize gain or loss equal to the difference between (i) the fair market value of the shares of preferred stock received in the merger and (ii) their tax basis in their shares of TCI common stock or IOT common stock, as the case may be. The mergers will not be a taxable event to the ARL stockholders. Each stockholder receiving preferred stock in the mergers will be responsible for reporting the fair market value of the shares on its tax return. Assuming that the preferred stock is not listed on the NYSE or another exchange at the date of the closing of the mergers, it is unlikely that a stockholder receiving preferred stock could establish that the fair market value of the shares was less than the cash that the stockholder could have received. We will not obtain an opinion as to the fair market value of the shares at the date of closing.


         We urge you to carefully read the complete explanation of the tax consequences of the mergers beginning on page 82.

         TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGERS TO STOCKHOLDERS WILL DEPEND UPON THE FACTS OF EACH INDIVIDUAL'S SITUATION. WE URGE YOU TO CONSULT YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE MERGER'S TAX CONSEQUENCES TO YOU.


7. Q:    ARE THERE RISKS INVOLVED IN THE MERGERS? (SEE PAGES 29 TO 39)


         A: Yes. In considering whether or not to vote in favor of your merger, ARL, TCI and IOT stockholders should carefully consider all of the information set forth in this joint proxy statement and prospectus and, in particular, should evaluate the factors set forth under the caption "Risk Factors" herein. These factors include, among other things:

                          RISKS RELATED TO THE MERGERS

         o        Substantial amounts of cash are required for the mergers

         o        Substantial property sales or loans are necessary

         o        Lender consents may be necessary to complete the mergers

         o        The mergers are separate transactions

         o        A tender offer may be made in order to avoid a penalty

                    RISKS RELATED TO THE ARL PREFERRED STOCK

         o The value of the ARL preferred stock is uncertain; ARL may not have sufficient cash to pay the dividend contemplated on the ARL preferred stock

         o The Series G and Series H redeemable convertible preferred stock have limited voting rights

         o Affiliates of ARL may hold a majority of the Series G and Series H redeemable convertible preferred stock after the mergers are completed

                     RISKS RELATED TO THE COMBINED BUSINESS

         o ARL will need to sell property and borrow money to meet its liquidity needs

         o        ARL will have substantial debt after the mergers

         o BCM and its affiliates own or control more than a majority of the voting securities of each of ARL, TCI and IOT, and will own more than a majority of the voting securities of ARL after the mergers

         o Management of ARL, TCI and IOT are subject to conflicts of interest because most members of management of BCM and ARL are also members of management of TCI and IOT

         o Real estate investments are subject to varying degrees of risks and are relatively illiquid

         o Developing and managing real estate assets is a highly competitive business

         o A substantial portion of assets of the combined business of ARL, TCI and IOT will consist of real estate and mortgage notes receivable secured by income producing real estate located in the Midwest, Northeast and Southwest regions of the United States

         o The real estate assets of the combined business of ARL, TCI and IOT will be subject to industry-specific operating risks, any or all of which may adversely affect the results of the operations of the combined business


8. Q: ARE THERE ADVERSE CONSEQUENCES OR NEGATIVE FACTORS ASSOCIATED WITH THE MERGERS? (SEE PAGES 55 TO 56 AND 58 TO 59)


         A: Yes. In addition to the risks involved in the mergers discussed above, the mergers involve other adverse consequences and negative factors, including the following:

         o Following the mergers, the non-affiliated stockholders of IOT and TCI who receive cash for their shares will cease to participate in any future earnings and growth of either IOT or TCI

         o The mergers will result in a taxable transaction for the stockholders of IOT and TCI


         o Based upon the unaudited pro forma consolidated financial statements, the mergers would have resulted in earnings per share of ARL common stock ($1.12 at December 31, 2001) that are less than the historical earnings per share of TCI common stock ($2.32 at December 31, 2001), but more than the loss per share of IOT common stock (-$2.32 at December 31, 2001)

         o The December 31, 2001 book value per share of TCI common stock ($29.95) and IOT common stock ($24.48) exceeds the per share cash consideration offered to the non-affiliated stockholders of TCI ($17.50 per share) and IOT ($19.00 per share), respectively, pursuant to the mergers


         o As a result of the IOT merger, stockholders of IOT electing to receive shares of the preferred stock of ARL will no longer be holders of an equity interest in a REIT, which is required to distribute 95% of its net income in the form of dividends each year


9. Q:    HOW WILL THE BUSINESS COMBINATION BE FINANCED? (SEE PAGES 63 TO 67)


         A: The estimated cash requirements to pay the amounts to the nonaffiliated TCI and IOT stockholders if all elect to take the cash merger consideration and to pay all expenses (including prepayments of indebtedness) of the transactions is approximately $94,235,000. The actual amount required to purchase the TCI common stock and IOT common stock will depend on the number of stockholders who affirmatively elect to receive Series G and Series H redeemable convertible preferred stock. Consequently, the greater number of stockholders who affirmatively elect to receive Series G and Series H redeemable convertible preferred stock the less funds will be required to pay the cash merger consideration. ARL and TCI intend to first seek new loans, which they expect to be able to obtain from several lenders aggregating at least $37,718,438. ARL and TCI also have available a number of real property assets which, if necessary, should be able to be sold (or utilized as collateral for loans) to realize at least $86,943,135, which is based upon ARL's estimate of the sales price of the properties using the industry formula of net operating income multiplied by a standard market rate minus the sum of the debt, prepayment penalties, closing costs and fees payable to BCM. ARL expects to sell 15 properties and TCI expects to sell 18 properties consisting of apartments and office buildings. These sums total an estimated $86,943,135. If all such loans are entered into and all available properties are sold any remaining difference (presently estimated at $30,425,987) will be available to ARL for working capital purposes. ARL presently has no written commitments for any of the expected loans and has no written or oral contracts to sell any assets.


10. Q:   WILL I HAVE DISSENTERS' OR APPRAISAL RIGHTS IN THE MERGER? (SEE PAGE
         43)


         A: No.


11. Q: HAVE TCI AND IOT RECEIVED A FAVORABLE OPINION FROM THEIR FINANCIAL ADVISORS CONCERNING THE TCI MERGER AND IOT MERGER AS APPLICABLE? (SEE PAGES 67 TO 75)


         A: Yes. Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey"), has delivered its opinion to the board of TCI that, based upon the assumptions and analyses contained in its letter dated February 1, 2002, after allowing for the factors and assumptions stated in its opinion and as of that date, the consideration being offered to the TCI stockholders, other than ARL and its affiliates, in the merger is fair from a financial point of view.

         Houlihan Lokey has delivered its opinion to the board of IOT that, based upon the assumptions and analyses contained in its letter dated February 1, 2002, after allowing for the factors and assumptions stated in its opinion and as of that date, the consideration being offered to the IOT stockholders, other than ARL and its affiliates in the merger, is fair from a financial point of view.

         These opinions are attached as APPENDICES E and F. We encourage you to read these opinions.


12. Q: DO PERSONS INVOLVED IN THE MERGERS HAVE INTERESTS THAT DIFFER FROM MINE? (SEE PAGES 83 TO 84)


         A: Yes. In considering your board's recommendation that you vote for the merger, you should be aware that the determination of the boards of ARL, TCI and IOT to participate in the mergers may have been affected by conflicts of interest. In particular:

         The boards of directors of TCI and IOT are identical. Additionally, the executive officers of ARL, TCI, IOT and BCM are essentially the same persons. Each of the individuals, as a result of their multiple positions, owe fiduciary duties to the stockholders of all three of ARL, TCI and IOT. At times, they may be confronted by issues, including the mergers, that present them with potentially conflicting interests and obligations. Furthermore, in accordance with the advisory agreements that each of ARL, TCI and IOT have with BCM (as discussed under the heading "The Advisor"), BCM will receive a fee upon the sale, if any, of the properties that may be sold to fund the payment of the cash merger consideration. For the properties available for sale as of April 15, 2002, the amount of the fee is estimated to be $3,038,815. See "Special Factors
- Financing the Business Combination."

         It is currently expected that the officers and directors of ARL, TCI and IOT will remain the same after the business combination with the exception that the TCI and IOT board members shall become members of the ARL board. As a result of these business relationships, the directors and officers of ARL, TCI and IOT could be more likely to support or recommend the business combination, the agreements and plans of merger and related matters than might otherwise be the case. You should consider whether these interests may have influenced these directors and officers to support or recommend the business combination. The directors of ARL, TCI and IOT were aware of these interests and considered them in approving the mergers.

         None of the individual officers and directors of ARL, TCI, IOT and BCM will receive individual compensation, shares, forgiveness of debt, options, severance benefits, earn outs or other amounts that could be considered compensation related to the successful consummation of the business combination. Certain officers and directors of ARL, TCI and IOT that own shares of ARL common stock will be treated as affiliates and will receive shares of the ARL preferred stock in return for their TCI and IOT common stock.


13. Q: WHAT PERCENTAGE OF OUTSTANDING SHARES OF ARL, TCI AND IOT ARE HELD BY OFFICERS, DIRECTORS AND THEIR AFFILIATES? (SEE PAGES 42 TO 43)


         A: The directors, executive officers and the affiliates of the directors and executive officers of ARL beneficially own 61.7% of the outstanding shares of ARL voting with respect to the TCI and IOT mergers. After completion of the TCI and IOT mergers, the directors, executive officers and the affiliates of the directors and executive officers of ARL will beneficially own 70% of the outstanding shares of ARL, assuming the conversion of all shares of Series G and Series H redeemable convertible preferred stock, if any, received in the mergers.

         The directors, executive officers and the affiliates of the directors and executive officers of TCI (including ARL and its affiliates) own 64.5% of the outstanding shares of TCI voting with respect to the TCI merger. All outstanding shares of TCI common stock will be cancelled or exchanged upon completion of the TCI merger. The directors, executive officers and the affiliates of the directors and executive officers of TCI will, indirectly and directly, beneficially own 70.2% of the outstanding common stock of ARL after completion of the TCI mergers, assuming conversion of all shares of Series G redeemable convertible preferred stock received in the merger.

         The directors, executive officers and the affiliates of the directors and executive officers of IOT (including ARL, TCI and their affiliates) own 59.9% of the outstanding shares of IOT voting with respect to the IOT merger. All outstanding shares of IOT common stock will be cancelled or exchanged upon completion of the IOT merger. The directors and executive officers and affiliates of the directors and executive officers of IOT will, indirectly and directly, beneficially own 70.2% of the outstanding common stock of ARL after the completion of the IOT merger, assuming conversion of all shares of Series H redeemable convertible preferred stock received in the merger.

         BCM will own 64.9% of the outstanding common stock of ARL after completion of the TCI and IOT mergers, assuming conversion of all shares of Series G and Series H redeemable convertible preferred stock received in the mergers.

14. Q:   WHAT VOTE IS REQUIRED TO APPROVE MY MERGER? (SEE PAGES 42 to 43)


         A:  Approval of the TCI merger requires:

         o The affirmative vote of a majority of the votes cast at the TCI meeting

         o The affirmative vote of a majority of the votes cast by the holders of shares of TCI common stock voting at the TCI meeting not held by Mr. Phillips, BCM or ARL and their affiliates

         o The affirmative vote of a majority of the votes cast in favor of the TCI merger at the ARL meeting

         Approval of the IOT merger requires:

         o The affirmative vote of a majority of the votes cast at the IOT meeting

         o The affirmative vote of a majority of the votes cast by the holders of shares of IOT common stock voting at the IOT meeting not held by Mr. Phillips, BCM or ARL and their affiliates

         o The affirmative vote of a majority of the votes cast in favor of the IOT merger at the ARL meeting

         In the event the stockholders of either TCI or IOT approve their merger but the stockholders of the other company do not, the approved merger may be consummated, but the other one will not.

         ARL and its affiliates currently own 5,215,324 shares of TCI common stock representing approximately 64.5% of the outstanding TCI shares and 862,465 shares of IOT common stock representing approximately 59.9% of the outstanding IOT shares. Although ARL and its affiliates and TCI and IOT intend to vote their shares in favor of the mergers, the affirmative vote of a majority of the nonaffiliated shares is needed to authorize the merger.


15. Q: IF THE MERGERS ARE APPROVED AND I AFFIRMATIVELY ELECT TO RECEIVE SHARES OF THE ARL PREFERRED STOCK WILL THESE SHARES BE LISTED FOR TRADING? (SEE PAGE 27)


         A: ARL will apply to list the Series G and Series H redeemable convertible preferred stock, and the shares of ARL common stock issuable upon conversion of the Series G and Series H redeemable convertible preferred stock, on the NYSE. There can be, however, no assurance that the shares will be listed. The listing of the preferred and common shares for trading on the NYSE is not a condition to the respective obligations of TCI and IOT to consummate the mergers.


16. Q: DO THE BOARDS OF DIRECTORS OF ARL, TCI AND IOT RECOMMEND VOTING IN FAVOR OF THE TCI MERGER AND IOT MERGER AS APPLICABLE? (SEE PAGES 54 TO
         63)


         A: ARL. The ARL board of directors has approved the TCI merger agreement and the IOT merger agreement and unanimously recommends that its stockholders vote "for" the mergers. In reaching its decision to approve and recommend the mergers, the ARL board of directors considered, among other factors, the following:

         o The current and historical market prices of the TCI and IOT common stock relative to the historical market prices of the ARL common stock and relative to the merger consideration

         o The history of the negotiations leading to establishment of the merger consideration and the structure of the proposed transactions

         o The advice of TCI's and IOT's financial advisor that the consideration to be offered to the non-affiliated public stockholders of TCI and IOT was fair from a financial point of view

         o The fact that the cash merger consideration offered for the TCI common stock and the IOT common stock was less than the respective current book value of such stock

         o The view of the ARL board of directors that an increase in the size and diversity of ARL's portfolio would increase the development opportunities available to ARL

         o The view of the ARL board of directors that an increase in the size of ARL's business and real estate portfolio would increase ARL's financial flexibility

         o The expectation of the ARL board of directors that the cash to be paid as merger consideration could be raised in large part from sales of real estate held by TCI and IOT

         o The expectation of the ARL board of directors that the TCI and IOT mergers would not be consummated unless, in each case, sufficient cash was available to ARL to pay the cash merger consideration due as a result of the mergers

         o The terms of the merger agreements, including that there is no financing condition and each can be terminated without penalty by either party; the expectation of the ARL board of directors that the merger agreements would not be entered into until after the requisite stockholder approval had been obtained; and the possibility that a third party may seek to acquire TCI or IOT before such approval could be obtained making it unlikely that a merger with that entity would occur

         o The fact that stockholders of TCI and IOT affiliated with ARL will accept preferred stock of ARL in lieu of cash as merger consideration

         o The fact that the TCI and IOT mergers are not conditioned upon one another

         o The fact that if either of the mergers was not consummated, ARL may be required to pay a penalty of $5.00 per outstanding share of the common stock of the entity not being acquired unless it commenced a tender offer for such shares for at least the same cash consideration offered in the failed merger, and that the consummation of either merger may not occur due to reasons outside of ARL's control

         o The time and management resources necessary to solicit stockholder approval and consummate the mergers

         o The ARL board of directors' understanding that any regulatory approvals necessary to consummate the TCI and IOT mergers could be obtained

         o The various risks and uncertainties involved in the mergers, including the risks described under the heading "Risk Factors"

         TCI. The TCI board of directors has determined that the terms of the proposed TCI merger are fair to and in the best interests of the nonaffiliated TCI stockholders, approved the

TCI merger agreement and unanimously recommends that its stockholders vote "for" the TCI merger. In reaching its decision to approve and recommend the TCI merger, the TCI board of directors considered, among other factors, the following:

         o The current and historical market prices of TCI common stock relative to the merger consideration and the fact that the $17.50 per share merger consideration represented a 44.6% premium over the average closing price of TCI common stock over the thirty trading days prior to October 23, 2001

         o        The fact that the merger consideration is all cash

         o The fact that holders of TCI common stock have the opportunity to affirmatively elect to receive ARL preferred stock instead of cash

         o The view of the TCI board of directors that the trading value for shares of TCI common stock was not likely to exceed the merger price in the near term if TCI remained independent

         o The potential stockholder value that could be expected to be generated from other strategic options available to TCI

         o The financial presentation of Houlihan Lokey and the opinion to the effect that the consideration to be offered to the nonaffiliated TCI stockholders pursuant to the TCI merger agreement was fair from a financial point of view to those holders

         o The terms of the TCI merger agreement, as reviewed by the TCI board of directors with TCI legal advisors

         o The TCI board of directors' determination, based on the fact that no other offers to acquire TCI common stock have been made at a level equal to or better than the merger consideration of $17.50 per share before or after initial press reports on and after October 23, 2001, that ARL had agreed to acquire the nonaffiliated stockholder interest in TCI and after discussing with TCI's advisors the potential risks, costs and benefits of contacting other third parties, that there was insufficient reason to justify the risk of delay in proceeding with the favorable transaction with ARL

         o The view of the TCI board of directors that the regulatory approvals necessary to consummate the TCI merger could be obtained

         o The fact that TCI will no longer exist as an independent company and its stockholders will no longer participate in the growth of TCI

         o The fact that gains from an all cash transaction would be taxable to TCI stockholders for U.S. federal income tax purposes

         o Book value per share of TCI common stock exceeds the offered cash value per share, but the market price per share of TCI common Stock has historically been less than the book value per share of TCI common stock calculated from a financial standpoint

         o Based upon the unaudited pro forma consolidated financial statements, the mergers may result in earnings per share of ARL that are less than the historical earnings per share of TCI and IOT

         o The risk exists that ARL will have to raise capital from another source, refinance indebtedness or sell assets (including assets of TCI and IOT) to produce proceeds sufficient to finance the cash payments to the TCI holders of common stock not affiliated with ARL

         o A substantial increase in leverage may be a result of the merger of TCI into ARL, which increase in leverage is not presently quantifiable

         o There may not be sufficient ARL cash to pay dividends on ARL preferred stock as a result of the substantial indebtedness which may be required to be incurred pursuant to the mergers. See also "Information About ARL -- Security Ownership of Certain Beneficial Owners and Management of ARL."

         IOT. The IOT board of directors has determined that the terms of the proposed IOT merger are fair to and in the best interests of the nonaffiliated IOT stockholders, approved the IOT merger agreement and unanimously recommends that its stockholders vote "for" the IOT merger. In reaching its decision to approve and recommend the IOT merger, the IOT board of directors considered, among other factors, the following:

         o The current and historical market prices of IOT common stock relative to the merger consideration and the fact that the $19.00 per share merger consideration represented a 28.7% premium over the average closing price of IOT common stock over the thirty trading days prior to October 23, 2001

         o        The fact that the merger consideration is all cash

         o The fact that holders of IOT stock have the opportunity to affirmatively elect to receive ARL preferred stock instead of cash

         o The view of the IOT board of directors that the trading value for shares of IOT common stock was not likely to exceed the merger price in the near term if IOT remained independent

         o The potential stockholder value that can be expected to be generated from other strategic options available to IOT

         o The financial presentation of Houlihan Lokey and the opinion to the effect that the consideration to be offered to the nonaffiliated IOT stockholders pursuant to the IOT merger agreement was fair from a financial point of view to those holders

         o The terms of the IOT merger agreement, as reviewed by the IOT board of directors with IOT legal advisors

         o The IOT board of directors' determination, based on the fact that no other offers to acquire IOT common stock have been made at a level equal to or better than the merger consideration of $19 per share before or after initial press reports on and after October 23, 2001, that ARL had agreed to acquire the nonaffiliated stockholder interest in IOT and after discussing with IOT's advisors the potential risks, costs and benefits of contacting other third parties, that there was insufficient reason to justify the risk of delay in proceeding with the favorable transaction with ARL

         o The view of the IOT board of directors, the regulatory approvals necessary to consummate the IOT merger could be obtained

         o IOT will no longer exist as an independent company and its stockholders will no longer participate in the growth of IOT

         o The fact that gains from an all cash transaction would be taxable to IOT stockholders for U.S. federal income tax purposes

         o Book value per share of IOT common stock exceeds the offered cash value per share, but the market price per share of IOT common stock has historically been less than the book value per share of IOT common stock calculated from a financial standpoint

         o Based upon the unaudited pro forma consolidated financial statements, the merger may result in earnings per share of ARL that are less than the historical earnings per share of IOT and TCI

         o The risk exists that ARL will have to raise capital from another source, refinance indebtedness or sell assets (including assets of IOT and TCI) to produce proceeds sufficient to finance the cash payments to the IOT holders of common stock not affiliated with ARL

         o A substantial increase in leverage may be a result of the merger of IOT into ARL, which increase in leverage is not presently quantifiable

         o There may not be sufficient ARL cash to pay dividends on ARL Preferred Stock as a result of the substantial indebtedness which may be required to be incurred pursuant to the transactions. See also "Security Ownership of Certain Beneficial Owners and Management of ARL"

         o As a result of the merger, IOT stockholders will no longer be holders of an equity interest in a REIT and therefore, will not receive 95% of REIT net income in the form of dividends each year. See "Comparative Per Share Information" for the amount of IOT distributions during the last two years. During the year ended December 31, 2000, IOT paid dividends equal to $0.45 per share of IOT common stock and paid no dividends in 2001.


17. Q:   WHEN DO THE COMPANIES EXPECT TO COMPLETE THE MERGERS? (SEE PAGE 85)


         A: Assuming the mergers receive the required stockholder approval from the stockholders of ARL, TCI and IOT, the mergers will occur at the time ARL determines it has sufficient cash available to it, either from its own resources or from TCI or IOT, immediately after the mergers, to pay the cash merger consideration due as a result of the mergers.


18. Q: WHEN DO I ELECT WHETHER TO RECEIVE ARL PREFERRED STOCK OR CASH? (SEE PAGE 87)


         A: At the time you send in the letter of transmittal mentioned below you will elect whether to receive ARL preferred stock or cash.


19. Q:   WHERE AND AT WHAT TIME WILL THE MEETINGS BE HELD? (SEE PAGE 40)

         A: The ARL special meeting will be held on ________________, 2002, at the offices of ARL at 1800 Valley View Lane, Suite 300, Dallas, Texas, at 2:00 p.m., Central Time.

         The TCI special meeting will be held on ________________, 2002, at the offices of TCI at 1800 Valley View Lane, Suite 300, Dallas, Texas, at 3:00 p.m., Central Time.

         The IOT special meeting will be held on ________________, 2002, at the offices of IOT at 1800 Valley View Lane, Suite 300, Dallas, Texas, at 4:00 p.m., Central Time.

20. Q:   WHAT DO I NEED TO DO NOW? (SEE PAGES 40 to 42)



         A: Please mail your signed proxy card in the enclosed return envelope or vote by telephone or Internet as soon as possible so that your shares of stock may be represented at the appropriate meeting.



21. Q: IF MY SHARES ARE HELD BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME? (SEE PAGES 40 TO 42)


         A: Your broker may vote shares on the merger only if you instruct your broker how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not tell your broker how to vote, your shares will not be voted on the merger. If you hold your shares in a brokerage account, you cannot vote in person at your meeting.


22. Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD? (SEE PAGE 41)


         A: Yes. You may change your vote at any time before your proxy is voted at your meeting. You may do this by sending a written notice stating that you would like to revoke your proxy or by completing and submitting a new proxy card bearing a later date than the proxy relating to the same shares to our transfer agent, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, attention Joe Alicia. You may also attend your meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. If you hold your shares in a brokerage account and you have instructed your broker to vote, you must follow your broker's instructions regarding how to change your vote.


23. Q:   SHOULD I SEND IN MY CERTIFICATES NOW? (SEE PAGES 87 to 88)


         A: No. After the mergers are approved and the business combination is consummated, you will receive a letter of transmittal with instructions for exchanging shares in TCI and IOT for cash or, at your affirmative election, shares of either Series G redeemable convertible preferred stock or Series H redeemable convertible preferred stock, respectively.


24. Q:   I'VE LOST MY CERTIFICATE. WHAT SHOULD I DO? (SEE PAGES 87 TO 88)


         A: The letter of transmittal mentioned above will contain complete instructions for a lost certificate.


25. Q:   WHO CAN I CONTACT FOR MORE INFORMATION? (SEE PAGE 42)


         A: ARL, TCI and IOT stockholders who have questions about the mergers may call Investor Relations at 1-800-400-6407.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table summarizes the ratio of ARL's earnings to fixed charges and preferred stock dividends at the dates set forth below:


                                                                                Years Ended December 31,
                                              Three Months Ended     ----------------------------------------------
                                                March 31, 2002       2001       2000       1999      1998      1997
                                              ------------------     ----       ----       ----      ----      ----
Ratio of earnings to fixed charges
and preferred stock dividends                        1.03            1.16       1.00       1.09       **        **


**Earnings were inadequate to cover fixed charges and preferred stock dividends by $23,982,000, $2,634,000 and $5,667,000 in 1998 and 1997, respectively.

                          SUMMARY FINANCIAL DATA OF ARL

         The following is a summary of financial data incorporated by reference in this joint proxy statement and prospectus. You should read the following data in conjunction with the more detailed information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations of ARL" and the ARL consolidated financial statements and related notes included elsewhere in this joint proxy statement and prospectus.


                         FOR THE THREE MONTHS
                           ENDED MARCH 31,                                FOR THE YEARS ENDED DECEMBER 31,
                     ----------------------------    ----------------------------------------------------------------------------
                         2002             2001            2001            2000           1999            1998            1997
                     ------------    ------------    ------------    ------------    ------------    ------------    ------------
                            (unaudited)                               (dollars in thousands, except per share)
EARNINGS DATA
Revenue ...........  $     38,688    $     41,456    $    166,018    $    172,750    $    193,980    $     87,086    $     57,031
Expense ...........        55,553          59,276         243,166         272,045         324,789         165,111          90,252
                     ------------    ------------    ------------    ------------    ------------    ------------    ------------
(Loss) from
operations ........       (16,865)        (17,820)        (77,148)        (99,295)       (130,809)        (78,025)        (33,221)
Equity in
income of
investees .........          (412)             (5)          8,803           5,246          11,847          37,966          10,497
Gain on sale of
real estate .......        18,842          20,215          83,414          96,728         129,260          17,254          20,296
                     ------------    ------------    ------------    ------------    ------------    ------------    ------------
Net income
(loss) ............         1,205           2,390          15,069           2,679          10,298         (22,805)         (2,428)
Preferred
dividend
requirement .......          (611)           (642)         (2,485)         (2,327)         (2,281)         (1,177)           (206)
                     ------------    ------------    ------------    ------------    ------------    ------------    ------------
Income (loss)
applicable to
Common shares .....  $        594    $      1,748    $     12,584    $        352    $      8,017    $    (23,982)   $     (2,634)
                     ============    ============    ============    ============    ============    ============    ============

PER SHARE DATA

Net income
(loss)
applicable to
Common shares .....  $        .05    $        .17    $       1.07    $        .03    $        .75    $      (2.24)   $       (.22)
                     ============    ============    ============    ============    ============    ============    ============
Dividends per
Common share ......  $         --    $         --    $         --    $         --    $        .05    $        .20    $        .20
Weighted
average shares
outstanding .......    11,375,127      10,104,268      11,714,374      10,399,890      10,759,416      10,695,388      11,710,013

                            FOR THE
                         THREE MONTHS
                        ENDED MARCH 31,                        FOR THE YEARS ENDED DECEMBER 31,
                        ---------------   ------------------------------------------------------------------------
                             2002           2001             2000            1999          1998             1997
                           --------       --------         --------        --------      --------         --------
                         (unaudited)                      (dollars in thousands, except per share)
BALANCE SHEET DATA
Real estate, net .....    $580,874        $588,203          653,744        $771,630      $734,907         $302,453
Notes and
interest
receivable, net ......      28,507          30,382           13,831          38,604        52,053           25,526
Total assets .........     746,483         758,763          787,015         919,546       918,605          433,799
Notes and
interest payable .....     563,840         564,298          616,331         706,196       768,272          261,986
Margin borrowings ....      27,105          28,040           13,485          33,264        35,773           53,376
Stockholders'
equity ...............      86,937          85,884           73,402          46,266        38,272           63,453
Book value per
share ................    $   7.64        $   7.33             7.06        $   4.30      $   3.58         $   5.42

                          SUMMARY FINANCIAL DATA OF TCI

         The following is a summary of financial data incorporated by reference in this joint proxy statement and prospectus. You should read the following data in conjunction with the more detailed information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations of TCI" and the TCI consolidated financial statements and related notes included elsewhere in this joint proxy statement and prospectus.


                         FOR THE THREE MONTHS ENDED
                                  MARCH 31,                             FOR THE YEARS ENDED DECEMBER 31,
                         --------------------------  -------------------------------------------------------------------
                             2002           2001         2001           2000          1999         1998          1997
                         -----------    -----------  -----------    -----------   -----------   -----------   ----------
                                (unaudited)
EARNINGS DATA
Rents .................  $    30,869    $    35,265      134,911    $   139,357   $    82,039   $    69,829   $    54,462
Property expense ......       19,468         20,395       80,562         78,061        44,497        38,282        32,424
                         -----------    -----------  -----------    -----------   -----------   -----------   -----------
Operating income ......       11,401         14,870       54,349         61,296        37,542        31,547        22,038
Other income ..........         (209)          (735)      (3,002)         1,814           555           739         2,311
Other expense .........       17,956         20,303       85,806         83,878        48,395        38,320        33,154
Gain on sale of real
estate ................        5,429          6,484       54,270         50,550        40,517        12,940        21,404
                         -----------    -----------  -----------    -----------   -----------   -----------   -----------
Net income (loss) .....       (1,335)           316       19,811         29,782        30,219         6,906        12,599
Preferred dividend
requirement ...........          (45)            (7)        (172)           (22)          (30)           (1)           --
                         -----------    -----------  -----------    -----------   -----------   -----------   -----------
Net income (loss)
applicable to Common
shares ................  $    (1,380)           309       19,639    $    29,760   $    30,189   $     6,905   $    12,599
                         ===========    ===========  ===========    ===========   ===========   ===========   ===========
Basic and Diluted
    Earnings Per Share
    Net income (loss)
    applicable to
    Common shares .....  $      (.17)   $       .04  $      2.32    $      3.45   $      7.05   $      1.78   $      3.22
                         ===========    ===========  ===========    ===========   ===========   ===========   ===========
Dividends per Common
share .................           --             --           --    $       .54   $       .60   $       .60   $       .28*
Weighted average
Common shares
outstanding ...........    8,042,594      8,686,346    8,478,377      8,631,621     4,283,574     3,876,797     3,907,221

                                      FOR THE THREE
                                      MONTHS ENDED
                                         MARCH 31,                        FOR THE YEARS ENDED DECEMBER 31,
                                      -------------   ----------------------------------------------------------------
                                           2002          2001         2000          1999          1998          1997
                                      -------------   ---------    ----------    ----------    ----------    ---------
                                       (unaudited)
BALANCE SHEET DATA
Real estate held for investment,
net ...............................   $   618,784     $ 622,171    $  639,040    $  599,746    $  347,389    $  269,845
Real estate held for sale, net ....        14,831
   Foreclosed .....................           516           516         1,824         1,790         1,356         1,356
   Other ..........................        14,315            --            --            --            --         3,630
Notes and interest receivable,
net ...............................        26,510        22,049         8,172        11,530         1,493         3,947
Total assets ......................       720,198       709,152       731,885       714,195       382,203       319,135
Notes and interest payable ........       472,486       461,037       501,734       503,406       282,688       222,029
Stockholders' equity ..............       215,365       216,768       200,560       179,112        91,132        86,133
Book value per share ..............   $     26.78     $   26.95    $    23.22    $    20.76    $    23.35    $    22.15

                          SUMMARY FINANCIAL DATA OF IOT

                  The following is a summary of financial data incorporated by reference in this joint proxy statement and prospectus. You should read the following data in conjunction with the more detailed information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations of IOT" and the IOT consolidated financial statements and related notes included elsewhere in this joint proxy statement and prospectus.


                                   FOR THE THREE
                                    MONTHS ENDED
                                      MARCH 31,                                 FOR THE YEARS ENDED DECEMBER 31,
                             -------------------------    -------------------------------------------------------------------------
                                 2002         2001            2001           2000            1999          1998            1997
                             -------------------------    -----------    -----------     -----------    -----------    ------------
                                    (unaudited)                             (dollars in thousands, except per share)
EARNINGS DATA
Rents ...................    $     2,800     $   3,251    $    13,001    $    13,731     $    15,968    $    14,326    $    12,221
Property expense ........          1,641         1,479          6,591          6,969           6,768          6,462          5,900
                             -----------     ---------    -----------    -----------     -----------    -----------    -----------
Operating income ........          1,159         1,772          6,410          6,762           9,200          7,864          6,321

Interest income .........             37            72            194            319              29            172            266
Income (loss) from
equity partnerships .....            (17)            9             (9)           (61)            148            113             52
                             -----------     ---------    -----------    -----------     -----------    -----------    -----------
Gain on sale of real
estate ..................          7,105            --             --         20,878           1,525            180          3,953
                             -----------     ---------    -----------    -----------     -----------    -----------    -----------
                                                                  185         21,136           1,702            465          4,271

Other expense ...........          3,211         2,570         10,057         11,104           9,580          9,008          7,275
                             -----------     ---------    -----------    -----------     -----------    -----------    -----------
Net income (loss) .......          5,073     $    (717)   $    (3,462)   $    16,794     $     1,322    $      (679)   $     3,317
                             ===========     =========    ===========    ===========     ===========    ===========    ===========

PER SHARE DATA
Net income (loss) .......    $      3.53     $    (.47)   $     (2.32)   $     11.03     $       .87    $      (.44)   $      2.18
                             ===========     =========    ===========    ===========     ===========    ===========    ===========
Dividends per share .....    $        --     $      --    $        --    $       .45     $       .60    $       .60    $       .40
Weighted average
Common shares
outstanding .............      1,438,945     1,514,045      1,493,675      1,522,510       1,527,386      1,521,832      1,519,888

                                             FOR THE THREE
                                             MONTHS ENDED
                                               MARCH 31,                      FOR THE YEARS ENDED DECEMBER 31,
                                             -------------  ---------------------------------------------------------------
                                                 2002         2001          2000          1999          1998         1997
                                             -------------  --------      --------      --------      --------     --------
                                              (unaudited)
BALANCE SHEET DATA
Real estate held for investment, net ...       $79,574       $87,315       $86,277       $86,542       $83,691      $81,914
Real estate held for sale, net .........            --            --            --            --            --           --
Notes and interest receivable, net .....         6,847           505         1,500            --            --        2,010
Total assets ...........................        89,756        91,833        96,519        91,185        88,695       90,309
Notes and interest payable .............        47,552        54,426        54,206        62,852        60,786       61,323
Stockholders' equity ...................        40,295        35,222        39,998        23,991        23,560       25,131
Book value per share ...................       $ 28.00       $ 24.48       $ 26.42       $ 15.69       $ 15.44      $ 16.53

                        COMPARATIVE PER SHARE INFORMATION


         The following tables set forth per share data of the shares of TCI and IOT common stock on a historical and pro forma combined and equivalent basis under three scenarios: (i) all nonaffiliated stockholders of TCI and IOT common stock take all cash for their shares of TCI and IOT common stock, respectively,
(ii) all nonaffiliated stockholders of TCI and IOT take all Series G and H redeemable convertible preferred stock for their shares of TCI and IOT common stock, respectively, and (iii) 50% of the nonaffiliated stockholders of TCI and IOT accept cash and 50% of the nonaffiliated stockholders of TCI and IOT accept Series G and H redeemable convertible preferred stock for their shares of TCI and IOT common stock. In each of these scenarios, the affiliated stockholders of TCI and IOT receive Series G and Series H redeemable convertible preferred stock for their shares, respectively. Pro forma equivalent information for TCI and IOT was calculated by multiplying the pro forma per share amounts for ARL by the exchange ratio of 2.50 for TCI and 2.25 for IOT common stock. These tables should be read in conjunction with the historical financial statements and notes thereto and the unaudited pro forma combined financial information included elsewhere in this joint proxy statement and prospectus.


                        COMPARATIVE PER SHARE INFORMATION
                           (ALL CASH TO NONAFFILIATED)


                                                ARL COMMON STOCK            TCI COMMON STOCK               IOT COMMON STOCK
                                          -------------------------     -------------------------      -------------------------
                                                          PROFORMA                      PROFORMA                       PROFORMA
                                                          COMBINED                      COMBINED                       COMBINED
                                                            AND                           AND                            AND
                                          HISTORICAL     EQUIVALENT     HISTORICAL     EQUIVALENT      HISTORICAL     EQUIVALENT
Income (loss) per common share,
diluted
Three months ended March 31,
2002 ..............................       $   0.05       $   0.08       $  (0.17)      $  (0.05)       $   3.53        $   0.32
Year ended December 31, 2001 ......       $   1.07       $   1.09       $   2.32       $   1.30        $  (2.32)       $   0.64

Cash dividend per common share
Three months ended March 31,
2002 ..............................             --             --             --             --              --              --
Year ended December 31, 2001 ......             --             --             --             --              --              --

Book value per common share
Three months ended March 31,
2002 ..............................       $   7.64       $   9.25       $  26.78       $   8.87        $  28.00        $   8.21
Year ended December 31, 2001 ......       $   7.33       $   8.49       $  26.95       $   8.47        $  24.48        $   7.71

                        COMPARATIVE PER SHARE INFORMATION
                (ALL SERIES G AND SERIES H REDEEMABLE CONVERTIBLE
                        PREFERRED STOCK TO NONAFFILIATED)




                                               ARL COMMON STOCK             TCI COMMON STOCK                IOT COMMON STOCK
                                           -------------------------    --------------------------      -------------------------
                                                          PROFORMA                      PROFORMA                       PROFORMA
                                                          COMBINED                      COMBINED                       COMBINED
                                                            AND                           AND                            AND
                                           HISTORICAL    EQUIVALENT     HISTORICAL      EQUIVALENT      HISTORICAL     EQUIVALENT
Income (loss) per common share,
diluted
Three months ended March 31,
2002 ..............................           0.05       $   0.05       $  (0.17)       $  (0.04)       $   3.53        $   0.29
Year ended December 31, 2001 ......           1.07       $   0.70       $   2.32        $   0.90        $  (2.32)       $   0.58

Cash dividend per common share
Three months ended March 31,
2002 ..............................             --       $     --       $     --        $     --        $     --        $     --
Year ended December 31, 2001 ......             --       $     --       $     --        $     --        $     --        $     --

Book value per common share
Three months ended March 31,
2002 ..............................           7.64       $   8.87       $  26.78        $   8.57        $  28.00        $   8.34
Year ended December 31, 2001 ......           7.33       $   8.40       $  26.95        $   8.31        $  24.48        $   7.79




                        COMPARATIVE PER SHARE INFORMATION
             (50% CASH AND 50% SERIES G AND H REDEEMABLE CONVERTIBLE
               PREFERRED STOCK TO THE NONAFFILIATED STOCKHOLDERS)




                                               ARL COMMON STOCK             TCI COMMON STOCK               IOT COMMON STOCK
                                          -------------------------     -------------------------      -------------------------
                                                          PROFORMA                      PROFORMA                       PROFORMA
                                                          COMBINED                      COMBINED                       COMBINED
                                                            AND                           AND                            AND
                                          HISTORICAL     EQUIVALENT     HISTORICAL     EQUIVALENT      HISTORICAL     EQUIVALENT
Income (loss) per common share,
diluted
Three months ended March 31,
2002 ..............................           0.05           0.05       $  (0.17)       $  (0.01)       $   3.53        $   0.31
Year ended December 31, 2001  .....           1.07           0.85       $   2.32        $   1.06        $  (2.32)       $   0.61

Cash dividend per common share
Three months ended March 31,
2002 ..............................             --             --       $     --        $     --        $     --        $     --
Year ended December 31, 2001  .....             --             --       $     --        $     --        $     --        $     --

Book value per common share
Three months ended March 31,
2002 ..............................           7.64           9.02       $  26.78        $   8.69        $  28.00        $   8.28
Year ended December 31, 2001  .....           7.33           8.43       $  26.95        $   8.37        $  24.48        $   7.81

                     MARKET PRICES AND DIVIDEND INFORMATION

         As of October 22, 2001, the last full trading day prior to the public announcement of the mergers, the table below sets forth the closing prices per share of the common stock of ARL, TCI and IOT:


                                                                Closing Price
                                                                -------------
            ARL Common Stock...............................       $ 11.62
            TCI Common Stock...............................       $ 12.00
            IOT Common Stock...............................       $ 14.76

         The shares of ARL common stock and the shares of TCI common stock are traded on the NYSE under the symbols "ARL" and "TCI," respectively. The shares of IOT common stock are traded on the American Stock Exchange ("AMEX") under the symbol "IOT." As of the record date, there were 5,415 record holders of ARL common stock, 7,258 record holders of TCI common stock and 1,351 record holders of IOT common stock. As of the record date, there were no restrictions on TCI's or IOT's ability to pay dividends. The following table sets forth the quarterly high and low reported sales prices of ARL, TCI and IOT common stock, as well as the quarterly distributions, declared per share, as applicable, for the periods indicated below.


                                    ARL                               TCI                                     IOT
                              COMMON STOCK(1)                     COMMON STOCK                           COMMON STOCK
                --------------------------------------  -------------------------------------   ----------------------------------
                  HIGH         LOW        DIVIDENDS(2)     HIGH        LOW       DIVIDENDS(3)    HIGH         LOW     DIVIDENDS(3)
                  ----         ---        ------------     ----        ---       ------------    ----         ---     ------------
1999:
First Quarter   $ --         $  --         $   --       $ 16 3/8    $ 11 5/8     $    .15       $  8        $ 6 3/8     $   .15
Second Quarter    --            --             --         12 1/2      11 3/8          .15          7 3/4      5 5/8         .15
Third Quarter     --            --             --         13 7/16     10 7/8          .15          7 1/8      5 1/8         .15
Fourth Quarter    --            --             --         13 1/8      11 1/4          .15          5 7/8      4 3/4         .15

2000:
First Quarter     --            --             --         13          10 13/16        .18          7 1/2      5 1/4         .15
Second Quarter    --            --             --         13 1/2       2 7/8          .18          7 1/2      2             .15
Third Quarter     17             7             --         16          11 1/2          .18         10 1/4      6 3/4         .15
Fourth Quarter    17 1/4        13 7/16        --         16           8 7/8           --          9 1/4      8              --

2001:
First Quarter     14 1/2        12 1/2         --         12 9/16      8 3/16          --          9 1/8      7 5/8          --
Second Quarter    12 10/16       9 3/4         --         16           8 15/16         --          8 3/16     6 15/16        --
Third Quarter     12            10 1/8         --         14 3/4      11 11/16         --         13 1/2      9 1/16         --
Fourth Quarter    13             9 3/4         --         16 3/8      11 5/8           --         23 1/2     12 3/4          --

2002:
First Quarter      9.93          6.48          --         16.82       15.70            --         18.30      17.30           --

         Although ARL will apply to have the Series G and Series H redeemable convertible preferred stock, and the shares of ARL common stock issuable upon conversion of the Series G and Series H redeemable convertible preferred stock, listed on the NYSE, there is no assurance the NYSE will list the shares. The listing of the preferred and common shares for trading on the NYSE is not a condition to the respective obligations of TCI and IOT to consummate the mergers.

----------

(1) Trading of ARL common stock on the NYSE commenced on August 3, 2000.


(2) It is the policy of ARL to determine annually whether to pay dividends. In accordance with that policy, ARL did not pay any dividends in 2000 or 2001.

(3) During the fourth quarter of 2000, IOT and TCI discontinued the payment of dividends.

                           FORWARD LOOKING STATEMENTS

         The SEC encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. These statements may be made directly in this joint proxy statement and prospectus referring to ARL, TCI or IOT, and they may also be made a part of this joint proxy statement and prospectus by reference to other documents filed by us with the SEC, which is known as "incorporation by reference."

         Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "objective," "strategy," "goal" and words and terms of similar substance used in connection with any discussion of future operating or financial performance, or the acquisition by ARL of TCI and/or IOT, identify forward-looking statements. Forward-looking statements are based on management's current views about future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following risks could cause or contribute to actual results differing materially from those described in the forward-looking statements:

         o inability to obtain, or to meet conditions imposed for, regulatory approval of pending acquisitions and divestitures

         o    availability, terms and development of capital

         o    business abilities and judgment of personnel

         o changes in, or the failure to comply with, governmental regulations, particularly those affecting the environment and water quality

         o    competition

         o success of operating initiatives, advertising and promotional efforts

         o    existence of adverse publicity or litigation

         o    changes in business strategy or plans

         o    quality of management

         o    general economic, business and financial market conditions

         o the ability to satisfy the conditions to closing set forth in the merger agreements

         o    other factors described in our filings with the SEC

         We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this joint proxy statement and prospectus or the date of the documents incorporated by reference in this joint proxy statement and prospectus. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

         For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the quarterly reports on Form 10-Q and the annual reports on Form 10-K as well as current reports on Form 8-K that ARL, TCI and IOT have filed with the SEC as described under "Where You Can Find More Information."

         All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

                                  RISK FACTORS

         You should carefully consider the risks described below and other information in this joint proxy statement and prospectus before you decide how to vote on the mergers of TCI and IOT with ARL. If the mergers are approved, stockholders of TCI and IOT should also consider these risk factors again before they decide to exercise their right to affirmatively elect to receive preferred stock of ARL instead of cash for their shares of the common stock of TCI or IOT.

         The plan to merge ARL, TCI and IOT involves risk. Some of those risks relate to the proposed transactions themselves. Other risks relate to the preferred stock of ARL being offered or to the businesses of ARL, TCI and IOT themselves. The risk factors described below are the material risk factors faced by ARL, TCI and IOT and their stockholders.

                          RISKS RELATED TO THE MERGERS

         SUBSTANTIAL AMOUNTS OF CASH ARE REQUIRED FOR THE MERGERS. A substantial amount of cash is necessary to fund the cash payments to the stockholders of TCI and IOT required in the mergers and to pay expenses associated with the mergers. Also, the combined business of ARL, TCI and IOT have substantial indebtedness due in the next twelve months that must be repaid or refinanced.

         o Nonaffiliated TCI and IOT stockholders will be entitled to receive up to an aggregate of $60,882,020 in cash for their shares of the common stock of TCI and IOT if none affirmatively elect to receive the preferred stock of ARL

         o ARL, TCI and IOT expect to incur approximately $27,149,311 in costs in connection with the mergers, including prepayment of indebtedness and fees and commissions associated with property sales necessary to raise cash to fund payments to the stockholders of TCI and IOT

         o as of March 31, 2002, ARL, TCI and IOT have approximately $385,159,557 in loans coming due in the next twelve months that must be repaid or refinanced

Approximately $94,235,586 must be raised in order to fund all of the obligations related to the mergers, and an additional $385,659,557 in the next twelve months to repay or refinance maturing indebtedness. ARL does not currently have this much cash presently available. Although ARL, TCI and IOT expect to be able to raise the cash necessary to fund the transactions required in connection with the mergers and their continuing combined business by selling real estate and obtaining new loans, there can be no assurance that sales will be made or that loans will be obtained, or that they will be made or obtained on terms favorable to the combined business of ARL, TCI and IOT. The ARL board of directors has determined that the TCI and IOT mergers would not be consummated unless, in each case, sufficient cash was available to ARL, either from its own resources or from TCI or IOT immediately after the mergers, to pay the cash merger consideration due as a result of the mergers. If ARL, TCI and IOT are not able to raise the cash anticipated through the sale of real estate and obtaining new loans, the mergers may be delayed or abandoned and the ongoing combined business of ARL, TCI and IOT may be adversely affected.

         SUBSTANTIAL PROPERTY SALES OR LOANS ARE NECESSARY. ARL, TCI and IOT expect to raise most of the cash necessary to fund all of the obligations related to the mergers from the sale of real estate or loans. Because ARL, TCI and IOT may need to sell assets before the mergers, they may not receive the best possible prices for their properties and may have to incur higher expenses than would otherwise be incurred. Real estate assets are not readily saleable. The consummation of the sales anticipated by ARL, TCI and IOT will be subject to a number of contingencies outside of their control, including:

         o    the buyers' ability to obtain any necessary financing

         o the satisfactory completion of any due diligence review made by the buyers and the buyers' lenders

         o satisfactory completion of any environmental review and other review of the subject properties' legal compliance

         Similarly, the consummation of any potential loans to ARL, TCI or IOT will be subject to contingencies outside of their control.

         LENDER CONSENT MAY BE NECESSARY. ARL, TCI and IOT have each borrowed substantial amounts of money to buy and develop real estate. Some of ARL, TCI or IOT's loan agreements may contain provisions limiting their ability to do the mergers or requiring advance consent for the mergers by lenders. In some cases, ARL, TCI and IOT may disagree with their lenders about the interpretation of these provisions. To the extent that ARL, TCI and IOT are unable to get any necessary lender consents, or to the extent that they have disagreements with their lenders regarding the mergers, the businesses of ARL, TCI and IOT may be adversely affected and the mergers may be delayed or abandoned.

         THE MERGERS ARE SEPARATE TRANSACTIONS. TCI and IOT are separate companies. TCI and IOT will each enter into a separate merger agreement with ARL and their stockholders will receive different compensation as a result of the merger. It is possible that the stockholders of TCI or IOT will vote to approve a merger with ARL and that the stockholders of the other will not. If one of these companies does not approve the merger, ARL may be adversely affected and may not have sufficient cash to consummate the other merger. If the stockholders of either TCI or IOT do not approve the merger, but the stockholders of the other do, the merger of ARL and the other company may be delayed or abandoned.

         A TENDER OFFER MAY BE MADE IN ORDER TO AVOID A PENALTY. In connection with the Settlement Agreement, ARL agreed to propose the mergers to the stockholders of TCI and IOT. It was also agreed that if the stockholders of TCI or IOT did not approve the mergers, ARL can make a tender offer for the shares of the common stock of the company or companies that did not approve the merger. Making a tender offer for the shares of TCI or IOT would be expensive for ARL, and there can be no assurance that it would be able to arrange the necessary financing to make and consummate such a transaction. If ARL does not make the tender offer required by the Settlement Agreement it could be liable for damages of approximately $14,265,400 (or $5.00 for each share of TCI stock it does not acquire) and/or $2,882,400 (or $5.00 for each share of IOT stock it does not acquire.)

                    RISKS RELATED TO THE ARL PREFERRED STOCK

         If the mergers are consummated, stockholders of TCI and IOT will receive cash for their shares of TCI and IOT common stock unless they elect to receive shares of ARL preferred stock instead. The opportunity to receive shares of ARL preferred stock instead of cash will be given to stockholders of TCI and IOT after the mergers are completed, if they are completed. Electing to receive shares of ARL preferred stock is a decision to invest in the stock of ARL and is subject to the risks of investing in the combined business of ARL, TCI and IOT. Investing in the preferred stock of ARL is also subject to risks related to the terms and nature of the Series G and Series H redeemable convertible preferred stock. TCI and IOT stockholders should carefully review the risks described below before electing to take ARL preferred stock instead of cash.

         VALUE OF THE ARL PREFERRED STOCK IS UNCERTAIN. There can be no assurance regarding the value of the ARL preferred stock. Along with the risks associated with owning securities generally, stockholders of TCI and IOT should consider the following specific risks associated with the ARL preferred stock:

         o although ARL will apply to list the preferred stock to be offered to TCI and IOT stockholders on the NYSE, the exchange may not accept them for listing. Even if the shares of ARL preferred stock are listed on an exchange, an active trading market for them may not develop

         o there can be no assurance that an active trading market for the ARL preferred stock will develop, even if those shares are listed on the NYSE. As a result, holders of the ARL preferred stock may not be able to sell those shares for cash when they wish to or may be limited in the number of shares that they are able to sell at any one time

         o stockholders of TCI and IOT who affirmatively elect to receive ARL preferred stock instead of cash for their shares of TCI or IOT will be investing in the combined business of ARL. If there is a trading market for the ARL preferred stock after the mergers, the value of those shares will rise and fall based upon many factors, including the results of ARL's business operations and its financial condition. There can be no assurance that the ARL preferred stock will rise in value

         o the preferred stock to be offered to stockholders of TCI and IOT will have a annual dividend which will be payable quarterly. Although the preferred stock has a dividend, ARL is only obligated to pay the dividend when it is declared and when it has sufficient funds to do so. Unpaid dividends will accumulate until paid, but will not bear interest. Because ARL will need to pay substantial amounts to consummate the mergers and to repay or refinance indebtedness in the next twelve months, there can be no assurance that ARL will have sufficient cash to pay the dividend contemplated on the shares of ARL preferred stock to be offered to stockholders of TCI and IOT

         o even if it is able to fund its near term cash needs, ARL's ability to declare and pay dividends on its preferred stock will depend upon the results of its business operations, the terms of loan agreements it may have and the amount of cash it has available from time to time. Dividends on ARL's preferred stock will only be payable when its board of directors determines it has sufficient cash available and that it is otherwise appropriate to do so. Unpaid dividends on the ARL preferred stock will not bear interest

         o ARL has other shares of preferred stock outstanding that are entitled to dividends. ARL can only pay dividends on its preferred stock if it pays dividends on all of the shares of preferred stock entitled to dividends at the same time. As of March 31, 2002, ARL has 2,778,878.75 shares of its Series A, E and F preferred stock outstanding. Those shares require the payment of a total of approximately $613,727 in dividends quarterly. If all of the stockholders of TCI and IOT elect to receive preferred stock instead of cash, ARL will add approximately 7,484,006 shares of preferred stock outstanding with a dividend requirement of approximately $1,736,398 quarterly

         o stockholders of TCI and IOT who affirmatively elect to receive shares of ARL preferred stock instead of cash will each receive one share of preferred stock for each share of TCI or IOT common stock that they hold. No adjustment in this exchange ratio will be made to reflect changes in the market prices of the shares of ARL, TCI or IOT. Shares of the ARL preferred stock to be issued to TCI and IOT stockholders who elect to receive them instead of cash will be convertible into shares of ARL common stock in the future. The number of shares of ARL common stock you will receive if you convert a share of ARL preferred stock has already been set and will not be adjusted if the market value of ARL's common stock declines in the future

         THE ARL PREFERRED STOCK HAS LIMITED VOTING RIGHTS. The ARL shares of Series G redeemable convertible preferred stock and Series H redeemable convertible preferred stock have very limited voting rights. The holders of Series G redeemable convertible preferred stock and Series H redeemable convertible preferred stock are not voting for the election of directors or on any matter except: (i) as otherwise provided by law, (ii) with respect to an amendment to ARL's articles of incorporation or bylaws that would materially alter or change the existing terms of such series of preferred stock, and (iii) at any time or times for the election of two directors when all or any portion of the dividends on such series of preferred stock for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid. In the latter event, the number of directors constituting the board of directors of ARL shall be increased by two and the holders of such Series G redeemable convertible preferred stock or Series H redeemable convertible preferred stock, as applicable, voting separately as a class, shall be entitled to elect two directors to fill the newly created directorships with each holder being entitled to one vote in the election for each share of such preferred stock held by such stockholder.

         AFFILIATES OF ARL MAY HOLD A MAJORITY OF THE ARL PREFERRED STOCK. Affiliates of ARL own a substantial number of shares of the common stock of TCI and IOT. If the mergers occur, shares of TCI and IOT held by ARL's affiliates will be converted into preferred stock of ARL. Thus, a majority of the issued and outstanding shares of the ARL preferred stock to be issued as a result of the mergers may by held by affiliates of ARL. Affiliates of ARL may be able to control any vote of holders of the Series G and H redeemable convertible preferred stock, including any vote to amend the terms of the Series G and H redeemable convertible preferred stock and the rights of the holders of the Series G and H redeemable convertible preferred stock.


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


                     RISKS RELATED TO THE COMBINED BUSINESS

         The combined businesses of ARL, TCI and IOT will be subject to risks. If the mergers are consummated, stockholders of TCI and IOT will receive cash for their shares of TCI and IOT common stock unless they affirmatively elect to receive shares of ARL preferred stock instead. The opportunity to receive shares of ARL preferred stock instead of cash will be given to stockholders of TCI and IOT after the mergers are completed, if they are completed. Electing to receive shares of ARL preferred stock is a decision to invest in the stock of ARL and is subject to the risks of investing in the combined businesses of ARL, TCI and IOT. TCI and IOT stockholders should carefully review the risks described below before affirmatively electing to take ARL preferred stock instead of cash.


         ARL WILL NEED TO SELL PROPERTY AND BORROW MONEY TO MEET ITS LIQUIDITY NEEDS. The combined business of ARL, TCI and IOT will need to sell properties or borrow additional amounts to repay maturing debt and to fund their ongoing business operations. There can be no assurance that the combined business will be able to make the required property sales for favorable prices or at all, or that it will be able to borrow additional funds on favorable terms or at all. In connection with considering an investment in the ARL preferred stock, stockholders of TCI and IOT should consider the following risks related to the indebtedness and liquidity needs of the combined business of ARL, TCI and IOT. The pro forma dollar amounts set forth below are based upon the assumption that all non-affiliated stockholders receive cash for their shares of TCI or IOT common stock if the mergers are consummated and that ARL will borrow approximately $60.1 million in addition to any amounts that may be borrowed to fund the cash required for the mergers.


         o in addition to the substantial amounts of cash that will be needed to fund the cash payments to the nonaffiliated stockholders, the combined business of ARL, TCI and IOT will need to raise approximately $385,659,557 to repay or refinance debts maturing in the next twelve months. The combined business of ARL, TCI and IOT will have approximately $385,659,557 of indebtedness coming due in the next twelve months out of a total debt of $1,138,673,000. After consummating the mergers and paying related expenses, ARL on a pro forma basis expects to have approximately $11,121,000 of cash and negotiable securities on hand to meet its obligations

         o ARL, TCI and IOT have significant debt service obligations when compared to their available cash flow. As of December 31, 2001, after giving effect to the mergers and related transactions on a pro forma basis, the combination of ARL, TCI and IOT would have had total debt of approximately $1,138,673,000 and total stockholders equity of approximately $117,109,000, if no stockholders of TCI and IOT elect to receive ARL preferred stock instead of cash. For the twelve months ended December 31, 2001, after giving effect to the mergers and assuming that no TCI or IOT stockholder elects to receive ARL preferred stock instead of cash, the interest expense for the combined business of ARL, TCI and IOT would have been $130,877,000 as compared to net available cash flow of approximately $112,358,008.

         o the ongoing business operations of the combined business of ARL, TCI and IOT will require substantial amounts of cash from property sales, new borrowings or sales of securities. A large portion of the assets of ARL, TCI and IOT consist of undeveloped real estate that produces little or no income. In addition, ARL, TCI and IOT have made substantial commitments in connection with the development of property. For the period ended December 31, 2001, the combined business operations of ARL, TCI and IOT, on a pro forma basis, would have had revenues of approximately $356,772,000 and expenses, exclusive of debt service and non-cash expenses such as depreciation and amortization of approximately $295,517,000. Based upon the anticipated sales of properties set forth under "Special Factors -- Financing of the Business Combination" management anticipates that the combined business of ARL, TCI and IOT will generate an additional $30,425,987 during the next twelve months after paying the costs and expenses related to the mergers assuming all nonaffiliated stockholders receive cash for the shares of TCI and IOT common stock, which was derived by subtracting the total amount of funds related to the mergers (assuming all nonaffiliated stockholders receive cash) from the total amount of funds that are expected to be generated from the sale of properties identified under "Special Factors - Financing the Business Combination." ARL expects to sell enough properties to meet the cash requirements needed to pay the nonaffiliated stockholders that do not elect to receive preferred stock and to meet the working capital requirements of the combined company.


         ARL WILL HAVE SUBSTANTIAL DEBT. ARL, TCI and IOT each have substantial indebtedness and the combined business of ARL, TCI and IOT will be highly leveraged. This high level of indebtedness will subject the combined business to risk. Among those risks are the following:

         o the combined businesses of ARL, TCI and IOT may be limited in their ability to grow by a lack of cash or the availability of loans for new acquisitions

         o the combined business of ARL, TCI and IOT may be forced to sell properties on disadvantageous terms if it is unable to refinance maturing debt obligations

         o the interest expense of the combined business of ARL, TCI and IOT could increase if general interest rates increase, because 30.7% of their loans are floating rate loans and another 58.7% come due and must be refinanced within the next three years

         o the substantial leverage of the combined business of ARL, TCI and IOT will increase their vulnerability to economic downturns and could place them at a competitive disadvantage to competitors having lower levels of debt

         o high levels of debt could limit the ability of the combined businesses of ARL, TCI and IOT to react to changing conditions in the real estate industry or the economy generally

         o failure by the combined business to comply with financial and other restrictive covenants in loan agreements, or failure to make debt service payments could result in events of default under those and other loan agreements that, if not cured or waived, could harm the business or could result in the bankruptcy of one or more subsidiaries of ARL, TCI or IOT or of the combined business as a whole

         CONTROL BY BCM AND RELATED CONFLICTS OF INTEREST. ARL, TCI and IOT are each managed and controlled by BCM. The combined business of ARL, TCI and IOT will continue to be managed by BCM as well. ARL, TCI and IOT have no employees. Instead, pursuant to a written advisory agreement, BCM provides services for specific compensation. This arrangement will continue after the mergers and ARL does not expect to employ any full-time personnel. ARL expects to continue to rely upon BCM and the facilities, personnel and resources of BCM to conduct ARL's operations, including the sale of ARL property and the borrowing required to meet ARL's liquidity needs. Also, BCM and its affiliates own or control more than a majority of the voting securities of each of ARL, TCI and IOT, and will own more than a majority of the voting securities of ARL after the merger. It is estimated that pursuant to its advisory agreements with ARL, TCI and IOT, BCM will receive $3,038,815 in incentive fees and finance fees earned from gains resulting from property sales and when finance or refinance transactions are consummated with respect to the potential sale of properties to finance the expenses of the business combination. The interest of BCM may be different from those of other stockholders of ARL, TCI and IOT, and may be different from those of other holders of the ARL preferred stock. BCM's position may have a number of effects on the combined business of ARL, TCI and IOT which may affect the value of the ARL common and preferred stock, including:

         o BCM and its affiliates can control the election of all members of the board of directors of ARL at the present time, and will continue to have that control after the mergers

         o BCM and its affiliates are able, and will be able after the mergers, to prevent any transaction that would result in a change of control of ARL

         o dealings between ARL and BCM after the mergers may not be at arms length

         o BCM as the contractual advisor and BCM's officers and directors are entitled to indemnification from ARL from any action or claims with respect to liability for debts or obligations of ARL and TCI and IOT

         The executive officers of each of ARL, TCI and IOT may have conflicts of interest because the executive officers of BCM and ARL are also the executive officers of TCI and IOT. These potential conflicts may arise because:

         o BCM's personnel and other resources must be allocated among ARL, TCI and IOT

         o BCM will be subject to conflicts between its obligations as an advisor to each of TCI and IOT, on the one hand, and its interests as an affiliate and advisor of ARL on the other

         o decisions may have to be made with respect to the extension, modification, or termination of the advisory agreements with each of ARL, TCI and IOT

         DEPENDENCE ON REAL ESTATE INVESTMENTS. ARL, TCI and IOT each invest primarily in real estate. Real estate investments are subject to varying degrees of risk and are relatively illiquid. The performance of real estate assets and ARL's resulting ability to pay dividends to its stockholders may be adversely affected by a number of factors, including:

         o the general economic climate and local real estate conditions (such as oversupply of or reduced demand for space and changes in market rental rates)

         o the perceptions of prospective tenants of the safety, convenience and attractiveness of the properties

         o the ability of the owner of the properties to provide adequate management, maintenance and insurance

         o the ability to collect on a timely basis all rent from tenants and interest from borrowers

         o the expense of periodically renovating, repairing and reletting spaces

         o increasing operating costs (including real estate taxes and utilities) which may not be passed through to tenants. Certain significant expenditures associated with investments in real estate (such as mortgage payments, real estate taxes, insurance and maintenance costs) are generally not reduced when circumstances cause a reduction in rental revenues from the investment

         o governmental regulations, local rent control or stabilization ordinances

         ENVIRONMENTAL REGULATIONS. Under various federal, state and local environmental laws, ordinances and regulations, an owner of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on the property. These laws often impose environmental liability without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances. The presence of hazardous substances, or the failure to remediate them properly, may adversely affect the owner's ability to sell or rent the property or to borrow money using the property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of these substances at a disposal or treatment facility, whether or not the facility is owned or operated by this person. Certain laws impose liability for release of asbestos-containing materials into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials. In connection with the ownership (directly or indirectly), operation, management and development of real properties, the combined business of ARL, TCI and IOT may be considered an owner or operator of these properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, potentially liable for removal or remediation costs, as well as for other related costs, including governmental fines and injuries to persons and property.

         COMPETITION. Developing and managing real estate assets is a highly competitive business. The combined business of ARL, TCI and IOT will compete with many public and private real estate investment entities, including financial institutions (such as mortgage banks, pension funds and real estate investment trusts), other institutional investors and individuals for property to purchase. In addition, developed real estate owned by the combined business of ARL, TCI and IOT will compete for tenants and customers with other developed real estate owned by third parties. Many of the competitors in the business of purchasing, developing and managing real estate are considerably larger, have greater financial resources and may have management personnel with more experience than the officers of the combined business of ARL, TCI and IOT will have.

         GEOGRAPHIC CONCENTRATION. A substantial portion of assets of the combined business of ARL, TCI and IOT will consist of real estate and mortgage notes receivable secured by income producing real estate such as apartment complexes, office buildings, shopping centers and partnership interests located in the Midwest, Northeast and Southwest regions of the United States. Specific geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans. Any concentration of assets in a region may present risks in addition to those generally present for similar real estate assets or mortgage-backed or asset-backed securities without this concentration.

         REAL ESTATE OPERATING RISKS. The real estate assets of the combined business of ARL, TCI and IOT will be subject to industry-specific operating risks, any or all of which may adversely affect the results of the operations of the combined business. All properties are subject to increases in operating expenses, including: cleaning, electricity, heating, ventilation and air-conditioning, elevator repair and maintenance, insurance and administrative costs, and other general costs associated with security, landscaping, repairs, regulatory compliance and maintenance. While commercial tenants are often obligated to pay a portion of these escalating costs, there can be no assurance that they will agree to pay these costs in the absence of a contractual duty or that their payments will fully cover these costs. If operating expenses increase, the local rental market, governmental regulations or the lease may limit the extent to which rents may be increased to meet expenses without decreasing occupancy rates. To the extent rents cannot be increased or costs controlled, the cash flow and financial condition of the combined business of ARL, TCI and IOT will be adversely affected. Industry specific risks related to the asset of the combined business of ARL, TCI and IOT include the following:

         o APARTMENT PROPERTIES. Market values of apartments can be affected significantly by the supply and demand in the geographic market for the properties and, therefore, may be subject to adverse economic conditions. Market values of apartments may vary as a result of economic events or governmental regulations outside the control of the borrower or lender. Governmental regulations such as rent control laws may impact the future cash flow of the apartments.

         o UNDEVELOPED PROPERTY. Undeveloped real estate (raw land) generates little or no income. To the extent that undeveloped real estate is purchased with the proceeds of debt, as a result, the costs of holding it will greatly exceed any income it may generate. In addition, the market value of undeveloped real estate tends to fluctuate greatly, depending upon many factors, including local and national economic conditions, interest rates, local development conditions, local land use regulations, the nature and quality of surrounding developed real estate.

         o HOTEL PROPERTIES. Like any income producing property, the income generated by a hotel property is subject to local, regional and national economic conditions and competition. However, because the income is primarily generated by short-term occupancies, the level of income responds more quickly to market conditions. Sensitivity to competition may require more frequent improvements and renovations than other properties. To the extent a hotel is affiliated with a regional, national or international chain, changes in the public perception of the affiliated chain may have an impact on the income generated by the hotel. In addition, since the hotel industry is generally seasonal, income generated by a hotel property will fluctuate in accordance with the particular demand characteristics of the market in which it is located.

         o OFFICE AND RETAIL PROPERTIES. The market value of office buildings and shopping centers is affected by the risk that a lease may not be renewed, that the space may not be released and that the terms of renewal or release (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms.

         o INVESTMENTS IN NON-RECOURSE MORTGAGE LOANS. Mortgage loans may or may not be recourse obligations of the borrower and generally will not be insured or guaranteed by governmental agencies or otherwise. In the event of a default under this type of a loan, ARL may have to foreclose the mortgage or protect its investment by acquiring title to the property. Taking title to a property may require investing in substantial improvements or repairs in order to maximize the property's investment potential. Borrowers may contest enforcement of foreclosure or other remedies, seek bankruptcy protection against foreclosure and/or bring claims for lender liability in response to actions to enforce mortgage obligations. Because of relatively high "loan-to-value" ratios and declines in the value of the mortgaged property, the amount received in foreclosure may be less than the amount outstanding under the mortgage loan.

         o PARTICIPATION IN LOANS MADE BY OTHERS. The combined business of ARL, TCI and IOT may participate in loans originated by other real estate lenders or investors such as financial institutions. A participant in a loan or investment originated by another entity may not have the sole authority, or any authority, to declare a default under the mortgage or to control the management or disposition of the financed property or any related foreclosure proceedings.

         o SUBORDINATED INTERESTS. The combined business of ARL, TCI and IOT may make loans that are subordinated to other obligations of the debtor. Any investments in subordinated mortgage loans involve additional risks, including the lack of control over collateral and related foreclosure proceedings.

         o INVESTMENTS IN PARTNERSHIPS OR JOINT VENTURES. The combined business of ARL, TCI and IOT will have investments in one or more partnerships, joint ventures or similar entities where responsibility for the conduct of the business of the investment is shared with a third party. As a result, the success of such an investment will be subject to risks that the third party may become bankrupt or fail to perform its obligations, have different economic goals than the combined business, take actions which are contrary to the interests of the combined business or be unable to agree upon the proper conduct of the investment's business.

         o RISK OF TERRORISM. Office buildings, hotels and other properties are subject to the risk that terrorists or other persons may damage or destroy them, or that their value may be damaged or destroyed as a result of damage to or destruction of neighboring properties. In addition, to the extent that added security measures made necessary by changing political conditions increases the cost of operating real property investments, operating income from and value of such properties may be reduced.

         o AMERICANS WITH DISABILITIES ACT. Under the Americans with Disabilities Act ("ADA"), places of public accommodation and commercial facilities are required to meet requirements related to access and use by disabled persons. Compliance with ADA requirements could require both structural and non-structural changes to the properties in which the combined business of ARL, TCI and IOT invests. Noncompliance could result in fines imposed by the federal government or an award of damages to private litigants. The combined business of ARL, TCI and IOT may be required to incur additional and unexpected costs to ensure compliance with the ADA in the future. A number of additional federal, state and local laws exist which impose additional burdens or restrictions on owners with respect to access by disabled persons. Those laws may require modifications or restrict renovations to properties owned by the combined business of ARL, TCI and IOT. The ultimate amount of the cost of compliance with the ADA or other related laws is not currently ascertainable. Any substantial unexpected costs of compliance with the ADA and similar statutes could adversely affect the results of operations of the combined business of ARL, TCI and IOT.

                              THE SPECIAL MEETINGS

INTRODUCTION

         This joint proxy statement and prospectus is being furnished in connection with the solicitation of proxies by the ARL, TCI and IOT boards of directors for use in connection with the special meeting to be held by each entity and any adjournments or postponements of the meetings.

ARL SPECIAL MEETING


         The special meeting of holders of ARL common stock will be held on _________, 2002 at 2:00 p.m., Dallas time at 1800 Valley View Lane, Suite 300, Dallas, Texas. The purpose of the ARL meeting is to consider and vote upon the proposal to approve the TCI merger and the IOT merger and the corresponding agreements and plans of merger.


TCI SPECIAL MEETING


         The special meeting of holders of TCI common stock will be held on ________, 2002 at 3:00 p.m., Dallas time at 1800 Valley View Lane, Suite 300, Dallas, Texas. The purpose of the TCI meeting is to consider and vote upon the proposal to approve the TCI merger and the TCI agreement and plan of merger.


IOT SPECIAL MEETING


         The special meeting of holders of IOT common stock will be held on ___________, 2002 at 4:00 p.m., Dallas time at 1800 Valley View Lane, Suite 300, Dallas, Texas. The purpose of the IOT meeting is to consider and vote upon the proposal to approve the IOT merger and the IOT agreement and plan of merger.


VOTING INSTRUCTIONS

         VOTING BY WRITTEN PROXY CARD. To vote by written proxy card, sign and date each proxy card you receive and return it in the prepaid envelope. If a stockholder is a corporation or partnership, the accompanying proxy card must be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer's full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

         VOTING BY TELEPHONE OR THE INTERNET. Instructions for a stockholder of record to vote by telephone or the Internet are set forth on the enclosed proxy card. To vote by telephone, call toll-free 1-800-PROXIES and follow the instructions using the control number provided to you on the proxy card. To vote by Internet, access the web page at www.voteproxy.com and follow the instructions using the control number provided to you on the proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which comply with Nevada law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly


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



recorded. For stockholders who wish to vote telephonically, after entering your control number, you will hear the name of the company and will be offered the option to vote for all of the recommendations or to vote on each proposal individually. Proposals are referred to by proposal number (as shown on the proxy card). After voting on each proposal, you will be asked to confirm the vote. Prior to ending the call, you will be asked if you wish to vote on another proxy. If yes, the process will be repeated for the next control number entered.

         For stockholders who vote via the Internet, after entering your control number, you will be offered the option to vote for all of the recommendations or to vote on each proposal individually. The text of each proposal is displayed exactly as it appears on the proxy card. After the voting process is completed, you will be shown how you have voted and given the opportunity to change your vote. You are also given the option of receiving confirmation of the vote via e-mail. In the future, your e-mail address may be used to distribute material via the Internet. Prior to ending the session, you will be asked if you wish to vote on another proxy. If yes, the process will be repeated for the next control number entered.


         Any ARL, TCI or IOT stockholder signing and delivering a proxy has the power to revoke the proxy at any time prior to its use by:

         a. filing with the corporate secretary of ARL, TCI or IOT, as applicable, a written revocation of the proxy or a duly executed proxy;

         b. submitting another proper proxy bearing a later date than that of the proxy first given by:

                  o signing and returning a proxy card to either the corporate secretary of ARL, TCI or IOT, as applicable;

                  o following the telephone voting instructions to change your vote by calling toll-free 1-800-PROXIES and using the control number provided on the proxy card;

                  o following the Internet voting instructions to change your vote by accessing the web page at www.voteproxy.com and using the control number provided on the proxy card; or

         c. attending and voting in person at the meeting.

         Shares represented by a properly executed proxy, and all properly completed proxies voted by telephone or the Internet, which are delivered pursuant to this solicitation (and not later revoked) will be voted in accordance with the instructions indicated on the proxy, and at the discretion of the proxy holders on all other matters properly addressed at the meeting. If an ARL, TCI or IOT stockholder executes a proxy without instructions, the votes represented by the proxy will be submitted in favor of the proposals.

         Your broker may vote shares on the merger only if you instruct your broker how to vote. A "broker non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote because the broker or nominee lacks the authority to vote on a particular proposal and has not received any voting instructions from the beneficial owner. Broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum; however, for purposes of determining the outcome of any matter in which brokers or nominees have no discretionary power to vote, broker non-votes will be treated as not present and not entitled to vote with respect to that matter. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not tell your broker how to vote, your shares will not be voted on the merger. If you hold your shares in a brokerage account, you cannot vote in person at your meeting. If you hold your shares in a brokerage account and you have instructed your broker to vote, you must follow your broker's instructions regarding how to change your vote.

         If the stockholders have any questions regarding the business combination, they should contact Investor Relations at 1-800-400-6407.

RECORD DATE; VOTES REQUIRED


         ARL. Only holders of shares of ARL common stock of record at the close of business on the record date, June 4, 2002, will be entitled to notice of and to vote at the ARL special meeting. The mergers and merger agreements will be approved by ARL if the mergers receive the affirmative vote, in person or by proxy, of a majority of the votes cast at the ARL meeting. The holders of a majority of the outstanding stock entitled to vote, present in person or by proxy, will constitute a quorum for purposes of the ARL meeting. As of the record date for the ARL special meeting, there were 11,375,127 shares of ARL common stock outstanding. BCM, TCI and the members of the board of directors and executive officers of ARL and its affiliates beneficially owned, as of the record date, 7,026,516 shares, which represent approximately 61.7% of the outstanding shares. After completion of the TCI and IOT mergers, the directors, executive officers and affiliates of ARL will beneficially own 70.0% of the outstanding shares of ARL, assuming that all TCI and IOT stockholders take Series G and Series H redeemable convertible preferred stock in the mergers and the conversion of all shares of Series G and Series H redeemable convertible preferred stock received in the mergers. The directors, executive officers and the affiliates of the directors and executive officers of TCI and IOT will, indirectly and directly, beneficially own 70.2% of the outstanding common stock of ARL after completion of the TCI and IOT mergers, assuming that all TCI and IOT stockholders take Series G and Series H redeemable convertible preferred stock in the mergers and the conversion of all shares of Series G and Series H redeemable convertible preferred stock received in the mergers. BCM will own 64.9% of the outstanding common stock of ARL after completion of the TCI and IOT mergers, assuming that all TCI and IOT stockholders take Series G and Series H redeemable convertible preferred stock in the mergers and the conversion of all shares of Series G and Series H redeemable convertible preferred stock received in the mergers. Each share of ARL common stock entitles its holder to cast one vote on matters as to which voting is permitted or required by Nevada law. BCM, TCI and, to the knowledge of ARL, the members of the board of directors and executive officers of ARL and their affiliates intend to vote their shares in favor of the mergers, however, a majority of the nonaffiliated shares is needed to approve the mergers. Since the ARL bylaws require the affirmative vote of a majority of the votes cast at the meeting, abstentions and broker non-votes will be excluded when calculating the number of votes required for approval of the proposals.

         TCI. Only holders of shares of TCI common stock of record at the close of business on the record date, June 4, 2002, will be entitled to notice of and to vote at the TCI special meeting. The TCI merger and the TCI merger agreement will be approved by TCI if the TCI merger receives the affirmative vote, in person or by proxy, of (1) a majority of the votes cast at the TCI meeting and
(2) a majority of the votes cast by the holders of shares of TCI common stock not held by Mr. Phillips, BCM or ARL, voting at the TCI meeting, whether in person or by proxy. The holders of a majority of the shares of voting stock, present in person or by proxy, will constitute a quorum for purposes of the TCI meeting. As of the record date for the TCI special meeting, there were 8,042,594 shares of TCI common stock outstanding. Each share of TCI common stock entitles its holder to cast one vote on matters as to which voting is permitted or required by Nevada law. ARL (indirectly), BCM (directly and indirectly) and the members of the board of directors and executive officers of TCI and its affiliates beneficially owned, as of the record date for the TCI special meeting, 5,217,722 shares, which represent approximately 64.6% of the outstanding shares. ARL, BCM and, to the knowledge of TCI, the members of the board of directors and the executive officers of TCI and its affiliates intend to vote their shares in favor of the TCI merger. Since the TCI bylaws require the affirmative vote of a majority of the votes cast at the meeting, abstentions and broker non-votes will be excluded when calculating the number of votes required for approval of the proposals.

         IOT. Only holders of shares of IOT common stock record at the close of business on the record date, June 4, 2002, will be entitled to notice of and to vote at the IOT special meeting. The IOT merger and merger agreement will be approved by IOT if the merger receives the affirmative vote, in person or by proxy, of (1) a majority of the votes cast at the IOT meeting and (2) a majority of the votes cast by the holders of shares of IOT common stock not held by Mr. Phillips, BCM or ARL, voting at the IOT meeting, whether in person or by proxy. The holders of a majority of the shares of voting stock, present in person or by proxy, will constitute a quorum for purposes of the IOT meeting. As of the record date for the IOT special meeting, there were 1,438,945 shares of IOT common stock outstanding. Each share of IOT common stock entitles its holder to cast one vote on matters as to which voting is permitted or required by Nevada law. ARL (indirectly), BCM and the members of the board of directors and executive officers of IOT and its affiliates beneficially owned, as of the record date for the IOT special meeting, 862,465 shares, which represent approximately 59.9% of the outstanding shares. ARL, TCI, BCM and, to the knowledge of IOT, the members of the board of directors and the executive officers of IOT and its affiliates intend to vote their shares in favor of the IOT merger. Since the IOT bylaws require the affirmative vote of a majority of the votes cast at the meeting, abstentions and broker non-votes will be excluded when calculating the number of votes required for approval of the proposals.


APPRAISAL RIGHTS

         None of the ARL, TCI or IOT stockholders will be entitled to dissenters or appraisal rights as a result of or in connection with the mergers.

SOLICITATION OF PROXIES

         The boards of directors of ARL, TCI and IOT are soliciting proxies for use in connection with the special meetings to be held by each entity and any adjournments or postponements of either meeting. ARL, TCI and IOT will bear equally the expense of the proxy solicitation. The costs of the proxy solicitation are estimated to be $7,000. Georgeson Stockholder Communications, Inc. has been retained to act as proxy solicitor in connection with the special meetings. The proxy solicitor may contact ARL, TCI and IOT stockholders by mail, telephone, telex, telegraph and personal interviews and may request brokers, dealers and other nominee stockholders to forward the proxy materials to beneficial owners of ARL, TCI or IOT shares. The proxy solicitor will receive a fee estimated not to exceed $30,000 for these services, plus reimbursement of out-of-pocket expenses. ARL, TCI and IOT will indemnify the proxy solicitor against certain liabilities and expenses in connection with the mergers, including liabilities under federal securities laws. The telephone number of the proxy solicitor is 212-805-7000.

OTHER MATTERS FOR ACTION AT THE SPECIAL MEETINGS

         The ARL, TCI and IOT boards of directors are not aware of any matters to be presented for action at any of the special meetings other than those described in this joint proxy statement and prospectus. If other matters should properly come before any special meeting, it is intended that the holders of proxies solicited by this joint proxy statement and prospectus will vote on those matters in their discretion.

                                 SPECIAL FACTORS

GENERAL

         The following is a description of all material matters concerning the business combination. Pursuant to the business combination, wholly-owned subsidiaries of ARL will be merged with and into TCI and IOT and TCI and IOT will become subsidiaries of ARL. If the TCI stockholders approve their merger and the merger is consummated, each share of outstanding TCI common stock will be converted into $17.50 in cash (less the amount of any dividend declared and paid after January 2, 2002 by TCI on the TCI common stock) unless the TCI stockholder affirmatively elects to receive one share of Series G redeemable convertible preferred stock in exchange for each share of outstanding TCI common stock. Outstanding shares of TCI common stock held by ARL, its subsidiaries or TCI will be cancelled and shares of TCI common stock held by BCM and other affiliates of ARL will be exchanged for shares of Series G redeemable convertible preferred stock. Similarly, if the IOT stockholders approve their merger, each share of outstanding IOT common stock will be converted into $19.00 in cash (less the amount of any dividends declared and paid after January 2, 2002 by IOT on the IOT common stock) unless the IOT stockholder affirmatively elects to receive one share of Series H redeemable convertible preferred stock. Outstanding shares of IOT held by ARL, its subsidiaries, TCI or IOT will be cancelled and each share of IOT common stock held by BCM and other affiliates of ARL will be exchanged for shares of Series H redeemable convertible preferred stock. Notwithstanding the foregoing, the ARL board of directors has determined that ARL would not enter into the merger agreements unless, in each case, sufficient cash was available to ARL, either from its own resources or from TCI or IOT immediately after the mergers, to pay the cash merger consideration due as a result of the mergers.

THE COMPANIES

         AMERICAN REALTY INVESTORS, INC. ("ARL"). A publicly traded (NYSE) Nevada corporation engaged primarily in the business of owning and operating a portfolio of real estate and financing real estate and real estate activities through investments in mortgage loans.

         TRANSCONTINENTAL REALTY INVESTORS, INC. ("TCI"). A publicly traded
(NYSE) Nevada corporation engaged primarily in the business of owning and operating a portfolio of real estate and financing real estate and real estate activities through investments in mortgage loans.

         INCOME OPPORTUNITY REALTY INVESTORS, INC. ("IOT"). A publicly traded
(AMEX) Nevada corporation engaged primarily in the business of owning and operating a portfolio of real estate and financing real estate and real estate activities through investments in mortgage loans. IOT is a real estate investment trust.

         TRANSCONTINENTAL REALTY ACQUISITION CORPORATION. A Nevada corporation recently formed as a wholly-owned subsidiary of ARL that will merge with and into TCI.

         INCOME OPPORTUNITY ACQUISITION CORPORATION. A Nevada corporation recently formed as a wholly-owned subsidiary of ARL that will merge with and into IOT.

         The principal operating offices of each of ARL, TCI, IOT, Income Opportunity Acquisition Corporation and Transcontinental Realty Acquisition Corporation are located at 1800 Valley View Lane, Suite 300, Dallas, Texas 75234. The telephone number for each corporation is 469-522-4200.

BACKGROUND OF THE BUSINESS COMBINATION

         TCI and IOT are parties to a 1990 settlement of litigation known as the Olive Settlement. The original settlement has been modified and the modification has been the subject of an amendment. Periodically, since 1990, designated Settlement Counsel, George Donaldson, has challenged the compliance of the parties under the Olive Settlement, the modification and the amendment and has unsuccessfully sought to remove BCM from its advisory position to TCI, IOT and other entities. Settlement Counsel also sought to, from time to time, remove some or all of the directors of TCI, IOT and other entities.

         On June 14, 2000, Mr. Phillips and A. Cal Rossi, Jr. were indicted* by a Grand Jury in the Southern District of New York, charged with conspiracy to commit securities fraud and kickback and wire fraud schemes. Mr. Phillips is a representative of a trust for the benefit of his children that indirectly owns BCM. As a representative of the trust, Mr. Phillips has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services for ARL, TCI and IOT. Mr. Rossi serves as an officer of BCM, ARL, TCI and IOT. Following the announcement of the indictments the market values of TCI and IOT common stock declined precipitously, thereby exposing certain owners of the securities to margin calls. Sales under margin calls were averted in almost all instances, but one brokerage firm sold a large block of stock in TCI to an investment fund. On October 3, 2001, ARL entered into an option to purchase the TCI common stock from the investment fund at a price of $16.50 per share. Mr. Donaldson, Settlement Counsel under the Olive Settlement, read about the purchase option agreement and inquired as to whether or not there was interest in a transaction whereby all of the shares owned by non-affiliates in IOT and TCI might be purchased by ARL for cash.

         In early July 2000, Henry W. Simon, Jr. and the Fort Worth, Texas law firm of Simon, Warner & Doby, were employed to represent BCM, Mr. Phillips, ART and ARL. On October 12, 2000, Mr. Simon attended a hearing in San Francisco in the Olive Litigation. After the hearing there was a brief conversation between Messrs. Simon and Donaldson in which the possibility of finally settling the disputes in the Olive Settlement by offering cash to nonaffiliated TCI and IOT stockholders was discussed.

         On October 31, 2000, Mr. Simon met with his clients and others about the status and possibilities of the proposed purchase of stock and settlement. These parties contacted Settlement Counsel by telephone, informing him that there was some willingness to consider attempts to determine cash prices which would be agreeable to all parties and acceptable to Judge Marilyn H. Patel, Chief Judge, United States District Court for the Northern District of California. Judge Patel would have to make a finding that each price offered was fair pursuant to the class action provisions which govern the derivative litigation. Later the same day, Mr. Simon


----------

* On February 13, 2002, following a lengthy trial, Messrs. Phillips and Rossi were acquitted of all charges in the U.S. District Court, Southern District of New York.

attended a meeting with Ted P. Stokely, Chairman of the board of TCI and IOT, and Robert A. Waldman, General Counsel to ARL, TCI and IOT, to discuss the mechanics leading toward a possible settlement. On November 3, 2000, Settlement Counsel, Mr. Phillips and Mr. Simon met to negotiate a possible pricing structure. Mr. Phillips indicated that he might consider recommending that ARL acquire the shares of common stock held by nonaffiliated TCI stockholders for $16 per share and nonaffiliated IOT stockholders for $14 per share.

         On November 15, 2000, Mr. Waldman contacted representatives of Houlihan Lokey in Los Angeles, California to discuss Houlihan Lokey's interest in providing a fairness opinion which would be necessary in the event the parties reached an agreement on prices. Houlihan Lokey indicated that they would be pleased to work in furtherance of the transaction. Houlihan Lokey prepared a draft retainer agreement among IOT, TCI and Houlihan Lokey, and sent it to Mr. Waldman.

         On November 17, 2000, at meetings of the boards of directors of TCI and IOT, the members were advised that Settlement Counsel had expressed an initial interest in a buy out by ARL of all nonaffiliated stockholders at $16 per TCI share and $14 per IOT share, subject to further information and negotiation as to price. In attendance at the meetings were directors R. Douglas Leonhard*, Martin L. White, Edward G. Zampa* and Ted P. Stokely. Also attending the meetings were Mark W. Branigan, then a director of ARL and Chief Financial Officer of ARL, TCI and IOT, Karl L. Blaha, then a director of ARL and President of ARL, TCI and IOT, and Robert A. Waldman, Senior Vice President, General Counsel and Secretary of ARL, TCI and IOT.


         On November 20, 2000, Settlement Counsel, Mr. Waldman, Mr. Phillips and Mr. Simon met in Dallas to discuss the proposals made and responses received between the parties. At that time Settlement Counsel indicated that he would not consider any price less than $16.50 per share for the TCI shares, which was the option price agreed to between ARL and the investment fund. Settlement Counsel took the position, that under no circumstances would he agree to any settlement in which the cash price per share to be paid to the nonaffiliated TCI stockholders was less than the amount ARL would have to pay by April 2001 to exercise its options for the TCI shares purchased from a private investment fund. Accordingly, the price of $16.50 cash per share became Settlement Counsel's absolute floor for the purchase price for the TCI shares. Additionally, Settlement Counsel advised that in order to go forward he wished to engage Green Street Advisors, Inc. to review asset values of TCI and IOT. Settlement Counsel was unwilling to commit to support any specific price until Green Street completed its review of the value of TCI and IOT. Settlement Counsel also advised that whatever price might be agreed upon would be based upon a current appraisal and evaluation of the underlying assets of the subject companies. Green Street Advisors, Inc. is a Newport Beach based independent research and consulting firm concentrating on publicly-traded real estate securities, principally real estate




----------

* Messrs. Leonhard and Zampa resigned as directors of TCI and IOT on December 14, 2001. Messrs. Leonhard and Zampa were directors of both TCI and IOT, but held no other position in any of TCI, IOT or ARL. Mr. Leonhard did not provide any reason for his resignation; Mr. Zampa advised that his workload had increased and time no longer permitted him to continue; neither individual advised of any disagreement with any policies or practices or operations of either TCI or IOT, nor did either individual furnish TCI or IOT with any letter describing any disagreement and requesting that the matter be disclosed. See also Current Report on Form 8-K for event occurring December 14, 2001 of TCI and IOT.

investment trusts ("REITs") and other publicly-traded real estate companies. Green Street's stated mission is to provide exceptional research products and consulting services that lead to superior investment performance and insight for its clients. Green Street was selected by Settlement Counsel without any input or concurrence by any representative of ARL or its counsel. Except where Green Street provided information to Settlement Counsel based upon information obtained from ARL, TCI or IOT and their affiliates, no material relationship exists between Green Street and ARL, TCI or IOT nor has any existed during the past two years. To the best knowledge of the representatives of ARL, Green Street did not provide any opinion or appraisal or recommendation relating to the fairness of the consideration in either merger transaction. Green Street apparently provided to Settlement Counsel information with respect to TCI's and IOT's separate net asset values in the aggregate and on a per share basis, implied cap rate, multi-family property NOI, office property NOI, industrial property NOI, retail property NOI, and hotel property NOI. Such information was prepared for and available to Settlement Counsel, but does not include any specific recommendations, procedures followed, basis for or methods of arriving at any findings or recommendations. Green Street did not receive any instructions from ARL, TCI or IOT, nor did ARL, TCI or IOT impose any limitations upon Green Street in the scope of its investigation or the information it provided to Settlement Counsel.


         The ARL board of directors met on November 22, 2000, to consider the possible acquisition of the shares of nonaffiliated stockholders at TCI and IOT. Present at that meeting were ARL directors Richard D. Morgan**, Karl L. Blaha***, Collene C. Currie, Roy E. Bode****, Joseph Mizrachi and Mr. Branigan and Mr. Waldman. The ARL board determined that management should proceed with negotiations on this matter.

         During the month of December 2000, Mr. Simon discussed with Settlement Counsel the appropriate procedure to advise Judge Patel that the parties were considering settlement. On December 21, 2000, Mr. Simon approved a form of Statement of the Case to be submitted by Settlement Counsel, which would formally advise Judge Patel that the parties were discussing a settlement. During January 2001, Messrs. Simon and Waldman prepared at the request of Settlement Counsel certain historical summaries of the trading values of stocks involved and facilitated the exchange of information between BCM and Green Street in order to expedite the analysis of the underlying values of TCI and IOT. On February 14, 2001, Mr. Simon discussed with Settlement Counsel certain discounts and other assumptions which ARL felt were appropriate in reaching final values. These discussions continued with telephone conversations on February 22, 23, and 28, 2001. On March 7, 2001, Settlement Counsel and Adam Markman of Green Street met with Messrs. Simon and Waldman in Dallas to review additional information



----------

** Richard D. Morgan resigned as a director of ARL on October 25, 2001. Mr. Morgan did not provide any reason for his resignation and did not advise of any disagreement with any policies or practices or operations of ARL nor did he furnish ARL with any letter describing any disagreement and requesting that the matter be disclosed.

*** Karl L. Blaha resigned as a director of ARL and from his positions as President of ARL, TCI and IOT on February 5, 2002. Mr. Blaha did not provide any reason for his resignation and did not advise of any disagreement with any policies or practices or operations of either ARL, TCI or IOT, nor did he furnish ARL, TCI or IOT with any letter describing any disagreement and requesting that the matter be disclosed. See also Current Report on Form 8-K for event occurring December 14, 2001 of TCI and IOT.

**** Roy E. Bode did not stand for re-election at ARL's Annual Meeting on July 10, 2001 and therefore ceased to be a director of ARL on that date.

regarding certain assets. Following that meeting and several other conversations but prior to April 12, 2001, Messrs. Simon and Phillips and Settlement Counsel reached a tentative agreement to propose final cash prices of $16.50 for each of the TCI shares and $19 for each of the IOT shares.

         On or about February 1, 2001, Settlement Counsel forwarded to Mr. Simon and Mr. Phillips an initial report from Green Street which, while not a complete economic analysis, reflected some of the methodology to be used by Green Street. Issues arose with Mr. Phillips and Mr. Blaha over the assumptions contained within the methodology, as follows:

         o Mr. Phillips and his advisors disputed the appropriate cap rate for many of the apartment properties which would depend, to a great extent, on whether those particular properties might be classified as "B" or "C" apartment projects. And, as a function of the cap Mr. Phillips and Mr. Branigan analyzed the capital budgets, both past and projected for these properties

         o With reference to raw land Mr. Phillips and his advisors debated the effect on probable value of the sale of parcels out of a large tract. The questions raised were how indicative a single or even several separate parcel sales might be toward fixing the value of a tract of 100 plus acres

         o Additionally, issues were raised as to the economic significance of pending, unclosed contracts

         o Mr. Phillips and his advisors debated the proper criteria to utilize in attempting to determine the economic values to be obtained if a large number of the properties, particularly those grouped in the same markets, were to be placed on the market within a six to twelve month period

         On February 14, 2001, Simon discussed with Settlement Counsel certain discounts and other assumptions which ARL felt were appropriate in reaching final values. These discussions continued with telephone conversations on February 22, 23, and 28, 2001.

         These conversations were critical to the final result. The prospect of lowered interest rates, as the result of a national recession and possible action by the Federal Reserve Board, would produce higher values for older properties because such rates facilitated both sales and refinancing. However, Mr. Phillips and his advisors disputed the lasting effect of such a monetary policy. Mr. Phillips pointed out that lowered rates increased new construction, which, while it generated economic activity, also increased competition. And, the recession, arguably, affected the collectibility of rent. Generally, it was Phillips' view that immediate conditions should be seen in a longer context, leading generally to lower value for these older units. Settlement Counsel disputed the discounting of current conditions.

         On March 7, 2001, Settlement Counsel and Adam Markman of Green Street met with Messrs. Simon and Waldman in Dallas, Texas to review additional information regarding certain assets. Following that meeting and several other conversations but prior to April 12, 2001, Settlement Counsel and Messrs. Simon and Phillips reached a tentative agreement to propose final cash prices of $16.50 for each of the TCI common stock and $19 for each of the IOT common stock. Other criteria and assumptions commonly utilized in the evaluation of real estate were likewise raised and debated through these discussions.

         On March 20, 26, 27, and 30, 2001, Mr. Simon held telephone conversations with Settlement Counsel to complete the data base from which the final agreed prices might be determined. On April 10, 2001, Mr. Phillips and Mr. Simon met with Settlement Counsel in California and reached an initial agreement that Settlement Counsel was authorized to communicate to Judge Patel. In May 2001, Settlement Counsel delivered a letter to Judge Patel concerning the proposed settlement of the litigation which included the proposed purchase prices of $16.50 per TCI share and $19.00 per IOT share. On May 8, 2001, Mr. Simon appeared before Judge Patel in a conference format and discussed with the Court the nature of the proposed settlement, the steps necessary to achieve both a resolution of all open issues between the parties and the subsequent judicial and regulatory approvals which would be needed to implement the transaction.

         In June and July 2001, Settlement Counsel, aided by the Green Street evaluation team, continued to review data in order to reach an agreement on the share prices. On July 26, 2001, Mr. Simon met with Mr. Phillips in his Dallas office to review the summary pages of the Green Street report for TCI. On July 30, 2001, Mr. Simon met with Settlement Counsel in the offices of BCM in Dallas, Texas to discuss the initial evaluations submitted by Green Street. On the following day, July 31, 2001, Mr. Markman of Green Street joined the meetings with Settlement Counsel, Mr. Phillips, certain asset managers of BCM, and others in the Dallas offices of BCM. Mr. Markman also viewed some of the more significant TCI properties located in the Dallas area.

         Negotiations regarding comparative values and their effect upon proposed price per share provisions of a joint settlement continued during the month of August 2001. ARL desired that there be an alternative election offered to TCI and IOT stockholders whereby a stockholder could (if a clear affirmative election to do so is made) accept preferred stock in ARL in lieu of the cash amounts of $16.50 per TCI share and $19 per IOT share. Settlement Counsel negotiated for a penalty if the transaction is not completed by ARL and urged that the TCI data warranted an increase in the cash price to be paid to TCI stockholders. Just prior to August 30, 2001, Settlement Counsel, Mr. Phillips, and the other participants from BCM agreed upon (a) an increase in the price to be offered TCI stockholders from $16.50 per share to $17.50 per share; (b) a preferred stock election as to each offeree; (c) a $5.00 per share penalty for failure to complete the transaction; and (d) a tender offer procedure, providing the same considerations, in the event that the regulatory process with the SEC could not be completed satisfactorily or expeditiously.

         On August 30, 2001, the TCI and IOT directors held special meetings at which time they approved the terms of the proposed settlement subject to completion of due diligence and negotiation of a final agreement. In attendance at the meetings were directors Messrs. Leonhard, White, Zampa and Stokely. Also attending the meetings were Messrs. Blaha, Corna and Waldman. Mr. Waldman reviewed the terms of the proposed settlement which had been negotiated between the parties. They discussed the need to obtain approval from the Court and from the nonaffiliated stockholders of TCI and IOT. The Settlement Agreement was drafted by Messrs. Donaldson and Simon in September 2001. Mr. Simon discussed the proposed joint settlement with Settlement Counsel on a daily basis during September and the early part of October. Mr. Simon met with Settlement Counsel in San Francisco on October 3 and 4, 2001 to continue discussions of the Settlement Agreement. Commencing on October 12, 2001, Mr.

Simon broadened his activities to discuss all aspects of the then "draft" form of the Settlement Agreement, along with ancillary documents to be filed therewith, with Jessica Pers and David Goldstein of the Heller Ehrman White & McAuliffe law firm, special counsel to the boards of directors of TCI and IOT in the Olive Litigation.

         On October 15, 2001, Mr. Simon discussed certain new concerns with Messrs. Donaldson and Waldman, Eric Redwine, an attorney for BCM, and again with Ms. Pers. Ms. Pers, by letter, and in telephone conferences raised a concern regarding whether or not the language embodied in the draft agreement might be read to indicate that an appeal, then pending, was being abandoned by the appellants. It was agreed that a part of the Settlement Agreement would be a voluntary abatement, assuming the consent of the 9th Circuit Court of Appeals, in the pending appeal over issues of jurisdiction which arose from an earlier order from Judge Patel in which the Court declared that it had jurisdiction to continue consideration of certain activities of the TCI and IOT directors and of BCM and its officers.

         On October 18, 2001, the written Settlement Agreement was filed with Judge Patel. Ms. Pers suggested new language which would make it clear that the appeal, if abated, was not being abandoned or resolved by agreement and would revive in the event the contemplated settlement failed to come to fruition. On October 23, 2001, a press release was issued on behalf of ARL, TCI and IOT announcing the preliminary agreement with Settlement Counsel providing for ARL to acquire all of the outstanding common stock of TCI and IOT. On October 25, 2001, the boards of directors of TCI and IOT held special meetings with the representatives of Houlihan Lokey. The directors reviewed the settlement proposal and discussed with Houlihan Lokey the procedures that Houlihan Lokey would apply in analyzing the fairness of the proposed transaction. It was noted that Houlihan Lokey would render an opinion as to the fairness from a financial point of view of the consideration to be received by the TCI and IOT nonaffiliated public stockholders.

         On the morning of December 10, 2001, counsel reported to Judge Patel on their progress and received the Court's comments. That afternoon and evening the parties worked through the Court's comments, as well as certain comments relayed to the parties from Stephen Taylor, the Special Master. On December 11, 2001, Messrs. Simon and Donaldson had extensive telephone conversations with all participants in the negotiation process which resulted in certain changes being made to the documents and, upon accomplishment of such changes, the documents then believed to be in final form were filed with Judge Patel. The Court signed the order preliminarily approving the Settlement Agreement on December 18, 2001. The Court also approved a proposed Notice of Proposed Settlement of Derivative Action which was then mailed to all stockholders of TCI and IOT. The Notice described the proposed settlement and advised that a Settlement Hearing would be held on February 4, 2002.

         On February 1 and 4, 2002, the TCI board of directors met by telephone conference to review a draft of a board presentation prepared by Houlihan Lokey, which contained proposed revisions to the timing of the conversion period of the preferred stock available by affirmative election by the TCI stockholders. During that meeting, discussions ensued concerning the probable timing based upon potential filings by ARL depending upon the consummation of the TCI merger. The TCI board of directors concluded that the recommended change in timing of conversion periods would be beneficial to those TCI stockholders who affirmatively elect to receive preferred stock. Following these discussions, the TCI directors reaffirmed their February 1, 2002, determination that the terms of the Settlement Agreement and contemplated merger are procedurally and substantively fair to the nonaffiliated TCI stockholders as previously described.

         On February 1 and 4, 2002, the IOT board of directors met by telephone conference to review a draft of the board presentation prepared by Houlihan Lokey, which contained proposed revisions to the timing of the conversion period of the preferred stock available by affirmative election by the IOT stockholders. During that meeting, discussions ensued concerning the probable timing based upon potential filings by ARL depending upon the consummation of the IOT merger. The IOT board of directors concluded that the recommended change in timing of conversion periods would be beneficial to those IOT stockholders who affirmatively elect to receive preferred stock. Following these discussions, the IOT directors reaffirmed their February 1, 2002, determination that the terms of the Settlement Agreement and contemplated merger are procedurally and substantively fair to the nonaffiliated IOT stockholders as previously described.

         On February 4, 2002, the board of directors of ARL had a telephonic board meeting to begin consideration of the proposed acquisitions of TCI and IOT by ARL in the manner contemplated by the Settlement Agreement. Present at the meeting were Ms. Currie and Messrs. Cecil, Humphrey and Mizrachi. Also attending the meeting were Ronald E. Kimbrough, Mr. Waldman, Jeffrey Sone and Tiffany Marchesoni. Following a discussion of the proposed transaction, the ARL board adjourned until the following afternoon to permit members of the board to consider information provided by management and to receive additional information requested by members of the board. The meeting of the ARL board reconvened on February 5, 2002. In attendance were directors Ms. Currie and Messrs. Cecil and Humphrey. Also attending the meeting were Messrs. Kimbrough, Waldman, Sone and Tiffany Marchesoni. The board received presentations from management regarding the proposed transaction, including detailed presentations regarding ARL's proposed plan for raising the funds necessary to pay for shares of TCI and IOT common stock to be purchased from stockholders not affiliated with ARL or BCM. In addition, the ARL board received representations from legal counsel to ARL and discussed with management of ARL and ARL's legal counsel matters relating to the proposed transactions. Mr. Cecil, Ms. Currie and Mr. Humphrey were present, in person, at the meeting of the ARL board on February 5. Messrs. Blaha and Mizrachi were not present. Following an extended discussion regarding the proposed transactions among ARL, TCI and IOT and other matters related to the current and proposed business operations of ARL, the board again adjourned its meeting until the following afternoon. Subsequent to the adjournment of the ARL board's meeting on February 5, Mr. Blaha tendered his resignation as a member of the ARL board and as an officer of ARL, TCI and IOT. Mr. Blaha did not communicate the reasons for his resignation to the ARL board or to the boards of TCI or IOT.

         On February 6, 2002, the ARL board reconvened telephonically. Present for the entire meeting were Ms. Currie and Messrs. Humphrey and Mizrachi. Mr. Cecil joined the meeting after it was in progress. Also attending the meeting were Messrs. Kimbrough, Waldman, and Sone and Ms. Marchesoni. Following a discussion of the proposed transaction, the board unanimously approved the proposed business combination between ARL and each of TCI and IOT and determined to recommend that stockholders of ARL approve the transactions. Following these actions, the board adjourned its meeting.

         On February 12, 2002 the Court signed the order finally approving the Settlement Agreement.


         Because the business combination arose out of a negotiated settlement of the Olive litigation, the boards of TCI and IOT were presented with the settlement terms to either approve or not approve and continue with the Olive litigation. This was not a typical merger or acquisition situation where the board of directors had alternatives to consider. Continuation as a going concern not considered because it would not have settled the litigation. However, the TCI and IOT stockholders may continue to participate in the future of the combined companies by opting to receive Series G or H convertible preferred stock. Liquidation was considered only in the evaluation of the assets of each company with a discount for the cost of liquidation and the uncertainty of realizing the asset values over the time required to liquidate.


DETERMINATION OF MERGER CONSIDERATION

         The merger consideration was determined through negotiations by and between representatives of ARL and Settlement Counsel in the Olive Litigation. The parties desired to reach a settlement which would allow the nonaffiliated TCI and IOT stockholders to obtain a fair price for their common stock and resolve the ongoing litigation. Settlement Counsel sought to obtain the highest cash price possible for the shares. Green Street reviewed the assets of both companies and advised Settlement Counsel on the underlying net asset values. The agreed upon cash prices per share were greater than the current or historical trading prices and less than the estimated net asset value per share.

         ARL desired to provide the stockholders with an opportunity to continue to participate in the ongoing business combination through stock ownership. Therefore, the proposal to allow stockholders to affirmatively elect to receive one share of ARL preferred stock for each one share of TCI or IOT common stock was set forth. Each series of the preferred stock was set with a liquidation value per share at a premium above the cash price per share. ARL set the annual dividend on the preferred stock at 10%. The conversion ratio was not determined by the board of directors of ARL until after Houlihan Lokey completed their evaluation and calculated a range of conversion ratios based on such evaluation. Initially Houlihan Lokey's engagement was limited to rendering an opinion as to the fairness from a financial point of view of the consideration to be received by the IOT and TCI nonaffiliated public stockholders. The scope of the engagement was subsequently expanded and Houlihan Lokey was requested to conduct negotiations on behalf of the TCI and IOT boards of directors with representatives of ARL with respect to the terms of the proposed transaction, including the conversion ratios for each series of preferred stock and the timing of ARL's right to redeem the preferred stock.

         Houlihan Lokey advised the TCI and IOT boards that the conversion ratios should be such that the stockholders would receive a number of shares of ARL common stock with a range of underlying net asset values that approximates the range of the underlying net asset values of the shares of TCI or IOT common stock they had exchanged for one share of ARL preferred stock. They also suggested that the ARL preferred shares should not be redeemable until the nonaffiliated stockholders had an opportunity to evaluate the resulting business combination and convert to ARL common stock.

TCI'S PURPOSE AND REASONS FOR THE TCI MERGER

         Pursuant to the Settlement Agreement, TCI received an offer to its stockholders at $17.50 cash per share. That offer (in the form of the merger of TCI into ARL) was at a significant premium over the average closing price of TCI common stock over the thirty trading days prior to October 23, 2001. The TCI board of directors received a suggestion of the concept of a cash offer through advice initially in November 2000 and continued with periodic updates, through mid-October 2001. Although the actual amount of the offer was not finalized until October 23, 2001, the concept of the offer at a range reflecting a significant premium over the then market price was known. Once actually received, the TCI board of directors began the analysis process by employment of Houlihan Lokey as an independent financial advisor and reviewing information to determine the potential fairness of the offer to the TCI stockholders.

         In reaching its decision to approve the TCI merger agreement and to recommend that TCI stockholders approve the TCI merger agreement, the TCI board of directors consulted with management and its legal and financial advisors. The TCI board of directors reviewed various information available to it and provided by management, financial advisors and counsel and considered a number of factors, including those described below. During its review, the TCI board of directors did not address whether any of the various factors, information or advice should be considered as a positive or negative factor affecting their respective determinations. In certain instances, one or more of the factors might be considered to be both positive and negative depending upon the importance to the reviewer. The factors were simply viewed as a whole, and the individual members of the TCI board of directors did not find it necessary to make any list of so-called positive factors or so-called negative factors. The TCI board of directors considered a number of factors including, without limitation, the following:

         o The current and historical market prices of TCI common stock relative to the merger consideration and the fact that the $17.50 per share merger consideration represented a 44.6% premium over the average closing price of TCI common stock over the thirty trading days prior to October 23, 2001.

         o The fact that the merger consideration is all cash, which provides certainty of value to nonaffiliated TCI stockholders compared to a transaction in which stockholders would only receive stock.

         o The fact that nonaffiliated TCI stockholders have the opportunity to affirmatively elect to receive ARL preferred stock instead of cash.

         o It is the view of the TCI board of directors that the trading value for shares of TCI common stock was not likely to exceed the merger price in the near term if TCI remained independent.

         o The potential stockholder value that could be expected to be generated from other strategic options available to TCI, including (a) remaining independent and continuing to implement its growth strategy, or (b) pursuing other strategic alternatives, as well as the risks and uncertainties associated with those alternatives.

         o The financial presentation of Houlihan Lokey and the opinion of that firm delivered on February 1, 2002 to the TCI board of directors to the effect that, based upon and subject to the matters set forth in that opinion, as of February 1, 2002, the consideration to be offered to the nonaffiliated TCI public stockholders pursuant to the TCI merger agreement was fair from a financial point of view to those holders.

         o The terms of the TCI merger agreement, as reviewed by the TCI board of directors with TCI legal advisors including:

                  o        the absence of any financing condition

                  o no termination fee if the TCI merger agreement is terminated

                  o consummation of the TCI merger agreement resolving expensive, inconvenient and distracting litigation

         o The TCI board of directors' determination, based on the fact that no other offers to acquire TCI common stock have been made at a level equal to or better than the merger consideration of $17.50 per share before or after initial press reports on and after October 23, 2001, that ARL had agreed to acquire the nonaffiliated stockholder interest in TCI and after discussing with TCI's advisors the potential risks, costs and benefits of contacting other third parties, that there was insufficient reason to justify the risk of delay in proceeding with the favorable transaction with ARL.

         o In the view of the TCI board of directors, based upon the advice of management after consultation with its legal counsel, the regulatory approvals necessary to consummate the TCI merger could be obtained.

         o TCI will no longer exist as an independent company, and its stockholders will no longer participate in the growth of TCI or the pursuit of its standalone business plan and other factors set forth in the TCI certificate of incorporation.

         o Under the terms of the TCI merger agreement, the fact that gains from an all cash transaction would be taxable to TCI stockholders for U.S. federal income tax purposes.






         Although the various factors were simply viewed as a whole, and the individual members of the TCI board did not make any list of positive or negative factors, the following potentially negative factors were considered by the board in its deliberations concerning the merger in relation to both the ARL and TCI businesses, but the board was not able to quantify any of the following:

         o Although the $17.50 per share merger consideration represents a significant premium over the average closing price of TCI common stock over the thirty trading days prior to October 23, 2001, market value per share of TCI common stock has for several years been less than the calculated book value per share from a financial standpoint (at December 31, 2001, it was $26.95 per share).

         o ARL may have to raise capital from other sources, refinance indebtedness, or sell assets (including assets owned by TCI) to produce proceeds sufficient to finance the cash payments in the merger to TCI stockholders, all of which is likely to result in a substantial increase in the amount of leverage as a result of the merger.

         o By virtue of a number of factors, it is possible that there may not be sufficient ARL cash to allow the payment of dividends on the Series G redeemable convertible preferred stock as a result of the substantial debt to be incurred and increase of leverage by ARL.

         o The likelihood that some significant divestitures will be required and the risk that the circumstances of any such divestitures may not fully maximize the value received for the divested assets.

         o The risk of diverting management focus and corporate resources from other strategic opportunities and operational matters for an extended period of time.

         o Gains from an all cash transaction would be taxable to TCI stockholders for U.S. federal income tax purposes even though some TCI stockholders may elect to receive Series G redeemable convertible preferred stock.

         The TCI board of directors has an awareness of all of the possible adverse consequences described above, including that the book value per share of TCI common stock from a financial standpoint exceeds the cash offered of $17.50 per share. Historically, the market value per share of TCI common stock (at least for the last several years) has been less than the calculated book value per share from a financial standpoint (at December 31, 2001, $26.95 per share). Based upon unaudited pro forma consolidated financial statements giving effect to the merger of TCI into ARL, resulting earnings per share would also be less than the historical earnings per share of TCI ($2.32 per share at December 31, 2001). The Board of Directors of TCI is well aware that ARL will have to raise capital from other sources, which will likely include sales of assets owned by TCI, to produce proceeds sufficient to finance the cash payments in the merger to TCI stockholders, all of which is likely to result in a substantial increase in the amount of leverage as a result of the merger.


         During its consideration of the transaction with ARL, the TCI board of directors were also aware that certain directors and executive officers of TCI may have interests in the merger that are different from or in addition to those of nonaffiliated TCI stockholders generally, as described under "Interests of Directors and Officers in the Business Combination." Specifically, the executive officers of BCM, ARL, TCI and IOT are the same. TCI and IOT have the same directors and Mr. Earl Cecil is a director of ARL, TCI and IOT. The multiple positions held by these individuals causes them to owe fiduciary duties to more than one company in the business combination.

         The discussion of the information and factors considered and given and weighed by the TCI board of directors is not intended to be exhaustive, but it is believed to address the material information and factors considered by the TCI board of directors. In view of the number and variety of these factors, the TCI board of directors did not find it practicable to make specific assessments of or otherwise assign relative weights to, the specific factors and analyses considered in reaching its determination. The determination to approve and recommend the TCI merger agreement was made after consideration of all of the factors and analyses as a whole. In addition, individual members of the TCI board of directors may have given different weights to different factors.

IOT'S PURPOSE AND REASONS FOR THE IOT MERGER

         Pursuant to the Settlement Agreement, IOT received an offer to its stockholders at $19 cash per share. That offer (in the form of the merger of IOT into ARL) was at a significant premium over the average closing price of IOT common stock over the thirty trading days prior to October 23, 2001. The IOT board of directors received a suggestion of the concept of a cash offer through advice initially in November 2000 and continued with periodic updates, through mid-October 2001. Although the actual amount of the offer was not finalized until October 23, 2001, the concept of the offer at a range reflecting a significant premium over the then market price was known. Once actually received, the IOT board of directors began the analysis process by employment of Houlihan Lokey as an independent financial advisor and reviewing information to determine the potential fairness of the offer to the IOT stockholders.

         In reaching its decision to approve the IOT merger agreement and to recommend that IOT stockholders approve the IOT merger agreement, the IOT board of directors consulted with management and its legal and financial advisors. The IOT board of directors reviewed various information available to it and provided by management, financial advisors and counsel and considered a number of factors, including those described below. During its review, the IOT board of directors did not address whether any of the various factors, information or advice should be considered as a positive or negative factor affecting their respective determinations. In certain instances, one or more of the factors might be considered to be both positive and negative depending upon the importance to the reviewer. The factors were simply viewed as a whole, and the individual members of the IOT board of directors did not find it necessary to make any list of so-called positive factors or so-called negative factors. The IOT board of directors considered a number of factors including, without limitation, the following:

         o The current and historical market prices of IOT common stock relative to the merger consideration, and the fact that the $19 per share merger consideration represented a 28.7% premium over the average closing price of IOT common stock over the thirty trading days prior to October 23, 2001.

         o The fact that the merger consideration is all cash, which provides certainty of value to nonaffiliated IOT stockholders compared to a transaction in which stockholders would only receive stock.

         o The fact that nonaffiliated IOT stockholders have the opportunity to affirmatively elect to receive ARL preferred stock instead of cash.

         o It is the view of the IOT board of directors that the trading value for shares of IOT common stock was not likely to exceed the merger price in the near term if IOT remained independent.

         o The potential stockholder value that can be expected to be generated from other strategic options available to IOT, including (a) remaining independent and continuing to implement its growth strategy, or (b) pursuing other strategic alternatives, as well as the risk and uncertainties associated with those alternatives.

         o The financial presentation of Houlihan Lokey and the opinion of that firm delivered on February 1, 2002 to the IOT board of directors to the effect that, based upon and subject to the matters set forth in that opinion, as of February 1, 2002, the consideration to be offered to the nonaffiliated IOT public stockholders pursuant to the IOT merger agreement was fair from a financial point of view to those holders.

         o The terms of the IOT merger agreement, as reviewed by the IOT board of directors with IOT legal advisors including:

                  o        the absence of any financing condition

                  o no termination fee if the IOT merger agreement is terminated

                  o consummation of the IOT merger agreement finally putting to end an expensive, inconvenient, distracting litigation

         o The IOT board of directors' determination, based on the fact that no other offers to acquire IOT common stock have been made at a level equal to or better than the merger consideration of $19 per share before or after initial press reports on and after October 23, 2001, that ARL had agreed to acquire the nonaffiliated stockholder interest in IOT and after discussing with IOT's advisors the potential risks, costs and benefits of contacting other third parties, that there was insufficient reason to justify the risk of delay in proceeding with the favorable transaction with ARL.

         o In the view of the IOT board of directors, based upon the advice of management after consultation with its legal counsel, the regulatory approvals necessary to consummate the IOT merger could be obtained.

         o IOT will no longer exist as an independent company, and its stockholders will no longer participate in the growth of IOT or the pursuit of its standalone business plan and other factors set forth in the IOT certificate of incorporation.

         o Under the terms of the IOT merger agreement, the fact that gains from an all cash transaction would be taxable to IOT stockholders for U.S. federal income tax purposes.





         Although the various factors were simply viewed as a whole, and the individual members of the IOT board did not make any list of positive or negative factors, the board did consider the following potentially negative factors were considered by the board in its deliberations concerning the merger in relation to both the ARL and IOT businesses, but the board was not able to quantify any of the following:

         o Although the $19.00 per share merger consideration represents a significant premium over the average closing price of IOT common stock over the thirty trading days prior to October 23, 2001, market value per share of IOT common stock has for several years been less than the calculated book value per share from a financial standpoint (at December 31, 2001, it was $24.48 per share).

         o ARL may have to raise capital from other sources, refinance indebtedness, or sell assets (including assets owned by IOT) to produce proceeds sufficient to finance the cash payments in the merger to IOT stockholders, all of which is likely to result in a substantial increase in the amount of leverage as a result of the merger.

         o By virtue of a number of factors, it is possible that there may not be sufficient ARL cash to allow the payment of dividends on the Series G redeemable convertible preferred stock as a result of the substantial debt to be incurred and increase of leverage by ARL.

         o The likelihood that some significant divestitures will be required and the risk that the circumstances of any such divestitures may not fully maximize the value received for the divested assets.

         o The risk of diverting management focus and corporate resources from other strategic opportunities and operational matters for an extended period of time.

         o Gains from an all cash transaction would be taxable to IOT stockholders for U.S. federal income tax purposes even though some IOT stockholders may elect to receive Series G redeemable convertible preferred stock.

         The IOT Board of Directors has an awareness of all of the possible adverse consequences described above, including that the book value per share of IOT common stock from a financial standpoint exceeds the cash offered of $19.00 per share. Historically, the market value per share of IOT common stock (at least for the last several years) has been less than the calculated book value per share from a financial standpoint (at December 31, 2001, $24.48 per share). The board of directors of IOT is well aware that ARL will have to raise capital from other sources, which will likely include sales of assets owned by IOT, to produce proceeds sufficient to finance the cash payments in the merger to IOT stockholders, all of which is likely to result in a substantial increase in the amount of leverage as a result of the merger.

         During its consideration of the transaction with ARL, the IOT board of directors were also aware that certain directors and executive officers of IOT may have interests in the merger that are different from or in addition to those of nonaffiliated IOT stockholders generally, as described under "Interests of Directors and Officers in the Business Combination." Specifically, the executive officers of BCM, ARL, TCI and IOT are the same. TCI and IOT have the same directors and Mr. Earl Cecil is a director of ARL, TCI and IOT. The multiple positions held by these individuals causes them to owe fiduciary duties to more than one company in the business combination.


         The discussion of the information and factors considered and given and weighted by the IOT board of directors is not intended to be exhaustive, but it is believed to address the material information and factors considered by the IOT board of directors. In view of the number and variety of these factors, the IOT board of directors did not find it practicable to make specific assessments of or otherwise assign relative weights to, the specific factors and analyses considered in reaching its determination. The determination to approve and recommend the IOT merger agreement was made after consideration of all of the factors and analyses as a whole. In addition, individual members of the IOT board of directors may have given different weights to different factors.

ARL'S PURPOSE AND REASONS FOR THE MERGER

         ARL's purpose in pursuing the merger is to acquire the businesses of TCI and IOT at what ARL believes to be an attractive price and on what it believes to be attractive terms. In addition, ARL believes that by combining and integrating under ARL the businesses and operations of ARL, IOT and TCI, ARL will be able to enjoy greater financial and operational flexibility, and may enjoy better access to capital. ARL's opportunity to acquire TCI and IOT arose, in part, from the court approved settlement of certain litigation against TCI, IOT and certain of their affiliates known as Jack Olive, et. al. v. National Income Realty Trust, et. al., Case No. C89 4331 MHP pending in the United States District Court for the Northern District of California (the "Olive Litigation"). The claims in the Olive Litigation related to the operation and management of TCI and IOT. As described elsewhere in this joint proxy statement and prospectus under "Summary - The Olive Settlement" the parties to the litigation have entered into a settlement, after arms length negotiation, providing that if the stockholders of TCI and IOT so approve, TCI and IOT will become subsidiaries of ARL through the mechanism of the proposed mergers. As a result of the mergers, if consummated, stockholders of TCI and IOT (other than Mr. Phillips, BCM, ARL and ART) will receive $17.50 and $19.00 in cash for each of their shares of the common stock of TCI or IOT, respectively. Stockholders of TCI and IOT who are entitled to receive cash for their shares of the common stock of TCI or IOT will also, under the proposed settlement, have the opportunity to affirmatively elect to receive shares of the preferred stock of ARL in lieu of cash. BCM and affiliates of BCM, ART, ARL and Mr. Phillips have agreed to receive shares of the ARL preferred stock offered hereby for their shares of the common stock of TCI and IOT, thus reducing the amount of cash necessary to consummate the proposed transactions. The proposed transactions were negotiated by ARL's management and presented to the ARL board of directors for approval. After consideration of the proposals, the ARL board unanimously approved the transactions and recommended that the stockholders of ARL approve the TCI and IOT merger agreements.


         In reaching its decision to approve and recommend to the ARL stockholders the TCI merger agreement and the IOT merger agreement, the ARL board of directors consulted with management, reviewed materials provided to it by management as part of management's presentation to the board and pursuant to requests from the board, consulted with its legal advisors and discussed the proposed transactions among its members. The ARL board of directors considered a great deal of information, advice and a number of factors in reaching its decision, including those described below. Some of this information and advice and some of these factors are favorable with respect to ARL's interests and some are not. Although individual members of the board may have considered some information, factors or advice more or less important than others, and some may have seen particular information, factors or advice as reflecting more or less favorably or negatively upon the proposed transactions, in view of the number and variety of this information, factors and advice, the ARL board did not find it practicable or useful, as a board, to make specific assessments of or to otherwise assign relative weights to the factors, information and advice considered in reaching its decisions. Instead, the determination to approve and recommend the TCI and IOT merger agreements was made after consideration of all of the factors, information and advice as a whole, whether negative or favorable, and after discussion thereof by the board. In its discussion, the ARL board did not specifically address whether any of various factors, information or advice considered positively or negatively affected their determination. Among the information, factors and advice considered by the ARL board were the following:

         o The ARL board reviewed information concerning the historical market prices for the TCI, IOT and ARL common stock. In doing so, the board noted that the proposed merger consideration represented a 44.6% premium over the average closing price of the TCI common stock over the thirty trading days prior to October 23, 2001 and a 28.7% premium over the average closing price for the IOT common stock for the same period. The board also compared the historical relationship between the prices for shares of ARL's common stock and shares of TCI's and IOT's common stock. As a general matter, paying a premium to the market price for shares of the common stock of TCI and IOT can be seen as negative to the interests of ARL.

         o In considering the merger consideration to be offered for the shares of TCI and IOT common stock, the ARL board was advised by management of ARL of the history of negotiations among representatives of ARL, TCI and IOT with respect to the merger consideration and the structure of the proposed transactions. In addition, the board was advised of the advice rendered to the boards of TCI and IOT by their financial advisor to the effect that based upon and subject to certain matters to be reflected in an opinion, as of February 1, 2002, the consideration to be offered to the non-affiliated public stockholders of TCI and IOT was fair from a financial point of view to those stockholders. The ARL board was not provided with a copy of TCI and IOT's financial advisors opinion or board presentation at the time it approved the proposed transactions. The fact that the proposed transactions were negotiated at arms length over an extended period of time and the fact that TCI's and IOT's financial advisor considered the structure of the proposed transactions and the merger consideration to be paid to be fair to the unaffiliated stockholders of TCI and IOT can be seen as a favorable aspect of the proposed transactions from ARL's point of view.

         o In considering the cash merger consideration to be offered for the TCI common stock and IOT common stock, the ARL board noted that in each case, the cash consideration was less than the current book value per share of the common stock of TCI and IOT. In the case of TCI, the cash merger consideration to be offered is $17.50 per share, while the book value of the TCI common stock at December 31, 2001 was $26.95 per share. In the case of IOT, the cash merger consideration to be offered is $19.00 per share, while the book value of the IOT common stock at December 31, 2001 was $24.48 per share. The fact that as a result of the transactions, ARL will acquire TCI and IOT by paying less than the book value per share of those businesses can be seen as favorable to ARL's interests.

         o The ARL board reviewed the real estate portfolios of ARL, TCI and IOT and expressed the view that the proposed combination of those portfolios would benefit ARL by increasing the size and diversity of its portfolio and increasing the number of development opportunities available to it. The board noted, in coming to this conclusion, that TCI and IOT have the largest number of their properties in the Southwest region of the United States, while ARL has its greatest concentration of properties in the Southeast. The ARL board felt that this increase in the size and diversity of ARL's portfolio was a favorable aspect of the proposed transactions from ARL's point of view.

         o The ARL board expected that an increase in the size of the portfolio of real estate properties under ARL's control, and an increase in the size of its business generally, would also increase ARL's financial flexibility. Among other things, the board felt that an larger portfolio would increase that likelihood that properties would be available for sale or mortgage when ARL or its subsidiaries required cash for development activities. In addition, the board felt that a larger entity would be more attractive as a borrower to capital sources. The increase in financial flexibility that may occur as a result of the proposed transactions was seen as favorable to ARL's interests by ARL's board.

         o The ARL board carefully reviewed with ARL's management the anticipated cash requirements of ARL's business in the future if the TCI and IOT mergers, or either of them, were consummated, and management's expectations regarding steps necessary to assure that sufficient cash was available to meet ARL's obligations to pay the cash portion of the merger consideration. The ARL board understood that the cash to be paid as merger consideration could be raised in large part from the sales or refinancing of real estate held by TCI and IOT. The ability to finance the proposed transactions in large part by selling or refinancing the assets of TCI and IOT can be seen as a favorable aspect of the proposed transactions from ARL's point of view. However, the increased indebtedness that may result from refinancing the assets of the combined business will increase the risk associated with the business and can be seen as a potentially negative factor.

         o The ARL board expects that the consummation of each of the TCI and IOT mergers will be dependent upon the availability of sufficient cash to consummate those transactions, and that ARL will not consummate the TCI merger or the IOT merger, respectively, unless management believes such cash is available at the time of the merger. The ARL board did not believe that agreeing to consummate either of the proposed transactions before, in either case, sufficient cash was available to do so would be in ARL's best interests.

         o The ARL board carefully reviewed the terms of the proposed merger agreements with TCI and IOT with management and its legal counsel and noted that neither of the merger agreements were expected to be entered into until after the stockholders of ARL and TCI or IOT, as the case may be, had approved the proposed merger. In connection with its review, the ARL board noted that the proposed merger agreements did not contain a financing condition and could be terminated without penalty by either party. These provisions can be seen as favorable to ARL. In addition, the ARL board noted that because the merger agreements would not be executed until stockholder approval is obtained, it is possible that a third party might seek to acquire either TCI or IOT before such approval could be obtained, making it unlikely that a merger with that entity would occur. Since it is possible that another person might acquire TCI or IOT after ARL has expended a great deal of money and effort on the proposed transactions, this provision of the merger agreements can be seen as negative to ARL's interests.

         o The ARL board noted that ARL affiliates hold approximately 14.9% and 7.4% of the issued and outstanding common stock of TCI and IOT, respectively, and that those stockholders will accept preferred stock of ARL in lieu of cash as merger consideration. The reduction in the cash necessary to consummate the proposed transactions made possible by delivering preferred stock to the ARL affiliates in lieu of cash can be seen a favorable to ARL's interests.

         o The ARL board noted that the TCI and IOT mergers are not conditioned upon one another, meaning that, subject to stockholder approval and the availability of necessary cash, either of the mergers could be consummated, even if the other was not. ARL's ability to close one, but not the other transaction, can be seen as favorable to ARL's interests.


         o The ARL board noted that if ARL were unable or unwilling to consummate either of the proposed mergers, it would become obligated to pay a penalty of $5.00 per outstanding share of the common stock of the entity not being acquired unless it initiated a tender offer for such shares for at least the same consideration proposed in the mergers with respect to the cash consideration. The ARL board further noted that consummation of the mergers might not occur for a number of reasons outside of ARL's control, including failure to obtain the necessary stockholder approvals of TCI or IOT or the lack of sufficient cash available to ARL, TCI or IOT, as the case may be, to pay the cash portion of the merger consideration. ARL's ability to avoid the penalty by initiating a tender offer can be seen as favorable to ARL's interests, although the existence of the penalty provisions can be seen as negative.



         o The ARL board considered, based upon the advice of management and after consultation with legal counsel, the time and management resources necessary to solicit the requisite stockholder approval of the mergers and to consummate the mergers. The risk that consummating the proposed transactions will divert ARL's management resources from its existing businesses is a negative aspect of the proposed transactions from ARL's point of view.


         o The ARL board considered the steps necessary to consummate the mergers, in addition to those required to solicit stockholder approval, and based upon the advice of management and after consultation with legal counsel, was of the view that such steps, including the obtaining of necessary regulatory and other approvals, could be obtained.






         During its consideration of the proposed transactions with TCI and IOT, the ARL board was aware that certain executive officers and directors of ARL may have interests in the proposed transactions that are different from or in addition to those of ARL's non-affiliated stockholders generally, all as described under "Interests of Directors and Officers in the Business Combination." Specifically, the executive officers of BCM, ARL, TCI and IOT are the same. TCI and IOT have the same directors and Mr. Earl Cecil is a director of ARL, TCI and IOT. The multiple positions held by these individuals causes them to owe fiduciary duties to more than one company in the business combination.


         The foregoing discussion of the information, factors and advice considered by the ARL board of directors is not intended to be exhaustive, but is believed to address the material information, factors and advice considered by the ARL board of directors in reaching its determination to approve and recommend the TCI and IOT merger agreements.




FINANCING OF THE BUSINESS COMBINATION

         ARL estimates that approximately $94,235,586 will be required if all nonaffiliated TCI and IOT stockholders take cash in exchange for their shares of TCI common stock and IOT common stock, and to pay the related fees and expenses of the transactions. The actual amount required to purchase such shares and pay the related expenses will depend on the number of stockholders who affirmatively elect to receive Series G and Series H redeemable convertible preferred stock. Consequently, the greater number of stockholders who affirmatively elect to receive Series G and Series H redeemable convertible preferred stock the less funds will be required to pay the cash merger consideration and certain of the related expenses. The following table contains an itemized list of funds applicable to the individual mergers as well as funds that apply to both mergers. This table assumes that all nonaffiliated TCI and IOT stockholders take the cash merger consideration.

             APPLICATION OF FUNDS SPECIFIC                AMOUNT OF
                     TO TCI MERGER                          FUNDS                      SOURCE OF FUNDS
Purchase of 2,853,080 shares of TCI common stock at                       Cash from the sources set forth in the
         $17.50 per share from all nonaffiliated TCI                      Source of Funds table below
         stockholders................................     $49,928,900

Sunset Management loan secured by 2,601,798 shares of                     ARL intends to satisfy the loan by
         TCI common stock............................     $20,000,000     substituting ARL stock that will be
                                                                          secured by $40,000,000 of equity from TCI
                                                                          and IOT income properties for the TCI common
                                                                          stock now used as collateral, otherwise ARL
                                                                          must pay off this loan

Dynamic Finance loan secured by 843,311 shares of TCI                     ARL intends to satisfy the loan by
         common stock................................     $ 4,000,000     substituting ARL stock owned by BCM as
                                                                          collateral for the TCI common stock now
                                                                          used as collateral, otherwise ARL must
                                                                          pay off this loan

Preferred Bank loan secured by 249,191 shares of TCI                      ARL intends to satisfy the loan by
         common stock................................     $   250,000     substituting ARL stock owned by BCM as
                                                                          collateral for the TCI common stock now
                                                                          used as collateral, otherwise ARL must
                                                                          pay off this loan

     Subtotal........................................     $74,178,900

             APPLICATION OF FUNDS SPECIFIC                AMOUNT OF
                     TO IOT MERGER                          FUNDS                      SOURCE OF FUNDS
Purchase of 576,480 shares of IOT common stock at                         Cash from the sources set forth in the
         $19.00 per share from nonaffiliated IOT                          Source of Funds table below
         stockholders................................     $10,953,120

Beal Bank loan secured by 250,000 shares of IOT common                    ARL intends to satisfy the loan by
         stock.......................................     $ 3,000,000     substituting ARL stock owned by BCM as
                                                                          collateral for the IOT common stock now
                                                                          used as collateral, otherwise ARL must
                                                                          pay off this loan

     Subtotal........................................     $13,953,120

APPLICATION OF FUNDS APPLICABLE TO BOTH THE TCI AND IOT       AMOUNT OF
                        MERGERS                                 FUNDS                     TYPE OF FUNDS

Payment to George Donaldson, Settlement Counsel,                            Cash from the sources set forth in the
         pursuant to the Olive Settlement............      $   875,000      Source of Funds table below

Professional fees....................................      $   590,000      Cash from the sources set forth in the
                                                                            Source of Funds table below

Advisory fees on property sales......................      $ 3,038,566      Cash from the sources set forth in the
                                                                            Source of Funds table below

Payment of a margin loan with a brokerage firm                              ARL will satisfy the margin loan by
         secured as collateral for the TCI and IOT                          substituting stock of ARL owned by
         common by 300,000 shares of TCI common stock                       BCM as collateral for the TCI and IOT
         and stock now used as collateral, otherwise                        common stock now used as collateral,
         150,000 shares of IOT common stock..........      $ 1,600,000      otherwise ARL must pay off this loan

     Subtotal........................................      $ 6,103,566

     TOTAL...........................................      $94,235,586

         ARL expects the amount of funds needed to complete the business combination to be funded first through new loans and, if necessary, through internally generated funds from the sale (or use as collateral for loans) of a number of assets. The amount of loans and the sale of assets, if necessary, will depend on the number of stockholders who accept cash rather than affirmatively elect to receive Series G and Series H redeemable convertible preferred stock. The more stockholders who elect to receive Series G and Series H redeemable convertible preferred stock will reduce the amount of cash needed to pay the cash merger consideration and in turn will affect the amount of loans and whether the assets need to be sold. At the date of this joint proxy statement and prospectus, while preliminary discussions for new financings have occurred, no written formal commitment has been issued by any of the lenders. Similarly, no stated or effective interest rates or other material terms of any financing arrangement have been agreed. ARL, TCI and IOT have available a number of real property assets which should be able to be sold (or used as collateral for loans), if such funds are necessary, however, presently there are no written or oral contracts to sell any of the assets. The table set forth below summarizes the expected loans and the expected sales of real property that ARL may use to fund the business combination. Some or all of the loans and property sales may not be required depending on the amount of cash needed. The properties listed below are more fully described under "Information about ARL -- Properties of ARL," "Information about TCI -- Properties of TCI" and "Information about IOT -- Properties of IOT," as applicable. In the event the cash from loans and any sales of assets is greater than needed to satisfy the cash merger consideration requirements, ARL and its subsidiaries will use the excess for working capital purposes.

                                                                              AMOUNT OF NET
                                                                             CASH EXPECTED TO
                             SOURCE OF FUNDS                                   BE GENERATED

ARL expects to enter into new loans that total in the aggregate
         $20,000,000 that will be secured by approximately 4,000,000
         shares of ARL stock with a market value of $40,000,000........    $20,000,000

ARL expects to obtain new loans that are secured by the following
         properties+:..................................................    $ 8,231,543



                      PROPERTY                       LOCATION

         Williamsburg Hospitality House       Williamsburg, VA
         Cross County Mall                    Mattoon, IL
         Conradi House                        Tallahassee, FL
         Villager                             Ft. Walton, FL
         One Hickory Center                   Farmers Branch, TX



TCI expects to obtain new loans that are secured by the following
         properties+:..................................................     $9,486,895


                     PROPERTY                     LOCATION

         The Forum                         Richmond, VA
         Jefferson Office Building         Washington, DC
         Durham Center                     Durham, NC
         Autumn Chase Apartments           Midland, TX
         Gladstell Forest                  Curee, TX
         Treehouse-Irving                  Irving, TX
         Westwood Square                   Odessa, TX
         Surf Hotel                        Chicago, IL
         Majestic Hotel                    San Francisco, CA
         City Suites Hotel                 Chicago, IL

  ARL expects to sell the following properties++................          $24,327,259


                  PROPERTY                        LOCATION

         Regency on Kennedy Apts           Tampa, FL
         Confederate Pointe                Jacksonville, FL
         Pheasant Ridge                    Belleview, NE
         Oak Tree Square                   Grandview, MO
         Woodsong                          Smyrna, GA
         Whispering Pines                  Topeka, KS
         Centura Towers                    Farmers Branch, TX
         Greenbriar                        Tallahassee, FL
         Lake Chateau                      Thomasville, GA
         LeeHills                          Tallahassee, FL
         Northside Villas                  Tallahassee, FL
         Pine Crest West                   Tallahassee, FL
         Rolling Hills                     Tallahassee, FL
         Valley Hi                         Tallahassee, FL
         White Pines                       Tallahassee, FL


----------
+ Properties available as of April 15, 2002. The available properties are subject to change depending on interim sales and market conditions.

++ Properties available as of April 1, 2002. The available properties are subject to change depending on interim sales and market conditions.

                                                                           AMOUNT OF NET
                                                                          CASH EXPECTED TO
                             SOURCE OF FUNDS                                BE GENERATED

  TCI expects to sell the following properties++................          $62,615,876


                 PROPERTY                    LOCATION
         4242 Cedar Springs               Dallas, TX
         Bay Plaza I                      Tampa, FL
         Bay Plaza II                     Tampa, FL
         Bonita Plaza                     Bonita, CA
         Country Club Villas              Largo, FL
         Country Crossing                 Tampa, FL
         Gladstell                        Houston, TX
         Heritage on the River            Jacksonville, FL
         In the Pines                     Gainesville, FL
         Limestone Canyon                 Austin, TX
         Plantation                       Tulsa, OK
         Plaza Tower                      St. Petersburg, FL
         Quail Creek                      Lawrence, KS
         Sandstone                        Mesa, AZ
         Somerset Place                   Texas City, TX
         Stone Oak Place                  San Antonio, TX
         Summerefield                     Orlando, FL
         Allen Land                       McKinney, TX


  Total.........................................................          $124,661,573

OPINION OF FINANCIAL ADVISOR

         The board of directors of each of TCI and IOT retained Houlihan Lokey, pursuant to engagement letters dated October 4, 2001 (the "Engagement Letters"), to render fairness opinions, from a financial point of view, to public TCI common stockholders and public IOT common stockholders, in each case excluding those stockholders affiliated with ARL, of the consideration to be received by the nonaffiliated TCI stockholders and the nonaffiliated IOT stockholders in the merger of TCI and IOT with two subsidiaries of ARL pursuant to which (a) nonaffiliated TCI stockholders will receive: (i) $17.50 in cash or (ii) if they affirmatively elect, one share of newly issued ARL Series G redeemable convertible preferred stock for each share of TCI common stock that they currently own and (b) nonaffiliated IOT stockholders will receive: (i) $19.00 in cash or (ii) if they affirmatively elect, one share of newly issued ARL Series H redeemable convertible preferred stock. Both the Series G redeemable convertible preferred stock and Series H redeemable convertible preferred stock are convertible into ARL common stock based upon the terms, conditions and exchange ratios set forth herein. Houlihan Lokey and the board of directors of each of TCI and IOT amended the Engagement Letters on February 1, 2002, to provide for Houlihan Lokey's performance of certain additional financial advisory services on behalf of the board of directors of each of TCI and IOT, specifically, conducting negotiations with ARL regarding the mergers. Houlihan Lokey did not set the cash offering price in the mergers of $17.50 per share for TCI stockholders or $19 per share for IOT


----------
++ Properties available as of April 1, 2002. The available properties are subject to change depending on interim sales and market conditions.

stockholders. These amounts were determined by negotiation between Settlement Counsel and representatives of ARL. Houlihan Lokey advised the TCI and IOT boards of directors as to the range of exchange ratios for the conversion factors of ARL Series G and H Preferred Stock implied by the financial analysis conducted by Houlihan Lokey and assisted the boards of directors in negotiating such exchange ratios. See "Special Factors -- Background of the Business Combination and -- Determination of Merger Consideration."

         Houlihan Lokey is a nationally recognized investment banking firm that provides financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities. In November of 1999, Houlihan Lokey acted as financial advisor to an affiliate of ARL, TCI and IOT, National Realty,
L. P. ("NRLP"), and rendered a fairness opinion with respect to the consideration to be received by unitholders of NRLP in connection with a business combination. The board of directors of each of TCI and IOT selected Houlihan Lokey to provide the financial advisory services described herein upon a referral from NRLP and because of Houlihan Lokey's reputation as a nationally recognized valuation and financial consulting firm that has substantial experience providing valuation and consulting services. TCI agreed to pay Houlihan Lokey a fee of $340,000 and IOT agreed to pay Houlihan Lokey a fee of $60,000, in each case for its preparation and delivery of a fairness opinion plus reasonable out-of-pocket expenses that may be incurred by Houlihan Lokey in connection herewith, plus a refundable indemnification deposit of $42,500 from TCI and a refundable indemnification deposit of $7,500 from IOT. In accordance with the Settlement Agreement in the Olive Litigation, Mr. Phillips, BCM and ARL are required to reimburse TCI and IOT for such expenses. Pursuant to the amendment to the Engagement Letters, TCI and IOT agreed to jointly pay Houlihan Lokey an additional fee of $100,000 for the additional services described below. No portion of Houlihan Lokey's fee is contingent upon the successful completion of the mergers or any other related transaction. Houlihan Lokey has been retained by TCI and IOT to deliver fairness opinions to the board of directors of TCI and IOT and provide certain additional financial advisory services on behalf of the board of directors of each of TCI and IOT, specifically, to conduct negotiations with ARL regarding the terms of the Series G redeemable convertible preferred and the Series H redeemable convertible preferred. With respect to the negotiations with ARL, Houlihan Lokey advised the TCI and IOT boards of directors with respect to the range of exchange ratios implied by Houlihan Lokey's financial analysis and recommended that the boards of directors ensure that the stockholders that received the ARL preferred stock would have an adequate opportunity to evaluate the ARL combined business operation and to convert the Series G and Series H redeemable convertible preferred stock into ARL common stock. Houlihan Lokey also negotiated with representatives of ARL at the direction of the boards of directors of IOT and TCI regarding the timing of redeeming the preferred stock and converting the preferred stock. The exchange ratio was determined by the boards of directors of ARL, IOT and TCI following negotiations conducted by Houlihan Lokey and representatives of ARL. The limitations on voting rights of the preferred stock were determined by ARL. TCI and IOT agreed to indemnify Houlihan Lokey and its affiliates against certain liabilities, including liabilities under federal securities laws that arise out of the engagement of Houlihan Lokey.

         At joint meetings of the TCI and IOT boards of directors on February 1, 2002, Houlihan Lokey rendered its oral opinion regarding the consideration to be received by the stockholders of

TCI and IOT in connection with the mergers. Thereafter, Houlihan Lokey assisted the TCI and IOT boards of directors with respect to certain negotiations regarding modifications to the terms of the Series G redeemable convertible preferred stock and Series H redeemable convertible preferred stock. On February 4, 2002, Houlihan Lokey confirmed in writing, that as of February 1, 2002, and subject to and based upon the various qualifications and assumptions set forth in its written opinions, the consideration to be received by the stockholders of TCI and IOT in connection with the mergers was fair, from a financial point of view, to the nonaffiliated TCI stockholders and the nonaffiliated IOT stockholders. There were no material limitations to the fairness opinions. The full text of Houlihan Lokey's opinions, which set forth the assumptions made, general procedures followed, factors considered and limitations on the review undertaken by Houlihan Lokey in rendering its opinions are attached hereto as APPENDIX E and APPENDIX F and are incorporated herein by reference. The discussion of the opinions below is qualified in its entirety by reference to the opinions. You are urged to read Houlihan Lokey's opinions in their entirety carefully for a description of the procedures followed, the factors considered and the assumptions made by Houlihan Lokey.


         Houlihan Lokey's opinions to the TCI and IOT boards of directors address only the fairness from a financial point of view of the consideration to be received in the mergers. Houlihan Lokey's opinions do not constitute a recommendation as to how any person should vote with respect to the mergers or a recommendation as to the form and amount of consideration that any person should elect in connection with the mergers. Houlihan Lokey is not rendering any opinion on the current or prospective public share prices of any of TCI, IOT or ARL (collectively, the "Subject Companies"). Houlihan Lokey's opinions also do not address TCI's or IOT's underlying business decision to effect the mergers, the tax consequences of the mergers, the fair market value of any of the Subject Companies' assets either individually or collectively, or the reasonableness of any aspect of the mergers not expressly addressed in its fairness opinions. Houlihan Lokey has not been requested to, is not obligated to and does not intend to update, revise or reaffirm its fairness opinion in connection with the mergers. Events that could affect the fairness of the mergers, from a financial point of view, include adverse changes in industry performance or market conditions and changes to the business, financial condition and results of operations of the Subject Companies.

         In arriving at its fairness opinions, among other things, Houlihan Lokey assumed that: (i) each Series G share will have a liquidation preference of $20.00 per share and will pay a cash dividend of 10 percent per annum; (ii) each Series H share will have a liquidation preference of $21.50 per share and will pay a cash dividend of 10 percent per annum; (iii) at the holders' option, each Series G share is convertible into 2.5 shares of ARL common stock during a 75 day period commencing on the fifteenth day after the public issuance of ARL's form 10-Q (the "10-Q Issuance Date") to the public following the close date of the mergers; (iv) at the holders' option, each Series H share is convertible into 2.25 shares of ARL common stock during a seventy-five day period commencing on the fifteenth day after the 10-Q Issuance Date following the close date of the mergers; and (v) the Series G and Series H shares will be redeemable by ARL 90 days after the 10-Q Issuance Date following the close date of the mergers at the liquidation preference plus any accrued and unpaid dividends thereon.

         In arriving at its fairness opinions, among other things, Houlihan
Lokey:

         1. met with certain members of the senior management of the Subject Companies and their advisor, BCM, to discuss the operations, financial condition, future prospects and projected operations and performance of the Subject Companies;

         2. visited certain facilities and business offices of the Subject Companies;

         3. reviewed the Subject Companies' annual reports to stockholders and on Form 10-K for the fiscal years ended December 31, 2000 and quarterly reports on Form 10-Q for the three quarters ended September 30, 2001, which Subject Companies' management have identified as being the most current financial statements available;

         4. reviewed forecasts and projections prepared by the Subject Companies management with respect to the Subject Companies' apartment, retail, industrial, hotel and office building assets for the years ended December, 2002 through 2006;

         5. requested the latest appraisals on the Subject Companies' income producing properties and any and all appraisals for the Subject Companies' land assets, and reviewed such appraisals as were provided by management;

         6.       reviewed ARL's Land Portfolio Book dated September 2001;

         7. reviewed certain estimated valuations of TCI and IOT prepared in connection with the Settlement Agreement;

         8. reviewed the historical market prices and trading volume for the Subject Companies' publicly traded securities;

         9. reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deems comparable to the Subject Companies; and

         10. conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

ANALYSES

         In order to determine the fairness, from a financial point of view, of the consideration to be received by the nonaffiliated IOT stockholders and the nonaffiliated TCI stockholders in the mergers, Houlihan Lokey determined an indicated range per share of equity net asset values for ARL, IOT and TCI and compared such per share concluded equity net asset values to each other and to the ARL per share public trading price. This analysis was premised upon a valuation of each of the Subject Companies' income and non-income producing properties and other assets and considered their respective liabilities.

         In determining the value of the Subject Companies' income producing properties, Houlihan Lokey conducted several analyses, including the following:
(1) a "Net Asset Value" approach whereby Houlihan Lokey (a) applied capitalization rates to historical and projected adjusted net operating income for each of the income producing properties held by the Subject Companies (the "Income Producing Properties") and (b) estimated the present value of the projected future cash flows to be generated from the Income Producing Properties by applying a discount rate to the projected future cash flow, (2) a "Portfolio" approach whereby Houlihan Lokey determined a level of earnings considered to be representative of future performance of the Subject Companies, and capitalized such figure with a risk-adjusted rate, and (3) various other analyses. Houlihan Lokey used the following valuation methodologies to determine the value of the land assets: historical sales price per square foot, outstanding offers and letters of intent, management estimates and book value. In addition, certain assets, such as Pizza World, Signature Athletic Club and parking lots, were valued by employing the market multiple approach and other assets, including notes receivable and oil and gas operations, were valued at book value.

NET ASSET VALUE APPROACH - INCOME PRODUCING PROPERTY

DIRECT CAPITALIZATION

         In conducting the direct capitalization net asset value approach, Houlihan Lokey applied (x) rates from publicly available capitalization rates estimated in the Second Quarter 2001 Market Monitor and the Fall 2001 Real Estate Outlook by Cushman & Wakefield, Inc. and The Appraisal Institute to (y) each of the Income Producing Properties (i) adjusted net operating income for the twelve months ended September 30, 2001 and (ii) projected adjusted net operating income for the fiscal year ended December 31, 2002. The capitalization rates used in the direct capitalization approach ranged from 8.9% to 15.9% for the twelve-month period ended September 30, 2001 and from 9.3% to 16.4% for the twelve month period ended December 31, 2002. Capitalization rates applied in individual property valuations were determined with reference to the type of property being evaluated and adjusted based on historical and/or projected occupancy rates for such property, as applicable.

DISCOUNTED CASH FLOW

         In conducting the discounted cash flow net asset value approach, Houlihan Lokey applied a discount rate to the projected future cash flows of each Income Producing Property to arrive at present value of such Income Producing Property. The applicable Subject Company provided Houlihan Lokey with the property level historical and projected financial information used to determine the net operating income of each property. The discount rates used in the discounted cash flow approach ranged from 11.3% to 18.3% and were intended to reflect risks of ownership of the relevant Income Producing Property and the associated risks of realizing the stream of projected future cash flows. The discount rates applied by Houlihan Lokey in its analysis were based on discount rates for office, industrial and retail properties published by Cushman & Wakefield, Inc. Discount rates applied in individual property valuations were determined with reference to the types of property being evaluated and adjusted based on historical and/or projected occupancy rates for such property, as applicable. Houlihan Lokey's ability to use the discounted cash flow method of valuation was limited by the lack of availability of necessary forecasts for certain Income Producing Properties resulting from changes in tenant occupancy or other factors that effect projected performance for certain Income Producing Properties. Accordingly, Houlihan Lokey utilized the discount cash flow method only for those assets with






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forecasts considered relevant. Additionally, based upon Houlihan Lokey's discussions with management, due diligence and analysis of projections, in some instances the discount rate was adjusted to reflect additional uncertainty and risk associated with the projections.

SELECTED ASSET VALUES

         Based upon the valuation indications of both the direct capitalization and discounted cash flow analyses, Houlihan Lokey selected a range of values for each asset. Following the determination of the individual income producing property asset values, each property's value was allocated to the Subject Companies based on respective ownership of the assets.

PORTFOLIO (MARKET) APPROACH - INCOME PRODUCING PROPERTY

         The Subject Companies own various real estate assets that were combined, based on asset types, into portfolios. Property level financial data was provided by the applicable Subject Company based on internally prepared property operating statements. The market approach consists of determining a level of earnings and capitalizing this figure by an appropriate risk-adjusted rate. This approach provides an indication of value for the security, which corresponds with the particular earnings figure being capitalized. For purposes of determining the value of the Income Producing Properties owned by the Subject Companies, net operating income was utilized as a representative level of earnings for the office, hotel, apartment, retail and industrial assets.

         In using the portfolio (market) approach, Houlihan Lokey applied debt-free market capitalization rates to net operating income of the various categories of Income Producing Properties of the Subject Companies, in each case to arrive at the values of the Income Producing Properties.

         Houlihan Lokey utilized the Subject Companies' internal financial statements to determine consolidated net operating income for the twelve months ended September 30, 2001 and management projections for the twelve months ended December 31, 2002. In performing the portfolio (market) analysis, Houlihan Lokey applied capitalization rates ranging from 9.5% to 15.0% to the net operating income for the twelve months ended September 30, 2001.

ARL VALUATION

         Because of the nature of ARL's assets and the diversity in type of property, age, rental history and other factors, no single valuation methodology was likely to produce an accurate indication of the value of ARL. As a result, Houlihan Lokey engaged in a valuation of each ARL asset individually by applying one or more valuation methodologies that were most likely to yield a meaningful indication of value. Houlihan Lokey then aggregated the range of indicated values for each property to determine the range of concluded enterprise values and concluded equity net asset values for ARL taken as a whole. Based on the portfolio (market) analysis conducted by Houlihan Lokey, Houlihan Lokey estimated a range of asset value for ARL's income producing property as follows:
(1) $230.5 million to $254.7 million for the ARL apartment portfolio, (2) $50.7 million to $55.8 million for the ARL office portfolio, (3) $70.7 million to $77.1 million for the ARL shopping center portfolio and (4) $68.8 million to $80.3 million for ARL's hotel portfolio. In utilizing the "Net Asset Value" approach, Houlihan Lokey





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estimated a range of asset value for ARL's income producing property as follows:
(1) $237.6 million to $248.8 million for apartment assets, (2) $59.4 million to $65.0 million for hotel assets, (3) $120.9 million to $133.0 million for office assets and (4) $84.4 million to $90.6 million for retail assets. Houlihan Lokey estimated a range of asset values for ARL's land assets of $290.0 million to $400.0 million. The estimate asset value for other assets such as investments in joint ventures, Pizza World, oil & gas operations, notes receivable, accounts receivable, escrows and earnest money, net other liabilities such as accounts payable, property taxes and accrued expenses, was $27.6 million to $35.1 million. Houlihan Lokey estimated a range of value for ARL's investment in real estate securities of $7.8 million to $10.5 million for ARL's 28.3 percent ownership interest in IOT and $86.9 million to $123.6 million for ARL's 49.7 percent ownership interest in TCI. These estimated values were calculated based upon ARL's percentage ownership in TCI and IOT multiplied by Houlihan Lokey's concluded equity net asset values for TCI and IOT.

         Based on the approaches discussed above, Houlihan Lokey estimated a range of concluded enterprise values for ARL of $873.7 million to $1,071.8 million, a range of concluded equity net asset values for ARL of $126.3 million to $262.8 million and a range of per share concluded equity net asset values of $11.10 to $23.10.

IOT VALUATION

         Because of the nature of IOT's assets and the diversity in type of property, age, rental history and other factors, no single valuation methodology was likely to produce an accurate indication of the value of IOT. As a result, Houlihan Lokey engaged in a valuation of each IOT asset individually by applying one or more valuation methodologies that were most likely to yield a meaningful indication of value. Houlihan Lokey then aggregated the range of indicated values for each property to determine the range of concluded enterprise values and concluded equity net asset values for IOT taken as a whole. Based on the portfolio (market) analysis conducted by Houlihan Lokey, Houlihan Lokey estimated a range of asset value for IOT's income producing property as follows:
(1) $23.8 million to $26.3 million for the IOT apartment portfolio and (2) $38.1 million to $41.9 million for the IOT office portfolio. In utilizing the "Net Asset Value" approach, Houlihan Lokey estimated a range of asset value for IOT's income producing property as follows: (1) $21.5 million to $22.8 million for apartment assets and (2) $41.3 million to $50.2 million for office assets. The estimated asset value for IOT's land assets was $24.6 million to $31.6 million. The estimated asset value for other assets such as investments in joint ventures, notes receivable, accounts receivable and escrow deposits, net other liabilities such as accounts payable, property taxes and security deposits was -$0.6 million to $0.5 million.

         Based on the approaches discussed above, Houlihan Lokey estimated a range of concluded enterprise values for IOT of $86.3 million to $102.7 million, a range of concluded equity net asset values for IOT of $27.4 million to $37.0 million and a range of per share concluded equity net asset values of $19.04 to $25.71.




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TCI VALUATION

         Because of the nature of TCI's assets and the diversity in type of property, age, rental history and other factors, no single valuation methodology produced an accurate indication of the value of TCI. As a result, Houlihan Lokey engaged in a valuation of each TCI asset individually by applying one or more valuation methodologies that were most likely to yield a meaningful indication of value. Houlihan Lokey then aggregated the range of indicated values for each property to determine the range of concluded enterprise values and concluded equity net asset values for TCI taken as a whole. Based on the portfolio (market) analysis conducted by Houlihan Lokey, Houlihan Lokey estimated a range of asset value for TCI's income producing property as follows: (1) $221.0 million to $244.3 million for the TCI apartment portfolio, (2) $200.6 million to $220.7 million for the TCI office portfolio, (3) $25.6 million to $28.0 million for the TCI shopping center portfolio, (4) $49.7 million to $54.7 million for the TCI industrial portfolio and (5) $13.1 million to $15.1 million for TCI's hotel portfolio. In utilizing the "Net Asset Value" approach, Houlihan Lokey estimated a range of asset value for TCI's income producing property as follows:
(1) $270.4 million to $296.0 million for apartment assets (2) $17.6 million to $18.6 million for hotel assets, (3) $51.7 million to $60.7 million for industrial/warehouse assets, (4) $225.9 million to $261.8 million for office assets and (5) $28.0 million to $32.5 million for retail assets. Houlihan Lokey estimated a range of asset values for TCI's land assets from $68.0 million to $97.0 million. The estimated asset value for other assets such as investments in joint ventures, the Signature Athletic Club, Alamo and West End parking lots, notes receivable, advances to affiliates, accounts receivable, pending purchases and escrow deposits, net other liabilities such as accounts payable, property taxes and security deposits was $10.9 million to $15.1 million. Houlihan Lokey estimated a range of asset value for TCI's investment in real estate securities of $6.6 million to $8.9 million for TCI's 24 percent ownership interest in IOT and $8.0 million to $16.6 million for TCI's 6.3 percent ownership interest in ARL. These estimated values were calculated based upon TCI's percentage ownership in ARL and IOT multiplied by Houlihan Lokey's concluded equity net asset values for ARL and IOT.

         Based on the approaches discussed above, Houlihan Lokey estimated a range of concluded enterprise values for TCI of $645.3 million to $754.1 million, a range of concluded equity net asset values for TCI of $173.7 million to $247.2 million and a range of per share concluded equity net asset values of $20.70 to $29.45.

EXCHANGE RATIO ANALYSIS

         Based on the foregoing valuation estimates, Houlihan Lokey notes that the indicated exchange ratios based on net asset values of IOT and TCI and the lowest estimated net asset value of ARL was 1.71 to 2.32 for IOT and 1.86 to
2.65 for TCI on an after tax basis and 1.24 to 1.81 for IOT and 1.42 to 2.10 on a before tax basis.


         In conclusion, Houlihan Lokey's analyses indicated that the consideration being offered to the nonaffiliated TCI stockholders and the nonaffiliated IOT stockholders in connection with the mergers is fair from a financial point of view. Houlihan Lokey's analysis did not disclose any specific factors that did not support Houlihan Lokey's opinion.





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

         Houlihan Lokey's opinions are based on the business, economic, market and other conditions as they existed as of February 1, 2002, and on the projected financial information provided to Houlihan Lokey as of that date. In rendering its opinions, Houlihan Lokey has relied upon and assumed, without independent verification, that the historical and projected financial information (including the future value and estimated sale dates of the land held for sale) provided to Houlihan Lokey by the Subject Companies has been reasonably and accurately prepared based upon the best current available estimates of the financial results and condition of the Subject Companies. Houlihan Lokey did not independently verify the accuracy or completeness of the information supplied to it with respect to the Subject Companies and does not assume responsibility with respect to it. Except as set forth above, Houlihan Lokey did not make any independent appraisal of the specific properties or assets of the Subject Companies.

         The summary set forth above describes the material points of more detailed analyses performed by Houlihan Lokey in arriving at its fairness opinions. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinions, Houlihan Lokey made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses and summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete view of the processes underlying the analyses set forth in Houlihan Lokey's fairness opinions. In its analysis, Houlihan Lokey made numerous assumptions with respect to the Subject Companies, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the respective entities. The estimates contained in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by the analyses. However, there were no specific factors reviewed by Houlihan Lokey that did not support its opinions. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, the analyses and estimates are inherently subject to substantial uncertainty.

DETERMINATION AND RECOMMENDATION OF THE TCI BOARD OF DIRECTORS

         On February 1, 2002, the TCI board of directors met by telephone conference to consider the recommendation of the TCI merger, to approve the filing of documents with the SEC and to authorize the executive officers to finalize this joint proxy statement and prospectus and the related filings. At that meeting, counsel for TCI reviewed and compared the terms of the TCI merger agreement to the requirements under the Settlement Agreement. At that meeting, Houlihan Lokey made a presentation to the TCI board of directors on the financial analyses performed by Houlihan Lokey in connection with its fairness analysis. Houlihan Lokey also made a presentation concerning the fairness of the consideration to be offered to the nonaffiliated TCI stockholders in the merger and delivered their opinion that the amount of the consideration to be offered in the TCI merger was fair from a financial point of view to those nonaffiliated TCI stockholders. Following the presentations, all of the TCI directors determined that the terms of the Settlement Agreement and contemplated merger were procedurally and substantively fair to the nonaffiliated TCI stockholders and approved the terms of the merger and the TCI merger







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agreement. The TCI board of directors believe that the following helped insure the procedural fairness of the proposed TCI merger to the nonaffiliated TCI stockholders, all as required by the Settlement Agreement:

         o That the TCI board of directors obtain an opinion from Houlihan Lokey that the consideration to be offered to the nonaffiliated TCI stockholders in the merger is fair to them from a financial point of view.

         o The procedural mechanism for approval of the TCI merger agreement requires the affirmative vote of a majority of the votes cast by nonaffiliated TCI stockholders.

         o The TCI board of directors was aware that all affiliated TCI stockholders will receive ARL preferred stock in the merger rather than cash.

         o The terms of the proposed TCI merger were dictated principally from the Settlement Agreement from arms length negotiations between Settlement Counsel and counsel for ARL.

         o The TCI merger will afford nonaffiliated TCI stockholders with the opportunity (but no obligation) to make an affirmative election to receive securities rather than cash.

         o The terms of the proposed TCI merger were not determined at a time when market prices were unusually depressed by virtue of the occurrence of any extraordinary or unique event.

         On February 1 and 4, 2002, the TCI board of directors again met by telephone conference to review a revised form of opinion from Houlihan Lokey, which contained proposed revisions to the timing of the conversion period of the preferred stock available by affirmative election by the TCI stockholders. During that meeting, discussions ensued concerning the probable timing based upon potential filings by ARL depending upon the consummation of the TCI merger. The TCI board of directors concluded that the recommended change in timing of conversion periods would be beneficial to those TCI stockholders who affirmatively elect to receive preferred stock. Following these discussions, the TCI directors reaffirmed their February 1, 2002 determination that the terms of the Settlement Agreement and contemplated merger are procedurally and substantively fair to the nonaffiliated TCI stockholders as previously described.

         The Houlihan Lokey opinion was rendered to the TCI board of directors for its consideration in determining whether to approve the TCI merger agreement and does not constitute a recommendation to any TCI stockholder as to how such stockholder should vote.

         Based upon all of the information available to the TCI board of directors, the TCI board of directors unanimously concluded that the terms and provisions of the TCI merger and TCI merger agreement were fair to and in the best interests of the nonaffiliated TCI stockholders, approved the TCI merger agreement and recommended that the TCI stockholders approve the TCI merger agreement and the transactions contemplated thereby.

DETERMINATION AND RECOMMENDATION OF THE IOT BOARD OF DIRECTORS

         On February 1, 2002, the IOT board of directors met by telephone conference to consider the recommendation of the IOT merger, to approve the filing of documents with the SEC and to authorize the executive officers to finalize this joint proxy statement and prospectus and the related filings. At that meeting, counsel for IOT reviewed and compared the terms of the IOT



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merger agreement to the requirements under the Settlement Agreement. At that meeting, Houlihan Lokey made a presentation to the IOT board of directors on the financial analyses performed by Houlihan Lokey in connection with its fairness analysis. Houlihan Lokey also made a presentation concerning the fairness of the consideration to be offered to the nonaffiliated IOT public stockholders in the IOT merger and delivered their opinion that the amount of the consideration to be offered in the IOT merger, was fair from a financial point of view to those nonaffiliated IOT stockholders. Following the presentations, all of the IOT directors determined that the terms of the Settlement Agreement and contemplated IOT merger were procedurally and substantively fair to the nonaffiliated IOT stockholders and approved the terms of the IOT merger and the IOT merger agreement. The IOT board of directors believe that the following helped insure the procedural fairness of the proposed IOT merger to the nonaffiliated IOT stockholders, all as required by the Settlement Agreement:

         o That the IOT board of directors obtain an opinion from Houlihan Lokey that the consideration to be offered to the nonaffiliated IOT public stockholders in the merger is fair to them from a financial point of view.

         o The procedural mechanism for approval of the IOT merger agreement requires the affirmative vote of a majority of the votes cast by nonaffiliated IOT stockholders.

         o The IOT board of directors was aware that all affiliated IOT stockholders will receive ARL preferred stock in the merger rather than cash.

         o The terms of the proposed IOT merger were dictated principally from the Settlement Agreement from arms length negotiations between Settlement Counsel and counsel for ARL.

         o The IOT merger will afford nonaffiliated IOT stockholders with the opportunity (but no obligation) to make an affirmative election to receive securities rather than cash.

         o The terms of the proposed IOT merger were not determined at a time when market prices were unusually depressed by virtue of the occurrence of any extraordinary or unique event.

         On February 1 and 4, 2002, the IOT board of directors again met by telephone conference to review a revised form of opinion from Houlihan Lokey, which contained proposed revisions to the timing of the conversion period of the preferred stock available by affirmative election by the IOT stockholders. During that meeting, discussions ensued concerning the probable timing based upon potential filings by ARL depending upon the consummation of the IOT merger. The IOT board of directors concluded that the recommended change in timing of conversion periods would be beneficial to those IOT stockholders who affirmatively elect to receive preferred stock. Following these discussions, the IOT directors reaffirmed their February 1, 2002 determination that the terms of the Settlement Agreement and contemplated merger are procedurally and substantively fair to the nonaffiliated IOT stockholders as previously described.

         The Houlihan Lokey opinion was rendered to the IOT board of directors for its consideration in determining whether to approve the IOT merger agreement and does not constitute a recommendation to any IOT stockholder as to how such stockholder should vote.

         Based upon all of the information available to the IOT board of directors, the IOT board of directors unanimously concluded that the terms and provisions of the IOT merger and IOT merger agreement were fair to and in the best interests of the nonaffiliated IOT stockholders,





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

approved the IOT merger agreement and recommended that the stockholders approve the IOT merger agreement and the transactions contemplated thereby.


EFFECTS OF THE MERGERS; ARL AFTER THE MERGERS


         ARL, TCI and IOT have substantially the same management, and affiliated ownership. While the three companies operate as a group of related companies, each is a separate and distinct entity and as such, each has separate SEC reporting obligations, each files separate tax returns with the Internal Revenue Service and state tax authorities, and each entity has its own board of directors, including one or more independent directors. Each entity presently has the same contractual advisor, BCM, and each entity attempts to operate efficiently given this three entity structure by, among other things, having the same contractual advisor which results in a consolidation of the general and administrative functions of the three companies at the BCM level, and in common offices located in Dallas, Texas. However, the three entity structure does necessarily result in certain inefficiencies and higher costs. Among the detriments of the current structure to each of the three entities and their respective nonaffiliated stockholders are the following:

         o        the need for and costs of three separate outside audits

         o the need for and costs of filing separate SEC reports and separate tax returns for each of the three entities

         o the need for and costs of maintaining three separate boards of directors, each with at least one or more separate independent directors, and of holding separate board meetings and annual stockholder meetings for each of the three entities

         o inefficiencies resulting from the need to maintain separate books and records for three public companies, and to institute and maintain procedural safeguards to protect the interests of the separate minority interests in each of the three entities

         o a limited number of shares in the hands of the public available which results in illiquidity of the common equity of the three entities, when compared to the enhanced liquidity that should exist if substantially all of the common equity of the three entities were traded as a single common security

         o difficulties in explaining to the capital markets the business plan and strategy on a company-by-company basis, as opposed to a consolidated basis and the interrelations between the ownership, businesses and management of the three entities

         o the difficulty of matching the available assets with the available opportunities of the three companies on a company-by-company basis, as opposed to a consolidated basis

         If the mergers are consummated, TCI and IOT will each become subsidiaries of ARL. If both mergers are consummated, the current unaffiliated TCI and IOT stockholders will no longer own their shares of stock. Therefore, they will not benefit from any future earnings or growth of TCI or IOT or benefit from any increase of the value of TCI or IOT and will no longer bear the risk of any decrease in value of TCI or IOT. Instead, former stockholders will have the right to receive at consummation of the merger, $17.50 in cash for each share of TCI common stock held, and $19.00 in cash for each share of IOT common stock held. The benefit to the holders of the TCI common stock and the IOT common stock of the transaction is the payment of a premium, in cash, above the respective market values for such stock prior to the announcement of the merger agreements. This cash payment assures that all nonaffiliated TCI and IOT




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stockholders will receive a specific cash amount for their respective shares rather than taking the risks associated with attempting to sell their shares in the open market. The detriment to such holders (if any) is their inability to participate as a continuing stockholder in the possible future growth of either TCI or IOT.

         TCI's and IOT's common stock are each currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result of the mergers, the TCI common stock will be delisted from the NYSE, the IOT common stock will be delisted from the AMEX, the registration of the TCI common stock and IOT common stock under the Exchange Act will be terminated, and TCI and IOT will each be relieved of the obligation to comply with the proxy rules of Regulation 14a under Section 14 of the Exchange Act. Further, TCI and IOT will no longer be subject to periodic reporting requirements of the Exchange Act and will cease filing information with the SEC. There will be cost savings attributable to TCI and IOT no longer being public companies, including legal and other fees and administrative expenses of personnel relating to the filing of public documents, and maintenance of boards of directors and committees required under the federal securities laws and the rules and regulations of the NYSE and the AMEX.

         After consummation of the mergers, ARL will be the only remaining public entity of the three. The directors of ARL immediately prior to the effectiveness of the mergers will be the directors of ARL immediately after the mergers, and the three directors of TCI and IOT will join the board of directors of ARL following the mergers. The directors of TCI and IOT will not continue to be the directors of TCI and IOT after the mergers. The officers of ARL, TCI and IOT immediately prior to the effective time of the mergers will be the officers of the entities immediately after the mergers. Similarly, no change in the certificate of incorporation or bylaws of any of the entities is contemplated prior to the effective time of the mergers or after the consummation of the mergers.

         ARL expects that the business and operations of all three entities will be continued substantially as they are currently conducted (except that TCI and IOT will be operated as subsidiaries of ARL) but some adjustments will be necessitated by the financing of the consideration to be paid to the nonaffiliated TCI stockholders and nonaffiliated IOT stockholders in connection with the mergers. Except as stated in this joint proxy statement and prospectus, management of ARL does not currently intend to dispose of any specific assets or operations of ARL, TCI or IOT other than in the ordinary course of their respective businesses. Management will, from time to time, continue to evaluate and review the businesses, operations and properties of all of the entities and make such changes as are deemed appropriate.

         Other than by virtue of the mergers (and any possible tender offers described elsewhere in this joint proxy statement and prospectus), ARL, TCI, IOT and BCM have no current plans or proposals which relate to or would result in an extraordinary corporate transaction involving TCI or IOT or any of their subsidiaries, such a merger, reorganization or liquidation, or a sale or transfer of a material amount of assets involving TCI or IOT or any of their subsidiaries, or any material change in the present dividend rate or policy, or capitalization or indebtedness (except as contemplated by the financing arrangements described in this joint proxy statement and prospectus) involving TCI or IOT or any of their subsidiaries, or any change in the present board or management of TCI or IOT, or any other material change in ARL's or TCI's or IOT's



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corporate structure or business. However, management of ARL will review proposals or may propose the acquisition or disposition of assets or other changes in ARL and its subsidiaries' business, corporate structure, capitalization, management or dividend policy that they consider to be in the best interests of ARL and its stockholders. Neither ARL nor its management has formulated any specific plans regarding repayment of indebtedness incurred in connection with the mergers, but it is anticipated that such indebtedness will be repaid primarily with or by means of cash from operations of the businesses of ARL and its subsidiaries.

CONDUCT OF THE BUSINESS OF EITHER OR BOTH OF TCI OR IOT IF EITHER MERGER IS NOT CONSUMMATED

         If either of the mergers is not consummated, the board of directors of TCI or IOT or both and current management will continue to operate each entity's business substantially as presently operated.

FEDERAL INCOME TAX CONSIDERATIONS

         This section summarizes material U.S. federal income tax considerations relevant to the stockholders of TCI and IOT participating in the mergers. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial decisions and current administrative rulings and pronouncements, all as of the date of this document and any of which may be changed at any time with retroactive effect. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the tax consequences set forth below. The discussion does not address all aspects of federal income taxation that may be important to particular stockholders in light of their personal investment circumstances or to stockholders subject to special treatment under the federal income tax laws (such as dealers in securities, life insurance companies, foreign persons, broker-dealers, regulated investment companies, tax-exempt entities, financial institutions, taxpayers subject to the alternative minimum tax, taxpayers who acquired their TCI or IOT stock as compensation and persons holding their stock as part of a "straddle," "hedge" or other integrated investment) and does not address any aspect of state, local or foreign taxation. For purposes of this discussion, it is assumed that the TCI and IOT stock are held by the TCI and IOT stockholders respectively, as capital assets at the time of the consummation of the mergers, within the meaning of Section 1221 of the Code. THEREFORE, STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGERS AND RELATED TRANSACTIONS, INCLUDING APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

         No ruling has been or will be obtained from the Internal Revenue Service in connection with the mergers. TCI and IOT stockholders should be aware that an opinion of counsel is not binding on the Internal Revenue Service or the courts, and no assurance can be given that the Internal Revenue Service will not challenge the tax treatment of the mergers.

         The following are the material United States federal income tax consequences of the mergers. The following discussion is based on and subject to the Code, the regulations promulgated thereunder, existing administrative interpretations and court decisions and any related laws, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules relating to:

         o        stockholders who are not citizens or residents of the United
                  States

         o        financial institutions

         o        tax exempt organizations

         o        insurance companies

         o        dealers in securities

         Each stockholder receiving preferred stock in the mergers will be responsible for reporting the fair market value of the shares on its tax return. Assuming that the preferred stock is not listed on the NYSE or another exchange at the date of the closing of the mergers, it is unlikely that a stockholder receiving preferred stock could establish that the fair market value of the shares was less than the cash that the stockholder could have received. We will not obtain an opinion as to the fair market value of the shares at the date of closing.

         Jackson Walker L.L.P. has concluded that the mergers will not qualify as tax-free reorganizations and accordingly they will be taxable transactions. The mergers will have the following federal income tax consequences upon the TCI, IOT and ARL stockholders:

         1. The TCI stockholders who receive cash in the TCI merger will recognize gain or loss equal to the difference between (i) the cash received by them; and (ii) their tax basis of their shares of TCI.

         2. The TCI stockholders who receive preferred stock in the TCI merger will recognize gain or loss equal to the difference between (i) the fair market value of the preferred stock received by them; and (ii) their tax basis of their shares of TCI.

         3. The IOT stockholders who receive cash in the IOT merger will recognize gain or loss equal to the difference between (i) the cash received by them; and (ii) their tax basis of their shares of IOT.

         4. The IOT stockholders who receive preferred stock in the IOT mergers will recognize gain or loss equal to the difference between (i) the fair market value of the preferred stock received by them; and (ii) their tax basis of their shares of IOT.

         5. The tax basis of the preferred stock received by TCI and IOT stockholders in the merger will equal the fair market value of the preferred shares at the date the TCI and IOT stockholders own the shares of preferred stock.

         6. The holding period for the shares of our preferred stock received by TCI and IOT stockholders will not include the holding period of their TCI or IOT shares.

         7. ARL stockholders will not recognize gain or loss as a result of the mergers.

         The foregoing discussion is not based upon an advance ruling by the United States Treasury Department but upon an opinion of Jackson Walker L.L.P., counsel to ARL. The foregoing discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences or any other consequences of the mergers. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax or any foreign, state or local tax consequences of the mergers. Accordingly, we strongly urge you to consult with your tax adviser to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the mergers.

         The above discussion addresses only the federal income tax considerations of the proposed transactions to a TCI or an IOT stockholder generally. The federal, state, local and foreign tax consequences of the proposed transactions and the ownership and disposition of stock in ARL are complex and, in some cases, uncertain. These consequences also may vary based upon the individual circumstances of each stockholder. Accordingly, TCI and IOT stockholders are urged to consult, and must rely upon, their own tax advisors as to the tax consequences to them of the acquisition, ownership and disposition of stock in ARL, including the applicability of any state, local or foreign tax laws and any pending or proposed legislation.

REGULATORY APPROVALS

         At any time before or after the completion of the merger, the Antitrust Division of the Justice Department, the Federal Trade Commission or another third party could seek to enjoin or rescind the mergers on antitrust grounds.

             INTERESTS OF DIRECTORS AND OFFICERS OF ARL, TCI AND IOT
                           IN THE BUSINESS COMBINATION

         Some of the directors and officers of ARL have interests in the business combination that are different from, or in addition to, the interests of ARL stockholders generally, and that may present actual or potential conflicts of interest. Likewise, some of the directors and officers of TCI and IOT have interests that are different from, or in addition to, the interests of TCI and IOT stockholders generally. These interests, to the extent material, are described below. The ARL, TCI and IOT boards of directors were aware of these interests and considered them, among other matters, in approving the respective agreements and plans of merger and the business combination.

DIRECTORS AND EXECUTIVE OFFICERS

         Messrs. Branigan, Corna, Kimbrough and Starowicz, who serve as executive officers of ARL, also serve as executive officers of TCI, IOT and BCM. Each of the individuals, as a result of their position with ARL, owe fiduciary duties to the stockholders of ARL in addition to the fiduciary duties owed to the stockholders of TCI and IOT. Mr. Earl Cecil is a director of each of ARL, TCI and IOT. Additionally, TCI and IOT have the same officers and directors and, therefore, the directors owe fiduciary duties to both TCI and IOT. At times, each of these individuals may be confronted by issues, including the business combination, that present them with potentially conflicting interests and obligations. Furthermore, in accordance with the advisory agreements that each of ARL, TCI and IOT have with BCM (as discussed under the heading "The Advisor"), BCM will receive a fee upon the sale, if any, of the properties that may be sold to fund the payment of the cash merger consideration. For the properties available for sale as of April 1, 2002, the amount of the fee is estimated to be $3,038,815. See "Special Factors - Financing the Business Combination."


         None of the individual officers and directors of ARL, TCI, IOT or BCM will receive individual compensation, shares, forgiveness of debt, options, or severance benefits, or earn outs or any other amounts that could be considered compensation related to the successful consummation of either the TCI or IOT merger.


         It is currently expected that the directors and officers of ARL, TCI and IOT will remain the same after the business combination except that the three directors of TCI and IOT will become directors of ARL. As a result of these interests as well as those set forth below, the directors and officers of ARL, TCI and IOT could be more likely to vote to approve the business combination, the agreements and plans of merger and related matters than if they did not hold these interests. You should consider whether these interests may have influenced these directors and officers to support or recommend the business combination.




INDEMNIFICATION AND INSURANCE

         ARL has agreed to cause TCI and IOT to maintain, for a period of three years after the completion of the business combination, the current provisions and policies regarding indemnification of officers and directors, provided that TCI or IOT may substitute policies having at least the same coverage and containing terms that are no less advantageous to the insured.

                               THE PLANS OF MERGER

         Provided ARL has sufficient funds available to it, either from its own resources or from TCI and IOT immediately after the mergers, to pay the cash merger consideration, ARL and each of TCI and IOT will execute and deliver an agreement and plan of merger following approval of the mergers by ARL's stockholders and, in the case of TCI and IOT, approval by their respective stockholders of the mergers. The mergers will be consummated contemporaneously with or promptly following the execution and delivery of the agreements and plans of merger. The following is a discussion of the material provisions of each agreement and plan of merger. The full text of each agreement and plan of merger is attached as Appendix A and Appendix B to this joint proxy statement and prospectus and are incorporated herein by reference. We encourage you to read the applicable agreement and plan of merger in its entirety.

THE MERGER

         According to the terms of each agreement and plan of merger, at the effective time of each merger, two separate recently formed wholly-owned subsidiaries of ARL will merge with TCI and IOT, respectively. The acquisitions of TCI and IOT are not dependent upon each other. If the stockholders of one company do not approve their respective merger, only the approved merger may be consummated. TCI and IOT will survive the merger.

EFFECTIVE TIME OF THE MERGER

         The closing of the transactions contemplated by the merger agreements will take place contemporaneously with or as soon as practicable following the execution and delivery of each merger agreement. The closing cannot take place until after the stockholders of TCI or IOT approve their respective mergers. Additionally, the ARL board of directors has determined that the TCI and IOT mergers would not be consummated unless, in each case, sufficient cash was available to ARL, either from its own resources or from TCI or IOT immediately after the mergers, to pay the cash merger consideration due as a result of the mergers.

         As soon as practicable after the closings, the articles of mergers in connection with each respective merger will be filed with the Secretary of State of the State of Nevada, as provided in the Nevada Mergers and Exchanges of Interest Act. The times at which the articles of merger are filed in Nevada and the Secretary of State issues a certificate of merger is referred to as the "effective time" of each respective merger.

CONVERSION OF SHARES - EXCHANGE RATIO

         If the TCI stockholders approve their merger, each share of outstanding TCI common stock will be converted into $17.50 in cash or upon the affirmative election of the stockholder, one share of Series G redeemable convertible preferred stock. The cash consideration shall be reduced by any dividend TCI pays on the TCI common stock after January 2, 2002. Each share of outstanding TCI common stock held by BCM and other affiliates of ARL will be converted into one share of Series G redeemable convertible preferred stock and each outstanding share held by TCI, ARL or its subsidiaries will be cancelled.

         If the IOT stockholders approve their merger, each share of outstanding IOT common stock will be converted into $19.00 in cash or, upon the affirmative election of the stockholder, one share of ARL Series H redeemable convertible preferred stock. The cash consideration shall be reduced by any dividend IOT pays on the IOT common stock after January 2, 2002. Each share of outstanding IOT common stock held by BCM and other affiliates of ARL will be converted into one share of Series H redeemable convertible preferred stock and each outstanding share held by IOT, TCI, ARL or its subsidiaries will be cancelled.

CLOSING

         Contemporaneously with the execution and delivery of the merger agreements, or promptly thereafter, a closing will take place at the offices of Jackson Walker L.L.P., 901 Main Street, Suite 6000, Dallas, Texas or at such other place as ARL, TCI, IOT and the two newly formed subsidiaries mutually agree upon.

REPRESENTATIONS AND WARRANTIES

         The merger agreements contain representations and warranties by ARL and its two recently formed subsidiaries relating to:

         o        organization and qualification

         o        capitalization

         o        authority

         o the absence of a breach or any violation of ARL's and its two recently formed subsidiaries' articles of incorporation, bylaws, or similar governing documents

         o        statutory approvals

         o        compliance with laws

         o        accuracy of information in the documents filed with the SEC

         o accuracy of information in financial statements contained in the documents filed with the SEC

         o        absence of certain changes or events

         o        absence of litigation

         o        absence of undisclosed liabilities

         o accuracy of information in the joint proxy statement and prospectus

         o        vote required to approve the merger

         o accuracy of representations, warranties, and statements contained in any certificate or schedule

         o        stock option plans

         o        affiliate agreements

         o        taxes

         o        brokers and finders

         The respective merger agreements contain representations and warranties by TCI and IOT relating to:

         o        organization and qualification

         o        capitalization

         o        authority

         o the absence of a breach or a violation of TCI's or IOT's articles of incorporation, bylaws, or similar governing documents

         o        consents and approvals

         o        statutory approvals

         o        compliance with laws

         o        accuracy of information in documents filed with the SEC

         o accuracy of information in financial statements contained in documents filed with the SEC

         o        absence of certain changes or events

         o        absence of litigation

         o        absence of undisclosed liabilities

         o accuracy of information in the joint proxy statement and prospectus

         o        vote required to approve the merger agreement

         o accuracy of representations, warranties, and statements contained in any certificate or schedule

         o        stock option plans

         o        affiliate agreements

         o        taxes

         o        brokers and finders

INDEMNIFICATION

         The surviving corporations have agreed to maintain the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of TCI and/or IOT and each of their respective subsidiaries and any directors, officers or employees indemnification agreements of TCI and/or IOT or their respective subsidiaries.

EXCHANGE OF CERTIFICATES

         At the effective time of the mergers, all shares of TCI and IOT common stock will cease to be outstanding and will automatically be cancelled and retired. Each certificate formerly representing TCI and IOT common stock other than those held by ARL and its subsidiaries, TCI or IOT will represent ownership of the right to receive either cash or ARL preferred stock, as applicable, issuable in the mergers until those certificates are surrendered to the exchange agent. The exchange agent for the merger is American Stock Transfer and Trust Company.

         As soon as possible after the completion of the mergers, the exchange agent will mail you a form of letter of transmittal and instructions for your use in making your election and exchanging your common stock certificates for cash or ARL preferred stock certificates. When you surrender your certificates, together with a signed letter of transmittal, you will receive in exchange either cash or certificate(s) representing whole shares of ARL preferred stock to which you are entitled.

         YOU SHOULD NOT SEND YOUR CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU RECEIVE A LETTER OF TRANSMITTAL.

ACCOUNTING TREATMENT

         The mergers will be accounted for under the purchase method of accounting. Accordingly, ARL will record the assets and liabilities of TCI and IOT and the consideration paid.

CONSEQUENCES UNDER FEDERAL SECURITIES LAWS; RESALE OF ARL STOCK

         The sale of shares of Series G and Series H redeemable convertible preferred stock issuable in connection with the mergers has been registered under the Securities Act. Accordingly, there will be no federal securities law restrictions upon the resale or transfer of the shares by stockholders, except for those stockholders who are considered affiliates of ARL, TCI or IOT, as that term is defined in Rule 144 and Rule 145 adopted under the Securities Act.

         Series G and Series H redeemable convertible preferred stock received by those stockholders who are considered to be affiliates of ARL, TCI or IOT may be resold without registration only as provided for by Rule 145 or as otherwise permitted under the Securities Act. Persons who may be considered to be affiliates of ARL, TCI or IOT generally include individuals or entities that control, are controlled by or are under common control with, ARL, TCI or IOT, and may include the executive officers and directors of ARL, TCI and IOT.

MANAGEMENT AND BOARD OF DIRECTORS AFTER THE MERGERS

         Following the completion of the business combination, the board of directors of ARL will consist of the combined boards of all three entities and will be seven in number. No other changes in the directors, executive officers or management of ARL, TCI or IOT are anticipated.

         During the past five years, none of ARL, TCI, IOT, BCM, Transcontinental Realty Acquisition Corporation, Income Opportunity Acquisition Corporation or any of their respective executive officers or directors was (i) convicted in a criminal proceeding during the past five years (excluding traffic violations or other minor offenses, if any), or (ii) a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement, if any) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

EXPENSES OF THE MERGERS

         If the mergers are consummated, all fees and expenses incurred in connection with the mergers will be paid by the party incurring those fees and expenses, except for the fees and expenses for the fairness opinions, which ARL is required to pay pursuant to the Settlement

Agreement. Estimated fees and expenses incurred or to be incurred in connection with the business combination are approximately as follows:

                             DESCRIPTION                                            AMOUNT
Legal fees and expenses .....................................................     $  500,000
Accounting fees and expenses ................................................         64,751
     Houlihan Lokey .........................................................        500,000
     Fees to BCM relating to property expected to be sold and loans to
     be obtained to finance the business combination ........................      3,038,815
Printing, mailing and distribution expenses .................................         30,000
Paying agent fees and expenses ..............................................         10,000
SEC filing fees .............................................................         14,130
Miscellaneous fees and expenses .............................................         10,000
         Total ..............................................................     $4,167,696

         The fees to BCM ($3,038,815) relate to incentive fees and finance fees earned when gains result from property sales and finance or refinance transactions are consummated. These fees will be expensed by ARL, TCI and IOT in the period when earned by BCM.

                        COMPARISON OF OWNERSHIP OF SHARES

      After the effective time of the mergers, IOT and TCI stockholders will be offered the opportunity to affirmatively elect to become stockholders of ARL. The following is a comparison of the rights of holders of the TCI common stock and IOT common stock, on the one hand, and the Series G and Series H redeemable convertible preferred stock they will be offered the opportunity to acquire, on the other. No holder of TCI or IOT common stock will be required to acquire Series G or Series H redeemable convertible preferred stock. Instead, following the mergers, if they occur, holders of the TCI and IOT common stock will be offered the opportunity to affirmatively elect to receive Series G or Series H redeemable convertible preferred stock in lieu of the cash they would otherwise receive.

                                                                                                         SERIES G REDEEMABLE
                                                                                                    CONVERTIBLE PREFERRED STOCK
                                                                                                      AND SERIES H REDEEMABLE
           TCI COMMON STOCK                                IOT COMMON STOCK                         CONVERTIBLE PREFERRED STOCK
           ----------------                                ----------------                         ---------------------------

                                                             MANAGEMENT

Under the Nevada Revised Statutes (the           IOT is subject to the same NRS                The holders of Series G redeemable
"NRS"), the business and affairs of a            provisions.                                   convertible preferred stock and
Nevada corporation are managed by or                                                           Series H redeemable convertible
under the directors of its board of              Each share of  IOT common stock               preferred stock are not voting for
directors, whose members are generally           entitles its holder to cast one vote          the election of directors except
elected by a majority vote.                      on matters as to which voting is              when all or any portion of the
                                                 permitted or required by Nevada law,          dividends on such class of
Each share of  TCI common stock                  including the election of directors.          preferred stock for any six
entitles its holder to cast one vote                                                           quarterly dividends, whether or not
on matters as to which voting is                 The IOT Articles of Incorporation             consecutive, shall be in arrears
permitted or required by Nevada law,             require a  board consisting of not            and unpaid, as the case may be.
including the election of directors.             fewer than 3 nor more than 12                 During the period such dividends
                                                 directors, the exact number to be             are in arrears, and only during
The TCI Articles of Incorporation                determined by the board.                      such period, the number of
require a minimum of 3 directors and a                                                         directors constituting the board of
maximum of 12 directors on its board.            Pursuant to IOT's Articles of                 directors of ARL shall be increased
                                                 Incorporation, any director of IOT            by two and the holders of Series G
The Articles of Incorporation and                may be removed from office at any             redeemable convertible preferred
Bylaws of TCI provide that any                   time, with or without cause, by the           stock or Series H redeemable
director of TCI may be removed from              affirmative vote of the holders of            convertible preferred stock, as the
office at any time, for cause, by the            not less than two-thirds (2/3) of             case may be, voting separately as a
affirmative vote of the holders of not           the outstanding stock of IOT voting           class, shall be entitled to elect
less than 80% of the outstanding stock           thereon.                                      two directors to fill the newly
of TCI voting thereon.                                                                         created directorships with each
                                                                                               holder being entitled to one vote in
                                                                                               the election for each share of such
                                                                                               class of preferred stock held.

                                                                                               ARL's Restated Articles of
                                                                                               Incorporation provide that it shall
                                                                                               be managed by a board

                                                                                                         SERIES G REDEEMABLE
                                                                                                    CONVERTIBLE PREFERRED STOCK
                                                                                                      AND SERIES H REDEEMABLE
           TCI COMMON STOCK                                IOT COMMON STOCK                         CONVERTIBLE PREFERRED STOCK
           ----------------                                ----------------                         ---------------------------
                                                                                               consisting of not fewer than 3 nor
                                                                                               more than 12 directors, the exact
                                                                                               number to be determined by the board.

                                                                                               According to ARL's Restated Articles
                                                                                               of Incorporation, any director of ARL
                                                                                               may be removed from office at any
                                                                                               time, with or without cause, by the
                                                                                               affirmative vote of the holders of
                                                                                               not less than two-thirds (2/3) of the
                                                                                               outstanding stock of ARL voting
                                                                                               thereon; provided that any director
                                                                                               elected by a particular class or
                                                                                               series of shares pursuant to ARL's
                                                                                               Restated Articles of Incorporation
                                                                                               may be removed only by the applicable
                                                                                               vote of the holders of such class or
                                                                                               series.

                                                          FIDUCIARY DUTIES

Under Nevada law, directors are                  IOT is subject to the same NRS                ARL is subject to the same NRS
charged with the duty to exercise                provisions.                                   provisions.
their powers in good faith with a view
to the interests of the corporation.
Directors must use reasonable due
diligence to protect corporate property.

                                                            VOTING RIGHTS

Each share of TCI common stock                   Each share of IOT common stock                The holders of Series G preferred
entitles its holder to cast one vote             entitles its holder to cast one vote          and Series H redeemable convertible
on matters as to which voting is                 on matters as to which  voting is             preferred stock are not voting for
permitted or required by Nevada law,             permitted or required by Nevada law,          the election of directors or on any
including the election of directors,             including the election of directors,          matter except: (i) as otherwise
amendments to TCI's Articles of                  amendments to IOT's articles of               provided by law, (ii) with respect
Incorporation, mergers and other                 incorporation, mergers and other              to an amendment to ARL's Restated
extraordinary transactions.                      extraordinary transactions.                   Articles of Incorporation or Bylaws
                                                                                               that would materially alter or change
                                                                                               the existing terms of such class of
                                                                                               preferred stock, as the case may be,
                                                                                               and (iii) at any time or times for
                                                                                               the election of two directors when
                                                                                               all or any portion of the dividends
                                                                                               on such class of

                                                                                                         SERIES G REDEEMABLE
                                                                                                    CONVERTIBLE PREFERRED STOCK
                                                                                                      AND SERIES H REDEEMABLE
           TCI COMMON STOCK                                IOT COMMON STOCK                         CONVERTIBLE PREFERRED STOCK
           ----------------                                ----------------                         ---------------------------
                                                                                               preferred stock for any six quarterly
                                                                                               dividends, whether or not
                                                                                               consecutive, shall be in arrears and
                                                                                               unpaid. In the latter event, and only
                                                                                               during such period that such
                                                                                               dividends are in arrears, the number
                                                                                               of directors constituting the board
                                                                                               of directors of ARL shall be
                                                                                               increased by two and the holders of
                                                                                               such class of Series G redeemable
                                                                                               convertible preferred stock or Series
                                                                                               H redeemable convertible preferred
                                                                                               stock, as the case may be, voting
                                                                                               separately as a class, shall be
                                                                                               entitled to elect two directors to
                                                                                               fill the newly created directorships
                                                                                               with each holder being entitled to
                                                                                               one vote in the election for each
                                                                                               share of such class of preferred
                                                                                               stock held.

                                                                                               In the event that the Series G
                                                                                               redeemable convertible preferred
                                                                                               stock or Series H redeemable
                                                                                               convertible preferred stock are
                                                                                               required to vote on a matter as
                                                                                               provided by law, the approval shall
                                                                                               be deemed to have been obtained only
                                                                                               upon the affirmative vote of the
                                                                                               holders of a majority of the shares
                                                                                               of such class of preferred stock
                                                                                               outstanding.

                                                          VOTING PROCEDURES
                                                      Annual / Special Meetings

The NRS provides that a corporation is           IOT is subject to the same NRS                The holders of Series G redeemable
entitled to make bylaws pertaining to            provisions.  In addition, IOT's               convertible preferred stock and H
the calling and holding of meetings of           Bylaws provide that the annual                redeemable convertible preferred
its stockholders.  The TCI Bylaws                meeting of stockholders for the               stock are not voting for the
provide that the annual meeting of               election of directors shall be held           election of directors except when
stockholders for the election of                 within the first eight months of              all or any portion of the dividends
directors and for such other business            each calendar year, or as soon as             on such class of preferred stock
as may be stated in the notice of the            practicable thereafter.  Each                 for any six quarterly dividends,

                                                                                                         SERIES G REDEEMABLE
                                                                                                    CONVERTIBLE PREFERRED STOCK
                                                                                                      AND SERIES H REDEEMABLE
           TCI COMMON STOCK                                IOT COMMON STOCK                         CONVERTIBLE PREFERRED STOCK
           ----------------                                ----------------                         ---------------------------
meeting, shall be held at such place,            meeting of the stockholders shall be          whether or not consecutive, shall
either within or without the state of            held at such place within the United          be in arrears and unpaid.  During
Nevada, and within the first eight               States and at such time and date as           the period such dividends are in
months of each calendar year as                  the board of directors shall                  arrears, and only during such
determined by the board of directors.            determine. The IOT Articles of                period, the number of directors
The TCI Articles of Incorporation and            Incorporation and Bylaws provide              constituting the board of directors
Bylaws provide that special meetings             that special meetings of the                  of ARL shall be increased by two
of the stockholders may only be called           stockholders may only be called by            and the holders of Series G
by the president, secretary or by                the president, secretary or by                redeemable convertible preferred
resolution of the board of directors.            resolution of the board of directors.         stock or Series H redeemable
                                                                                               convertible preferred stock, as the
                                                 No action may be taken by written             case may be, voting separately as a
                                                 consent except upon the written               class, shall be entitled to elect
                                                 consent in writing by all of the              two directors to fill the newly
                                                 stockholders of IOT voting thereon.           created directorships with each
                                                                                               holder being entitled to one vote in
                                                                                               the election for each share of such
                                                                                               class of preferred stock held.

                                                                                               Such special meeting for the election
                                                                                               of directors may be called by the
                                                                                               holders of 10% of such class of
                                                                                               Series G redeemable convertible
                                                                                               preferred stock or Series H
                                                                                               redeemable convertible preferred
                                                                                               stock issued and outstanding.

                                                        AMENDMENTS TO CHARTER

The NRS requires the approval of the             IOT is subject to the same NRS                The ARL Restated Articles of
holders of a majority of all                     provisions.                                   Incorporation  contain a provision
outstanding shares voting to approve                                                           which requires the approval of the
proposed amendments to a corporation's           In addition, IOT's Articles of                holders of a majority of all
charter. The holders of the                      Incorporation provide that the                outstanding shares voting to
outstanding shares of a particular               affirmative vote of at least 75% of           approve proposed amendments to a
class are voting as a class on a                 the votes cast by such holders of             corporation's charter.  The holders
proposed amendment if the amendment              stock voting thereon shall be                 of Series G redeemable convertible
would alter or change the power,                 required to alter, amend or repeal            preferred stock and Series H
preferences or special rights of one             the provisions of IOT's Articles of           redeemable convertible preferred
or more series of any class so to                Incorporation pertaining to (i) the           stock are not voting on amendments
affect them adversely.                           size of the board of directors, (ii)          to ARL's Restated Articles of
                                                 the procedures for amending the               Incorporation or on any matter
TCI's Articles of Incorporation                  corporation's bylaws, (iii) the               except as otherwise provided by law
provide that the affirmative vote of             provisions for obtaining written              or with respect to an amendment to
at least 75% of the votes cast by such           consents of the stockholders and the          ARL's Restated Articles of

                                                                                                         SERIES G REDEEMABLE
                                                                                                    CONVERTIBLE PREFERRED STOCK
                                                                                                      AND SERIES H REDEEMABLE
           TCI COMMON STOCK                                IOT COMMON STOCK                         CONVERTIBLE PREFERRED STOCK
           ----------------                                ----------------                         ---------------------------
holders of stock voting thereon shall            procedures for calling a special              Incorporation would materially
be required to alter, amend or repeal            meeting of the stockholders, (iv)             alter or change the existing terms
the provisions of TCI's Articles of              IOT's election not to be governed by          of such class of preferred stock.
Incorporation pertaining to (i) the              the statutes contained in NRS 78.411
size of the board of directors, (ii)             to 78.444 "Combinations with
the procedures for amending the                  Interested stockholders" and the
corporation's bylaws, (iii) the                  statutes contained in NRS 78.378 to
provisions for obtaining written                 78.3793 "Acquisition of Controlling
consents of the stockholders and the             Interest" or (v) IOT's requirement
procedures for calling a special                 to obtain the approval of two-thirds
meeting of the stockholders, (iv)                (2/3) of the holders of the voting
TCI's election not to be governed by             stock to approve certain mergers or
the statutes contained in NRS 78.411             business combinations, or to adopt
to 78.444 "Combinations with                     any provision inconsistent
Interested stockholders" and the                 therewith; provided, however, that
statutes contained in NRS 78.378 to              the requirement for such a 75% vote
78.3793 "Acquisition of Controlling              shall not be required for any
Interest", (v) TCI's requirement to              alteration, amendment, repeal or
obtain the approval of two-thirds                adoption of such provision
(2/3) of the holders of the voting               recommended by more than 50% of the
stock for certain mergers or business            entire board of directors.
combinations, (vi) the procedures
governing the removal of directors, or
(vii) the procedures governing the
board's consideration of certain
mergers, acquisitions or business
combinations, or to adopt any
provision inconsistent therewith;
provided, however, that the
requirement for such a 75% vote shall
not be required for any alteration,
amendment, repeal or adoption of such
provision recommended by more than 50%
of the entire board of directors.

                                                        AMENDMENTS TO BYLAWS

The NRS provides that subject to the             IOT is subject to the same NRS                ARL's Restated Articles of
restrictions set forth in a                      provisions.  The IOT Articles of              Incorporation and Bylaws provide
corporation's bylaws, the directors              Incorporation provide that the                that the Bylaws may be amended by
may make the bylaws of the                       Bylaws may be amended by the board            the board of directors or a
corporation.  The TCI Articles of                of directors or the approval of no            majority of the outstanding stock
Incorporation provide that the Bylaws            less than 75% of the holders of the           of ARL voting thereon. The holders

                                                                                                         SERIES G REDEEMABLE
                                                                                                    CONVERTIBLE PREFERRED STOCK
                                                                                                      AND SERIES H REDEEMABLE
           TCI COMMON STOCK                                IOT COMMON STOCK                         CONVERTIBLE PREFERRED STOCK
           ----------------                                ----------------                         ---------------------------
may be amended by a majority of the              voting stock of IOT voting thereon.           of Series G redeemable convertible
directors or by the affirmative vote                                                           preferred stock and Series H
of the holders of not less than 75% of                                                         redeemable convertible preferred
the outstanding stock of TCI voting                                                            stock are not voting for amendments
thereon.                                                                                       to ARL's Bylaws or on any matter
                                                                                               except as otherwise provided by law
                                                                                               or if such amendment to ARL's Bylaws
                                                                                               would materially alter or change the
                                                                                               existing terms of such class of
                                                                                               preferred stock.

                                                     DIVIDENDS AND DISTRIBUTIONS

Pursuant to the NRS, distributions may           IOT is subject to the same NRS                Each share of Series G redeemable
be made to stockholders (i) unless TCI           provisions.                                   convertible preferred stock has a
would not be able to pay its debts as                                                          cumulative dividend per share of
they become due in the usual course of                                                         10.00% per annum of the $20.00
business, or (ii) except as otherwise                                                          liquidation preference, payable
specifically allowed by TCI's Articles                                                         quarterly in equal installments of
of Incorporation, its total assets                                                             $0.5, if and when declared by the
would be less than the sum of its                                                              board and to the extent permitted
total liabilities plus the amount that                                                         under the NRS.  Dividends on the
would be needed, if the corporation                                                            Series G redeemable convertible
were to be dissolved at the time of                                                            preferred stock are in preference
distribution, to satisfy the                                                                   to and with priority over dividends
preferential rights upon dissolution                                                           upon the ARL common stock.  The
of stockholders whose preferential                                                             Series G redeemable convertible
rights are superior to those receiving                                                         preferred stock ranks on a parity
the distribution.                                                                              as to dividends and upon
                                                                                               liquidation, dissolution or winding
                                                                                               up with all other shares of ARL
                                                                                               preferred stock.

                                                                                               Each share of Series H redeemable
                                                                                               convertible preferred stock has a
                                                                                               cumulative dividend per share of
                                                                                               10.00% per annum of the $21.50
                                                                                               liquidation preference, payable
                                                                                               quarterly in equal installments of
                                                                                               $0.5375, if and when declared by the
                                                                                               board and to the extent permitted
                                                                                               under the NRS. Dividends on the
                                                                                               Series H redeemable convertible
                                                                                               preferred stock are in preference to
                                                                                               and with priority over

                                                                                                         SERIES G REDEEMABLE
                                                                                                    CONVERTIBLE PREFERRED STOCK
                                                                                                      AND SERIES H REDEEMABLE
           TCI COMMON STOCK                                IOT COMMON STOCK                         CONVERTIBLE PREFERRED STOCK
           ----------------                                ----------------                         ---------------------------
                                                                                               dividends upon the ARL common stock.
                                                                                               The Series H redeemable convertible
                                                                                               preferred stock ranks on a parity as
                                                                                               to dividends and upon liquidation,
                                                                                               dissolution or winding up with all
                                                                                               other shares of ARL preferred stock.

                                                          CONVERSION RIGHTS

                                                                                               During a 75 day period commencing on
                                                                                               the 15th day after ARL publicly files
                                                                                               its first Form 10-Q with the SEC
                                                                                               following the consummation of the TCI
None.                                            None.                                         merger, the Series G redeemable
                                                                                               convertible preferred stock may be
                                                                                               converted at the option of the holder
                                                                                               of Series G redeemable convertible
                                                                                               preferred stock into 2.5 shares of
                                                                                               ARL common stock for each share of
                                                                                               Series G redeemable convertible
                                                                                               preferred stock.

                                                                                               During a 75 day period commencing on
                                                                                               the 15th day after ARL publicly files
                                                                                               its first Form 10-Q with the SEC
                                                                                               following the consummation of the IOT
                                                                                               merger, the Series H redeemable
                                                                                               convertible preferred stock may be
                                                                                               converted at the option of the holder
                                                                                               of Series H redeemable convertible
                                                                                               preferred stock into 2.25 shares of
                                                                                               ARL common stock for each share of
                                                                                               Series H redeemable convertible
                                                                                               preferred stock.

                                                          REDEMPTION RIGHTS

                                                                                               ARL may provide notice of its
                                                                                               intention to redeem the Series G
                                                                                               redeemable convertible preferred
                                                                                               stock no earlier than 45 days after
                                                                                               ARL publicly files its first Form
None.                                            None.                                         10-Q with the SEC

                                                                                                         SERIES G REDEEMABLE
                                                                                                    CONVERTIBLE PREFERRED STOCK
                                                                                                      AND SERIES H REDEEMABLE
           TCI COMMON STOCK                                IOT COMMON STOCK                         CONVERTIBLE PREFERRED STOCK
           ----------------                                ----------------                         ---------------------------
                                                                                               following the consummation of the TCI
                                                                                               merger. After that time, ARL may
                                                                                               redeem any or all of the Series G
                                                                                               redeemable convertible preferred
                                                                                               stock upon payment of the liquidation
                                                                                               value of $20.00 per share plus all
                                                                                               accrued and unpaid dividends by
                                                                                               giving the holder thereof not less
                                                                                               than 45 days nor more than 60 days
                                                                                               notice thereof prior to the date on
                                                                                               which ARL desires such shares
                                                                                               redeemed.

                                                                                               ARL may provide notice of its
                                                                                               intention to redeem the Series H
                                                                                               redeemable convertible preferred
                                                                                               stock no earlier than 45 days after
                                                                                               ARL publicly files its first Form
                                                                                               10-Q with the SEC following the
                                                                                               consummation of the IOT merger. After
                                                                                               that time, ARL may redeem any or all
                                                                                               of the Series H redeemable
                                                                                               convertible preferred stock upon
                                                                                               payment of the liquidation value of
                                                                                               $21.50 per share plus all accrued and
                                                                                               unpaid dividends by giving the holder
                                                                                               thereof not less than 45 days nor
                                                                                               more than 60 days notice thereof
                                                                                               prior to the date on which the
                                                                                               Corporation desires such shares
                                                                                               redeemed.

                                                       LIQUIDATION/DISSOLUTION

Under the NRS, a dissolution must be             IOT is subject to the same NRS                The holders of Series G redeemable
initiated by the board of directors              provisions.  Upon a liquidation,              convertible preferred stock and
and approved by the holders of a                 dissolution or winding up of IOT,             Series H redeemable convertible
majority of the outstanding voting               IOT will distribute the remaining             preferred stock are not voting on
shares of the corporation.                       assets, if any, to the holders of             any liquidation or distribution
                                                 IOT common stock after paying or              except as otherwise provided by
Upon a liquidation, dissolution or               adequately providing for the payment          law, respectively.
winding up of TCI, TCI will distribute           of all of its liabilities and
the remaining assets, if any, to the             obligations.                                  Upon any liquidation, dissolution
holders of TCI common stock after                                                              or winding up of ARL, and after
paying or adequately providing for the                                                         paying and providing for the

                                                                                                         SERIES G REDEEMABLE
                                                                                                    CONVERTIBLE PREFERRED STOCK
                                                                                                      AND SERIES H REDEEMABLE
           TCI COMMON STOCK                                IOT COMMON STOCK                         CONVERTIBLE PREFERRED STOCK
           ----------------                                ----------------                         ---------------------------
payment of all of its liabilities and                                                          payment of all creditors of ARL,
obligations.                                                                                   the holders of Series G redeemable
                                                                                               convertible preferred stock shall be
                                                                                               entitled, before any distribution or
                                                                                               payment is made to the ARL common
                                                                                               stock, to receive a liquidation
                                                                                               preference in an amount in cash equal
                                                                                               to $20.00 per share less any dividend
                                                                                               declared and paid after January 2,
                                                                                               2002 and prior to the issuance of
                                                                                               shares of Series G redeemable
                                                                                               convertible preferred stock with
                                                                                               respect to shares of TCI common stock
                                                                                               plus an amount equal to accrued and
                                                                                               unpaid dividends and distributions
                                                                                               thereon, whether or not declared, to
                                                                                               the date of such payment. Holders of
                                                                                               Series G redeemable convertible
                                                                                               preferred stock are not entitled to
                                                                                               any further distributions.

                                                                                               Upon any liquidation, dissolution or
                                                                                               winding up of ARL, and after paying
                                                                                               and providing for the payment of all
                                                                                               creditors of ARL, the holders of
                                                                                               Series H redeemable convertible
                                                                                               preferred stock shall be entitled,
                                                                                               before any distribution or payment is
                                                                                               made to the ARL common stock, to
                                                                                               receive a liquidation preference in
                                                                                               an amount in cash equal to $21.50 per
                                                                                               share less any dividend declared and
                                                                                               paid after January 2, 2002 and prior
                                                                                               to the issuance of shares of Series H
                                                                                               redeemable convertible preferred
                                                                                               stock with respect to IOT common
                                                                                               stock plus an amount equal to accrued
                                                                                               and unpaid dividends and
                                                                                               distributions thereon, whether or not
                                                                                               declared, to the date of such
                                                                                               payment. Holders of Series H
                                                                                               redeemable

                                                                                                         SERIES G REDEEMABLE
                                                                                                    CONVERTIBLE PREFERRED STOCK
                                                                                                      AND SERIES H REDEEMABLE
           TCI COMMON STOCK                                IOT COMMON STOCK                         CONVERTIBLE PREFERRED STOCK
           ----------------                                ----------------                         ---------------------------
                                                                                               convertible preferred stock are not
                                                                                               entitled to any further
                                                                                               distributions.

                                                          PREEMPTIVE RIGHTS

Under the NRS, the stockholders of a             IOT is subject to the same NRS                No holder of Series G redeemable
corporation organized after October 1,           provisions.  The IOT Articles of              convertible preferred stock or H
1991 do not have a preemptive right to           Incorporation do not contain a                redeemable convertible preferred
acquire unissued shares, treasury                provision granting the holders of             stock shall have preemptive rights
shares or securities convertible into            IOT common stock preemptive rights.           to acquire any securities issued or
such shares unless the corporation's                                                           sold by ARL because of his
articles of incorporation provide                                                              ownership of such class of
otherwise.  The TCI Articles of                                                                preferred stock.
Incorporation do not contain a
provision granting the holders of TCI
common stock preemptive rights.

                                                           TRANSFERABILITY

Shares of TCI common stock are freely            Shares of IOT common stock are                Shares of Series G redeemable
transferable except for shares issued            freely transferable except for                convertible preferred stock and
to affiliates of TCI.  Transfers of              shares issued to affiliates of IOT.           Series H redeemable convertible
shares of stock held by affiliates are           Transfers of shares of stock held by          preferred stock will be freely
restricted by federal and state                  affiliates are restricted by federal          transferable, except for shares
securities laws.  The shares are                 and state securities laws.  The               issued to affiliates of ARL.
listed on the NYSE under the symbol              shares are listed on the AMEX under           Transfers of shares of stock held
"TCI".                                           the symbol "IOT".                             by affiliates are restricted by
                                                                                               federal and state securities laws.

                                                          INSPECTION RIGHT

The NRS provides that any person who             IOT is subject to the same NRS                In addition to the foregoing
has been a stockholder of record of a            provisions. IOT's Bylaws provide              provisions of the NRS, ARL's Bylaws
corporation for at least 6 months                that any stockholder of IOT may               provide that any person who has
immediately preceding his demand, or             inspect and copy during usual                 been a stockholder of record of any
any person holding, or thereunto                 business hours the Bylaws, minutes            corporation and owns or has been
authorized in writing by the holders             of the proceedings of meetings of             authorized by the holders of at
of, at least 5% of all of its                    stockholders, annual statements of            least 15% of all of its outstanding
outstanding shares, upon at least 5              its affairs and voting trust                  shares, is entitled to inspect and
days' written demand is entitled to              agreements on file at IOT's                   copy the corporate financial
inspect in person or by agent or                 principal office.                             records upon at least 5 days'
attorney, during usual business hours,                                                         written notice.
a copy certified by the secretary of
state of the corporation's articles of
incorporation, as amended, a copy
certified by an officer of the

                                                                                                         SERIES G REDEEMABLE
                                                                                                    CONVERTIBLE PREFERRED STOCK
                                                                                                      AND SERIES H REDEEMABLE
           TCI COMMON STOCK                                IOT COMMON STOCK                         CONVERTIBLE PREFERRED STOCK
           ----------------                                ----------------                         ---------------------------
corporation of its bylaws, as amended,
and the corporation's stock ledger and
make copies therefrom.

The TCI Bylaws provide that any
stockholder may inspect and copy the
bylaws, stockholder minutes, annual
statements of its affairs and any
voting trust agreements.

                                                    BUSINESS COMBINATIONS/MERGERS

Under the NRS, stockholders have the             IOT is subject to the same NRS                The ARL Restated Articles of
right, subject to certain exceptions,            provisions.  In addition, IOT's               Incorporation do not contain any
to vote on all mergers to which the              Articles of Incorporation requires            provision requiring a supermajority
corporation is a party. In certain               the affirmative vote of not less              vote with respect to mergers.  The
circumstances, different classes of              than two-thirds (2/3) of the                  holders of Series G redeemable
securities may be voting separately as           outstanding stock of IOT voting               convertible preferred stock or
a class with respect to mergers. Under           thereon on certain mergers or                 Series H redeemable convertible
the NRS, unless the articles of                  business combinations with, or                preferred stock are not voting on
incorporation, the board of directors            proposed on behalf of any affiliate           mergers to which the corporation is
or the merger statutes require a                 of any interested stockholder,                a party except  (i) as otherwise
greater vote, a plan of merger must be           excluding the stock held by such              provided by law and (ii) with
approved by a majority of the voting             interested stockholder.  The                  respect to an amendment to ARL's
power of the stockholders voting                 requirement is not be applicable in           Restated Articles of Incorporation
thereon.                                         any merger or business combination            or Bylaws in connection with such
                                                 if the transaction is approved by a           merger that would materially alter
TCI's Articles of Incorporation                  majority of the board.                        or change the existing terms of
requires the affirmative vote of not                                                           such class of preferred stock,
less than two-thirds (2/3) of the                                                              respectively.
outstanding stock of TCI voting
thereon on certain mergers or business
combinations with, or proposed on
behalf of any affiliate of any
interested stockholder, excluding the
stock held by such interested
stockholder.  The requirement is not
be applicable in any merger or
business combination if the
transaction is approved by a majority
of the board.


                                                                                                         SERIES G REDEEMABLE
                                                                                                    CONVERTIBLE PREFERRED STOCK
                                                                                                      AND SERIES H REDEEMABLE
           TCI COMMON STOCK                                IOT COMMON STOCK                         CONVERTIBLE PREFERRED STOCK
           ----------------                                ----------------                         ---------------------------
The approval of the surviving
corporation in a merger is not
required under the NRS if: (i) the
articles of incorporation of the
surviving domestic corporation will
not differ from its articles before
the merger, (ii) each stockholder
holds the same number of shares in
the surviving corporation immediately
after the merger as prior thereto,
and such shares have identical
designations, preferences,
limitations and relative rights,
(iii) the number of voting shares in
the surviving corporation immediately
after the merger, plus the voting
power of the shares issued in the
merger, does not exceed the voting
power of the shares prior to the
merger by more than 20%, and (iv) the
number of shares entitled to
participate without limitations in
distributions immediately after the
merger, plus the number of shares
entitled to participate without
limitations in distributions shares
issued in the merger, does not exceed
the number of shares entitled to
participate without limitations in
distributions prior to the merger by
more than 20%.

                                                   DISSENTERS' OR APPRAISAL RIGHTS

Under the NRS, dissenting                           IOT is subject to the same NRS                ARL is subject to the same NRS
stockholders of a corporation engaged               provisions.                                   provisions.
in certain major corporate
transactions are entitled to
appraisal rights. Appraisal rights
permit a stockholder to receive cash
equal to the fair market value of the
stockholders' shares (as determined
by agreement by the parties or by a
court), in lieu of the consideration
such stockholder

                                                                                                         SERIES G REDEEMABLE
                                                                                                    CONVERTIBLE PREFERRED STOCK
                                                                                                      AND SERIES H REDEEMABLE
           TCI COMMON STOCK                                IOT COMMON STOCK                         CONVERTIBLE PREFERRED STOCK
           ----------------                                ----------------                         ---------------------------
would otherwise receive in any such
transaction.

Under the NRS, a stockholder is
entitled to dissent from, and obtain
payment for the fair value of his
shares in the event of consummation
of, a plan of merger or plan of
exchange in which the corporation is
a party and any corporate action
taken pursuant to a vote of the
stockholders to the extent that the
articles of incorporation, bylaws or
a resolution of the board of
directors provides that voting or
nonvoting stockholders are entitled
to dissent and obtain payment for
their shares.

Notwithstanding, the NRS provides
that stockholders do not have
dissenters' rights of appraisal in
connection with a merger or plan of
exchange if their shares are
securities listed on a national
securities exchange or if they are
designated as a national market
system security on an interdealer
quotation system by the National
Association of Securities Dealers,
Inc. or are securities held by 2,000
stockholders of record, unless (1)
the articles of incorporation provide
otherwise or (2) the stockholders
voting thereon are required to accept
anything except (a) cash or owners'
interest in (i) the surviving
corporation or (ii) an entity whose
securities were listed on a national
securities exchange, included on the
national market system by the
National Association of

                                                                                                         SERIES G REDEEMABLE
                                                                                                    CONVERTIBLE PREFERRED STOCK
                                                                                                      AND SERIES H REDEEMABLE
           TCI COMMON STOCK                                IOT COMMON STOCK                         CONVERTIBLE PREFERRED STOCK
           ----------------                                ----------------                         ---------------------------

Securities Dealers, Inc., or held of
record by at least 2,000 holders or
(b) a combination thereof.

                                                LIMITATION OF LIABILITY OF MANAGEMENT

Under the NRS, a corporation, through            IOT's Articles of Incorporation               The ARL Restated Articles of
its articles of incorporation, may               contain such a provision eliminating          Incorporation contain such a
limit or eliminate the personal                  the personal liability of directors           provision eliminating the personal
liability of directors to the                    to the corporation and its                    liability of directors to the
corporation and its stockholders for             stockholders for damages for breach           corporation and its stockholders
damages for breach of fiduciary duty.            of fiduciary duty to the fullest              for damages for breach of fiduciary
However, this provision excludes any             extent permitted under the NRS.               duty to the fullest extent
limitation on liability for (i) acts                                                           permitted under the NRS.
or omissions which involve intentional
misconduct, fraud or a knowing
violation of law or (ii) the payment
of distributions in violation of NRS
Section 78.300.  The TCI Articles of
Incorporation contain such a provision
eliminating the personal liability of
directors to the corporation and its
stockholders for damages for breach of
fiduciary duty to the fullest extent
permitted under the NRS.

                                THE ADVISOR - BCM

         Although the boards of directors are directly responsible for managing the affairs of ARL, TCI and IOT and for setting the policies which guide each, the day-to-day operations of each entity are performed by BCM, a contractual advisor, under the supervision of each board. The duties of BCM include, among other things, locating, investigating, evaluating and recommending real estate and mortgage loan investment and sales opportunities as well as financing and refinancing sources. BCM also serves as consultant to each entity's board of directors in connection with the business plan and investment policy decisions made by each board.

         BCM, an affiliate, has served as advisor to ARL since its organization in July 2000 (and to ART since February 6, 1989) and to TCI and IOT since March 1989 pursuant to separate Advisory Agreements. The Advisory Agreements are similar with the exception of the compensation provisions, which are discussed separately below. The business address of BCM is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234; its telephone number of BCM is 469-522-4200.

         BCM is a company of which Messrs. Branigan, Corna, Kimbrough and Starowicz serve as executive officers. BCM is owned by a trust for the benefit of the children of Gene E. Phillips. Mr. Phillips serves as a representative of his children's trust which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services to ARL, TCI and IOT.


         As of March 30, 2002, BCM owned 6,269,344 shares of ARL's common stock, or approximately 55.1% of the shares outstanding; 1,193,422 shares of TCI's common stock, or approximately 14.8% of the shares outstanding; and 106,802 shares of IOT's common stock or approximately 7.4% of the shares outstanding.


ARL COMPENSATION TO BCM

         The ARL Advisory Agreement provides for BCM to receive monthly base compensation at the rate of 0.0625% per month (0.75% on an annualized basis) of Average Invested Assets. As of December 31, 2001, the compensation paid to BCM in 2001 under the ARL Advisory Agreement was $6,714,671.

         In addition to base compensation, BCM, an affiliate of BCM, or a related party receives the following forms of additional compensation:

         o an acquisition fee for locating, leasing or purchasing real estate for ARL in an amount equal to the lesser of (i) the amount of compensation customarily charged in similar arms length transactions or (ii) up to 6% of the costs of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers

         o a disposition fee for the sale of each equity investment in real estate in an amount equal to the lesser of (i) the amount of compensation customarily charged in similar arms length transactions or (ii) 3% of the sales price of each property, exclusive of fees, if any, paid to nonaffiliated brokers



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

         o a loan arrangement fee in an amount equal to 1% of the principal amount of any loan made to ARL arranged by BCM

         o an incentive fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity, and 10% of the excess of net capital gains over net capital losses, if any, realized from sales of assets

         o a mortgage placement fee, on mortgage loans originated or purchased, equal to 50%, measured on a cumulative basis, of the total amount of mortgage origination and placement fees on mortgage loans advanced by ARL for the fiscal year

         The ARL Advisory Agreement further provides that BCM shall bear the cost of certain expenses of its employees, excluding fees paid to ARL's directors; rent and other office expenses of both BCM and ARL (unless ARL maintains office space separate from that of BCM); costs not directly identifiable to ARL's assets, liabilities, operations, business or financial affairs; and miscellaneous administrative expenses relating to the performance by BCM of its duties under the ARL Advisory Agreement.

         If and to the extent that ARL shall request BCM, or any director, officer, partner or employee of BCM, to render services to ARL other than those required to be rendered by BCM under the ARL Advisory Agreement, such additional services, if performed, will be compensated separately on terms agreed upon between such party and ARL from time to time.

         The ARL Advisory Agreement may be terminated by BCM for any reason without penalty upon sixty (60) days' written notice to ARL. Additionally, the directors or the holders of a majority in interest of the then outstanding shares of ARL may terminate the ARL Advisory Agreement for any reason without penalty upon sixty (60) days' written notice to BCM. ARL may also terminate the ARL Advisory Agreement in the event of an assignment by BCM, except in the event of an assignment to a corporation, association, trust, or other successor organization which may take over the property and carry on the affairs of BCM.

         The ARL Advisory Agreement may be terminated immediately at the sole option of the directors of ARL upon written notice of termination provided to BCM, if BCM (i) violates any provision of the ARL Advisory Agreement, and fails to cure such default within thirty (30) days after notice of such violation,
(ii) is adjudged a bankrupt or insolvent by a court of competent jurisdiction, or an order is made by a court of competent jurisdiction for the appointment of a receiver, liquidator or trustee for BCM or for all or substantially all of its property by reason of the foregoing, or approving any petition filed against the BCM for its reorganization and such adjudication or order shall remain in full force for a period of thirty (30) days and (ii) institutes proceedings for voluntary bankruptcy or files a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or consents to the appointment of a receiver for itself or for all or substantially all of its properties, or makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due. BCM must give written notice to the directors of ARL within seven (7) days after the occurrence of any of the events specified in
(ii) and (iii) above.

         The ARL Advisory Agreement automatically renews from year to year unless terminated in accordance with its terms. ARL's management believes that the terms of the ARL Advisory Agreement are at least as fair as could be obtained from unaffiliated third parties.

         Situations may develop in which the interests of ARL are in conflict with those of one or more directors or officers in their individual capacities or of BCM, or of their respective affiliates. In addition to services performed for ARL, as described above, BCM actively provides similar services as agent for, and advisor to, other real estate enterprises, including persons and entities involved in real estate development and financing, including IOT and TCI. The ARL Advisory Agreement provides that BCM may also serve as advisor to other entities.

         As advisor, BCM is a fiduciary of ARL's public investors. In determining to which entity a particular investment opportunity will be allocated, BCM will consider the respective investment objectives of each entity and the appropriateness of a particular investment in light of each such entity's existing mortgage note and real estate portfolios and business plan. To the extent any particular investment opportunity is appropriate to more than one such entity, such investment opportunity will be allocated to the entity that has had funds available for investment for the longest period of time, or, if appropriate, the investment may be shared among various entities. See "Certain Relationships and Related Transactions of ARL, TCI and IOT--Certain Business Relationships."

         During the year ended December 31, 2001, ARL paid BCM $20.2 million in compensation under the ARL Advisory Agreement.

TCI AND IOT COMPENSATION TO BCM

         If the TCI and IOT mergers are approved and consummated, it is contemplated that the Advisory Agreements with TCI and IOT will be terminated. The Advisory Agreements with each of TCI and IOT provide for BCM to receive an advisory fee comprised of a gross asset fee of .0625% per month (0.75% per annum) of the average of the gross asset value (total assets less allowance for amortization, depreciation or depletion and valuation reserves) and an annual net income fee equal to 7.5% of either TCI's or IOT's net income.

         Under the Advisory Agreements with TCI and IOT, BCM is required to annually formulate and submit for board approval a budget and business plan containing a twelve-month forecast of operations and cash flow, a general plan for asset sales and purchases, borrowing activity, and other investments. BCM is required to report quarterly to the board on IOT's performance against the business plan. In addition, all transactions require prior board approval, unless they are explicitly provided for in the approved business plan or are made pursuant to authority expressly delegated to BCM by the Board.

         The Advisory Agreements with TCI and IOT also require prior approval of the board for the retention of all consultants and third party professionals, other than legal counsel. The Advisory Agreements with TCI and IOT provide that BCM shall be deemed to be in a fiduciary relationship to the stockholders; contains a broad standard governing BCM's liability for losses by TCI and IOT; and contain guidelines for BCM's allocation of investment opportunities as among itself, TCI and IOT and other entities it advises.

         The Advisory Agreements also provide for BCM to receive an annual incentive sales fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by either TCI or IOT during the fiscal year exceeds the sum of: (1) the cost of each such


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

property as originally recorded in TCI's or IOT's books for tax purposes (without deduction for depreciation, amortization or reserve for losses), (2) capital improvements made to such assets during the period owned by either TCI or IOT and (3) all closing costs, (including real estate commissions) incurred in the sale of such real estate. However, no incentive fee shall be paid unless
(a) such real estate sold in such fiscal year, in the aggregate, has produced an 8% simple annual return on the net investment including capital improvements, calculated over the holding period before depreciation and inclusive of operating income and sales consideration and (b) the aggregate net operating income from all real estate owned for each of the prior and current fiscal years shall be at least 5% higher in the current fiscal year than in the prior fiscal year.

         Additionally, pursuant to the TCI and IOT Advisory Agreements, BCM or an affiliate of BCM is to receive an acquisition commission for supervising the acquisition, purchase or long-term lease of real estate equal to the lesser of
(1) up to 1% of the cost of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers or (2) the compensation customarily charged in arms length transactions by others rendering similar property acquisition services as an ongoing public activity in the same geographical location and for comparable property; provided that the aggregate purchase price of each property (including acquisition fees and real estate brokerage commissions) may not exceed such property's appraised value at acquisition.

         The TCI and IOT Advisory Agreements require BCM or any affiliate of BCM to pay TCI and IOT one-half of any compensation received from third parties with respect to the origination, placement or brokerage of any loan made by TCI or IOT; provided, however, that the compensation retained by BCM or any affiliate of BCM shall not exceed the lesser of (1) 2% of the amount of the loan commitment or (2) a loan brokerage and commitment fee which is reasonable and fair under the circumstances.

         The TCI and IOT Advisory Agreements also provide that BCM or an affiliate of BCM is to receive a mortgage or loan acquisition fee with respect to the purchase of any existing mortgage loan by TCI or IOT equal to the lesser of (1) 1% of the amount of the loan purchased or (2) a brokerage or commitment fee which is reasonable and fair under the circumstances. Such fee will not be paid in connection with the origination or funding of any mortgage loan by TCI or IOT.

         Under the TCI and IOT Advisory Agreements, BCM or an affiliate of BCM also is to receive a mortgage brokerage and equity refinancing fee for obtaining loans or refinancing on properties equal to the lesser of (1) 1% of the amount of the loan or the amount refinanced or (2) a brokerage or refinancing fee which is reasonable and fair under the circumstances. However, no such fee shall be paid on loans from BCM or an affiliate of BCM without the approval of the TCI or IOT board of directors, as the case may be. No fee shall be paid on loan extensions.

         Under the TCI and IOT Advisory Agreements, BCM is to receive reimbursement of certain expenses incurred by it in the performance of advisory services. Under the Advisory Agreements, all or a portion of the annual advisory fee must be refunded by BCM if the operating expenses of TCI or IOT (as defined in the TCI and IOT Advisory Agreements) exceed certain limits specified in the Advisory Agreement, based on the book value, net asset value and net income of TCI or IOT during the fiscal year. BCM was required to refund to IOT $265,000 of the 2001 advisory fee under this provision.

         Additionally, if management were to request that BCM render services to TCI or IOT other than those required by the TCI and IOT Advisory Agreements, BCM or an affiliate of BCM is separately compensated for such additional services on terms to be agreed upon from time to time. TCI and IOT have hired Triad Realty Services, Ltd. ("Triad"), an affiliate of BCM, to perform property management for TCI's and IOT's properties. Triad provides such property management services for a fee of 5% or less of the monthly gross rents collected on residential properties and 3% or less of the monthly gross rents collected on commercial properties under its management. TCI paid Triad $2,622,000 during 2001 and $544,000 during the three months ended March 31, 2002. IOT paid Triad $268,000 during 2001 and $56,000 during the three months ended March 31, 2002. Also, TCI and IOT have engaged, on a non-exclusive basis, Regis Realty, Inc. ("Regis"), a related party, to perform brokerage services for TCI and IOT. Regis is entitled to receive a real estate commission for property purchases and sales in accordance with the following sliding scale of total fees to be paid: (1) maximum fee of 4.5% on the first $2.0 million of any purchase or sale transaction of which no more than 3.5% would be paid to Regis or affiliates; (2) maximum fee of 3.5% on transaction amounts between $2.0 million-$5.0 million of which no more than 3% would be paid to Regis or affiliates; (3) maximum fee of 2.5% on transaction amounts between $5.0 million-$10.0 million of which no more than 2% would be paid to Regis or affiliates; and (4) maximum fee of 2% on transaction amounts in excess of $10.0 million of which no more than 1.5% would be paid to Regis or affiliates. TCI paid Regis $8,027,000 during 2001 and $1,216,000 during the three months ended March 31, 2002. IOT paid Regis $312,000 during 2001 and $326,000 during the three months ended March 31, 2002. BCM may only assign the TCI and IOT Advisory Agreements with the prior consent of TCI and IOT.


         The TCI and IOT Advisory Agreements may be terminated by BCM for any reason without penalty upon one hundred twenty (120) days' written notice to TCI or IOT. Additionally, a majority of the directors who are not Affiliates of BCM or the holders of a majority in interest of the then outstanding shares of TCI or IOT may terminate the TCI or IOT Advisory Agreement for any reason without penalty upon sixty (60) days' written notice to BCM. Notwithstanding, TCI or IOT may terminate the TCI or IOT Advisory Agreement without penalty and without notice to BCM in the event of any material change in the ownership, control or management of BCM. TCI or IOT may also terminate the TCI or IOT Advisory Agreement in the event of an assignment by BCM without the prior consent of TCI or IOT.

         The TCI and IOT Advisory Agreements may be terminated immediately at the sole option of the directors of TCI or IOT upon written notice of termination provided to BCM, if BCM (i) violates any provision of the TCI or IOT Advisory Agreement, and fails to cure such default within thirty (30) days after notice of such violation, (ii) is adjudged a bankrupt or insolvent by a court of competent jurisdiction, or an order is made by a court of competent jurisdiction for the appointment of a receiver, liquidator or trustee for BCM or for all or substantially all of its property by reason of the foregoing, or approving any petition filed against the BCM for its reorganization and such adjudication or order shall remain in full force for a period of thirty (30) days and (iii) institutes proceedings for voluntary bankruptcy or files a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or consents to the appointment of a receiver for itself or for all or substantially all of its properties, or makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due. BCM must give


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

written notice to the directors of TCI or IOT within seven (7) days after the occurrence of any of the events specified in (ii) and (iii) above.

         During the year ended December 31, 2001, TCI paid BCM $22.9 million under the TCI Advisory Agreement and IOT paid BCM $1.7 million under the IOT Advisory Agreement.

DIRECTORS AND PRINCIPAL OFFICERS OF ADVISOR

         The directors and principal officers of BCM are set forth below:

         Name                                      Position
         ----                                      --------
         Mickey N. Phillips.................       Director*
         Ryan T. Phillips...................       Director*
         Mark W. Branigan...................       Executive Vice President -- Residential
         Louis J. Corna.....................       Executive Vice President - Tax
         Ronald E. Kimbrough................       Executive Vice President and Chief Financial Officer
         David W. Starowicz.................       Executive Vice President--Commercial Asset Management
         Robert A. Waldman..................       Senior Vice President, General Counsel and Secretary

MARK W. BRANIGAN: Age 47, Executive Vice President - Residential (since June
2001), Director (September 2000 to June 2001), and Executive Vice President and Chief Financial Officer (August 2000 to June 2001) of ARL. Executive Vice President - Residential (since June 2001), Executive Vice President and Chief Financial Officer (August 2000 to June 2001), Vice President - Director of Construction (August 1999 to August 2000) and Executive Vice President - Residential Management (January 1992 to October 1997) of BCM, TCI and IOT; Vice President - Director of Construction (August 1999 to August 2000) and Executive Vice President - Residential Asset Management (January 1992 to October 1997) of ART; and real estate consultant (November 1997 to July 1999).

LOUIS J. CORNA: Age 54, Executive Vice President - Tax (since October 2001), Executive Vice President and Chief Financial Officer (June 2001 to October
2001), and Senior Vice President - Tax (December 2000 to June 2001) of ARL. Executive Vice President - Tax (since October 2001), Executive Vice President and Chief Financial Officer (June 2001 to October 2001) and Senior Vice President - Tax (December 2000 to June 2001) of BCM, TCI and IOT; Private Attorney (January 2000 to December 2000); Vice President - Taxes and Assistant Treasurer (March 1998 to January 2000) of IMC Global, Inc.; and Vice President - Taxes (July 1991 to February 1998) of Whitman Corporation.

RONALD E. KIMBROUGH: Age 49, Acting Principal Executive Officer (since February
2002) and Executive Vice President and Chief Financial Officer (since January
2002) of ARL. Acting Principal Executive Officer (since March 2002) and Executive Vice President and Chief Financial Officer (since January 2002) of BCM, TCI and IOT; Controller (September 2000 to

----------

* Mickey N. Phillips is the brother of Gene E. Phillips and Ryan T. Phillips is the son of Gene E. Phillips. Gene E. Phillips serves as a representative of the trust established for the benefit of his children which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services for ARL, TCI and IOT.


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

January 2002) of BCM; Director, Vice President and Treasurer (since February
2002) of First Equity Properties, Inc.; Vice President and Treasurer (January 1998 to September 2000) of Syntek West, Inc. and One Realco Corporation; and Consultant (1997).

DAVID W. STAROWICZ: Age 46, Executive Vice President - Commercial Asset Management (since April 2002), Executive Vice President--Acquisitions, Sales and Construction (March 2001 to April 2002) and Executive Vice President--Commercial Asset Management (August 2000 to March 2001) of ARL. Executive Vice President - Commercial Asset Management (since April 2002), Executive Vice President--Acquisitions, Sales and Construction (March 2001 to April 2002), Executive Vice President--Commercial Asset Management (September 1999 to March
2001), Vice President (May 1992 to September 1999) and Asset Manager (November 1990 to May 1992) of BCM, TCI and IOT; and Executive Vice President - Commercial Asset Management (September 1999 to August 2000), Vice President (May 1992 to September 1999) and Asset Manager (November 1990 to May 1992) of ART.

ROBERT A. WALDMAN: Age 49, Senior Vice President, Secretary and General Counsel (since August 2000) of ARL. Senior Vice President and General Counsel (since January 1995), Vice President (December 1990 to January 1995) and Secretary (December 1993 to February 1997 and since June 1999) of IOT and TCI; Senior Vice President and General Counsel (since November 1994), Vice President and Corporate Counsel (November 1989 to November 1994) and Secretary (since November
1989) of BCM; and Senior Vice President and General Counsel (since January
1995), Vice President (January 1993 to January 1995) and Secretary (since December 1989) of ART.

         The business address of each director and executive officer is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234. The business telephone number of each person is 469-522-4200. Each director and executive officer is a citizen of the United States.


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

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                            OF BCM, ARL, TCI AND IOT




CERTAIN BUSINESS RELATIONSHIPS

         BCM, ARL's, TCI's and IOT's contractual advisor, is a company of which Messrs. Branigan, Corna, Kimbrough and Starowicz serve as executive officers. BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips. Mr. Phillips serves as a representative of his children's trust, which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services.

         ARL, TCI and IOT contract with affiliates of BCM for property management services. Currently, Triad, an affiliate, and Carmel Realty, Inc. ("Carmel"), provide such property management services. The general partner of Triad is BCM. The limited partner of Triad is GS Realty Services, Inc. ("GS Realty"), a related party, which is not affiliated with BCM. Triad and Carmel subcontract the property-level management of 13 of ARL's commercial properties (office buildings, shopping centers and a merchandise mart) and eight of its hotels to Regis, a related party, which is a company owned by GS Realty. Regis also provides real estate brokerage services to ARL and receives brokerage commissions in accordance with the advisory agreement between ARL and BCM. Carmel is a company owned by First Equity Properties, Inc., which is a company affiliated with BCM.

         ARL owns an equity interest in each of IOT and TCI. See "Properties of ARL - Investments in Real Estate Companies and Real Estate Partnerships."

         With respect to TCI, Triad also subcontracts the property-level management and leasing of 51 of TCI's commercial properties, its four hotels and the commercial properties owned by a real estate partnership in which TCI and IOT are partners to Regis. Regis also provides real estate brokerage services for TCI, on a non-exclusive basis, and receives brokerage commissions in accordance with the brokerage agreement.

         Regarding IOT, Triad also subcontracts the property-level management and leasing of IOT's seven office buildings and two commercial properties owned by real estate partnerships in which IOT and TCI are partners to Regis. Prior to May 1, 2000, affiliates of BCM provided brokerage services for IOT, on a non-exclusive basis, and received brokerage commissions in accordance with a brokerage agreement. Currently, Regis performs such brokerage services for IOT.


         At March 30, 2002, ARL indirectly owned approximately 49.7% of TCI's outstanding common stock. At December 31, 2001, TCI owned 345,728 shares of IOT's common stock, an approximate 24% interest and 746,972 shares of ARL common stock, an approximate 6.6% interest which were primarily purchased in open market transactions in 1990 and 1991 at a total cost of $1.6 million.


         The executive officers of TCI and IOT also serve as officers of ARL, and owe fiduciary duties to each of those entities as well as BCM under applicable law. The directors and officers of IOT also serve as directors and officers of TCI. The directors owe fiduciary duties to TCI as well as to IOT under applicable law. IOT and TCI have the same relationship with BCM as does ARL.

RELATED PARTY TRANSACTIONS

         Historically, ARL, TCI and IOT have each engaged in and may continue to engage in business transactions, including real estate partnerships, with related parties. Management believes that all of the related party transactions represented the best investments available at the time and were at least as advantageous to ARL, TCI and IOT as could have been obtained from unrelated third parties.


         In 2001, ARL paid BCM, Triad, Carmel and Regis $6.7 million in advisory fees, $166,000 in net income fees, $3.8 million in incentive fees, $1.1 million in mortgage brokerage and equity refinancing fees, $92,000 in property acquisition fees, $5.9 million in real estate brokerage commissions and $3.9 million in property and construction management fees and leasing commissions, net of property management fees paid to subcontractors, other than Regis. In addition, as provided in the ARL Advisory Agreement, BCM received cost reimbursements of $2.8 million. BCM manages ARL's day-to-day operations pursuant to the ARL Advisory Agreement. ARL contracts with Triad and Carmel for property management services. BCM is the general partner of Triad. Carmel, which is owned by First Equity Properties, Inc. a company affiliated with BCM, subcontracts property management construction services and brokerage services to Regis. Regis is a company owned by GS Realty, the limited partner of Triad.

         In 2001, IOT paid BCM Triad, Carmel and Regis $817,000 in advisory fees and $312,000 in property and construction management fees and leasing commissions, net of property management fees paid to subcontractors other than Regis. In addition, from time-to-time, IOT has made advances to BCM, which generally have not had specific repayment terms and have been reflected in IOT's financial statements as other assets or other liabilities from affiliates. At December 31, 2001, BCM advanced IOT $593,000. As of March 2002, IOT has repaid that amount to BCM. BCM manages IOT's day-to-day operations pursuant to the IOT Advisory Agreement. IOT contracts with Triad and Carmel for property management services.

         In 2001, TCI paid BCM, Triad, Carmel and Regis $10.8 million in advisory incentive and net income fees, $45,000 in mortgage brokerage and equity refinancing fees, $2.4 million in property acquisition fees, $3.8 million in real estate brokerage commissions and $2.6 million in property and construction management fees and leasing commissions, net of property management fees paid to subcontractors, other than Regis. In addition, as provided in the TCI Advisory Agreement, BCM received cost reimbursements of $2.6 million. BCM manages TCI's day-to-day operations pursuant to the TCI Advisory Agreement. TCI contracts with Triad and Carmel for property management services.

         In addition, from time-to-time, ARL and its affiliates have made advances to each other, which generally have not had specific repayment terms and have been reflected in ARL's financial statements as other assets or other liabilities. These affiliate borrowings are used to fund operating shortfalls or investment/acquisition cash requirements. Similarly, as properties are sold and operating cash flow is generated, those advances/borrowings may be repaid. Also, incentive fees and net income fees payable to BCM for 2001 are accrued throughout the year and are due by March 31, 2002. At December 31, 2001, ARL owed $10.1 million ($4.0 million for fees owed for 2001), $980,000 and $257,000 to BCM, TCI and GS Realty, respectively. In January 2002, ARL paid the $257,000 due to GS Realty. At December 31, 2001, TCI had receivables of $11.6 million, $1.9 million and $608,000 from BCM, GS Realty, and ARL, respectively. Also at December 31, 2001, TCI owed $1.0 million and $39,000 to GS Realty and BCM, respectively. In January 2002, TCI paid the $1.0 million due to GS Realty and in March 2002, TCI paid the $39,000 to BCM. At December 31, 2001, BCM advanced IOT $593,000. As of March 2002, IOT has repaid that amount to BCM.

         In October 1999, ARL funded a $4.7 million loan to Realty Advisors, Inc., the parent company of BCM. The loan, to provide funds for acquisitions or working capital needs, was secured by all of the outstanding shares of common stock of American Reserve Life Insurance Company. The loan bore interest at 10.25% per annum, and matured in November 2001. In January 2000, $100,000 was collected. In November 2001, the maturity date was extended to November 2004. The collateral was changed to a subordinate pledge of 850,000 shares of ARL common stock owned by BCM. The shares are also pledged to a lender on ARL's behalf. The interest rate was changed to 2% over the prime rate, currently 6.75% per annum, and the accrued but unpaid interest of $984,000 was added to the principal. The new principal balance is $5.6 million. All principal and accrued interest are due at maturity.

         In March 2000, a loan due to ARL with a principal balance of $2.5 million due from Lordstown, L.P., matured. The loan, to fund certain investments, is secured by a second lien on land in Ohio and Florida, by 100% of the general and limited partner interest in Partners Capital, Ltd., the limited partner of Lordstown, L.P., and a profits interest in subsequent land sales. At March 2002, the loan, and $820,000 of accrued interest, remained unpaid. At May 2002, settlement terms are being negotiated. A corporation controlled by Richard
D. Morgan is the general partner of Lordstown, L.P. Mr. Morgan served as a director of ARL until October 2001.

         In March 2001, ARL funded $13.6 million of a $15.0 million unsecured line of credit to One Realco Corporation ("One Realco"), which owns approximately 14.8% of the outstanding shares of ARL's common stock. One Realco periodically borrows money to meet its cash obligations. The line of credit bears interest at 12.0% per annum. All principal and interest were due at maturity in February 2002. The line of credit is guaranteed by BCM. In June 2001, $394,000 in principal and $416,000 in interest was collected. In December 2001, $21,000 in principal and $804,000 in interest was collected. In February 2002, the maturity date was extended to February 2004. In March 2002, ARL funded an additional $1.8 million, increasing the outstanding principal balance to $15 million. All principal and interest are due at maturity. Ronald E. Kimbrough, Executive Vice President and Chief Financial Officer of ARL, is a 10% stockholder of One Realco. During 2001, Mr. Kimbrough did not participate in day-to-day operations or management of One Realco.


         In December 2000, an unsecured loan due to ARL with a principal balance of $1.7 million due from Warwick of Summit, Inc. ("Warwick") matured. The loan was made to fund certain investments. All principal and interest were due at maturity. At December 2001, the loan, and $451,000 of accrued interest, remained unpaid. At March 2002, the loan, and $234,000 of accrued interest, remained unpaid. At May 2002, settlement terms are being negotiated. Richard D. Morgan, a Warwick stockholder, served as a director of ARL until October 2001.

         In December 2000, a loan due to ARL with a principal balance of $1.6 million due from Bordeaux Investments Two, L.L.C. ("Bordeaux"), matured. The loan, to fund certain investments, is secured by (1) a 100% interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma; (2) 100% of the stock of Bordeaux Investments One, Inc., which owns 6.5 acres of undeveloped land in Oklahoma City, Oklahoma; and (3) the personal guarantees of the Bordeaux members. At March 2002, the loan, and $520,000 of accrued interest, remained unpaid. At May 2002, settlement terms are being negotiated. Richard D. Morgan, a Bordeaux member, served as a director of ARL until October 2001.

         In October 1997, ARL entered into leases with BCM and Regis, for space to house BCM's staff at the One Hickory Centre Office Building, construction of which was completed in December 1998. The BCM leases, effective upon ARL obtaining permanent financing of the building, were for 75,852 sq. ft. (approximately 75% of the building), had terms of ten and fifteen years and provided for annual base rent of $19.25 per sq. ft. for the first year. In January 2001, both leases were terminated, and ARL entered into a new lease with BCM, effective October 1, 2000. The new lease is for 59,463 sq. ft. (approximately 62% of the building), has a term of three years, and provides for annual base rent of $1.3 million or $21.50 per sq. ft. Effective March 1, 2002, the lease was amended to 57,879 sq. ft. (approximately 59% of the building), with an annual base rent of $1.2 million, or $21.50 per sq. ft.

         BCM has entered into put agreements with certain holders of the Class A limited partner units of Ocean Beach Partners, L.P., to increase ARL's investment in the partnership. From June 1, 1997 through May 31, 2006, the Class A units are convertible, at the option of the unitholders, into Series D Cumulative preferred stock of ARL. At any time from June 1, 2001 through May 31, 2006, the Series D shareholders have the option to sell any or all Series D shares held by them to BCM at the put price. ARL subsidiaries own 100% of the general partner and limited partner beneficial interests in Ocean Beach Partners, L.P.

         BCM has entered into put agreements with the holders of the Class A limited partner units of Valley Ranch L.P., to increase ARL's investment in the partnership. Such Class A units are convertible into Series B Cumulative Convertible preferred stock of ARL which is further convertible into common stock of ARL. The put price for the Class A units is $1.00 per unit and the put price for either the Series B redeemable convertible preferred stock or ARL's common stock is 80% of the average daily closing price of ARL's common stock for the prior 20 trading days. In March 1999, ARL reached agreement with the Class A unitholders of Valley Ranch, L.P. to acquire their eight million Class A units for $1.00 per unit. In 1999, three million units were purchased, an additional one million units were purchased in January 2000, and two million units in May 2001. One million units were purchased in May 2002. ARL has committed to purchase the remaining one million units in June 2002. ARL subsidiaries own 100% of the general partner and Class B limited partner beneficial interests in Valley Ranch, L.P.

         BCM has entered into put agreements with the holders of the Class A units of ART Palm, L.P., to increase ARL's investment in the partnership. Such Class A units are convertible into Series C Cumulative Convertible preferred stock of ARL. The put price for the Class A units is $1.00 per unit and the put price for either the Series C preferred stock or ARL's common stock is 90% of the average daily closing price of ARL's common stock for the prior 20 trading days. Through December 31, 2001, ARL has repurchased 9,736,250 Class A units. The put agreement calls for ARL to repurchase the remaining Class A units as follows: June 30, 2002, 1,625,000 units; June 30, 2003, 1,625,000 units;
December 31, 2005, 1,625,000 units; and December 31, 2006, 8,563,750 units. ARL subsidiaries own 100% of the general partner and Class B limited partner beneficial interest in ART Palm, L.P. One Realco, which owns approximately 14.8% of the outstanding shares of ARL common stock, owns the Class C limited partner interest.

         TCI is a 63.7% limited partner and IOT is a 36.3% general partner in the Tri-City Limited Partnership ("Tri-City") which owns the Chelsea Square Shopping Center. In February 2000, the Chelsea Square Shopping Center was financed in the amount of $2.1 million. Tri-City received net cash of $2.0 million after the payment of various closing costs. The mortgage bore interest at a fixed rate of 10.24% per annum until February 2001, and a variable rate thereafter, currently 10% per annum, requires monthly payments of principal and interest of $20,601 and matures in February 2005. TCI received a distribution of $1.3 million of the net financing proceeds. IOT received a distribution of $739,000 of the net financing proceeds. The business purpose of the transaction was to make an equity investment in Chelsea Square Shopping Center.

         In May 2001, ARL exchanged with TCI two parcels of land, a 10.5 acre tract of Vista Ridge land and an 8.88 acre tract of Hollywood Casino land, for the 168 unit Glenwood Apartments. The cost of the Vista Ridge land, the Hollywood Casino land and the Glenwood Apartments was $1.1 million, $2.1 million, and $3.7 million, respectively. The purchase prices were determined based on the market values of the properties exchanged, using a market rate multiple of net operating income. The business purpose of the transaction was for TCI to construct apartments on the Vista Ridge land and office buildings on the Hollywood Casino land. No consideration was paid on the transaction. However, ARL received net cash of $3.2 million on the subsequent sale of the Glenwood Apartments.

         In December 2001, TCI, purchased 100% of the outstanding common shares of National Melrose, Inc. ("NM"), a wholly-owned subsidiary of ARL, for $2.0 million. The purchase price was determined based upon the market value of the property exchanged, using a market rate multiple of net operating income. NM owns the Executive Court Office Building. ARL has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the annual return, ARL will pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARL to repurchase the shares of NM for the purchase price. The business purpose of the transaction was for TCI to make an equity investment in NM anticipating a profitable return. Management has classified this related party transaction as a note payable to TCI. The consideration paid for the outstanding shares was $2.0 million.



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


         In January 2002, IOT purchased 100% of the outstanding common shares of Rosedale Corporation ("Rosedale"), a wholly-owned subsidiary of ARL, for $5.1 million. The purchase price was determined based upon the market value of the property exchanged, using a market rate multiple of net operating income. Rosedale owns the Rosedale Towers Office Building. ARL has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARL will pay IOT any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, IOT may require ARL to repurchase the shares of Rosedale for the purchase price. The business purpose of the transaction was for IOT to make an equity investment in Rosedale anticipating a profitable return. Management has classified this related party transaction as a note payable to IOT. The consideration paid for the outstanding shares was $5.1 million.

         In January 2002, TCI purchased 100% of the common shares of ART Two Hickory Corporation ("Two Hickory"), a wholly-owned subsidiary of ARL, for $4.4 million. The purchase price was determined based upon the market value of the property exchanged, using a market rate multiple of net operating income. Two Hickory owns the Two Hickory Centre Office Building. ARL has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARL will pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARL to repurchase the shares of Two Hickory for the purchase price. The business purpose of the transaction was for TCI to make an equity investment in Two Hickory anticipating a profitable return. Management has classified this related party transaction as a note payable to TCI. The consideration paid for the outstanding shares was $4.4 million.

         In March 2002, ARL received consideration of $600,000 and exchanged with TCI two parcels of land, a 24.5 acre tract of Rasor land, a 16.89 acre tract of Lakeshore Villas land, and the 45,623 sq. ft. Oaktree Village Shopping Center for the 80,278 sq. ft. Plaza on Bachman Creek Shopping Center. The cost of the Rasor land, the Lakeshore Villas land, the Oaktree Shopping Center, and the Plaza on Bachman Shopping Center was $1.0 million, $1.3 million, $1.6 million, and $4.1 million, respectively. The purchase prices were determined based on the market values of the properties exchanged, using a market rate multiple of net operating income. The business purpose of the transaction was for TCI to construct apartments on the Rasor and Lakeshore Villas land and to give ample value for the property TCI is exchanging, the Oaktree Shopping center was added to the transaction. The Plaza on Bachman Creek Shopping Center was subsequently financed with ARL receiving net cash of $4.4 million.

         In April 2002, TCI purchased all of the general and limited partnership interests in Garden Confederate Point, L.P. ("Confederate Point") from ARL for $1.9 million. The purchase price was determined based on the market value of the property exchanged using a market rate multiple of net operating income. Confederate Point owns the Confederate Point Apartments. ARL has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARL will pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARL to repurchase the interests in Confederate Point for the purchase price. The business purpose of the transaction was for TCI to make an equity



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


investment in Confederate Point anticipating a profitable return. Management has classified this related party transaction as a note payable to TCI.

         In April 2002, TCI purchased all of the general and limited partnership interests in Garden Foxwood, L.P. ("Foxwood") from ARL for $1.1 million. The purchase price was determined based on the market values of the property exchanged, using a market rate multiple of net operating income. Foxwood owns the Foxwood Apartments. ARL has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARL will pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARL to repurchase the interests in Foxwood for the purchase price. The business purpose of the transaction was for TCI to make an equity investment in Foxwood anticipating a profitable return. Management has classified this related party transaction as a note payable to TCI.

         In April 2002, TCI purchased all of the general and limited partnership interests in Garden Woodsong, L.P. ("Woodsong") from ARL for $2.5 million. The purchase price was determined based on the market values of the property exchanged, using a market rate multiple of net operating income. Woodsong owns the Woodsong Apartments. ARL has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARL will pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARL to repurchase the interests in Woodsong for the purchase price. The business purpose of the transaction was for TCI to make an equity investment in Woodsong anticipating a profitable return. Management has classified this related party transaction as a note payable to TCI.

         In April 2002, TCI, a related party, purchased 100% of the common shares of ART One Hickory Corporation ("One Hickory"), a wholly-owned subsidiary of ARL, for $4.5 million. The purchase price was determined based on the market values of the property exchanged, using a market rate multiple of net operating income. One Hickory owns the One Hickory Centre Office Building. ARL has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARL will pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARL to repurchase the shares in One Hickory for the purchase price. The business purpose of the transaction was for TCI to make an equity investment in One Hickory anticipating a profitable return. Management has classified this related party transaction as a note payable to TCI.

         In 2001, TCI received $120,000 in rent from BCM for BCM's lease at Addison Hanger. BCM owns a corporate jet that is housed at the hanger and TCI had available space at the hanger.

         In February 2002, TCI sold a $2.0 million senior participation interest in a loan to IOT. The board of directors of IOT and TCI determined that the 16% interest rate was a good return for IOT's investment and TCI could benefit from the increase in cash and decrease its notes receivable outstanding portfolio. TCI received consideration of $2.0 million. In February 2002, the loan was extended until April 2002. In April 2002, IOT extended the loan until July 2002,



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


receiving $8,500 as an extension fee. IOT and TCI will receive 57% and 43%, respectively, on the remaining principal and interest payments.

         In April 2002, ARL sold nine residential properties to Metra Capital LLC ("Metra"), for a total sales price of $34.2 million. These properties include: the 12 unit Bay Anchor Apartments in Panama City, Florida; the 168 unit Governor Square Apartments in Tallahassee, Florida; the 54 unit Grand Lagoon Cove Apartments in Panama City, Florida; the 92 unit Oak Hill Apartments in Tallahassee, Florida; the 121 unit Park Avenue Villas Apartments in Tallahassee, Florida; the 62 unit Seville Apartments in Tallahassee, Florida; the 120 unit Westwood Apartments in Mary Ester, Florida; the 64 unit Windsor Tower Apartments in Ocala, Florida and the 546 unit Woodhollow Apartments in San Antonio, Texas. Two of the members of Metra are Third Millennium Partners, LLC and Innovo Realty, Inc., a subsidiary of Innovo Group, Inc. ("Innovo"). Joseph Mizrachi, a Director of ARL, has a beneficial interest in Third Millennium Partners, LLC and owns 15.5% of the outstanding common stock of Innovo. Due to ARL's relationship with Mr. Mizrachi, management has determined to treat this sale as a refinancing transaction. ARL will continue to report the assets and the new debt incurred by Metra on its financial statements. ARL received net cash of $8.3 million after paying off the existing debt of $19.3 million and various closing costs, including $342,000 in brokerage commissions to Third Millennium Partners, LLC. Of the total new debt of $29.2 million, $8.8 million bears interest at 5.00% per annum and matures in May 2003, $17.0 million bears interest at 7.12% per annum and matures in May 2007 and $3.4 million bears interest at 7.57% per annum and matures in May 2012. ARL also received $6.3 million of 8% non-recourse, non-convertible Series A Preferred Stock ("Preferred Shares") of Innovo.

         The dividend on the Preferred Shares will be funded entirely and solely through member distributions from cash flows generated by the operation and subsequent sale of the sold properties. In the event the cash flows for the properties are insufficient to cover the 8% annual dividend, Innovo will have no obligation to cover any shortfall.

         The Preferred Shares have a mandatory redemption feature, and are redeemable from the cash proceeds received by Innovo from the operation and sale of the properties. All member distributions that are in excess of current and accrued 8% dividends must be used by Innovo to redeem the Preferred Shares.

         The directors and officers of TCI also serve as directors and officers of IOT. The directors owe fiduciary duties to IOT as well as to TCI under applicable law. IOT has the same relationship with BCM as TCI. At December 31, 2001, TCI owned 746,972 shares of ARL common stock which were primarily purchased in open market transactions in 1990 and 1991 at a total cost of $1.6 million. The officers of TCI and IOT also serve as officers of ARL. BCM also serves as advisor to ARL and at March 30, 2002, ARL owned approximately 50% of TCI's outstanding common stock. At December 31, 2001, the market value of the ARL common shares was $7.4 million.



         TCI established on April 13, 2000, the Director Stock Option Plan (the "TCI Director Plan") which became effective upon subsequent approval of the stockholders of TCI at an Annual Meeting of Stockholders held on October 10, 2000. Under the terms of the TCI Director Plan, successive options covering 5,000 shares of TCI common stock each were automatically granted to each director on the date of effectiveness of the TCI Director Plan, and on each January 1 of each subsequent year in which the individual served as a director of TCI. Pursuant to the TCI Director Plan, two former directors of TCI, Edward
G. Zampa and R. Douglas Leonhard, each held options covering 5,000 shares at an exercise price of $8.975 per share, and an additional 5,000 shares at an exercise price of $14.875 per share. On January 30, 2002, TCI entered into separate agreements with Messrs. Leonhard and Zampa pursuant to which TCI repurchased all options held by each at a price based upon a $16 per share sale price of common stock, less the aggregate amount of the exercise price under each option. As a result of the Purchase Agreements, each of Messrs. Leonhard and Zampa received an aggregate of $41,225 in settlement, and the outstanding options previously held by each under the TCI Director Plan have been cancelled.

         Options covering an aggregate of 30,000 shares remain outstanding at exercise prices ranging from $8.875 per share to $16.05 per share, by Ted Stokely (15,000 shares) and Martin L. White (15,000 shares).

INDEBTEDNESS OF MANAGEMENT

         As of the record date, no director or executive officer of ARL, TCI or IOT has any indebtedness to ARL, TCI or IOT.


POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

         ARL. Article ELEVENTH of ARL's Articles of Incorporation provides that ARL shall not, directly or indirectly, contract or engage in any transaction with (1) any director, officer or employee of ARL, (2) any director, officer or employee of the advisor, (3) the advisor or (4) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any of the aforementioned persons, unless (a) the material facts as to the relationship among or financial interest of the relevant individuals or persons and as to the contract or transaction are disclosed to or are known by ARL's board of directors or the appropriate committee thereof and (b) ARL's board of directors or committee thereof determines



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


that such contract or transaction is fair to ARL and simultaneously authorizes or ratifies such contract or transaction by the affirmative vote of a majority of independent directors of ARL entitled to vote thereon.

         Article ELEVENTH defines an "independent director" as one who is neither an officer or employee of ARL, nor a director, officer or employee of ARL's advisor.

         ARL's policy is to have such contracts or transactions approved or ratified by a majority of the disinterested directors with full knowledge of the character of such transactions, as being fair and reasonable to the stockholders at the time of such approval or ratification under the circumstances then prevailing. Such directors also consider the fairness of such transactions to ARL. Management believes that, to date, such transactions have represented the best investments available at the time and that they were at least as advantageous to ARL as other investments that could have been obtained.

         ARL expects to enter into future transactions with entities the officers, directors or stockholders of which are also officers, directors or stockholders of ARL, if such transactions would be beneficial to the operations of ARL and consistent with ARL's then-current investment objectives and policies, subject to approval by a majority of disinterested directors as discussed above.

         ARL does not prohibit its officers, directors, stockholders or related parties from engaging in business activities of the types conducted by ARL.

         TCI. Article FOURTEENTH of TCI's Articles of Incorporation provides that TCI shall not, directly or indirectly, contract or engage in any transaction with (1) any director, officer or employee of TCI, (2) any director, officer or employee of the advisor, (3) the advisor or (4) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any of the aforementioned persons, unless (a) the material facts as to the relationship among or financial interest of the relevant individuals or persons and as to the contract or transaction are disclosed to or are known by the board of directors or the appropriate committee thereof and (b) the board of directors or committee thereof determines that such contract or transaction is fair to TCI and simultaneously authorizes or ratifies such contract or transaction by the affirmative vote of a majority of independent directors of TCI entitled to vote thereon.

         Article FOURTEENTH defines an "independent director" as one who is neither an officer or employee of TCI nor a director, officer or employee of TCI's advisor.

         IOT. Article FOURTEENTH of IOT's Articles of Incorporation provides that IOT shall not, directly or indirectly, contract or engage in any transaction with (1) any director, officer or employee of IOT, (2) any director, officer or employee of the advisor, (3) the advisor or (4) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any of the aforementioned persons, unless (a) the material facts as to the relationship among or financial interest of the relevant individuals or persons and as to the contract or transaction are disclosed to or are known by IOT's board of directors or the appropriate committee thereof and (b) IOT's board of directors or committee thereof determines that such contract or transaction is fair to IOT and simultaneously authorizes or ratifies such contract or transaction by the affirmative vote of a majority of independent directors of IOT entitled to vote thereon.

         Article FOURTEENTH defines an "independent director" as one who is neither an officer or employee of IOT, nor a director, officer or employee of IOT's advisor.



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

                          CERTAIN INFORMATION REGARDING
                      TCI COMMON STOCK AND IOT COMMON STOCK

PURCHASES OF TCI COMMON STOCK

         The following sets forth for each quarter during 2000: (a) the amount of TCI common stock purchased by BCM, (b) the range of prices paid by BCM, and
(c) the average purchase price paid by BCM, based on information obtained from documents filed with the SEC.

                           NUMBER OF                 RANGE OF           AVERAGE PURCHASE
     QUARTER            SHARES PURCHASED           PRICES PAID               PRICE
     -------            ----------------           -----------          ----------------
      2000
      First                   None                      --                     --
      Second                347,400              $6.69 to $13.38             $9.62
      Third                  99,300              $11.63 to $14.25            $12.51
      Fourth                  900                $16.00 to $16.63            $16.32

         On October 3, 2000, pursuant to a Stock Option Agreement dated October 3, 2000, Gotham Partners, LP and Gotham Partners III, LP (both New York limited partnerships) and Gotham Partners International, Ltd., a Canadian Island company (all collectively "Gotham") granted to ARL and IOT, jointly, an option to purchase 1,858,900 shares of TCI common stock (the "Option") at an exercise price of $12 per share (a total price of $22,306,800). Such Option became exercisable on January 1, 2001 through 5:00 p.m., central standard time, on April 4, 2001 (the "Option Period") and was only to be exercised as to the whole of such Option (not in part). As a fee for the Option, ARL and IOT paid to Gotham an initial option fee of $5,576,700 ($3 per share) at the time of execution of the Option and were obligated to pay Gotham on or before December 15, 2000, the remaining portion of the option fee of $2,788,350 ($1.50 per share), which was not paid but became an obligation payable at the time of exercise of such Option. On October 19, 2000, IOT assigned all of its right, title and interest in and to the Option to ARL. On April 4, 2001, ARL gave notice of exercise of the Option in accordance with the terms of the Option and paid to Gotham in cash the balance of the option fee of $2,788,350; within three business days thereafter, Gotham delivered the 1,858,900 shares of TCI common stock to a brokerage account of EQK Holdings, Inc. ("EQK Holdings") and ARL paid the full exercise price of $22,306,800 into the brokerage account of EQK Holdings which was then paid to Gotham. These 1,858,900 shares of TCI common stock are currently owned by EQK Holdings, an indirect, wholly-owned subsidiary of ARL.

         Except as set forth above, there were no other purchases by ARL, IOT, TCI or BCM of any shares of TCI common stock during the past two years that were reported in documents filed with the SEC.

PURCHASES OF IOT COMMON STOCK

         The following sets forth for each quarter during 2000: (a) the amount of IOT common stock purchased by BCM, (b) the range of prices paid by BCM, and
(c) the average purchase price paid by BCM, based on information obtained from documents filed with the SEC.

                              NUMBER OF                  RANGE OF                    AVERAGE
       QUARTER             SHARES PURCHASED             PRICES PAID              PURCHASE PRICE
       -------             ----------------             -----------              --------------
        First                    None                       --                         --
       Second                   6,700                 $6.63 to $6.50                  $6.57
        Third                    None                       --                         --
       Fourth                    None                       --                         --

         Except as set forth above, there were no other purchases by ARL, IOT, TCI or BCM of any shares of IOT common stock during the past two years that were reported in documents filed with the SEC.

ARRANGEMENTS RELATING TO TCI COMMON STOCK AND IOT COMMON STOCK

         Pursuant to the Option discussed above, Gotham agreed to a "standstill" for a period of two years from the date of the Option and agreed not to purchase directly or indirectly any security issued by ARL, TCI or IOT, provided, however, the standstill was to terminate if the additional option fee was not made or paid on or before December 15, 2000, or if the Option was not exercised prior to April 4, 2001. Such Option was exercised prior to April 4, 2001, and the additional option fee was paid. Gotham had also executed a proxy covering the shares of TCI common stock that was subject to the Option (a total of 1,858,900 shares) in favor of ARL to attend to the Annual Meeting of Stockholders of TCI on October 10, 2000, to represent, vote, execute consents and otherwise act for Gotham only in approving the four proposals set forth in TCI's Proxy Statement for such Annual Meeting dated December 11, 2000.

         BCM has pledged 920,507 shares of TCI common stock to Sunset Management, LLC pursuant to a loan agreement with such lender. BCM has also pledged 36,689 shares of TCI common stock to Dynamic Finance Corporation as collateral for a guaranty of indebtedness of an affiliate of BCM under a loan agreement with such lender. The remaining 209,751 shares of TCI common stock directly owned by BCM may be deemed to be "collateral" for borrowings pursuant to margin or other account arrangements with bankers and brokerage firms relating to accounts of BCM. Such arrangements are standard arrangements involving margin securities of up to a specified percentage of the market value of the shares and bear interest at varying rates and contain only standard default and similar provisions, the operation of any of which should not give any other person immediate voting power or investment power over such securities. Such arrangements exist with the shares of TCI common stock and other securities held in such accounts, and it is impracticable at any given time to determine the amounts, if any, with respect to the shares of TCI common stock and interest costs under such arrangements vary with applicable costs and account balances.

         EQK Holdings has pledged 2,601,798 shares of TCI common stock to Sunset Management, LLC pursuant to a loan agreement with such lender. EQK Holdings has also pledged 843,111 shares of TCI common stock to Dynamic Finance Corporation as collateral for indebtedness under a loan agreement with such lender. EQK Holdings has also pledged 249,191 shares of TCI common stock to Preferred Bank as collateral for a guaranty of indebtedness of ART under a loan agreement with such lender. The remaining 300,000 shares of TCI common stock owned directly by EQK Holdings may be deemed to be "collateral" for borrowings pursuant to margin or other account arrangements with bankers and brokerage firms relating to accounts of EQK Holdings. Such arrangements are standard arrangements involving margin securities of up to a specified percentage of market value of the shares and bear interest at varying rates and contain only standard default and similar provisions, the operation of any of which should not give any other person immediate voting power or investment power over such securities. Such arrangements exist with the shares of TCI common stock and other securities held in such accounts, and it is impracticable at any given time to determine the amounts, if any, with respect to the shares of TCI common stock and interest costs under such arrangements may vary with applicable costs and account balances.

         EQK Holdings has pledged 250,000 shares of IOT common stock to Beal Bank as additional collateral. An additional 153,400 shares of IOT common stock owned by EQK Holdings and 106,802 shares of IOT common stock owned by BCM may be deemed to be "collateral" for borrowings pursuant to margin or other account arrangements with bankers and brokerage firms relating to accounts of EQK Holdings and BCM, respectively. Such arrangements are standard arrangements involving margin securities of up to a specified percentage of the market value of the shares and bear interest at varying rates and contain only standard default and similar provisions, the operation of any of which should not give any person immediate voting power or investment power over such securities. Such arrangements exist with the shares of IOT common stock and other securities held in such accounts and it is impracticable at any time to determine the amounts, if any, with respect to these shares of IOT common stock and interest costs under such arrangements vary with applicable costs and account balances.

         All 345,728 shares of IOT common stock owned by TCI are located at a brokerage firm in a cash account (not margin account), and do not serve as "collateral" for any borrowings pursuant to any margin account arrangement or otherwise.

                              INFORMATION ABOUT ARL

                                 BUSINESS OF ARL

         ARL, a Nevada corporation, is the successor through merger to American Realty Trust, Inc. ("ART"), a Georgia corporation and National Realty, L.P. ("NRLP"), a Delaware partnership.

         ARL files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by ARL at the SEC's public reference room in Washington, D.C. The public reference room at the SEC's office in Washington, D.C. is located at 450 Fifth Street, N.W. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. ARL's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http:\\www.sec.gov." In addition, because the common stock of ARL is listed on the NYSE, reports and other information concerning ARL (symbol: "ARL") can also be inspected at the office of the NYSE, Inc., 20 Broad Street, New York, New York 10005.

         On November 3, 1999, ART and NRLP jointly announced the agreement of their respective boards to combine, in a tax-free exchange, under a new company, ARL. Prior to December 31, 1998, ART accounted for its investment in NRLP under the equity method. As of December 31, 1998, upon the election of a wholly-owned subsidiary of ART as general partner of NRLP, ART began consolidation of NRLP's accounts at that date and consolidation of its operations subsequent to that date.

         The merger transaction was closed on August 2, 2000. NRLP unitholders, except for ART, received one share of ARL common stock for each unit of NRLP held. ART stockholders received .91 shares of ARL common stock for each share of ART common stock held. Each share of ART preferred stock was converted into one share of preferred stock of ARL, having substantially the same rights as ART's preferred stock. The ART shares of common stock ceased trading on the New York Stock Exchange on August 2, 2000. ARL common stock commenced trading on the New York Stock Exchange on August 3, 2000. For financial reporting purposes, the merger is treated as the purchase of NRLP by ART; accordingly, the historical information presented for ARL is that of ART.

         On October 23, 2001, ARL, TCI, and IOT jointly announced a preliminary agreement with Settlement Counsel of the derivative action entitled Olive et al.
v. National Income Realty Trust, et al. for complete settlement of all disputes in the lawsuit. In February 2002, the court granted final approval of the proposed settlement. Under the proposal, ARL would acquire all of the outstanding shares of IOT and TCI not currently owned by ARL for a cash payment or shares of ARL preferred stock. ARL will pay $17.50 cash per TCI share and $19.00 cash per IOT share for the stock held by nonaffiliated stockholders. ARL will issue one share of Series G redeemable convertible preferred stock with a liquidation value of $20.00 per share for each share of TCI common stock for stockholders who affirmatively elect to receive ARL Preferred Stock in lieu of cash. ARL will issue one share of Series H redeemable convertible preferred stock with a liquidation value of $21.50 per share for each share of IOT common stock for stockholders who affirmatively elect to receive ARL preferred stock in lieu of cash. All affiliated stockholders will receive ARL preferred stock. Each share of Series G redeemable convertible preferred stock will be convertible into 2.5 shares of ARL common stock, and each share of Series H redeemable convertible preferred stock will be convertible into 2.25 shares of ARL common stock during a 75-day period that commences fifteen days after the date of the first ARL Form 10-Q filing that occurs after the closing of the merger transaction. Upon the acquisition of IOT and TCI shares, TCI and IOT would become wholly-owned subsidiaries of ARL. The transaction is subject to the execution of a definitive merger agreement and a vote of the stockholders of all three entities. ARL has the same advisor as TCI and IOT, and TCI and IOT have the same board of directors.


RECENT DEVELOPMENTS



         On April 26, 2002, ARL sent a letter to the board of trustees of Prime Group Realty Trust ("Prime Group") proposing that ARL and Prime Group explore a business combination. On May 1, 2002, Prime Group issued a press release indicating that it had referred ARL's letter to its board of trustees and to its financial advisors for consideration. Thereafter, on May 14, 2002, ARL received a letter from Prime Group declining the proposal to explore a business combination with ARL.


BUSINESS PLAN AND INVESTMENT POLICY

         ARL's primary business is investing in equity interests in real estate (including equity securities of real estate-related entities), leases, joint venture development projects and partnerships and, to a lesser extent, financing real estate and real estate activities through investments in mortgage loans, including first, wraparound and junior mortgage loans. Information regarding the real estate and mortgage notes receivable portfolios of ARL is set forth in "Properties" and in Schedules III and IV to the ARL consolidated financial statements included elsewhere in this joint proxy statement and prospectus.

         ARL, through its wholly owned subsidiary, Pizza World Supreme, Inc. ("PWSI"), operates and franchises pizza parlors featuring pizza delivery, carry-out and dine-in under the trademarks "Me-N-Ed's," "Slices" and "Angelo & Vito's" in California and Texas. The first Me-N-Ed's pizza parlor opened in 1962. At December 31, 2001, there were 59 pizza parlors in operation, consisting of 47 owned and 12 franchised pizza parlors. One of the owned pizza parlors was in Texas and the remainder were in California.

         ARL's businesses are not seasonal. With regard to real estate investments, ARL is seeking both current income and capital appreciation. ARL's plan of operation is to continue, to the extent its liquidity permits, to make equity investments in income producing real estate such as hotels, apartments or commercial properties or equity securities of real estate-related entities. ARL also intends to continue to pursue higher risk, higher reward investments, such as improved and unimproved land where it can obtain financing of substantially all of a property's purchase price. ARL intends to seek selected dispositions of certain of its assets, in particular, selected income producing properties in stabilized markets and certain of its land holdings where the prices obtainable for such assets justify their disposition. ARL has determined that it will no longer actively seek to fund or purchase mortgage loans. However, it may, in selected instances, originate mortgage loans or it may provide purchase money financing in conjunction with a property sale. See "--Properties of ARL" and Schedules III and IV to the ARL consolidated financial statements included elsewhere in this joint proxy statement and prospectus.

         ARL's board of directors has broad authority under ARL's governing documents to make all types of investments, and may devote available assets to particular investments or types of investments, without restriction on the amount or percentage of assets that may be allocated to a single investment or to any particular type of investment, and without limit on the percentage of securities of any one issuer that may be acquired. Investment objectives and policies may be changed at any time by the board without stockholder approval.

         The specific composition of ARL's real estate portfolio will depend largely on the judgment of management as to changing investment opportunities and the level of risk associated with specific investments or types of investments. Management intends to attempt to maintain a real estate portfolio diversified by location and type of property.

         In addition to its equity investments in real estate, ARL has also invested in private and open market purchases of the equity securities of IOT and TCI, both affiliates of ARL. See "--Properties of ARL --Investments in Real Estate Companies and Real Estate Partnerships."

MANAGEMENT OF THE COMPANY



         Although the board of directors is directly responsible for managing the affairs of ARL and for setting the policies which guide it, its day-to-day operations are performed by BCM, a contractual advisor under the supervision of the board. The duties of BCM include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities, as well as financing and refinancing sources. BCM also serves as a consultant in connection with ARL's business plan and investment policy decisions made by the board. BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips. Mr. Phillips serves as a representative of his children's trust, which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services to ARL. As of March 30, 2002, BCM owned 6,269,344 shares of ARL's common stock, approximately 55.1% of the shares then outstanding. BCM is more fully described in "The Advisor -- BCM." BCM has been providing advisory services to ARL since February 6, 1989. BCM also serves as advisor to IOT and TCI. The officers of ARL are also officers of IOT, TCI and BCM.




         Affiliates of BCM have provided property management services to ARL. Currently, Triad Realty Services, Ltd. ("Triad"), an affiliate, and Carmel Realty, Inc. ("Carmel") provide such property management services. Triad and Carmel subcontract with other entities for property-level management services. The general partner of Triad is BCM. The limited partner of Triad is also a related party. Triad subcontracts the property-level management and leasing of 13 of ARL's commercial properties (shopping centers, office buildings and a merchandise mart) and eight of its hotels to Regis Realty, Inc. ("Regis"), also a related party. Regis is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Triad. Carmel is a company owned by First Equity Properties, Inc., which is a company affiliated with BCM.

         Regis is also entitled to receive real estate brokerage commissions in accordance with the terms of the Advisory Agreement as discussed in "The Advisor -- BCM."

         ARL has no employees itself, but PWSI has 921 employees. Employees of BCM render services to ARL. See "The Advisor -- BCM."

COMPETITION

         REAL ESTATE. The real estate business is highly competitive, and ARL competes with numerous entities engaged in real estate activities (including certain entities described in "Certain Relationships and Related Transactions of ARL, TCI and IOT--Related Party Transactions"), some of which have greater financial resources than ARL. Management believes that success against such competition is dependent upon the geographic location of the property, the performance of property-level managers in areas such as marketing, collections and control of operating expenses, the amount of new construction in the area and the maintenance and appearance of the property. Additional competitive factors with respect to commercial properties are the ease of access to the property, the adequacy of related facilities, such as parking, and sensitivity to market conditions in setting rent levels. With respect to apartments, competition is also based upon the design and mix of the units and the ability to provide a community atmosphere for the tenants. With respect to hotels, competition is also based upon the market served, i.e., transient, commercial or group users. Management believes that beyond general economic circumstances and trends, the rate at which properties are renovated or the rate new properties are developed in the vicinity of each of ARL's properties, in particular its improved and unimproved land, are also competitive factors.

         To the extent that ARL seeks to sell any of its properties, the sales prices for the properties may be affected by competition from other real estate entities and financial institutions, also attempting to sell properties in areas where ARL's properties are located, as well as aggressive buyers attempting to dominate or penetrate a particular market.

         As described above and in "Certain Relationships and Related Transactions of ARL, TCI and IOT --Related Party Transactions," the officers of ARL also serve as officers of IOT and TCI, both of which are also advised by BCM, and both of which have business objectives similar to ARL's. ARL's officers and advisor owe fiduciary duties to both IOT and TCI as well as to ARL under applicable law. In determining whether a particular investment opportunity will be allocated to ARL, IOT or TCI, management and BCM consider the respective investment objectives of each and the appropriateness of a particular investment in light of the existing real estate and mortgage notes receivable portfolios of each. To the extent that any particular investment opportunity is appropriate to more than one of the entities, the investment opportunity will be allocated to the entity which has had funds available for investment for the longest period of time or, if appropriate, the investment may be shared among all or some of the entities.

         In addition, also as described in "Certain Relationships and Related Transactions of ARL, TCI and IOT - Related Party Transactions," ARL also competes with entities which are affiliates of BCM having similar investment objectives in the purchasing, selling, leasing and financing of real estate and real estate-related investments. In resolving any potential conflicts of interest which may arise, BCM has informed ARL that it intends to continue to exercise its best judgment as to what is fair and reasonable under the circumstances in accordance with applicable law.

         ARL is subject to all the risks incident to ownership and financing of real estate and interests therein, many of which relate to the general illiquidity of real estate investments. These risks include, but are not limited to, changes in general or local economic conditions, changes in interest rates and availability of permanent mortgage financing which may render the purchase, sale or refinancing of a property difficult or unattractive and which may make debt service burdensome, changes in real estate and zoning laws, increases in real estate taxes, federal or local economic or rent controls, floods, earthquakes, hurricanes and other acts of God and other factors beyond the control of management or BCM. The illiquidity of real estate investments may also impair the ability of management to respond promptly to changing circumstances. Management believes that such risks are partially mitigated by the diversification by geographic region and property type of ARL's real estate and mortgage notes receivable portfolios. However, to the extent that property sales, new property investments, in particular improved and unimproved land, or mortgage lending are concentrated in any particular region the advantages of geographic diversification are mitigated.

         Virtually all of ARL's real estate, equity security holdings in IOT and TCI and its trading portfolio of equity securities are held subject to secured indebtedness. Such borrowings increase the risk of loss because they represent a prior claim on ARL's assets and require fixed payments regardless of profitability. In the event of default, the lender may foreclose on the assets securing such indebtedness, and ARL could lose its investment in the pledged assets.

         PIZZA PARLORS. The pizza parlor business is highly competitive and is affected by changes in consumer tastes and eating habits, as well as national, regional and local economic conditions, and demographic trends. The performance of an individual pizza parlor can be affected by changes in traffic patterns, demographics, and the type, number and location of competing restaurants.

         The quick-service restaurant industry is extremely competitive with respect to price, service, location and food quality. PWSI and its franchisees compete with a variety of other restaurants in the quick-service restaurant industry, including those that offer dine-in, carry-out and delivery services. These competitors include national and regional chains, franchisees of other restaurant chains and local owner-operated restaurants. Some of these competitors have been in existence longer and have an established market presence in certain geographic regions, and some have substantially greater financial, marketing and other resources than PWSI and its franchisees. PWSI competes for qualified franchisees with many other restaurant concepts, including national and regional restaurant chains.

         PWSI's success is largely dependent upon the efforts of its management and other key personnel. The loss of the service of one or more members of management could have an adverse effect on PWSI's operations. Significant transitions in management involve important risks, including potential loss of key personnel, difficulties in implementing changes to operational strategies and maintaining relationships with franchisees.

         The typical PWSI franchise agreement establishes the rights and relationship between the franchisor and franchisee, and outlines the standards, specifications and operating procedures that franchisees are expected to follow. The term of the franchise agreement is typically limited; however, the typical franchise agreement provides that the agreement can be renewed at the option of the franchisee. Assignment or transfer of a franchise agreement is generally permitted only in limited circumstances.

         Franchisees enjoy protected territories under typical franchise agreements, in which no other related pizza franchise can be maintained by the franchisor. The typical franchise agreement also contains non-competition clauses, or covenants not to compete, which prevent a franchisee or its owners from owning or operating a similar business within a specific geographical area of the pizza parlor. A franchisee who wishes to sell a pizza parlor, or its interest in a pizza parlor, must, under the typical franchise agreement, give the franchisor the right of first refusal.

         The typical franchise agreement terminates at the sole discretion of the franchisor if, for example, the franchisee fails to obtain an on-sale beer and wine license for the pizza parlor, the franchisee fails to open the pizza parlor within a specified period of time, or the franchisee fails to complete or achieve a passing grade in the customary training course concerning operation of a pizza parlor. The franchisor also has the right to terminate the typical franchise agreement and the franchise, effective upon delivery of notice of termination to the franchisee, in certain circumstances. Such circumstances include, but are not limited to (i) making material misrepresentations or untrue or inaccurate representations of information, (ii) the bankruptcy or insolvency of the franchisee or any of its owners, (iii) felony conviction or other crime or misconduct by the franchisee or any of its owners, which substantially impairs the goodwill associated with the proprietary nature of the franchisor's business and (iv) generally, the failure of the franchisee to comply with the provisions of the franchise agreement.

         The typical franchise agreement provides for the payment of certain fees and expenses by a franchisee to the franchisor, including, but not limited to (i) an initial franchise fee for opening a new pizza parlor, payable upon the execution of the franchise agreement, (ii) an initial advertising fee, payable upon execution of the franchise agreement, (iii) royalty fees consisting of a percentage of the adjusted gross sales generated monthly by the pizza parlor,
(iv) periodic advertising fees consisting of a percentage of the adjusted gross sales generated monthly by the pizza parlor, (v) expenses incurred by the franchisor in connection with the renewal of the franchise agreement, and (vi) charges incurred by late payment of any fees, expenses or charges owed by the franchisee to the franchisor.

         At December 31, 2001, PWSI owned and operated 47 and franchised 12 pizza parlors. The results achieved by PWSI's relatively small pizza parlor base may not be indicative of the results of a larger number of pizza parlors in a more geographically dispersed area. Because of PWSI's relatively small pizza parlor base, an unsuccessful pizza parlor has a more significant effect on PWSI's results of operations than would be the case in a company owning more pizza parlors.

         PWSI's existing pizza parlors, both owned and franchised, are located in California or Texas. At December 31, 2001, there were 54 pizza parlors in California and five in Texas. Accordingly, PWSI's results of operations may be affected by economic or other conditions in those regions. Also, given PWSI's present geographic concentration, publicity relating to PWSI's pizza parlors could have a more pronounced effect on PWSI's overall sales than might be the case if PWSI's pizza parlors were geographically dispersed.

         All of PWSI's owned pizza parlors are operated on premises leased from third parties. Most of the pizza parlor leases provide for a minimum annual rent and additional rental payments if sales volumes exceed specified amounts. There can be no assurance that PWSI will be able to renew leases upon expiration or that the lease terms upon renewal will be as favorable as the current lease terms. In 2001, PWSI added three new company-owned stores and sold two company-owned stores to franchisees. In 2002, PWSI plans to construct and open four new company-owned stores.


         No franchise fee income was recorded in 2001.


                                PROPERTIES OF ARL

         ARL's principal offices are located at 1800 Valley View Lane, Suite 300, Dallas, Texas 75234 and are, in the opinion of management, suitable and adequate for ARL's present operations.

         Details of ARL's real estate and mortgage notes receivable portfolios at December 31, 2001, are set forth in Schedules III and IV, respectively, to the ARL consolidated financial statements included elsewhere in this joint proxy statement and prospectus. The discussions set forth below under the headings "-- Real Estate" and "-- Mortgage Loans" provide certain summary information concerning ARL's real estate and mortgage notes receivable portfolios.

         At December 31, 2001, no single asset accounted for 10% or more of total assets. At December 31, 2001, 78% of ARL's assets consisted of real estate, 4% consisted of notes and interest receivable, 10% consisted of investments in equity investees, including IOT and TCI, and 3% consisted of pizza parlor equipment and related goodwill. The remaining 5% of ARL's assets were leasehold interests in oil and gas properties, cash, cash equivalents, marketable equity securities and other assets. The percentage of assets invested in any one category is subject to change and no assurance can be given that the composition of ARL's assets in the future will approximate the percentages listed above.

         ARL's real estate is geographically diverse. At December 31, 2001, ARL's real estate was located in all geographic regions of the continental United States, other than the Northeast region, as shown more specifically in the table under "-- Real Estate" below. ARL also holds mortgage notes receivable secured by real estate located in the Southeast, Southwest, Pacific and Midwest regions of the continental United States. See Schedule IV to the ARL consolidated financial statements included elsewhere in this joint proxy statement and prospectus for a detailed description of ARL's notes receivable portfolio.

GEOGRAPHIC REGIONS

         Northeast region comprised of the states of Connecticut, Delaware, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont, and the District of Columbia. ARL has no properties in this region.

         Southeast region comprised of the states of Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee and Virginia. ARL has 34 apartments, 3 commercial properties and 2 hotels in this region.

         Southwest region comprised of the states of Arizona, Arkansas, Louisiana, New Mexico, Oklahoma and Texas. ARL has 11 apartments and 8 commercial properties in this region.

         Midwest region comprised of the states of Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota, West Virginia and Wisconsin. ARL has 7 apartments, 2 commercial properties and 1 hotel in this region.

         Mountain region comprised of the states of Colorado, Idaho, Montana, Nevada, Utah and Wyoming. ARL has 2 commercial properties and 1 hotel in this region.

         Pacific region comprised of the states of Alaska, California, Hawaii, Oregon and Washington. ARL has 2 commercial properties and 4 hotels in this region.

         Excluded from the above are 54 parcels of improved and unimproved land, a hotel in Sofia, Bulgaria and a single family residence, as described below.

REAL ESTATE

         At December 31, 2001, 88% of ARL's assets were invested in real estate and the equity securities of IOT and TCI. ARL invests in real estate located throughout the continental United States, either on a leveraged or nonleveraged basis. ARL's real estate portfolio consists of properties held for investment, investments in partnerships, properties held for sale and investments in equity securities of IOT and TCI.

         TYPES OF REAL ESTATE INVESTMENTS. ARL's real estate consists of apartments, commercial properties (office buildings, shopping centers and a merchandise mart), hotels and improved and unimproved land. In selecting real estate for investment, the location, age and type of property, gross rents, lease terms, financial and business standing of tenants, operating expenses, fixed charges, land values and physical condition are among the factors considered. Properties may be purchased subject to debt, or existing debt may be assumed and properties may be mortgaged, pledged or otherwise collateralized to obtain financing. The board of directors may alter the types of and criteria for selecting new real estate investments and for obtaining financing without a vote of stockholders.

         Although ARL has typically invested in developed real estate, it may also invest in new construction or development either directly or in partnership with nonaffiliated parties or affiliates (subject to approval by the board of directors). To the extent that it invests in construction and development projects, such as Four Hickory Centre described below, ARL is subject to business risks, such as cost overruns and construction delays, associated with such higher risk projects. Also at December 31, 2001, ARL had under construction Oaks of Vista Ridge, a 288 unit apartment complex in Lewisville, Texas and Vista Lago, a 206 unit apartment complex in Farmers Branch, Texas.

         In the opinion of management, the properties owned by ARL are adequately covered by insurance.

         The following table sets forth the percentages, by property type and geographic region, of owned real estate (excluding 54 parcels of improved and unimproved land, a hotel in Sofia, Bulgaria and a single family residence, described below) at December 31, 2001.

                                                  Commercial
Region                           Apartments       Properties       Hotels
------                           ----------       ----------       ------
Midwest.......................      17%                16%             14%
Mountain......................      --                 30              11
Pacific.......................      --                  8              46
Southeast.....................      53                 11              29
Southwest.....................      30                 35              --
                                   ---                ---             ---
                                   100%               100%            100%
                                   ===                ===             ===

         The foregoing table is based solely on the number of apartment units, amount of commercial square footage and number of hotel rooms owned and does not reflect the value of ARL's investment in each region. See Schedule III to the ARL consolidated financial statements included elsewhere in this joint proxy statement and prospectus for a detailed description of owned real estate.

         Excluded from the table above are a 136 room hotel in Sofia, Bulgaria, a single family residence in Dallas, Texas and 54 parcels of improved and unimproved land consisting of: a 44.4 acre land parcel in Las Colinas, Texas; six parcels of land in Dallas County, Texas, totaling 391.8 acres; four parcels of land in Irving, Texas, totaling 278.5 acres; an 82.4 acre land parcel in Oceanside, California; four parcels of land in Tarrant County, Texas, totaling
129.8 acres; a 130.6 acre land parcel in Harris County, Texas; four parcels of land in Collin County, Texas, totaling 42.1 acres; 12 parcels of land in Farmers Branch, Texas, totaling 136.4 acres; two parcels of land in Plano, Texas, totaling 40.7 acres; a 1,070.9 acre land parcel in Austin, Texas; three parcels of land in Palm Desert, California, totaling 775.8 acres; a 63.3 acre land parcel in Travis County, Texas; a 171.7 acre parcel of land in Houston, Texas; a
54.2 acre land parcel in Fort Worth, Texas; a 99.1 acre land parcel in Lewisville, Texas; a 7.6 acre land parcel in Carrollton, Texas; a 131.3 acre land parcel in Nashville, Tennessee; three parcels of land in Riverside, California, totaling 1,677.8 acres; a 150.8 acre parcel of land in Denton County, Texas; and five additional land parcels totaling approximately 84.0 acres. See Schedule III to the ARL consolidated financial statements included elsewhere in this joint proxy statement and prospectus for a detailed description of ARL's real estate portfolio.

         A summary of the activity in the owned real estate portfolio during 2001 is as follows:

Owned properties at January 1, 2001...............................    152
Property obtained in exchange for land............................      1
Properties under construction.....................................      3
Properties sold (excluding partial sales).........................    (23)
                                                                      ---
Owned properties at December 31, 2001.............................    133
                                                                      ===

         PROPERTIES HELD FOR INVESTMENT. Set forth below are the properties held for investment and the monthly rental rate for apartments and the average annual rental rate for commercial properties and the average daily room rate and room revenue divided by total available rooms for hotels and occupancy at December 31, 2001, 2000 and 1999 for apartments and commercial properties and average occupancy during 2001, 2000 and 1999 for hotels:

                                                                              RENT PER SQUARE FOOT           OCCUPANCY %
                                                                            -----------------------     ---------------------
PROPERTY                LOCATION               UNITS/SQUARE FOOTAGE         2001      2000     1999     2001     2000    1999
--------                --------               --------------------         ----      ----     ----     ----     ----    ----

APARTMENTS
Arlington Place         Pasadena, TX           230 Units/205,476 Sq. Ft.   $ .73    $  .68   $  .65       97       93      98
Bay Anchor              Panama City, FL        12 Units/10,700 Sq. Ft.       .55       .53      .50      100      100      97
Bridgestone             Friendswood, TX        76 Units/65,519 Sq. Ft.       .71       .68      .68       93       99      91
Chateau                 Bellevue, NE           115 Units/99,220 Sq. Ft.      .71       .68      .69       94       97      96
Chateau Bayou           Ocean Springs, MS      122 Units/105,536 Sq. Ft.     .67       .65      .64       97       89      99
Confederate Point       Jacksonville, FL       206 Units/277,860 Sq. Ft.     .61       .59      .58       98       96      94
Conradi House           Tallahassee, FL        98 Units/49,900 Sq. Ft.       .79       .71      .67      100       98      96
Daluce                  Tallahassee, FL        112 Units/95,432 Sq. Ft.      .63       .61      .59       95       96      93
Falcon House            Ft. Walton, FL         82 Units/71,220 Sq. Ft.       .64       .63      .62      100       95      92
Foxwood                 Memphis, TN            220 Units/212,000 Sq. Ft.     .58       .55      .55       91       90      81
Georgetown              Panama City, FL        44 Units/36,160 Sq. Ft.       .65       .62      .60       93      100      94
Governor Square         Tallahassee, FL        168 Units/146,550 Sq. Ft.     .65       .63      .61       95       95      95
Grand Lagoon            Panama City, FL        54 Units/47,460 Sq. Ft.       .76       .74      .71       96       93      94
Greenbriar              Tallahassee, FL        50 Units/36,600 Sq. Ft.       .77       .74      .71       90       98     100
La Mirada               Jacksonville, FL       320 Units/341,400 Sq. Ft.     .56       .54      .54       87       88      94
Lake Chateau            Thomasville, GA        98 Units/65,800 Sq. Ft.       .59       .57      .55       81       95      95
Lake Shore Villas       Harris County, TX      312 Units/259,176 Sq. Ft.     .89       .89        *       96        *       *
Landings/Marina         Pensacola, FL          52 Units/34,464 Sq. Ft.       .72       .69      .68       94       92      96
Lee Hills               Tallahassee, FL        16 Units/14,720 Sq. Ft.       .57       .56      .52       81       94      92
Mallard Lake            Greensboro, NC         336 Units/295,560 Sq. Ft.     .65       .63      .62       90       97      93
Mediterranean Villas    San Antonio, TX        140 Units/158,960 Sq. Ft.     .55       .50      .50       89       96      96
Morning Star            Tallahassee, FL        82 Units/41,000 Sq. Ft.       .85       .81      .77      100       99      95
Northside Villas        Tallahassee, FL        81 Units/134,000 Sq. Ft.      .63       .61      .58       93       97      94
Oak Hill                Tallahassee, FL        92 Units/81,240 Sq. Ft.       .64       .62      .60       98       95      96
Oak Tree                Grandview, MO          189 Units/160,591 Sq. Ft.     .65       .62      .59       91       89      95
Oaks of Vista Ridge     Lewisville, TX         288 Units/238,176 Sq. Ft.      **        **       **       **       **      **
Park Avenue             Tallahassee, FL        121 Units/78,979 Sq. Ft.      .87       .83      .81       94       98      97
Pheasant Ridge          Bellevue, NE           264 Units/243,960 Sq. Ft.     .67       .61      .60       90       94      94
Pinecrest               Tallahassee, FL        48 Units/46,400 Sq. Ft.       .61       .59      .57      100      100      94
Quail Point             Huntsville, AL         184 Units/202,602 Sq. Ft.     .47       .46      .45       89       90      90
Regency                 Lincoln, NE            106 Units/111,700 Sq. Ft.     .63       .62      .64       96       93      88
Regency                 Tampa, FL              78 Units/55,810 Sq. Ft.       .91       .87      .82       89       97      97
Rolling Hills           Tallahassee, FL        134 Units/115,730 Sq. Ft.     .66       .63      .61       97       96      99
Seville                 Tallahassee, FL        62 Units/63,360 Sq. Ft.       .59       .57      .56       95       97     100
Stonebridge             Florissant, MO         100 Units/140,576 Sq. Ft.     .50       .47      .46       99       97      94
Stonegate               Tallahassee, FL        83 Units/34,900 Sq. Ft.       .83       .80      .77      100       99      95
Sun Hollow              El Paso, TX            216 Units/156,000 Sq. Ft.     .71       .65      .65       84       97      94
Sunset                  Odessa, TX             240 Units/160,400 Sq. Ft.     .45       .41      .42       88       85      96
Valley Hi               Tallahassee, FL        54 Units/27,800 Sq. Ft.       .82       .80      .76       98       98      92
Villa Del Mar           Wichita, KS            162 Units/128,004 Sq. Ft.     .62       .56      .59       91       91      85
Villager                Ft. Walton, FL         33 Units/22,840 Sq. Ft.       .76       .73      .70       94       91      94
Villas                  Plano, TX              208 Units/156,632 Sq. Ft.     .91       .85      .81       94       94      96
Vista Lago              Farmers Branch, TX     206 Units/175,100 Sq. Ft.      **        **       **       **       **      **
Waters Edge III         Gulfport, MS           238 Units/212,216 Sq. Ft.     .63       .62      .61       90       92      97
Westwood                Mary Ester, FL         120 Units/93,000 Sq. Ft.      .71       .63      .67       88       93      94
Westwood Parc           Tallahassee, FL        94 Units/55,950 Sq. Ft.       .77       .74      .70       93       99      99
White Pines             Tallahassee, FL        85 Units/17,000 Sq. Ft.       .54       .53      .74       90       93      95
Whispering Pines        Topeka, KS             320 Units/299,264 Sq. Ft.     .83       .79      .52       94       97      94
Windsor Tower           Ocala, FL              64 Units/66,000 Sq. Ft.       .54       .50      .46       94       98     100
Woodhollow              San Antonio, TX        546 Units/348,692 Sq. Ft.     .67       .65      .64       96       89      76
Woodlake                Carrollton, TX         256 Units/210,208 Sq. Ft.     .84       .78      .77       94       99      96
Woodsong II             Smyrna, GA             190 Units/207,460 Sq. Ft.     .64       .60      .57       93       97      96

OFFICE BUILDINGS
56 Expressway           Oklahoma City, OK      54,649 Sq. Ft.              11.47     11.23     7.92       66       77      23
Centura                 Farmers Branch, TX     410,901 Sq. Ft.             24.91     25.01        *       48       31       *
Cooley Building         Farmers Branch, TX     27,000 Sq. Ft.              11.69      9.25     9.00       69      100     100

                                                                              RENT PER SQUARE FOOT           OCCUPANCY %
                                                                            -----------------------     ---------------------
PROPERTY                LOCATION               UNITS/SQUARE FOOTAGE         2001      2000     1999     2001     2000    1999
--------                --------               --------------------         ----      ----     ----     ----     ----    ----
Encino Executive Plaza  Encino, CA             177,211 Sq. Ft.             26.98     25.17    16.85       65       78      90
Executive Court         Memphis, TN            41,840 Sq. Ft.              11.06     11.04    13.22       73      100     100
Four Hickory Centre     Farmers Branch, TX     221,000 Sq. Ft.                **        **       **       **       **      **
Melrose Business Park   Oklahoma City, OK      124,200 Sq. Ft.              3.57      3.22     2.73       78       74      86
One Hickory Centre      Farmers Branch, TX     102,615 Sq. Ft.             18.95     19.90        *       99       72       *
Rosedale Towers         Minneapolis, MN        84,798 Sq. Ft.              17.37     16.84    18.89       95       86      92
Two Hickory Centre      Farmers Branch, TX     96,127 Sq. Ft.              20.89     21.07    18.71       75       33      25
University Square       Anchorage, AK          22,260 Sq. Ft.              14.73     14.07    13.26      100       97      97

SHOPPING CENTERS
Collection              Denver, CO             267,812 Sq. Ft.             10.43      9.83    11.19       88       96      99
Cross County Mall       Mattoon, IL            304,575 Sq. Ft.              5.24      5.10     6.05       93       94      93
Cullman                 Cullman, AL            92,466 Sq. Ft.               3.38      3.27     3.98       98       98      98
Oaktree Village         Lubbock, TX            45,623 Sq. Ft.               9.23      6.64     9.29       89       79      76
Westwood                Tallahassee, FL        149,855 Sq. Ft.              6.87      6.74     6.68       97       93     100

MERCHANDISE MART
Denver Mart             Denver, CO             509,008 Sq. Ft.             11.20     10.98    10.34       92       90      92

SINGLE FAMILY RESIDENCE
Tavel Circle            Dallas, TX             2,271 Sq. Ft.                  --        --       --       --       --      --

                                                                                                              TOTAL ROOM REVENUE
                                                                                                                  DIVIDED BY
PROPERTY                 LOCATION             ROOMS           AVERAGE ROOM RATE          OCCUPANCY %         TOTAL AVAILABLE ROOMS
--------                 --------             -----         ---------------------    -------------------     ----------------------

HOTELS                                                      2001    2000     1999    2001    2000   1999     2001     2000     1999
                                                            ----    ----     ----    ----    ----   ----     ----     ----     ----

Best Western            Virginia Beach, VA    110 Rooms   $108.20  $103.94  $94.15     53      60     62   $ 57.83  $ 62.29  $ 57.96
Grand Hotel Sofia       Sofia, Bulgaria       136 Rooms    106.97        *       *     60       *      *     60.85        *        *
Holiday Inn             Kansas City, MO       196 Rooms     73.58    70.67   64.09     65      72     81     48.01    51.18    52.02
Piccadilly Airport      Fresno, CA            185 Rooms     70.87    70.22   69.52     59      61     59     42.04    42.87    41.02
Piccadilly Chateau      Fresno, CA            78 Rooms      57.29    56.38   57.09     59      58     56     34.07    32.64    32.17
Piccadilly Shaw         Fresno, CA            194 Rooms     73.12    70.96   71.80     70      69     63     50.84    49.07    45.36
Piccadilly University   Fresno, CA            190 Rooms     65.18    67.11   68.90     62      55     49     40.38    36.83    34.02
Quality Inn             Denver, CO            161 Rooms     53.75    52.83   55.01     67      69     63     35.75    36.30    34.45
Williamsburg
Hospitality House       Williamsburg, VA      296 Rooms     99.04    93.28   88.76     52      60     58     51.88    55.71    51.58


*Property was purchased or constructed in 2000 or 2001.

**Property was under construction in 2001.

Occupancy presented above and throughout this Section is without reference to whether leases in effect are at, below or above market rates.

         In 2001, ARL purchased the following property:

                                                 PURCHASE   NET CASH      DEBT         INTEREST
PROPERTY          LOCATION          UNITS         PRICE       PAID      INCURRED         RATE       MATURITY DATE
--------          --------          -----        --------   --------   ----------      --------     -------------

APARTMENTS
Glenwood         Addison, TX      168 Units       $ 6,246    $ --(1)   $ 2,549(2)        9.25%         10/04

(1) 8.88 acres of Hollywood Casino land and 10.5 acres of Vista Ridge land given as consideration. Exchanged with TCI, a related party.

(2)  Assumed debt of seller. Exchanged with TCI, a related party.

                  In 2001, ARL sold the following properties:

                                                                                 NET CASH       DEBT          GAIN/(LOSS)
PROPERTY                LOCATION              UNITS/SQ.FT./ACRES   SALES PRICE   RECEIVED    DISCHARGED         ON SALE
--------                --------              ------------------   -----------   --------    ----------       -----------
APARTMENTS
Ashford                 Tampa, FL             56 Units             $ 2,145       $    593    $    1,182       $     (985)
Bent Tree               Addison, TX           292 Units             12,050          2,480         8,867            7,081
Blackhawk               Ft. Wayne, IN         209 Units              7,100            904         4,030            5,110
Carriage Park           Tampa, FL             46 Units               2,005            757         1,069              663
Chalet I                Topeka, KS            162 Units              5,650          1,288         4,109(1)         3,952
Chalet II               Topeka, KS            72 Units               2,100            485         1,550(1)           434
Club Mar                Sarasota, FL          248 Units              8,500          1,905         6,199(1)         2,328
Covered Bridge          Gainesville, FL       176 Units              7,900          2,463         4,339            6,042
Crossing at Church      Tampa, FL             52 Units               1,880            750           948              623
Glenwood                Addison, TX           168 Units              6,650          3,166         2,549             (581)
Kimberly Woods          Tucson, AZ            279 Units              8,450          1,667       6,191(1)           6,053
Nora Pines              Indianapolis, IN      254 Units              9,850          2,548         5,574            6,957
Place One               Tulsa, OK             407 Units             12,935          3,310         7,539            8,623
Rockborough             Denver, CO            345 Units             16,675          3,654       12,215(1)         13,471
Shadowood               Addison, TX           184 Units              7,125          1,980         4,320            4,644
Timbercreek             Omaha, NE             180 Units              7,500          1,871         4,517            5,219
Woodstock               Dallas, TX            320 Units              9,600          3,877         4,542            5,951

SHOPPING CENTER
Regency Pointe          Jacksonville, FL      67,410 Sq.Ft.          7,350          5,126         1,500            2,232

LAND
Chase Oaks              Plano, TX             22.3 Acres             2,875            663         2,027              871
Chase Oaks              Plano, TX             4.9 Acres              1,973          1,832            --            1,416
Elm Fork                Denton County, TX     10.0 Acres             1,002           (30)           958              283
Elm Fork                Denton County, TX     107.0 Acres            5,600          (168)         5,316           (1,616)
Frisco Bridges          Collin County, TX     27.8 Acres             4,500          4,130            --               25
Katrina                 Palm Desert, CA       20.0 Acres             2,831          (124)           596               --(2)
Katrina                 Palm Desert, CA       20.0 Acres             2,940             78            --              616
Katrina                 Palm Desert, CA       6.1 Acres              1,196          1,108            --              570
Katrina                 Palm Desert, CA       2.2 Acres                800           (24)           737              514
Katrina                 Palm Desert, CA       1.4 Acres                284            (9)           253               93
Las Colinas             Las Colinas, TX       1.7 Acres                825            233           400              539
Mason/Goodrich          Houston, TX           22.1 Acres             4,168           (34)         3,750            2,896
Nashville               Nashville, TN         2.0 Acres                 26            (1)            24             (82)
Nashville               Nashville, TN         1.2 Acres                  8             --             4             (59)
Nashville               Nashville, TN         4.2 Acres                600           (53)           561              302
Plano Parkway           Plano, TX             11.3 Acres             1,445            312           950               --
Plano Parkway           Plano, TX             12.0 Acres               740            672            --             (991)
Rasor                   Plano, TX             6.6 Acres                350            267            --               34
Santa Clarita           Santa Clarita, CA     12.7 Acres             2,100          1,791            --              952
Santa Clarita           Santa Clarita, CA     6.7 Acres                500            608            --            (501)
Scoggins                Tarrant County, TX    232.8 Acres            2,913            892         1,800              181
Scout                   Tarrant County, TX    408.0 Acres            5,087          1,586         3,200            2,969
Tree Farm               Dallas County, TX     10.4 Acres             2,888           (87)         2,644               75
Vista Ridge             Denton County, TX     27.4 Acres               871           (26)           812           (1,993)
Watersedge              Gulfport, MS          .4 Acres                  80             78            --               --(3)
Yorktown                Harris County, TX     120.4 Acres            5,239          (160)         4,991           (1,497)


(1)  Debt assumed by purchaser.

(2)  Gain of $830 deferred until ARL-provided financing is collected.

(3)  Sold to TCI. Gain of $65 deferred until sale to unrelated party. In 2001,


     ARL financed/refinanced or obtained second mortgage financing on the following:

                                                UNITS/SQ.FT.                        DEBT        NET CASH    INTEREST    MATURITY
PROPERTY                 LOCATION               ROOMS/ACRES      DEBT INCURRED    DISCHARGED    RECEIVED      RATE        DATE
--------                 --------               ------------     -------------    ----------    --------    --------    --------

APARTMENTS
Sun Hollow               El Paso, TX            216 Units         $     --(1)     $      --     $     --         --          --
Waters Edge III          Gulfport, MS           238 Units               --(1)            --           --         --          --
Woodlake                 Carrollton, TX         256 Units               --(1)            --           --         --          --

OFFICE BUILDING
Centura Tower            Farmers Branch, TX     410,910 Sq.Ft.      28,739           28,384         (526)     10.50%      07/02
Executive Court          Memphis, TN            41,840 Sq.Ft.        1,970               --        1,598      12.00       12/04(9)
Four Hickory Centre      Farmers Branch, TX     221,000 Sq.Ft.       5,000               --        5,000       6.75(5)    10/02
Rosedale Towers          Minneapolis, MN        84,798 Sq.Ft.        7,500(1)            --        7,500       5.00       07/02

                                               UNITS/SQ.FT.                         DEBT        NET CASH    INTEREST     MATURITY
PROPERTY                 LOCATION              ROOMS/ACRES       DEBT INCURRED   DISCHARGED     RECEIVED      RATE         DATE
--------                 --------              ------------      -------------   ----------     --------    --------     --------

SHOPPING CENTER
Cross County             Mattoon, IL            307,174 Sq.Ft.        3,200           700         2,436        15.00      06/02
Cullman                  Cullman, AL            92,486 Sq.Ft.            --(2)        129            --           --         --
Sesame Square            Anchorage, AK          27,651 Sq.Ft.           800            --           777        15.00      06/02
Westwood                 Tallahassee, FL        149,244 Sq.Ft.        3,000           700         2,221        15.00      06/02

HOTEL
Williamsburg Hospitality
House                    Williamsburg, VA(3)    296 Rooms            10,309            --         9,851        36.00      01/02(6)

LAND
Chase Oaks               Plano, TX              6.9 Acres             1,633         1,000           425        13.00      03/03
Hollywood Casino         Farmers Branch, TX     51.7 Acres            2,500(4)         --         1,916         9.00      04/03
Jeffries Ranch           Oceanside, CA          82.4 Acres            5,250(2)        750         3,944        14.50      06/02
Katrina                  Palm Desert, CA        300.5 Acres          22,000        15,584         4,417        12.50(5)   10/02
Marine Creek             Fort Worth, TX         54.2 Acres            1,500           750           701         9.00      01/03
Mason/Goodrich           Houston, TX            235.0 Acres           6,750            --         6,302        14.00      01/02(7)
Mercer Crossing          Carrollton, TX         31.3 Acres            2,937         1,986            16        13.00      03/03
Pioneer Crossing         Austin, TX             350.1 Acres           7,000            --         6,855        16.90      03/05
Pioneer Crossing         Austin, TX             14.5 Acres            2,500            --         2,350        14.50      01/02(8)
Valwood                  Dallas County, TX      19.4 Acres               --(4)         --            --           --         --
Varner Road              Riverside, CA          127.8 Acres           2,450            --         2,333         9.00      10/02
Vista Ridge LI           Lewisville, TX         90.3 Acres            9,085         9,119         (101)        13.00      03/03
Vista Ridge MF           Lewisville, TX         23.0 Acres            1,345         1,000           228        13.00      03/03
Willow Springs           Riverside, CA          1,485.7 Acres            --(2)         --            --           --         --


(1)  Single note, with all properties as collateral.

(2)  Single note, with all properties as collateral.

(3)  Also secured by 1,846,000 shares of TCI Common Stock.

(4)  Single note, with all properties as collateral.

(5)  Variable interest rate.

(6)  Paid off in September 2001.

(7)  Extended to April 2003.

(8)  Extended to July 2002.

(9) In December 2001, TCI purchased 100% of the outstanding common shares of National Melrose, Inc. ("NM"), a wholly-owned subsidiary of ARL, for $2.0 million. NM owns the Executive Court Office Building. ARL has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the annual return, ARL will pay TCI any shortfall. In addition, if the asset fails to produce a 12% return for a calendar year, TCI may require ARL to repurchase the shares of NM for the purchase price. The business purpose of the transaction was for TCI to make an equity investment in NM, anticipating a profitable return. Management has classified this related party transaction as a note payable to TCI.


         PROPERTIES HELD FOR SALE. Set forth below are the properties held for sale, consisting of improved and unimproved land:

PROPERTY                        LOCATION                              ACRES
--------                        --------                              -----

Bonneau                         Dallas County, TX                       8.4
Centura Holdings                Farmers Branch, TX                      6.4
Chase Oaks                      Plano, TX                              11.8
Clark                           Farmers Branch, TX                      3.3
Croslin                         Dallas County, TX                        .8
Dalho                           Farmers Branch, TX                      3.4
Desert Wells                    Palm Desert, CA                       420.0
Eldorado Parkway                Collin County, TX                       8.5
Elm Fork                        Denton County, TX                     150.8
Frisco Bridges                  Collin County, TX                      12.2
FRWM Cummings                   Farmers Branch, TX                      6.5
Hollywood Casino                Farmers Branch, TX                     42.8
HSM                             Farmers Branch, TX                      6.2

PROPERTY                        LOCATION                              ACRES
--------                        --------                              -----
Jeffries Ranch                  Oceanside, CA                          82.4
JHL Connell                     Carrollton, TX                          7.6
Katrina                         Palm Desert, CA                       283.8
Katy Road                       Harris County, TX                     130.6
Keller                          Tarrant County, TX                     30.9
Kelly                           Collin County, TX                        .8
Lacy Longhorn                   Farmers Branch, TX                     17.1
Las Colinas I                   Las Colinas, TX                        44.4
Leone                           Irving, TX                              8.2
Marine Creek                    Fort Worth, TX                         54.2
Mason/Goodrich                  Houston, TX                           171.7
McKinney Corners II             Collin County, TX                      20.6
Mendoza                         Dallas County, TX                        .4
Messick                         Palm Desert, CA                        72.0
Monterrey                       Riverside, CA                          65.0
Nashville                       Nashville, TN                         131.3
Pioneer Crossing                Austin, TX                          1,070.9
Rasor                           Plano, TX                              28.9
Scout                           Tarrant County, TX                     64.5
Sladek                          Travis County, TX                      63.3
Stagliano                       Farmers Branch, TX                      3.2
Thompson                        Farmers Branch, TX                      4.0
Thompson II                     Dallas County, TX                       3.5
Tomlin                          Farmers Branch, TX                      9.2
Valley Ranch                    Irving, TX                            245.4
Valley Ranch III                Irving, TX                             12.5
Valley Ranch IV                 Irving, TX                             12.4
Valley View 34                  Farmers Branch, TX                     33.9
Valwood                         Dallas County, TX                     246.1
Varner Road                     Riverside, CA                         127.8
Vineyards                       Tarrant County, TX                     15.8
Vineyards II                    Tarrant County, TX                     18.6
Vista Ridge                     Lewisville, TX                         99.1
Walker                          Dallas County, TX                     132.6
Willow Springs                  Riverside, CA                       1,485.0
Woolley                         Farmers Branch, TX                       .4
Other (5 properties)            Various                                84.0

ARL FEDERAL TAX BASIS OF DEPRECIABLE PROPERTY AS OF DECEMBER 31, 2001

         For each ARL property upon which depreciation is taken, the table set forth below includes (i) the Federal tax basis; (ii) rate, (iii) method and (iv) life claimed as of December 31, 2001.

                                GROSS
                             FEDERAL TAX     ACCUMULATED TAX     NET FEDERAL
        PROPERTY                BASIS          DEPRECIATION       TAX BASIS      RATE       METHOD(1)         LIFE
        --------             -----------     ---------------     -----------     ----       ---------         ----
APARTMENTS
Arlington Place           $     5,136,331     $       865,067   $   4,271,264      100      %      ADS    12-40 years
Bay Anchor                        117,306              15,808         101,498      100           MACRS     27.5 years
Bridgestone                     1,970,565             331,652       1,638,913      100             ADS       40 years
Chateau                         2,844,370             337,786       2,506,584      100             ADS    20-40 years
Chateau Bayou                   2,364,187             229,042       2,135,145      100             ADS       40 years
Confederate Point               6,697,547           1,086,080       5,611,467      100             ADS    12-40 years
Conradi House                   1,151,649             155,230         996,419      100           MACRS     27.5 years
Daluce                          2,622,734             353,506       2,269,228      100           MACRS     27.5 years
Falcon House                    1,967,301             259,304       1,707,997      100           MACRS     27.5 years
Foxwood                         4,950,375             853,921       4,096,454      100             ADS    12-40 years
Georgetown                      1,025,485             156,543         868,942      100           MACRS     27.5 years
Governor Square                   830,752             147,295         683,457      100             ADS       40 years
Grand Lagoon                      659,190              99,141         560,049      100             ADS       40 years

                                GROSS
                             FEDERAL TAX     ACCUMULATED TAX     NET FEDERAL
        PROPERTY                BASIS          DEPRECIATION       TAX BASIS      RATE       METHOD(1)         LIFE
        --------             -----------     ---------------     -----------     ----       ---------         ----
Greenbriar                        923,602             206,950         716,652      100             ADS       40 years
La Mirada                       8,857,528           1,576,027       7,281,501      100             ADS    12-40 years
Lake Chateau                    1,379,424             200,620       1,178,804      100           MACRS     27.5 years
Lakeshore Villas               14,129,956             619,488      13,510,468      100             ADS    12-40 years
Landings/Marina                 1,255,751             185,117       1,070,634      100           MACRS   7-27.5 years
Lee Hills                         236,046              31,813         204,233      100           MACRS     27.5 years
Mallard Lake                   13,485,915           2,133,760      11,352,155      100             ADS    12-40 years
Med Villas                      2,847,706             275,886       2,571,820      100             ADS       40 years
Morning Star                    1,348,597             177,692       1,170,905      100           MACRS     27.5 years
Northside Villas                3,758,551             506,795       3,251,756      100           MACRS     27.5 years
Oak Hill                        2,107,213             283,890       1,823,323      100           MACRS     27.5 years
Oak Tree                        4,490,117             760,612       3,729,505      100             ADS    12-40 years
Oaks at Vista Ridge**                   -                   -               -      100             ADS       40 years
Park Avenue                       774,877             169,779         605,098      100             ADS       40 years
Pheasant Ridge                  7,525,733           1,217,629       6,308,104      100             ADS    12-40 years
Pinecrest West                    891,750             120,195         771,555      100           MACRS     27.5 years
Quail Point                     4,304,220             819,277       3,484,943      100             ADS    12-40 years
Regency - NE                    2,885,626             427,367       2,458,259      100             ADS    12-40 years
Regency - FL                    1,784,436             496,641       1,287,795      100             ADS       40 years
Rolling Hills                   3,057,516             493,268       2,564,248      100           MACRS   5-27.5 years
Seville                         1,686,356             277,678       1,408,678      100           MACRS   5-27.5 years
Stonebridge                     3,277,158             573,381       2,703,777      100             ADS    12-40 years
Stonegate                       1,663,558             241,364       1,422,194      100           MACRS     27.5 years
Sun Hollow                      5,152,743             997,072       4,155,671      100             ADS       40 years
Sunset                          1,381,980             133,886       1,248,094      100             ADS       40 years
Valley Hi                         833,613             138,976         694,637      100           MACRS   5-27.5 years
Villa Del Mar                   3,225,142             533,725       2,691,417      100             ADS    12-40 years
Villager                        1,106,359             160,353         946,006      100           MACRS   5-27.5 years
Villas                          6,278,546           1,036,042       5,242,504      100             ADS    12-40 years
Vista Lago**                            -                   -               -      100             ADS       40 years
Waters Edge III                 1,323,967             114,470       1,209,497      100             ADS       40 years
Westwood                        1,897,454             253,362       1,644,092      100             ADS       40 years
Westwood Parc                   1,483,208             195,500       1,287,708      100           MACRS     27.5 years
Whispering Pines                7,382,519           1,195,969       6,186,550      100             ADS    12-40 years
White Pines                       673,341              90,723         582,618      100           MACRS     27.5 years
Windsor Tower                   2,014,279             280,623       1,733,656      100           MACRS     27.5 years
Wood Hollow                     8,632,523           1,999,434       6,633,089      100             ADS    12-40 years
Woodlake                        8,935,473           1,633,781       7,301,692      100             ADS    12-40 years
Woodsong II                     5,553,747             781,852       4,771,895      100             ADS    12-40 years

OFFICE BUILDINGS
56 Expressway                   3,560,831           1,025,583       2,535,248      100             ADS    12-40 years
Centura Tower                  56,326,747           2,847,642      53,479,105      100           MACRS     5-39 years
Cooley Building                 4,435,200             218,164       4,217,036      100             ADS       40 years
Encino                         31,520,000           2,320,000      29,200,000      100           MACRS     5-39 years
Executive Court*                        -                   -               -      100             ADS       40 years
Melrose Business Park           2,680,791             565,449       2,115,342      100             ADS    12-40 years
One Hickory Center             11,199,591             562,341      10,637,250      100             ADS     6-40 years

                                GROSS
                             FEDERAL TAX     ACCUMULATED TAX     NET FEDERAL
        PROPERTY                BASIS          DEPRECIATION       TAX BASIS      RATE       METHOD(1)         LIFE
        --------             -----------     ---------------     -----------     ----       ---------         ----
Two Hickory Center              9,041,244             216,628       8,824,616      100             ADS       40 years
Four Hickory Center**                   -                   -               -      100             ADS       40 years
Rosedale Towers                 5,159,244           1,673,231       3,486,013      100             ADS    10-40 years
University Square               2,733,833             785,430       1,948,403      100             ADS    12-40 years

SHOPPING CENTERS
Collection                     13,724,776           1,265,832      12,458,944      100           MACRS       39 years
Cross County Mall              14,627,929           2,733,606      11,894,323      100             ADS    12-40 years
Cullman                         2,473,588             351,922       2,121,666      100             ADS    12-40 years
Oaktree Shopping Village        1,608,873             222,414       1,386,459      100             ADS       40 years
Westwood                        8,570,701           1,770,918       6,799,783      100             ADS    12-40 years

MERCHANDISE MART
Denver Mart                    22,653,797           3,823,165      18,830,632      100           MACRS     5-39 years

HOTELS
Best Western Hotel              5,233,153           4,156,553       1,076,600      100           MACRS     5-39 years
AKC Holiday Inn                 7,303,484           1,995,685       5,307,799      100           MACRS     5-39 years
Piccadilly Airport              8,324,191             979,546       7,344,645      100             ADS     6-40 years
Piccadilly Chateau              3,946,863             446,984       3,499,879      100             ADS    10-40 years
Piccadilly Shaw                10,525,142           1,246,662       9,278,480      100             ADS    10-40 years
Piccadilly University          12,145,188           1,360,137      10,785,051      100             ADS     6-40 years
Quality Inn                       964,516             313,206         651,310      100             ADS    10-40 years
Grand Hotel, Sofia             14,566,761             500,612      14,066,149      100             ADS    10-40 years
Williamsburg Hospitality       18,184,618           2,578,840      15,605,778      100             ADS     6-40 years
House

SINGLE FAMILY RESIDENCE
Tavel Circle                      213,576              30,035         183,541      100             ADS       40 years
                            -------------     ---------------   -------------
     Total                    442,608,959          60,221,957     382,387,002
                            =============     ===============   =============

*Sold to TCI, treated as financing transaction for book, sale for tax.

**Property under construction, no depreciable assets in service.

(1) ADS   = Alternative Depreciation System
    MACRS = Modified Accelerated Cost Recovery System

MORTGAGE LOANS

         In addition to real estate, a portion of ARL's assets are invested in mortgage notes receivable, secured by income-producing real estate, unimproved land and partnership interests. Management expects that the percentage of ARL's assets invested in mortgage loans will decline, as ARL will no longer seek to fund or acquire new mortgage loans. However, ARL may, in selected instances, originate mortgage loans or it may provide purchase money financing in conjunction with a property sale. Management intends to service and hold for investment the mortgage notes currently in the portfolio. Mortgage notes receivable consist of first mortgage loans.

         TYPES OF PROPERTIES SUBJECT TO MORTGAGES. The types of properties securing mortgage notes receivable at December 31, 2001, consisted of apartments, a commercial building, unimproved land and partnership interests. The type of properties subject to mortgages in which ARL invests may be altered without a vote of stockholders.

         As of December 31, 2001, the obligors on $25.9 million or 79% of the mortgage notes receivable portfolio were affiliates of ARL. Also at that date, $10.3 million or 31% of the mortgage notes receivable portfolio was nonperforming.

         The following table sets forth the percentages (based on the outstanding mortgage loan balance at December 31, 2001), by geographic region, of the commercial properties that serve as collateral for ARL's mortgage notes receivable. Excluded are $26.1 million of mortgage notes secured by unimproved land and other security. See Schedule IV to the ARL consolidated financial statements included elsewhere in this joint proxy statement and prospectus for additional details of ARL's mortgage notes receivable portfolio.

                     REGION          COMMERCIAL PROPERTIES
                    ---------        ---------------------

                    Southwest                100.0%
                                             =====

A summary of the activity in the mortgage notes receivable portfolio during 2001 is as follows:

         Mortgage notes receivable at January 1, 2001                      11
         Loans funded                                                       5
         Loans collected in full                                           (6)
         Loans Sold                                                        --
                                                                        -----
         Mortgage notes receivable at December 31, 2001                    10
                                                                        =====

During 2001, $1.8 million in interest and $5.0 million in principal were collected on mortgage notes receivable.

         FIRST MORTGAGE LOANS. These loans generally provide for level periodic payments of principal and interest sufficient to substantially repay the loan at or prior to maturity, but may involve interest-only payments or moderate or negative amortization of principal or all interest and a "balloon" principal payment at maturity. With respect to first mortgage loans, it is ARL's general policy to require that the borrower provide a title policy or an acceptable legal opinion of title as to the validity and the priority of ARL's mortgage lien over all other obligations, except liens arising from unpaid property taxes and other exceptions normally allowed by first mortgage lenders.

         The following discussion briefly describes first mortgage loans funded in 2001, as well as events that affected previously funded first mortgage loans during 2001.

         In July 2000, ARL sold a 749.1 acre tract of its Keller land parcel for $10.0 million, receiving $8.7 million in cash and providing purchase money financing of the remaining $1.3 million of the sales price. The loan bore interest at 12.0% per annum. A payment of $500,000 principal and interest was collected in September 2000 and all remaining principal and interest was due July 31, 2001. The loan was secured by 100% of the shares of DM Development, Inc. and an assignment of land sales proceeds. In March 2001, $850,000 in principal and interest was collected. In June 2001, the loan was collected in full, including accrued but unpaid interest.

         In August 2000, ARL sold a 20.5 acre tract of its Mason Goodrich land parcel for $3.6 million, receiving $2.1 million in cash and providing purchase money financing of the remaining $1.5 million of the sales price. The loan bore interest at 13.5% per annum, and matured in December 2000. All principal and interest were due at maturity. In February 2001, the loan was collected in full, including accrued but unpaid interest.

         In March 2001, ARL sold a 20.0 acre tract of its Katrina land parcel for $2.8 million, receiving $700,000 in cash and providing purchase money financing of the remaining $2.1 million of the sales price. The loan bears interest at 12.0% per annum and matured in July 2001. All principal and interest were due at maturity. In January 2002, $274,000 in principal and $226,000 in interest was collected. In March 2002, the note was collected in full, including accrued but unpaid interest.

         In April 2001, ARL sold a 20.0 acre tract of its Katrina land parcel for $2.9 million, receiving $700,000 in cash and providing purchase money financing of the remaining $2.2 million of the sales price. The loan bore interest at 10.0% per annum and matured in June 2001. In May 2001, ARL sold an 80% senior interest in the note to a financial institution. In June 2001, the interest rate was increased to 12.0% and the maturity date was extended to August 2001. All principal and accrued but unpaid interest were due at maturity. In July 2001, the note was collected in full, including accrued but unpaid interest.

         In November 2001, ARL sold a 12.71 acre tract of its Santa Clarita parcel for $1.9 million, receiving $1.5 million in cash and providing purchase money financing of the remaining $437,000 of the sales price. The loan bears interest at 8.0% per annum and matures in November 2002. All principal and accrued but unpaid interest are due at maturity.


         Also in November 2001, ARL sold the Blackhawk Apartments for $7.1 million, receiving $1.5 million in cash after the assumption of $4.0 million of mortgage debt and providing purchase money financing of the remaining $1.6 million of the sales price. The loan bears interest at 10.0% per annum and matured in May 2002. Monthly principal and interest payments were required. In April 2002, the note was collected in full, including accrued but unpaid interest.


         OTHER. In September 1999, in conjunction with the sale of two apartments in Austin, Texas, $2.1 million in purchase money financing was provided, secured by limited partnership interests in two limited partnerships owned by the buyer. The financing bore interest at 16.0% per annum, required monthly payments of interest only at 6.0%, beginning in February 2000 and required a $200,000 principal paydown in December 1999, which was not received, and matured in August 2000. ARL had the option of obtaining the buyer's general and limited partnership interests in the collateral partnerships in full satisfaction of the financing. In March 2000, ARL agreed to forbear foreclosing on the collateral securing the note and released one of the partnership interests, in exchange for a payment of $250,000 and executed deeds of trusts on certain properties owned by the buyer. In March 2000, the borrower made a $1.1 million payment, upon receipt of which ARL returned the deeds of trust. The borrower executed a replacement promissory note for the remaining note balance of $1.0 million, which is unsecured, non-interest bearing and matures in April 2003. In April 2000, ARL funded a $100,000 loan to the borrower. The loan was secured by five second lien deeds of trust, was non-interest bearing and matured in September 2001. Payment was not received at maturity, and ARL began to accrue default interest. In December 2001, the $100,000 loan was collected in full, including accrued but unpaid interest.

         In December 1999, a note with a principal balance of $1.2 million, secured by a pledge of a partnership interest in a partnership which owns real estate in Addison, Texas, matured. The maturity date was extended to April 2000 in exchange for an increase in the interest rate to 14.0% per annum. All other terms remained the same. In February 2001, the loan amount was increased to $1.6 million and the maturity date was extended to June 2001. In February 2002, $1.5 million in principal and $87,000 in interest were collected. ARL has demanded payment of the remaining $84,000 in principal plus accrued but unpaid interest.

         In August 1998, a $635,000 loan was funded to La Quinta Partners, LLC. The loan was secured by interest bearing accounts prior to their being used as escrow deposits toward the purchase of 956 acres of land in La Quinta, California, and the personal guarantee of the manager of the borrower. The loan had an extended maturity date of November 1999. All principal and interest were due at maturity. In November and December 1998, $250,000 in principal paydowns were received. In the second quarter of 1999, the loan was modified, increasing the interest rate to 15.0% per annum and extending the maturity to November 1999. Accrued but unpaid interest was added to the principal balance, increasing it by $42,000 to $402,000. In the fourth quarter of 1999, an additional $2,000 was funded increasing the loan balance to $404,000. In March 2000, $25,000 in interest was collected and the loan's maturity was extended to April 2000. The borrower did not repay the loan at maturity. In March 2001, a settlement was reached, whereby ARL collected $410,000 in full satisfaction of the note.


         RELATED PARTY. Periodically, ARL has made secured and unsecured loans to parties deemed to be related parties. ARL makes these loans for investment and high return income purposes. See the specific loans below. In March 2001, ARL funded $13.6 million of a $15.0 million unsecured line of credit to One Realco Corporation ("One Realco"), which owns approximately 14.8% of the outstanding shares of ARL's common stock. Periodically, One Realco borrows money to meet its cash obligations. The line of credit bears interest at 12.0% per annum. All principal and interest were due at maturity in February 2002. The line of credit is guaranteed by BCM. In June 2001, $394,000 in principal and $416,000 in interest was collected. In December 2001, $21,000 in principal and $804,000 in interest was collected. In February 2002, the maturity date was extended to February 2004. In March 2002, ARL funded an additional $1.8 million, increasing the outstanding principal balance to $15 million. All principal and interest are due at maturity. Ronald E. Kimbrough, Executive Vice President and Chief Financial Officer of ARL, is a 10% stockholder of One Realco. During 2001, Mr. Kimbrough did not participate in day-to-day operations or management of One Realco.

         In October 1999, ARL funded a $4.7 million loan to Realty Advisors, Inc., the parent company of BCM. The loan, to provide funds for acquisitions or working capital needs, was secured by all of the outstanding shares of common stock of American Reserve Life Insurance Company. The loan bore interest at 10.25% per annum, and matured in November 2001. In January 2000, $100,000 was collected. In November 2001, the maturity date was extended to November 2004. The collateral was changed to a subordinate pledge of 850,000 shares of ARL common stock owned by BCM. The shares are also pledged to a lender on ARL's behalf. The interest rate was changed to 2% over the prime rate, currently 6.75% per annum, and the accrued but unpaid interest of $984,000 was added to the principal. The new principal balance is $5.6 million. All principal and accrued interest are due at maturity.

         In December 2000, an unsecured loan due to ARL with a principal balance of $1.7 million due from Warwick of Summit, Inc. ("Warwick") matured. The loan was made to fund certain investments. All principal and interest were due at maturity. At March 2002, the loan, and $239,000 of accrued interest, remained unpaid. At May 2002, settlement terms are being negotiated. Richard D. Morgan, a Warwick stockholder, served as a director of ARL until October 2001.

         In December 2000, a loan due to ARL with a principal balance of $1.6 million due from Bordeaux Investments Two, L.L.C. ("Bordeaux"), matured. The loan, to fund certain investments, is secured by (1) a 100% interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma; (2) 100% of the stock of Bordeaux Investments One, Inc., which owns 6.5 acres of undeveloped land in Oklahoma City, Oklahoma; and (3) the personal guarantees of the Bordeaux members. At March 2002, the loan, and $520,000 of accrued interest, remained unpaid. At May 2002, settlement terms are being negotiated. Richard D. Morgan, a Bordeaux member, served as a director of ARL until October 2001.

         In March 2000, a loan due to ARL with a principal balance of $2.5 million due from Lordstown, L.P., matured. The loan, to fund certain investments, is secured by a second lien on land in Ohio and Florida, by 100% of the general and limited partner interest in Partners Capital, Ltd., the limited partner of Lordstown, L.P., and a profits interest in subsequent land sales. At March 2002, the loan, and $820,000 of accrued interest, remained unpaid. At May 2002, settlement terms are being negotiated. A corporation controlled by Richard
D. Morgan is the general partner of Lordstown, L.P. Mr. Morgan served as a director of ARL until October 2001.


INVESTMENTS IN REAL ESTATE COMPANIES AND REAL ESTATE PARTNERSHIPS

         REAL ESTATE ENTITIES. ARL's investment in real estate entities includes the equity securities of two publicly traded real estate companies, IOT and TCI, and interests in real estate joint venture partnerships. BCM, ARL's advisor, also serves as advisor to IOT and TCI.

         Since acquiring its initial investments in IOT and TCI in 1989, ARL has made additional investments in the equity securities of both entities through private and open market purchases. The cost with respect to shares of IOT and TCI at December 31, 2001 totaled $64.1 million. The aggregate carrying value (cost plus or minus equity in income or losses and less distributions received) of the equity securities of IOT and TCI was $75.3 million at December 31, 2001 and the aggregate market value was $71.9 million. The aggregate investee book value of IOT and

TCI based upon the December 31, 2001 financial statements of each entity was $118.4 million. See "Certain Relationships and Related Transactions of ARL, TCI and IOT - Related Party Transactions."

         The board of directors has authorized the expenditure of up to an aggregate of $50.0 million to acquire, in open market purchases, shares of IOT and TCI, excluding private purchase transactions which are separately authorized. As of December 31, 2001, ARL had expended an aggregate of $8.6 million to acquire shares of IOT and TCI, in open market purchases, in accordance with these authorizations. ARL expects to make additional investments in the equity securities of IOT and TCI to the extent its liquidity permits.

         On October 3, 2000, ARL and IOT entered into an agreement which provided IOT and ARL with an option to purchase 1,858,900 shares of common stock of TCI from a third party. On October 19, 2000, IOT assigned all of its rights to purchase such shares to ARL. The total cost to purchase the TCI shares was $30.8 million. In October 2000, ARL paid $5.6 million of the option price. In April 2001, the remainder of the option price was paid, and ARL acquired the TCI shares. See "Business of ARL" for discussion of the proposed acquisition of TCI and IOT by ARL.

         Pertinent information regarding ARL's investment in the equity securities of the IOT and TCI at December 31, 2001, is summarized below (dollars in thousands):


                 PERCENTAGE OF ARL'S    CARRYING VALUE OF     EQUIVALENT INVESTEE BOOK     MARKET VALUE OF
                    OWNERSHIP AT          INVESTMENT AT               VALUE AT              INVESTMENT AT
INVESTEE          DECEMBER 31, 2001     DECEMBER 31, 2001         DECEMBER 31, 2001       DECEMBER 31, 2001
--------         -------------------    -----------------     ------------------------    -----------------
IOT                   27.44%                  $  6,789              $ 10,034                  $  7,379
TCI                   49.99                     68,498               108,369                    64,533

         IOT and TCI each own a considerable amount of real estate, much of which they have held for many years. Because of depreciation, these entities may earn substantial amounts in periods in which they sell real estate and will probably incur losses in periods in which they do not. ARL's reported income or loss attributable to these entities will differ materially from its cash flow attributable to them.

         ARL does not have a controlling equity interest in either IOT or TCI; therefore, it cannot, acting by itself, determine either the individual investments or the overall investment policies of either of them. However, due to ARL's equity investments in, and the existence of common officers with, each of IOT and TCI and that IOT and TCI have the same advisor as ARL, ARL may be considered to have the ability to exercise significant influence over the operating and investing policies of IOT and TCI. ARL accounts for its investment in IOT and TCI using the equity method. Under the equity method, ARL recognizes its proportionate share of the income or loss from the operations of IOT and TCI currently, rather than when realized through dividends or on sale. The carrying value of ARL's investment in IOT and TCI, as set forth in the table above, is the original cost of investment in each adjusted for ARL's proportionate share of IOT's and TCI's income or loss and distributions received.

         The following summary description of IOT and TCI is based upon information publicly reported by each entity.

         IOT. IOT is a Nevada corporation which was originally organized on December 14, 1984, as a California business trust and commenced operations on April 10, 1985. IOT's business is investing in real estate through direct equity investments and partnerships. IOT holds equity investments in apartments and commercial properties (office buildings) in the Pacific, Southeast and Southwest regions of the continental United States with a concentration in the Southwest region. At December 31, 2001, IOT owned 16 income producing properties located in three states. These properties consisted of seven apartments comprising 777 units and seven office buildings with an aggregate of 459,549 sq. ft. In addition, IOT owned two parcels of unimproved land, totaling 205 acres.

         IOT reported a net loss of $(3.5) million in 2001 as compared to net income of $16.8 million in 2000. IOT's net income in 2000 included gains on sale of real estate of $20.9 million. IOT's cash flow from property operations was $6.0 million in 2001. At December 31, 2001, IOT had total assets of $91.8 million, which consisted of $87.3 million in real estate held for investment, $4.5 million in investments in partnerships and other assets and $66,000 in cash and cash equivalents.

         ARL received no dividends from IOT in 2001.

         TCI. TCI is a Nevada corporation which was originally organized on September 6, 1983, as a California business trust, and commenced operations on January 31, 1984. On November 30, 1999, TCI acquired, through merger, Continental Mortgage and Equity Trust ("CMET"), both of which, at the time, were equity investees of ARL. Pursuant to the merger agreement, TCI acquired all of the outstanding CMET shares of beneficial interest in a tax-free exchange of shares, issuing 1.181 shares of its common stock for each outstanding CMET share.

         TCI has investment policies similar to those of IOT. TCI holds equity investments in apartments, commercial properties (office buildings, industrial warehouses and shopping centers) and hotels throughout the continental United States with a concentration in the Southeast and Southwest regions. At December 31, 2001, TCI owned 112 income producing properties located in 19 states. These properties consisted of 57 apartments comprising 10,714 units, 31 office buildings with an aggregate of 4.1 million sq. ft., 13 industrial warehouses with an aggregate of 2.0 million sq. ft., six shopping centers with an aggregate of 622,661 sq. ft., a fitness club with 56,532 sq. ft. and four hotels with a total of 209 rooms. In addition, TCI owned 26 parcels of unimproved land, totaling 840 acres. TCI also holds mortgage notes receivable secured by real estate located in the Midwest, Southeast and Southwest regions of the continental United States.

         TCI reported net income of $19.8 million in 2001 and $29.8 million in 2000. TCI's net income in 2001 included gains from the sale of real estate of $54.3 million, whereas its net income in 2000 included gains from the sale of real estate of $50.6 million. TCI's cash flow from property operations was $56.0 million in 2001. At December 31, 2001, TCI had total assets of $709.2 million, which consisted of $622.2 million in real estate held for investment, $516,000 in real estate held for sale, $14.2 million in investments in real estate entities, $22.1 million in notes and interest receivable, $39.9 million in other assets and $10.3 million in cash and cash equivalents. At December 31, 2001, TCI owned 345,728 shares of IOT's common stock, approximately 24.0% of the shares then outstanding.

         In 2001, ARL received a total of $53,000 from TCI in accumulated dividends on shares of CMET that should have been exchanged for TCI common stock in 1999.

         ELM FORK RANCH, L.P. In June 2000, ARL sold its partnership interests for $2.0 million in cash, retaining an option to repurchase its interests. In January 2001, ARL purchased 100% of the partnership interests for $9.2 million, including financing of $9.0 million.

         ART FLORIDA PORTFOLIO II, LTD. In January 2002, Investors Choice Florida Public Funds II, in which ART Florida Portfolio II, Ltd. owned an interest, sold Villas Continental Apartments. ARL received $1.0 million in cash from the sale. ARL's share of the loss incurred on the sale was $531,000, which will be included in equity in income of investees in the Consolidated Statement of Operations.

DOUBLE TAXATION OF CORPORATIONS

         ARL is taxed as a regular corporation under the Code. Corporations are subject to complex federal income tax rules that cause the corporation to be taxed on its income and distributions, generally, to be taxable to recipients. As a general rule, a corporation is not entitled to a deduction for dividends paid to its shareholders. Corporations are subject to an additional tax on certain undistributed accumulated earnings. Currently, corporations are taxed on net capital gains at the regular corporate tax rates. Corporations are subject to the alterative minimum tax.

         Cash distributions from a corporation to a shareholder depend upon whether the distribution is from the corporation's "earnings and profits." If the distribution is from the corporation's earnings and profits it is a dividend and is includable in the distributee shareholder's gross income. Cash distributions which are not dividends are treated as a return of the shareholder's investment in its stock. The distributions first reduce the tax basis of the shareholder in its stock. When the shareholder has recovered its basis in its stock, further distributions are treated as gain from the sale or exchange of property.

         Generally a corporate shareholder will receive a "dividends received deduction" for dividends received. The percentage of the dividend which can be excluded through the dividends received deductions depends upon the percentage ownership of the distributee shareholder in the distributor corporation. A 100% deduction is available for dividends received by a member of the same affiliated group of corporations. If the distributee owns 20% or more of the distributor corporation, the distributee corporation is entitled to an 80% deduction for dividends received. A 70% dividends received deduction is available for most other dividends.

         The above is intended only as a general summary of the "double taxation" of corporations and the tax treatment of cash distribution. It is not intended to be a thorough discussion of the numerous complex tax issues that affect corporations and their shareholders including accumulated earnings tax, alternative minimum tax, distributions of appreciated property, liquidations, reorganizations, issues pertaining to controlled groups of corporations and issues related to consolidated returns. Similarly, this summary should not be considered as a discussion of material federal income tax aspects or considerations for ARL. The above pertains only to "C" corporations under the Code and does not address state, local, or foreign tax issues. It is not applicable to regulated investment companies, real estate investment trusts, banks, insurance companies and other forms of entities for which special treatment is provided under the Code.

                                LEGAL PROCEEDINGS


         ARL is involved in various lawsuits arising in the ordinary course of business. Other than the Olive Settlement, in the opinion of ARL's management the outcome of these lawsuits will not have a material impact on ARL's financial condition, results of operations or liquidity.

                         SELECTED FINANCIAL DATA OF ARL

         The following is a summary of financial data incorporated by reference in this joint proxy statement and prospectus. You should read the following data in conjunction with the more detailed information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations of ARL" and the ARL consolidated financial statements and related notes appearing elsewhere in this joint proxy statement and prospectus.


                               FOR THE THREE MONTHS
                                  ENDED MARCH 31,                             FOR THE YEARS ENDED DECEMBER 31,
                            ---------------------------   ------------------------------------------------------------------------
                                2002           2001           2001           2000           1999           1998           1997
                            ------------   ------------   ------------   ------------   ------------   ------------   ------------
                                    (unaudited)                           (dollars in thousands, except per share)
EARNINGS DATA
Revenue ..................  $     38,688   $     41,456   $    166,018   $    172,750   $    193,980   $     87,086   $     57,031
Expense ..................        55,553         59,276        243,166        272,045        324,789        165,111         90,252
                            ------------   ------------   ------------   ------------   ------------   ------------   ------------

(Loss) from operations ...       (16,865)       (17,820)       (77,148)       (99,295)      (130,809)       (78,025)       (33,221)
Equity in income of
investees ................          (412)            (5)         8,803          5,246         11,847         37,966         10,497
Gain on sale of real
estate ...................        18,482         20,215         83,414         96,728        129,260         17,254         20,296
                            ------------   ------------   ------------   ------------   ------------   ------------   ------------

Net income (loss) ........         1,205          2,390         15,069          2,679         10,298        (22,805)        (2,428)
Preferred dividend
requirement ..............          (611)          (642)        (2,485)        (2,327)        (2,281)        (1,177)          (206)
                            ------------   ------------   ------------   ------------   ------------   ------------   ------------
Income (loss) applicable
  to common shares .......  $        594   $      1,748   $     12,584   $        352   $      8,017   $    (23,982)  $     (2,634)
                            ============   ============   ============   ============   ============   ============   ============

PER SHARE DATA

Net income (loss)
  applicable to common
  shares .................  $        .05   $        .17   $       1.07   $        .03   $        .75   $      (2.24)  $       (.22)
                            ============   ============   ============   ============   ============   ============   ============
Dividends per common
share ....................  $         --   $         --   $         --   $         --   $        .05   $        .20   $        .20
Weighted average shares
outstanding ..............    11,375,127     10,104,268     11,714,374     10,399,890     10,759,416     10,695,388     11,710,013

                                          FOR THE THREE MONTHS
                                             ENDED MARCH 31,               FOR THE YEARS ENDED DECEMBER 31,
                                          --------------------   ----------------------------------------------------
                                            2002        2001       2001       2000       1999       1998       1997
                                          --------    --------   --------   --------   --------   --------   --------
                                              (unaudited)              (dollars in thousands, except per share)
BALANCE SHEET DATA
Real estate, net .......................  $580,874    $588,203   $588,203    653,744   $771,630   $734,907   $302,453
Notes and interest receivable, net .....    28,507      30,382     30,382     13,831     38,604     52,053     25,526
Total assets ...........................   746,483     758,763    758,763    787,015    919,546    918,605    433,799
Notes and interest payable .............   563,840     564,298    564,298    616,331    706,196    768,272    261,986
Margin borrowings ......................    27,105      28,040     28,040     13,485     33,264     35,773     53,376
Stockholders' equity ...................    86,937      85,884     85,884     73,402     46,266     38,272     63,453
Book value per share ...................  $   7.64    $   7.33   $   7.33       7.06   $   4.30   $   3.58   $   5.42

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS OF ARL

INTRODUCTION

         ARL is the successor through merger to ART and NRLP. ART was organized in 1961 to provide investors with a professionally managed, diversified portfolio of real estate and mortgage loan investments selected to provide opportunities for capital appreciation as well as current income. ART owns a portfolio of real estate and mortgage loan investments. NRLP was organized in 1987, and subsequently acquired all of the assets and assumed all of the liabilities of 35 public and private limited partnerships. NRLP owns a portfolio of real estate and mortgage loan investments.

         Effective December 18, 1998, a wholly-owned subsidiary of ART was elected general partner of NRLP. Prior to December 31, 1998, ART accounted for its investment in NRLP under the equity method. As of December 31, 1998, upon the election of its wholly-owned subsidiary as general partner of NRLP, ART began consolidation of NRLP's accounts and has consolidated its operations subsequent to that date.

LIQUIDITY AND CAPITAL RESOURCES


         General. Cash and cash equivalents at March 31, 2002, totaled $903,000, compared with $709,000 at December 31, 2001. Although ARL anticipates that during the remainder of 2002 it will generate excess cash from operations, as discussed below, such excess cash is not sufficient to discharge all of ARL's debt obligations as they mature. ARL will therefore again rely on externally generated funds, including aggressive land sales, selected sales of income producing properties, borrowings against its investments in various real estate entities, refinancing of properties, and, to the extent necessary, borrowings to meet its debt service obligations, pay taxes, interest and other non-property related expenses.

         At December 31, 2001, notes payable totaling $267.5 million had either scheduled maturities or required principal reduction payments during 2002. During the first quarter of 2002, ARL either extended, refinanced, paid down, paid off or received commitments from lenders to extend or refinance $28.5 million of the debt scheduled to mature in 2002.

         Net cash used in operating activities decreased to $11.6 million in the three months ended March 31, 2002, from $15.9 million in the three months ended March 31, 2001. Fluctuations in the components of cash flow from operations are discussed in the following paragraphs.

         Net cash from property operations (rents collected less payments for expenses applicable to rental income) increased to $7.4 million in the three months ended March 31, 2002 from $3.9 million in 2001. The increase is primarily attributable to a decline in the payments for operating expenses in 2002 from an elevated level in 2001, when there was a significant paydown of accounts payable. ARL expects a decrease in cash flow from property operations during the remainder of 2002. Such decrease is expected to result from the continued selective sale of income producing properties.

         Net cash from pizza operations (sales less cost of sales) decreased to $1.0 million in the three months ended March 31, 2002, from $1.5 million in the three months ended March 31, 2001. The decrease is primarily attributable to a decrease in accounts payable and an increase in accounts receivable in 2002.

         Interest collected increased to $666,000 in the three months ended March 31, 2002, from $231,000 in 2001. The increase was attributable to the collection of $531,000 in past due interest.

         Interest paid decreased to $15.2 million in the three months ended March 31, 2002, from $16.0 million in 2001. The decrease is attributable to the paydown and payoff of mortgages on properties sold in 2001.

         Advisory fees paid of $1.7 million in the three months ended March 31, 2002, approximated the $1.8 million in 2001.

         General and administrative expenses paid increased to $3.3 million in the three months ended March 31, 2002 from $2.4 million in 2001. The increase is primarily attributable to an increase in legal fees.

         ARL's cash flow from its investments in IOT and TCI is dependent on the ability of each of the entities to make distributions. In the fourth quarter of 2000, IOT and TCI suspended distributions. Accordingly, ARL received no distributions in the first quarter of 2002 and 2001.

         Other cash from operating activities improved to $398,000 in the three months ended March 31, 2002, from a use of $881,000 in 2001. The improvement was primarily attributable to a decrease in property prepaids.

         In the first quarter of 2002, ARL received a total $3.7 million on the collection of one mortgage note receivable and partial paydown of two mortgage notes receivable.

In 2002, ARL purchased the following property:



                                                          PURCHASE   NET CASH                        INTEREST   MATURITY
    PROPERTY         LOCATION            SQ.FT./ACRES      PRICE       PAID        DEBT INCURRED       RATE       DATE
    --------         --------            ------------     --------   --------      -------------     --------   --------
FIRST QUARTER
SHOPPING CENTER
Plaza on Bachman
Creek(1)            Dallas, TX           80,278 Sq.Ft.    $  3,103    $   --          $    --           --         --

SECOND QUARTER
LAND
Willow Springs      Beaumont, CA         20.7 Acres            140         152             --           --         --



(1) Exchanged with TCI, a related party, for the Oaktree Village Shopping Center, Rasor land parcel and Lakeshore Villas land parcel.

In 2002, ARL sold the following properties:



                                                                                    Net Cash         Debt        Gain/(Loss)
     Property                  Location       Units/Acres/Sq. Ft.  Sales Price      Received      Discharged      on Sale
     --------                  --------       -------------------  -----------      --------      ----------     ----------
First Quarter
Apartments
Mallard Lake(1)          Greensboro, NC            336 Units        $14,400         $    --         $7,362       $ 10,669
Villas                   Plano, TX                 208 Units          8,525           3,701          4,023          5,615

Land
Katrina                  Palm Desert, CA           2.1 Acres          1,323             (40)         1,237            978

Lakeshore Villas(2)      Harris County, TX        16.9 Acres        $ 1,499         $   215         $   --       $     --
Rasor(2)                 Plano, TX                24.5 Acres          1,211             174             --             --
Thompson II              Dallas County, TX          .2 Acres             21              20             --            (11)
Vista Ridge              Lewisville, TX           10.0 Acres          1,525             130          1,220            401

Shopping Center
Oaktree Village(2)       Lubbock, TX            45,623 Sq. Ft.        2,302             131          1,389             --

Second Quarter
Land
Mason Goodrich           Houston, TX               7.9 Acres            672              46            554            258



(1) Exchanged for outstanding partnership units in ART Florida Portfolio I, Ltd., ART Florida Portfolio II, Ltd. and ART Florida Portfolio III, Ltd.

(2) Exchanged with TCI for the Plaza on Bachman Creek Shopping Center.

(3) Debt assumed by purchaser.

In 2002, ARL financed/refinanced or obtained second mortgage financing on the following:




                                                   Units/                          Debt        Net Cash      Interest    Maturity
    Property                   Location          Acres/Sq. Ft.   Debt Incurred   Discharged     Received        Rate        Date
    --------                   --------          -------------   -------------   -----------    --------      --------    --------
First Quarter
Office Building
Rosedale Towers           Minneapolis, MN        84,798 Sq. Ft.   $   5,109       $   --       $  5,109     12.000%      12/04(1)
Two Hickory Centre        Farmers Branch, TX     96,127 Sq. Ft.       4,448           --          4,448     12.000       12/04(2)

Land
Walker                    Dallas County, TX        90.6 Acres         8,500        8,500         (1,411)    11.250(3)    01/03

Shopping Center
Plaza on Bachman          Dallas, TX             80,278 Sq. Ft.       5,000           --          4,444      6.625(3)    04/04
Creek

Second Quarter
Apartments
Confederate Point         Jacksonville, FL          206 Units         1,929           --          1,929     12.000       04/05(4)
Foxwood                   Memphis, TN               220 Units         1,093           --          1,093     12.000       04/05(5)
Woodsong                  Smyrna, GA                190 Units         2,544           --          2,544     12.000       04/05(6)

Office Building
One Hickory Centre        Farmers Branch, TX    102,615 Sq. Ft.       4,468           --          4,468     12.000       04/05(7)

(1) In January 2002, IOT purchased 100% of the outstanding common shares of Rosedale, a wholly-owned subsidiary of ARL, for $5.1 million. The purchase price was determined based upon the market value of the property exchanged, using a market rate multiple of net operating income. Rosedale owns the Rosedale Towers Office Building. ARL has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARL will pay IOT any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, IOT may require ARL to repurchase the shares of Rosedale for the purchase price. The business purpose of the transaction was for IOT to make an equity investment in Rosedale, anticipating a profitable return. Management has classified this related party transaction as a note payable to IOT.

(2) In January 2002, TCI purchased 100% of the common shares of Two Hickory, a wholly-owned subsidiary of ARL, for $4.4 million. The purchase price was determined based upon the market value of the property exchanged, using a market rate multiple of net operating income. Two Hickory owns the Two Hickory Centre Office Building. ARL has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARL will pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARL to repurchase the shares of Two Hickory for the purchase price. The business purpose of the transaction was for TCI to make an equity investment in Two Hickory, anticipating a profitable return. Management has classified this related party transaction as a note payable to TCI.


(3) Variable interest rate.


(4) In April 2002, TCI purchased all of the general and limited partnership interests in Confederate Point from ARL for $1.9 million. The purchase price was determined based upon the market value of the property exchanged, using a market rate multiple of net operating income. Confederate Point owns the Confederate Point Apartments. ARL has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARL will pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARL to repurchase the interests in Confederate Point for the purchase price. The business purpose of the transaction was for TCI to make an equity investment in Confederate Point, anticipating a profitable return. Management has classified this related party transaction as a note payable to TCI.

(5) In April 2002, TCI purchased all of the general and limited partnership interests in Foxwood from ARL for $1.1 million. The purchase price was determined based upon the market value of the property exchanged, using a market rate multiple of net operating income. Foxwood owns the Foxwood Apartments. ARL has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARL will pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARL to repurchase the interests in Foxwood for the purchase price. The business purpose of the transaction was for TCI to make an equity investment in Foxwood, anticipating a profitable return. Management has classified this related party transaction as a note payable to TCI.

(6) In April 2002, TCI purchased all of the general and limited partnership interests in Woodsong from ARL for $2.5 million. The purchase price was determined based upon the market value of the property exchanged, using a market rate multiple of net operating income. Woodsong owns the Woodsong Apartments. ARL has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARL will pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARL to repurchase the interests in Woodsong for the purchase price. The business purpose of the transaction was for TCI to make an equity investment in Woodsong, anticipating a profitable return. Management has classified this related party transaction as a note payable to TCI.

(7) In April 2002, TCI purchased 100% of the common shares of One Hickory, a wholly-owned subsidiary of ARL, for $4.5 million. The purchase price was determined the market value of the property exchanged, using a market rate multiple of net operating income. One Hickory owns the One Hickory Centre Office Building. ARL has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARL will pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARL to repurchase the shares in One Hickory for the purchase price. The business purpose of the transaction was for TCI to make an equity investment in One Hickory, anticipating a profitable return. Management has classified this related party transaction as a note payable to TCI.

         In April 2002, ARL sold nine residential properties to Metra, for a total sales price of $34.2 million. These properties include: the 12 unit Bay Anchor Apartments in Panama City, Florida; the 168 unit Governor Square Apartments in Tallahassee, Florida; the 54 unit Grand Lagoon Cove Apartments in Panama City, Florida; the 92 unit Oak Hill Apartments in Tallahassee, Florida; the 121 unit Park Avenue Villas Apartments in Tallahassee, Florida; the 62 unit Seville Apartments in Tallahassee, Florida; the 120 unit Westwood Apartments in Mary Ester, Florida; the 64 unit Windsor Tower Apartments in Ocala, Florida and the 546 unit Woodhollow Apartments in San Antonio, Texas. Two of the members of Metra are Third Millennium Partners, LLC and Innovo Realty, Inc., a subsidiary of Innovo Group, Inc. ("Innovo"). Joseph Mizrachi, a Director of ARL, has a beneficial interest in Third Millennium Partners, LLC and owns 15.5% of the outstanding common stock of Innovo. Due to ARL's relationship with Mr. Mizrachi, management has determined to treat this sale as a refinancing transaction. ARL will continue to report the assets and the new debt incurred by Metra on its financial statements. ARL received net cash of $8.3 million after paying off the existing debt of $19.3 million and various closing costs, including $342,000 in brokerage commissions to Third Millennium Partners, LLC. Of the total new debt of $29.2 million, $8.8 million bears interest at 5.00% per annum and matures in May 2003, $17.0 million bears interest at 7.12% per annum and matures in May 2007 and $3.4 million bears interest at 7.57% per annum and matures in May 2012. ARL also received $6.3 million of 8% non-recourse, non-convertible Series A Preferred Stock ("Preferred Shares") of Innovo.

         The dividend on the Preferred Shares will be funded entirely and solely through member distributions from cash flows generated by the operation and subsequent sale of the sold properties. In the event the cash flows for the properties are insufficient to cover the 8% annual dividend, Innovo will have no obligation to cover any shortfall.

         The Preferred Shares have a mandatory redemption feature, and are redeemable from the cash proceeds received by Innovo from the operation and sale of the properties. All member distributions that are in excess of current and accrued 8% dividends must be used by Innovo to redeem the Preferred Shares.

         ARL has margin arrangements with various financial institutions and brokerage firms which provide for borrowing up to 50% of the market value of ARL's marketable equity securities. The borrowings under such margin arrangements are secured by equity securities of IOT and TCI and ARL's trading portfolio and bear interest rates ranging from 5.75% to 24.0%. Margin borrowing totaled $27.1 million at March 31, 2002.

         Management expects that it will be necessary for ARL to sell $102.0 million, $34.1 million and $1.2 million of its land holdings during each of the next three years to satisfy the debt on such land as it matures. If ARL is unable to sell at least the minimum amount of land to satisfy the debt obligations on such land as it matures, or, if it was not able to extend such debt, ARL would either sell other of its assets to pay such debt or transfer the property to the lender.

         Management reviews the carrying values of ARL's properties and mortgage notes receivable at least annually and whenever events or a change in circumstances indicate that impairment may exist. Impairment is considered to exist if, in the case of a property, the future cash flow from the property (undiscounted and without interest) is less than the carrying amount of the property. For notes receivable, impairment is considered to exist if it is probable that all amounts due under the terms of the note will not be collected. If impairment is found to exist, a provision for loss is recorded by a charge against earnings to the extent that the investment in the note exceeds management's estimate of the fair value of the collateral property securing each note. The mortgage note receivable review includes an evaluation of the collateral property securing such note. The property review generally includes:
(1) selective property inspections; (2) a review of the property's current rents compared to market rents; (3) a review of the property's expenses; (4) a review of maintenance requirements; (5) a review of the property's cash flow; (6) discussions with the manager of the property; and (7) a review of properties in the surrounding area.

COMMITMENTS, CONTINGENCIES AND RELATED PARTY TRANSACTIONS

         In October 1997, ARL entered into leases with BCM and Regis, for space to house BCM's staff at the One Hickory Centre Office Building, construction of which was completed in December 1998. The BCM leases, effective upon ARL obtaining permanent financing of the building, were for 75,852 sq. ft. (approximately 75% of the building), had terms of ten and fifteen years and provided for annual base rent of $19.25 per sq. ft. for the first year. In January 2001, both leases were terminated, and ARL entered into a new lease with BCM, effective October 1, 2000. The new lease is for 59,463 sq. ft. (approximately 62% of the building), has a term of three years, and provides for annual base rent of $1.3 million or $21.50 per sq. ft. Effective March 1, 2002, the lease was amended to 57,879 sq. ft. (approximately 59% of the building), with an annual base rent of $1.2 million, or $21.50 per sq. ft.

         In March 2001, ARL funded $13.6 million of a $15.0 million unsecured line of credit to One Realco, which owns approximately 14.8% of the outstanding shares of ARL's common stock. One Realco periodically borrows money to meet its cash obligations. The line of credit bears interest at 12.0% per annum. All principal and interest were due at maturity in February 2002. The line of credit is guaranteed by BCM. In June 2001, $394,000 in principal and $416,000 in interest was collected. In December 2001, $21,000 in principal and $804,000 in interest was collected. In February 2002, the maturity date was extended to February 2004. In March 2002, ARL funded an additional $1.8 million, increasing the outstanding principal balance to $15 million. All principal and interest are due at maturity. Ronald E. Kimbrough, Executive Vice President and Chief Financial Officer of ARL, is a 10% stockholder of One Realco. During 2001, Mr. Kimbrough did not participate in day-to-day operations or management of One Realco.

         In May 2001, ARL exchanged with TCI two parcels of land, a 10.5 acre tract of Vista Ridge land and an 8.88 acre tract of Hollywood Casino land, for the 168 unit Glenwood

Apartments. The cost of the Vista Ridge land, the Hollywood Casino land and the Glenwood Apartments was $1.1 million, $2.1 million, and $3.7 million, respectively. The purchase prices were determined based on the market values of the properties exchanged, using a market rate multiple of net operating income. The business purpose of the transaction was for TCI to construct apartments on the Vista Ridge land and office buildings on the Hollywood Casino land. No consideration was paid on the transaction. However, ARL received net cash of $3.2 million on the subsequent sale of the Glenwood Apartments.

         In October 1999, ARL funded a $4.7 million loan to Realty Advisors, Inc., the parent company of BCM. The loan, to provide funds for acquisitions or working capital needs, secured by all of the outstanding shares of common stock of American Reserve Life Insurance Company. The loan bore interest at 10.25% per annum, and matured in November 2001. In January 2000, $100,000 was collected. In November 2001, the maturity date was extended to November 2004. The collateral was changed to a subordinate pledge of 850,000 shares of ARL common stock owned by BCM. The shares are also pledged to a lender on ARL's behalf. The interest rate was changed to 2% over the prime rate, currently 6.75% per annum, and the accrued but unpaid interest of $984,000 was added to the principal. The new principal balance is $5.6 million. All principal and accrued interest are due at maturity.

         In March 2002, ARL received consideration of $600,000 and exchanged with TCI two parcels of land, a 24.5 acre tract of Rasor land, a 16.89 acre tract of Lakeshore Villas land, and the 45,623 sq. ft. Oaktree Village Shopping Center for the 80,278 sq. ft. Plaza on Bachman Creek Shopping Center. The cost of the Rasor land, the Lakeshore Villas land, the Oaktree Shopping Center, and the Plaza on Bachman Shopping Center was $1.0 million, $1.3 million, $1.6 million, and $4.1 million, respectively. The purchase prices were determined based on the market values of the properties exchanged, using a market rate multiple of net operating income. The business purpose of the transaction was for TCI to construct apartments on the Rasor and Lakeshore Villas land and to give ample value for the property TCI is exchanging, the Oaktree Shopping center was added to the transaction. The Plaza on Bachman Creek Shopping Center was subsequently financed with ARL receiving net cash of $4.4 million.

         In December 2000, an unsecured loan due to ARL with a principal balance of $1.7 million due from Warwick of Summit, Inc. ("Warwick") matured. The loan was made to fund certain investments. All principal and interest were due at maturity. At December 2001, the loan, and $451,000 of accrued interest remained unpaid. At March 2002, the loan, and $239,000 of accrued interest, remained unpaid. At May 2002, settlement terms are being negotiated. Richard D. Morgan, a Warwick stockholder, served as a director of ARL until October 2001.

         In December 2000, a loan due to ARL with a principal balance of $1.6 million due from Bordeaux Investments Two, L.L.C. ("Bordeaux"), matured. The loan, to fund certain investments, is secured by (1) a 100% interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma; (2) 100% of the stock of Bordeaux Investments One, Inc., which owns 6.5 acres of undeveloped land in Oklahoma City, Oklahoma; and (3) the personal guarantees of the Bordeaux members. At March 2002, the loan, and $520,000 of accrued interest, remained unpaid. At May 2002, settlement terms are being negotiated. Richard D. Morgan, a Bordeaux member, served as a director of ARL until October 2001.

         In March 2000, a loan due to ARL with a principal balance of $2.5 million due from Lordstown, L.P., matured. The loan, to fund certain investments, is secured by a second lien on land in Ohio and Florida, by 100% of the general and limited partner interest in Partners Capital, Ltd., the limited partner of Lordstown, L.P., and a profits interest in subsequent land sales. At March 2002, the loan, and $820,000 of accrued interest, remained unpaid. At May 2002, settlement terms are being negotiated. A corporation controlled by Richard
D. Morgan is the general partner of Lordstown, L.P. Mr. Morgan served as a director of ARL until October 2001.

         ARL contracts with affiliates of BCM for property management services. Currently, Triad, an affiliate, and Carmel Realty, Inc. ("Carmel"), provide such property management services. The general partner of Triad is BCM. The limited partner of Triad is GS Realty Services, Inc. ("GS Realty"), a related party, which is not affiliated with BCM. Triad and Carmel subcontract the property-level management of 13 of ARL's commercial properties (office buildings, shopping centers and a merchandise mart) and eight of its hotels to Regis, a related



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



party, which is a company owned by GS Realty. Regis also provides real estate brokerage services to ARL and receives brokerage commissions in accordance with the advisory agreement between ARL and BCM. Carmel is a company owned by First Equity Properties, Inc., which is a company affiliated with BCM. ARL owns an equity interest in each of IOT and TCI.

         In 2001, ARL paid BCM, Triad, Carmel and Regis $6.7 million in advisory fees, $166,000 in net income fees, $3.8 million in incentive fees, $1.1 million in mortgage brokerage and equity refinancing fees, $92,000 in property acquisition fees, $5.9 million in real estate brokerage commissions and $3.9 million in property and construction management fees and leasing commissions, net of property management fees paid to subcontractors, other than Regis. In addition, as provided in the ARL Advisory Agreement, BCM received cost reimbursements of $2.8 million.

         In addition, from time-to-time, ARL and its affiliates have made advances to each other, which generally have not had specific repayment terms and have been reflected in ARL's financial statements as other assets or other liabilities. These affiliate borrowings are used to fund operating shortfalls or investment/acquisition cash requirements. Similarly, as properties are sold and operating cash flow is generated, those advances/borrowings may be repaid. Also, incentive fees and net income fees payable to BCM for 2001 are accrued throughout the year and are due by March 31, 2002. At December 31, 2001, ARL owed $10.1 million ($4.0 million for fees owed for 2001), $980,000 and $257,000 to BCM, TCI and GS Realty, respectively. In January 2002, ARL paid the $257,000 due to GS Realty. At December 31, 2001, TCI had receivables of $11.6 million, $1.9 million and $608,000 from BCM, GS Realty, and ARL, respectively. Also at December 31, 2001, TCI owed $1.0 million and $39,000 to GS Realty and BCM, respectively. In January 2002, TCI paid the $1.0 million due to GS Realty and in March 2002, TCI paid the $39,000 to BCM. At December 31, 2001, BCM advanced IOT $593,000. As of March 2002, IOT has repaid that amount to BCM.

         In March 1999, an agreement was reached with the Class A unitholders of Valley Ranch, L.P. to acquire their eight million Class A units for $1.00 per unit. In 1999, three million units were purchased. Additionally, one million units were purchased in January 2000, two million units were purchased in May 2001 and one million units in May 2002. Through May 31, 2002 seven million units had been purchased, with the remaining one million units to be purchased in June 2002. ARL subsidiaries own 100% of the general partner and Class B limited partner beneficial interests in Valley Ranch L.P. The business purpose of the transaction was to increase ARL's investment in the partnership.

         BCM has entered into put agreements with certain holders of the Class A limited partner units of Ocean Beach Partners, L.P., to increase ARL's investment in the partnership. From June 1, 1997 through May 31, 2006, the
Class A units are convertible, at the option of the unitholders, into Series D Cumulative preferred stock of ARL. At any time from June 1, 2001 through May
31, 2006, the Series D shareholders have the option to sell any or all Series D shares held by them to BCM at the put price. ARL subsidiaries own 100% of the general partner and limited partner beneficial interests in Ocean Beach Partners, L.P.

         BCM has entered into put agreements with the holders of the Class A units of ART Palm, L.P., to increase ARL's investment in the partnership. Such Class A units are convertible into Series C Cumulative Convertible preferred stock of ARL. The put price for the Class A units is $1.00 per unit and the put price for either the Series C preferred stock or ARL's common stock is 90% of the average daily closing price of ARL's common stock for the prior 20 trading days. Through December 31, 2001, ARL has repurchased 9,736,250 Class A units. The put agreement calls for ARL to repurchase the remaining Class A units as follows: June 30, 2002, 1,625,000 units; June 30, 2003, 1,625,000 units;
December 31, 2005, 1,625,000 units; and December 31, 2006, 8,563,750 units. ARL subsidiaries own 100% of the general partner and Class B limited partner beneficial interest in ART Palm, L.P. One Realco, which owns approximately 14.8% of the outstanding shares of ARL common stock, owns the Class C limited partner interest.

         In December 2001, TCI, purchased 100% of the outstanding common shares of National Melrose, Inc. ("NM"), a wholly-owned subsidiary of ARL, for $2.0 million. The purchase price was determined based upon the market value of the property exchanged, using a market rate multiple of net operating income. NM owns the Executive Court Office Building. ARL has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the annual return, ARL will pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARL to repurchase the shares of NM for the purchase price. The business purpose of the transaction was for TCI to make an equity investment in NM anticipating a profitable return. Management has classified this related party transaction as a note payable to TCI. The consideration paid for the outstanding shares was $2.0 million.

         In January 2002, IOT purchased 100% of the outstanding common shares of Rosedale Corporation ("Rosedale"), a wholly-owned subsidiary of ARL, for $5.1 million. The purchase price was determined based upon the market value of the property exchanged, using a market rate multiple of net operating income. Rosedale owns the Rosedale Towers Office Building. ARL has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARL will pay IOT any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, IOT may require ARL to repurchase the shares of Rosedale for the purchase price. The business purpose of the transaction was for IOT to make an equity investment in Rosedale anticipating a profitable return. Management has classified this related party transaction as a note payable to IOT. The consideration paid for the outstanding shares was $5.1 million.

         In January 2002, TCI purchased 100% of the common shares of ART Two Hickory Corporation ("Two Hickory"), a wholly-owned subsidiary of ARL, for $4.4 million. The purchase price was determined based upon the market value of the property exchanged, using a market rate multiple of net operating income. Two Hickory owns the Two Hickory Centre Office Building. ARL has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARL will pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARL to repurchase the shares of Two Hickory for the purchase price. The business purpose of the transaction was for TCI to make an equity investment in Two Hickory anticipating a profitable return. Management has classified this related party transaction as a note payable to TCI. The consideration paid for the outstanding shares was $4.4 million.

         Additionally, see the transaction with Metra set forth above on page
155.

         Scheduled principal payments on notes payable are due as follows:



             2002....................................................  $267,526
             2003....................................................    40,866
             2004....................................................     8,153
             2005....................................................    57,001
             2006....................................................    15,714
             Thereafter..............................................   172,021
                                                                       $561,281



         Stated interest rates on notes payable ranged from 5.0% to 16.9% per annum at December 31, 2001, and matured in varying installments between 2002 and 2019. At December 31, 2001, notes payable were collateralized by deeds of trust on real estate with a net carrying value of $569.7 million.

RESULTS OF OPERATIONS


         THREE MONTHS ENDED MARCH 31, 2002 COMPARED TO MARCH 31, 2001

         For the three months ended March 31, 2002, ARL reported net income of $1.2 million, compared to $2.4 million for the three months ended March 31, 2001. The primary factors contributing to ARL's net income are discussed in the following paragraphs.

         Rents decreased to $29.4 million in the three months ended March 31, 2002, from $33.2 million in 2001. Rents from commercial properties increased to $10.6 million for the three months ended March 31, 2002, from $9.1 million in 2001, rent from hotels of $7.6 million in the three months ended March 31, 2002, approximated the $7.7 million in 2001 and rents from apartments decreased to $10.9 million in the three months ended March 31, 2002, from $16.1 million in 2001. The increase in commercial property rents was primarily attributable to increased occupancy and the decrease in apartment rent was due to the sale of 17 apartments in 2001. Rental income is expected to decrease significantly in the remainder of 2002 as a result of the income producing properties sold in 2001 and 2002.

         Property operations expense decreased to $19.9 million in the three months ended March 31, 2002, from $23.5 million in 2001. Property operations expense for commercial properties of $5.5 million in the three months ended March 31, 2002, approximated the $5.1 million in 2001. For hotels, property operations expense decreased to $5.8 million in the three months ended March 31, 2002, from $6.6 million in 2001. For land, property operations expense increased to $2.4 million in the three months ended March 31, 2002 from $1.9 million in 2001. For apartments, property operations expense decreased to $6.1 million in the three months ended March 31, 2002, from $9.8 million in 2001. The decrease in hotel operations expense was primarily attributable to reduced utility, personnel and administrative costs. The increase in land operations expense was primarily attributable to increased real estate taxes. The decrease in apartment operations expense was primarily attributable to the sale of 17 apartments in 2001.

         Pizza parlor sales and cost of sales increased to $8.5 million and $7.0 million, respectively, in the three months ended March 31, 2002 from $7.8 million and $6.4 million in 2001. The increase was primarily attributable to the opening of three new stores in 2001, plus an 8.75% increase in same-store sales volume.

         Interest income from notes receivable increased to $612,000 in the three months ended March 31, 2002 from $384,000 in 2001, due to the funding of $21.9 million of mortgage notes receivable in 2001.

         Interest expense increased to $18.8 million in the three months ended March 31, 2002 from $18.1 million in 2001. The increase was primarily attributable to higher balances payable on stock loans, at higher interest rates.

         Depreciation, depletion and amortization expense decreased to $3.6 million in the three months ended March 31, 2002 from $4.1 million in 2001. The decrease is due to the sale of 17 apartments and one commercial property in 2001.



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



         Advisory fees of $1.7 million in the three months ended March 31, 2002 approximated the $1.8 million in 2001.

         Incentive fees to affiliate decreased to $152,000 in the three months ended March 31, 2002 from $1.5 million in 2001. The decrease was attributable to one eligible sale in 2002 compared to three eligible sales in 2001. This fee represents 10% of the excess of net capital gains over net capital losses from sales of operating properties. The amount of this fee for the remainder of 2002 will be dependent on the number of operating properties sold and net capital gains realized.

         Net income fee to affiliate was $374,000 in the three months ended March 31, 2002. The income fee payable to ARL's advisor is 10% of the annualized net income for the year, in excess of a 10% return on shareholders' equity.

         General and administrative expenses increased to $3.3 million in the three months ended March 31, 2002 compared to $2.4 million in 2001. The increase is primarily attributable to increased legal fees.

         Minority interest decreased to $787,000 in the three months ended March 31, 2002 from $1.6 million in 2001. The decrease is attributable to the repurchase of partnership units by ARL in 2001.

         Equity in income of investees increased to $119,000 in the three months ended March 31, 2002 from a loss $5,000 in 2001. The increase in equity income was attributable to increased net income for IOT and TCI.

         Loss on sale of investments in equity investees was $531,000 for the three months ended March 31, 2002. See Note 5 "Investments in Equity Investees" to the ARL consolidated financial statements included elsewhere in this joint proxy statement and prospectus "Investments in Equity Investees."


         2001 COMPARED TO 2000. ARL reported net income of $13.3 million in 2001 compared to $2.7 million in 2000. ARL's net income in 2001 included gains on the sale of real estate of $83.4 million compared to gains on the sale of real estate of $96.7 million in 2000. The primary factors contributing to ARL's net income are discussed in the following paragraphs.

         Rents decreased to $129.3 million in 2001 from $138.2 million in 2000. Rent from commercial properties increased to $34.0 million in 2001 from $31.5 million in 2000, rent from hotels increased to $36.1 million in 2001 from $33.1 million in 2000 and rent from apartments decreased to $58.3 million in 2001 from $69.8 million in 2000. The increase in rent from commercial properties was primarily attributable to completion of the Centura and Hickory Centre office buildings during 2000. The increase in rent from hotels is attributable to the opening of the Grand Hotel Sofia in 2001. Apartment rents decreased in 2001 as a result of the sale of nine apartments in 2000 and 17 apartments in 2001. Rents are expected to decrease in 2002 as a result of the apartment sales in 2001 and expected apartment and commercial property sales in 2002.

         Property operations expense decreased to $93.2 million in 2001 from $94.1 million in 2000. Property operations expense for commercial properties of $20.2 million in 2001 approximated the $19.8 million expense in 2000, hotel expense increased to $28.3 million in 2001 from $24.1 million in 2000, land expense decreased to $8.6 million in 2001 from $9.7 million expense in 2000 and apartment expense decreased to $35.5 million in 2001 from $40.4 million in 2000. The increase in hotel operations expense was primarily due to the opening of the Grand Hotel Sofia in 2001. The decrease in land operations expense was primarily due to the sale of 26 land parcels in 2000 and 34 land parcels in 2001. The decrease in apartment property operations expense was primarily due to the sale of nine apartments in 2000 and 17 apartments in 2001. Property operations expense is expected to decrease in 2002 as a result of the apartment sales in 2001 and anticipated apartment and commercial property sales in 2002.

         Pizza parlor sales and cost of sales were $34.2 million and $27.9 million in 2001 and $32.6 million and $26.8 million, in 2000. Pizza parlor operations gross margin in 2001 increased over the gross margin in 2000 primarily due to reduced interest costs after refinancing debt in 2001 and reduced occupancy costs. Pizza parlor gross margin in 2002 is expected to approximate 2001, unless cheese prices change significantly.

         Interest income of $2.8 million in 2001 approximated the $3.0 million income in 2000. Interest income is expected to decrease in 2002 as a result of the notes collected in early 2002, and as no new loans are expected to be funded in 2002.

         Oil and gas sales in 2001 were $59,000 representing start-up production from six wells. Oil and gas operating expenses were $269,000. Operating expenses include lifting costs and repairs and maintenance. See Note 5. "Oil and Gas Operations" to the ARL consolidated financial statements included elsewhere in this joint proxy statement and prospectus.

         Equity in income of investees increased to $8.8 million in 2001 from $5.2 million in 2000. The increase in equity income was primarily due to increased ownership by ARL in TCI in 2001, due to purchases of TCI common stock. Equity investees reported gains on the sale of real estate in 2001 totaling $54.3 million of which ARL's equity share was $22.5 million. These gains were offset by operating losses totaling $37.9 million, of which ARL's equity share was $13.6 million. See Note 6. "Investments In Equity Investees" to the ARL consolidated financial statements included elsewhere in this joint proxy statement and prospectus.

         Other income improved to a loss of $369,000 in 2001 from a loss of $926,000 in 2000. The increase was primarily due to a reduction in losses on the sale of marketable securities.

         Interest expense of $77.0 million in 2001 approximated the $76.7 million expense in 2000.

         Advisory fees increased to $6.7 million in 2001 from $5.9 million in 2000. The increase was attributable to the inclusion of NRLP assets in ARL's gross assets, the basis for such fee. Advisory fees are expected to decrease in 2002, as ARL's gross asset base is expected to decrease through property sales.

         Net income fee to affiliate in 2001 was $166,000. The income fee payable to ARL's advisor is 10% of the net income for the year, in excess of a 10% return on stockholders' equity. No net income fee was paid in 2000.

         Incentive fees increased to $3.8 million in 2001 from $1.6 million in 2000. The increase was attributable to 18 eligible sales in 2001 compared to four eligible sales in 2000. This fee represents 10% of the excess of net capital gains over net capital losses from sales of operating properties. The amount of this fee, if any, in 2002 will be dependent on the number of operating properties sold and net capital gains realized.

         General and administrative expenses decreased to $12.7 million in 2001 from $17.1 million in 2000. The decrease was primarily attributable to a decrease in cost reimbursements to ARL's advisor. General and administrative expenses in 2002 are expected to approximate 2001.

         Depreciation, depletion and amortization increased to $17.7 million in 2001 from $16.9 million in 2000. The increase was primarily attributable to the completion of the Hickory Centre office buildings in 2000 and the Grand Hotel Sofia in 2001. Depreciation, depletion and amortization expense should decrease in 2002 as a result of continued property sales.


         Provision for loss increased to $2.5 million in 2001 from $2.2 million in 2000. In 2001, the impairment of an asset was recognized, after the analysis of an operating property indicated that the anticipated future cash flows over the economic life of the property was less than the carrying value of the property. In 2000, a litigation reserve, related to a breach of contract dispute, was established, and the carrying value of an 11.3 acre tract of land in Plano, Texas, sold in the first quarter of 2001, was reduced to its net realizable value.


         Minority interest decreased to $972,000 in 2001 from $30.7 million in 2000. Minority interest is the earnings attributable to limited partners, other than ARL, of certain controlled limited partnerships. Minority interest in 2001 and 2000 was attributable, in part, to the preferred return limited partner units of Ocean Beach Partners, L.P., Valley Ranch, L.P., Grapevine American, L.P., Edina Park Plaza Associates, L.P. and Hawthorne Lakes Associations, L.P., ART Florida Portfolio III and ART Palm, L.L.C. In 2000, minority interest includes, in addition to the preferred returns discussed above, $29.8 million of earnings attributable to the limited partners in NRLP prior to the merger. Minority interest in 2001 declined due to the 2000 merger of NRLP into ARL.

         Gains on sale of real estate decreased to $83.4 million in 2001 from $96.7 million in 2000. In 2001, gains of $73.5 million were recognized on the sale of 15 apartments: Rockborough, Carriage Park, Kimberly Woods, Place One, Shadowood, Bent Tree, Club Mar, Covered Bridge, Crossing at Church, Chalet I, Chalet II, Nora Pines, Timbercreek, Blackhawk, and Woodstock; $2.2 million on the sale of Regency Pointe Shopping Center; and $16.0 million on the sale of land: two tracts totaling 27.2 acres of Chase Oaks land, 10.0 acres of Elm Fork land, 27.8 acres of Frisco Bridges land, 1.7 acres of Las Colinas land, 22.1 acres of Mason Goodrich land, 4.2 acres of Nashville land, 5 tracts totaling
49.7 acres of Katrina land, 6.6 acres of Rasor land, 12.7 acres of Santa Clarita land, 232.8 acres of Scoggins land, 408.0 acres of Scout land, 10.4 acres of Tree Farm land, and .4 acres of Waters Edge Apartment land. In 2001, losses of $8.3 million were recognized on the sale of Glenwood Apartments, 12.0 acres of Plano


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


Parkway land, 120.4 acres of Yorktown land, two tracts totaling 3.2 acres of Nashville land, Ashford Apartments, 6.7 acres of Santa Clarita land, 107.0 acres of Elm Fork land, and 27.4 acres of Vista Ridge land.

         In 2000, gains of $45.9 million were recognized on the sale of nine apartments: Summerwind, Windtree, The Pines, Whispering Pines, Four Seasons, Sherwood Glen, Fair Oaks, Hidden Valley and Candlelight Square; $21.9 million on the sale of commercial properties: Katella Plaza, Marina Playa, Harbor Plaza and Preston Center; and $30.6 million on the sale of land: 420 acres of Duchesne land, three tracts totaling 166.7 acres of Frisco Bridges land, 749.1 acres of Keller land, 0.02 acres of Katy land, four tracts totaling 41.2 acres of Mason/Goodrich land, 157.9 acres of Mastenbrook land, 82.0 acres of McKinney Corners I, II, III, IV and V land, 20.67 acres of Monterey land, four tracts totaling 8.69 acres of Nashville land, 182.5 acres of Pantex land, two tracts totaling 329.4 acres of Parkfield land, three tracts totaling 89.51 acres of Rasor land, 80.4 acres of Rowlett Creek land, 3.0 acres of Salmon River land,
126.6 acres of Vann Cattle land, 5.4 acres of Vista Business Park land, and 70.3 acres of Wakefield land. In 2000, losses of $1.6 million were recognized on the sale of 14.6 acres of McKinney Corners II land, 377.15 acres of Pioneer Crossing land, 4.79 acres of Plano Parkway land, 22.4 acres of Valley Ranch land, and
36.43 acres of Vista Business Park land.

         2000 COMPARED TO 1999. ARL reported net income of $2.7 million in 2000 compared to $10.3 million in 1999. ARL's net income in 2000 included gains on the sale of real estate of $96.7 million compared to gains on the sale of real estate of $129.3 million in 1999. The primary factors contributing to ARL's net income are discussed in the following paragraphs.

         Rents decreased to $138.2 million in 2000 from $157.6 million in 1999. Rent from commercial properties increased to $31.5 million in 2000 from $30.2 million in 1999, rent from hotels increased to $33.1 million in 2000 from $31.6 million in 1999 and rent from apartments decreased to $69.8 million in 2000 from $93.9 million in 1999. The increase in rent from commercial properties was primarily attributable to completion of the Centura and Hickory Centre office buildings in 2000. The increase in rent from hotels is attributable to increased occupancy rates. Apartment rents decreased in 2000 as a result of 15 apartments being sold in 1999 and nine apartments sold in 2000.

         Property operations expense decreased to $94.1 million in 2000 from $106.6 million in 1999. Property operations expense for commercial properties increased to $19.8 million in 2000 from $16.5 million in 1999, for hotels such expense of $24.1 million in 2000 approximated the $24.2 million expense in 1999, for land the expense of $9.7 million in 2000 approximated the $9.0 million expense in 1999 and apartments decreased to $40.4 million in 2000 from $56.4 million in 1999. The increase in commercial property operations expense was primarily due to the completion of the Centura and Hickory Centre office buildings in 2000. The decrease in apartment property operations expense was primarily due to 15 apartments being sold in 1999 and nine apartment sales in 2000.

         Pizza parlor sales and cost of sales were $32.6 million and $26.8 million in 2000 and $30.8 million and $26.3 million, in 1999. Pizza parlor operations experienced higher profit margins in 2000 due to lower pizza ingredient costs (primarily cheese), a price increase in October 2000, and the closing of underperforming locations.

         Interest income decreased to $3.0 million in 2000 from $6.4 million in 1999. The decrease was attributable to the collection of $39.9 million in notes in 2000, while originating and funding loans of $14.7 million.

         Equity in income of investees decreased to $5.2 million in 2000 from $11.8 million in 1999. The decrease in equity income was primarily due to reduced ownership by ARL in TCI in 2000, due to sales of ARL-owned securities by margin debt holders. Equity investees reported gains on the sale of real estate in 2000 totaling $71.4 million of which ARL's equity share was $18.6 million. These gains were offset by operating losses totaling $23.8 million, of which ARL's equity share was $5.3 million. Also, sales of stock of equity investees by margin debt holders of ARL resulted in losses of $7.9 million. See Note 6. "Investments in Equity Investees" to the ARL consolidated financial statements included elsewhere in this joint proxy statement and prospectus.

         Other income was a loss of $926,000 in 2000 approximating the loss of $846,000 in 1999.

         Interest expense decreased to $76.7 million in 2000 from $91.7 million in 1999. This decrease is due to 36 land and nine apartment sales in 2000.

         Advisory fees increased to $5.9 million in 2000 from $5.5 million in 1999. The increase was attributable to the addition of NRLP assets to ARL's gross assets, the basis for such fee.

         Incentive fees in 2000 were $1.6 million. This fee represents 10% of the excess of net capital gains over net capital losses from sales of operating properties.

         General and administrative expenses of $17.1 million in 2000 approximated the $17.1 million expense in 1999.

         Depreciation and amortization decreased to $16.9 million in 2000 from $17.4 million in 1999. The reduction is due to the sale of nine apartments in 2000.

         In the fourth quarter of 2000, a provision for loss of $2.2 million was recognized. Such loss relates to the reduction of the carrying value of an 11.3 acre tract of land in Plano, Texas, sold in the first quarter of 2001, to its net realizable value and a litigation reserve related to a breach of contract dispute. In the third and fourth quarter of 1999, provisions for loss of $2.1 million and $1.0 million were recognized, respectively. Such loss relates to the relinquishment by ARL of its general and Class B limited partner interests in a controlled partnership that owned two apartments in Indianapolis, Indiana.

         In December 1998, upon the election of a wholly-owned subsidiary of ARL as general partner of NRLP, the subsidiary assumed liability for certain legal settlement payments. Such obligation is included in litigation expense in the accompanying Consolidated Statement of Operations.

         Minority interest decreased to $30.7 million in 2000 from $56.7 million in 1999. Minority interest is the earnings attributable to limited partners, other than ARL, of certain controlled limited partnerships. Minority interest in 2000 and 1999 was attributable, in part, to the preferred return limited partner units of Ocean Beach Partners, L.P.; Valley Ranch, L.P.; Grapevine American, L.P.; Edina Park Plaza Associates, L.P.; Hawthorne Lakes Associations, L.P.; ART Florida Portfolio III and ART Palm, L.L.C. In 2000, minority interest includes, in addition to the preferred returns discussed above, $29.8 million of earnings attributable to the limited partners in NRLP prior to the merger, compared to $55.7 million in 1999.

         Gains on sale of real estate decreased to $96.7 million in 2000 from $129.3 million in 1999. In 2000, gains of $45.9 million were recognized on the sale of nine apartments: Summerwind, Windtree, The Pines, Whispering Pines, Four Seasons, Sherwood Glen, Fair Oaks, Hidden Valley and Candlelight Square; $21.9 million on the sale of commercial properties: Katella Plaza, Marina Playa, Harbor Plaza and Preston Center; and $30.6 million on the sale of land: 420 acres of Duchesne land, three tracts totaling 166.7 acres of Frisco Bridges land, 749.1 acres of Keller land, 0.02 acres of Katy land, four tracts totaling
41.2 acres of Mason/Goodrich land, 157.9 acres of Mastenbrook land, 82.0 acres of McKinney Corners I, II, III, IV and V land, 20.67 acres of Monterey land, four tracts totaling 8.69 acres of Nashville land, 182.5 acres of Pantex land, two tracts totaling 329.4 acres of Parkfield land, three tracts totaling 89.51 acres of Rasor land, 80.4 acres of Rowlett Creek land, 3.0 acres of Salmon River land, 126.6 acres of Vann Cattle land, 5.4 acres of Vista Business Park land, and 70.3 acres of Wakefield land. In 2000, losses of $1.6 million were recognized on the sale of 14.6 acres of McKinney Corners II land, 377.15 acres of Pioneer Crossing land, 4.79 acres of Plano Parkway land, 22.4 acres of Valley Ranch land, and 36.43 acres of Vista Business Park land.

         In 1999, gains of $96.5 million were recognized on the sale of 15 apartments: Olde Town, Sante Fe, Mesa Ridge, Horizon East, Lantern Ridge, Barcelona, Country Place, Lake Nora, Fox Club, Oak Hollow, Windridge, Tanglewood, Edgewater Garden, Bavarian Woods, and Manchester Commons; $9.2 million on the sale of the Continental Hotel and Casino; and $24.1 million on the sale of land: seven tracts totaling 46.9 acres of Plano Parkway land, 9.9 acres of Mason/Goodrich land, four tracts totaling 302.4 acres of McKinney Corners II, McKinney Corners IV and Dowdy land, 13.0 acres of Rasor land, three tracts totaling 23.0 acres of Vista Ridge land, four tracts totaling 103.6 acres of Frisco Bridges land, .13 acres of JHL Connell land, 1.4 acres of Valley Ranch land, Sun City lots, 121.2 acres of Katrina land, five tracts totaling 187.7 acres of Keller, Scout and Scoggins land, and 205.4 acres of Yorktown land. In 1999, losses of $545,000 were recognized on the sale of Stone Meadows land and
6.2 acres of Plano Parkway land.

ENVIRONMENTAL MATTERS

         Under various federal, state and local environmental laws, ordinances and regulations, ARL may be potentially liable for removal or remediation costs, as well as certain other potential costs relating to hazardous or toxic substances (including governmental fines and injuries to persons and property) where property-level managers have arranged for the removal, disposal or treatment of hazardous or toxic substances. In addition, certain environmental laws impose liability for release of asbestos-containing materials into the air, and third parties may seek recovery for personal injury associated with such materials.

         Management is not aware of any environmental liability relating to the above matters that would have a material adverse effect on ARL's business, assets or results of operations.

INFLATION

         The effects of inflation on ARL's operations are not quantifiable. Revenues from property operations tend to fluctuate proportionately with inflationary increases and decreases in housing costs. Fluctuations in the rate of inflation also affect the sales values of properties and the ultimate gains to be realized from property sales. To the extent that inflation affects interest rates, earnings from short-term investments and the cost of new financings as well as the cost of variable interest rate debt will be affected.

                    QUANTITATIVE AND QUALITATIVE DISCLOSURES
                            ABOUT MARKET RISKS OF ARL

         ARL's future operations, cash flow and fair values of financial instruments are partially dependent upon the then existing market interest rates and market equity prices. Market risk is the changes in the market rates and prices and the affect of the changes on the future operations. Market risk is managed by matching a property's anticipated net operating income to an appropriate financing.


         ARL is exposed to interest rate risk associated with variable rate notes payable and maturing debt that has to be refinanced. ARL does not hold financial instruments for trading or other speculative purposes, but rather issues these financial instruments to finance its portfolio of real estate assets. ARL's interest rate sensitivity position is managed by ARL's finance department. Interest rate sensitivity is the relationship between changes in market interest rates and the fair value of market-rate-sensitive assets and liabilities. ARL's earnings are affected as changes in short-term interest rates impact its cost of variable rate debt and maturing fixed rate debt. A large portion of ARL's market risk is exposure to short-term interest rates from variable rate borrowings. The impact on ARL's financial statements of refinancing fixed rate debt that matured in 2001 was not material. As permitted, management intends to convert a significant portion of those borrowings from variable rates to fixed rates in 2002. If market interest rates for variable rate debt average 100 basis points more in 2002 than they did in 2001, ARL's interest expense would increase, and net income would decrease, by $1.3 million. This amount is determined by considering the impact of hypothetical rates on ARL's borrowing cost. This analysis did not consider the effects of the reduced level of overall economic activity that would exist in such an environment. Further, in the event of a change of such magnitude, management would likely take actions to further mitigate its exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, the sensitivity analysis assumes no change in ARL's financial structure.


         The following table contains only those exposures that existed at December 31, 2001. Anticipation of exposures of risk on positions that could possibly arise was not considered. ARL's ultimate interest rate risk and its effect on operations will depend on future capital market exposures, which cannot be anticipated with a probable assurance level. Dollars in thousands.


            ASSETS
Trading Instruments--Equity
Price Risk

Marketable securities at
market value.............................                                                                               $      96

Notes receivable
Variable interest rate-fair value                                                                                       $   4,352

                                               2002       2003        2004       2005         2006        THEREAFTER      TOTAL
                                              ------     -------   ---------    ------     ---------      ----------    ---------
Instrument's maturities .................     $   --     $    --   $   5,633    $   --     $      --       $      --    $   5,633
Instrument's amortization ...............         --          --          --        --            --              --           --
Interest ................................        380         380         318        --            --              --        1,078
Average rate ............................        6.8%        6.8        11.3%       --            --              --

Fixed interest rate-fair value ..........                                                                               $  25,431


                                               2002       2003        2004       2005         2006        THEREAFTER      TOTAL
                                             --------    -------   ---------    ------     ---------      ----------    ---------
Instrument's maturities .................    $ 11,563    $ 1,017    $ 13,200    $   --       $    --       $      --    $ 25,780
Instrument's amortization ...............          --         --          --        --            --              --          --
Interest ................................       2,095      1,562         213        --            --              --       3,870
Average rate ............................        10.5       11.4%        3.2%       --            --              --
Liabilities
Notes payable
Variable interest rate-fair value .......                                                                               $130,017


                                               2002       2003        2004       2005         2006        THEREAFTER      TOTAL
                                             --------    -------   ---------    ------     ---------      ----------    ---------
Instrument's maturities .................    $117,654    $    --   $     --     $   --     $      --       $   1,234    $ 118,888
Instrument's amortization ...............       1,413      1,297      1,305      1,508           124           2,688        8,335
Interest ................................       9,110        749        619        481           379           3,807       15,145
Average rate ............................        13.5%      10.0%      10.0%      10.0%          9.5%            9.0%

Fixed interest rate-fair value ..........                                                                               $ 439,703



                                               2002       2003        2004       2005         2006         THEREAFTER      TOTAL
                                             --------    -------   ---------    -------     ---------      ----------    ---------
Instrument's maturities .................    $143,362    $34,785    $  1,898    $50,475     $ 10,962       $ 144,293     $385,775
Instrument's amortization ...............       5,097      4,784       4,950      5,018        4,628          23,806       48,283
Interest ................................      32,504     21,473      20,105     16,877       13,729          38,027      142,715
Average rate ............................         9.0%       8.1%        8.3%       8.0%         7.8%            7.5%


         At March 31, 2002, ARL's exposure to a change in interest rates on its debt is as follows:




                                                                   WEIGHTED       EFFECT OF 1%
                                                                   AVERAGE        INCREASE IN
                                                  BALANCE       INTEREST RATE      BASE RATES
                                                  -------       -------------     ------------
Notes payable:

Variable rate ...........................       $  130,934        11.224%          $    1,309
                                                ==========                         ==========

Total decrease in ARL's annual net income                                          $    1,309
                                                                                   ==========

Per share ...............................                                          $      .12
                                                                                   ==========

                                MANAGEMENT OF ARL

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information as of April 22, 2002 regarding ARL's executive officers and directors:


Name                             Age   Position
----                             ---   --------
Mark W. Branigan*............    47    Executive Vice President - Residential
Louis J. Corna*..............    54    Executive Vice President - Tax
Earl D. Cecil................    72    Director
Collene C. Currie............    53    Director
Richard W. Humphrey..........    54    Director
Ronald E. Kimbrough*.........    49    Acting Principal Executive Officer,
                                       Executive Vice President and Chief
                                       Financial Officer
Joseph Mizrachi..............    56    Director
David W. Starowicz*..........    46    Executive Vice President - Commercial
                                       Asset Management

         EARL D. CECIL: Director (Independent) (since November 2001) of ARL. Financial and business consultant (since January 1994); Division Vice President (February 1987 to December 1993) of James Mitchell & Company, a financial services marketing organization; and director (since March 2002) of IOT and TCI.

         COLLENE C. CURRIE: Director (Independent) (since August 2000) of ARL. CEO (since January 2002) of Acorn Capital Company; CEO (since January 2001) of c3 Solutions; Associate Director (June 2000 to December 2001) of Cambridge Technology Partners; CFO (since June 1998) of Energy Partners Alliance; Vice President and Senior Relationship Manager (February 1996 to March 2000) of Bank of America Private Bank, (formerly NationsBank Private Client Group of Dallas); Director (April 1998 to August 2000) of NRLP Management Corp. ("NMC"), the former general partner of National Realty, L.P.; Director of Marketing and Communications (October 1993 to January 1999) of the Dallas Opera; and Director of ART (February 1999 to August 2000).

         RICHARD W. HUMPHREY: Director (Affiliated) (since November 2001) of ARL. Real estate broker (since December 1999) of Regis Realty, Inc. and (June 1992 to November 1999) of Carmel Realty, Inc.

         JOSEPH MIZRACHI: Director (Independent) (since August 2000) of ARL Registered Investment Advisor and Principal and President (since 1980) of PAZ Securities, Inc.; Chairman of the board (since 1980) of Midwest Properties Management, Inc.; Director (since June 2001) of Tarrant Apparel Group; and Director of ART (June 2000 to August 2000).

----------

* See "The Advisor - BCM - Directors and Principal Officers of Advisor" for background and business experience information.

         The business address of each director and executive officer is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234. The business telephone number of each person is 469-522-4200. Each director and executive officer is a citizen of the United States.

                          EXECUTIVE COMPENSATION OF ARL

         ARL has no employees, payroll or benefit plans and pays no compensation to its executive officers. The directors and executive officers of ARL who are also officers or employees of BCM are compensated by BCM. Such affiliated directors and executive officers perform a variety of services for BCM and the amount of their compensation is determined solely by BCM. BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor. See "The Advisor" for a more detailed discussion of compensation payable to BCM by ARL.

         The only direct remuneration paid by ARL is to those directors who are not officers or employees of BCM or its affiliated companies. Until December 31, 2000, each independent director was compensated at the rate of $20,000 per year, plus $300 per Audit Committee meeting attended and the Chairman of the Audit Committee received an annual fee of $500. Effective January 1, 2001, the annual fee was increased from $20,000 to $45,000. In addition, each independent director receives an additional fee of $1,000 per day for any special services rendered outside of their ordinary duties as director, plus reimbursement of expenses. During 2001, $302,318 was paid to independent directors in total directors' fees for all services including the annual fee for service during the period January 1, 2001 through December 31, 2001, and 2001 special service fees as follows: Roy E. Bode, $59,873; Earl D. Cecil, $7,003; Collene C. Currie, $79,743; Cliff Harris, $70,333; Joseph Mizrachi, $50,716; and Richard D. Morgan, $34,650.

         In January 1999, stockholders approved the Director's Stock Option Plan (the "Director's Plan") which provides for options to purchase up to 40,000 shares of common stock. Options granted pursuant to the Director's Plan are immediately exercisable and expire on the earlier of the first anniversary of the date on which a director ceases to be a director or ten years from the date of grant. Each independent director was granted an option to purchase 1,000 Common shares at an exercise price of $17.71 per share on January 11, 1999, the date stockholders approved the plan. On January 1, 2000 and 2001, each independent director was granted an option to purchase 1,000 common shares at an exercise price of $18.53 and $13.625 per common share, respectively. Each independent director will be awarded an option to purchase an additional 1,000 shares on January 1 of each year. At December 31, 2001, 2,000 options were exercisable at $17.71 per common share, 3,000 options were exercisable at $18.53 per share and 5,000 options were exercisable at $13.625 per share.

         In January 1998, stockholders approved the 1997 Stock Option Plan (the "Option Plan") which provides for options to purchase up to 300,000 shares of common stock. At December 31, 2001, there were 173,750 options outstanding under the Option Plan. No options were granted under the Option Plan in 2001.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                          OWNERS AND MANAGEMENT OF ARL


         The following table sets forth the ownership of ARL's common stock both beneficially and of record, both individually and in the aggregate, for those persons or entities known by ARL to be the owner of more than 5% of the shares of ARL's common stock as of the close of business on March 31, 2002.




                                                                 Assuming Conversion of all Shares of Series G and Series H
                                                         Redeemable Convertible Preferred Stock, if any, Received in the Mergers
                                                       ----------------------------------------------------------------------------
                                                        Shares of                Shares of                  Shares of
                                                           ARL                      ARL                        ARL
                                                         Common                   Common                      Common
                                                          Stock                    Stock                      Stock
                              Amount and               Beneficially             Beneficially               Beneficially
                              Nature of   Percentage   Owned After              Owned After                Owned After
 Name and Address of          Beneficial      of          the TCI   Percentage    the IOT     Percentage   the TCI and   Percentage
  Beneficial Owner            Ownership    Class(1)       merger     of Class     merger       of Class     IOT merger    of Class
 -------------------          ----------  ----------   ------------ --------    ------------- ----------   ------------  ----------
Basic Capital Management,
Inc.(2) ....................   6,269,344    55.1%       9,186,712     64.3%       6,509,649       56.0%       9,427,017     64.9%
One Realco Corporation(3)...   1,681,859    14.8%       1,681,859     14.8%       1,681,859       14.8%       1,681,859     14.8%
Transcontinental Realty
Investors, Inc.(4) .........     746,972     6.6%         746,972      6.6%         746,972        6.6%         746,972      6.6%
Ryan T. Phillips(2)(5) .....   6,296,946    55.4%       6,301,514     55.4%       6,296,946       55.4%       6,301,514     55.4%

----------


(1) Percentages are based upon 11,375,127 shares outstanding as of March 31, 2002.


(2) Includes 6,269,344 shares owned by BCM over which each of the directors of BCM, Ryan T. Phillips and Mickey Ned Phillips, may be deemed to be beneficial owners by virtue of their positions as directors of BCM. The directors of BCM disclaim beneficial ownership of such shares. Based upon 1,166,947 shares of Series G redeemable convertible preferred stock and 106,802 shares of Series H redeemable convertible preferred stock to be received in the mergers. The business address of BCM is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234.

(3) Includes 1,447,209 shares owned by One Realco Corporation ("One Realco") and 234,650 shares owned by New Starr Corp., which is a company owned by One Realco. Each of the directors of One Realco, Ronald F. Akin and F. Terry Shumate, may be deemed to be the beneficial owners by virtue of their positions as directors of One Realco. Messrs. Akin and Shumate disclaim beneficial ownership of such shares. The business address of One Realco is 555 Republic Drive, Suite 490, Plano, Texas 75074.

(4) Each of the directors of TCI, Henry A. Butler, Earl D. Cecil, Ted P. Stokely and Martin L. White, may be deemed to be the beneficial owners by virtue of their positions as directors of TCI. The directors of TCI disclaim such beneficial ownership. The business address of TCI is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234.

(5) Includes 27,602 shares owned by the Gene E. Phillips' Children's Trust. Ryan
T. Phillips is a beneficiary of such trust. Based upon 1,827 shares of Series G redeemable convertible preferred stock to be received in the TCI merger.

         SECURITY OWNERSHIP OF MANAGEMENT. The following table sets forth the ownership of shares of ARL's common stock, both beneficially and of record, both individually and in the aggregate, for the directors and executive officers of ARL, as of the close of business on March 31, 2002.




                                                                 Assuming Conversion of all Shares of Series G and Series H
                                                         Redeemable Convertible Preferred Stock, if any, Received in the Mergers
                                                       ----------------------------------------------------------------------------
                                                        Shares of                Shares of                  Shares of
                                                           ARL                      ARL                        ARL
                                                         Common                   Common                      Common
                                                          Stock                    Stock                      Stock
                              Amount and               Beneficially             Beneficially               Beneficially
                              Nature of   Percentage   Owned After              Owned After                Owned After
                              Beneficial      of          the TCI   Percentage    the IOT     Percentage   the TCI and   Percentage
 Name of Beneficial Owner     Ownership    Class(1)       merger     of Class     merger       of Class     IOT merger    of Class
 ------------------------     ----------  ----------   ------------ --------    ------------- ----------   ------------  ----------
Mark W. Branigan(3)(4) .....  7,016,316     61.7%        9,933,684    69.5%      7,256,621      62.5%      10,173,989       70.0%
Earl D. Cecil(2) ...........      1,000        *             1,000       *           1,000         *            1,000          *
Louis J. Corna(3)(4) .......  7,016,316     61.7%        9,933,684    69.5%      7,256,621      62.5%      10,173,989       70.0%
Collene C. Currie(2) .......      3,000        *             3,000       *           3,000         *            3,000          *
Richard W. Humphrey(2) .....      1,200        *             1,200       *           1,200         *            1,200          *
Ronald E. Kimbrough(3)(4) ..  7,016,316     61.7%        9,933,684    69.5%      7,256,621      62.5%      10,173,989       70.0%
Joseph Mizrachi(2) .........      2,000        *             2,000       *           2,000         *            2,000          *
David W. Starowicz(2)(3)(4)   7,019,316     61.7%        9,936,684    69.5%      7,259,621      62.5%      10,176,989       70.0%
All Directors and Executive
  Officers as a group (8
  persons)(3)(4) ...........  7,026,516     61.7%        9,943,884    69.6%      7,266,821      62.5%      10,184,189       70.0%

----------

* less than one percent


(1) Percentage is based upon 11,375,127 shares outstanding at March 31, 2002.



(2) Each of Ms. Currie and Messrs. Cecil, Humphrey, Mizrachi and Starowicz have options to purchase shares of ARL common stock which are exercisable within 60 days of March 31, 2002.


(3) Includes 746,972 shares owned by TCI of which the executive officers of ARL may be deemed to be the beneficial owners by virtue of their positions as executive officers of TCI. The executive officers of ARL disclaim beneficial ownership of such shares.

(4) Includes 6,269,344 shares owned by BCM of which the executive officers of ARL may be deemed to beneficially own by virtue of their positions as executive officers of BCM. The executive officers of ARL disclaim beneficial ownership of such shares. Also includes 7,200 shares which may be acquired by the directors of ARL pursuant to the Director Stock Option Plan or the 1997 Stock Option Plan and 3,000 shares which may be acquired by an executive officer of ARL pursuant to the 1997 Stock Option Plan.

                   RECENT SALES OF UNREGISTERED ARL SECURITIES

         Each issuance set forth below was made in reliance upon the exemptions from registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) on the basis that such transactions did not involve a public offering. When appropriate, ARL determined that the purchasers of securities described below were sophisticated investors who had the financial ability to assume the risk of their investment in ARL's securities and acquired such securities for their own account and not with a view to any distribution thereof to the public.

         In 2000, ARL issued 50,000 shares of Series E 6% cumulative preferred stock to a private investor in exchange for a $500,000 note receivable.

         Also in 2000, ARL issued 121,332 shares of ARL Series A cumulative convertible preferred stock to unsecured creditors of EQK Realty Investors I. These shares were issued in ARL's acquisition of a 100% interest in EQK Realty Investors I for $1.1 million in cash and

$1.21 million in Series A convertible preferred stock. At the date of the acquisition, EQK's assets consisted of $2.0 million in cash.

         In 2001, ARL issued 3,968.75 shares of Series F redeemable preferred stock in connection with the purchase of lease hold interests in 37 oil and gas mineral development properties. The Series F shares paid $3,968,750 of the $4.7 million purchase price.

         In 2002, ARL issued 600,000 shares of Series A cumulative convertible preferred stock to ART Hotel Equities, Inc., a subsidiary of ARL. The shares were pledged as security for an ARL guarantee of a loan.

                            PERFORMANCE GRAPH OF ARL

         The following graph compares the cumulative total stockholder return on ARL's shares (ART's shares prior to August 2000) of common stock with the Dow Jones Equity Market Index ("DJ Equity Index") and the Dow Jones Real Estate Investment Index ("DJ Real Estate Index"). The comparison assumes that $100 was invested on December 31, 1996 in shares of common stock and in each of the indices and further assumes the reinvestment of all dividends. Past performance is not necessarily an indicator of future performance.

                                    [GRAPH]


                                       12/31/1996   12/31/1997    12/31/1998    12/31/1999    12/31/2000    12/31/2001
                                       ----------   ----------    ----------    ----------    ----------    ----------
American Realty Investors, Inc.           100           223           259           270           213           157
Dow Jones US Realty Index                 100           118            93            88           112           126
Dow Jones US Total Market Index           100           132           165           202           183           161

                     DESCRIPTION OF THE CAPITAL STOCK OF ARL

         The description of ARL's capital stock set forth below is only a summary and is not intended to be complete. For a complete description of ARL's capital stock, we urge you to read ARL's articles of incorporation and bylaws and as appropriate the certificate of designation of the Series G or Series H redeemable convertible preferred stock, which are filed as an exhibit to the joint proxy statement and prospectus of which this document forms a part.

DESCRIPTION OF COMMON STOCK

         There are currently 100,000,000 shares of ARL common stock authorized and 11,375,127 shares outstanding. Assuming conversion of all of the shares of Series G and Series H redeemable convertible preferred stock issuable in connection with the business combination, there will be 15,153,661 shares of ARL common stock outstanding.

         VOTING RIGHTS. Holders of ARL common stock will be entitled to one vote per share on all matters voted on by stockholders, including the election of directors. The ARL charter does not provide for cumulative voting in the election of directors of ARL.

         DIVIDENDS. After giving effect to any preferential rights of any series of preferred stock outstanding, including the ARL preferred stock to be issued in the TCI merger, the holders of ARL common stock are entitled to participate in dividends, if any, as may be declared from time to time by the ARL board of directors and, upon liquidation, are entitled to receive a pro-rata share of all the assets of ARL that are available for distribution to these holders. All of the ARL common stock will, when issued, be fully paid and nonassessable. Holders of ARL common stock will have no preemptive rights with respect to future issuances of ARL capital stock.

DESCRIPTION OF PREFERRED STOCK

         The board of directors is authorized to issue up to 50,000,000 shares of preferred stock from time to time, in one or more series, without stockholder approval, and to fix the designation, preferences, conversion or other rights, voting powers, restriction, limitations as to dividends, qualifications and terms and conditions of redemption of any series that may be established by the ARL board. As a result, without stockholder approval, the ARL board could authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of the holders of ARL common stock. In addition, shares issued after the business combination may have the effect, under some circumstances, alone or in combination with other provisions of the ARL charter of rendering more difficult or discouraging an acquisition of ARL considered undesirable by the ARL board of directors.

         SERIES A PREFERRED STOCK. There are authorized a total of 15,000,000 shares of Series A cumulative convertible preferred stock with a par value of $2.00 per share and an adjusted liquidation value of $10.00 per share plus payment of accrued and unpaid dividends. The Series A cumulative convertible preferred stock is non-voting except:

         (1)      as provided by law,

         (2) with respect to an amendment to ARL's articles of incorporation or bylaws that would materially alter or change the existing terms of the Series A cumulative convertible preferred stock, and

         (3) at any time or times for the election of two directors when all or any portion of the dividends on the Series A cumulative convertible preferred stock for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid.

         In the latter event, the number of directors constituting the board of directors of ARL shall be increased by two and the holders of Series A cumulative convertible preferred stock, voting separately as a class, shall be entitled to elect two directors to fill the newly created directorships with each holder being entitled to one vote in the election for each share of Series A cumulative convertible preferred stock held. ARL is not obligated to maintain a sinking fund with respect to the Series A cumulative convertible preferred stock.

         The Series A cumulative convertible preferred stock is convertible, at the option of the holder, into shares of ARL common stock at any time and from time to time, in whole or in part, after the earliest to occur of

         (1)      August 15, 2003;


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         (2)      the first business day, if any, occurring after a quarterly dividend payment date, on which an amount equal to or in excess of 5% of the $10.00 liquidation value (i.e., $.50 per share of Series A cumulative convertible preferred stock) is accrued and unpaid, or

         (3) when ARL becomes obligated to mail a statement, signed by an officer of ARL, to the holders of record of each of the shares of Series A cumulative convertible preferred stock because of a proposal by ARL at any time before all of the shares of Series A cumulative convertible preferred stock have been redeemed by or converted into common stock, to merge or consolidate with or into any other corporation (unless ARL is the surviving entity and holders of common stock continue to hold the shares of common stock without modification and without receipt of any additional consideration), or to sell, lease, or convey all or substantially all its property or business, or to liquidate, dissolve or wind up.

         The Series A cumulative convertible preferred stock is convertible into that number of shares of ARL common stock obtained by multiplying the number of shares being converted by $10.00, then adding all accrued and unpaid dividends, then dividing those sums by the conversion price, which is 90% of the simple average of the trading price of the common stock for 20 business days ending on the last calendar day of the week preceding the conversion date. Notwithstanding the foregoing, ARL, at its option, may elect to redeem any shares of Series A cumulative convertible preferred stock sought to be so converted by paying the holder of the Series A cumulative convertible preferred stock cash in an amount equal to the conversion price for each share of Series A cumulative convertible preferred stock redeemed.

         The Series A cumulative convertible preferred stock bears a cumulative compounded dividend per share equal to 10% per annum of the adjusted liquidation value, payable on each quarterly dividend payment date. The dividend accrues from the date of issuance to and including the date on which the redemption price of the shares is paid, whether or not those dividends have been declared and whether or not there are profits, surplus or other funds of ARL legally available for the payment of those dividends. Dividends on the Series A cumulative convertible preferred stock are in preference to and with priority over dividends payable on the common stock. Except as provided in the following sentence, the Series A cumulative convertible preferred stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other preferred stock issued by ARL. ARL will not issue any shares of preferred stock of any series which are superior to the Series A cumulative convertible preferred stock as to dividends or rights upon liquidation, dissolution or winding up of ARL as long as any shares of Series A cumulative convertible preferred stock are issued and outstanding, without the prior written consent of the holders of at least 66 2/3% of the shares of the Series A cumulative convertible preferred stock then outstanding voting separately as a class.

         In addition to ARL's redemption rights described above upon a conversion of Series A cumulative convertible preferred stock, ARL may redeem any or all of the Series A cumulative convertible preferred stock at any time and from time to time, at its option, for cash upon no less than 20 days nor more than 30 days prior notice thereof The redemption price of the Series A cumulative convertible preferred stock shall be an amount per share equal to 103% of the adjusted liquidation value.


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


         There were 2,724,901 shares of Series A cumulative convertible preferred stock outstanding at January 31, 2002. There are reserved 1,998,797 shares of Series A cumulative convertible preferred stock for issuance as future consideration in various business transactions of ARL.

         SERIES B REDEEMABLE CONVERTIBLE PREFERRED STOCK. There are designated 80,000 shares of Series B redeemable convertible preferred stock with a par value of $2.00 per share and a preference on liquidation of $100 per share plus payment of all accrued and unpaid dividends. The Series B redeemable convertible preferred stock is non-voting except as required by law. ARL is not required to maintain a sinking fund for the stock.

         Each share of Series B redeemable convertible preferred stock is convertible into that number of shares of ARL common stock obtained by multiplying the number of shares being converted by $100, then adding all accrued and unpaid dividends on the shares, then dividing the sum by (in most instances) 80% of the average trading price of the ARL common stock for the 20 business days ending on the last business day of the calendar week immediately preceding the date of conversion.

         The Series B redeemable convertible preferred stock bears a cumulative dividend per share equal to $11.00 per annum ($2.75 per quarter). Dividends on the Series B redeemable convertible preferred stock are in preference to and with priority over dividends upon the ARL common shares. The Series B redeemable convertible preferred stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of preferred stock.

         ARL may redeem any or all of the shares of Series B redeemable convertible preferred stock from time to time upon payment of $100.00 per share plus all accrued and unpaid dividends. There is no restriction on the repurchase or redemption of the Series B redeemable convertible preferred stock by ARL while there is any arrearage in payment of dividends except that at the time of the repurchase or redemption ARL must pay all accrued and unpaid dividends on the shares being redeemed.

         There were no shares of Series B redeemable convertible preferred stock outstanding at January 31, 2002.

         SERIES C REDEEMABLE CONVERTIBLE PREFERRED STOCK. There are designated 231,750 shares of Series C redeemable convertible preferred stock with a par value of $2.00 per share and a preference on liquidation of $100.00 per share plus all accrued and unpaid dividends. The Series C redeemable convertible preferred stock is non-voting except as required by the law. ARL is not required to maintain a sinking fund for the stock.

         Each share of Series C redeemable convertible preferred stock is convertible at the option of the holders thereof in the following amounts at any time on or after the respective dates:

         (1)      25,000 shares on or after December 31, 2000;

         (2)      25,000 shares on or after September 30, 2002;


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         (3)      25,000 shares on or after September 30, 2003;

         (4)      25,000 shares on or after December 31, 2005; and

         (5) all remaining outstanding shares on or after December 31, 2006.

         These shares are convertible into that number of shares of ARL common stock obtained by multiplying the number of shares of Series C redeemable convertible preferred stock being converted by $100 and then dividing the sum by (in most instances) 90% of the average of the daily closing price of the ARL common shares for the 20 trading days ending on the last trading day of the calendar week immediately preceding the conversion on the market where the ARL common stock is then regularly traded. The right of conversion terminates upon receipt of the notice of redemption from ARL and on the earlier of (1) the commencement of any liquidation, dissolution or winding up of ARL or (2) the adoption of any resolution authorizing the commencement thereof. ARL may elect to redeem the shares of Series C redeemable convertible preferred stock sought to be converted instead of issuing shares of ARL common stock.

         The Series C redeemable convertible preferred stock bears a cumulative quarterly dividend per share in an amount equal to:

         (1) 8% per annum during the period from July 1, 1999 to September 30, 2000;

         (2) 9% per annum during the period from July 1, 2000 to September 30, 2001; and

         (3)      10% per annum from July 1, 2001 and thereafter.

         In each case, the dividend per share is calculated on the basis of the adjusted liquidation value of the Series C redeemable convertible preferred stock, payable in arrears in cash on each quarterly dividend payment date. The dividend accrues from the date of issuance to and including the date on which the redemption price of the shares is paid. Dividends on the Series C redeemable convertible preferred stock are in preference to and with priority over dividends upon the ARL common shares. The Series C redeemable convertible preferred stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of ARL preferred stock.

         ARL may redeem all or a portion of the shares of the Series C redeemable convertible preferred stock issued and outstanding at any time and from time to time, at its option, for cash upon no less than 20 days nor more than 30 days prior notice thereof. The redemption price of the shares of the Series C redeemable convertible preferred stock shall be an amount per share equal to the sum of (1):

                  (1) 104% of liquidation value during the period from January 1, 2000 through December 31, 2000;

                  (2) 103% of liquidation value during the period from January 1, 2001 through December 31, 2001;

                  (3) 102% of liquidation value during the period from January 1, 2002 through December 31, 2002;


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                  (4)      101% of liquidation value during the period from
                           January 1, 2003 through December 31, 2003; and

                  (5) 100% of liquidation value from January 1, 2004 and thereafter,

and (2) all accrued and unpaid dividends on the shares through the redemption date. The right of ARL to redeem shares of Series C redeemable convertible preferred stock remains effective notwithstanding prior receipt by ARL of notice by any holder of Series C redeemable convertible preferred stock of the holder's intent to convert shares of Series C redeemable convertible preferred stock into shares of ARL common stock. There were no shares of Series C redeemable convertible preferred stock issued or outstanding at January 31, 2002.

         SERIES D PREFERRED STOCK. There are 91,000 shares of Series D 9.50% cumulative preferred stock designated with a par value of $2.00 per share and a preference on liquidation of $20.00 per share plus payment of accrued and unpaid dividends. The Series D preferred stock is non-voting except as required by law and is not convertible. ARL is not required to maintain a sinking fund for the stock.

         Each share of Series D preferred stock has a cumulative dividend per share of 9.50% per annum of the $20.00 liquidation preference, payable quarterly in equal installments of $0.475. Dividends on the Series D preferred stock are in preference to and with priority over dividends upon the shares of ARL common stock. The Series D preferred stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of ARL preferred stock.

         ARL may from time to time after June 1, 2001 redeem any or all of the Series D preferred stock upon payment of the liquidation value of $20.00 per share plus all accrued and unpaid dividends. There is no restriction on the repurchase or redemption of the Series D preferred stock by ARL while there is any arrearage in payment of dividends except that at the time of the repurchase or redemption ARL must pay all accrued and unpaid dividends on the shares being redeemed. As of January 31, 2002, there were no shares of Series D preferred stock issued or outstanding.

         SERIES E PREFERRED STOCK. There are 500,000 shares of Series E cumulative preferred stock designated with a par value of $2.00 per share and a preference on liquidation of $10.00 per share plus payment of accrued and unpaid dividends. The Series E preferred stock is non-voting except as required by law and is not convertible. ARL is not required to maintain a sinking fund for the stock.

         Each share of Series E preferred stock has a cumulative dividend per share of 6.0% per annum of the $10.00 liquidation preference, payable quarterly. Dividends on the Series E preferred stock are in preference to and with priority over dividends upon the ARL common stock. The Series E preferred stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of preferred stock.

         ARL may at any time and from time to time redeem any or all of the Series E preferred stock upon payment of the liquidation value of $10.00 per share plus all accrued and unpaid dividends. There is no restriction on the repurchase or redemption of the Series E preferred


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stock by ARL while there is any arrearage in payment of dividends except that at the time of the repurchase or redemption ARL must pay all accrued and unpaid dividends on the shares being redeemed. As of January 31, 2002, there were 50,000 shares of Series E preferred stock issued and outstanding.

         SERIES F REDEEMABLE PREFERRED STOCK. There are 4,961 shares of Series F redeemable preferred stock designated with a par value of $2.00 per share and a preference on liquidation of $1,000.00 per share. The Series F redeemable preferred stock is non-voting except as required by law. ARL is not required to maintain a sinking fund for the stock.

         The holders of Series F redeemable preferred stock are not entitled to receive any dividends or distributions. The Series F redeemable preferred stock ranks on a parity upon a liquidation, dissolution or winding up with all other shares of preferred stock.

         ARL may redeem at anytime, any or all of the Series F redeemable preferred stock upon payment of the liquidation value of $1,000.00 per share by giving the holder thereof not less than 20 days nor more than 30 days notice thereof prior to the date on which ARL desires such shares redeemed. There is no restriction on the repurchase or redemption of the Series F redeemable preferred stock by ARL while there is any arrearage in payment of dividends, if any.

         From and after January 1, 2002, within 10 calendar days of the filing of ARL's report on Form 10-Q or Form 10-K, ARL shall call for redemption that number of shares of the Series F redeemable preferred stock having an aggregate liquidation value equal to 20% of the net cash flow generated by the assets acquired from MJR Oil & Gas 2001, LLC during the preceding fiscal quarter after the payment of any current payment due under the two promissory notes which ARL issued to MJR Oil & Gas 2001, LLC in connection with the acquisition of such assets. Such shares of Series F redeemable preferred stock shall be redeemed at the liquidation value of $1,000.00 per share.

         In the event that ARL engages in a transfer of more than 10% the assets acquired from MJR Oil & Gas 2001, LLC, whether by sale, merger, consolidation or other similar transaction, ARL shall prior to such transaction call for redemption each outstanding shares of Series F redeemable preferred stock at a price per share equal to the liquidation price of $1,000.00.

         As of January 31, 2002 there were 3,968.75 shares of Series F redeemable preferred stock issued and outstanding.

         10% SERIES G CUMULATIVE CONVERTIBLE PREFERRED STOCK. There are 4,050,000 shares of the Series G redeemable convertible preferred stock designated with a par value of $2.00 per share and a preference on liquidation of $20.00 per share plus payment of accrued and unpaid dividends. There are currently no shares of Series G redeemable convertible preferred stock outstanding. The Series G redeemable convertible preferred stock is non-voting except:

         (1)      as provided by law,

         (2) with respect to an amendment to ARL's articles of incorporation or bylaws that would materially alter or change the existing terms of the Series G redeemable convertible preferred stock, and


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         (3)      at any time or times for the election of two directors when all or any portion of the dividends on the Series G redeemable convertible preferred stock for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid.

         In the latter event, the number of directors constituting the board of directors of ARL shall be increased by two and the holders of Series G redeemable convertible preferred stock, voting separately as a class, shall be entitled to elect two directors to fill the newly created directorships with each holder being entitled to one vote in the election for each share of Series G redeemable convertible preferred stock held. ARL is not required to maintain a sinking fund for the stock.

         Each share of Series G redeemable convertible preferred stock has a cumulative dividend per share of 10.00% per annum of the $20.00 liquidation preference, payable quarterly in equal installments of $0.5. Dividends on the Series G redeemable convertible preferred stock are in preference to and with priority over dividends upon the ARL common stock. The Series G redeemable convertible preferred stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of preferred stock.

         During a 75 day period commencing on the 15th day after ARL publicly files its first Form 10-Q with the SEC following the consummation of the TCI merger, the Series G redeemable convertible preferred stock may be converted at the option of the holder of Series G redeemable convertible preferred stock into
2.5 shares of ARL common stock for each share of Series G redeemable convertible preferred stock.

         ARL may provide notice of its intention to redeem the Series G redeemable convertible preferred stock no earlier than 45 days after ARL publicly files its first Form 10-Q with the SEC following the consummation of the TCI merger. After that time, ARL may redeem any or all of the Series G redeemable convertible preferred stock upon payment of the liquidation value of $20.00 per share plus all accrued and unpaid dividends by giving the holder thereof not less than 45 days nor more than 60 days notice thereof prior to the date on which ARL desires such shares redeemed.

         ARL will make an application with the NYSE to list the Series G redeemable convertible preferred stock provided that there are an adequate number of Series G redeemable convertible preferred stock stockholders and shares of Series G redeemable convertible preferred stock outstanding to list the Series G redeemable convertible preferred stock on the NYSE.


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         10% SERIES H REDEEMABLE CONVERTIBLE PREFERRED STOCK. There are
1,030,000 shares of the Series H redeemable convertible preferred stock designated with a par value of $2.00 per share and a preference on liquidation of $21.50 per share plus payment of accrued and unpaid dividends. There are currently no shares of Series H redeemable convertible preferred stock outstanding. The Series H redeemable convertible preferred stock is non-voting except:

         (1)      as provided by law,

         (2) with respect to an amendment to ARL's articles of incorporation or bylaws that would materially alter or change the existing terms of the Series H redeemable convertible preferred stock, and

         (3) at any time or times for the election of two directors when all or any portion of the dividends on the Series H redeemable convertible preferred stock for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid.

         In the latter event, the number of directors constituting the board of directors of ARL shall be increased by two and the holders of Series H redeemable convertible preferred stock, voting separately as a class, shall be entitled to elect two directors to fill the newly created directorships with each holder being entitled to one vote in the election for each share of Series H redeemable convertible preferred stock held. ARL is not required to maintain a sinking fund for the stock.

         Each share of Series H redeemable convertible preferred stock has a cumulative dividend per share of 10.00% per annum of the $21.50 liquidation preference, payable quarterly in equal installments of $0.5375. Dividends on the Series H redeemable convertible preferred stock are in preference to and with priority over dividends upon the ARL common stock. The Series H redeemable convertible preferred stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of preferred stock.

         During a 75 day period commencing on the 15th day after ARL publicly files its first Form 10-Q with the SEC following the consummation of the IOT merger, the Series H redeemable convertible preferred stock may be converted at the option of the holder of Series H redeemable convertible preferred stock into
2.25 shares of ARL common stock for each share of Series H redeemable convertible preferred stock.

         ARL may provide notice of its intention to redeem the Series H redeemable convertible preferred stock no earlier than 45 days after ARL publicly files its first Form 10-Q with the SEC following the consummation of the IOT merger. After that time, ARL may redeem any or all of the Series H redeemable convertible preferred stock upon payment of the liquidation value of $21.50 per share plus all accrued and unpaid dividends by giving the holder thereof not less than 45 days nor more than 60 days notice thereof prior to the date on which ARL desires such shares redeemed.

         ARL will make an application with the NYSE to list the Series H redeemable convertible preferred stock provided that there are an adequate number of Series H redeemable convertible preferred stock stockholders and shares of Series H redeemable convertible preferred stock outstanding to list the Series H redeemable convertible preferred stock on the NYSE. ARL will


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also make an application with the NYSE to list the shares of ARL common stock issuable upon conversion of the Series H redeemable convertible preferred stock.

         The description of the foregoing provisions of each series of the preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of ARL's articles of incorporation relating to the series of preferred stock.




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                            CHARTER AND BYLAWS OF ARL

         The following is a summary of the terms of ARL's articles of incorporation and bylaws. The summary contains all material terms, but does not set forth all the provisions of the articles of incorporation or bylaws.

AUTHORIZED STOCK

         ARL's charter authorizes it to issue 150,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $2.00 per share. Shares of preferred stock may be issued from time to time, in one or more series, each having specific voting powers, designations, preferences and restrictions as approved by the ARL board.

DIRECTORS

         The bylaws provide that the number of directors serving on ARL's board will be not less than three nor more than twelve. The exact number of directors will be fixed by the board from time to time. The bylaws provide that, unless otherwise provided by law or the charter, a quorum consists of a majority of the entire board. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board. Cumulative voting is not authorized in the election of directors to the board. Vacancies and any newly-created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, even if less than a quorum.

STOCKHOLDER MEETINGS AND SPECIAL VOTING REQUIREMENTS

         The annual meetings of stockholders are held on a date established by the board. Special meetings of stockholders may be called by the chairman of the board, by the president, by a resolution adopted by a majority of the board of directors or by the holders of 25% or more of the ARL common stock. In general, the presence of a majority of stockholders in person or by proxy voting constitutes a quorum at any stockholders' meeting. Amendments to the charter or the bylaws must be approved by stockholders holding a majority of the shares outstanding and entitled to be cast thereon.

         Directors may be removed with or without cause and by the affirmative vote of the holders of not less than two-thirds of the outstanding stock of ARL voting for the election of the director.

AMENDMENT OF THE CHARTER AND BYLAWS

         The charter provides that approval of 51% of the stockholders voting is required to amend the articles. A bylaw may be amended or repealed, or a new bylaw adopted, by the affirmative vote of 51% of the stock voting or by a majority of the board.

TRANSACTIONS WITH INTERESTED OFFICERS OR DIRECTORS

         The charter provides that ARL shall not, directly or indirectly, contract or engage in any transaction with any advisor of ARL, any director, officer or employee of ARL or any advisor or any affiliate or associate of any director, officer or employee of ARL or any advisor, unless:

         o the material facts as to the relationship or interest are disclosed or are known to the board and the board authorizes the contract or transaction in good faith; the contract or transaction is deemed fair by the board; and

         o the board simultaneously authorizes or ratifies the transaction by the affirmative vote of a majority of independent directors voting on the matter.

ANTI-TAKEOVER EFFECT OF AUTHORIZED BUT UNDESIGNATED PREFERRED STOCK

         The board is authorized to provide for the issuance of shares of preferred stock, in one or more series, and fix the terms and conditions of each series. Management believes that the availability of preferred stock will provide ARL with increased flexibility in structuring financings and acquisitions and in meeting other corporate needs. Authorized but unissued shares of preferred stock and common stock will be available for issuance without further action by stockholders, unless required by applicable law or the rules of any stock exchange or automated quotation system.

         Although the board has no present intention of doing so, it will be able to issue a series of preferred stock that could either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For instance, these new shares might impede a business combination by including class voting rights which would enable the holder to block the transaction. The board will make any determination to issue these shares based on its judgment as to the best interests of ARL and its stockholders. The board will be able to issue preferred stock having terms which would discourage an acquisition attempt or other transaction that a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock.

LIABILITY FOR MONETARY DAMAGES

         No director will be personally liable to ARL or its stockholders for monetary damages arising out of a breach of fiduciary duty as a director. A director's liability, however, is not limited (1) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (2) for the payment of dividends in violation of Nevada law. If Nevada law is amended to permit additional limitation or elimination of a director's personal liability, the liability of a director will be eliminated or limited to the fullest extent permitted by the amended Nevada law. Any repeal or modification of the existing Nevada law provisions will not increase the personal liability of any director for any act or occurrence taking place prior to the repeal or modification, or otherwise adversely affect any right or protection of a director existing at the time of the repeal or modification.


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INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

         Present and former directors and officers of ARL and persons serving as directors, officers, employees or agents of another corporation or entity at the request of ARL are indemnified to the fullest extent permitted by Nevada law. The ARL charter and the bylaws specifically indemnify these persons for expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them (1) in connection with a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of ARL or is or was serving as a director, officer, employee or agent of another corporation or entity at the request of ARL, or (2) in connection with the defense or settlement of a threatened, pending or completed action or suit by or in the right of ARL, provided that the party is adjudged to be liable to ARL. To be indemnified a person must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of ARL and, with respect to any criminal action or proceeding, must have had no reasonable cause to believe his conduct was unlawful.

         Indemnification is only available if the applicable standard of conduct has been met by the indemnified party. Indemnification is mandatory where a director or officer is successful in the defense of an action, suit or proceeding or any claim or matter asserted against the person. A determination of the availability of indemnification may be made by the majority vote of a quorum of directors not a party to the suit, action or proceeding, by a written opinion of independent legal counsel or by the stockholders.

         In the event that a determination is made that a director or officer is not entitled to indemnification, the director or officer may seek a judicial determination of his right to indemnification. If successful, a director or officer is entitled to indemnification for all expenses, including attorney's fees, incurred in any proceeding seeking to collect an indemnity claim under the indemnification provisions. Other than proceedings to enforce rights to indemnification, ARL is not obligated to indemnify any person in connection with a proceeding initiated by that person.

         ARL will pay expenses incurred by a director or officer of ARL, or a former director or officer, in advance of the final disposition of an action, suit or proceeding, if he undertakes to repay amounts advanced in the event it is ultimately determined that indemnification is not available.

         The indemnification provisions and provisions for advancing expenses in the ARL charter and bylaws are not exclusive of any other similar rights pursuant to any agreement, vote of the stockholders or disinterested directors or pursuant to judicial direction.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         Section 78.7502 of the Nevada Law permits a corporation to indemnify any of its directors, officers, employees and agents against costs and expenses arising from claims, suits and proceedings if such persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, no indemnification may be made in respect of any claim, issue or matter, as to which such person is adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                         ANTI-TAKEOVER PROVISIONS OF THE
                         ORGANIZATIONAL DOCUMENTS OF ARL

         The ARL articles of incorporation and bylaws contain a number of provisions that may inhibit or impede the acquisition or attempted acquisition of control of ARL by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of ARL to negotiate first with the ARL board. These provisions may increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and increase the likelihood of negotiations. This might outweigh the potential disadvantages of discouraging these proposals because, among other things, negotiation of the proposals might result in an improvement of their terms. The discussion below highlights some of these anti-takeover provisions in the ARL charter documents. Because it is a summary, it may not contain all of the information that might be important to you. We urge you to read the ARL articles of incorporation and bylaws, as well as the Nevada General Corporation Law for a complete description of these anti-takeover provisions.

NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES

         After giving preference to any rights of holders of preferred shares of ARL to elect additional directors under specified circumstances, the ARL articles of incorporation and bylaws provide that the number of directors must not be less than three nor more than 12. In addition, the ARL bylaws provide that, after giving preference to rights of holders of preferred stock, any vacancies will be filled by majority of the remaining directors, even though less than a quorum, or by a sole director, and any vacancies created by an increase in the total number of directors may be filled only by the ARL board. Accordingly, the ARL board could temporarily prevent any stockholder from enlarging the ARL board and then filling the new positions with the stockholder's own nominees.

         The ARL articles of incorporation and bylaws also provide that, after giving preference to any rights of holders of preferred shares, directors may be removed only for cause, and only upon the affirmative vote of holders of eighty percent 80% of the then outstanding shares voting in the election of directors.

ADVANCE NOTICE PROVISIONS FOR DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS

         The ARL bylaws provide for an advance notice procedure for stockholders to make nominations of candidates for director or to bring other business before the annual meeting of stockholders. According to this procedure (1) only persons who are nominated by, or at the direction of, the ARL board, or by a stockholder who has given timely written notice containing specified information to the secretary of ARL prior to the meeting at which directors are to be elected, will be eligible to nominate candidates for directors of ARL, and (2) at an annual meeting, only that business may be conducted as has been brought before the meeting by, or at the direction of, the ARL board or by a stockholder who has given timely written notice to the secretary of ARL of his intention to bring the business before the meeting. In general, for notice of stockholder nominations or proposed business to be conducted at an annual meeting to be timely, the notice must be received by ARL not less than 60 days nor more than 90 days prior to the scheduled date of the meeting.

         The purpose of requiring stockholders to give advance notice of nominations and other business is to afford the ARL board a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business. To the extent necessary or considered desirable by the ARL board, the advance notice provision will allow the ARL board to inform stockholders and make recommendations about the nominees or business, as well as to ensure an orderly procedure for conducting meetings of stockholders. Although the ARL bylaws do not give the ARL board power to block stockholder nominations for the election of directors or proposals for action, the advance notice procedure may have the effect of discouraging a stockholder from proposing nominees or business, precluding a contest for the election of directors or the consideration of stockholder proposals if procedural requirements are not met. This might also deter third parties from soliciting proxies for a non-management proposal or slate of directors, without regard to the merits of the proposal or slate.

         Any action required or permitted to be taken by the ARL stockholders must be taken at a properly called annual or special meeting of the ARL stockholders and may not be taken by written consent. Special meetings of the ARL stockholders may be called at any time, but only by the chairman of the board, the president, or by a majority of the directors then in office.

BUSINESS COMBINATIONS UNDER NEVADA LAW

         ARL's articles expressly elect not to be governed by the Nevada "Corporate Combinations Law" contained in Sections 78.411 to 78.444, inclusive, of the NRS and the Nevada "Control Shares Statute" contained in the NRS Sections
78.378 to 78.3792.

                 ARL POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

         The following is a discussion of the current policies of ARL with respect to investments, financing, affiliate transactions and other activities. These policies may be amended or waived from time to time at the discretion of the ARL board without a vote of the ARL stockholders. No assurance can be given that these investment objectives will be attained or that the value of ARL will not decrease.

         ARL intends to purchase or lease properties for long-term investment, develop or redevelop its properties or sell these properties, in whole or in part, when circumstances warrant. ARL may participate with other entities in property ownership, through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness that have priority over ARL's equity interest.

         ARL may repurchase or otherwise reacquire shares of ARL common stock, or other ARL securities and may also invest in securities of other entities including those engaged in real estate. ARL may invest in the securities of other issuers in connection with acquisitions of indirect interests in real estate, consisting generally of general or limited partnership interests in special purpose partnerships owning one or more properties. ARL may acquire all or substantially all of the securities or assets of real estate investment trusts, management companies or similar entities where these investments would be consistent with its investment policies. ARL may also invest in securities of other issuers from time to time for the purpose of exercising control. It is not intended that ARL's investments in securities will require it to register as an "investment company" under the Investment Company Act of 1940, as amended, and it is intended that ARL would divest securities before any registration would be required.

         The ARL board may devote available assets to particular investments or types of investments, without restriction. ARL's investment objectives and policies may be changed at any time by the ARL board without the approval of ARL's stockholders.

         Additional capital may be raised through additional equity offerings, debt financing or retention of cash flow, or a combination of these methods. If the ARL board determines to raise additional equity capital, it may, without stockholder approval, issue additional shares of common stock or preferred stock up to the amount of its authorized capital in any mariner and on whatever terms and for whatever consideration as it deems appropriate, including in exchange for property. These securities may be senior to the outstanding ARL common stock and may include additional series of preferred stock which may be convertible into ARL common stock. Existing stockholders of ARL will have no preemptive right to purchase ARL shares in any subsequent securities offering by ARL, and any offering of this type could cause a dilution of a stockholder's investment in ARL.

         To the extent that the ARL board determines to obtain additional debt financing, ARL intends to do so generally by mortgaging its existing properties. These mortgages may be recourse, non-recourse or cross-collateralized. Although ARL does not have a policy limiting the number or amount of mortgages that may be placed on any particular property, mortgage financing instruments typically limit additional indebtedness on these properties. ARL may also borrow funds through bank borrowings, publicly and privately placed debt instruments or purchase money obligations, any of which indebtedness may be secured by ARL's assets or the assets of any entity in which ARL holds an interest.

         ARL may seek to obtain unsecured or secured lines of credit or may determine to issue debt securities, which may be convertible into common stock or preferred stock or be accompanied by warrants to purchase stock, or to sell or securitize its receivables. The proceeds from any borrowings may be used for the following purposes:

         o        to finance acquisitions

         o        to develop or redevelop properties

         o to refinance existing indebtedness for working capital or capital improvements

         o        the payment of distributions

         o        to refinance existing indebtedness

         ARL may make loans to joint ventures or other entities in which it participates. ARL does not intend to engage in (1) trading, underwriting or agency distribution or sale of securities of other issuers or (2) the active trade of loans and investments.

         The specific composition of ARL's real estate and mortgage notes receivable portfolios following the merger will depend largely on the judgment of ARL's management as to changing investment opportunities and the level of risk associated with specific investments. ARL's management intends to maintain real estate and mortgage notes receivable portfolios diversified by location and type of property.

                              INFORMATION ABOUT TCI

                                 BUSINESS OF TCI

         TCI, a Nevada corporation, is the successor by merger on March 24, 1992 of a corporation by the same name, which was the successor to a California business trust named Transcontinental Realty Investors Trust which was formerly named Johnstown/Consolidated Realty Trust that was organized on September 6, 1983 and commenced operations on January 31, 1984. On November 30, 1999, TCI acquired all of the outstanding shares of beneficial interest of Continental Mortgage and Equity Trust ("CMET"), a real estate company, in a tax-free exchange of shares, issuing 1.181 shares of its common stock for each outstanding CMET share.

         TCI files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by TCI at the SEC's public reference room in Washington, D.C. The public reference room at the SEC's office in Washington, D.C. is located at 450 Fifth Street, N.W. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The company's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http:\\www.sec.gov." In addition, because the common stock of TCI is listed on the NYSE, reports and other information concerning TCI (symbol: "TCI") can also be inspected at the office of the NYSE, Inc., 20 Broad Street, New York, New York 10005.

         Prior to January 1, 2000, TCI elected to be treated as a Real Estate Investment Trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). Section 856(a)(6) of the Code provides that a corporation or other entity wishing to qualify for treatment as a REIT must not be "closely held," as that term is defined in the REIT provisions. A corporation or other entity will be considered closely held for this purpose if it meets the stock ownership test for a personal holding company under Section 542(a)(2) of the Code. This test is met if more than 50% in value of the outstanding shares or certificates of beneficial interest is held directly or indirectly by or for five or fewer individuals at any time during the last half of the tax year. For purposes of determining whether or not a REIT is closely held, an individual also will be attributed ownership of stock that is owned by a family member pursuant to Section 544(a)(2) of the Code. In addition, an individual is deemed to own the proportionate share of the equity interests owned by a corporation, partnership, estate, or trust in which the individual has an interest pursuant to Section 544(a)(1) of the Code. During the third quarter of 2000, it was determined that the top five individual holders, for purposes of the 50% test, held an aggregate ownership interest of 51.5232%. Accordingly, TCI deviated from the REIT requirement by 1.5232% the equivalent of 131,457 shares. Under the Code, TCI cannot re-qualify for REIT tax status for at least five years.

         TCI's real estate at December 31, 2001, consisted of 136 properties held for investment, three partnership properties and three properties held for sale that were primarily obtained through foreclosure. In 2001, TCI purchased 17 properties held for investment. TCI's mortgage notes receivable portfolio at December 31, 2001, consisted of ten mortgage loans. In addition, TCI has an interest in a partnership that holds a wraparound mortgage note receivable. TCI's real estate and mortgage notes receivable portfolios are more fully discussed in "Properties of TCI."

         On October 23, 2001, TCI, IOT and ARL jointly announced a preliminary agreement with the plaintiff's legal counsel of the derivative action entitled Olive et al. V. National Income Realty Trust, et al. for complete settlement of all disputes in the lawsuit. In February 2002, the court granted final approval of the proposed settlement. Under the proposal, ARL would acquire all of the outstanding shares of IOT and TCI not currently owned by ARL for a cash payment or shares of ARL Preferred Stock. ARL will pay $17.50 cash per TCI share and $19.00 cash per IOT share for the stock held by nonaffiliated stockholders. ARL would issue one share of Series G redeemable convertible preferred stock with a liquidation value of $20.00 per share for each share of TCI common stock for stockholders who elect to receive ARL preferred stock in lieu of cash. ARL would issue one share of Series H redeemable convertible preferred stock with a liquidation value of $21.50 per share for each share of IOT common stock for stockholders who elect to receive ARL preferred stock in lieu of cash. Each share of Series G redeemable convertible preferred stock will be convertible into 2.5 shares of ARL common stock during a 75-day period that commences fifteen days after the date of the first ARL Form 10-Q filing that occurs after the closing of the merger transaction. Upon the acquisition of IOT and TCI shares, TCI and IOT would become wholly-owned subsidiaries of ARL. The transaction is subject to the negotiation of a definitive merger agreement and a vote of the stockholders of all three entities. TCI has the same board as IOT and the same advisor as IOT and ARL.

BUSINESS PLAN AND INVESTMENT POLICY

         TCI's business is investing in real estate through direct equity ownership and partnerships and financing real estate and real estate related activities through investments in mortgage loans, including first, wraparound and junior mortgage loans. TCI's real estate is located throughout the continental United States and one property is located in Poland. Information regarding TCI's real estate and mortgage notes receivable portfolios is set forth in "-- Properties of TCI", and in Schedules III and IV to the TCI consolidated financial statements included elsewhere in this joint proxy statement and prospectus.

         TCI's business is not seasonal. Management has determined to continue to pursue a balanced investment policy, seeking both current income and capital appreciation. With respect to new real estate investments, management's plan of operation is to consider all types of real estate with an emphasis on properties generating current cash flow. Management expects to invest in and improve these properties to maximize both their immediate and long-term value. Management will also consider the development of apartment properties in selected markets primarily in Texas.

         Management also expects to consider property sales opportunities for properties in stabilized real estate markets where TCI's properties have reached their potential. Management also expects to be an opportunistic seller of properties in markets that have become overheated, i.e. an abundance of buyers.

         Management's operating strategy with regard to TCI's properties is to maximize each property's operating income by aggressive property management through closely monitoring expenses while at the same time making property renovations and/or improvements where appropriate. While such expenditures increase the amount of revenue required to cover operating expenses, management believes that such expenditures are necessary to maintain or enhance the value of the properties.

         Management does not expect that TCI will seek to fund or acquire new mortgage loans in 2002. However, TCI may originate mortgage loans in conjunction with providing purchase money financing of a property sale. Management intends to service and hold for investment the mortgage notes in TCI's portfolio. However, TCI may borrow against its mortgage notes, using the proceeds from such borrowings for property acquisitions or for general working capital needs. Management also intends to pursue TCI's rights vigorously with respect to mortgage notes that are in default. TCI's Articles of Incorporation impose no limitations on its investment policy with respect to mortgage loans and does not prohibit it from investing more than a specified percentage of its assets in any one mortgage loan.

MANAGEMENT OF THE COMPANY

         Although the board of directors is directly responsible for managing the affairs of TCI and for setting the policies which guide it, its day-to-day operations are performed by BCM, a contractual advisor under the supervision of the Board. The duties of BCM include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities, as well as financing and refinancing sources. BCM also serves as a consultant in connection with TCI's business plan and investment decisions made by the Board.

         BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips. Mr. Phillips serves as a representative of his children's trust, which owns BCM and in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services to TCI. BCM is more fully described in "The Advisor -- BCM."


         BCM has been providing advisory services to TCI since March 28, 1989. BCM also serves as advisor to IOT and ARL. The directors of TCI are also directors of IOT. The officers of TCI also serve as officers of ARL, IOT, and BCM. As of March 31, 2002, TCI owned approximately 24.0% of IOT's outstanding shares of common stock and ARL owned approximately 50.0% and BCM owned approximately 14.5% of the outstanding shares of TCI's common stock.


         Since February 1, 1990, affiliates of BCM have provided property management services to TCI. Currently, Triad Realty Services, Ltd. ("Triad") provides such property management services. Triad subcontracts with other entities for the provision of property-level management services to TCI. The general partner of Triad is BCM. The limited partner of Triad is GS Realty Services, Inc. ("GS Realty"), a related party. Triad subcontracts the property-level management and leasing of 51 of TCI's commercial properties and the two commercial properties owned by real estate partnerships in which TCI and IOT are partners to Regis Realty, Inc. ("Regis"), a related party, which is a company owned by GS Realty. Regis is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Triad. Regis also is entitled to receive real estate brokerage commissions in accordance with the terms of a non-exclusive brokerage agreement. Regis Hotel Corporation, a related party, manages TCI's five hotels. See "The Advisor."

         TCI has no employees. Employees of BCM render services to TCI.

COMPETITION

         The real estate business is highly competitive and TCI competes with numerous entities engaged in real estate activities (including certain entities described in "Certain Relationships and Related Transactions of ARL, TCI and IOT--Related Party Transactions"), some of which have greater financial resources than those of TCI. Management believes that success against such competition is dependent upon the geographic location of the property, the performance of property-level managers in areas such as marketing, collections and control of operating expenses, the amount of new construction in the area and the maintenance and appearance of the property. Additional competitive factors with respect to commercial properties are the ease of access to the property, the adequacy of related facilities, such as parking, and sensitivity to market conditions in setting rent levels. With respect to apartments, competition is also based upon the design and mix of units and the ability to provide a community atmosphere for the tenants. Management believes that beyond general economic circumstances and trends, the rate at which properties are renovated or the rate new properties are developed in the vicinity of each of TCI's properties also are competitive factors.

         To the extent that TCI seeks to sell any of its properties, the sales prices for such properties may be affected by competition from other real estate entities and financial institutions also attempting to sell their properties located in areas in which TCI's properties are located, as well as by aggressive buyers attempting to penetrate or dominate a particular market.

         As described above and in "Certain Relationships and Related Transactions of ARL, TCI and IOT -- Related Party Transactions," the officers and directors of TCI also serve as officers or directors of certain other entities, also advised by BCM, and which have business objectives similar to those of TCI. TCI's directors, officers and advisor owe fiduciary duties to such other entities as well as to TCI under applicable law. In determining to which entity a particular investment opportunity will be allocated, the officers, directors and advisor consider the respective investment objectives of each such entity and the appropriateness of a particular investment in light of each such entity's existing real estate portfolio. To the extent that any particular investment opportunity is appropriate to more than one of the entities, the investment opportunity will be allocated to the entity which has had funds available for investment for the longest period of time or, if appropriate, the investment may be shared among all or some of the entities.

         In addition, as also described in "Certain Relationships and Related Transactions of ARL, TCI and IOT -- Certain Business Relationships," TCI also competes with other entities which are affiliates of BCM and which have investment objectives similar to TCI's and that may compete with it in purchasing, selling, leasing and financing of real estate and real estate related investments. In resolving any potential conflicts of interest which may arise, BCM has informed management that it intends to continue to exercise its best judgment as to what is fair and reasonable under the circumstances in accordance with applicable law.

CERTAIN FACTORS ASSOCIATED WITH REAL ESTATE AND RELATED INVESTMENTS

         TCI is subject to all the risks incident to ownership and financing of real estate and interests therein, many of which relate to the general illiquidity of real estate investments. These risks include, but are not limited to, changes in general or local economic conditions, changes in interest rates and the availability of permanent mortgage financing which may render the purchase, sale or refinancing of a property difficult or unattractive and which may make debt service burdensome, changes in real estate and zoning laws, increases in real estate taxes, federal or local economic or rent controls, floods, earthquakes, hurricanes and other acts of God and other factors beyond the control of management or BCM. The illiquidity of real estate investments may also impair the ability of management to respond promptly to changing circumstances. Management believes that such risks are partially mitigated by the diversification by geographic region and property type of TCI's real estate and mortgage notes receivable portfolios. However, to the extent new property investments or mortgage lending is concentrated in any particular region or property type, the advantages of diversification may be mitigated.

                                PROPERTIES OF TCI

         TCI's principal offices are located at 1800 Valley View Lane, Suite 300, Dallas, Texas 75234 and are, in the opinion of management, suitable and adequate for TCI's present operations.

         Details of TCI's real estate and mortgage notes receivable portfolios at December 31, 2001, are set forth in Schedules III and IV to the TCI consolidated financial statements included elsewhere in this joint proxy statement and prospectus. The discussions set forth below under the headings "Real Estate" and "Mortgage Loans" provide certain summary information concerning TCI's real estate and mortgage notes receivable portfolios.

         TCI's real estate portfolio consists of properties held for investment, properties held for sale, which were primarily obtained through foreclosure of the collateral securing mortgage notes receivable, and investments in partnerships. The discussion set forth below under the heading "Real Estate" provides certain summary information concerning TCI's real estate and further summary information with respect to its properties held for investment, properties held for sale and its investment in partnerships.

         At December 31, 2001, none of TCI's properties, mortgage notes receivable or investment in partnerships exceeded 10% of total assets. At December 31, 2001, 88% of TCI's assets consisted of properties held for investment, less than 1% consisted of properties held for sale, 3% consisted of mortgage notes and interest receivable and 2% consisted of investments in partnerships. The remaining 7% of TCI's assets were invested in cash, cash equivalents and other assets. The percentage of TCI's assets invested in any one category is subject to change and no assurance can be given that the composition of TCI's assets in the future will approximate the percentages listed above.

         TCI's real estate is geographically diverse. At December 31, 2001, TCI held investments in apartments and commercial properties in each of the geographic regions of the continental United States, although its apartments and commercial properties were concentrated in the

Southeast and Southwest regions, as shown more specifically in the table under "Real Estate" below. At December 31, 2001, TCI held mortgage notes receivable secured by apartments and commercial properties in the Southwest and Midwest regions of the continental United States, as shown more specifically in the table under "Mortgage Loans" below.

GEOGRAPHIC REGIONS

         TCI has divided the continental United States into the following geographic regions.

         Northeast region comprised of the states of Connecticut, Delaware, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont, and the District of Columbia. TCI owns a commercial property in this region.

         Southeast region comprised of the states of Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee and Virginia. TCI owns 8 apartments and 19 commercial properties in this region.

         Southwest region comprised of the states of Arizona, Arkansas, Louisiana, New Mexico, Oklahoma and Texas. TCI owns 45 apartments and 22 commercial properties in this region.

         Midwest region comprised of the states of Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota, West Virginia and Wisconsin. TCI owns 2 apartments, 4 commercial properties and 3 hotels in this region.

         Mountain region comprised of the states of Colorado, Idaho, Montana, Nevada, Utah and Wyoming. TCI owns 3 commercial properties in this region.

         Pacific region comprised of the states of California, Oregon and Washington. TCI owns 2 apartments, a hotel and 2 commercial properties in this region.

         Excluded from the above are 26 parcels of unimproved land and one hotel in Wroclaw, Poland, as described below.

REAL ESTATE

         At December 31, 2001, approximately 93% of TCI's assets were invested in real estate. TCI invests primarily in real estate located throughout the continental United States, either on a leveraged or nonleveraged basis. TCI's real estate portfolio consists of properties held for investment, investments in partnerships and properties held for sale (which were primarily obtained through foreclosure of the collateral securing mortgage notes receivable).

         Excluded from the above are 26 parcels of unimproved land and one hotel in Wroclaw, Poland, as described below.

         TYPES OF REAL ESTATE INVESTMENTS. TCI's real estate consists of commercial properties (office buildings, industrial warehouses and shopping centers), hotels and apartments having established income-producing capabilities. In selecting real estate for investment, the location, age and type of property, gross rents, lease terms, financial and business standing of tenants, operating expenses, fixed charges, land values and physical condition are among the factors considered. TCI may acquire properties subject to or assume existing debt and may mortgage, pledge or otherwise obtain financing for its properties. The board of directors may alter the types of and criteria for selecting new real estate investments and for obtaining financing without a vote of stockholders.

         TCI typically invests in developed real estate. However, TCI has recently invested in apartment development and construction. To the extent that TCI continues to invest in development and construction projects, it will be subject to business risks, such as cost overruns and construction delays, associated with such higher risk projects.

         At December 31, 2001, TCI had the following properties under construction:


                                                                                       ADDITIONAL
                                                                      AMOUNT             AMOUNT         CONSTRUCTION
PROPERTY                   LOCATION               UNITS/ROOMS        EXPENDED          TO EXPEND        LOAN FUNDING
--------                   --------               -----------        --------          ---------        ------------
APARTMENTS
Falcon Lakes               Arlington, TX           284 Units         $   1,688         $  14,057         $  13,469
Limestone Ranch            Lewisville, TX          252 Units             8,225             6,396            13,000
River Oaks                 Wiley, TX               180 Units             2,228             9,763            10,023
Sendero Ridge              San Antonio, TX         384 Units             6,561            22,100            24,420
Tivoli                     Dallas, TX              190 Units             4,299             9,135            11,000
Verandas at City View      Fort Worth, TX          314 Units             2,570            20,380            19,000
Waters Edge IV             Gulfport, MS             80 Units             1,979             2,104                --

HOTEL
Akademia                   Wroclaw, Poland         165 Rooms            11,761             6,974            14,240

         In the opinion of management, the properties owned by TCI are adequately covered by insurance.

         The following table sets forth the percentages, by property type and geographic region, of TCI's real estate (other than four hotels in the Pacific and Midwest regions, one hotel in Poland and 26 parcels of unimproved land, as described below) at December 31, 2001.


         REGION                APARTMENTS      COMMERCIAL PROPERTIES
         ------                ----------      ---------------------
         Pacific                   2%                 1%
         Midwest                   2                 11
         Northeast                --                  1
         Southwest                83                 51
         Southeast                13                 31
         Mountain                 --                  5
                                 ---                ---
                                 100%               100%
                                 ===                ===

         The foregoing table is based solely on the number of apartment units and amount of commercial square footage and does not reflect the value of TCI's investment in each region. TCI owns 26 parcels of unimproved land, 1 parcel of
4.66 acres in the Southeast region and 25 parcels of .67 acres, .68 acres, 14.39 acres, 2.89 acres, 2.14 acres, 4.7 acres, 6.8 acres, 18.99 acres, 34.58 acres,
36.38 acres, 97.97 acres, 55.8 acres, 160.38 acres, 97.0 acres, 101.94 acres,
16.16 acres, 18 acres, 17.07 acres, 9.96 acres, 108.9 acres, 6.07 acres, 10.5 acres, 5.36 acres, 7.11
acres, and 18,000 sq. ft. in the Southwest region. See Schedule III to the TCI consolidated financial statements to the ARL consolidated financial statements included elsewhere in this joint proxy statement and prospectus for a detailed description of TCI's real estate portfolio.

         A summary of activity in TCI's owned real estate portfolio during 2001 is as follows:


                  Owned properties at January 1, 2001           144
                  Properties purchased                           17
                  Properties sold                               (22)
                                                                ---
                  Owned properties at December 31, 2001         139
                                                                ===

         PROPERTIES HELD FOR INVESTMENT. Set forth below are TCI's properties held for investment and the monthly rental rate for apartments, the average annual rental rate for commercial properties and the average daily room rate and room revenue divided by total available rooms for hotels and occupancy at December 31, 2001, 2000 and 1999, for apartments and commercial properties and average occupancy during 2001, 2000 and 1999 for hotels:


                                                                                 RENT PER SQUARE FOOT         OCCUPANCY %
                                                 UNITS/                          --------------------         -----------
PROPERTY                    LOCATION             SQUARE FOOTAGE                  2001      2000     1999   2001  2000   1999
--------                    --------             --------------                  ----      ----     ----   ----  ----   ----
APARTMENTS
4242 Cedar Springs          Dallas, TX           76 Units/60,600 Sq. Ft.         $ .89     $ .87    $ .84    90      92   99
4400                        Midland, TX          92 Units/94,472 Sq. Ft.           .49       .49      .49    95      91   85
Apple Lane                  Lawrence, KS         75 Units/30,000 Sq. Ft.          1.04      1.00       *     99      97   *
Arbor Point                 Odessa, TX           195 Units/178,920 Sq. Ft.         .41       .39      .37    91      95   95
Ashton Way                  Midland, TX          178 Units/138,964 Sq. Ft.         .43       .41      .41    89      95   78
Autumn Chase                Midland, TX          64 Units/58,652 Sq. Ft.           .53       .52       *     94      97   *
Bay Walk                    Galveston, TX        192 Units/153,120 Sq. Ft.         .74        *        *     92      *    *
By the Sea                  Corpus Christi, TX   153 Units/123,945 Sq. Ft.         .83        *        *     93      *    *
Camelot                     Largo, FL            120 Units/141,024 Sq. Ft.         .56       .54      .53    92      99   92
Cliffs of Eldorado          McKinney, TX         208 Units/182,288 Sq. Ft.         .84       .84      .84    94      95   91
Country Crossing            Tampa, FL            227 Units/199,952 Sq. Ft.         .61       .58      .56    93      94   95
Courtyard                   Midland, TX          133 Units/111,576 Sq. Ft.         .43        *        *     89      *    *
Coventry                    Midland, TX          120 Units/105,608 Sq. Ft.         .43       .42      .42    77      98   78
El Chapparal                San Antonio, TX      190 Units/174,220 Sq. Ft.         .72       .69      .67    92      93   99
Fairway View Estates        El Paso, TX          264 Units/204,000 Sq. Ft.         .62       .61      .57    86      83   76
Fairways                    Longview, TX         152 Units/134,176 Sq. Ft.         .54       .53      .53    93      95   78
Falcon Lakes                Arlington, TX        284 Units/207,960 Sq. Ft.          **        *        *     **      *    *
Fountain Lake               Texas City, TX       166 Units/161,220 Sq. Ft.         .59       .56      .55    96      86   85
Fountains of Waterford      Midland, TX          172 Units/129,200 Sq. Ft.         .53       .53      .53    94      88   52
Gladstell Forest            Conroe, TX           168 Units/121,536 Sq. Ft.         .72       .72      .72    95      90   90
Grove Park                  Plano, TX            188 Units/143,556 Sq. Ft.         .86       .81      .77    94      95   95
Harper's Ferry              Lafayette, LA        122 Units/112,500 Sq. Ft.         .58       .58      .57    91      94   75
Heritage on the River       Jacksonville, FL     301 Units/289,490 Sq. Ft.         .65       .63      .63    97      98   92
Hunters Glen                Midland, TX          212 Units/174,180 Sq. Ft.         .38       .37      .37    91      91   86
In the Pines                Gainesville, FL      242 Units/294,860 Sq. Ft.         .54       .54      .52    96      97   98
Island Bay                  Galveston, TX        458 Units/374,784 Sq. Ft.         .81        *        *     87      *    *
Limestone Canyon            Austin, TX           260 Units/216,000 Sq. Ft.        1.06      1.00      .97    91      96   83
Limestone Ranch             Lewisville, TX       252 Units/219,600 Sq. Ft.          **        *        *     **      *    *
Marina Landing              Galveston, TX        256 Units/205,504 Sq. Ft.         .87        *        *     90      *    *
Mountain Plaza              El Paso, TX          188 Units/220,710 Sq. Ft.         .49       .49      .48    95      94   94
Oak Park IV                 Clute, TX            108 Units/78,708 Sq. Ft.          .54       .52      .51    94      88   84
Paramount Terrace           Amarillo, TX         181 Units/123,840 Sq. Ft.         .57       .55       *     94      94   *
Plantation                  Tulsa, OK            138 Units/103,500 Sq. Ft.         .59       .56      .54    93      95   91
Primrose                    Bakersfield, CA      162 Units/144,836 Sq. Ft.         .59       .56       *     97      93   *
Quail Creek                 Lawrence, KS         95 Units/113,416 Sq. Ft.          .57       .55       *     98      97   *
Quail Oaks                  Balch Springs, TX    131 Units/72,848 Sq. Ft.          .81       .77      .73    93      97   96
River Oaks                  Wiley, TX            180 Units/164,604 Sq. Ft.          **        *        *     **      *    *
Sandstone                   Mesa, AZ             238 Units/146,320 Sq. Ft.         .90       .90      .88    88      91   93
Sendero Ridge               San Antonio, TX      384 Units/340,880 Sq. Ft.          **        *        *     **      *    *
Somerset                    Texas City, TX       200 Units/163,368 Sq. Ft.         .66       .64      .63    91      91   85
Southgate                   Odessa, TX           180 Units/151,656 Sq. Ft.         .42       .41      .41    95      96   86
Southgreen                  Bakersfield, CA      80 Units/66,000 Sq. Ft.           .80       .77      .70    96      95   92
Stone Oak                   San Antonio, TX      252 Units/187,686 Sq. Ft.         .68       .65      .63    91      94   85
Summerfield                 Orlando, FL          224 Units/204,116 Sq. Ft.         .75       .70      .67    93      95   86
Sunchase                    Odessa, TX           300 Units/223,048 Sq. Ft.         .44       .43      .43    96      95   87


                                                                                   RENT PER SQUARE FOOT         OCCUPANCY %
                                                 UNITS/                            --------------------         -----------
PROPERTY                    LOCATION             SQUARE FOOTAGE                    2001      2000      1999  2001   2000   1999
--------                    --------             --------------                    ----      ----      ----  ----   ----   ----
Terrace Hills               El Paso, TX          310 Units/233,192 Sq. Ft.         $.67      $.66      $.63   91     93     94
Tivoli                      Dallas, TX           190 Units/168,862 Sq. Ft.           **        *         *    **     *      *
Timbers                     Tyler, TX            180 Units/101,666 Sq. Ft.          .57       .55       .54   92     98     93
Trails at Windfern          Houston, TX          240 Units/173,376 Sq. Ft.          .73       .71       .68   96     97     96
Treehouse                   Irving, TX           160 Units/153,072 Sq. Ft.          .78       .75       .71   94     94     93
Verandas at City View       Fort Worth, TX       314 Units/295,170 Sq. Ft.           **        *         *    **     *      *
Waters Edge IV              Gulfport, MS         80 Units/76,400 Sq. Ft.             **        *         *    **     *      *
Westwood                    Odessa, TX           79 Units/49,001 Sq. Ft.            .48       .43       .41   92    100     91
Willow Creek                El Paso, TX          112 Units/103,140 Sq. Ft.          .54       .50       .49   94     97     77
Willo-Wick Gardens          Pensacola, FL        152 Units/153,360 Sq. Ft.          .54       .56       .53   91     89     80
Willow Wick                 North Augusta, SC    104 Units/94,128 Sq. Ft.           .56       .56       .55   97     91     96
Woodview                    Odessa, TX           232 Units/165,840 Sq. Ft.          .48       .46       .45   95     96     91
                                                                                                              **
OFFICE BUILDINGS
1010 Common                 New Orleans, LA      494,579 Sq. Ft.                  11.28     10.83     10.45   36     32     21
225 Baronne                 New Orleans, LA      416,834 Sq. Ft.                   9.77      9.61      9.32   75     76     77
4135 Beltline Road          Addison, TX          90,000 Sq. Ft.                   10.33     10.17     10.00   --     33     *
9033 Wilshire               Los Angeles, CA      44,253 Sq. Ft.                   27.67     26.08        *    88     90     *
Ambulatory Surgery Center   Sterling, VA         33,832 Sq. Ft.                   20.37     34.26        *   100    100     *
Amoco                       New Orleans, LA      378,244 Sq. Ft.                  12.07     11.54     11.23   79     80     78
Atrium                      Palm Beach, FL       74,603 Sq. Ft.                   12.69     11.55     11.31   82     84     96
Bay Plaza                   Tampa, FL            75,780 Sq. Ft.                   15.96     15.60     15.14   99     95     85
Bay Plaza II                Tampa, FL            78,882 Sq. Ft.                   13.03     12.80        *    91     93     *
Bonita Plaza                Bonita, CA           47,777 Sq. Ft.                   19.50     18.66     18.78   93     92     88
Brandeis                    Omaha, NE            319,234 Sq. Ft.                  10.88     15.87        *    89    100     *
Corporate Pointe            Chantilly, VA        65,918 Sq. Ft.                   19.72     18.31     16.85  100    100    100
Countryside Retail Center   Sterling, VA         133,422 Sq. Ft.                  16.02     18.02        *    89     89      0
Durham Center               Durham, NC           207,171 Sq. Ft.                  17.65     17.79     17.93   94     95     78
Eton Square                 Tulsa, OK            222,654 Sq. Ft.                  11.27     10.52      9.78   63     60     86
Forum                       Richmond, VA         79,791 Sq. Ft.                   15.99     15.65     15.34   70     84     88
Harmon                      Sterling, VA         72,062 Sq. Ft.                   19.72     19.50        *    70     85     *
Hartford*                   Dallas, TX           174,513 Sq. Ft.                  11.08     10.78     10.68   47     50     57
Institute Place             Chicago, IL          144,915 Sq. Ft.                  16.23     14.99     14.47   95    100     95
Jefferson                   Washington, DC       71,877 Sq. Ft.                   31.65     31.94     30.94   91     89    100
Lexington Center            Colorado Springs, CO 74,603 Sq. Ft.                   12.88     12.26     11.71   83     54     97
Mimado                      Sterling, VA         35,127 Sq. Ft.                   19.97     19.55      *      73     89     *
NASA                        Clear Lake, TX       78,159 Sq. Ft.                   11.86     11.74     11.44   68     66     66
One Steeplechase            Sterling, VA         103,376 Sq. Ft.                  17.19     16.64     16.26  100    100    100
Parkway North               Dallas, TX           71,041 Sq. Ft.                   17.00     14.77      7.82   73     76     85
Plaza Towers                St. Petersburg, FL   186,281 Sq. Ft.                  15.54     14.54     14.03   97     95     95
Remington Tower             Tulsa, OK            90,009 Sq. Ft.                   11.61     11.34     10.89   88     86     76
Savings of America          Houston, TX          68,634 Sq. Ft.                   12.63     11.68     11.28   85     79     71
Venture Center              Atlanta, GA          38,272 Sq. Ft.                   17.85     17.16     16.62  100    100    100
Westgrove Air Plaza         Addison, TX          78,326 Sq. Ft.                   13.54     12.91     12.69   81     90     89
Windsor Plaza               Windcrest, TX        80,522 Sq. Ft.                   13.72     13.70     13.43   66     63     62

INDUSTRIAL WAREHOUSES
5360 Tulane                 Atlanta, GA          30,000 Sq. Ft.                    2.75      2.60      2.55  100    100    100

----------


* In March 2002, TCI sold the 174, 513 sq. ft. Hartford Office Building in Dallas, Texas for $4.0 million and provided the $4.0 million purchase price as seller financing and an additional $1.4 million line of credit for leasehold improvements in the form of a mortgage note. The note bears interest at a variable interest rate, currently 6.0% per annum, requires monthly interest only payments of $14,667 and matures in March 2007.


                                                                                  RENT PER SQUARE FOOT         OCCUPANCY %
                                                 UNITS/                           --------------------      ------------------
PROPERTY                    LOCATION             SQUARE FOOTAGE                   2001      2000      1999  2001   2000   1999
--------                    --------             --------------                   -----     ----      ----  ----   ----   ----
5700 Tulane                 Atlanta, GA          67,850 Sq. Ft.                    2.93      2.83      2.63    7     77      9
Addison Hanger              Addison, TX          23,650 Sq. Ft.                   10.07     11.08     11.29   86     51     50
Addison Hanger II           Addison, TX          29,000 Sq. Ft.                    7.21      *         *      12     *      *
Central Storage             Dallas, TX           216,035 Sq. Ft.                   2.40      1.48      1.48  100    100    100
Encon                       Fort Worth, TX       256,410 Sq. Ft.                   3.08      2.00      2.00  100    100    100
Kelly                       Dallas, TX           294,899 Sq. Ft.                  $3.61     $3.85     $3.74   94    100     98
McLeod                      Orlando, FL          110,914 Sq. Ft.                   8.01      7.86      7.62   92     88     91
Ogden Industrial            Ogden, UT            107,112 Sq. Ft.                   2.94      3.32      3.79  100     86    100
Space Center                San Antonio, TX      101,500 Sq. Ft.                   3.18      3.09      2.97   89    100     83
Texstar                     Arlington, TX        97,846 Sq. Ft.                    2.11      2.11      2.11  100    100    100
Tricon                      Atlanta, GA          570,877 Sq. Ft.                   3.87      3.75      3.21   93     91     96

SHOPPING CENTERS
Dunes Plaza                 Michigan City, IN    223,869 Sq. Ft.                   5.81      5.61      5.54   62     63     64
K-Mart                      Cary, NC             92,033 Sq. Ft.                    3.28      3.28      3.28  100    100    100
Parkway Center              Dallas, TX           28,374 Sq. Ft.                   15.08     14.67     13.60   86    100    100
Plaza on Bachman Creek      Dallas, TX           80,278 Sq. Ft.                   12.11     11.13     11.70   88     79     65
Promenade                   Highland Ranch, CO   133,558 Sq. Ft.                  13.06     10.57     10.34   75     73     93
Sadler Square               Amelia Island, FL    70,295 Sq. Ft.                    7.21      7.15      6.99   93     95     96
Sheboygan                   Sheboygan, WI        74,532 Sq. Ft.                    2.36      1.99      1.99  100    100    100

OTHER
Signature Athletic Club     Dallas, TX           56,532 Sq. Ft.



                                                                                                            TOTAL ROOM REVENUES
                                                                                                              DIVIDED BY TOTAL
                                                     AVERAGE ROOM RATE                 OCCUPANCY %            AVAILABLE ROOMS
                                                     -----------------                ------------            ---------------
PROPERTY          LOCATION             ROOMS          2001       2000        1999     2001    2000  1999   2001    2000     1999
--------          --------             -----          ----       ----        ----     ----    ----  ----   ----    ----     ----
HOTELS
Willows           Chicago, IL           52 Rooms   $ 130.37    $ 131.78   $ 115.12      53     52    60   69.65   $ 69.10   $ 79.24
City Suites       Chicago, IL           45 Rooms     131.16      125.32     111.45      61     74    71   81.13     92.40     69.23
Majestic Inn      San Francisco, CA     57 Rooms     174.85      170.08     162.58      41     79    79   79.10    133.65    128.76
The Majestic      Chicago, IL           55 Rooms     129.63      120.67     105.27      55     65    63   71.52     77.89     66.62
Akademia          Wroclaw, Poland      165 Rooms         **        *          *        ***     *             **      *         *



                                                           SQUARE
PROPERTY                   LOCATION                     FOOTAGE/ACRES
--------                   --------                     -------------
LAND
1013 Common                New Orleans, LA              18,000 Sq. Ft.
Alamo Springs              Dallas, TX                   .678 Acres
Dominion                   Dallas, TX                   14.39 Acres
Eagle Crest                Farmers Branch, TX           18.99 Acres
Folsom                     Dallas, TX                   36.38 Acres
Lamar/Parmer               Austin, TX                   17.07 Acres
Las Colinas                Las Colinas, TX              4.7 Acres
Lemmon Carlisle            Dallas, TX                   2.14 Acres
Limestone Canyon II        Austin, TX                   9.96 Acres
Manhattan                  Farmers Branch, TX           108.9 Acres
McKinney 36                Collin County, TX            34.58 Acres


                                                           SQUARE
PROPERTY                   LOCATION                     FOOTAGE/ACRES
--------                   --------                     -------------
Mira Lago                  Farmers Branch, TX           8.88 Acres
Pac Trust                  Farmers Branch, TX           7.11 Acres
Red Cross                  Dallas, TX                   2.89 Acres
Sandison                   Collin County, TX            97.97 Acres
Seminary West              Fort Worth, TX               5.36 Acres
Solco - Allen              Collin County, TX            55.8 Acres
Solco - Valley Ranch       Dallas, TX                   6.07 Acres
Stacy Road                 Allen, TX                    160.38 Acres
State Highway 121          Collin County, TX            101.94 Acres
Watters Road               Collin County, TX            97.00 Acres
West End                   Dallas, TX                   6.8 Acres
Whisenant                  Collin County, TX            16.16 Acres

*        Property was either purchased or under construction in 2000 or 2001.

**       Property was under construction in 2001.

         Occupancy presented here and throughout this Section is without reference to whether leases in effect are at, below or above market rates.

In 2001, TCI purchased the following properties:


                                                  UNITS/         PURCHASE  NET CASH    DEBT     INTEREST   MATURITY
PROPERTY                     LOCATION             ROOMS/ACRES      PRICE     PAID    INCURRED      RATE       DATE
--------                     --------             -----------    --------  --------  --------   --------   --------
APARTMENTS
Baywalk                      Galveston, TX        192 Units      $  6,590      $390  $  5,856     7.45%     02/11
By the Sea                   Corpus Christi, TX   153 Units         6,175       862     5,538     7.07      05/09
Courtyard                    Midland, TX          133 Units         1,425       425     1,051     9.25      04/06
Falcon Lakes(1)              Arlington, TX        284 Units         1,435     1,437        --       --         --
Island Bay                   Galveston, TX        458 Units        20,360     3,225    16,232     7.40      07/11
Limestone Ranch(1)           Lewisville, TX       252 Units           505        --        --       --         --(2)
Marina Landing               Galveston, TX        256 Units        12,050       518    10,912     5.30      01/02
River Oaks(1)                Wiley, TX            180 Units           531       578        --       --         --
Sendero Ridge(1)             San Antonio, TX      384 Units         1,850     2,635        --       --         --
Tivoli(1)                    Dallas, TX           190 Units         3,000     2,475     1,000    12.00      12/02
Verandas at City View(1)     Fort Worth, TX       314 Units      $  2,544      $276  $  2,197     4.75%      03/02
Waters Edge IV(1)            Gulfport, MS         80 Units            441       441        --       --         --

HOTEL
Akademia(3)                  Wroclaw, Poland      165 Rooms         2,184     2,669        --       --         --

LAND
Mira Lago                    Farmers Branch, TX   8.88 Acres          541        --        --       --         --(2)
Pac Trust                    Farmers Branch, TX   7.11 Acres        1,175     1,231        --       --         --
Seminary West                Fort Worth, TX       5.36 Acres          222       232        --       --         --
Solco-Valley Ranch           Dallas, TX           6.07 Acres        1,454     1,525        --       --         --

(1)      Land purchased for apartment construction.


(2)      Land was received from ARL in exchange for the Glenwood Apartments.


(3)      Land purchased for hotel construction.

In 2001, TCI sold the following properties:


                                                  UNITS/SQ.FT./    SALES    NET CASH      DEBT        GAIN/(LOSS)
PROPERTY                   LOCATION               ACRES            PRICE    RECEIVED   DISCHARGED        SALE
--------                   --------               -----            -----    --------   ----------     -----------

APARTMENTS
Bent Tree Gardens          Addison, TX            204 Units        $ 9,000  $ 2,669    $ 6,065(1)      $   601
Carseka                    Los Angeles, CA        54 Units           4,000    2,138      1,466           1,352
Fontenelle Hills           Bellevue, NE           338 Units         16,500    3,680     12,454(1)        4,565
Forest Ridge               Denton, TX             56 Units           2,000      682      1,151           1,014
Glenwood                   Addison, TX            168 Units          3,659       --      2,537(1)        --(2)
Heritage                   Tulsa, OK              136 Units          2,286      206      1,948           1,575
Madison at Bear Creek      Houston, TX            180 Units          5,400      828      3,442(1)        1,162(4)
McCallum Glen              Dallas, TX             275 Units          8,450    2,633      5,004(1)        1,375(3)
McCallum Crossing          Dallas, TX             322 Units         11,500    1,841      8,101(1)        4,486
Oak Run                    Pasadena, TX           160 Units          5,800    1,203      4,364           2,227
Park Lane                  Dallas, TX             97 Units           2,750    1,526      1,103           1,827
Park at Colonade           San Antonio, TX        211 Units          5,800      927      4,066           1,592
South Cochran              Los Angeles, CA        64 Units           4,650    1,897      1,873           1,660
Summerstone                Houston, TX            242 Units          7,225    1,780      5,180(1)        1,884
Sunset Lakes               Waukegan, IL           414 Units         15,000    6,089      7,243           7,316

OFFICE BUILDINGS
Chesapeake Center          San Diego, CA          57,493 Sq.Ft.      6,575    3,111      2,844             204
Daley                      San Diego, CA          64,425 Sq.Ft.      6,211    2,412      3,346             836
Valley Rim                 San Diego, CA          54,194 Sq.Ft.      5,500    1,367      3,516            (138)
Viewridge                  San Diego, CA          25,062 Sq.Ft.      2,010      701      1,272               4
Waterstreet                Boulder, CO            106,257 Sq.Ft.    22,250    7,126     12,949           9,154

INDUSTRIAL WAREHOUSE
Technology Trading         Sterling, VA           197,659 Sq.Ft.    10,775    4,120      6,214           4,163
Zodiac                     Dallas, TX             35,435 Sq.Ft.        762      183        564             167

LAND
Eagle Crest                Farmers Branch, TX     4.41 Acres           300      291         --            (215)
McKinney 36                McKinney, TX           1.822 Acres          476      476         --             355
Moss Creek                 Greensboro, NC         4.79 Acres            15       13         --             (71)
Round Mountain             Austin, TX             110.0 Acres        2,560    2,455         --           1,047

(1)      Debt assumed by purchaser.

(2) The Glenwood Apartments were exchanged with ARL for two parcels of land; the 10.5 acre Limestone Ranch and the 8.88 acre Mira Lago.

(3) Excludes $1.5 million deferred gain from seller financing. See Note 4. "Notes and Interest Receivable."

(4) Excludes $608,000 deferred gain from seller financing. See Note 4. "Notes and Interest Receivable."

In 2001, TCI financed/refinanced the following property:


                                                   DEBT           DEBT           NET CASH    INTEREST    MATURITY
PROPERTY             LOCATION       ACRES        INCURRED      DISCHARGED        RECEIVED      RATE        DATE
--------             --------       -----        --------      ----------        --------    --------    --------
                                                    (DOLLARS IN THOUSANDS)
LAND
Red Cross            Dallas, TX     2.89 Acres   $ 4,500        $      --        $ 4,328       12.5%      10/02

         PROPERTIES HELD FOR SALE. Set forth below are TCI's properties held for sale, primarily obtained through foreclosure.


               PROPERTY                          LOCATION                             ACRES

               LAND
               Fiesta                            San Angelo, TX                       .6657 Acres
               Fruitland                         Fruitland Park, FL                    4.66 Acres
               Round Mountain                    Austin, TX                              18 Acres

         PARTNERSHIP PROPERTIES. TCI accounts for partnership properties using the equity method. Set forth below are the properties owned by partnerships, the monthly rental rate for apartments, the average annual rental rate for commercial properties, and occupancy rates at December 31, 2001, 2000 and 1999:


                                                                          RENT PER SQUARE FOOT                OCCUPANCY %
                                                                          --------------------                -----------
PROPERTY             LOCATION               UNITS/SQUARE FOOTAGE       2001     2000       1999        2001     2000    1999
--------             --------               --------------------      ------   ------     ------       ----     ----    ----
APARTMENT
Lincoln Court        Dallas, TX             55 Units/40,063 Sq. Ft.   $ 1.20   $ 1.16     $ 1.14         98       94      92

OFFICE BUILDING
Prospect Park #29    Rancho Cordova, CA     40,807 Sq. Ft.             19.52    20.42      16.56         72      100     100

SHOPPING CENTER
Chelsea Square       Houston, TX            70,275 Sq. Ft.              9.63     9.31       8.95         79       77      85

         TCI owns a noncontrolling combined 55% limited and general partnership interest in Jor-Trans Investors Limited Partnership ("Jor-Trans") which owns the Lincoln Court Apartments.

         TCI is a 30% general partner in Sacramento Nine ("SAC 9"), which owns the Prospect Park #29 Office Building. In 2001, TCI received no operating distributions from SAC 9.

         TCI is a 63.7% limited partner and IOT is a 36.3% general partner in the Tri-City Limited Partnership ("Tri-City") which owns the Chelsea Square Shopping Center. In 2001, TCI received $32,000 in operating distributions from Tri-City. In February 2000, the Chelsea Square Shopping Center was financed in the amount of $2.1 million. Tri-City received net cash of $2.0 million after the payment of various closing costs. The mortgage bore interest at a fixed rate of 10.24% per annum until February 2001, and a variable rate thereafter, currently 10% per annum, requires monthly payments of principal and interest of $20,601 and matures in February 2005. TCI received a distribution of $1.3 million of the net financing proceeds. See "Certain Relationships and Related Transactions of ARL, TCI and IOT--Related Party Transactions."

TCI FEDERAL TAX BASIS OF DEPRECIABLE PROPERTY AS OF DECEMBER 31, 2001

         For each TCI property upon which depreciation is taken, the table set forth below includes (i) the Federal tax basis; (ii) rate, (iii) method and (iv) life claimed as of December 31, 2001.


                                                    ACCUMULATED
                                 GROSS FEDERAL          TAX         NET FEDERAL
      PROPERTY                     TAX BASIS       DEPRECIATION      TAX BASIS      RATE    METHOD(1)          LIFE
----------------------------     -------------     ------------     --------------  -----   ---------     -------------
APARTMENTS
4242 Cedar Springs                 $ 1,168,040     $   272,570       $   895,470     100%      ADS          20-40 years
4400 Apartments                      1,396,277         126,545         1,269,732     100       ADS          20-40 years
Apple Lane Apts                      1,510,302          73,944         1,436,358     100       ADS           40 years
Arbor Pointe                         1,811,108         242,725         1,568,383     100       ADS          20-40 years
Ashton Way                           1,587,686         143,109         1,444,577     100       ADS           40 years
Autumn Chase Apts                    1,265,253          54,039         1,211,214     100       ADS           40 years
Baywalk                              6,106,000          64,761         6,041,239     100      MACRS         27.5 years
By The Sea                           5,797,000          79,050         5,717,950     100      MACRS         27.5 years
Camelot                              3,106,206         628,012         2,478,194     100       ADS          20-40 years
Cliffs Of Eldorado                  10,588,583         849,310         9,739,273     100       ADS           40 years
Country Crossing                     2,642,414         564,034         2,078,380     100       ADS          20-40 years
Courtyard                            1,359,231          21,245         1,337,986     100       ADS           40 years
Coventry Pointe                        553,563          75,692           477,871     100       ADS          20-40 years
El Chapparal                         5,504,184       1,994,711         3,509,473     100       ADS          10-40 years
Fairway                              1,651,674         359,685         1,291,989     100       ADS          20-40 years
Fairway View Estates                 5,195,432         359,800         4,835,632     100       ADS           40 years
Falcon Lakes**                              --              --                --     100       ADS           40 years
Fountain Lake                        2,604,472         511,118         2,093,354     100       ADS          20-40 years
Ftns Of Waterford(Em Terr)           2,781,248         222,778         2,558,470     100       ADS           40 years
Gladstell Apts                       2,205,407         350,118         1,855,289     100       ADS          20-40 years
Grove Park                           3,820,977         526,619         3,294,358     100       ADS           40 years
Harpers Ferry                        1,476,759         345,984         1,130,775     100       ADS          20-40 years
Heritage On The River                6,540,795         974,873         5,565,922     100       ADS          20-40 years
Hunters Glen (Junction)              2,396,095         232,543         2,163,552     100       ADS           40 years
In The Pines                         5,588,935         968,001         4,620,934     100       ADS          20-40 years
Island Bay                          18,852,000         199,945        18,652,055     100      MACRS         27.5 years
Limestone Canyon                    14,142,354         921,355        13,220,999     100       ADS           40 years
Limestone Ranch                      6,604,934          89,431         6,515,503     100       ADS           40 years
Marina Landing                      11,161,000         118,374        11,042,626     100      MACRS         27.5 years
Mountain Plaza                       3,462,395         339,733         3,122,662     100       ADS           40 years
Oak Park Iv                            700,442         131,411           569,031     100       ADS          20-40 years
Paramount Terrace                    3,061,449         124,387         2,937,062     100       ADS           40 years
Plantation Apartments                3,095,890         158,014         2,937,876     100       ADS           40 years
Primrose Apts                        3,851,850         164,513         3,687,337     100       ADS           40 years
Quail Creek Apts                     3,090,274         151,300         2,938,974     100       ADS           40 years
Quail Oaks                           3,852,818       1,438,590         2,414,228     100       ADS          10-40 years
Sandstone                            6,719,582         705,072         6,014,510     100       ADS           40 years
Sendero Ridge**                             --              --                --     100       ADS           40 years
Somerset Place                       2,968,407         582,912         2,385,495     100       ADS          20-40 years
Southgate Apartments                 1,656,485         222,474         1,434,011     100       ADS          20-40 years
Southgreen                           3,020,439         229,674         2,790,765     100       ADS           40 years
Stone Oak Place                      2,859,845         867,331         1,992,514     100       ADS          10-40 years
Summerfield Apts                     4,866,452         863,037         4,003,415     100       ADS          20-40 years
Sunchase                             3,414,060         354,237         3,059,823     100       ADS           40 years
Terrace Hills                        5,287,372         633,346         4,654,026     100       ADS           40 years
Timbers Apartments                   1,992,030         254,861         1,737,169     100       ADS           40 years
Tivoli**                                    --              --                --     100       ADS           40 years
Trails At Windfern                   3,542,832         409,524         3,133,308     100       ADS           40 years
Treehouse Apartments                 3,124,523         363,439         2,761,084     100       ADS           40 years
Verandas At City View**                     --              --                --     100       ADS           40 years
Waters Edge Iv                       1,536,402           4,809         1,531,593     100       ADS           40 years
Westwood Square                        448,708          61,131           387,577     100       ADS          20-40 years
Wiley Cascades**                            --              --                --     100       ADS           40 years
Willocreek                           1,907,582         356,268         1,551,314     100       ADS          20-40 years
WILLOW WICK Sc                       1,342,139         204,096         1,138,043     100       ADS          20-40 years
WILL-O-WICK  Florida                 3,163,742         514,715         2,649,027     100       ADS          20-40 years


                                                    ACCUMULATED
                                 GROSS FEDERAL          TAX         NET FEDERAL
      PROPERTY                     TAX BASIS       DEPRECIATION      TAX BASIS      RATE    METHOD(1)          LIFE
----------------------------     -------------     ------------     --------------  -----   ---------     -------------
Woodview                            2,966,298             268,148        2,698,150  100       ADS            40 years

OFFICE BUILDINGS
1010 Common St                    $30,773,646         $ 1,711,139      $29,062,507  100 %     ADS           6-40 years
225 Baronne St                     16,643,612           1,275,283       15,368,329  100       ADS           6-40 years
4135 Beltline Rd O B                4,280,248             271,967        4,008,281  100       ADS            40 years
9033 Wilshire Blvd                  8,751,868             369,607        8,382,261  100       ADS            40 years
Amoco Building                      9,542,988           1,091,243        8,451,745  100       ADS           6-40 years
Atrium O B                          4,755,800             416,478        4,339,322  100       ADS           6-40 years
Bay Plaza Office Center             4,028,570             424,397        3,604,173  100       ADS            40 years
Bay Plaza Office Center Ii          4,639,254             176,570        4,462,684  100       ADS            40 years
Bonita Plaza                        5,559,059             565,212        4,993,847  100       ADS            40 years
Brandeis                           13,174,868             368,880       12,805,988  100       ADS            40 years
Corporate Point                     3,831,854             665,507        3,166,347  100       ADS           20-40 years
Countryside Retail                 18,800,998             606,930       18,194,068  100       ADS            40 years
Durham Centre                      18,427,807           1,969,344       16,458,463  100       ADS            40 years
Eton Square                        13,636,733             767,592       12,869,141  100       ADS            40 years
Executive Court O/B*                1,772,683               1,844        1,770,839  100       ADS            40 years
Forum O B                           6,439,382           1,384,412        5,054,970  100       ADS           20-40 years
Harmon                              9,506,890             306,604        9,200,286  100       ADS            40 years
Hartford O B                        3,380,275             534,004        2,846,271  100       ADS           6-40 years
Institute Place                     3,615,315             738,650        2,876,665  100       ADS           20-40 years
Jefferson                          12,192,152           1,436,524       10,755,628  100       ADS            40 years
Lexington Center                    2,916,370             349,780        2,566,590  100       ADS           10-40 years
Mimado                              5,294,166             169,863        5,124,303  100       ADS            40 years
Nasa Office Building                6,060,256           2,023,899        4,036,357  100       ADS           10-40 years
One Steeplechase O B                8,398,913           1,859,007        6,539,906  100       ADS           20-40 years
Parkway North                       5,586,783             494,713        5,092,070  100       ADS            40 years
Plaza                              19,643,316          12,464,715        7,178,601  100       ADS           10-40 years
Remington Tower                     4,565,655             255,132        4,310,523  100       ADS            40 years
Savings Of America                  1,414,953             140,713        1,274,240  100       ADS            40 years
Signature Athletic Club             3,811,004             418,417        3,392,587  100       ADS            40 years
Surgery Center                      8,170,414             263,823        7,906,591  100       ADS            40 years
Venture Center                      3,848,791           1,129,098        2,719,693  100       ADS           20-40 years
Westgrove Air Plaza                 5,153,891             134,216        5,019,675  100       ADS            40 years
Windsor Executive Plaza             6,090,651           1,939,151        4,151,500  100       ADS           10-40 years

INDUSTRIAL WAREHOUSES
5360 Tulane                           761,529             317,675          443,854  100      MACRS          7-39 years
5700 Tulane                           663,795              59,592          604,203  100      MACRS           39 years
Addison Hangar                        827,261              43,418          783,843  100       ADS           6-40 years
Addison Hangar Ii                   1,378,823              47,410        1,331,413  100       ADS            40 years
Central Freight Whse                2,294,105             309,469        1,984,636  100       ADS           20-40 years
Encon Warehouse                     4,001,033             414,877        3,586,156  100       ADS            40 years
Kelly Warehouses (5)                4,594,743             751,562        3,843,181  100       ADS           20-40 years
Mcleod Commerce Center              3,219,771             537,276        2,682,495  100       ADS           20-40 years
Ogden Industrial                    1,853,095             662,886        1,190,209  100       ADS           10-40 years
Space Center                        1,342,882             643,168          699,714  100      MACRS          7-39 years
Texstar Building                    1,547,017             292,576        1,254,441  100       ADS            40 years
Tricon Warehouses (8)               8,244,347           1,566,120        6,678,227  100       ADS           20-40 years

SHOPPING CENTERS
Dunes Plaza                         7,031,829           1,493,277        5,538,552  100       ADS           20-40 years
Kmart Cary                          1,319,278             111,321        1,207,957  100       ADS            40 years
Parkway Center                      2,112,085             501,769        1,610,316  100       ADS           20-40 years
Plaza On Bachman Creek              4,106,090             331,690        3,774,400  100       ADS            40 years
Promenade S C                       7,400,300             992,889        6,407,411  100       ADS           20-40 years
Sadler Square                       2,849,497             564,607        2,284,890  100       ADS            40 years
Sheboygan S C                       1,415,949             331,584        1,084,365  100       ADS           20-40 years

HOTELS
Brompton Hotel                      3,836,832             300,828        3,536,004  100       ADS           10-40 years
City Suites Hotel                   4,939,235             477,054        4,462,181  100       ADS           10-40 years
Majestic Inn                        6,038,695           1,556,605        4,482,090  100       ADS           10-40 years
Surf Hotel                          5,244,496             498,774        4,745,722  100       ADS           10-40 years
Akademia**                                 --                  --               --  100       ADS            40 years
                                  -----------          ----------      -----------
     TOTAL                        553,081,797          70,304,534      482,777,263
                                  ===========          ==========      ===========

*   Purchased from ARL, treated as financing transaction for book, sale for tax.

**  Property under construction, no depreciable assets in service.


(1) ADS   = Alternative Depreciation System

    MACRS = Modified Accelerated Cost Recovery System

MORTGAGE LOANS

         In addition to investments in real estate, a portion of TCI's assets are invested in mortgage notes receivable, principally secured by real estate. TCI may originate mortgage loans in conjunction with providing purchase money financing of property sales. Management intends to service and hold for investment the mortgage notes in TCI's portfolio. TCI's mortgage notes receivable consist of first, wraparound and junior mortgage loans.

         TYPES OF MORTGAGE ACTIVITY. TCI has originated its own mortgage loans, as well as acquired existing mortgage notes either directly from builders, developers or property owners, or through mortgage banking firms, commercial banks or other qualified brokers. BCM, in its capacity as a mortgage servicer, services TCI's mortgage notes. TCI's investment policy is described in "Business of TCI--Business Plan and Investment Policy."

         TYPES OF PROPERTIES SECURING MORTGAGE NOTES. The properties securing TCI's mortgage notes receivable portfolio at December 31, 2001, consisted of three apartments, five office buildings, a shopping center, and a mobile home park and unimproved land. The board of directors may alter the types of properties securing or collateralizing mortgage loans in which TCI invests without a vote of stockholders. TCI's Articles of Incorporation impose certain restrictions on transactions with related parties, as discussed in "Certain Relationships and Related Transactions of ARL, TCI and IOT-Related Party Transactions."

         At December 31, 2001, TCI's mortgage notes receivable portfolio included nine mortgage loans with an aggregate principal balance of $17.4 million secured by income-producing real estate located in the Midwest, Southeast and Southwest regions of the continental United States, and two non-performing loans with an aggregate principal balance of $5.2 million secured by unimproved land. At December 31, 2001, 3% of TCI's assets were invested in notes and interest receivable.

         The following table sets forth the percentages (based on the mortgage note principal balance) by property type and geographic region, of the income producing properties that serve as collateral for TCI's mortgage notes receivable at December 31, 2001. See Schedule IV to the TCI consolidated financial statements included elsewhere in this joint proxy statement and prospectus for further details of TCI's mortgage notes receivable portfolio.


                                                COMMERCIAL
                                                ----------
                  REGION       APARTMENTS       PROPERTIES        TOTAL
                  ------       ----------       ----------        -----
                 Southwest        19.9  %         45.0%            64.9%
                 Southeast          --            11.3             11.3
                 Midwest            --            23.8             23.8
                                  ----            ----            -----
                                  19.9  %         80.1%           100.0%
                                  ====            ====            =====

A summary of the activity in TCI's mortgage notes receivable portfolio during 2001 is as follows:



           Mortgage notes receivable at January 1, 2001              6
           Loans paid off                                           (2)
           Loans funded                                              8
                                                                    --
           Mortgage notes receivable at December 31, 2001           12
                                                                    ==

         During 2001, $3.7 million was collected in full payment of two mortgage notes and $2.3 million in principal payments were received on other mortgage notes. At December 31, 2001, less than 1% of TCI's assets were invested in mortgage notes secured by non-income producing real estate, comprised of a first lien mortgage note secured by 44.6 acres of unimproved land in Fort Worth, Texas, and a second lien mortgage note secured by 1,714.6 acres of unimproved land in Tarrant County, Texas.

         FIRST MORTGAGE LOANS. TCI invests in first mortgage notes with short, medium or long-term maturities. First mortgage loans generally provide for level periodic payments of principal and interest sufficient to substantially repay the loan prior to maturity, but may involve interest-only payments or moderate amortization of principal and a "balloon" principal payment at maturity. With respect to first mortgage loans, the borrower is required to provide a mortgagee's title policy or an acceptable legal title opinion as to the validity and the priority of the mortgage lien over all other obligations, except liens arising from unpaid property taxes and other exceptions normally allowed by first mortgage lenders in the relevant area. TCI may grant participations in first mortgage loans that it originates to other lenders.

         In July 2001, TCI funded a $1.7 million mortgage loan secured by a first lien on 44.6 acres of unimproved land in Fort Worth, Texas, and a 100% interest in a partnership. The note receivable bears interest at 16.0% per annum, requires monthly interest only payments and matures in June 2002.

         The following discussion briefly describes events that affected previously funded first mortgage loans during 2001.

         In December 1999, TCI provided $1.2 million of purchase money financing in conjunction with the sale of the Town and Country Office Building in Houston, Texas. The note receivable bore interest at 8.5% per annum, required monthly payments of interest only, matured in 2001 and was secured by a first lien on the property sold. In December 2001, the note was paid in full and a previously deferred gain on the sale of $819,000 was recognized.

         JUNIOR MORTGAGE LOANS. TCI may invest in junior mortgage loans, which are secured by mortgages that are subordinate to one or more prior liens either on the fee or a leasehold interest in real estate. Recourse on such loans ordinarily includes the real estate on which the loan is made, other collateral and personal guarantees by the borrower. The board of directors restricts investment in junior mortgage loans, excluding wraparound mortgage loans, to not more than 10% of TCI's assets. At December 31, 2001, 3% of TCI's assets were invested in junior and wraparound mortgage loans.

         The following discussion briefly describes the junior mortgage loans that TCI originated as well as events that affected previously funded junior mortgage loans during 2001.

         In March 2001, TCI funded a $3.5 million mortgage loan secured by a second lien on a retail center in Montgomery County, Texas. In June 2001, an additional $1.5 million was funded. The note receivable bears interest at 16.0% per annum, requires monthly interest only payments of $67,000 and matured in September 2001. In October 2001, TCI extended the loan until February 2002, receiving $100,000 as an extension fee. In December 2001, TCI received a $1.5 million principal payment. In February 2002, TCI sold a $2.0 million senior participation interest in the loan to IOT, a related party. TCI and IOT will receive 43% and 57%, respectively, of the remaining principal and interest payments. Also in February 2002, TCI extended the loan until April 2002, receiving $23,000 as an extension fee.

         In June 2001, in conjunction with the sale of 275 unit McCallum Glen Apartments in Dallas, Texas, TCI funded a $1.5 million mortgage loan secured by a second lien on the apartments. The note receivable bears interest at 10% per annum, requires monthly interest only payments and matures in June 2003.

         In July 2001, TCI agreed to fund a $4.4 million line of credit secured by a second lien on 1,714.16 acres of unimproved land in Tarrant County, Texas. The note receivable bears interest at 15% per annum, requires monthly interest only payments beginning in September 2001 and matures in July 2003. As of March 2002, TCI has funded $3.8 million of the line of credit.

         In August 2001, TCI agreed to fund up to $5.6 million secured by an office building in Dallas, Texas. The note receivable bears interest at a variable rate, currently 9.0% per annum, requires monthly interest only payments and matures in January 2003. As of March 2002, TCI has funded a total of $2.3 million.


         In December 2001, TCI purchased 100% of the outstanding common shares of National Melrose, Inc. ("NM"), a wholly-owned subsidiary of ARL for $2.0 million cash. NM owns the 41,840 sq. ft. Executive Court Office Building in Memphis, Tennessee. ARL has guaranteed that the asset shall produce at least a 12% return annually of the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARL shall pay TCI any shortfall. In addition, if the asset fails to produce 12% return for a calendar year, TCI may require ARL to repurchase the shares of NM for the purchase price. Management has classified this related party transaction as a note receivable from ARL.

         In December 2000, TCI funded a $2.5 million mortgage loan secured by a second lien on unimproved land: 442 acres in Tarrant County, Texas, 1,130 acres in Denton County, Texas, and 26 acres in Collin County, Texas. The note receivable bore interest at 18.0% per annum, required monthly interest only payments of $37,500 and matured in June 2001. In June 2001, the loan and all accrued but unpaid interest was paid off.


         Also in December 2000, TCI funded a $3.0 million mortgage loan secured by a second lien on four office buildings in San Antonio, Texas. The note receivable bore interest at 16.0% per annum, required monthly interest only payments of $40,000 and matured in June 2001. The note was extended until November 2001 with a $750,000 loan principal paydown. With this paydown, the note was renegotiated to replace the existing collateral with new collateral consisting of a 120,000 sq. ft. office building and industrial warehouse in Carrollton, Texas. The note bears interest at 16.0% per annum, requires monthly payments of interest only and was extended June 30, 2002.


         In October 2001, TCI funded a $4.0 million loan secured by a 375,152 sq.ft. office building in St. Louis, Missouri. The note receivable bears interest at 9.0% per annum, requires monthly interest only payments of $30,000 and matured in February 2002. In February 2002, TCI extended the loan maturity to February 2003.

         PARTNERSHIP MORTGAGE LOANS. TCI owns a 60% general partner interest and IOT owns a 40% general partner interest in Nakash Income Associates ("NIA"), which owns a wraparound mortgage note receivable secured by a building occupied by a Wal-Mart in Maulden, Missouri. TCI advanced $33,000 to the partnership.

DOUBLE TAXATION OF CORPORATIONS

         TCI is taxed as a regular corporation under the Code. Corporations are subject to complex federal income tax rules that cause the corporation to be taxed on its income and distributions, generally, to be taxable to recipients. As a general rule, a corporation is not entitled to a deduction for dividends paid to its shareholders. Corporations are subject to an additional tax on certain undistributed accumulated earnings. Currently, corporations are taxed on net capital gains at the regular corporate tax rates. Corporations are subject to the alterative minimum tax.

         Cash distributions from a corporation to a shareholder depend upon whether the distribution is from the corporation's "earnings and profits." If the distribution is from the corporation's earnings and profits it is a dividend and is includable in the distributee shareholder's gross income. Cash distributions which are not dividends are treated as a return of the shareholder's investment in its stock. The distributions first reduce the tax basis of the shareholder in its stock. When the shareholder has recovered its basis in its stock, further distributions are treated as gain from the sale or exchange of property.

         Generally a corporate shareholder will receive a "dividends received deduction" for dividends received. The percentage of the dividend which can be excluded through the dividends received deductions depends upon the percentage ownership of the distributee shareholder in the distributor corporation. A 100% deduction is available for dividends received by a member of the same affiliated group of corporations. If the distributee owns 20% or more of the distributor corporation, the distributee corporation is entitled to an 80% deduction for dividends received. A 70% dividends received deduction is available for most other dividends.

         The above is intended only as a general summary of the "double taxation" of corporations and the tax treatment of cash distribution. It is not intended to be a thorough discussion of the numerous complex tax issues that affect corporations and their shareholders including accumulated earnings tax, alternative minimum tax, distributions of appreciated property, liquidations, reorganizations, issues pertaining to controlled groups of corporations and issues related to consolidated returns. Similarly, this summary should not be considered as a discussion of material federal income tax aspects or considerations for TCI. The above pertains only to "C" corporations under the Code and does not address state, local, or foreign tax issues. It is not applicable to regulated investment companies, real estate investment trusts, banks, insurance companies and other forms of entities for which special treatment is provided under the Code.

                                LEGAL PROCEEDINGS

OLIVE LITIGATION

         In February 1990, TCI, together with National Income Realty Trust, CMET and IOT three real estate entities which, at the time, had the same officers, directors or trustees and advisor as TCI, entered into the Olive Settlement of a class and derivative action entitled Olive et al. v. National Income Realty Trust et al., relating to the operation and management of each of the entities. On April 23, 1990, the Court granted final approval of the terms of the Settlement. The Settlement was modified in 1994 (the "Modification").

         On January 27, 1997, the parties entered into an Amendment to the Modification effective January 9, 1997 (the "Olive Amendment"). The Olive Amendment provided for the settlement of additional matters raised by plaintiffs' counsel in 1996. The Court issued an order approving the Olive Amendment on July 3, 1997.

         The Olive Amendment provided that TCI's board retain a management/compensation consultant or consultants to evaluate the fairness of the BCM advisory contract and any contract of its affiliates with TCI, CMET and IOT, including, but not limited to, the fairness to TCI, CMET and IOT of such contracts relative to other means of administration. In 1998, the board engaged a management/compensation consultant to perform the evaluation which was completed in September 1998.

         In 1999, plaintiffs' counsel asserted that the board did not comply with the provision requiring such engagement and requested that the Court exercise its retained jurisdiction to determine whether there was a breach of this provision of the Olive Amendment. In January 2000, the board engaged another management compensation consultant to perform the required evaluation again. The evaluation was completed in April 2000 and was provided to plaintiffs' counsel. The board believes that any alleged breach of the Olive Amendment has been fully remedied by the Board's engagement of this second consultant. Although several status


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


conferences on this matter were held, there has been no court order resolving whether there was any breach of the Olive Amendment.

         In June 2000, plaintiffs' counsel asserted that loans made by TCI to BCM and American Realty Trust, Inc. breached the provision of the Modification. The board believes that the provisions of the Settlement, Modification and the Olive Amendment terminated on April 28, 1999. However, the Court has ruled that certain provisions continue to be effective after the termination date. This ruling was appealed by TCI and IOT.

         On October 23, 2001, TCI, IOT and ARL jointly announced a preliminary agreement with the plaintiffs' counsel for complete settlement of all disputes in the lawsuit. In February 2002, the court granted final approval of the proposed settlement. Under the proposal, the appeal has been dismissed and ARL will acquire all of the outstanding shares of IOT and TCI not currently owned by ARL for a cash payment or shares of ARL Preferred Stock. ARL will pay $17.50 cash per TCI share and $19.00 cash per IOT share for the stock held by nonaffiliated stockholders. ARL would issue one share of Series G redeemable convertible preferred stock with a liquidation value of $20.00 per share for each share of TCI common stock for stockholders who elect to receive ARL preferred stock in lieu of cash. ARL would issue one share of Series H redeemable convertible preferred stock with a liquidation value of $21.50 per share for each share of IOT common stock for stockholders who elect to receive ARL preferred stock in lieu of cash. Each share of Series G redeemable convertible preferred stock will be convertible into 2.5 shares of ARL common stock during a 75-day period that commences fifteen days after the date of the first ARL Form 10-Q filing that occurs after the closing of the merger transaction. Upon the acquisition of IOT and TCI shares, TCI and IOT would become wholly-owned subsidiaries of ARL. The transaction is subject to the execution of a definitive merger agreement and a vote of the stockholders of all three entities. TCI has the same board as IOT and the same advisor as IOT and ARL.

                         SELECTED FINANCIAL DATA OF TCI

         The following is a summary of financial data incorporated by reference in this joint proxy statement and prospectus. You should read the following data in conjunction with the more detailed information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations of TCI" and the TCI consolidated financial statements and related notes appearing elsewhere in this joint proxy statement and prospectus.


                                   FOR THE THREE MONTHS
                                        ENDED MARCH 31,                            FOR THE YEARS ENDED DECEMBER 31,
                                 -------------------------   --------------------------------------------------------------------
                                    2002          2001          2001           2000           1999          1998         1997
                                 -----------   -----------   -----------    -----------    -----------   -----------  -----------
                                        (unaudited)
EARNINGS DATA
Rents .......................    $    30,869   $    35,265   $   134,911    $   139,357    $    82,039   $    69,829  $    54,462
Property expense ............         19,468        20,395        80,562         78,061         44,497        38,282       32,424
                                 -----------   -----------   -----------    -----------    -----------   -----------  -----------
Operating income ............         11,401        14,870        54,349         61,296         37,542        31,547       22,038
Other income ................           (209)         (735)       (3,002)         1,814            555           739        2,311
Other expense ...............         17,956        20,303        85,806         83,878         48,395        38,320       33,154
Gain on sale of real estate .          5,429         6,484        54,270         50,550         40,517        12,940       21,404
                                 -----------   -----------   -----------    -----------    -----------   -----------  -----------
Net income (loss) ...........         (1,335)          316        19,811         29,782         30,219         6,906       12,599
Preferred dividend
requirement .................            (45)           (7)         (172)           (22)           (30)           (1)          --
                                 -----------   -----------   -----------    -----------    -----------   -----------  -----------
Net income (loss)
applicable to Common
shares ......................    $    (1,380)          309   $    19,639    $    29,760    $    30,189   $     6,905  $    12,599
                                 ===========   ===========   ===========    ===========    ===========   ===========  ===========
Basic and Diluted
    Earnings Per Share
    Net income (loss)
    applicable to
    Common shares ...........    $      (.17)  $       .04   $      2.32    $      3.45    $      7.05   $      1.78  $      3.22
                                 ===========   ===========   ===========    ===========    ===========   ===========  ===========
Dividends per Common
share .......................             --            --            --    $       .54    $       .60   $       .60  $       .28*
Weighted average Common
shares outstanding ..........      8,042,594     8,686,346     8,478,377      8,631,621      4,283,574     3,876,797    3,907,221






                                         FOR THE THREE                       FOR THE YEARS ENDED DECEMBER 31,
                                          MONTHS ENDED
                                           MARCH 31,
                                         ---------------------------------------------------------------------------------
                                              2002          2001          2000         1999          1998          1997
                                           ----------    ----------    ----------   ----------    ----------    ----------
                                          (unaudited)
BALANCE SHEET DATA
Real estate held for investment, net ...   $  618,784    $  622,171    $  639,040   $  599,746    $  347,389    $  269,845
Real estate held for sale, net .........       14,831
     Foreclosed ........................          516           516         1,824        1,790         1,356         1,356
     Other .............................       14,315            --            --           --            --         3,630
Notes and interest receivable, net .....       26,510        22,049         8,172       11,530         1,493         3,947
Total assets ...........................      720,198       709,152       731,885      714,195       382,203       319,135
Notes and interest payable .............      472,486       461,037       501,734      503,406       282,688       222,029
Stockholders' equity ...................      215,365       216,768       200,560      179,112        91,132        86,133
Book value per share ...................   $    26.78    $    26.95    $    23.22   $    20.76    $    23.35    $    22.15

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS OF TCI

INTRODUCTION

         TCI invests in real estate through acquisitions, leases and partnerships and in mortgage loans on real estate, including first, wraparound and junior mortgage loans. TCI is the successor to a California business trust organized on September 6, 1983, which commenced operations on January 31, 1984. On November 30, 1999, TCI acquired all of the outstanding shares of beneficial interest of CMET, a real estate company, in a tax-free exchange of shares, issuing 1.181 shares of its common stock for each outstanding CMET share. TCI accounted for the merger as a purchase.

         Prior to January 1, 2000, TCI elected to be treated as a REIT under Sections 856 through 860 of the Code. During the third quarter of 2000, TCI no longer met the requirement for tax treatment as a REIT due to a concentration of ownership.

LIQUIDITY AND CAPITAL RESOURCES


         Cash and cash equivalents totaled $4.9 million at March 31, 2002, compared with $10.3 million at December 31, 2001. TCI's principal sources of cash have been and will continue to be from property operations, proceeds from property sales, the collection of mortgage notes receivable and borrowings. Management anticipates that TCI's cash on hand, as well as cash generated from property operations, the sale of properties and the refinancing of certain of TCI's mortgage debt will be sufficient to meet TCI's cash requirements, including debt service obligations and expenditures for property maintenance and improvements.

         Net cash provided by operating activities was $15,000 for the first quarter of 2002, compared to $620,000 for the first quarter of 2001. The primary factors affecting TCI's cash from operations are discussed in the following paragraphs.

         Cash from property operations (rents collected less payments for expenses applicable to rental income) decreased to $11.9 million in the first quarter of 2002, from the $16.4 million in 2001. Decreases in cash flow from property operations of $2.0 million were from the sale of 16 apartments in 2002 and 2001, $3.1 million was from the sale of nine commercial properties in 2002 and 2001, and $97,000 was from decreased room revenues at TCI's hotels. These decreases were offset by increases in cash flow of $578,000 and $94,000 from the purchase of five existing apartments in 2001 and one commercial property in 2002. Management believes that this trend of decreased cash flow from property operations may continue depending on TCI's selling of income producing properties to meet its cash requirements.

         Interest collected increased to $850,000 in the first quarter of 2002, from $216,000 in 2001. The increase was primarily due to TCI funding seven loans in 2001.

         Interest paid decreased to $9.0 million in the first quarter of 2002, from $10.6 million in the first quarter of 2001. Of the decreases, $2.1 million was from the sale of 24 properties in 2002 and 2001 subject to debt, and $503,000 was from lower variable interest rates and principal paydowns in 2002 and 2001. These decreases were offset by increases of $853,000 from the purchase of nine properties in 2002 and 2001 subject to debt, and $130,000 from the refinancing of one land property in 2001.

         Advisory and net income fees paid decreased to $1.5 million in the first quarter of 2002, from $2.6 million in the first quarter of 2001. The decrease was due to TCI having a net loss in the fourth quarter of 2001.

         General and administrative expenses paid decreased to $2.3 million in first quarter of 2002, from $3.0 million in the first quarter of 2001. This decrease was mainly due to a decrease in legal fees and consulting fees.

         In the first quarter 2002, TCI sold one apartment, one warehouse, one shopping center and one office building for a total of $17.7 million, receiving net cash of $3.8 million after the payoff of existing debt and the payment of various closing costs.

         Also in the first quarter of 2002, TCI financed an industrial warehouse for $2.7 million, receiving $942,000 in cash after the payment of various closing costs.

         Further in the first quarter of 2002, TCI purchased four apartments, one shopping center and one parcel of unimproved land for a total of $7.8 million, paying $3.5 million in cash, including various closing costs, and assumed existing mortgage debt of $1.4 million. TCI also expended $13.3 million on property construction in the quarter, of which $10.9 million was funded by debt. As of March 31, 2002, TCI has expended a total of $58.0 million on property construction, of which $30.0 million was funded by debt. For the remainder of 2002, TCI expects to expend an additional $132.6 million on property construction projects, of which $127.0 million will be funded by debt.

         Management reviews the carrying values of TCI's properties and mortgage notes receivable at least annually and whenever events or a change in circumstances indicate that impairment may exist. Impairment is considered to exist if, in the case of a property, the future cash flow from the property (undiscounted and without interest) is less than the carrying amount of the property. For notes receivable, impairment is considered to exist if it is probable that all amounts due under the terms of the note will not be collected. If impairment is found to exist, a provision for loss is recorded by a charge against earnings. The mortgage note receivable review includes an evaluation of the collateral property securing each note. The property review generally includes: (1) selective property inspections; (2) a review of the property's current rents compared to market rents; (3) a review of the property's expenses;
(4) a review of maintenance requirements; (5) a review of the property's cash flow; (6) discussions with the manager of the property; and (7) a review of properties in the surrounding area.


RESULTS OF OPERATIONS


         THREE MONTHS ENDED MARCH 31, 2002 COMPARED TO MARCH 31, 2001. TCI had a net loss of $1.3 million in the first quarter of 2002, including gains on sale of real estate totaling $5.4 million, compared to net income of $316,000 in the corresponding period in 2001, including gains on sale of real estate totaling $6.5 million. Fluctuations in this and other components of revenues and expense between the 2002 and 2001 periods are discussed below.

         Rents in the first quarter of 2002, decreased to $30.9 million compared to $35.3 million in 2001. Of this decrease, $4.8 million was due to the sale of 16 apartments in 2002 and 2001 and $2.2 million was due to the sale of nine commercial properties in 2002 and 2001 and $326,000 was due to lower occupancies at TCI's hotels. These decreases were offset by increases of $1.9 million due to the purchase of five apartments in 2002 and 2001 and $31,000 was due to the purchase of one commercial property in 2002. Rental rates and occupancies increased by $208,000 for TCI's apartments and by $795,000 for TCI's commercial properties. Rents in the remaining quarters of 2002 may decrease as TCI sells income producing properties.

         Property operations expense decreased in the first quarter of 2002, to $19.5 million from $20.4 million compared to the corresponding period in 2001. Of this decrease, $2.7 million was due to the sale of 16 apartments in 2002 and 2001, $449,000 was due to the sale of nine commercial properties and hotel operating expenses decreased by $351,000. These decreases were offset by increases of $1.5 million due to the purchase of five apartments in 2002 and 2001 and $15,000 due to the purchase of one commercial property in 2002. Apartment operating expenses increased by $242,000 due to increased leasing costs and utilities and an increase of $800,000 was due to increased leasing, utility and maintenance costs at TCI's commercial properties.

         Interest and other income increased to $1.1 million in the first quarter of 2002, compared to $638,000 in 2001. The increase was primarily due to TCI funding seven loans in 2001 and one loan in 2002. Interest income for the remaining quarters of 2002 is expected to increase from the additional loans funded in 2001 and 2002.

         Equity losses of investees decreased to $1.3 million in the first quarter of 2002, from $1.4 million in the first quarter of 2001. The decreases in losses from equity investees are primarily attributed to decreased operating losses for IOT and ARL.

         In the first quarter of 2002, gains on sale of real estate totaling $5.4 million were recognized, $659,000 on the sale of the Primrose Apartments, $1.2 million on the sale of the Central Storage Warehouse, a $608,000 deferred gain on the sale of the Madison at Bear Creek Apartments and $2.9 million on gains on sale of real estate from equity investees.

         In the first quarter of 2001, gains on sale of real estate totaling $6.5 million were recognized, $1.6 million on the sale of the Heritage Apartments, $167,000 on the sale of Zodiac Warehouse, $355,000 on the sale of a tract of the McKinney 36 land parcel, $1.0 million on the sale of Forest Ridge Apartments, $1.1 million on the sale of Park at Colonade Apartments, $1.0 million on the sale of a tract of the Round Mountain land parcel and $1.3 million on gains on sale of real estate from an equity investee.

         Interest expense decreased to $9.2 million in the first quarter of 2002, from $11.2 million in 2001. Of this decrease, $1.4 million was due to the sale of 16 apartments in 2002 and 2001, $769,000 was due to the sale of five commercial properties in 2002 and 2001, and decreases of $20,000 were due to principal paydowns in 2001. Of the remaining decreases, $341,000 was due to lower variable interest rates at TCI's apartments, $478,000 was due to lower variable interest rates at TCI's commercial properties, and $49,000 was due to lower variable interest rates at TCI's hotels. These decreases were offset by increases of $823,000 due to the purchase of five apartments in 2002 and 2001, and $194,000 due to the financing of one property in 2001. Interest expense for the remaining quarters of 2002 are expected to decrease as TCI selectively sells properties.

         Depreciation expense increased to $5.2 million in the first quarter of 2002, from $5.1 million in 2001. Of these increases, $273,000 was due to the purchase of five apartments in 2002 and 2001, and $548,000 was due to building and tenant improvements at TCI's commercial properties. These increases were offset by decreases of $450,000 due to the sale of 16 apartments and $283,000 due to the sale of five commercial properties in 2002 and 2001. Depreciation expense for the remaining quarters of 2002 is expected to decrease as TCI selectively sells properties.

         Advisory fee decreased to $1.4 million in the first quarter of 2002, from $1.5 million in 2001. The decrease was due to a decrease in TCI's gross assets from 2001, the basis for such fee. Advisory fees for the remaining quarters of 2002 are expected to decrease with decreases in TCI's gross assets.

         Net income fee to affiliate was $26,000 in the first quarter of 2001. The net income fee is payable to TCI's advisor based on 7.5% of TCI's net income.

         General and administrative expenses decreased to $2.2 million in the first quarter of 2002, from $2.4 million in 2001. These decreases were mainly due to a decrease in legal fees and other professional fees.


         2001 COMPARED TO 2000. TCI had net income of $19.8 million in 2001, including gains on sale of real estate totaling $54.3 million, as compared to $29.8 million in 2000, including gains on sale of real estate totaling $50.6 million. Fluctuations in the components of revenues and expense between 2001 and 2000 are discussed below.

         Rents decreased to $134.9 million in 2001 from $139.7 million in 2000. Of this decrease, $20.6 million was due to the sale of 29 apartments in 2001 and 2000 and $3.2 million was due to the sale of eight commercial properties and one industrial warehouse in the Kelly portfolio in 2001 and 2000. These decreases were offset by increases of $3.0 million due to the purchase of 10 operating apartments in 2001 and 2000 and $8.2 million was due to the purchase of eight commercial properties in 2001 and 2000. Decreases in rents of $91,000 also was due to decreased parking revenues for TCI's land properties. Rental rates increased by $1.5 million for TCI's apartments and by $2.1 million for TCI's commercial properties. In 2000, TCI leased its four U.S. hotels to Regis Hotel Corporation, an affiliate of BCM, at an annual base rent totaling $503,477 per year plus 30% of the hotel's gross revenues. Beginning January 1, 2001, TCI no longer leased the hotels and recognized revenues based on the operations of the hotels. From this change, rents increased at TCI's hotels by $4.4 million. Rents are expected to decrease in 2002 as TCI selectively sells income producing properties in 2002.

         Property operations expenses increased to $80.6 million in 2001 from $78.2 million in 2000. Of this increase, $1.9 million was due to the purchase of 10 operating apartments, $4.4 million was due to the purchase of eight commercial properties and $400,000 was due to the purchase of eight land properties in 2001 and 2000. An increase of $3.0 million was due to increased leasing, utility and maintenance costs at TCI's commercial properties. Hotel operating expenses increased by $4.3 million and increases of $300,000 were due to increases in maintenance and taxes for TCI's land parcels. These increases were offset by decreases of $10.9 million due to the sale of 29 apartments in 2001 and 2000 and $1.1 million due to the sale of eight commercial properties and one industrial warehouse in the Kelly portfolio in 2001 and 2000. Property operating expenses are expected to decrease as TCI selectively sells properties in 2002.

         Interest and other income increased to $2.9 million in 2001, compared to $2.4 million in 2000. The increase was primarily due to TCI funding two loans in the fourth quarter of 2000 and eight loans in 2001. Interest income in 2002 is expected to decrease due to six of TCI's twelve loans maturing in 2002.

         Prior to the first quarter of 2001, TCI accounted for its investment in ARL, an affiliate, as an available for sale marketable security. In the first quarter of 2001, TCI began accounting for its investment in ARL using the equity method. Equity losses of investees increased to $6.0 million in 2001, from $556,000 in 2000. The losses from equity investees are primarily attributed to increased operating losses for IOT and TCI's accounting for its investment in ARL. Equity losses are expected to increase with decreases in operating income from ARL and IOT as ARL and IOT continue to sell income producing properties.

         In 2001, gains on sale of real estate totaling $54.3 million were recognized. The gains included $1.6 million on the sale of the Heritage Apartments, $167,000 on the sale of Zodiac Warehouse, $355,000 on the sale of a tract of the McKinney 36 land parcel, $1.0 million on the sale of Forest Ridge Apartments, $1.6 million on the sale of Park at Colonade Apartments, $1.0 million on the sale of a tract of the Round Mountain land parcel, $4.6 million on the sale of Fontenelle Apartments, $601,000 on the sale of Bent Tree Gardens Apartments, $9.1 million on the sale of Waterstreet Office Building, $4.2 million on the sale of Technology Trading Center, $1.4 million on the sale of McCallum Glen Apartments, $836,000 on the sale of Daley Office Plaza, $204,000 on the sale of Chesapeake Office Center, $4.5 million on the sale of McCallum Crossing Apartments, $1.3 million on the sale of Carseka Apartments, $7.3 million on the sale of Sunset Lake Apartments, $2.2 million on the sale of Oak Run Manor Apartments, $1.8 million on the sale of Park Lane Apartments, $4,000 on the sale of Viewridge Office Building, $1.7 million on the sale of South Cochran Apartments, $1.2 million on the sale of Madison at Bear Creek Apartments, $1.9 million on the sale of Summerstone Apartments, a $819,000 previously deferred gain on the sale of the Town and Country Shopping Center, and $5.3 million in gains on sale of real estate from ARL, an equity investee. These gains were partially offset by a loss of $71,000 on the Moss Creek land parcel, a loss of $138,000 on the sale of the Valley Rim Office Building, and a loss of $215,000 on the sale of a tract of the Eagle Crest land parcel.

         In 2000, gains on sale of real estate totaling $50.6 million were realized; $572,000 on the sale of Hunters Bend Apartments, a $4.8 million previously deferred gain on the sale of McKinney land, TCI's share of gains recognized by an equity affiliate of $4.6 million, $3.6 million on the sale of Westgate of Laurel Apartments, $3.2 million on the sale of Apple Creek Apartments, $1.2 million on the sale of Villas at Fair Park Apartments, $633,000 on the sale of Chateau Charles Hotel, $1.5 million on the sale of Brookfield Warehouses, $1.5 million on the sale of Villas at Countryside Apartments, $706,000 on the sale of Ashley Crest Apartments,

$206,000 on the sale of Shady Trail Warehouse, $1.0 million on the sale of Eagle Rock Apartments, $184,000 on the sale of a portion of the Allen land parcel, $3.8 million on the sale of Woodbridge Apartments, $2.1 million on the sale of the McKinney land, $3.1 million on the sale of a portion of the Watters Road/Highway 121 land parcel, $5.4 million on the sale of Shadow Run Apartments, $3.0 million on the sale of Parkwood Knoll Apartments, $2.6 million on the sale of Villa Piedra Apartments, $1.1 million on the sale of Country Bend Apartments, $5.1 million on the sale of Fountain Village Apartments, and $793,000 on the sale of Crescent Place Apartments. See Note 3. "Real Estate" to the TCI consolidated financial statements included elsewhere in this joint proxy statement and prospectus.

         Interest expense decreased to $41.0 million in 2001 from $48.1 million in 2000. Of this decrease, $6.0 million was due to the sale of 29 apartments in 2001 and 2000, $1.3 million was due to the sale of eight commercial properties and one industrial warehouse in the Kelly portfolio in 2001 and 2000, and $316,000 was due to the sale of two land parcels subject to debt in 2000. A decrease of $252,000 was due to the refinancing of six commercial properties in 2000, and an increase of $18,000 was due to the refinancing of three apartment properties in 2000, and decreases of $1.1 million were due to land loan payoffs and principal paydowns in 2001 and 2000. Of the remaining decrease, $248,000 was due to lower variable interest rates at TCI's apartments, $1.6 million was due to lower variable interest rates at TCI's commercial properties and $278,000 was due to lower variable interest rates at TCI's hotels. These decreases were offset by increases of $817,000 due to the purchase of 10 operating apartments in 2001 and 2000, and $3.2 million due to the purchase of eight commercial properties in 2001 and 2000. Interest expense is expected to decrease as TCI sells properties.

         Depreciation expense of $19.7 million in 2001, approximated the $19.7 million in 2000.

         Advisory fee expense of $5.3 million in 2001, approximated the $5.3 million in 2000. Advisory fees are expected to decrease as TCI sells properties.

         Net income fee to affiliate was $1.9 million in 2001, as compared to $2.4 million in 2000. The net income fee is payable to TCI's advisor based on 7.5% of TCI's net income.

         Incentive fee to affiliate was $3.2 million in 2001. The incentive fee is payable to TCI's advisor based on 10% of aggregate sales consideration less TCI's cost of all properties sold during the year.

         Incentive fees are expected to increase as TCI selectively sells properties. No incentive fee was paid in 2000.

         General and administrative expenses increased to $11.4 million in 2001, from $8.5 million in 2000. Increases of $1.8 million, $615,000, $249,000, and $219,000 were due to increases in consulting fees, legal fees, taxes, and insurance, respectively. General and administrative expenses are expected to remain constant or decrease from decreased litigation and consulting fees.

         Realized losses on investments of $3.1 million were recognized in 2001. TCI recognized a previously unrealized loss on ARL's marketable equity securities of $3.1 million in 2001.

         2000 COMPARED TO 1999. TCI had net income of $29.8 million in 2000, as compared to $30.2 million in 1999. Net income for 2000 included gains on the sale of real estate of $50.6 million. Net income for 1999 included gains on the sale of real estate of $40.5 million. Fluctuations in the components of revenue and expense between 2000 and 1999 are discussed below.

         Rents increased to $139.7 million in 2000 from $82.1 million in 1999. Of the increase, $2.5 million was due to the completion of the Limestone Canyon Apartments in December 1999; $8.5 million was due to properties purchased or obtained through foreclosure in 2000 and 1999; $57.4 million was due to the properties obtained in the acquisition of CMET and the remaining $2.1 million was primarily due to increased apartment and commercial property occupancy and rental rates. These increases were partially offset by a decrease of $10.6 million due to properties sold in 2000 and 1999, and a decrease of $2.5 million from the four hotels.

         Property operating expenses increased to $78.2 million in 2000 from $44.5 million in 1999. Of the increase, $4.3 million was due to properties purchased in 2000 and 1999 and $32.8 million was due to the properties obtained in the acquisition of CMET. These increases were partially offset by a decrease of $3.8 million due to properties sold in 2000 and 1999.

         Interest and other income increased to $2.4 million in 2000 from $453,000 in 1999. The increase in interest income was due to the funding of notes receivable in 2000. See Note 4. "Notes and Interest Receivable" to the TCI consolidated financial statements included elsewhere in this joint proxy statement and prospectus.

         Interest expense increased to $48.1 million in 2000 from $27.7 million in 1999. Of this increase, $4.5 million was due to properties purchased in 2000 and 1999, $17.5 million was due to the properties obtained in the acquisition of CMET and $843,000 was due to property financings and refinancings during 2000 and 1999. These increases were partially offset by a decrease of $3.3 million due to properties sold and mortgages paid off in 2000 and 1999.

         Depreciation expense increased to $19.7 million in 2000 from $11.7 million in 1999. Of the increase, $1.6 million was due to properties purchased in 2000 and 1999, $7.4 million was due to properties obtained in the acquisition of CMET and the remainder from property additions and tenant improvements. These increases were partially offset by a decrease of $1.7 million due to properties sold in 2000 and 1999.

         Advisory and net income fees increased to $7.7 million in 2000 from $5.7 million in 1999. The increase was due to an increase in the advisory fee from an increase in gross assets, the basis for the fee. The increase in gross assets was due in part to the assets obtained in the acquisition of CMET. Net income fees of $2.4 million in 2000 approximated $2.5 million in 1999. See Note
13. "Advisory Agreement" to the TCI consolidated financial statements included elsewhere in this joint proxy statement and prospectus.

         General and administrative expenses increased to $8.5 million in 2000 from $3.3 million in 1999. The increase was primarily due to legal fees incurred on litigation related matters, taxes and an increase in advisor cost reimbursements.

         Equity losses from investees were $556,000 in 2000 compared to income of $102,000 in 1999. The decrease was primarily due to increased operating expenses of IOT, an equity investee. See Note 7. "Investment in Equity Method Real Estate Entities" to the TCI consolidated financial statements included elsewhere in this joint proxy statement and prospectus.

         In 2000, gains on sale of real estate totaling $50.6 million were realized; $572,000 on the sale of Hunters Bend Apartments, a $4.8 million previously deferred gain on the sale of McKinney land, TCI's share of gains recognized by an equity affiliate of $4.6 million, $3.6 million on the sale of Westgate of Laurel Apartments, $3.2 million on the sale of Apple Creek Apartments, $1.2 million on the sale of Villas at Fair Park Apartments, $633,000 on the sale of Chateau Charles Hotel, $1.5 million on the sale of Brookfield Warehouses, $1.5 million on the sale of Villas at Countryside Apartments, $706,000 on the sale of Ashley Crest Apartments, $206,000 on the sale of Shady Trail Warehouse, $1.0 million on the sale of Eagle Rock Apartments, $184,000 on the sale of a portion of the Allen land parcel, $3.8 million on the sale of Woodbridge Apartments, $2.1 million on the sale of the McKinney land, $3.1 million on the sale of a portion of the Watters Road/Highway 121 land parcel, $5.4 million on the sale of Shadow Run Apartments, $3.0 million on the sale of Parkwood Knoll Apartments, $2.6 million on the sale of Villa Piedra Apartments, $1.1 million on the sale of Country Bend Apartments, $5.1 million on the sale of Fountain Village Apartments, and $793,000 on the sale of Crescent Place Apartments. See Note 3. "Real Estate" to the TCI consolidated financial statements included elsewhere in this joint proxy statement and prospectus.

         In 1999, gains on sale of real estate totaling $40.5 million were realized; $1.9 million on the sale of Mariner's Pointe Apartments, $8.3 million on the sale of 74 New Montgomery Office Building, $675,000 on the sale of Republic land, $5.2 million on the sale of Parke Long Industrial Warehouse, $153,000 on the sale of a portion of the Moss Creek land parcel, $5.3 million on the sale of Corporate Center Industrial Warehouse, $747,000 on the sale of Laws land, $4.4 million on the sale of Sullyfield Industrial Warehouse, $5.6 million on the sale of Spa Cove Apartments, $4.7 million on the sale of Woods Edge Apartments and $3.6 million, TCI's share of the gains realized by three equity investees on the sale of two shopping centers and two office buildings. See Note
3. "Real Estate" and Note 7. "Investment in Equity Method Real Estate Entities" to the TCI consolidated financial statements included elsewhere in this joint proxy statement and prospectus.

ENVIRONMENTAL MATTERS

         Under various federal, state and local environmental laws, ordinances and regulations, TCI may be potentially liable for removal or remediation costs, as well as certain other potential costs, relating to hazardous or toxic substances (including governmental fines and injuries to persons and property) where property-level managers have arranged for the removal, disposal or treatment of hazardous or toxic substances. In addition, certain environmental laws impose liability for release of asbestos-containing materials into the air, and third parties may seek recovery for personal injury associated with such materials.

         Management is not aware of any environmental liability relating to the above matters that would have a material adverse effect on TCI's business, assets or results of operations.

INFLATION

         The effects of inflation on TCI's operations are not quantifiable. Revenues from property operations tend to fluctuate proportionately with inflationary increases and decreases in housing costs. Fluctuations in the rate of inflation also affect sales values of properties and the ultimate gain to be realized from property sales. To the extent that inflation affects interest rates, TCI's earnings from short-term investments, the cost of new financings as well as the cost of variable interest rate debt will be affected.

TAX MATTERS

         For the year 1999, TCI elected and in the opinion of management, qualified to be taxed as a REIT as defined under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. During the third quarter of 2000, due to a concentration in ownership, TCI no longer met the requirements for tax treatment as a REIT under the Code. Under the Code, TCI is prohibited from re-qualifying for REIT tax status for at least five years.


         Financial statement income varies from taxable income principally due to the accounting for income and losses of investees, gains and losses from asset sales, depreciation on owned properties, amortization of discounts on notes receivable and payable and the difference in the allowance for estimated losses. TCI had a loss for federal income tax purposes in the first quarter of 2002 and 2001; therefore, it recorded no provision for income taxes.

               QUANTITATIVE AND QUALITATIVE DISCLOSURES REGARDING
                               MARKET RISK OF TCI


         TCI's future operations, cash flow and fair values of financial instruments are partially dependent upon the then existing market interest rates and market equity prices. Market risk is the change in the market rates and prices, and the effect of the changes on future operations. Market risk is managed by matching a property's anticipated net operating income to an appropriate financing.

         TCI is exposed to interest rate risk associated with variable rate notes payable and maturing debt that has to be refinanced. TCI does not hold financial instruments for trading or other speculative purposes, but rather issues these financial instruments to finance its portfolio of real estate assets. TCI's interest rate sensitivity position is managed by the Company's finance department. Interest rate sensitivity is the relationship between changes in market interest rates and the fair value of market rate sensitive assets and liabilities. TCI's earnings are affected as changes in short-term interest rates impact its cost of variable rate debt and maturing fixed rate debt. A large portion of TCI's market risk is exposure to short-term interest rates from variable rate borrowings. The impact on TCI's financial statements of refinancing fixed rate debt that matured during 2001 was not material. As permitted, management intends to convert a significant portion of those borrowings from variable rates to fixed rates in 2002. If market interest rates for variable rate debt average 100 basis points more in 2002 than they did during 2001, TCI's interest expense would increase, and income would decrease by $1.4 million. This amount is determined by considering the impact of hypothetical interest rates on TCI's borrowing cost. This analysis did not consider the effects of the reduced level of overall economic activity that could exist in such an environment. Further, in the event of a change of such magnitude, management would likely take actions to further mitigate its exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, the sensitivity analysis assumes no change in TCI's financial structure.


         The following table contains only those exposures that existed at December 31, 2001. Anticipation of exposures or risk on positions that could possibly arise was not considered. TCI's ultimate interest rate risk and its effect on operations will depend on future capital market exposures, which cannot be anticipated with a probable assurance level. Dollars in thousands.



Assets
Notes receivable
Variable interest rate-fair value...                                                                           $ 2,932


                                        2002      2003       2004         2005         2006      THEREAFTER     TOTAL
                                      --------   -------    -------      -------      ------     ----------    -------
Instrument's maturities ...........   $    --    $ 1,738    $ 1,369      $    --      $   --      $    --      $ 3,107
Instrument's amortization .........        --         --         --           --          --           --           --
Interest ..........................       213         90         39           --          --           --          342
Average rate ......................       7.0%       6.0%       5.8%          --          --           --

Fixed interest rate-fair value ....                                                                            $20,378

                                        2002      2003       2004         2005         2006      THEREAFTER     TOTAL
                                      --------   -------    -------      -------      ------     ----------    --------
Instrument's maturities ............  $ 12,206   $ 5,047    $ 1,970      $    --      $   --      $    --      $ 19,223
Instrument's amortization ..........        48        45         49           56          62           99           359
Interest ...........................     1,493       684        262           20          14            8         2,481
Average rate .......................      13.9%     13.2%      11.8%        10.4%       10.4%        10.4%
Liabilities



Non-trading Instruments-Equity Price
Risk
Notes payable
Variable interest rate-fair value ..                                                                                      $142,097



                                        2002         2003          2004           2005         2006         THEREAFTER      TOTAL
                                      --------     --------      --------        --------    --------       ----------    --------
Instrument's maturities ...........   $ 71,956     $ 18,739      $ 24,194        $  9,510    $  1,636       $  9,877      $135,912
Instrument's amortization .........      1,453        1,014           905             680         409          6,081        10,542
Interest ..........................      6,168        3,487         2,650           1,541       1,032          9,159        24,037
Average rate ......................        6.3%         6.2%          5.6%            5.9%        6.3%           6.3%
Fixed interest rate-fair value ....                                                                                       $319,778


                                        2002         2003          2004           2005         2006         THEREAFTER      TOTAL
                                      --------     --------      --------        --------    --------       ----------    --------
Instrument's maturities............   $75,187      $ 17,818      $ 48,826        $15,864     $ 14,530       $ 97,937      $ 270,162
Instrument's amortization..........     4,159         3,526         3,565          3,130        3,106         23,930         41,416
Interest...........................    23,125        18,651        17,296         13,733       12,445         55,671        140,921
Average rate.......................       8.5%          8.3%          8.0%           7.8%         7.8%           7.8%



         At March 31, 2002, TCI's exposure to a change in interest rates on its debt is as follows:





                                                                                      EFFECT OF 1%
                                                                 WEIGHTED AVERAGE     INCREASE IN
                                                     BALANCE      INTEREST RATE        BASE RATES
                                                     -------     ----------------     ------------
       Notes payable:
         Variable rate...........................    $ 149,099         6.28%           $ 1,491
                                                     =========                         =======

       Total decrease in TCI's annual net income.                                      $ 1,491
                                                                                       =======
       Per share.................................                                      $   .18
                                                                                       =======

                                MANAGEMENT OF TCI

                     DIRECTORS AND EXECUTIVE OFFICERS OF TCI

         The following table sets forth certain information as of April 22, 2002 regarding TCI's executive officers and directors:

Name                                                       Age      Position
----                                                       ---      --------
Mark W. Branigan*...................................        47      Executive Vice President - Residential
Henry A. Butler.....................................        51      Director
Earl D. Cecil**.....................................        72      Director
Louis J. Corna*.....................................        54      Executive Vice President - Tax
Ronald E. Kimbrough*................................        49      Executive Vice President and Chief Financial
                                                                    Officer
David W. Starowicz*.................................        46      Executive Vice President - Commercial Asset
                                                                    Management
Ted P. Stokely......................................        68      Director and Chairman of the Board
Martin L. White.....................................        62      Director

         HENRY BUTLER: Director (Affiliated) (since December 2001) of TCI. Broker - Land Sales (since 1992) of Basic Capital Management, Inc. ("BCM"); Owner/Operator (1989 to 1991) of Butler Interests, Inc.; and Director (since December 2001) of IOT.

         TED P. STOKELY: Director (Independent) (since April 1990) and Chairman of the board (since January 1995) of TCI. General Manager (since January 1995) of ECF Senior Housing Corporation, a nonprofit corporation; General Manager (since January 1993) of Housing Assistance Foundation, Inc., a nonprofit corporation; Part-time unpaid consultant (since January 1993) and paid consultant (April 1992 to December 1992) of Eldercare Housing Foundation ("Eldercare"), a nonprofit corporation; and Director (since April 1990) and Chairman of the board (since January 1995) of IOT.

         MARTIN L. WHITE: Director (Independent) (since January 1995) of TCI. Chief Executive Officer (since 1995) of Builders Emporium, Inc.; Chairman and Chief Executive Officer (since 1993) of North American Trading Company Ltd.; President and Chief Operating Officer (since 1992) of Community Based Developers, Inc.; and Director (since January 1995) of IOT.

         In addition to the foregoing officers, TCI has several vice presidents and assistant secretaries who are not listed herein. The business address of each director and executive officer is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234. The business telephone number of each person is 469-522-4200. Each director and executive officer is a citizen of the United States.


----------

* See "The Advisor - BCM - Directors and Principal Officers of Advisor" for background and business experience information.

** See "Management of ARL - Directors and Executive Officers of ARL" for background and business experience information.

         Although the TCI board of directors is directly responsible for managing the affairs of TCI and for setting the policies which guide it, its day-to-day operations are performed by BCM, a contractual advisor under the supervision of the board. The duties of BCM include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities, as well as financing and refinancing sources. BCM also serves as a consultant in connection with TCI's business plan and investment decisions made by the TCI board.


         BCM has been providing advisory services to TCI since March 28, 1989. BCM also serves as advisor to IOT and ARL. The directors of TCI are also directors of IOT. The officers of TCI also serve as officers of ARL, IOT, and BCM. As of March 31, 2002, TCI owned approximately 24% of IOT's outstanding shares of common stock and ARL indirectly owned approximately 49.7% and BCM directly and indirectly owned approximately 14.8% of the outstanding shares of TCI's common stock.


         Since February 1, 1990, affiliates of BCM have provided property management services to TCI. Currently, Triad provides such property management services. Triad subcontracts with other entities for the provision of property-level management services to TCI. The general partner of Triad is BCM. The limited partner of Triad is GS Realty, a related party. Triad subcontracts the property-level management and leasing of 52 of TCI's commercial properties and the two commercial properties owned by real estate partnerships in which TCI and IOT are partners to Regis, a related party, which is a company owned by GS Realty. Regis is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Triad. Regis also is entitled to receive real estate brokerage commissions in accordance with the terms of a non-exclusive brokerage agreement. Regis Hotel Corporation, a related party, manages TCI's four hotels.

         TCI has no employees. Employees of BCM render services to TCI.

                          EXECUTIVE COMPENSATION OF TCI

         TCI has no employees, payroll or benefit plans and pays no compensation to its executive officers. The executive officers of TCI, who are also officers or employees of BCM, TCI's advisor, are compensated by BCM. Such executive officers perform a variety of services for BCM and the amount of their compensation is determined solely by BCM. BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor. See "Directors, Executive Officers and Advisor of ARL" for a more detailed discussion of the compensation payable to BCM.

         The only remuneration paid by TCI is to the directors who are not officers or directors of BCM or its affiliated companies. The independent directors (1) review the business plan of TCI to determine that it is in the best interest of stockholders, (2) review the advisory contract, (3) supervise the performance of the advisor and review the reasonableness of the compensation paid to the advisor in terms of the nature and quality of services performed,
(4) review the reasonableness of the total fees and expenses of TCI and (5) select, when necessary, a qualified independent real estate appraiser to appraise properties acquired.

         Each independent director receives compensation in the amount of $30,000 per year, plus reimbursement for expenses. The chairman of the board receives an additional fee of $3,000 per year. In addition, each independent director receives an additional fee of $1,000 per day for any special services rendered by him to TCI outside of his ordinary duties as director, plus reimbursement of expenses.

         During 2001, $302,318 was paid to Independent Directors in total Directors' fees for all services including the annual fee for service during the period January 1, 2001 through December 31, 2001, and 2001 special service fees as follows: Roy E. Bode, $59,873; Earl D. Cecil, $7,003; Collene C. Currie, $79,743; Cliff Harris, $70,333; Joseph Mizrachi, $50,716; and Richard D. Morgan, $34,650.

DIRECTOR STOCK OPTION PLAN

         TCI has established the TCI Director Plan for the purpose of attracting and retaining directors who are not officers or employees of TCI or BCM. The TCI Director Plan provides for the grant of options that are exercisable at fair market value of TCI's common stock on the date of grant. The TCI Director Plan was approved by stockholders at their annual meeting on October 10, 2000, following which each then-serving independent director was granted options to purchase 5,000 shares of TCI common stock. On January 1 of each year, each independent director will receive options to purchase 5,000 shares of common stock. The options are immediately exercisable and expire on the earlier of the first anniversary of the date on which a director ceases to be a director or 10 years from the date of grant.


         As of March 31, 2002, TCI had 140,000 shares of common stock reserved for issuance under the TCI Director Plan of which options for 30,000 shares were outstanding.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                          OWNERS AND MANAGEMENT OF TCI


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. The following table sets forth the ownership of TCI's common stock, both beneficially and of record, both individually and in the aggregate, for those persons or entities known to be beneficial owners of more than 5% of the outstanding shares of common stock as of the close of business on March 31, 2002.



                                                                                            Percentage
                                                                                            of Class if
                                                           Shares of                           the
                                                            Series G                       Non-Affiliates
                                                           Redeemable     Percentage         Elect to
                                 Amount and               Convertible    of Class if          Receive
                                 Nature of                 Preferred         the             Series G
                                 Beneficial                  Stock       Non-Affiliates      Redeemable
                                 Ownership    Percent     Beneficially      Elect to         Convertible
                                   of TCI       of        Owned After       Receive           Preferred
 Name of Beneficial Owner       Common Stock  Class(1)   the TCI Merger     Cash(2)             Stock
 ------------------------       ------------  --------   --------------  --------------    --------------
EQK Holdings, Inc.(4)(5)(6)       3,994,300     49.7%               --               --                --
Basic Capital Management,
Inc.(5)....................       1,166,947     14.5%        1,166,947             99.8%             29.0%


                                                                                         Shares of ARL
                                                                                         Common Stock
                                   Shares of                                           Beneficially Owned
                                    Series H                                           After the TCI and
                                   Redeemable                      Percentage of          IOT Mergers
                                   Convertible      Percentage      Class if the            Assuming
                                   Preferred         of Class      Non-Affiliates      Conversion of all
                                     Stock           if the       Elect to Receive       Series G and
                                  Beneficially    Non-Affiliates     Series H              Series H
                                   Owned After       Elect to          Redeemable            Redeemable
                                    the IOT          Receive         Convertible           Convertible        Percentage
   Name of Beneficial Owner          Merger           Cash(3)      Preferred Stock       Preferred Stock       of Class
   ------------------------       ------------    --------------  ----------------     -------------------    ----------
EQK Holdings, Inc.(4)(5)(6)                 --                --                --                      --            --
Basic Capital Management,
Inc.(5)....................            106,802               100%             15.6%               9,427,017         64.9%


----------


(1) Percentage is based upon 8,042,629 shares of TCI common stock outstanding at March 31, 2002.


(2) Percentage is based upon 1,168,774 shares of Series G redeemable convertible preferred stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive cash and 4,021,854 shares of Series G redeemable convertible preferred stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive Series G redeemable convertible preferred stock.

(3) Percentage is based upon 106,802 shares of Series H redeemable convertible preferred stock outstanding after the IOT merger if all persons not affiliated with ARL elect to receive cash and 683,282 shares of Series H redeemable convertible preferred stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive Series H redeemable convertible preferred stock.

(4) Includes 3,994,300 shares of TCI common stock of which ARL may be deemed to beneficially own. EQK Holdings, Inc. is a wholly-owned subsidiary of American Realty Trust, which is a wholly-owned subsidiary of ARL.

(5) The business address of EQK Holdings and BCM is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234.

(6)The shares of TCI common stock owned by EQK Holdings will be cancelled as part of the TCI merger.

(7) Includes 26,475 shares of TCI common stock owned by Syntek Asset Management L.P., a subsidiary of ARL, that may be deemed to be indirectly beneficially owned by BCM. Syntek Asset Management, Inc., a wholly owned subsidiary of BCM, is the general partner of Syntek Asset Management L.P. The shares of TCI common stock held by Syntek Asset Management L.P. will be cancelled as part of the TCI merger. The business address of Syntek Asset Management L.P. is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234

         SECURITY OWNERSHIP OF MANAGEMENT. The following table sets forth the ownership of TCI's common stock, both beneficially and of record, both individually and in the aggregate, for the directors and executive officers of TCI as of the close of business on March 31, 2002.




                                                                                                   Percentage of
                                                                 Shares of                          Class if the
                                    Amount                        Series G                              Non-
                                     and                         Redeemable                          Affiliates
                                    Nature                      Convertible       Percentage           Elect
                                      of                         Preferred            of             to Receive
                                   Beneficial                      Stock         Class if the         Series G
                                   Ownership                    Beneficially     Non-Affiliates      Redeemable
                                    of TCI        Percent       Owned After        Elect to         Convertible
                                    Common          of            the TCI           Receive          Preferred
   Name of Beneficial Owner          Stock       Class(1)          Merger           Cash(2)            Stock
   ------------------------        ----------    --------       ------------     --------------    -------------
Mark W. Branigan(5)..........      5,187,722        64.5%         1,166,947           99.8%              29.0%
Henry A. Butler..............             --          --                 --             --                 --
Earl D. Cecil................             --          --                 --             --                 --
Louis J. Corna...............      5,187,722        64.5%         1,166,947           99.8%              29.0%
Ronald E. Kimbrough(5).......      5,187,722        64.5%         1,166,947           99.8%              29.0%
David W. Starowicz(5)........      5,187,722        64.5%         1,166,947           99.8%              29.0%
Ted P. Stokely(4)............         15,000           *             15,000              *                  *
Martin L. White(4)...........         15,000           *             15,000              *                  *
All Directors and Executive
   Officers as a group (8
   individuals)(5)...........      5,217,722        64.6%         1,196,947            100%              29.8%


                                                                                        Shares of ARL
                                                                                        Common Stock
                                                                                       Beneficially Owned
                                      Shares of                       Percentage of     After the TCI and
                                        Series                        Class if the             IOT
                                     H Redeemable                         Non-          mergers Assuming
                                     Convertible     Percentage        Affiliates       Conversion of all
                                      Preferred          of             Elect to             Series
                                        Stock       Class if the     Receive Series      G and Series H
                                     Beneficially   Non-Affiliates          H              Redeemable
                                     Owned After      Elect to         Redeemable          Convertible
                                         the          Receive          Convertible          Preferred         Percent of
   Name of Beneficial Owner           IOT Merger       Cash(3)       Preferred Stock         Stock               Class
   ------------------------          ------------   --------------   ---------------   ------------------     ----------
Mark W. Branigan(5)..........            106,802            100%            15.6%         10,173,989             70.0%
Henry A. Butler..............                 --             --                --                 --               --
Earl D. Cecil................                 --             --                --              1,000                *
Louis J. Corna...............            106,802            100%            15.6%         10,173,989             70.0%
Ronald E. Kimbrough(5).......            106,802            100%            15.6%         10,173,989             70.0%
David W. Starowicz(5)........            106,802            100%            15.6%         10,176,989             70.0%
Ted P. Stokely(4)............                 --              --               --             37,500                *
Martin L. White(4)...........                 --              --               --             37,500                *
All Directors and Executive
   Officers as a group (8
   individuals)(5)...........            106,802            100%             15.6%        10,252,989             70.2%

-------------------------------
* Less than 1%


(1) Percentage is based upon 8,042,594 shares of common stock outstanding at March 31, 2002.


(2) Percentage is based upon 1,168,774 shares of Series G redeemable convertible preferred stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive cash and 4,021,854 shares of Series G redeemable convertible preferred stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive Series G redeemable convertible preferred stock.

(3) Percentage is based upon 106,802 shares of Series H redeemable convertible preferred stock outstanding after the IOT merger if all persons not affiliated with ARL elect to receive cash and 683,282 shares of Series H redeemable convertible preferred stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive Series H redeemable convertible preferred stock.


(4) Each of Messrs. Stokely and White have options to purchase 15,000 shares of common stock of TCI which are exercisable within 60 days of March 31, 2002.


(5) Includes 26,475 shares owned by Syntek Asset Management, L.P., 1,166,947 shares owned by BCM and 3,994,300 shares owned by EQK. The executive officers of TCI disclaim beneficial ownership of such shares. Each of the directors of BCM may be deemed to be beneficial owners by virtue of their positions as directors of BCM. The directors of ARL and BCM disclaim such beneficial ownership. Also includes 30,000 shares which may be acquired by the directors of TCI pursuant to the Director Stock Option Plan. The business address of each beneficial owner is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234.

                            PERFORMANCE GRAPH OF TCI

         The following performance graph compares the cumulative total stockholder return on TCI's shares of common stock with the DJ Equity Index and the DJ Real Estate Index. The comparison assumes that $100 was invested on December 31, 1996 in TCI's shares of common stock and in each of the indices and further assumes the reinvestment of all distributions. Past performance is not necessarily an indicator of future performance.


                              [PERFORMANCE GRAPH]

Transcontinental Realty Investors, Inc.                 100     159     132     136     101     182
Dow Jones US Realty Index                               100     118      93      88     112     126
Dow Jones US Total Market Index                         100     132     165     202     183     161

                              INFORMATION ABOUT IOT

                                 BUSINESS OF IOT

         IOT, a Nevada corporation, is the successor to a California business trust named Income Opportunity Realty Trust organized on December 14, 1984, which commenced operations on April 15, 1985. IOT has elected to be treated as a REIT under Sections 856 through 860 of the Code. IOT has, in the opinion of management, qualified for federal taxation as a REIT for all periods since May 1, 1985.

         IOT files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by IOT at the SEC's public reference room in Washington, D.C. The public reference room at the SEC's office in Washington, D.C. is located at 450 Fifth Street, N.W. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The company's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http:\\www.sec.gov." Because IOT's common stock is listed on the AMEX (symbol: "IOT"), reports and other information concerning IOT can also be inspected at the office of the AMEX, 86 Trinity Place, New York, New York 10006.

         At December 31, 2001, IOT's real estate consisted of 16 properties held for investment. In addition, IOT owns interests in two partnerships, each of which owns a property and a third partnership which holds a wraparound mortgage note receivable. IOT's real estate portfolio is more fully discussed in "-- Properties of IOT."

BUSINESS PLAN

         IOT's business is investing in equity interests in real estate through direct equity investments and partnerships, and financing real estate and real estate related activities through investments in mortgage loans. IOT's real estate is located in the Pacific, Southeast and Southwest regions of the continental United States. Information regarding IOT's real estate portfolio is set forth in "-- Properties of IOT," and in Schedule III to the IOT consolidated financial statements included elsewhere in this joint proxy statement and prospectus.

         IOT's business is not seasonal. Management has determined to continue to pursue a balanced investment strategy, seeking both current income and capital appreciation. With respect to new investments, management's plan of operation is to acquire higher class apartment and commercial properties in keeping with the current class of properties in IOT's real estate portfolio. In 2002, management intends to focus on income producing property acquisitions to maintain a balance between income producing and non-income producing properties. Management does not expect that IOT will seek to fund or acquire additional mortgage loans. IOT may, however, originate mortgage loans in conjunction with providing purchase money financing of a property sale. Management also intends to continue its strategy of maximizing each property's operating income by aggressive property management through closely monitoring expenses while at the same time making property renovations and/or improvements where appropriate. While renovation and/or improvement expenditures increase the amount of revenue required to cover operating expenses, management believes that such expenditures are necessary to maintain or enhance the value of IOT's properties.

         The board of directors currently intends to continue its policy of prohibiting IOT from incurring aggregate secured and unsecured indebtedness in excess of 300% of IOT's net asset value (defined as the book value of all assets of IOT minus all of its liabilities); however, the board may alter such policy at any time.

MANAGEMENT OF THE COMPANY

         Although the board of directors is directly responsible for managing the affairs of IOT and for setting the policies which guide it, the day-to-day operations of IOT are performed by BCM, a contractual advisor under the supervision of the Board. BCM's duties include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities, as well as financing and refinancing sources. BCM also serves as a consultant in connection with IOT's business plan and investment decisions made by the Board.

         BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips. Mr. Phillips serves as a representative of his children's trust, which owns BCM and, in such capacity has substantial contact with the management of BCM and input with respect to its performance of advisory services to IOT. BCM is more fully described in "The Advisor -- BCM."


         BCM has been providing advisory services to IOT since March 28, 1989. BCM also serves as advisor to TCI and directors of IOT are also directors of TCI. BCM also serves as Advisor to ART. The officers of IOT also serve as officers of ART, TCI and BCM. As of March 31, 2002, ART and TCI owned approximately 28.5% and 24.0%, respectively, of IOT's outstanding shares of common stock and BCM owned approximately 7.4% of IOT's outstanding shares of common stock.


         Since February 1, 1990, affiliates of BCM have provided property management services to IOT. Currently Triad Realty Services, Ltd. ("Triad") provides such property management services. Triad subcontracts with other entities for the provision of property-level management services to IOT. The general partner of Triad is BCM. The limited partner of Triad is GS Realty Services, Inc. ("GS Realty"), a related party. Triad subcontracts the property-level management and leasing of IOT's seven office buildings and the two commercial properties owned by real estate partnerships in which IOT and TCI are partners to Regis Realty, Inc. ("Regis"), a related party, which is a company also owned by GS Realty. Regis is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Triad.

         Regis also is entitled to receive real estate brokerage commissions in accordance with the terms of a nonexclusive brokerage agreement as discussed in "The Advisor."

         IOT has no employees. Employees of BCM render services to IOT.

COMPETITION

         The real estate business is highly competitive and IOT competes with numerous entities engaged in real estate activities (including certain entities described in "Certain Relationships and Related Transactions of ARL, TCI and IOT--Related Party Transactions"), some of which have greater financial resources than those of IOT. Management believes that success against such competition is dependent upon the geographic location of the property, the performance of the property-level managers in areas such as marketing, collection and control of operating expenses, the amount of new construction in the area and the maintenance and appearance of the property. Additional competitive factors with respect to commercial properties are the ease of access to the property, the adequacy of related facilities, such as parking, and sensitivity to market conditions in setting rent levels. With respect to apartments, competition is also based upon the design and mix of units and IOT's ability to provide a community atmosphere for the tenants. Management believes that beyond general economic circumstances and trends, the rate at which properties are renovated or the rate new properties are developed in the vicinity of each of IOT's properties also are competitive factors.

         To the extent that IOT seeks to sell any of its properties, the sales prices for such properties may be affected by competition from other real estate entities and financial institutions also attempting to sell their properties located in the same areas as well as aggressive buyers attempting to penetrate or dominate a particular market.

         As described above and in "Certain Relationships and Related Transactions of ARL, TCI and IOT--Related Party Transactions," the officers and directors of IOT also serve as officers or directors of certain other entities, also advised by BCM, and which have business objectives similar to those of IOT. IOT's directors, officers and advisor owe fiduciary duties to such other entities as well as to IOT under applicable law. In determining to which entity a particular investment opportunity will be allocated, the officers, directors and advisor consider the respective investment objectives of each entity and the appropriateness of a particular investment in light of each entity's existing real estate and mortgage notes receivable portfolios. To the extent that any particular investment opportunity is appropriate to more than one of the entities, the investment opportunity will be allocated to the entity which has funds available for investment for the longest period of time, or, if appropriate, the investment may be shared among all or some of such entities.

         In addition, as described in "Certain Relationships and Related Transactions of ARL, TCI and IOT--Related Party Transactions," IOT also competes with other entities which are affiliates of BCM, which may have investment objectives similar to IOT's and that may compete with it in the acquisition, sale, leasing and financing of real estate. In resolving any potential conflicts of interest which may arise, BCM has informed management that it intends to continue to exercise its best judgment as to what is fair and reasonable under the circumstances in accordance with applicable law.

CERTAIN FACTORS ASSOCIATED WITH REAL ESTATE AND RELATED INVESTMENTS

         IOT is subject to all the risks incident to ownership and financing of real estate and interests therein, many of which relate to the general illiquidity of real estate investments. These risks include, but are not limited to, changes in general or local economic conditions, changes in interest rates and the availability of permanent mortgage financing which may render the acquisition, sale or refinancing of a property difficult or unattractive and which may make debt service burdensome, changes in real estate and zoning laws, increases in real estate taxes, federal or local economic or rent controls, floods, earthquakes, hurricanes and other acts of God and other factors beyond the control of management or BCM. The illiquidity of real estate investments also may impair the ability of management to respond promptly to changing circumstances. Management believes that such risks are partially mitigated by the diversification by geographic region and property type of IOT's real estate portfolio. However, to the extent property acquisitions are concentrated in any particular geographic region or property type, the advantages of diversification may be mitigated.

                                PROPERTIES OF IOT

PROPERTIES

         IOT's principal offices are located at 1800 Valley View Lane, Suite 300, Dallas, Texas 75234 and are, in the opinion of management, suitable and adequate for IOT's present operations.

         IOT's real estate portfolio at December 31, 2001, is set forth in
Schedule III to the IOT consolidated financial statements included elsewhere in this joint proxy statement and prospectus. The discussions set forth below under the headings "Real Estate" provide certain summary information concerning IOT's real estate portfolio.

         IOT's real estate portfolio consists of 16 owned properties and an investment in two partnerships each of which owns a commercial property. IOT holds a fee simple title to the owned properties. IOT holds one mortgage note receivable, and a partnership in which it is a 40% general partner that holds a wraparound mortgage note. The discussion set forth below under the heading "Real Estate" provides certain summary information concerning IOT's real estate and further summary information with respect to its owned properties and its partnership investments.

         IOT's real estate is geographically diverse. At December 31, 2001, IOT held equity investments in apartments and office buildings in the Pacific, Southwest and Southeast regions of the continental United States, as shown more specifically in the table under "Real Estate" below. The majority of IOT's properties are, however, located in California and Texas. At December 31, 2001, IOT held a mortgage note secured by a second lien on 165 acres of unimproved land in The Colony, Texas, as described more specifically under "Mortgage Loans," below.

         At December 31, 2001, one of IOT's properties, the Travelers land parcel, exceeded 10% of IOT's total assets. At December 31, 2001, 95% of IOT's assets consisted of owned properties and less than 1% consisted of investments in partnerships. The remaining 5% of IOT's assets were cash, cash equivalents and other assets. The percentage of IOT's assets invested in any one category is subject to change and no assurance can be given that the composition of IOT's assets in the future will approximate the percentages listed above. See "Business of IOT--Business Plan."

         To continue to qualify for federal taxation as a REIT under the Code, IOT is required, among other things, to hold at least 75% of the value of its total assets in real estate assets, government securities, cash and cash equivalents at the close of each quarter of each taxable year.

GEOGRAPHIC REGIONS

         IOT has divided the continental United States into the following geographic regions.

         Northeast region comprised of the states of Connecticut, Delaware, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont, and the District of Columbia. IOT has no properties in this region.

         Southeast region comprised of the states of Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee and Virginia. IOT has 1 commercial property in this region.

         Southwest region comprised of the states of Arizona, Arkansas, Louisiana, New Mexico, Oklahoma and Texas. IOT has 7 apartments and 2 commercial properties in this region.

         Midwest region comprised of the states of Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota, West Virginia and Wisconsin. IOT has no properties in this region.

         Mountain region comprised of the states of Colorado, Idaho, Montana, Nevada, Utah and Wyoming. IOT has no properties in this region.

         Pacific region comprised of the states of California, Oregon and Washington. IOT has 4 commercial properties in this region.

         Excluded from above are two parcels of unimproved land in the Southwest Region, as described below.

REAL ESTATE

         At December 31, 2001, 95% of IOT's assets were invested in real estate, on a leveraged basis, in the Pacific, Southeast and Southwest regions of the continental United States. IOT's real estate portfolio consists of 16 owned properties and an investment in two partnerships, each of which owns a commercial property.

         TYPES OF REAL ESTATE INVESTMENTS. IOT's real estate consists of apartments and commercial properties (office buildings) having established income-producing capabilities. In selecting real estate for investment, the location, age and type of property; gross rents; lease terms; financial and business standing of tenants; operating expenses; fixed charges; land values and physical condition are considered. IOT may acquire properties subject to, or assume, existing debt and may mortgage, pledge or otherwise obtain financing for its properties. The IOT board may alter the types of and criteria for selecting new real estate investments and for obtaining financing without a vote of stockholders.

         IOT has typically invested in developed real estate, although it also may invest in new construction or development either directly or in partnership with nonaffiliated parties or affiliates (subject to approval by the Board). To the extent that IOT invests in construction and development projects, it will be subject to business risks, such as cost overruns and construction delays, associated with such higher risk projects.

         In the opinion of management, IOT's properties are adequately covered by insurance.

         The following table sets forth the percentages, by property type and geographic region, (other than two parcels of unimproved land, as described below) of IOT's owned real estate at December 31, 2001.

     REGION        APARTMENTS   COMMERCIAL PROPERTIES
     ------        ----------   ---------------------
Pacific.........       --%              69%
Southwest.......      100               18
Southeast.......       --               13
                      ---              ---
                      100%             100%
                      ===              ===

         The foregoing table is based solely on the number of apartment units and commercial square footage owned and does not reflect the value of IOT's investment in each region. IOT owns two parcels of unimproved land, 1.01 acres and 204 acres, both in the Southwest region. See Schedule III to the IOT consolidated financial statements included elsewhere in this joint proxy statement and prospectus for a detailed description of IOT's real estate.

         A summary of the activity in IOT's owned real estate portfolio during 2001 is as follows:

Owned properties at January 1, 2001...........................    16
Properties purchased..........................................    --
Properties sold...............................................    --
                                                                 ---
Owned properties at December 31, 2001.........................    16
                                                                 ===

         PROPERTIES HELD FOR INVESTMENT. Set forth below are IOT's owned properties at December 31, 2001, all of which were held for investment and the monthly rental rate for apartments and the average annual rental rate for office buildings and occupancy thereof at December 31, 2001, 2000 and 1999:


                                                                         RENT PER SQUARE FOOT      OCCUPANCY %
                                    UNITS/                              ----------------------    --------------
PROPERTY          LOCATION          SQUARE FOOTAGE/ACRES      2001      2000     1999     2001    2000      1999
--------          --------          --------------------      ----      ----     ----     ----    ----      ----
APARTMENTS
Brighton Court    Midland, TX       60 Units/90,672 Sq.Ft.    $.54       $.53    $  *      93      93          *
Del Mar           Midland, TX       92 Units/105,348 Sq.Ft.    .50        .50       *      98      98          *
Enclave           Midland, TX       68 Units/89,734 Sq.Ft.     .57        .56       *      93      93          *
Meridian          Midland, TX       280 Units/264,000 Sq.Ft.   .45        .41     .46      95      95         69
Signature Place   Midland, TX       57 Units/72,480 Sq.Ft.     .57        .56       *      86      86          *
Sinclair Place    Midland, TX       114 Units/91,529 Sq.Ft.    .50        .49       *      96      96          *
Treehouse         San Antonio, TX   106 Units/88,957 Sq.Ft.    .84        .83     .80      95      95         96

OFFICE BUILDINGS
2010 Valley View  Farmers Branch, 39,568 Sq. Ft.             17.98      17.40   16.26      87      86         64
                  TX
5600 Mowry        Newark, CA      56,120 Sq. Ft.             26.70      24.64   22.94      72     100        100
Akard Plaza       Dallas, TX      42,895 Sq. Ft.             16.95      15.46   15.34      90      91         92
Chuck Yeager      Chantilly, VA   60,060 Sq. Ft.             13.02      11.21   14.70     100      41         41
Daley Plaza       San Diego, CA   122,795 Sq. Ft.            18.42      15.32   14.68      98      88         79
La Mesa Village   La Mesa, CA     92,611 Sq. Ft.             19.45      16.87   17.29      68      77         88
Westlake Village  Westlake        45,500 Sq. Ft.             18.72      18.10   16.96      60      52         70
                  Village, CA

LAND
Frankel           Midland County, 1.01 Acres
                  TX
Travelers         Farmers Branch, 204 Acres
                  TX


*Property was purchased in 2000.


(1) On January 28, 2002, IOT sold the 122,795 sq. ft. Daley Plaza in San Diego, California, for a sales price of $15.5 million to Janey Enterprises, LP. The sale constituted 8.14% of the total assets of IOT as of December 31, 2001. IOT received $8.1 million in cash after the payoff of $8.6 million in debt and various closing costs and recognized a gain on the sale of $7.1 million



         PARTNERSHIP PROPERTIES. Set forth below is the commercial property owned by each of the two partnerships in which IOT is an equity investor and the average annual rental rate and occupancy thereof at December 31, 2001, 2000 and 1999:

                                                           RENT PER SQUARE FOOT              OCCUPANCY %
                                                        ---------------------------     ---------------------
PROPERTY              LOCATION       SQUARE FOOTAGE      2001       2000      1999      2001     2000    1999
--------              --------       --------------     ------     ------     -----     ----     ----    ----
SHOPPING CENTER
Chelsea Square        Houston, TX    70,275 Sq. Ft.     $ 9.63     $ 9.31     $8.78       77      77      100

OFFICE BUILDING
Eton Square           Tulsa, OK      222,654 Sq. Ft.     11.27      10.52      9.77       85      59       87

         IOT owns a 36.3% general partner interest and TCI owns a 63.7% limited partner interest in Tri-City Limited Partnership ("Tri-City") which in turn owns Chelsea Square Shopping Center. In February 2000, Tri-City obtained mortgage financing of $2.1 million secured by the previously unencumbered shopping center. Tri-City received net cash of $2.0 million after the funding of required escrows and the payment of various closing costs. The mortgage bore interest at a fixed rate of 10.24% per annum until February 2001 and a variable rate thereafter, currently 9.44% per annum, requires monthly payments of principal and interest of $20,601 and matures in February 2005. IOT received a distribution of $739,000 of the net financing proceeds.

         IOT owns a 10% limited partner interest and TCI owns a 90% general partner interest in TCI Eton Square, L.P., which owns the Eton Square Building in Tulsa, Oklahoma.

IOT FEDERAL TAX BASIS OF DEPRECIABLE PROPERTY AS OF DECEMBER 31, 2001


         For each IOT property upon which depreciation is taken, the table set forth below includes (i) the Federal tax basis; (ii) rate, (iii) method and (iv) life claimed as of December 31, 2001.

                                       Accumulated
                       Gross Federal       Tax           Net Federal Tax
     Property            Tax Basis     Depreciation           Basis           Rate   Method(1)      Life
-----------------      -------------   -------------     ---------------      ----   ---------   -----------
    Apartments
Brighton Court         $  3,051,349     $   117,599        $  2,933,750        100%      ADS      40 years
Del Mar                   2,918,682         112,486           2,806,196        100       ADS      40 years
Enclave                   2,918,682         112,486           2,806,196        100       ADS      40 years
Meridian                  4,552,319         232,350           4,319,969        100       ADS      40 years
Signature Place           2,388,012          92,034           2,295,978        100       ADS      40 years
Sinclair Place            1,990,010          76,695           1,913,315        100       ADS      40 years
Treehouse                 2,325,236         697,207           1,628,029        100       ADS     20-40 years

Office Buildings
2010 Valley View          3,316,937         279,017           3,037,920        100       ADS     10-40 years
5600 Mowry                5,512,892         543,438           4,969,454        100       ADS      40 years
Akard Plaza               3,230,346         314,863           2,915,483        100       ADS      40 years
Chuck Yeager              5,707,935         601,989           5,105,946        100       ADS      40 years
Daley Plaza               7,206,703         879,607           6,327,096        100       ADS     20-40 years
La Mesa Village           7,515,139         823,201           6,691,938        100       ADS      40 years
Westlake Village          3,561,378         355,504           3,205,874        100       ADS      40 years
                       ------------     -----------        ------------
   TOTAL                 56,195,620       5,238,476          50,957,144
                       ============     ===========        ============

(1) ADS = Alternative Depreciation System
    MACRS = Modified Accelerated Cost Recovery System

MORTGAGE LOANS

         Prior to 1991, a substantial portion of IOT's assets had been invested in mortgage notes secured by income-producing real estate. IOT's mortgage notes had included first, wraparound and junior mortgage loans. Prior to the third quarter of 2000, management had not been seeking to fund or acquire new mortgage loans, other than those which may have originated in conjunction with IOT's providing purchase money financing of a property sale. See "Business of IOT." BCM, in its capacity as a mortgage servicer, services the mortgage notes.

         JUNIOR MORTGAGE LOANS. Junior mortgage loans are loans secured by mortgages that are subordinate to one or more prior liens either on the fee or a leasehold interest in real estate. Recourse on the loans ordinarily includes the real estate which secures the loan, other collateral and personal guarantees of the borrower.

         The following discussion briefly describes the junior mortgage loan funded in 2000.

         In September 2000, IOT funded a $1.5 million loan, secured by a second lien on 165 acres of unimproved land in The Colony, Texas. In May 2001, IOT received $1.0 million as a partial principal paydown. The loan bears interest at 18.0% per annum, requires monthly payments of interest only and matured in January 2002. In January 2002, the loan was paid off in April 2002.

         PARTNERSHIP MORTGAGE LOANS. IOT owns a 40% general partner interest and TCI owns a 60% general partner interest in Nakash Income Associates ("NIA"), which holds a wraparound mortgage note receivable secured by a building occupied by a Wal-Mart in Maulden, Missouri. IOT advanced the partnership $24,000 in 2001.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         IOT is treated as a REIT for federal income tax purposes. As a result of the merger, IOT will lose its status as a REIT. Neither ARL nor TCI is a REIT.

         The following is a summary of certain U. S. federal income tax consequences relating to the taxation of a REIT. Because the following is a summary, it does not address all tax considerations pertaining to a REIT or its stockholders. Special rules not discussed below may apply to tax exempt organizations, broker-dealers, non U.S. persons, trusts, estates, regulated investment companies, financial institutions, insurance companies and other forms of entities subject to special tax treatment under the Code. The following summary does not address, state, local or non U.S. tax considerations. This summary is not intended to be and should not be construed as tax advice and you are urged to consult with your own tax advisor.

         REQUIREMENTS FOR REIT STATUS. To qualify as a REIT an entity must:

         o        be organized as a corporation, trust or association;

         o        be managed by one or more trustees or directors;

         o        have transferable shares or certificates;

         o be taxable as a domestic corporation but for the operation of Sections 856 - 859 of the Code;

         o        not be a financial institution or insurance company;

         o        be owned by 100 or more persons;

         o        not be closely held; and

         o        elect to be taxed as a REIT.

         In addition to the above requirements, a REIT must meet other tests contained in the Code, including the asset and income tests described below.

         ASSET AND INCOME TESTS. At the close of each calendar quarter of its taxable year, a REIT must satisfy the following six asset tests:

         o 75% of the value of the REIT's total assets must consist of real estate assets, cash and cash items and government securities;

         o not more the 25% of the value of the REIT's total assets may consist of securities other than those includable under the 75% test;

         o not more than 20% of the value of the REIT's total assets is represented by securities of one or more taxable REIT subsidiaries;

         o not more than 5% of the value of a REIT's total assets may consist of securities of any one issuer, other than those of a taxable REIT subsidiary and securities includable in the 75% test;

         o the REIT does not hold securities possessing more than 10% of the total voting power of the outstanding securities of any one issuer, other than those of a taxable REIT subsidiary and securities includable under the 75% test; and

         o the REIT does not hold securities having a value of more than 10% of the total value of the outstanding securities of any one issuer, other than those of a taxable REIT subsidiary and securities includable under the 75% asset test.

         In addition to the asset tests, a REIT must satisfy the following two income tests each year:

         o 75% of a REIT's gross income (excluding gross income from prohibited transactions) must consist of rents from real property, interest on obligations secured by mortgages, gain from the sale of real property that was not held primarily for sale, dividends from other REITs and gain from the sale of REIT shares, refunds and abatements of real property taxes, income and gain from foreclosure property, commitment and certain other fees, qualified temporary investment income, and gain from the sale of certain other property; and

         o 95% of the REIT's gross income (excluding gross income from prohibited transactions) must consist of items that would satisfy the 75% income test and dividends, interest and gain from the sale or other disposition of stocks or securities.

         TAXATION OF A REIT. A REIT generally is not subject to federal income tax on the income that it distributes to stockholders if it meets certain distribution and other requirements described in the Code. In general, a REIT calculates its taxable income similar to other corporations except a REIT is entitled to a deduction for dividends paid. A REIT is required to distribute to its stockholders each year at least 90% of its taxable income (excluding net capital gain).

         A REIT will be taxed at regular corporate rates on its undistributed "REIT taxable income." REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid. If a REIT has net capital gain, the REIT's tax is the lower of the tax imposed on the REIT taxable income at regular corporate rates or the sum of (x) the tax at corporate rates on REIT taxable income computed without regard to net capital gain and the deduction for capital gain dividends, and (y) a tax on undistributed net capital gain at the rate provided in Code Section 1201(a). A REIT generally is subject to the alternative minimum tax. If a REIT has "net income from foreclosure property" it is subject to tax on the income at the highest corporate rate. A REIT's net income from a "prohibited transaction" is subject to a 100% tax. If a REIT fails to satisfy the 75% or 95% income tests discussed above, but has maintained its qualification as a REIT because other requirements are met, it is subject to 100% tax on the taxable income attributable to the gross income which has caused it to fail the income test. A REIT is subject to a 4% excise tax if it fails to make certain minimum distributions during a calendar year.

         DISTRIBUTIONS TO REIT STOCKHOLDERS. In general, distributions to REIT stockholders that are made out of current accumulated earnings and profits that are not designated as capital gain dividends, will be taxable as ordinary income and will not be eligible for the dividends received deduction generally available for corporations. REIT distributions in excess of the REIT's earnings and profits will be considered a return of capital and will not be taxable to the extent that the distributions do not exceed the adjusted tax basis of the stockholder in its stock. However, such distributions will reduce the adjusted basis of such stock. Distributions that exceed a stockholder's adjusted basis in its stock will be taxable as capital gain if the stock is held as a capital asset.

         A REIT may elect to designate distributions of its net capital gain as a capital gain dividend. A distribution designated by a REIT as a capital gain dividend is treated as a long-term capital gain to the stockholder.

                            LEGAL PROCEEDINGS OF IOT

OLIVE LITIGATION

         In February 1990, IOT, together with National Income Realty Trust, Continental Mortgage and Equity Trust ("CMET") and TCI, three real estate entities with, at the time, the same officers, directors or trustees and advisor as IOT, entered into a settlement (the "Settlement") of a class and derivative action entitled Olive et al. v. National Income Realty Trust et al., relating to the operation and management of each of the entities. On April 23, 1990, the Court granted final approval of the terms of the Settlement. The Settlement was modified in 1994 (the "Modification").

         On January 27, 1997, the parties entered into an Amendment to the Modification effective January 9, 1997 (the "Olive Amendment"). The Olive Amendment provided for the settlement of additional matters raised by plaintiffs' counsel in 1996. The Court issued an order approving the Olive Amendment on July 3, 1997.

         The Olive Amendment provided that IOT's board retain a management/compensation consultant or consultants to evaluate the fairness of the BCM advisory contract and any contract of its affiliates with IOT, CMET and TCI, including, but not limited to, the fairness to IOT, CMET and TCI of such contracts relative to other means of administration. In 1998, the board engaged a management/compensation consultant to perform the evaluation which was completed in September 1998.

         In 1999, plaintiffs' counsel asserted that the board did not comply with the provision requiring such engagement and requested that the Court exercise its retained jurisdiction to determine whether there was a breach of this provision of the Olive Amendment. In January 2000, the board engaged another management/compensation consultant to perform the required evaluation again. This evaluation was completed in April 2000 and was provided to plaintiffs' counsel. The board believes that any alleged breach of the Olive Amendment has been fully remedied by the Board's engagement of the second consultant. Although several status conferences on this matter have been held, there has been no court order resolving whether there was any breach of the Olive Amendment.

         In October 2000, plaintiffs' counsel asserted that the stock option agreement to purchase TCI shares, which was entered into by IOT and ARL, an affiliate of IOT, in October 2000 with an investment fund, breached a provision of the Modification. As a result of this assertion, IOT assigned all of its rights to purchase the TCI shares under this stock option agreement to ARL.

         The board believes that the provisions of the Settlement, Modification and the Olive Amendment terminated on April 28, 1999. However, in September 2000, the Court ruled that certain provisions of the Modification continue to be effective after the termination date. This ruling was appealed to the United States Court of Appeals for the Ninth Circuit by IOT and TCI.

         On October 23, 2001, IOT, TCI and ARL jointly announced a preliminary agreement with the plaintiffs' counsel for complete settlement of all disputes in the lawsuit. In February 2002, the court granted final approval for the proposed settlement. Under the proposal, the appeal has been dismissed and ARL will acquire all of the outstanding shares of IOT and TCI not currently owned by ARL for a cash payment or shares of ARL preferred stock. ARL will pay $19.00 cash per IOT share and $17.50 cash per TCI share for the stock held by nonaffiliated stockholders. ARL would issue one share of Series H redeemable convertible preferred stock with a liquidation value of $21.50 per share for each share of IOT common stock for stockholders who elect to receive ARL preferred stock in lieu of cash. ARL would issue one share of Series G redeemable convertible preferred stock with a liquidation value of $20.00 per share for each share of TCI common stock for stockholders who elect to receive ARL preferred stock in lieu of cash. Each share of Series H redeemable convertible preferred stock will be convertible into 2.25 shares of ARL common stock during a 75-day period that commences fifteen days after the date of the first ARL Form 10-Q filing that occurs after the closing of the merger transaction. Upon the acquisition of the IOT and TCI shares, IOT and TCI would become wholly-owned subsidiaries of ARL. The transaction is subject to the negotiation of a definitive merger agreement and a vote of the stockholders of all three entities. IOT has the same board as TCI and the same advisor as TCI and ARL.

                         SELECTED FINANCIAL DATA OF IOT

         The following is a summary of financial data incorporated by reference in this joint proxy statement and prospectus. You should read the following data in conjunction with the more detailed information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations of IOT" and the IOT consolidated financial statements and related notes appearing elsewhere in this joint proxy statement and prospectus.


                                           FOR THE THREE
                                            MONTHS ENDED
                                              MARCH 31,                          FOR THE YEARS ENDED DECEMBER 31,
                                     ------------------------  --------------------------------------------------------------------
                                          2002        2001         2001          2000           1999          1998          1997
                                     ------------  ----------  -----------   -----------    -----------   -----------   -----------
                                            (unaudited)                            (dollars in thousands, except per share)
EARNINGS DATA
Rents ..........................      $     2,800  $    3,251  $    13,001   $    13,731    $    15,968   $    14,326   $    12,221
Property expense ...............            1,641       1,479        6,591         6,969          6,768         6,462         5,900
                                      -----------  ----------  -----------   -----------    -----------   -----------   -----------
Operating income ...............            1,159       1,772        6,410         6,762          9,200         7,864         6,321
Interest income ................               37          72          194           319             29           172           266
Income (loss) from
equity partnerships ............              (17)          9           (9)          (61)           148           113            52
                                      -----------  ----------  -----------   -----------    -----------   -----------   -----------
Gain on sale of real
estate .........................            7,105          --           --        20,878          1,525           180         3,953
                                      -----------  ----------  -----------   -----------    -----------   -----------   -----------
                                                                       185        21,136          1,702           465         4,271
Other expense ..................            3,211       2,570       10,057        11,104          9,580         9,008         7,275
                                      -----------  ----------  -----------   -----------    -----------   -----------   -----------
Net income (loss) ..............            5,073  $     (717) $    (3,462)  $    16,794    $     1,322   $      (679)  $     3,317
                                      ===========  ==========  ===========   ===========    ===========   ===========   ===========
PER SHARE DATA
Net income (loss) ..............      $      3.53  $     (.47) $     (2.32)  $     11.03    $       .87   $      (.44)  $      2.18
                                      ===========  ==========  ===========   ===========    ===========   ===========   ===========
Dividends per share ............      $        --  $       --  $        --   $       .45    $       .60   $       .60   $       .40
Weighted average Common
shares outstanding .............        1,438,945   1,514,045    1,493,675     1,522,510      1,527,386     1,521,832     1,519,888



                                        FOR THE THREE
                                        MONTHS ENDED
                                          MARCH 31,                        FOR THE YEARS ENDED DECEMBER 31,
                                        -------------     -------------------------------------------------------------------
                                            2002           2001           2000           1999           1998           1997
                                        -------------     -------        -------        -------        -------        -------
                                         (unaudited)
BALANCE SHEET DATA
Real estate held for
investment, net ...................        $79,574        $87,315        $86,277        $86,542        $83,691        $81,914
Real estate held for sale,
net ...............................             --             --             --             --             --             --
Notes and interest
receivable, net ...................          6,847            505          1,500             --             --          2,010
Total assets ......................         89,756         91,833         96,519         91,185         88,695         90,309
Notes and interest payable ........         47,552         54,426         54,206         62,852         60,786         61,323
Stockholders' equity ..............         40,295         35,222         39,998         23,991         23,560         25,131
Book value per share ..............        $ 28.00        $ 24.48        $ 26.42        $ 15.69        $ 15.44        $ 16.53

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS OF IOT

INTRODUCTION

         IOT invests in equity interests in real estate through acquisitions, leases, partnerships and in mortgage loans. IOT is the successor to a California business trust organized on December 14, 1984, which commenced operations on April 10, 1985.

LIQUIDITY AND CAPITAL RESOURCES


         Cash and cash equivalents at March 31, 2002, were $59,000 compared with $66,000 at December 31, 2001. IOT's principal sources of cash have been, and will continue to be, from property operations, proceeds from property sales, financings and refinancings and partnership distributions. Although management anticipates that IOT will generate excess cash from operations in 2002 due to increased rental rates and occupancy at its properties, such excess, however, will not be sufficient to discharge all of IOT's debt obligations as they mature. Management intends to selectively sell income producing real estate, refinance real estate and incur additional borrowings against real estate to meet its cash requirements.






         IOT's cash flow from property operations (rents collected less payments for expenses applicable to rental income) increased to $1.2 million in the first quarter of 2002, from $486,000 in 2001. Of this increase, $1.2 million was due to the payment of property taxes in the first quarter of 2001 and an increase of $180,000 was due to increased occupancy at IOT's apartments. This increase was offset by a decrease of $570,000 from the sale of one commercial property in 2002 and a decrease of $20,000 and $62,000 due to decreased occupancies at IOT's commercial properties and an increase in real estate taxes on IOT's land.






         Interest paid decreased to $1.0 million for the first quarter of 2002 from $1.1 million in 2001. The decrease was due to the sale of one commercial property in 2002.



         During the first quarter of 2002, IOT paid $186,000 to its advisor compared to $157,000 in the first quarter of 2001. Fees paid to the advisor are based on gross assets. The increase in advisory fees was due to IOT's increase in gross assets.



         General and administrative expenses paid increased to $361,000 in the first quarter of 2002, from $317,000 paid in 2001. The increase was due to increases in insurance.



         In the first quarter of 2002, IOT sold one office building for $15.5 million, receiving net cash of $8.1 million after the payoff of existing debt and the payment of various closing costs. IOT also funded two loans in the first quarter for $7.1 million.



         In the second quarter of 2002, IOT received $500,000 cash on one mortgage note and $5.4 million cash on its residential property refinancing.



         Management reviews the carrying values of IOT's properties at least annually and whenever events or a change in circumstances indicate that impairment may exist. Impairment is considered to exist if, in the case of a property, the future cash flow from the property

(undiscounted and without interest) is less than the carrying amount of the property. If impairment is found to exist, a provision for loss is recorded by a charge against earnings. The property review generally includes selective property inspections, discussions with the manager of the property, visits to selected properties in the area and a review of the following: (1) the property's current rents compared to market rents, (2) the property's expenses,
(3) the property's maintenance requirements, and (4) the property's cash flows.


RESULTS OF OPERATIONS


         THREE MONTHS ENDED MARCH 31, 2002 COMPARED TO MARCH 31, 2001. For the first quarter of 2002, IOT had net income of $5.1 million, as compared to a net loss of $717,000 for the corresponding period in 2001, which included gains on sale of on real estate totaling $7.1 million in 2002. Fluctuations in components of revenue and expense between the 2002 and 2001 periods are discussed below.

         Rents for the first quarter of 2002, decreased to $2.8 million, as compared to $3.3 million in the corresponding period in 2001. Of this decrease, $390,000 was due to the sale of one commercial property, $14,000 was due to a decrease in occupancy at IOT's commercial properties, and $136,000 was due to an earnest money deposit refund on IOT's land property in 2001. These decreases were offset by an increase of $90,000 due to increased occupancies at IOT's apartments. Rental income for the remaining quarters of 2002, are expected to decline as IOT selectively sells properties.

         Property operations expense increased in the first quarter of 2002, to $1.6 million, as compared to $1.5 million in the corresponding period in 2001. Of this increase, $183,000 was due to increased leasing costs associated with IOT's commercial properties and was offset by a decrease of $89,000 in repairs at IOT's apartment properties. Operating expense for the remaining quarters of 2002, are expected to decline as IOT selectively sells properties.

         Interest income in the first quarter of 2002, was $37,000, as compared to $72,000 in the corresponding period in 2001. The decrease was due to a $1.0 million paydown received in May 2001 on one of IOT's note receivables. Interest income for the remainder of 2002 is expected to decrease from one note maturing in April 2002, and one note maturing in July 2002.

         Interest expense for the first quarter of 2002, decreased to $1.1 million from $1.5 million in the corresponding period in 2001. Of this decrease, $191,000 was due to the loan refinancing in 2001 for one parcel of unimproved land, $114,000 was due to the sale of one commercial property in 2002, and the remaining $95,000 was due to lower variable interest rates at IOT's apartments and commercial properties. Interest expense for the remaining quarters of 2002, is expected to increase due to the refinancing of IOT's residential properties.

         Depreciation expense for the first quarter of 2002, decreased to $500,000 from $585,000 in the corresponding period in 2001. The decrease was due to a decrease of $100,000 from the sale of one commercial property in 2002 and was offset by an increase of $16,000 from increased tenant improvements at IOT's commercial properties. Depreciation for the remaining quarters of 2002, is expected to approximate the first quarter of 2002.

         Advisory fee expense in the first quarter of 2002, was $186,000, as compared to $157,000 in the corresponding period in 2001. The advisory fee is based on IOT's gross assets. Advisory fees for the remainder of 2002 are expected to decrease as IOT selectively sells properties.

         Net income fee was $411,000 in the first quarter of 2002. The net income fee is payable to IOT's advisor based on 7.5% of IOT's net income.

         General and administrative expense was $285,000 for the first quarter of 2002, as compared to $311,000 in the corresponding period in 2001. The decrease was primarily due to a decrease in professional fees. General and administrative expense for the remaining quarters of 2002 is expected to approximate that of the first quarter.


         2001 COMPARED TO 2000. IOT reported a net loss of $3.5 million in 2001, as compared to net income of $16.8 million in 2000, which included gains on real estate totaling $20.9 million. Fluctuations in these and the other components of revenue and expense are discussed in the following paragraphs.

         Rents decreased to $13.0 million in 2001 from $13.7 million in 2000. Of this decrease, $1.6 million was due to the sale of two commercial properties in 2000 and $2.0 million was due to the sale of three apartments in 2000. This decrease was offset by increases of $1.4 million due to the purchase of five apartment properties in 2000 and $1.3 million and $151,000 was due to increased rental rates at IOT's commercial and apartment properties, respectively. Rents in 2002 are expected to decrease as IOT selectively sells properties.

         Property operations expense decreased to $6.6 million in 2001 from $7.0 million in 2000. Of this decrease, $1.1 million was due to the sale of three apartments and $570,000 due to the sale of two commercial properties in 2000. This decrease was offset by an increase of $673,000 due to the purchase of five apartments in 2000, $320,000 was due to increased utility, cleaning, repairs, and insurance expenses at IOT's commercial properties, and $250,000 was due to an increase in property taxes for IOT's land. Properties operations expense is expected to decrease in 2002 as IOT selectively sells properties.

         Interest income decreased to $194,000 in 2001 from $319,000 in 2000. This decrease was due to a decrease in short-term investments, and from a $1.0 million principal paydown received in May 2001 on IOT's only note receivable. Interest income is expected to decrease as IOT's mortgage loan is paid in full in 2002.

         Interest expense increased to $6.1 million in 2001 from $5.1 million in 2000. Of this increase, $345,000 and $2.0 million was due to the purchase of five apartments and one unimproved land parcel in 2000, respectively, and $174,000 was due to one loan refinanced in 2001. These increases were offset by decreases of $441,000 due to the sale of two commercial properties; $755,000 due to the sale of three apartments; and $134,000 due to the sale of two unimproved land parcels in 2000. The remaining decrease of $203,000 was due to lower variable interest rates at IOT's apartment and commercial properties. Interest expense in 2002 is expected to decrease from 2001 due to a decrease in outstanding debt.

         Depreciation expense decreased to $2.4 million in 2001 from $2.5 million in 2000. A decrease of $427,000 was from the sale of five properties in 2000, offset by an increase of $138,000 from the purchase of five properties in 2000 and an increase of $200,000 was from tenant improvements. Depreciation expense in 2002 is expected to approximate 2001.

         Advisory fee to affiliate increased to $817,000 in 2001 from $664,000 in 2000. The increase was attributable to an increase in gross assets, the basis of such fee. The advisory fee in 2002 is expected to approximate 2001. See Note
8. "Advisory Agreement" to the IOT consolidated financial statements included elsewhere in this joint proxy statement and prospectus.

         IOT paid no net income fee in 2001 compared to the $1.4 million in 2000. The net income fee is based on 7.5% of IOT's net income.

         General and administrative expense decreased to $739,000 in 2001 from $1.5 million in 2000. This decrease was primarily due to a decrease in taxes.

         Equity losses of partnerships was $9,000 in 2001 compared to $61,000 in 2000. The decrease was primarily due to a decrease in operating expenses at Eton Square Office Building.

         In 2001, IOT realized no gains on the sale of real estate.

         In 2000, gains on sale of real estate totaling $20.9 million were realized: $903,000 on the sale of La Monte Park Apartments, $1.2 million on the sale of Renaissance Parc Apartments, $1.9 million on the sale of Olympic Office Building, $13.1 million on the sale of Saratoga Office Building, $2.2 million on the sale of Eastpoint Apartments, $388,000 on the sale of Etheredge and Fambrough land and a $1.3 million recognition of a deferred gain.

         2000 COMPARED TO 1999. IOT reported net income of $16.8 million in 2000, as compared to net income of $1.3 million in 1999. Net income included gains on sale of real estate of $20.9 million in 2000 and gains on sale of real estate of $1.5 million in 1999. Fluctuations in these and the other components of revenue and expense are discussed in the following paragraphs.

         Rents decreased to $13.7 million in 2000 from $16.0 million in 1999. A decrease of $4.9 million was due to the sale of six income producing properties in 2000 and 1999. The decrease was offset in part by an increase of $1.4 million from the acquisition of six income producing properties in 2000 and fourth quarter of 1999 and an additional $1.2 million was from an increase in occupancy and rental rates at IOT's apartments and office buildings.

         Interest income increased to $319,000 in 2000 from the $29,000 in 1999. This increase was due to an increase in short-term investments, and from the funding of a note receivable in 2000.

         Property operations expense increased to $ 7.0 million in 2000 from $6.8 million in 1999. An increase in property operations expense of $1.7 million was due to six income producing properties being purchased in 2000 and the fourth quarter of 1999, offset by a decrease of $1.6 million from the sale of six income producing properties in 2000 and 1999.

         Interest expense decreased to $5.1 million in 2000 from $5.7 million in 1999. A decrease of $1.6 million was from the sale of eight properties subject to debt in 2000 and 1999 and offset by $1.0 million from the purchase of nine properties in 2000 and 1999.

         Depreciation expense decreased to $2.5 million in 2000 from $2.7 million in 1999. A decrease of $775,000 is from the sale of six properties in 2000 and 1999, offset by an increase of $297,000 from the purchase of five properties in 2000 and 1999 and an increase of $205,000 is from tenant improvements.

         Advisory fee to affiliate increased to $664,000 in 2000 from $371,000 in 1999. The increase was attributable to a decrease in the operating expense limitation refund. See Note 8. "Advisory Agreement" to the IOT consolidated financial statements included elsewhere in this joint proxy statement and prospectus.

         The net income fee to affiliate increased to $1.4 million in 2000, from $81,000 in 1999. The increase was attributable to the increase in IOT's net income. The net income fee is based on 7.5% of IOT's net income.

         General and administrative expense increased to $1.5 million in 2000 from $747,000 in 1999. This increase was primarily due to an increase in legal fees, consultant fees, taxes and advisor cost reimbursements.

         Equity in income of partnerships was a loss of $61,000 in 2000 compared to income of $148,000. The decrease was due to the sale of two commercial properties by the Tri-City partnership in 1999.

         In 2000, gains on sale of real estate totaling $20.9 million were realized: $903,000 on the sale of La Monte Park Apartments, $1.2 million on the sale of Renaissance Parc Apartments, $1.9 million on the sale of Olympic Office Building, $13.1 million on the sale of Saratoga Office Building, $2.2 million on the sale of Eastpoint Apartments, $388,000 on the sale of Etheredge and Fambrough land and a $1.3 million recognition of a deferred gain. In 1999, IOT recognized gains on sale of real estate totaling $1.5 million, $1.0 million being IOT's equity share of the gain recognized by Tri-City on the sale of two commercial properties, and $490,000 on IOT's sale of Town Center Plaza Shopping Center. See Note 2. Real Estate" and Note 4. "Investment in Equity Method Partnerships" to the IOT consolidated financial statements included elsewhere in this joint proxy statement and prospectus.

ENVIRONMENTAL MATTERS

         Under various federal, state and local environmental laws, ordinances and regulations, IOT may be potentially liable for removal or remediation costs, as well as certain other potential costs, relating to hazardous or toxic substances (including governmental fines and injuries to persons and property) where property-level managers have arranged for the removal, disposal or treatment of hazardous or toxic substances. In addition, certain environmental laws impose liability for release of asbestos-containing materials into the air, and third parties may seek recovery for personal injury associated with such materials.

         Management is not aware of any environmental liability relating to the above matters that would have a material adverse effect on IOT's business, assets or results of operations.

INFLATION

         The effects of inflation on IOT's operations are not quantifiable. Revenues from property operations tend to fluctuate proportionately with inflationary increases and decreases in housing costs. Fluctuations in the rate of inflation also affect the sales values of properties and the ultimate gain to be realized from property sales. To the extent that inflation affects interest rates, earnings from short-term investments and the cost of new financings as well as the cost of variable interest rate debt will be affected.

TAXES

         For the years 1999, 2000 and 2001, IOT elected and in the opinion of management qualified to be taxed as a REIT as defined under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. To continue to qualify for federal taxation as a REIT, IOT is required to hold at least 75% of the value of its total assets in real estate assets, government securities, cash and cash equivalents at the close of each quarter of each taxable year. As a REIT, IOT is also required to distribute at least 90% (95% in 2000 and 1999) of its REIT taxable income plus 90% (95% in 2000 and 1999) of its net income from foreclosure property on an annual basis to stockholders.

               QUANTITATIVE AND QUALITATIVE DISCLOSURES REGARDING
                               MARKET RISK OF IOT

         IOT's future operations, cash flow and fair values of financial instruments are partially dependent upon the then existing market interest rates and market equity prices. Market risk is the changes in the market rates and prices and the affect of the changes on future operations. Market risk is managed by matching the property's anticipated net operating income to an appropriate financing.


         IOT is exposed to interest rate risk associated with variable rate notes payable and maturing debt that has to be refinanced. IOT does not hold financial instruments for trading or other speculative purposes, but rather issues these financial instruments to finance its portfolio of real estate assets. IOT's interest rate sensitivity position is managed by the Company's finance department. Interest rate sensitivity is the relationship between changes in market interest rates and the fair value of market rate sensitive assets and liabilities. IOT's earnings are affected as changes in short-term interest rates impact its cost of variable rate debt and maturing fixed rate debt. A large portion of IOT's market risk is exposure to short-term interest rates from variable rate borrowings. The impact on IOT's financial statements of refinancing fixed rate debt that matured during 2001 was not material. As permitted, management intends to convert a significant portion of those borrowings from variable rates to fixed rates in 2002. If market interest rates for variable rate debt average 100 basis points more in 2002 than they did during 2001, IOT's interest expense would increase, and income would decrease by $417,000. This amount is determined by considering the impact of hypothetical interest rates on IOT's borrowing cost. This analysis did not consider the effects of the reduced level of overall economic activity that could exist in such an environment. Further, in the event of a change of such magnitude, management would likely take actions to further mitigate its exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, the sensitivity analysis assumes no change in IOT's financial structure.


         The following table contains only those exposures that existed at December 31, 2001. Anticipation of exposures or risk on positions that could possibly arise was not considered. IOT's ultimate interest rate risk and its affect on operations will depend on future capital market exposures, which cannot be anticipated with a probable assurance level. (Dollars in thousands.)

LIABILITIES

Notes payable
Variable interest rate-fair value                                                                      $4,773

                                     2002       2003       2004       2005      2006      THEREAFTER     TOTAL
                                    -------    -------    ------     ------    ------     ----------    -------
Instrument's maturities..........   $11,289    $20,270    $7,442     $   --    $   --       $   --      $39,001
Instrument's amortization........       503        280       122         27        30        1,690        2,652
Interest.........................     3,422      1,729       433        180       177        2,063        8,004
Average rate.....................      9.04%      9.06%     9.50%     10.39%    10.39%       10.39%

Fixed interest rate-fair value...                                                                       $12,393

                                   2002       2003      2004       2005       2006     THEREAFTER      TOTAL
                                  ------     ------    ------     ------     ------    ----------     -------
Instrument's maturities .......   $   --     $   --    $   --     $   --     $6,214      $4,998       $11,212
Instrument's amortization .....      204        223       243        266        184          63         1,183
Interest ......................    1,102      1,083     1,063      1,040        838         412         5,538
Average rate ..................     9.00%      9.00%     9.01%      9.01%      9.28%       9.28%


         At March 31, 2002, IOT's exposure to a change in interest rates on its debt is as follows:

                                                                                              Effect of 1%
                                                                         Weighted Average     Increase In
                                                               Balance     Interest Rate       Base Rates
                                                               --------  ----------------     ------------
Wholly-owned debt:
Variable rate..........................................        $ 18,201       8.48%                $ 182
                                                               ========                            =====

Total increase in IOT's annual net loss................                                            $ 182
                                                                                                   =====

Per share..............................................                                            $ .13
                                                                                                   =====

                                MANAGEMENT OF IOT

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information as of April 22, 2002 regarding IOT's executive officers and directors:

Name                                    Age      Position
----                                    ---      --------
Mark W. Branigan*................        47      Executive Vice President - Residential
Henry A. Butler**................        51      Director
Earl D. Cecil***.................        72      Director
Louis J. Corna*..................        54      Executive Vice President - Tax
Ronald E. Kimbrough*.............        49      Executive Vice President and Chief Financial
                                                 Officer
David W. Starowicz*..............        46      Executive Vice President - Commercial Asset
                                                 Management
Ted P. Stokely**.................        68      Director and Chairman of the Board
Martin L. White**................        62      Director

         The business address of each director and executive officer is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234. The business telephone number of each person is 469-522-4200. Each director and executive officer is a citizen of the United States.

         Although the board of directors is directly responsible for managing the affairs of IOT and for setting the policies which guide it, the day-to-day operations of IOT are performed by BCM, a contractual advisor under the supervision of the board. The duties of BCM include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities, as well as financing and refinancing sources. BCM also serves as a consultant in connection with IOT's business plan and investment decisions made by the board.


         BCM has been providing advisory services to IOT since March 28, 1989. BCM also serves as advisor to TCI and directors of IOT are also directors of TCI. BCM also serves as advisor to ARL. The officers of IOT also serve as officers of ARL, TCI and BCM. As of March 31, 2002, ARL and TCI owned approximately 28.5% and 24%, respectively, of IOT's outstanding shares of common stock and BCM owned approximately 7.4% of IOT's outstanding shares of common stock.


         Since February 1, 1990, affiliates of BCM have provided property management services to IOT. Currently Triad provides such property management services. Triad subcontracts with other entities for the provision of property-level management services to IOT. The general


----------

* See "The Advisor - BCM - Directors and Principal Officers of Advisor" for background and business experience information.

** See "Management of TCI - Directors and Executive Officers of TCI" for background and business experience information.

*** See "Management of ARL - Directors and Executive Officers of ARL" for background and business experience information.

partner of Triad is BCM. The limited partner of Triad is GS Realty, a related party. Triad subcontracts the property-level management and leasing of IOT's seven office buildings and the two commercial properties owned by real estate partnerships in which IOT and TCI are partners to Regis, a related party, which is a company also owned by GS Realty. Regis is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Triad.

         Regis also is entitled to receive real estate brokerage commissions in accordance with the terms of a nonexclusive brokerage agreement.

         IOT has no employees. Employees of BCM render services to IOT.

                             EXECUTIVE COMPENSATION

         IOT has no employees, payroll or benefit plans and pays no compensation to its executive officers. The executive officers of IOT, who are also officers or employees of BCM, IOT's advisor, are compensated by BCM. Such executive officers perform a variety of services for BCM and the amount of their compensation is determined solely by BCM. BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor. See "The Advisor - BCM" for a more detailed discussion of the compensation payable to BCM.

         The only remuneration paid by IOT is to the directors who are not officers or directors of BCM or its affiliated companies. The independent directors (1) review the business plan of IOT to determine that it is in the best interest of the stockholders, (2) review the advisory contract, (3) supervise the performance of IOT's advisor and review the reasonableness of the compensation paid to the advisor in terms of the nature and quality of services performed, (4) reviews the reasonableness of the total fees and expenses of IOT and (5) select, when necessary, a qualified independent real estate appraiser to appraise properties acquired.

         Each independent director receives compensation in the amount of $15,000 per year, plus reimbursement for expenses. The Chairman of the board receives an additional fee of $1,500 per year. The members of the Audit Committee receive a fee of $250 for each committee meeting attended. In addition, each independent director receives an additional fee of $1,000 per day for any special services rendered by him to IOT outside of his ordinary duties as director, plus reimbursement of expenses.

         During 2001, $76,250 was paid to the independent directors in total directors' fees for all services including the annual fee for service during the period January 1, 2001, through December 31, 2001, and 2001 special service fees as follows: R. Douglas Leonhard, $18,250; Murray Shaw, $7,500; Ted P. Stokely, $18,000; Martin L. White, $17,000; and Edward G. Zampa, $15,500.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                              AND MANAGEMENT OF IOT


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. The following table sets forth the ownership of IOT's shares of common stock, both beneficially and of record, both individually and in the aggregate for those persons or entities known by IOT to be beneficial owners of more than 5% of its shares of common stock as of the close of business on March 31, 2002.


                                                                                                         Percentage
                                                               Shares of                                     of
                           Amount                              Series G                                 Class if the
                            and                                Redeemable           Percentage          Non-Affiliates
                           Nature                              Convertible          of Class              Elect to
                             of                                 Preferred              if                  Receive
                         Beneficial                              Stock               the Non-             Series G
                         Ownership                            Beneficially          Affiliates            Redeemable
                           of IOT              Percent        Owned After            Elect to            Convertible
     Name of               Common                of             the IOT              Receive              Preferred
 Beneficial Owner          Stock               Class(1)          Merger               Cash(2)               Stock
 ----------------        ----------            --------       ------------          ----------          --------------
EQK Holdings,
Inc.(4)..............    409,935                 28.5%                 --                  --                   --
Transcontinental
Realty Investors,
Inc.(4)..............    345,728                 24.0%                 --                  --                   --
Basic Capital
Management,
Inc.(4)..............    106,802                   7.4%         1,166,947                99.8%                29.0%


                                                                                   Shares of ARL
                                                                                   Common Stock
                                                                                   Beneficially
                                                                  Percentage          Owned
                             Shares of                               of            After the TCI
                             Series H                             Class if             and
                            Redeemable                              the             IOT mergers
                            Convertible        Percentage       Non-Affiliates        Assuming
                             Preferred          of Class          Elect to          Conversion of
                              Stock               if               Receive              all
                           Beneficially         the Non-          Series H          Series G and
                              Owned            Affiliates        Redeemable           Series H
                              After             Elect to          Convertible        Redeemable
     Name of                 the IOT            Receive           Preferred          Convertible             Percentage
 Beneficial Owner             Merger            Cash(3)             Stock           Preferred Stock           of Class
 ----------------          ------------        ----------       --------------      ---------------          ----------
EQK Holdings,
Inc.(4).............            --                 --                --                      --                      --
Transcontinental
Realty Investors,
Inc.(4).............            --                 --                --                      --                      --
Basic Capital
Management,
Inc.(4).............        106,802               100%             15.6%               9,427,017                   64.9%

----------


(1) Percentages are based upon 1,438,945 shares of IOT common stock outstanding at March 31, 2002.


(2) Percentage is based upon 1,168,774 shares of Series G redeemable convertible preferred stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive cash and 4,021,854 shares of Series G redeemable convertible preferred stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive Series G redeemable convertible preferred stock.

(3) Percentage is based upon 106,802 shares of Series H redeemable convertible preferred stock outstanding after the IOT merger if all persons not affiliated with ARL elect to receive cash and 683,282 shares of Series H redeemable convertible preferred stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive Series H redeemable convertible preferred stock.

(4) EQK Holdings, Inc. is a wholly-owned subsidiary of American Realty Trust, which is a wholly-owned subsidiary of ARL. The business address of each of EQK Holdings, Inc., ARL, TCI and BCM is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234.

         SECURITY OWNERSHIP OF MANAGEMENT. The following table sets forth the ownership of IOT's shares of common stock, both beneficially and of record, both individually and in the aggregate, for the directors and executive officers of IOT as of the close of business on March 31, 2002.


                                                                                                                 Percentage
                                                                       Shares of                                     of
                                   Amount                              Series G                                 Class if the
                                    and                                Redeemable           Percentage          Non-Affiliates
                                   Nature                              Convertible          of Class              Elect to
                                     of                                 Preferred              if                  Receive
                                 Beneficial                              Stock               the Non-             Series G
                                 Ownership                            Beneficially          Affiliates            Redeemable
                                   of IOT              Percent        Owned After            Elect to            Convertible
     Name of                       Common                of             the TCI              Receive              Preferred
 Beneficial Owner                  Stock               Class(1)          Merger               Cash(2)               Stock
 ----------------                ----------            --------       ------------          ----------          --------------
Mark W. Branigan(4).........      862,465               59.9%           1,166,947               99.8%                 29.0%
Henry A. Butler.............      345,728               24.0%                  --                 --                    --
Earl D. Cecil(4)............      755,663               52.5%                  --                 --                    --
Louis J. Corna(4)...........      862,465               59.9%           1,166,947               99.8%                 29.0%
Ronald E. Kimbrough(4)......      862,465               59.9%           1,166,947               99.8%                 29.0%
David W. Starowicz(4).......      862,465               59.9%           1,166,947               99.8%                 29.0%
Ted P. Stokely(4)...........      345,728               24.0%              15,000                  *                     *
Martin L. White(4)..........      345,728               24.0%              15,000                  *                     *
All Directors and Executive
   Officers as a group (8
   individuals)(4)..........      862,465               59.9%           1,193,422               99.8%                 29.5%


                                                                                                 Shares of ARL
                                                                                                 Common Stock
                                                                                                 Beneficially
                                                                                Percentage          Owned
                                           Shares of                               of            After the TCI
                                           Series H                             Class if             and
                                          Redeemable                              the             IOT mergers
                                          Convertible        Percentage       Non-Affiliates        Assuming
                                           Preferred          of Class          Elect to          Conversion of
                                            Stock               if               Receive              all
                                         Beneficially         the Non-          Series H          Series G and
                                            Owned            Affiliates        Redeemable           Series H
                                            After             Elect to          Convertible        Redeemable
     Name of                               the IOT            Receive           Preferred          Convertible        Percentage
 Beneficial Owner                           Merger            Cash(3)             Stock           Preferred Stock      of Class
 ----------------                        ------------        ----------       --------------      ---------------     ----------
Mark W. Branigan(4).........                106,802              100%              15.6%             10,173,989          70.0%
Henry A. Butler.............                     --               --                 --                      --            --
Earl D. Cecil(4)............                     --               --                 --                   1,000             *
Louis J. Corna(4)...........                106,802              100%              15.6%             10,173,989          70.0%
Ronald E. Kimbrough(4)......                106,802              100%              15.6%             10,173,989          70.0%
David W. Starowicz(4).......                106,802              100%              15.6%             10,176,989          70.0%
Ted P. Stokely(4)...........                     --               --                 --                  37,500             *
Martin L. White(4)..........                     --               --                 --                  37,500             *
All Directors and Executive
   Officers as a group (8
   individuals)(4)..........                106,802              100%              15.6%             10,252,989          70.2%

----------

* Less than 1%.


(1) Percentage is based upon 1,438,945 shares of IOT common stock outstanding at March 31, 2002.


(2) Percentage is based upon 1,168,774 shares of Series G redeemable convertible preferred stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive cash and 4,021,854 shares of Series G redeemable convertible preferred stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive Series G redeemable convertible preferred stock.

(3) Percentage is based upon 106,802 shares of Series H redeemable convertible preferred stock outstanding after the IOT merger if all persons not affiliated with ARL elect to receive cash and 683,282 shares of Series H redeemable convertible preferred stock outstanding after the TCI merger if all persons not affiliated with ARL elect to receive Series H redeemable convertible preferred stock.

(4) Includes 345,728 shares owned by TCI of which the directors of IOT may be deemed to be beneficial owners by virtue of their positions as directors of TCI and 409,935 shares owned by EQK, of which Messrs. Branigan, Cecil, Corna, Kimbrough or Starowicz may be deemed to beneficially own, and 106,802 shares owned by BCM, of which Messrs. Branigan, Corna, Kimbrough or Starowicz may be deemed to be beneficial owners by virtue of their positions as executive officers of ART and BCM. The directors and executive officers disclaim beneficial ownership of such shares. Each of the directors of ART may be deemed to be beneficial owners of the shares indirectly owned by ART through its sole ownership of EQK by virtue of their positions as directors of ART. Each of the directors of BCM may be deemed to be beneficial owners of the shares owned by BCM by virtue of their positions as directors of BCM. The directors of ART and BCM disclaim such beneficial ownership.

                            PERFORMANCE GRAPH OF IOT

         The following performance graph compares the cumulative total stockholder return on IOT's shares of common stock with the DJ Equity Index and the DJ Real Estate Index. The comparison assumes that $100 was invested on December 31, 1996, in IOT's shares of common stock and in each of the indices and further assumes the reinvestment of all distributions. Past performance is not necessarily an indicator of future performance.

                                    [GRAPH]

                                             12/31/96        12/31/97        12/31/98        12/31/99        12/31/00       12/31/01
                                             --------        --------        --------        --------        --------       --------
Income Opportunity Realty Investors, Inc.       100             108              63              60              96            213
Dow Jones US Realty Index                       100             118              93              88             112            126
Dow Jones US Total Market Index                 100             132             165             202             183            161

                            SECURITYHOLDER PROPOSALS


         Stockholders may submit proposals on matters appropriate for stockholder action at the special meetings consistent with Rule 14a-8 promulgated under the Exchange Act. Any proposal which a stockholder intends to present at the 2003 annual meeting must be received at the principal executive
offices of ARL by          ; of TCI by               ; and of IOT by       ,
__02 in order to be included in the proxy material for the meeting. If the one or both mergers are approved and completed, TCI and IOT, as the case may be, will not have a 2003 annual meeting.


                                  LEGAL MATTERS

         The validity of ARL preferred stock to be issued in connection with the business combination will be passed upon by Jackson Walker L.L.P.

                                     EXPERTS

         The financial statements and schedules included in this joint proxy statement and prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the joint proxy statement and prospectus, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         ARL, TCI and IOT file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by ARL, TCI or IOT at the SEC's public reference room in Washington, D.C. The public reference room at the SEC's office in Washington, D.C. is located at 450 Fifth Street, N.W. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The companies' SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http:\\www.sec.gov." In addition, because the common stock of ARL and TCI are each listed on the NYSE, reports and other information concerning ARL (symbol: "ARL") and TCI (symbol:
"TCI") can also be inspected at the office of the NYSE, Inc., 20 Broad Street, New York, New York 10005. Because IOT's common stock is listed on the AMEX (symbol: "IOT"), reports and other information concerning IOT can also be inspected at the office of the AMEX, 86 Trinity Place, New York, New York 10006.

         ARL has filed a registration statement on Form S-4 to register with the SEC the Series G and Series H redeemable convertible preferred stock to be delivered to the TCI and IOT stockholders in the business combination. This joint proxy statement and prospectus is a part of that registration statement and constitutes a prospectus of ARL in addition to being a proxy statement of ARL, TCI and IOT for the special meetings. As allowed by SEC rules, this joint proxy statement and prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

         You should rely only on the information contained or incorporated by reference in this joint proxy statement and prospectus to vote on the approval of the business combination. Neither ARL, TCI nor IOT has authorized anyone to provide you with information that is different from what is contained in this joint proxy statement and prospectus. This joint proxy statement and prospectus is dated _______________, 2002. You should not assume that the information contained in the joint proxy statement and prospectus is accurate as of any date other than that date, and neither the mailing of this joint proxy statement and prospectus to stockholders nor the delivery of ARL preferred stock in the business combinations shall create any implication to the contrary.

         WE HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT EITHER OF THE PROPOSED MERGERS OR THE COMPANIES THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN THE DOCUMENTS ARL, TCI AND IOT HAVE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

         IF YOU LIVE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR TO ASK FOR PROXIES, OR, IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES, THEN THE OFFER PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

                                GLOSSARY OF TERMS

"10-Q Issuance Date" means the fifteenth day after the public issuance of ARL's form 10-Q.
"ADA" means the Americans with Disabilities Act.
"Affiliated Entities" means Mr. Phillips, BCM, ARL and ART.
"AMEX" means the American Stock Exchange. "ARL" means American Realty Investors, Inc.
"ARL Option Plan" means the 1997 ARL Stock Option Plan.
"ART" means American Realty Trust, Inc., a wholly-owned subsidiary of ARL.
"BCM" means Basic Capital Management, Inc.
"Bordeaux" means Bordeaux Investments Two, LLC.
"CMET" means Continental Mortgage and Equity Trust.
"Code" means the Internal Revenue Code of 1986 as amended.
"DJ Equity Index" means Dow Jones Equity Market Index.
"DJ Real Estate Index" means Dow Jones Real Estate Investment Index.
"Engagement Letters" means the engagement letters of TCI and IOT retaining Houlihan Lokey Howard & Zukin Financial Advisors, Inc. dated October 4, 2001. "Exchange Act" means the Securities Exchange Act of 1934, as amended. "EQK" means EQK Realty Investors, I.
"EQK Holdings" means EQK Holdings, Inc.
"FASB" means Financial Accounting Standards Board.
"GCLP" means Garden Capital L.P.
"Green Street" means Green Street Advisors, Inc.
"Houlihan Lokey" means Houlihan Lokey Howard & Zukin Financial Advisors, Inc. "Income Producing Properties" means the income producing properties held by the Subject Companies.
"IOT" means Income Opportunity Realty Investors, Inc.
"Jor-Trans" means Jor-Trans Investors Limited Partnership.
"JNC" means JNC Enterprises, Inc.
"LTM Capitalization Rate Approach" means the adjusted net operating income for the twelve months ended September 30, 2001.
"Mr. Phillips" means Gene E. Phillips, a representative of a trust for the benefit of his children that directly owns BCM.
"NFY Capitalization Rate Approach" means the projected adjusted net operating income.
"NIA" means Nakash Income Associates.
"NM" means National Melrose, Inc.
"NMC" means NRLP Management Corp.
"NOLP" means National Operating, L.P.
"NRLP" means National Realty, L.P.
"NRS" means the Nevada Revised Statutes.
"NYSE" means the New York Stock Exchange.
"Olive Litigation" means the case styled Jack Olive, et. al. v. National Income Realty Trust, et. al., Case No. C89-4331-MHP pending in the United States District Court for the Northern District of California.
"One Realco" means One Realco Corporation.
"PWSI" means Pizza World Supreme, Inc.
"REIT" means Real Estate Investment Trust.
"Regis" means Regis Realty, Inc.
"Rosedale" means Rosedale Corporation
"SAC 9" means Sacramento Nine.
"SEC" means the Securities and Exchange Commission.
"Series F redeemable preferred stock" means the Series F redeemable preferred stock.
"Series G Redeemable Convertible Preferred Stock" means the 10% Series G cumulative convertible preferred stock.
"Series H Redeemable Convertible Preferred Stock" means the 10% Series H cumulative convertible preferred stock.
"Settlement Agreement" means the Second Amendment to the Modification of Stipulation of Settlement dated October 17, 2001 in the Olive Litigation. "Subject Companies" means TCI, IOT or ARL. "TCI" means Transcontinental Realty Investors, Inc.
"TCI Director Plan" means the TCI director stock option plan. "Two Hickory" means ART Two Hickory Corporation "Triad" means Triad Realty Services, Ltd. "Tri-City" means Tri-City Limited Partnership.
"Warwick" means Warwick of Summit, Inc.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The unaudited pro forma combined financial statements have been prepared assuming that the nonaffiliated IOT and TCI stockholders will elect to receive cash, rather than preferred stock, in exchange for their shares. As reflected in the unaudited pro forma combined financial statements, should all such stockholders elect to receive cash, ARL does not currently have the capability to effect the transaction due to insufficient proceeds. ARL is currently exploring ways in which it can raise the necessary funds, including but not limited to, selling selected properties and arranging for financing. ARL does not currently have a commitment to sell any properties or to obtain any financing. Accordingly, no assurances can be given that ARL will be able to complete the proposed transactions with either IOT or TCI.

     The accompanying unaudited pro forma consolidated financial statements of ARL as of December 31, 2001 give effect to the payment of the maximum amount of cash and the issuance of shares of ARL preferred stock only to the affiliates in exchange for the TCI common stock and the IOT common stock as described in this joint proxy statement and prospectus.

     The unaudited pro forma combined financial information is presented under three separate scenarios: (i) the acquisition by ARL of TCI and IOT; (ii) the acquisition by ARL of TCI only; and (iii) the acquisition by ARL by IOT only. The acquisitions of TCI and IOT are not dependent upon each other. Under each of these three scenarios the following three assumptions were made: (i) all nonaffiliated TCI and IOT stockholders receive cash for their TCI or IOT common stock, respectively; (ii) all nonaffiliated TCI and IOT stockholders receive Series G or Series H redeemable convertible preferred stock for their shares of TCI or IOT common stock, respectively; and (iii) 50% of the nonaffiliated TCI and IOT stockholders receive cash and 50% of the unaffiliated stockholders receive Series G and Series H redeemable convertible preferred stock for their shares of TCI and IOT common stock, respectively. Under each of the scenarios, the Unaudited Pro Forma Combined Financial Information is prepared using the purchase method of accounting, with ARL treated as the acquirer and as if the transactions had been completed as of January 1, 2002 for statement of operations purposes and on December 31, 2001, for balance sheet purposes. Under the purchase method of accounting, the aggregate purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values. Under the two different scenarios that all TCI and IOT stockholders and 50% of the TCI and IOT stockholders will take cash for their shares of TCI and IOT common stock, ARL has determined to finance the purchase price with additional borrowings. Under the scenario that all TCI and IOT stockholders will accept cash for their shares, the pro forma adjustments assume an additional $60,882,000 in debt at 11% interest per annum. The pro forma adjustments include $6,697,000 in additional interest expense from this debt. Under the scenario that 50% of the TCI and IOT stockholders will take cash for their shares of TCI and IOT stock, the pro forma adjustments assume an additional $30,441,000 in debt at 11% interest per annum. The pro forma adjustments include $3,349,000 in additional interest expense from this debt.

     The historical financial data for ARL, TCI and IOT for the year ended December 31, 2001 has been derived from the audited financial statements and notes included in each of those entity's annual reports on Form 10-K for the year ended December 31, 2001.

     The pro forma adjustments described in the accompanying notes are based upon available information and assumptions that management believes are reasonable. In the opinion of management, all adjustments necessary to present the pro forma information have been made. The unaudited pro forma consolidated financial statements are provided for informational purposes only and do not necessarily indicate the financial results that would have occurred had the merger actually occurred on the dates specified, nor do they indicate ARL's future results. The unaudited pro forma consolidated financial information should be read together with the consolidated financial statements and notes of ARL, TCI and IOT contained in their annual reports on Form 10-K for the year ended December 31, 2001.

                                    INDEX TO
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

SCENARIO I

     THE FOLLOWING FINANCIAL INFORMATION ASSUMES (I) THAT ALL NONAFFILIATED TCI OR IOT STOCKHOLDERS, AS APPLICABLE, RECEIVE CASH AND (II) THAT THE FOLLOWING ALSO OCCURS:


                                                              PAGE
                                                              ----
  ARL'S ACQUISITION OF TCI AND IOT
     Balance Sheet as of March 31, 2002.....................  P-4
     Notes to Balance Sheet as of March 31, 2002............  P-5
     Statement of Operations as of March 31, 2002...........  P-6
     Notes to Statement of Operations as of March 31,
      2002..................................................  P-7
     Statement of Operations as of December 31, 2001........  P-8
     Notes to Statement of Operations as of December 31,
      2001..................................................  P-9
  ARL'S ACQUISITION OF IOT ONLY
     Balance Sheet as of March 31, 2002.....................  P-10
     Notes to Balance Sheet as of March 31, 2002............  P-11
     Statement of Operations as of March 31, 2002...........  P-12
     Notes to Statement of Operations as of March 31,
      2002..................................................  P-13
     Statement of Operations as of December 31, 2001........  P-14
     Notes to Statement of Operations as of December 31,
      2001..................................................  P-15
  ARL'S ACQUISITION OF TCI ONLY
     Balance Sheet as of March 31, 2002.....................  P-16
     Notes to Balance Sheet as of March 31, 2002............  P-17
     Statement of Operations as of March 31, 2002...........  P-18
     Notes to Statement of Operations as of March 31,
      2002..................................................  P-19
     Statement of Operations as of December 31, 2001........  P-20
     Notes to Statement of Operations as of December 31,
      2001..................................................  P-21


SCENARIO II

     THE FOLLOWING FINANCIAL INFORMATION ASSUMES (I) THAT ALL NONAFFILIATED TCI OR IOT STOCKHOLDERS, AS APPLICABLE, ELECT TO RECEIVE SERIES G OR SERIES H REDEEMABLE CONVERTIBLE PREFERRED STOCK, RESPECTIVELY, AND (II) THAT THE FOLLOWING ALSO OCCURS:


                                                              PAGE
                                                              ----
  ARL'S ACQUISITION OF TCI AND IOT
     Balance Sheet as of March 31, 2002.....................  P-22
     Notes to Balance Sheet as of March 31, 2002............  P-23
     Statement of Operations as of March 31, 2002...........  P-24
     Notes to Statement of Operations as of March 31,
      2002..................................................  P-25
     Statement of Operations as of December 31, 2001........  P-26
     Notes to Statement of Operations as of December 31,
      2001..................................................  P-27

                                                              PAGE
                                                              ----
  ARL'S ACQUISITION OF IOT ONLY
     Balance Sheet as of March 31, 2002.....................  P-28
     Notes to Balance Sheet as of March 31, 2002............  P-29
     Statement of Operations as of March 31, 2002...........  P-30
     Notes to Statement of Operations as of March 31,
      2002..................................................  P-31
     Statement of Operations as of December 31, 2001........  P-32
     Notes to Statement of Operations as of December 31,
      2001..................................................  P-33
  ARL'S ACQUISITION OF TCI ONLY
     Balance Sheet as of March 31, 2002.....................  P-34
     Notes to Balance Sheet as of March 31, 2002............  P-35
     Statement of Operations as of March 31, 2002...........  P-36
     Notes to Statement of Operations as of March 31,
      2002..................................................  P-37
     Statement of Operations as of December 31, 2001........  P-38
     Notes to Statement of Operations as of December 31,
      2001..................................................  P-39


SCENARIO III

     THE FOLLOWING FINANCIAL INFORMATION ASSUMES (I) THAT 50% OF THE NONAFFILIATED TCI OR IOT STOCKHOLDERS RECEIVE CASH, AS APPLICABLE, (II) THAT 50% OF THE NONAFFILIATED TCI OR IOT STOCKHOLDERS ELECT TO RECEIVE SERIES G OR SERIES H REDEEMABLE CONVERTIBLE PREFERRED STOCK, RESPECTIVELY, AS APPLICABLE, AND (III) THAT THE FOLLOWING ALSO OCCURS:


                                                              PAGE
                                                              ----
  ARL'S ACQUISITION OF TCI AND IOT
     Balance Sheet as of March 31, 2002.....................  P-40
     Notes to Balance Sheet as of March 31, 2002............  P-41
     Statement of Operations as of March 31, 2002...........  P-43
     Notes to Statement of Operations as of March 31,
      2002..................................................  P-44
     Statement of Operations as of December 31, 2001........  P-45
     Notes to Statement of Operations as of December 31,
      2001..................................................  P-46
  ARL'S ACQUISITION OF IOT ONLY
     Balance Sheet as of March 31, 2002.....................  P-47
     Notes to Balance Sheet as of March 31, 2002............  P-48
     Statement of Operations as of March 31, 2002...........  P-49
     Notes to Statement of Operations as of March 31,
      2002..................................................  P-50
     Statement of Operations as of December 31, 2001........  P-51
     Notes to Statement of Operations as of December 31,
      2001..................................................  P-52
  ARL'S ACQUISITION OF TCI ONLY
     Balance Sheet as of March 31, 2002.....................  P-53
     Notes to Balance Sheet as of March 31, 2002............  P-54
     Statement of Operations as of March 31, 2002...........  P-55
     Notes to Statement of Operations as of March 31,
      2002..................................................  P-56
     Statement of Operations as of December 31, 2001........  P-57
     Notes to Statement of Operations as of December 31,
      2001..................................................  P-58

                         ARL ACQUISITION OF TCI AND IOT

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002
       (ASSUMING ALL NONAFFILIATED TCI AND IOT STOCKHOLDERS RECEIVE CASH

                 FOR THEIR SHARES OF TCI AND IOT COMMON STOCK)

                                                                   HISTORICAL              PROFORMA ADJUSTMENTS
                                                         ------------------------------   -----------------------       PROFORMA
                                                           ARL        TCI        IOT         TCI           IOT          COMBINED
                                                         --------   --------   --------   ---------      --------      ----------
                                                             ASSETS
Real estate held for investment, net of accumulated
  depreciation.........................................  $368,248   $618,784   $ 79,574   $ (51,470)(A)  $(14,367)(B)  $1,001,769
                                                                                                879(C)        121(C)
                                                         --------   --------   --------   ---------      --------      ----------
                                                          368,248    618,784     79,574     (50,591)      (14,246)      1,001,769
Real estate held for sale..............................   212,626     14,831         --          --            --         227,457
Notes and interest receivable..........................    31,084     27,249      7,614      (6,372)(D)    (5,109)(E)      54,466
Less -- allowance for estimated losses.................    (2,577)      (739)      (767)         --           767(E)       (3,316)
                                                         --------   --------   --------   ---------      --------      ----------
                                                           28,507     26,510      6,847      (6,372)       (4,342)         51,150
Pizza parlor equipment, net of accumulated
  depreciation.........................................     6,793         --         --          --            --           6,793
Leasehold interest -- oil and gas properties, net of
  accumulated depreciation.............................     4,718         --         --          --            --           4,718
Oilfield equipment, net of accumulated depreciation....       490         --         --          --            --             490
Marketable equity securities, at market value..........       162         --         --          --            --             162
Cash and cash equivalents..............................       903      4,946         59          --            --           5,908
Investment in equity investees.........................    76,460     15,887        103     (82,138)(F)    (8,337)(G)       1,975
Intangibles, net of accumulated amortization...........    15,580         --         --          --            --          15,580
Other assets...........................................    31,996     39,240      3,173          --            --          74,409
                                                         --------   --------   --------   ---------      --------      ----------
                                                         $746,483   $720,198   $ 89,756   $(139,101)     $(26,925)     $1,390,411
                                                         ========   ========   ========   =========      ========      ==========
                                                     LIABILITIES AND EQUITY

Liabilities
Notes and interest payable.............................  $563,840   $472,486   $ 47,552   $  (6,372)(D)  $ (5,109)(E)  $1,133,278
                                                                                             49,928(H)     10,953(I)
Margin borrowings......................................    27,105         --         --          --            --          27,105
Other liabilities......................................    41,477     25,674      1,909         879(C)        121(C)       70,060
                                                         --------   --------   --------   ---------      --------      ----------
                                                          632,422    498,160     49,461      44,435         5,965       1,230,443
Commitments and contingencies
Minority Interest......................................    23,155      6,673         --      (2,031)(J)        --          27,797
Series F Redeemable Preferred Stock; $2.00 par value;
  authorized, 30,000 shares; issued and outstanding
  3,968.75 shares (liquidation preference $3,969)......     3,969         --         --          --            --           3,969
                                                      STOCKHOLDERS' EQUITY
ARL
Preferred Stock, $2.00 par value, authorized 50,000,000
  shares, issued and outstanding
Series A, 2,724,910 shares, (liquidation preference
  $27,249).............................................     4,850         --         --          --            --           4,850
Series E, 50,000 shares, (liquidation preference
  $500)................................................       100         --         --          --            --             100
Series G, convertible 1,195,249 shares, (liquidation
  preference $23,905, $20.00 per share)................        --         --         --       2,390(K)         --           2,390
Series H, convertible 106,802 shares, (liquidation
  preference $2,296, $21.50 per share).................        --         --         --          --           214(L)          214
Series A, $.01 par value; authorized 6,000 shares;
  issued and outstanding 5,829 shares (liquidation
  preference $583).....................................        --         --         --          --            --              --
Series C, $.01 par value; authorized, issued and
  outstanding 30,000 shares (liquidation preference
  $3,000)..............................................        --         --         --          --            --              --
Common Stock, $.01 par value; authorized 100,000,000
  shares, issued 11,375,127 shares.....................       114         --         --          (7)(F)        --             107
Paid-in capital........................................   112,184         --         --      21,522(K)      2,082(L)      139,371
                                                                                              3,583(M)
Accumulated deficit....................................   (30,770)        --         --       6,372(D)      5,109(E)      (19,289)
Accumulated other comprehensive income.................       459         --         --          --            --             459
TCI
Preferred Stock, $.01 par value, authorized 36,000
  shares, issued and outstanding
Series A, 5,829 shares (liquidation preference $583)...        --         --         --          --            --              --
Series C, 30,000 shares (liquidation preference
  $3,000)..............................................        --         --         --          --            --              --
Common Stock, $.01 par value; authorized, 10,000,000
  shares; issued and outstanding 8,042,629 shares......        --         80         --         (80)(A)        --              --
Paid-in capital........................................        --    271,761         --    (271,761)(A)        --              --
Accumulated deficit....................................        --    (56,453)        --      56,453(A)         --              --
Accumulated other comprehensive income.................        --        (23)        --          23(A)         --              --
IOT
Common Stock, $.01 par value; authorized, 10,000,000
  shares; issued and outstanding 1,438,945 shares......        --         --         14          --           (14)(B)          --
Paid-in capital........................................        --         --     63,459          --       (63,459)(B)          --
Accumulated deficit....................................        --         --    (23,178)         --        23,178(B)           --
                                                         --------   --------   --------   ---------      --------      ----------
                                                           86,937    215,365     40,295    (181,505)      (32,890)        128,202
                                                         $746,483   $720,198   $ 89,756   $(139,101)     $(26,925)     $1,390,411
                                                         ========   ========   ========   =========      ========      ==========

                         ARL ACQUISITION OF TCI AND IOT

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002

     The notes to these financial statements assumes that 100% of the non-affiliated shareholders will accept cash.

Note A. To record allocation of purchase price to TCI's assets and liabilities as follows:

  Current amount of equity method investment on ARL's
     balance sheet at March 31, 2002........................    67,147
  Debt required to purchase 2,853,045 non-affiliated common
     shares of TCI at $17.50 per share......................    49,928
  Issuance of 1,195,249 Series G convertible Preferred
     Stock, liquidation value $23,905, $20.00 per share.....    23,905
                                                              --------
  Total Consideration.......................................   140,980
  Real Estate held for investment...........................   567,314
  Real Estate held for sale.................................    14,831
  Notes and interest receivable.............................    20,138
  Cash and cash equivalents.................................     4,946
  Investment in equity investees............................       896
  Other assets..............................................    39,240
  Notes and interest payable................................  (472,486)
  Other liabilities.........................................   (25,674)
  Minority Interest.........................................    (4,642)
  Series A Preferred Stock..................................      (583)
  Series C Preferred Stock..................................    (3,000)
                                                              --------
                                                               140,980

Note B. To record allocation of purchase price to IOT's assets and liabilities as follows:

  Current amount of equity method investment on ARL's
     balance sheet at March 31, 2002........................    8,234
  Debt required to purchase 576,480 non-affiliated common
     shares of IOT at $19.00 per share......................   10,953
  Issuance of 106,802 Series H convertible Preferred Stock,
     liquidation value $2,296, $21.50 per share.............    2,296
                                                              -------
  Total Consideration.......................................   21,483
  Real Estate held for investment...........................   65,207
  Notes and interest receivable.............................    2,505
  Cash and cash equivalents.................................       59
  Other assets..............................................    3,173
  Notes and interest payable................................  (47,552)
  Other liabilities.........................................   (1,909)
                                                              -------
                                                               21,483

Note C. To record estimate of additional closing costs.

Note D. To record forgiveness of debt ARL owes TCI.

Note E. To record forgiveness of debt ARL owes IOT.

Note F. To record the elimination TCI's investment in ARL and IOT, retire
        746,972 shares of ARL owned by TCI and to record the elimination of ARL's investment in TCI.

Note G. To record the elimination ARL's investment in IOT and IOT's elimination of minority investments in equity investees that are co-owned by TCI.

Note H. To record debt required to purchase TCI. ARL does not have a firm commitment for this financing at this time. However, ARL is in current negotiations with lenders in securing the funds.

Note I. To record debt required to purchase IOT. ARL does not have a firm commitment for this financing at this time. However, ARL is in current negotiations with lenders in securing the funds.

Note J. To record the elimination of TCI minority interests in equity investees that are co-owned by IOT.

Note K. To record the issuance of the Series G Redeemable Convertible Preferred
        Stock to purchase TCI.

Note L. To record the issuance of the Series H Redeemable Convertible Preferred
        Stock to purchase IOT.

Note M. To record TCI's Series A and Series C Preferred Stock that will continue to be outstanding.

                         ARL ACQUISITION OF TCI AND IOT

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 MARCH 31, 2002
       (ASSUMING ALL NONAFFILIATED TCI AND IOT STOCKHOLDERS RECEIVE CASH
                 FOR THEIR SHARES OF TCI AND IOT COMMON STOCK)

                                                     HISTORICAL             PROFORMA ADJUSTMENTS
                                           ------------------------------   --------------------       PROFORMA
                                               ARL         TCI      IOT       TCI          IOT         COMBINED
                                           -----------   -------   ------   -------      -------      -----------
Property Revenue
  Rents..................................  $    29,352   $30,869   $2,800   $    --      $    --      $    63,021
  Property operations....................       19,892    19,468    1,641        --           --           41,001
                                           -----------   -------   ------   -------      -------      -----------
     Operating income....................        9,460    11,401    1,159        --           --           22,020
Land Operations
  Sales..................................        5,580        --       --        --           --            5,580
  Cost of Sales..........................        3,381        --       --        --           --            3,381
                                           -----------   -------   ------   -------      -------      -----------
     Gain on land sales..................        2,199        --       --        --           --            2,199
Pizza Parlor operations Sales............        8,540        --       --        --           --            8,540
  Cost of Sales..........................        6,953        --       --        --           --            6,953
                                           -----------   -------   ------   -------      -------      -----------
     Gross margin........................        1,587        --       --        --           --            1,587
Other Income
  Interest and other.....................          796     1,067       37       (74)(A)       --            1,826
  Equity income (loss) in equity
     investees...........................          119    (1,276)     (17)    2,894(B)    (1,429)(C)          291
  Loss on sale of investments in equity
     investees...........................         (531)       --       --        --           --             (531)
  Gain on sale of real estate............       16,283     5,429    7,105    (2,921)(D)       --           25,896
                                           -----------   -------   ------   -------      -------      -----------
                                                16,667     5,220    7,125      (101)      (1,429)          27,482
Other expense
  Interest...............................       18,792     9,156    1,062     1,299(E)       301(E)        30,610
  Depreciation...........................        3,555     5,242      500      (164)(F)      (89)(F)        9,044
  Advisory fees to affiliate.............        1,736     1,415      186      (261)(G)      (50)(G)        3,026
  Net income fee to affiliate............          374        --      411        --         (785)(H)           --
  Incentive fees to affiliate............          152        --       --        33(I)       653(I)           838
  General and administrative.............        3,312     2,202      285        --           --            5,799
  Provision for loss.....................           --        --      767        --           --              767
  Minority Interest......................          787       (59)      --        17(J)        --              745
                                           -----------   -------   ------   -------      -------      -----------
                                                28,708    17,956    3,211       924           30           50,829
Net income (loss)........................        1,205    (1,335)   5,073    (1,025)      (1,459)           2,459
Preferred dividend requirement...........         (611)      (45)      --      (598)(K)      (57)(L)       (1,311)
                                           -----------   -------   ------   -------      -------      -----------
Net income (loss)........................  $       594   $(1,380)  $5,073   $(1,623)     $(1,516)     $     1,148
Earnings per share
Net income applicable to Common shares
  Basic..................................  $      0.05                                                $      0.11
  Diluted................................  $      0.05                                                $      0.08
Average Common shares used in computing
  earnings per share
  Basic..................................   11,375,127                                                 10,628,155
  Diluted................................   11,375,127                                                 13,946,754

                         ARL ACQUISITION OF IOT AND TCI

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 MARCH 31, 2002

     The notes to these financial statements assume that 100% of the non-affiliated shareholders will accept cash.

Note A. To record the elimination of interest income received by TCI from ARL relating to TCI's loan to ARL.

Note B. To record the elimination of ARL's equity losses from TCI and TCI's equity losses from ARL and IOT.

Note C. To record the elimination of ARL's equity gains from IOT.

Note D. To record the elimination of TCI's share of gains on sales of real estate from ARL and IOT.

Note E. To record interest expense on $60,881,000 of debt at 11% to acquire TCI and IOT. After preliminary discussions with lenders, management determined an estimated interest rate of 11% was reasonable.

Note F. To record the depreciation adjustment for new real estate basis.

Note G. To record the advisor fee adjustment for new gross asset basis. The
        Advisory Agreement provides for BCM to receive an advisory fee comprised of a gross asset fee of .75% per annum of the average gross asset value from TCI, IOT, and ARL. TCI's and ARL's combined gross assets would be reduced by $139,101,000 if the transaction had taken place on January 1, 2002. IOT's and ARL's combined gross assets would be reduced by $26,925,000 if the transaction had taken place on January 1, 2002. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note H. To record the net income fee adjustment for new net income. ARL's
        Advisory Agreement provides for BCM to receive a net income fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity. The TCI and IOT Advisory Agreement provides for BCM to receive a net income fee equal to 7.5% of net income for the year. The combined net income of TCI, IOT, and ARL does not meet the 10% return on stockholders' equity based on ARL's Advisory Agreement with BCM. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note I. To record the incentive fee adjustment for TCI and IOT on ARL basis. ARL's Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the excess of net capital gains over net capital losses. TCI's and IOT's Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by TCI or IOT during the year exceeds the sum of: (1) the cost of each such property, (2) capital improvements made to such property, and (3) all closing costs incurred in the sale of such real estate. TCI's and IOT's incentive fee would be $33,000 and $653,000, respectively based on ARL's Advisory Agreement. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note J. To record the elimination of TCI's minority interest from equity investees co-owned by TCI and IOT.

Note K. To record preferred stock dividends of $2.00 per share on Series G redeemable convertible preferred stock.

Note L. To record preferred stock dividends of $2.15 per share on Series H redeemable convertible preferred stock.

                         ARL ACQUISITION OF TCI AND IOT

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               DECEMBER 31, 2001
       (ASSUMING ALL NONAFFILIATED TCI AND IOT STOCKHOLDERS RECEIVE CASH
                 FOR THEIR SHARES OF TCI AND IOT COMMON STOCK)

                                                        HISTORICAL              PROFORMA ADJUSTMENTS
                                             --------------------------------   --------------------       PROFORMA
                                                 ARL         TCI        IOT       TCI          IOT         COMBINED
                                             -----------   --------   -------   --------      ------      -----------
Property Revenue
  Rents....................................  $   129,300   $134,911   $13,001   $     --      $   --      $   277,212
  Property operations......................       93,185     80,562     6,591         --          --          180,338
                                             -----------   --------   -------   --------      ------      -----------
    Operating income.......................       36,115     54,349     6,410         --          --           96,874
Land Operations
  Sales....................................       45,290         --        --         --          --           45,290
  Cost of Sales............................       36,083         --        --         --          --           36,083
                                             -----------   --------   -------   --------      ------      -----------
    Gain on land sales.....................        9,207         --        --         --          --            9,207
Pizza Parlor operations
  Sales....................................       34,211         --        --         --          --           34,211
  Cost of Sales............................       27,934         --        --         --          --           27,934
                                             -----------   --------   -------   --------      ------      -----------
    Gross margin...........................        6,277         --        --         --          --            6,277
Oil and gas operations
  Sales....................................           59         --        --         --          --               59
  Operating expenses.......................          269         --        --         --          --              269
                                             -----------   --------   -------   --------      ------      -----------
    Gross margin...........................         (210)        --        --         --          --             (210)
Other Income
  Interest and other.......................        2,448      2,948       194         --          --            5,590
  Equity income (loss) in equity
    investees..............................      (13,739)    (5,950)       (9)    18,832(A)      950(B)            84
  Gain on sale of real estate..............       96,749     54,270        --    (27,852)(C)      --          123,167
                                             -----------   --------   -------   --------      ------      -----------
                                                  85,458     51,268       185     (9,020)        950          128,841
Other expense
  Interest.................................       77,048     41,058     6,074      5,492(D)    1,205(D)       130,877
  Depreciation.............................       17,707     19,705     2,427     (1,144)(E)    (143)(E)       38,552
  Advisory fees to affiliate...............        6,715      5,346       817     (1,041)(F)    (164)(F)       11,673
  Net income fee to affiliate..............          166      1,850        --     (2,016)(G)      --               --
  Incentive fees to affiliate..............        3,827      3,167        --        493(H)       --            7,487
  General and administrative...............       12,743     11,412       739         --          --           24,894
  Realized loss on investments.............           --      3,059        --         --          --            3,059
  Litigation settlement....................          100                                                          100
  Provision for loss.......................        2,500        281        --         --          --            2,781
  Minority Interest........................          972        (72)       --         --          --              900
                                             -----------   --------   -------   --------      ------      -----------
                                                 121,778     85,806    10,057      1,784         898          220,323
Net income (loss)..........................       15,069     19,811    (3,462)   (10,804)         52           20,666
Preferred dividend requirement.............       (2,485)      (172)       --     (2,390)(I)    (230)(J)       (5,277)
                                             -----------   --------   -------   --------      ------      -----------
Net income (loss)..........................  $    12,584   $ 19,639   $(3,462)  $(13,194)     $ (178)     $    15,389
Earnings per share
Net income applicable to Common shares
  Basic....................................  $      1.07                                                  $      1.40
  Diluted..................................  $      1.07                                                  $      1.09
Average Common shares used in computing
  earnings per share
  Basic....................................   11,714,374                                                   10,967,402
  Diluted..................................   11,714,374                                                   14,161,324

                         ARL ACQUISITION OF IOT AND TCI

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               DECEMBER 31, 2001

     The notes to these financial statements assume that 100% of the non-affiliated shareholders will accept cash.

Note A. To record the elimination of ARL's equity losses from TCI and TCI's equity losses from ARL and IOT.

Note B. To record the elimination of ARL's equity losses from IOT.

Note C. To record the elimination of TCI's share of gains on sales of real estate from ARL and ARL's share of gains on sales of real estate from TCI.

Note D. To record interest expense on $60,881,000 of debt at 11% to acquire TCI and IOT. After preliminary discussions with lenders, management determined an estimated interest rate of 11% was reasonable.

Note E. To record the depreciation adjustment for new real estate basis.

Note F. To record the advisor fee adjustment for new gross asset basis. The
        Advisory Agreement provides for BCM to receive an advisory fee comprised of a gross asset fee of .75% per annum of the average gross asset value from TCI, IOT, and ARL. TCI's and ARL's combined gross assets would be reduced by $138,854,000 if the transaction had taken place on January 1, 2001. IOT's and ARL's combined gross assets would be reduced by $21,852,000 if the transaction had taken place on January 1, 2001. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note G. To record the net income fee adjustment for new net income. ARL's
        Advisory Agreement provides for BCM to receive a net income fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity. The TCI and IOT Advisory Agreement provides for BCM to receive a net income fee equal to 7.5% of net income for the year. The combined net income of TCI, IOT, and ARL does not meet the 10% return on stockholders' equity based on ARL's Advisory Agreement with BCM. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note H. To record the incentive fee adjustment for TCI on ARL basis. ARL's
        Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the excess of net capital gains over net capital losses. TCI's Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by TCI during the year exceeds the sum of: (1) the cost of each such property, (2) capital improvements made to such property, and (3) all closing costs incurred in the sale of such real estate. TCI's incentive fee would increase by $493,000 based on ARL's Advisory Agreement. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note I. To record preferred stock dividends of $2.00 per share on Series G redeemable convertible preferred stock.

Note J. To record preferred stock dividends of $2.15 per share on Series H redeemable convertible preferred stock.

                             ARL ACQUISITION OF IOT

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002
           (ASSUMING ALL NONAFFILIATED IOT STOCKHOLDERS RECEIVE CASH
                     FOR THEIR SHARES OF IOT COMMON STOCK)

                                                                  HISTORICAL
                                                              -------------------    PROFORMA        PROFORMA
                                                                ARL        IOT      ADJUSTMENTS      COMBINED
                                                              --------   --------   -----------      --------
                                                   ASSETS
Real estate held for investment, net of accumulated
  depreciation..............................................  $368,248   $ 79,574    $ (7,037)(A)    $440,906
                                                                                          121(B)
                                                              --------   --------    --------        --------
                                                               368,248     79,574      (6,916)        440,906
Real estate held for sale...................................   212,626         --          --         212,626
Notes and interest receivable...............................    31,084      7,614      (5,109)(C)      33,589
Less-allowance for estimated losses.........................    (2,577)      (767)        767(C)       (2,577)
                                                              --------   --------    --------        --------
                                                                28,507   $  6,847      (4,342)         31,012
Pizza parlor equipment, net of accumulated depreciation.....     6,793         --          --           6,793
Leasehold interest -- oil and gas properties, net of
  accumulated depreciation..................................     4,718         --          --           4,718
Oilfield equipment, net of accumulated depreciation.........       490                                    490
Marketable equity securities, at market value...............       162         --          --             162
Cash and cash equivalents...................................       903         59          --             962
Investment in equity investees..............................    76,460        103      (8,234)(D)      68,329
Intangibles, net of accumulated amortization................    15,580         --          --          15,580
Other assets................................................    31,996      3,173          --          35,169
                                                              --------   --------    --------        --------
                                                              $746,483   $ 89,756    $(19,492)       $816,747
                                                              ========   ========    ========        ========

                                           LIABILITIES AND EQUITY
Liabilities
Notes and interest payable..................................  $563,840   $ 47,552    $ 10,953(E)     $617,236
                                                                                       (5,109)(C)
Margin borrowings...........................................    27,105         --          --          27,105
Other liabilities...........................................    41,477      1,909         121(B)       43,507
                                                              --------   --------    --------        --------
                                                               632,422     49,461       5,965         687,848
Commitments and contingencies
Minority Interest...........................................    23,155         --          --          23,155
Series F Redeemable Preferred Stock; $2.00 par value;
  authorized, 30,000 shares; issued and outstanding 3,968.75
  shares (liquidation preference $3,969)....................     3,969         --          --           3,969

                                            STOCKHOLDERS' EQUITY

ARL
Preferred Stock, $2.00 par value, authorized 50,000,000
  shares, issued and outstanding
Series A, 2,724,910 shares, (liquidation preference
  $27,249)..................................................     4,850         --          --           4,850
Series E, 50,000 shares, (liquidation preference $500)......       100         --          --             100
Convertible Series H, 452,530 shares, (liquidation
  preference $9,729)........................................        --         --         905(F)          905
Common Stock, $.01 par value; authorized 100,000,000 shares,
  issued 11,375,127 shares..................................       114                     --             114
Paid-in capital.............................................   112,184                  8,824(F)      121,008
Accumulated deficit.........................................   (30,770)                 5,109(C)      (25,661)
Accumulated other comprehensive income......................       459         --          --             459
IOT
Common Stock, $.01 par value; authorized, 10,000,000 shares;
  issued and outstanding 1,438,945 shares...................        --         14         (14)(A)          --
Paid-in capital.............................................        --     63,459     (63,459)(A)          --
Accumulated deficit.........................................        --    (23,178)     23,178(A)           --
                                                              --------   --------    --------        --------
                                                                86,937     40,295     (25,457)        101,775
                                                              $746,483   $ 89,756    $(19,492)       $816,747
                                                              ========   ========    ========        ========

                             ARL ACQUISITION OF IOT

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002

     The notes to these financial statements assumes that 100% of the non-affiliated shareholders will accept cash.

Note A. To record allocation of purchase price to IOT's assets and liabilities as follows:

Current amount of equity method investment on ARL's balance
  sheet at March 31, 2002...................................     8,234
Debt required to purchase 576,480 non-affiliated common
  shares of IOT at $19.00 per share.........................    10,953
Issuance of 452,530 Series H convertible Preferred Stock,
  liquidation value $9,729, $21.50 per share................     9,729
                                                               -------
Total Consideration.........................................    28,916
Real Estate held for investment.............................    72,537
Notes and interest receivable...............................     2,505
Cash and cash equivalents...................................        59
Investment in equity investees..............................       103
Other assets................................................     3,173
Notes and interest payable..................................   (47,552)
Other liabilities...........................................    (1,909)
                                                               -------
                                                                28,916

Note B. To record estimate of additional closing costs.

Note C. To record forgiveness of debt ARL owes IOT.

Note D. To record the elimination ARI's investment in IOT.

Note E. To record debt required to purchase IOT. ARL does not have a firm commitment for this financing at this time. However, ARL is in current negotiations with lenders in securring the funds.

Note F. To record the issuance of the Series H Redeemable Convertible Preferred
        Stock to purchase IOT.

                             ARL ACQUISITION OF IOT

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 MARCH 31, 2002
           (ASSUMING ALL NONAFFILIATED IOT STOCKHOLDERS RECEIVE CASH
                     FOR THEIR SHARES OF IOT COMMON STOCK)

                                                   HISTORICAL
                                              --------------------    PROFORMA         PROFORMA
                                                  ARL        IOT     ADJUSTMENTS       COMBINED
                                              -----------   ------   -----------      -----------
Property Revenue
  Rents.....................................  $    29,352   $2,800     $    --        $    32,152
  Property operations.......................       19,892    1,641          --             21,533
                                              -----------   ------     -------        -----------
       Operating income.....................        9,460    1,159          --             10,619
Land Operations
  Sales.....................................        5,580       --          --              5,580
  Cost of Sales.............................        3,381       --          --              3,381
                                              -----------   ------     -------        -----------
       Gain on land sales...................        2,199       --          --              2,199
Pizza Parlor operations
  Sales.....................................        8,540       --          --              8,540
  Cost of Sales.............................        6,953       --          --              6,953
                                              -----------   ------     -------        -----------
       Gross margin.........................        1,587       --          --              1,587
Other Income
  Interest and other........................          796       37          --                833
  Equity (loss) in equity investees.........          119      (17)     (1,446)(A)         (1,344)
  Loss on sale of investments in equity
     investees..............................         (531)      --          --               (531)
  Gain on sale of real estate...............       16,283    7,105          --             23,388
                                              -----------   ------     -------        -----------
                                                   16,667    7,125      (1,446)            22,346
Other expense
  Interest..................................       18,792    1,062         301(B)          20,155
  Depreciation..............................        3,555      500         (43)(C)          4,012
  Advisory fee to affiliate.................        1,736      186         (37)(D)          1,885
  Net income fee to affiliate...............          374      411        (785)(F)             --
  Incentive fees to affiliate...............          152       --         653(G)             805
  General and administrative................        3,312      285          --              3,597
  Provision for loss........................           --      767          --                767
  Minority Interest.........................          787       --          --                787
                                              -----------   ------     -------        -----------
                                                   28,708    3,211          89             32,008
Net income (loss)...........................        1,205    5,073      (1,535)             4,743
Preferred dividend requirement..............         (611)      --        (243)(H)           (854)
                                              -----------   ------     -------        -----------
Net income (loss)...........................  $       594   $5,073     $(1,778)       $     3,889
Earnings per share
Net income applicable to Common shares
  Basic.....................................  $      0.05                             $      0.34
  Diluted...................................  $      0.05                             $      0.32
Average Common shares used in computing
  earnings per share
  Basic.....................................   11,375,127                              11,375,127
  Diluted...................................   11,375,127                              12,184,102

                             ARL ACQUISITION OF IOT

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 MARCH 31, 2002

     The notes to these financial statements assume that 100% of the non-affiliated shareholders will accept cash.

Note A. To record the elimination of ARL's equity gains from IOT.

Note B. To record interest expense on $10,953,000 of debt at 11% to acquire IOT.
        After preliminary discussions with lenders, management determined an estimated interest rate of 11% was reasonable.

Note C. To record the depreciation adjustment for new real estate basis.

Note D. To record the advisor fee adjustment for new gross asset basis. The
        Advisory Agreement provides for BCM to receive an advisory fee comprised of a gross asset fee of .75% per annum of the average gross asset value from IOT and ARL. IOT's and ARL's combined gross assets would be reduced by $19,492,000 if the transaction had taken place on January 1, 2002. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note E. To record the net income fee adjustment for new net income. ARL's
        Advisory Agreement provides for BCM to receive a net income fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity. The IOT Advisory Agreement provides for BCM to receive a net income fee equal to 7.5% of net income for the year. The combined net income of IOT and ARL does not meet the 10% return on stockholders' equity based on ARL's Advisory Agreement. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note F. To record the incentive fee adjustment for IOT on ARL basis. ARL's
        Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the excess of net capital gains over net capital losses. IOT's Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by IOT during the year exceeds the sum of: (1) the cost of each such property, (2) capital improvements made to such property, and (3) all closing costs incurred in the sale of such real estate. IOT's incentive fee would be $653,000 based on ARL's Advisory Agreement. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note G. To record preferred stock dividends of $2.15 per share on Series H redeemable convertible preferred stock.

                             ARL ACQUISITION OF IOT

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               DECEMBER 31, 2001
           (ASSUMING ALL NONAFFILIATED IOT STOCKHOLDERS RECEIVE CASH
                     FOR THEIR SHARES OF IOT COMMON STOCK)

                                                  HISTORICAL
                                             ---------------------    PROFORMA         PROFORMA
                                                 ARL         IOT     ADJUSTMENTS       COMBINED
                                             -----------   -------   -----------      -----------
Property Revenue
  Rents....................................  $   129,300   $13,001     $    --        $   142,301
  Property operations......................       93,185     6,591          --             99,776
                                             -----------   -------     -------        -----------
     Operating income......................       36,115     6,410          --             42,525
Land Operations
  Sales....................................       45,290        --          --             45,290
  Cost of Sales............................       36,083        --          --             36,083
                                             -----------   -------     -------        -----------
     Gain on land sales....................        9,207        --          --              9,207
Pizza Parlor operations
  Sales....................................       34,211        --          --             34,211
  Cost of Sales............................       27,934        --          --             27,934
                                             -----------   -------     -------        -----------
     Gross margin..........................        6,277        --          --              6,277
Oil and gas operations
  Sales....................................           59        --          --                 59
  Operating expenses.......................          269        --          --                269
                                             -----------   -------     -------        -----------
     Gross margin..........................         (210)       --          --               (210)
Other Income
  Interest and other.......................        2,448       194          --              2,642
  Equity (loss) in equity investees........      (13,739)       (9)        950(A)         (12,798)
  Gain on sale of real estate..............       96,749        --          --             96,749
                                             -----------   -------     -------        -----------
                                                  85,458       185         950             86,593
Other expense
  Interest.................................       77,048     6,074       1,205(B)          84,327
  Depreciation.............................       17,707     2,427          39(C)          20,173
  Advisory fee to affiliate................        6,715       817        (108)(D)          7,424
  Net income fee to affiliate..............          166        --          --                166
  Incentive fees to affiliate..............        3,827        --          --              3,827
  General and administrative...............       12,743       739          --             13,482
  Litigation settlement....................          100        --          --                100
  Provision for loss.......................        2,500        --          --              2,500
  Minority Interest........................          972        --          --                972
                                             -----------   -------     -------        -----------
                                                 121,778    10,057       1,136            132,971
Net income (loss)..........................       15,069    (3,462)       (186)            11,421
Preferred dividend requirement.............       (2,485)       --        (973)(E)         (3,458)
                                             -----------   -------     -------        -----------
Net income (loss)..........................  $    12,584   $(3,462)    $(1,159)       $     7,963
Earnings per share
Net income applicable to Common shares
  Basic....................................  $      1.07                              $      0.68
  Diluted..................................  $      1.07                              $      0.64
Average Common shares used in computing
  earnings per share
  Basic....................................   11,714,374                               11,714,374
  Diluted..................................   11,714,374                               12,523,349

                             ARL ACQUISITION OF IOT

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               DECEMBER 31, 2001

     The notes to these financial statements assume that 100% of the non-affiliated shareholders will accept cash.

Note A. To record the elimination of ARL's equity losses from IOT.

Note B. To record interest expense on $10,953,000 of debt at 11% to acquire IOT.
        After preliminary discussions with lenders, management determined an estimated interest rate of 11% was reasonable.

Note C. To record the depreciation adjustment for new real estate basis.

Note D. To record the advisor fee adjustment for new gross asset basis. The
        Advisory Agreement provides for BCM to receive an advisory fee comprised of a gross asset fee of .75% per annum of the average gross asset value from IOT and ARL. IOT's and ARL's combined gross assets would be reduced by $14,419,000 if the transaction had taken place on January 1, 2001. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note E. To record preferred stock dividends of $2.15 per share on Series H redeemable convertible preferred stock.

                             ARL ACQUISITION OF TCI

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002
 (ASSUMING ALL NONAFFILIATED TCI STOCKHOLDERS RECEIVE CASH FOR THEIR SHARES OF
                               TCI COMMON STOCK)

                                                                  HISTORICAL
                                                              -------------------    PROFORMA        PROFORMA
                                                                ARL        TCI      ADJUSTMENTS      COMBINED
                                                              --------   --------   -----------     ----------
                                                    ASSETS
Real estate held for investment,............................  $368,248   $618,784    $ (54,248)(A)  $  933,663
  net of accumulated depreciation...........................                               879(B)
                                                              --------   --------    ---------      ----------
                                                               368,248    618,784      (53,369)        933,663
Real estate held for sale...................................   212,626     14,831           --         227,457
Notes and interest receivable...............................    31,084     27,249       (6,372)(C)      51,961
Less -- allowance for estimated losses......................    (2,577)      (739)          --          (3,316)
                                                              --------   --------    ---------      ----------
                                                                28,507     26,510       (6,372)         48,645
Pizza parlor equipment, net of accumulated depreciation.....     6,793         --           --           6,793
Leasehold interest -- oil and gas properties, net of
  accumulated depreciation..................................     4,718         --           --           4,718
Oilfield equipment, net of accumulated depreciation.........       490         --           --             490
Marketable equity securities, at market value...............       162         --           --             162
Cash and cash equivalents...................................       903      4,946           --           5,849
Investment in equity investees..............................    76,460     15,887      (10,182)(D)      15,018
                                                                                       (67,147)(E)
Intangibles, net of accumulated amortization................    15,580         --           --          15,580
Other assets................................................    31,996     39,240           --          71,236
                                                              --------   --------    ---------      ----------
                                                              $746,483   $720,198    $(137,070)     $1,329,611
                                                              ========   ========    =========      ==========

                                            LIABILITIES AND EQUITY
Liabilities
Notes and interest payable..................................  $563,840   $472,486    $  (6,372)(C)  $1,079,882
                                                                                        49,928(F)
Margin borrowings...........................................    27,105         --           --          27,105
Other liabilities...........................................    41,477     25,674          879(B)       68,030
                                                              --------   --------    ---------      ----------
                                                               632,422    498,160       44,435       1,175,017
Commitments and contingencies
Minority Interest...........................................    23,155      6,673           --          29,828
Series F Redeemable Preferred Stock; $2.00 par value;
  authorized, 30,000 shares; issued and outstanding 3,968.75
  shares (liquidation preference $3,969)....................     3,969         --           --           3,969

                                             STOCKHOLDERS' EQUITY
ARL
Preferred Stock, $2.00 par value, authorized 50,000,000
  shares, issued and outstanding
Series A, 2,724,910 shares, (liquidation preference
  $27,249)..................................................     4,850         --           --           4,850
Series E, 50,000 shares, (liquidation preference $500)......       100         --           --             100
Convertible Series G, 1,195,249 shares, (liquidation
  preference $23,905).......................................                             2,390(G)        2,390
Series A, $.01 par value; authorized 6,000 shares; issued
  and outstanding 5,829 shares (liquidation preference
  $583).....................................................        --         --           --              --
Series C, $.01 par value; authorized, issued and outstanding
  30,000 shares (liquidation preference $3,000).............        --         --           --              --
Common Stock, $.01 par value; authorized 100,000,000 shares,
  issued 11,375,127 shares..................................       114                      (7)(D)         107
Paid-in capital.............................................   112,184                  21,522(G)      137,289
                                                                                         3,583(H)
Accumulated deficit.........................................   (30,770)                  6,372(C)      (24,398)
Accumulated other comprehensive income......................       459                      --             459
TCI
Preferred Stock, $.01 par value, authorized 36,000 shares,
  issued and outstanding Series A, 5,829 shares (liquidation
  preference $583)..........................................                   --           --              --
Series C, 30,000 shares (liquidation preference $3,000).....                   --           --              --
Common Stock, $.01 par value; authorized, 10,000,000 shares;
  issued and outstanding 8,042,629 shares...................                   80          (80)(A)          --
  Paid-in capital...........................................              271,761     (271,761)(A)          --
Accumulated deficit.........................................              (56,453)      56,453(A)           --
Accumulated other comprehensive income......................                  (23)          23(A)           --
                                                              --------   --------    ---------      ----------
                                                                86,937    215,365     (181,505)        120,797
                                                              $746,483   $720,198    $(137,070)     $1,329,611
                                                              ========   ========    =========      ==========

                             ARL ACQUISITION OF TCI

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002

     The notes to these financial statements assumes that 100% of the non-affiliated shareholders will accept cash.

Note A. To record allocation of purchase price to TCI's assets and liabilities as follows:

Current amount of equity method investment on ARL's balance
  sheet at March 31, 2002...................................     67,147
Debt required to purchase 2,853,045 non-affiliated common
  shares of TCI at $17.50 per share.........................     49,928
Issuance of 1,195,249 Series G convertible Preferred Stock,
  liquidation value $23,905, $20.00 per share...............     23,905
                                                               --------
Total Consideration.........................................    140,980
Real Estate held for investment.............................    564,536
Real Estate held for sale...................................     14,831
Notes and interest receivable...............................     20,138
Cash and cash equivalents...................................      4,946
Investment in equity investees..............................      5,705
Other assets................................................     39,240
Notes and interest payable..................................   (472,486)
Other liabilities...........................................    (25,674)
Minority Interest...........................................     (6,673)
Series A Preferred Stock....................................       (583)
Series C Preferred Stock....................................     (3,000)
                                                               --------
                                                                140,980

Note B. To record estimate of additional closing costs.

Note C. To record forgiveness of debt ARL owes TCI.

Note D. To record the elimination TCI's investment in ARL and retire 746,972 shares of ARL.

Note E. To record the elimination of ARL's investment in TCI.

Note F. To record debt required to purchase TCI. ARL does not have a firm commitment for this financing at this time. However, ARL is in current negotiations with lenders in securring the funds.

Note G. To record the issuance of the Series G Redeemable Convertible Preferred
        Stock.

Note H. To record TCI Series A and Series C Preferred Stock that will continue to be outstanding.

                             ARL ACQUISITION OF TCI

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 MARCH 31, 2002
           (ASSUMING ALL NONAFFILIATED TCI STOCKHOLDERS RECEIVE CASH
                     FOR THEIR SHARES OF TCI COMMON STOCK)

                                                  HISTORICAL
                                             ---------------------    PROFORMA         PROFORMA
                                                 ARL         TCI     ADJUSTMENTS       COMBINED
                                             -----------   -------   -----------      -----------
Property Revenue
  Rents....................................  $    29,352   $30,869    $     --        $    60,221
  Property operations......................       19,892    19,468          --             39,360
                                             -----------   -------    --------        -----------
       Operating income....................        9,460    11,401          --             20,861
Land Operations
  Sales....................................        5,580        --          --              5,580
  Cost of Sales............................        3,381        --          --              3,381
                                             -----------   -------    --------        -----------
       Gain on land sales..................        2,199        --          --              2,199
Pizza Parlor operations
  Sales....................................        8,540        --          --              8,540
  Cost of Sales............................        6,953        --          --              6,953
                                             -----------   -------    --------        -----------
       Gross margin........................        1,587        --          --              1,587
Other Income
  Interest and other.......................          796     1,067         (74)(A)          1,789
  Equity (loss) in equity investees........          119    (1,276)      1,348(B)           1,337
                                                                         1,146(C)
  Loss on sale of investments in equity
     investees.............................         (531)       --          --               (531)
  Gain on sale of real estate..............       16,283     5,429      (1,214)(D)         20,498
                                             -----------   -------    --------        -----------
                                                  16,667     5,220       1,206             23,093
Other expense
  Interest.................................       18,792     9,156       1,373(E)          29,247
                                                                           (74)(A)
  Depreciation.............................        3,555     5,242        (181)(F)          8,616
  Advisory fee to affiliate................        1,736     1,415        (257)(G)          2,894
  Net income fee to affiliate..............          374        --        (374)(H)             --
  Incentive fees to affiliate..............          152        --          33(I)             185
  General and administrative...............        3,312     2,202          --              5,514
  Minority Interest........................          787       (59)         --                728
                                             -----------   -------    --------        -----------
                                                  28,708    17,956         520             47,184
Net income (loss)..........................        1,205    (1,335)        686                556
Preferred dividend requirement.............         (611)      (45)       (598)(J)         (1,254)
                                             -----------   -------    --------        -----------
Net income (loss)..........................  $       594   $(1,380)   $     88        $      (698)
Earnings per share
  Net income applicable to Common shares
  Basic....................................  $      0.05                              $     (0.07)
  Diluted..................................  $      0.05                              $     (0.05)
Average Common shares used in computing
  earnings per share
  Basic....................................   11,375,127                               10,628,155
  Diluted..................................   11,375,127                               13,755,827

                             ARL ACQUISITION OF TCI

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 MARCH 31, 2002

     The notes to these financial statements assume that 100% of the non-affiliated shareholders will accept cash.

Note A. To record the elimination of interest income received by TCI from ARL relating to TCI's loan to ARL.

Note B. To record the elimination of ARL's equity losses from TCI.

Note C. To record the elimination of TCI's equity losses from ARL.

Note D. To record the elimination of TCI's share of gains on sales of real estate from ARL.

Note E. To record interest expense on $49,928,000 of debt at 11% to acquire TCI.
        After preliminary discussions with lenders, management determined an estimated interest rate of 11% was reasonable.

Note F. To record the depreciation adjustment for new real estate basis.

Note G. To record the advisor fee adjustment for new gross asset basis. The
        Advisory Agreement provides for BCM to receive an advisory fee comprised of a gross asset fee of .75% per annum of the average gross asset value from TCI and ARL. TCI's and ARL's combined gross assets would be reduced by $137,070,000 if the transaction had taken place on January 1, 2002. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note H. To record the net income fee adjustment for new net income. ARL's
        Advisory Agreement provides for BCM to receive a net income fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity. The TCI Advisory Agreement provides for BCM to receive a net income fee equal to 7.5% of net income for the year. The combined net income of TCI and ARL does not meet the 10% return on stockholders' equity based on ARL's Advisory Agreement. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note I. To record the incentive fee adjustment for TCI on ARL basis. ARL's Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the excess of net capital gains over net capital losses. TCI's Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by TCI during the year exceeds the sum of: (1) the cost of each such property, (2) capital improvements made to such property, and (3) all closing costs incurred in the sale of such real estate. TCI's incentive fee would be $33,000 based on ARL's Advisory Agreement. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note J. To record preferred stock dividends of $2.00 per share on Series G redeemable convertible preferred stock.

                             ARL ACQUISITION OF TCI

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               DECEMBER 31, 2001
           (ASSUMING ALL NONAFFILIATED TCI STOCKHOLDERS RECEIVE CASH
                     FOR THEIR SHARES OF TCI COMMON STOCK)

                                                  HISTORICAL
                                            ----------------------    PROFORMA         PROFORMA
                                                ARL         TCI      ADJUSTMENTS       COMBINED
                                            -----------   --------   -----------      -----------
Property Revenue
  Rents...................................  $   129,300   $134,911    $     --        $   264,211
  Property operations.....................       93,185     80,562          --            173,747
                                            -----------   --------    --------        -----------
       Operating income...................       36,115     54,349          --             90,464
Land Operations
  Sales...................................       45,290         --          --             45,290
  Cost of Sales...........................       36,083         --          --             36,083
                                            -----------   --------    --------        -----------
       Gain on land sales.................        9,207         --          --              9,207
Pizza Parlor operations
  Sales...................................       34,211         --          --             34,211
  Cost of Sales...........................       27,934         --          --             27,934
                                            -----------   --------    --------        -----------
     Gross margin.........................        6,277         --          --              6,277
Oil and gas operations
  Sales...................................           59         --          --                 59
  Operating expenses......................          269         --          --                269
                                            -----------   --------    --------        -----------
     Gross margin.........................         (210)        --          --               (210)
Other Income
  Interest and other......................        2,448      2,948          --              5,396
  Equity (loss) in equity investees.......      (13,739)    (5,950)     12,696(A)          (1,688)
                                                                         5,305(B)
  Gain on sale of real estate.............       96,749     54,270     (27,852)(C)        123,167
                                            -----------   --------    --------        -----------
                                                 85,458     51,268      (9,851)           126,875
Other expense Interest....................       77,048     41,058       5,492(D)         123,598
  Depreciation............................       17,707     19,705      (1,144)(E)         36,268
  Advisory fee to affiliate...............        6,715      5,346      (1,039)(F)         11,022
  Net income fee to affiliate.............          166      1,850      (2,016)(G)             --
  Incentive fees to affiliate.............        3,827      3,167         493(H)           7,487
  General and administrative..............       12,743     11,412          --             24,155
  Litigation settlement...................          100         --          --                100
  Provision for loss......................        2,500        281          --              2,781
  Realized loss on investments............           --      3,059          --              3,059
  Minority Interest.......................          972        (72)         --                900
                                            -----------   --------    --------        -----------
                                                121,778     85,806       1,786            209,370
Net income (loss).........................       15,069     19,811     (11,637)            23,243
Preferred dividend requirement............       (2,485)      (172)     (2,390)(I)         (5,047)
                                            -----------   --------    --------        -----------
Net income (loss).........................  $    12,584   $ 19,639    $(14,027)       $    18,196
Earnings per share
Net income applicable to Common shares
  Basic...................................  $      1.07                               $      1.66
  Diluted.................................  $      1.07                               $      1.30
Average Common shares used in computing
  earnings per share
  Basic...................................   11,714,374                                10,967,402
  Diluted.................................   11,714,374                                13,970,397

                             ARL ACQUISITION OF TCI

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               DECEMBER 31, 2001

     The notes to these financial statements assume that 100% of the non-affiliated shareholders will accept cash.

Note A. To record the elimination of ARL's equity losses from TCI.

Note B. To record the elimination of TCI's equity losses from ARL.

Note C. To record the elimination of TCI's share of gains on sales of real estate from ARL and ARL's share of gains on sales of real estate from TCI.

Note D. To record interest expense on $49,928,000 of debt at 11% to acquire TCI.
        After preliminary discussions with lenders, management determined an estimated interest rate of 11% was reasonable.

Note E. To record the depreciation adjustment for new real estate basis.

Note F. To record the advisor fee adjustment for new gross asset basis. The
        Advisory Agreement provides for BCM to receive an advisory fee comprised of a gross asset fee of .75% per annum of the average gross asset value from TCI and ARL. TCI's and ARL's combined gross assets would be reduced by $138,473,000 if the transaction had taken place on January 1, 2001. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note G. To record the net income fee adjustment for new net income. ARL's
        Advisory Agreement provides for BCM to receive a net income fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity. The TCI Advisory Agreement provides for BCM to receive a net income fee equal to 7.5% of net income for the year. The combined net income of TCI and ARL does not meet the 10% return on stockholders' equity based on ARL's Advisory Agreement with BCM. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note H. To record the incentive fee adjustment for TCI on ARL basis. ARL's
        Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the excess of net capital gains over net capital losses. TCI's Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by TCI during the year exceeds the sum of: (1) the cost of each such property, (2) capital improvements made to such property, and (3) all closing costs incurred in the sale of such real estate. TCI's incentive fee would increase by $493,000 based on ARL's Advisory Agreement. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note I. To record preferred stock dividends of $2.00 per share on Series G redeemable convertible preferred stock.

                         ARL ACQUISITION OF TCI AND IOT

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002
   (ASSUMING ALL NONAFFILIATED TCI AND IOT STOCKHOLDERS RECEIVE SERIES G AND
         SERIES H REDEEMABLE CONVERTIBLE PREFERRED STOCK, RESPECTIVELY)

                                                                   HISTORICAL              PROFORMA ADJUSTMENTS
                                                          -----------------------------   -----------------------       PROFORMA
                                                            ARL        TCI        IOT        TCI           IOT          COMBINED
                                                          --------   --------   -------   ---------      --------      ----------
                                                             ASSETS
Real estate held for investment, net of accumulated
  depreciation..........................................  $368,248   $618,784   $79,574   $ (44,337)(A)  $(12,925)(B)  $1,010,344
                                                                                                879(C)        121(C)
                                                          --------   --------   -------   ---------      --------      ----------
                                                           368,248    618,784    79,574     (43,458)      (12,804)      1,010,344
Real estate held for sale...............................   212,626     14,831        --          --            --         227,457
Notes and interest receivable...........................    31,084     27,249     7,614      (6,372)(D)    (5,109)(E)      54,466
Less -- allowance for estimated losses..................    (2,577)      (739)     (767)         --           767(E)       (3,316)
                                                          --------   --------   -------   ---------      --------      ----------
                                                            28,507     26,510     6,847      (6,372)       (4,342)         51,150
Pizza parlor equipment, net of accumulated
  depreciation..........................................     6,793         --        --          --            --           6,793
Leasehold interest -- oil and gas properties, net of
  accumulated depreciation..............................     4,718         --        --          --            --           4,718
Oilfield equipment, net of accumulated depreciation.....       490         --        --          --            --             490
Marketable equity securities, at market value...........       162         --        --          --            --             162
Cash and cash equivalents...............................       903      4,946        59          --            --           5,908
Investment in equity investees..........................    76,460     15,887       103     (82,138)(F)    (8,337)(G)       1,975
Intangibles, net of accumulated amortization............    15,580         --        --          --            --          15,580
Other assets............................................    31,996     39,240     3,173          --            --          74,409
                                                          --------   --------   -------   ---------      --------      ----------
                                                          $746,483   $720,198   $89,756   $(131,968)     $(25,483)     $1,398,986
                                                          ========   ========   =======   =========      ========      ==========

                                                     LIABILITIES AND EQUITY
Liabilities
Notes and interest payable..............................  $563,840   $472,486   $47,552   $  (6,372)(D)  $ (5,109)(E)  $1,072,397
Margin borrowings.......................................    27,105         --        --          --            --          27,105
Other liabilities.......................................    41,477     25,674     1,909         879(C)        121(C)       70,060
                                                          --------   --------   -------   ---------      --------      ----------
                                                           632,422    498,160    49,461      (5,493)       (4,988)      1,169,562
Commitments and contingencies
Minority Interest.......................................    23,155      6,673        --      (2,031)(H)        --          27,797
Series F Redeemable Preferred Stock; $2.00 par value;
  authorized, 30,000 shares; issued and outstanding
  3,968.75 shares (liquidation preference $3,969).......     3,969         --        --          --            --           3,969

                                                      STOCKHOLDERS' EQUITY
ARL
Preferred Stock, $2.00 par value, authorized 50,000,000
  shares, issued and outstanding
Series A, 2,724,910 shares, (liquidation preference
  $27,249)..............................................     4,850         --        --          --            --           4,850
Series E, 50,000 shares, (liquidation preference
  $500).................................................       100         --        --          --            --             100
Convertible Series G, 4,048,294 shares, (liquidation
  preference $80,966)...................................        --         --        --       8,097(I)         --           8,097
Convertible Series H, 683,282 shares, (liquidation
  preference $14,691)...................................        --         --        --          --         1,367(J)        1,367
Series A, $.01 par value; authorized, 6,000 shares;
  issued and outstanding 5,829 shares (liquidation
  preference $583)......................................        --         --        --          --            --              --
Series C, $.01 par value; authorized, issued and
  outstanding 30,000 shares (liquidation preference
  $3,000)...............................................        --         --        --          --            --              --
Common Stock, $.01 par value; authorized 100,000,000
  shares, issued 11,375,127 shares......................       114         --        --          (7)(F)        --             107
Paid-in capital.........................................   112,184         --        --      72,876(I)     13,324(J)      201,967
                                                                                              3,583(K)
Accumulated deficit.....................................   (30,770)        --        --       6,372(D)      5,109(E)      (19,289)
Accumulated other comprehensive income..................       459         --        --          --            --             459
TCI
Preferred Stock, $.01 par value, authorized 36,000
  shares, issued and outstanding
Series A, 5,829 shares (liquidation preference $583)....        --         --        --          --            --              --
Series C, 30,000 shares (liquidation preference
  $3,000)...............................................        --         --        --          --            --              --
Common Stock, $.01 par value; authorized, 10,000,000
  shares; issued and outstanding 8,042,629 shares.......        --         80        --         (80)(A)        --              --
Paid-in capital.........................................        --    271,761        --    (271,761)(A)        --              --
Accumulated deficit.....................................        --    (56,453)       --      56,453(A)         --              --
Accumulated other comprehensive income..................        --        (23)       --          23(A)         --              --
IOT
Common Stock, $.01 par value; authorized, 10,000,000
  shares; issued and outstanding 1,438,945 shares.......        --         --        14                       (14)(B)
Paid-in capital.........................................        --         --    63,459          --       (63,459)(B)          --
Accumulated deficit.....................................        --         --   (23,178)         --        23,178(B)           --
                                                          --------   --------   -------   ---------      --------      ----------
                                                            86,937    215,365    40,295    (124,444)      (20,495)        197,658
                                                          $746,483   $720,198   $89,756   $(131,968)     $(25,483)     $1,398,986
                                                          ========   ========   =======   =========      ========      ==========

                         ARL ACQUISITION OF TCI AND IOT

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002

     The notes to these financial statements assumes that 100% of the non-affiliated shareholders will accept preferred stock.

Note A. To record allocation of purchase price to TCI's assets and liabilities as follows:

Current amount of equity method investment on ARL's balance
  sheet at March 31, 2002...................................   $  67,147
Issuance of 4,048,294 Series G convertible Preferred Stock,
  liquidation value $80,966, $20.00 per share...............      80,966
                                                               ---------
Total Consideration.........................................     148,113
Real Estate held for investment.............................     574,447
Real Estate held for sale...................................      14,831
Notes and interest receivable...............................      20,138
Cash and cash equivalents...................................       4,946
Investment in equity investees..............................         896
Other assets................................................      39,240
Notes and interest payable..................................    (472,486)
Other liabilities...........................................     (25,674)
Minority Interest...........................................      (4,642)
Series A Preferred Stock....................................        (583)
Series C Preferred Stock....................................      (3,000)
                                                               ---------
                                                               $ 148,113

Note B. To record allocation of purchase price to IOT's assets and liabilities as follows:

Current amount of equity method investment on ARL's balance
  sheet at March 31, 2002...................................   $  8,234
Issuance of 683,282 Series H convertible Preferred Stock,
  liquidation value $14,691, $21.50 per share...............     14,691
                                                               --------
Total Consideration.........................................     22,925
Real Estate held for investment.............................     66,649
Notes and interest receivable...............................      2,505
Cash and cash equivalents...................................         59
Other assets................................................      3,173
Notes and interest payable..................................    (47,552)
Other liabilities...........................................     (1,909)
                                                               --------
                                                               $ 22,925

Note C. To record estimate of additional closing costs.

Note D. To record forgiveness of debt ARL owes TCI.

Note E. To record forgiveness of debt ARL owes IOT.

Note F. To record the elimination TCI's investment in ARL and IOT, retire
        746,972 shares of ARL owned by TCI and to record the elimination of ARL's investment in TCI.

Note G. To record the elimination ARL's investment in IOT and IOT's elimination of minority investments in equity investees that are co-owned by TCI.

Note H. To record the elimination of TCI minority interests in equity investees that are co-owned by IOT.

Note I. To record the issuance of the Series G Redeemable Convertible Preferred Stock to purchase TCI.

Note J. To record the issuance of the Series H Redeemable Convertible Preferred
        Stock to purchase IOT.

Note K. To record TCI's Series A and Series C Preferred Stock that will continue to be outstanding.

                         ARL ACQUISITION OF TCI AND IOT

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 MARCH 31, 2002
   (ASSUMING ALL NONAFFILIATED TCI AND IOT STOCKHOLDERS RECEIVE SERIES G AND
         SERIES H REDEEMABLE CONVERTIBLE PREFERRED STOCK, RESPECTIVELY)

                                          HISTORICAL             PROFORMA ADJUSTMENTS
                                ------------------------------   ---------------------        PROFORMA
                                    ARL         TCI      IOT       TCI           IOT          COMBINED
                                -----------   -------   ------   -------       -------       -----------
Property Revenue
  Rents.......................  $    29,352   $30,869   $2,800   $    --       $    --       $    63,021
  Property operations.........       19,892    19,468    1,641        --            --            41,001
                                -----------   -------   ------   -------       -------       -----------
    Operating income..........        9,460    11,401    1,159        --            --            22,020
Land Operations
  Sales.......................        5,580        --       --        --            --             5,580
  Cost of Sales...............        3,381        --       --        --            --             3,381
                                -----------   -------   ------   -------       -------       -----------
    Gain on land sales........        2,199        --       --        --            --             2,199
Pizza Parlor operations
  Sales.......................        8,540        --       --        --            --             8,540
  Cost of Sales...............        6,953        --       --        --            --             6,953
                                -----------   -------   ------   -------       -------       -----------
    Gross margin..............        1,587        --       --        --            --             1,587
Other Income
  Interest and other..........          796     1,067       37   $   (74)(A)   $    --       $     1,826
  Equity income (loss) in
    equity investees..........          119    (1,276)     (17)    2,894(B)     (1,429)(C)           291
  Loss on sale of investments
    in equity investees.......         (531)       --       --        --            --              (531)
  Gain on sale of real
    estate....................       16,283     5,429    7,105    (2,921)(D)        --            25,896
                                -----------   -------   ------   -------       -------       -----------
                                $    16,667   $ 5,220   $7,125   $  (101)      $(1,429)      $    27,482
Other expense Interest........       18,792     9,156    1,062   $   (74)(A)   $    --       $    28,936
  Depreciation................        3,555     5,242      500      (119)(E)       (80)(E)         9,098
  Advisory fees to
    affiliate.................        1,736     1,415      186      (247)(F)       (48)(F)         3,042
  Net income fee to
    affiliate.................          374        --      411        --          (785)(G)            --
  Incentive fees to
    affiliate.................          152        --       --        33(H)        653(H)            838
  General and
    administrative............        3,312     2,202      285        --            --             5,799
  Provision for loss..........           --        --      767        --            --               767
  Minority Interest...........          787       (59)      --        17(I)         --               745
                                -----------   -------   ------   -------       -------       -----------
                                $    28,708   $17,956   $3,211   $  (390)      $  (260)      $    49,225
Net income (loss).............  $     1,205   $(1,335)  $5,073   $   289       $(1,169)      $     4,063
Preferred dividend
  requirement.................         (611)      (45)      --    (2,024)(J)      (367)(K)        (3,047)
                                -----------   -------   ------   -------       -------       -----------
Net income (loss).............  $       594   $(1,380)  $5,073   $(1,735)      $(1,536)      $     1,016
Earnings per share
Net income applicable to
  Common shares
  Basic.......................  $      0.05                                                  $      0.10
  Diluted.....................  $      0.05                                                  $      0.05
Average Common shares used in
  computing earnings per share
  Basic.......................   11,375,127                                                   10,628,155
  Diluted.....................   11,375,127                                                   20,644,318

                         ARL ACQUISITION OF IOT AND TCI

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 MARCH 31, 2002

     The notes to these financial statements assume that 100% of the non-affiliated shareholders will accept Preferred Stock.

Note A. To record the elimination of interest income received by TCI from ARL relating to TCI's loan to ARL.

Note B. To record the elimination of ARL's equity losses from TCI and TCI's equity losses from ARL and IOT.

Note C. To record the elimination of ARL's equity gains from IOT.

Note D. To record the elimination of TCI's share of gains on sales of real estate from ARL and IOT.

Note E. To record the depreciation adjustment for new real estate basis.

Note F. To record the advisor fee adjustment for new gross asset basis. The
        Advisory Agreement provides for BCM to receive an advisory fee comprised of a gross asset fee of .75% per annum of the average gross asset value from TCI, IOT, and ARL. TCI's and ARL's combined gross assets would be reduced by $131,968,000 if the transaction had taken place on January 1, 2002. IOT's and ARL's combined gross assets would be reduced by $25,483,000 if the transaction had taken place on January 1, 2002. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note G. To record the net income fee adjustment for new net income. ARL's
        Advisory Agreement provides for BCM to receive a net income fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity. The TCI and IOT Advisory Agreement provides for BCM to receive a net income fee equal to 7.5% of net income for the year. The combined net income of TCI, IOT, and ARL does not meet the 10% return on stockholders' equity based on ARL's Advisory Agreement with BCM. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note H. To record the incentive fee adjustment for TCI and IOT on ARL basis.
        ARL's Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the excess of net capital gains over net capital losses. TCI's and IOT's Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by TCI or IOT during the year exceeds the sum of: (1) the cost of each such property, (2) capital improvements made to such property, and (3) all closing costs incurred in the sale of such real estate. TCI's and IOT's incentive fee would be $33,000 and $653,000, respectively based on ARL's Advisory Agreement. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note I. To record the elimination of TCI's minority interest from equity investees co-owned by TCI and IOT.

Note J. To record preferred stock dividends of $2.00 per share on Series G redeemable convertible preferred stock.

Note K. To record preferred stock dividends of $2.15 per share on Series H redeemable convertible preferred stock.

                         ARL ACQUISITION OF TCI AND IOT

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               DECEMBER 31, 2001
   (ASSUMING ALL NONAFFILIATED TCI AND IOT STOCKHOLDERS RECEIVE SERIES G AND
         SERIES H REDEEMABLE CONVERTIBLE PREFERRED STOCK, RESPECTIVELY)

                                        HISTORICAL              PROFORMA ADJUSTMENTS
                             --------------------------------   ---------------------       PROFORMA
                                 ARL         TCI        IOT       TCI           IOT         COMBINED
                             -----------   --------   -------   --------      -------      -----------
Property Revenue
  Rents....................  $   129,300   $134,911   $13,001   $     --      $    --      $   277,212
  Property operations......       93,185     80,562     6,591         --           --          180,338
                             -----------   --------   -------   --------      -------      -----------
    Operating income.......       36,115     54,349     6,410         --           --           96,874
Land Operations
  Sales....................       45,290         --        --         --           --           45,290
  Cost of Sales............       36,083         --        --         --           --           36,083
                             -----------   --------   -------   --------      -------      -----------
    Gain on land sales.....        9,207         --        --         --           --            9,207
Pizza Parlor operations
  Sales....................       34,211         --        --         --           --           34,211
  Cost of Sales............       27,934         --        --         --           --           27,934
                             -----------   --------   -------   --------      -------      -----------
    Gross margin...........        6,277         --        --         --           --            6,277
Oil and gas operations
  Sales....................           59         --        --         --           --               59
  Operating expenses.......          269         --        --         --           --              269
                             -----------   --------   -------   --------      -------      -----------
    Gross margin...........         (210)        --        --         --           --             (210)
Other Income
  Interest and other.......        2,448      2,948       194         --           --            5,590
  Equity income (loss) in
    equity investees.......      (13,739)    (5,950)       (9)    18,832(A)       950(B)            84
  Gain on sale of real
    estate.................       96,749     54,270        --    (27,852)(C)       --          123,167
                             -----------   --------   -------   --------      -------      -----------
                                  85,458     51,268       185     (9,020)         950          128,841
Other expense
  Interest.................       77,048     41,058     6,074         --           --          124,180
  Depreciation.............       17,707     19,705     2,427       (878)(D)     (111)(D)       38,850
  Advisory fees to
    affiliate..............        6,715      5,346       817       (985)(E)     (153)(E)       11,740
  Net income fee to
    affiliate..............          166      1,850        --     (2,016)(F)       --               --
  Incentive fees to
    affiliate..............        3,827      3,167        --        493(G)        --            7,487
  General and
    administrative.........       12,743     11,412       739         --           --           24,894
  Realized loss on
    investments............           --      3,059        --         --           --            3,059
  Litigation settlement....          100         --        --                                      100
  Provision for loss.......        2,500        281        --         --           --            2,781
  Minority Interest........          972        (72)       --         --           --              900
                             -----------   --------   -------   --------      -------      -----------
                                 121,778     85,806    10,057     (3,386)        (264)         213,991
Net income (loss)..........       15,069     19,811    (3,462)    (5,634)       1,214           26,998
Preferred dividend
  requirement..............       (2,485)      (172)       --     (8,097)(H)   (1,469)(I)      (12,223)
                             -----------   --------   -------   --------      -------      -----------
Net income (loss)..........  $    12,584   $ 19,639   $(3,462)  $(13,731)     $  (255)     $    14,775
Earnings per share
Net income applicable to
  Common shares
  Basic....................  $      1.07                                                   $      1.35
  Diluted..................  $      1.07                                                   $      0.70
Average Common shares used
  in computing earnings per
  share
  Basic....................   11,714,374                                                    10,967,402
  Diluted..................   11,714,374                                                    20,983,887

                         ARL ACQUISITION OF IOT AND TCI

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               DECEMBER 31, 2001

     The notes to these financial statements assume that 100% of the non-affiliated shareholders will accept preferred stock.

Note A. To record the elimination of ARL's equity losses from TCI and TCI's equity losses from ARL and IOT.

Note B. To record the elimination of ARL's equity losses from IOT.

Note C. To record the elimination of TCI's share of gains on sales of real estate from ARL and ARL's share of gains on sales of real estate from TCI.

Note D. To record the depreciation adjustment for new real estate basis.

Note E. To record the advisor fee adjustment for new gross asset basis. The
        Advisory Agreement provides for BCM to receive an advisory fee comprised of a gross asset fee of .75% per annum of the average gross asset value from TCI, IOT, and ARL. TCI's and ARL's combined gross assets would be reduced by $131,340,000 if the transaction had taken place on January 1, 2001. IOT's and ARL's combined gross assets would be reduced by $20,410,000 if the transaction had taken place on January 1, 2001. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note F. To record the net income fee adjustment for new net income. ARL's
        Advisory Agreement provides for BCM to receive a net income fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity. The TCI and IOT Advisory Agreement provides for BCM to receive a net income fee equal to 7.5% of net income for the year. The combined net income of TCI, IOT, and ARL does not meet the 10% return on stockholders' equity based on ARL's Advisory Agreement with BCM. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note G. To record the incentive fee adjustment for TCI on ARL basis. ARL's
        Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the excess of net capital gains over net capital losses. TCI's Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by TCI during the year exceeds the sum of: (1) the cost of each such property, (2) capital improvements made to such property, and (3) all closing costs incurred in the sale of such real estate. TCI's incentive fee would increase by $493,000 based on ARL's Advisory Agreement. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note H. To record preferred stock dividends of $2.00 per share on Series G redeemable convertible preferred stock.

Note I. To record preferred stock dividends of $2.15 per share on Series H redeemable convertible preferred stock.

                             ARL ACQUISITION OF IOT

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002
              (ASSUMING ALL NONAFFILIATED IOT STOCKHOLDERS RECEIVE
                SERIES H REDEEMABLE CONVERTIBLE PREFERRED STOCK)

                                                               HISTORICAL
                                                           -------------------    PROFORMA       PROFORMA
                                                             ARL        IOT      ADJUSTMENTS     COMBINED
                                                           --------   --------   -----------     --------
                                                 ASSETS
Real estate held for investment, net of accumulated
  depreciation...........................................  $368,248   $ 79,574    $ (5,595)(A)   $442,348
                                                                                       121(B)
                                                           --------   --------    --------       --------
                                                            368,248     79,574      (5,474)       442,348
Real estate held for sale................................   212,626         --          --        212,626
Notes and interest receivable............................    31,084      7,614      (5,109)(C)     33,589
Less-allowance for estimated losses......................    (2,577)      (767)        767(C)      (2,577)
                                                           --------   --------    --------       --------
                                                             28,507      6,847      (4,342)        31,012
Pizza parlor equipment, net of accumulated
  depreciation...........................................     6,793         --          --          6,793
Leasehold interest -- oil and gas properties, net of
  accumulated depreciation...............................     4,718         --          --          4,718
Oilfield equipment, net of accumulated depreciation......       490         --                        490
Marketable equity securities, at market value............       162         --          --            162
Cash and cash equivalents................................       903         59          --            962
Investment in equity investees...........................    76,460        103      (8,234)(D)     68,329
Intangibles, net of accumulated amortization.............    15,580         --          --         15,580
Other assets.............................................    31,996      3,173          --         35,169
                                                           --------   --------    --------       --------
                                                           $746,483   $ 89,756    $(18,050)      $818,189
                                                           ========   ========    ========       ========

                                         LIABILITIES AND EQUITY
Liabilities
Notes and interest payable...............................  $563,840   $ 47,552    $ (5,109)(C)   $606,283
Margin borrowings........................................    27,105         --          --         27,105
Other liabilities........................................    41,477      1,909         121(B)      43,507
                                                           --------   --------    --------       --------
                                                            632,422     49,461      (4,988)       676,895
Commitments and contingencies
Minority Interest........................................    23,155         --          --         23,155
Series F Redeemable Preferred Stock; $2.00 par value;
  authorized, 30,000 shares; issued and outstanding
  3,968.75 shares (liquidation preference $3,969)........     3,969         --          --          3,969

                                          STOCKHOLDERS' EQUITY
ARL
Preferred Stock, $2.00 par value, authorized 50,000,000
  shares, issued and outstanding
Series A, 2,724,910 shares, (liquidation preference
  $27,249)...............................................     4,850         --          --          4,850
Series E, 50,000 shares, (liquidation preference $500)...       100         --          --            100
Convertible Series H, 1,029,010 shares, (liquidation
  preference $22,124)....................................        --         --       2,058(E)       2,058
Common Stock, $.01 par value; authorized 100,000,000
  shares, issued 11,375,127 shares.......................       114         --          --            114
Paid-in capital..........................................   112,184         --      20,066(E)     132,250
Accumulated deficit......................................   (30,770)        --       5,109(C)     (25,661)
Accumulated other comprehensive income...................       459         --          --            459
IOT
Common Stock, $.01 par value; authorized, 10,000,000
  shares; issued and outstanding 1,438,945 shares........        --         14         (14)(A)         --
Paid-in capital..........................................        --     63,459     (63,459)(A)         --
Accumulated deficit......................................        --    (23,178)     23,178(A)          --
                                                           --------   --------    --------       --------
                                                             86,937     40,295     (13,062)       114,170
                                                           $746,483   $ 89,756    $(18,050)      $818,189
                                                           ========   ========    ========       ========

                             ARL ACQUISITION OF IOT

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002

     The notes to these financial statements assumes that 100% of the non-affiliated shareholders will accept preferred stock.

Note A. To record allocation of purchase price to IOT's assets and liabilities as follows:

Current amount of equity method investment on ARL's balance
  sheet at March 31, 2002...................................     8,234
Issuance of 1,029,010 Series H convertible Preferred Stock,
  liquidation value $22,124, $21.50 per share...............    22,124
                                                               -------
Total Consideration.........................................    30,358
Real Estate held for investment.............................    73,979
Notes and interest receivable...............................     2,505
Cash and cash equivalents...................................        59
Investment in equity investees..............................       103
Other assets................................................     3,173
Notes and interest payable..................................   (47,552)
Other liabilities...........................................    (1,909)
                                                               -------
                                                                30,358

Note B. To record estimate of additional closing costs.

Note C. To record forgiveness of debt ARL owes IOT.

Note D. To record the elimination ARI's investment in IOT.

Note E. To record the issuance of the Series H Redeemable Convertible Preferred
        Stock to purchase IOT.

                             ARL ACQUISITION OF IOT

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 MARCH 31, 2002
              (ASSUMING ALL NONAFFILIATED IOT STOCKHOLDERS RECEIVE
                SERIES H REDEEMABLE CONVERTIBLE PREFERRED STOCK)

                                                   HISTORICAL
                                              --------------------    PROFORMA         PROFORMA
                                                  ARL        IOT     ADJUSTMENTS       COMBINED
                                              -----------   ------   -----------      -----------
Property Revenue
  Rents.....................................  $    29,352   $2,800     $    --        $    32,152
  Property operations.......................       19,892    1,641          --             21,533
                                              -----------   ------     -------        -----------
     Operating income.......................        9,460    1,159          --             10,619
Land Operations
  Sales.....................................        5,580       --          --              5,580
  Cost of Sales.............................        3,381       --          --              3,381
                                              -----------   ------     -------        -----------
     Gain on land sales.....................        2,199       --          --              2,199
Pizza Parlor operations
  Sales.....................................        8,540       --          --              8,540
  Cost of Sales.............................        6,953       --          --              6,953
                                              -----------   ------     -------        -----------
     Gross margin...........................        1,587       --          --              1,587
Other Income
  Interest and other........................  $       796   $   37     $    --        $       833
  Equity (loss) in equity investees.........          119      (17)     (1,446)(A)         (1,344)
  Loss on sale of investments in equity
     investees..............................         (531)      --          --               (531)
  Gain on sale of real estate...............       16,283    7,105          --             23,388
                                              -----------   ------     -------        -----------
                                              $    16,667   $7,125     $(1,446)       $    22,346
Other expense
  Interest..................................  $    18,792   $1,062     $    --        $    19,854
  Depreciation..............................        3,555      500         (34)(B)          4,021
  Advisory fee to affiliate.................        1,736      186         (34)(C)          1,888
  Net income fee to affiliate...............          374      411        (785)(D)             --
  Incentive fees to affiliate...............          152       --         653(E)             805
  General and administrative................        3,312      285          --              3,597
  Provision for loss........................           --      767          --                767
  Minority Interest.........................          787       --          --                787
                                              -----------   ------     -------        -----------
                                              $    28,708   $3,211     $  (200)       $    31,719
Net income (loss)...........................  $     1,205   $5,073     $(1,246)       $     5,032
Preferred dividend requirement..............         (611)      --        (553)(F)         (1,164)
                                              -----------   ------     -------        -----------
Net income (loss)...........................  $       594   $5,073     $(1,799)       $     3,868
Earnings per share
Net income applicable to Common shares
  Basic.....................................  $      0.05                             $      0.34
  Diluted...................................  $      0.05                             $      0.29
Average Common shares used in computing
  earnings per share
  Basic.....................................   11,375,127                              11,375,127
  Diluted...................................   11,375,127                              13,214,659

                             ARL ACQUISITION OF IOT

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 MARCH 31, 2002

     The notes to these financial statements assume that 100% of the non-affiliated shareholders will accept Preferred Stock.

Note A. To record the elimination of ARL's equity gains from IOT.

Note B. To record the depreciation adjustment for new real estate basis.

Note C. To record the advisor fee adjustment for new gross asset basis. The
        Advisory Agreement provides for BCM to receive an advisory fee comprised of a gross asset fee of .75% per annum of the average gross asset value from IOT and ARL. IOT's and ARL's combined gross assets would be reduced by $18,050,000 if the transaction had taken place on January 1, 2002. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note D. To record the net income fee adjustment for new net income. ARL's
        Advisory Agreement provides for BCM to receive a net income fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity. The IOT Advisory Agreement provides for BCM to receive a net income fee equal to 7.5% of net income for the year. The combined net income of IOT and ARL does not meet the 10% return on stockholders' equity based on ARL's Advisory Agreement with BCM. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note E. To record the incentive fee adjustment for IOT on ARL basis. ARL's
        Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the excess of net capital gains over net capital losses. IOT's Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by IOT during the year exceeds the sum of: (1) the cost of each such property, (2) capital improvements made to such property, and (3) all closing costs incurred in the sale of such real estate. IOT's incentive fee would be $653,000 based on ARL's Advisory Agreement. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note F. To record preferred stock dividends of $2.15 per share on Series H redeemable convertible preferred stock.

                             ARL ACQUISITION OF IOT

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               DECEMBER 31, 2001
              (ASSUMING ALL NONAFFILIATED IOT STOCKHOLDERS RECEIVE
                SERIES H REDEEMABLE CONVERTIBLE PREFERRED STOCK)

                                                  HISTORICAL
                                             ---------------------    PROFORMA         PROFORMA
                                                 ARL         IOT     ADJUSTMENTS       COMBINED
                                             -----------   -------   -----------      -----------
Property Revenue Rents.....................  $   129,300   $13,001     $    --        $   142,301
  Property operations......................       93,185     6,591          --             99,776
                                             -----------   -------     -------        -----------
       Operating income....................       36,115     6,410          --             42,525
Land Operations
  Sales....................................       45,290        --          --             45,290
  Cost of Sales............................       36,083        --          --             36,083
                                             -----------   -------     -------        -----------
       Gain on land sales..................        9,207        --          --              9,207
Pizza Parlor operations
  Sales....................................       34,211        --          --             34,211
  Cost of Sales............................       27,934        --          --             27,934
                                             -----------   -------     -------        -----------
       Gross margin........................        6,277        --          --              6,277
Oil and gas operations
  Sales....................................           59        --          --                 59
  Operating expenses.......................          269        --          --                269
                                             -----------   -------     -------        -----------
       Gross margin........................         (210)       --          --               (210)
Other Income
Interest and other.........................        2,448       194          --              2,642
  Equity (loss) in equity investees........      (13,739)       (9)        950(A)         (12,798)
  Gain on sale of real estate..............       96,749        --          --             96,749
                                             -----------   -------     -------        -----------
                                                  85,458       185         950             86,593
Other expense
Interest...................................       77,048     6,074          --             83,122
  Depreciation.............................       17,707     2,427          75(B)          20,209
  Advisory fee to affiliate................        6,715       817         (97)(C)          7,435
  Net income fee to affiliate..............          166        --          --                166
  Incentive fees to affiliate..............        3,827        --          --              3,827
  General and administrative...............       12,743       739          --             13,482
  Litigation settlement....................          100        --          --                100
  Provision for loss.......................        2,500        --          --              2,500
  Minority Interest........................          972        --          --                972
                                             -----------   -------     -------        -----------
                                                 121,778    10,057         (22)           131,813
Net income (loss)..........................       15,069    (3,462)        972             12,579
Preferred dividend requirement.............       (2,485)       --      (2,212)(D)         (4,697)
                                             -----------   -------     -------        -----------
Net income (loss)..........................  $    12,584   $(3,462)    $(1,240)       $     7,882
Earnings per share
Net income applicable to Common shares
  Basic....................................  $      1.07                              $      0.67
  Diluted..................................  $      1.07                              $      0.58
Average Common shares used in computing
  earnings per share
  Basic....................................   11,714,374                               11,714,374
  Diluted..................................   11,714,374                               13,553,906

                             ARL ACQUISITION OF IOT

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               DECEMBER 31, 2001

     The notes to these financial statements assume that 100% of the non-affiliated shareholders will accept preferred stock.

Note A. To record the elimination of ARL's equity losses from IOT.

Note B. To record the depreciation adjustment for new real estate basis.

Note C. To record the advisor fee adjustment for new gross asset basis. The
        Advisory Agreement provides for BCM to receive an advisory fee comprised of a gross asset fee of .75% per annum of the average gross asset value from IOT and ARL. IOT's and ARL's combined gross assets would be reduced by $12,977,000 if the transaction had taken place on January 1, 2001. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note D. To record preferred stock dividends of $2.15 per share on Series H redeemable convertible preferred stock.

                             ARL ACQUISITION OF TCI

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002
              (ASSUMING ALL NONAFFILIATED TCI STOCKHOLDERS RECEIVE
                SERIES G REDEEMABLE CONVERTIBLE PREFERRED STOCK)

                                                                  HISTORICAL
                                                              -------------------    PROFORMA         PROFORMA
                                                                ARL        TCI      ADJUSTMENTS       COMBINED
                                                              --------   --------   -----------      ----------
                                                    ASSETS
Real estate held for investment, net of accumulated
  depreciation..............................................  $368,248   $618,784    $ (47,115)(A)   $  940,796
                                                                                           879(B)
                                                              --------   --------    ---------       ----------
                                                               368,248    618,784      (46,236)         940,796
Real estate held for sale...................................   212,626     14,831           --          227,457
Notes and interest receivable...............................    31,084     27,249       (6,372)(C)       51,961
Less -- allowance for estimated losses......................    (2,577)      (739)          --           (3,316)
                                                              --------   --------    ---------       ----------
                                                                28,507     26,510       (6,372)          48,645
Pizza parlor equipment, net of accumulated depreciation.....     6,793         --           --            6,793
Leasehold interest -- oil and gas properties, net of
  accumulated depreciation..................................     4,718         --           --            4,718
Oilfield equipment, net of accumulated depreciation.........       490         --           --              490
Marketable equity securities, at market value...............       162         --           --              162
Cash and cash equivalents...................................       903      4,946           --            5,849
Investment in equity investees..............................    76,460     15,887      (10,182)(D)       15,018
                                                                                       (67,147)(E)
Intangibles, net of accumulated amortization................    15,580         --           --           15,580
Other assets................................................    31,996     39,240           --           71,236
                                                              --------   --------    ---------       ----------
                                                              $746,483   $720,198    $(129,937)      $1,336,744
                                                              ========   ========    =========       ==========

                                            LIABILITIES AND EQUITY
Liabilities
Notes and interest payable..................................  $563,840   $472,486    $  (6,372)(C)   $1,029,954
Margin borrowings...........................................    27,105         --           --           27,105
Other liabilities...........................................    41,477     25,674          879(B)        68,030
                                                              --------   --------    ---------       ----------
                                                              $632,422   $498,160    $  (5,493)      $1,125,089
Commitments and contingencies
Minority Interest...........................................  $ 23,155   $  6,673    $      --       $   29,828
Series F Redeemable Preferred Stock; $2.00 par value;
  authorized, 30,000 shares; issued and outstanding 3,968.75
  shares (liquidation preference $3,969)....................     3,969         --           --            3,969

                                             STOCKHOLDERS' EQUITY

ARL
Preferred Stock, $2.00 par value, authorized 50,000,000
  shares, issued and outstanding
Series A, 2,724,910 shares, (liquidation preference
  $27,249)..................................................  $  4,850   $     --    $      --       $    4,850
Series E, 50,000 shares, (liquidation preference $500)......       100         --           --              100
Convertible Series G, 4,048,294 shares, (liquidation
  preference $80,966).......................................                             8,097(F)         8,097
Series A, $.01 par value; authorized, 6,000 shares; issued
  and outstanding 5,829 shares (liquidation preference
  $583).....................................................        --         --           --               --
Series C, $.01 par value; authorized, issued and outstanding
  30,000 shares (liquidation preference $3,000).............        --         --           --               --
Common Stock, $.01 par value; authorized 100,000,000 shares,
  issued 11,375,127 shares..................................       114         --           (7)(E)          107
Paid-in capital.............................................   112,184         --       72,876(F)       188,643
                                                                                         3,583(G)
Accumulated deficit.........................................   (30,770)        --        6,372(C)       (24,398)
Accumulated other comprehensive income......................       459         --           --              459

TCI
Preferred Stock, $.01 par value, authorized 36,000 shares,
  issued and outstanding Series A, 5,829 shares (liquidation
  preference $583)..........................................        --         --           --               --
Series C, 30,000 shares (liquidation preference $3,000).....        --         --           --               --
Common Stock, $.01 par value; authorized, 10,000,000 shares;
  issued and outstanding 8,042,629 shares...................        --         80          (80)(A)           --
Paid-in capital.............................................        --    271,761     (271,761)(A)           --
Accumulated deficit.........................................        --    (56,453)      56,453(A)            --
Accumulated other comprehensive income......................        --        (23)          23(A)            --
                                                              --------   --------    ---------       ----------
                                                                86,937    215,365     (124,444)         177,858
                                                              $746,483   $720,198    $(129,937)      $1,336,744
                                                              ========   ========    =========       ==========

                             ARL ACQUISITION OF TCI

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002

     The notes to these financial statements assumes that 100% of the non-affiliated shareholders will accept preferred stock.

Note A. To record allocation of purchase price to TCI's assets and liabilities as follows:

Current amount of equity method investment on ARL's balance
  sheet at March 31, 2002...................................     67,147
Issuance of 4,048,294 Series G convertible Preferred Stock,
  liquidation value $80,966, $20.00 per share...............     80,966
                                                               --------
Total Consideration.........................................    148,113
Real Estate held for investment.............................    571,669
Real Estate held for sale...................................     14,831
Notes and interest receivable...............................     20,138
Cash and cash equivalents...................................      4,946
Investment in equity investees..............................      5,705
Other assets................................................     39,240
Notes and interest payable..................................   (472,486)
Other liabilities...........................................    (25,674)
Minority Interest...........................................     (6,673)
Series A Preferred Stock....................................       (583)
Series C Preferred Stock....................................     (3,000)
                                                               --------
                                                                148,113

Note B. To record estimate of additional closing costs.

Note C. To record forgiveness of debt ARL owes TCI.

Note D. To record the elimination TCI's investment in ARL and retire 746,972 shares of ARL.

Note E. To record the elimination of ARL's investment in TCI.

Note F. To record the issuance of the Series G Redeemable Convertible Preferred
        Stock to purchase TCI.

Note G. To record TCI's Series A and Series C Preferred Stock that will continue to be outstanding.

                             ARL ACQUISITION OF TCI

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 MARCH 31, 2002
              (ASSUMING ALL NONAFFILIATED TCI STOCKHOLDERS RECEIVE
                SERIES G REDEEMABLE CONVERTIBLE PREFERRED STOCK)

                                                  HISTORICAL
                                             ---------------------    PROFORMA         PROFORMA
                                                 ARL         TCI     ADJUSTMENTS       COMBINED
                                             -----------   -------   -----------      -----------
Property Revenue
  Rents....................................  $    29,352   $30,869     $    --        $    60,221
  Property operations......................       19,892    19,468          --             39,360
                                             -----------   -------     -------        -----------
     Operating income......................        9,460    11,401          --             20,861
Land Operations
  Sales....................................        5,580        --          --              5,580
  Cost of Sales............................        3,381        --          --              3,381
                                             -----------   -------     -------        -----------
     Gain on land sales....................        2,199        --          --              2,199
Pizza Parlor operations
  Sales....................................        8,540        --          --              8,540
  Cost of Sales............................        6,953        --          --              6,953
                                             -----------   -------     -------        -----------
     Gross margin..........................        1,587        --          --              1,587
Other Income
  Interest and other.......................  $       796   $ 1,067     $   (74)(A)    $     1,789
  Equity (loss) in equity investees........          119    (1,276)      1,348(B)           1,337
                                                                         1,146(C)
  Loss on sale of investments in equity
     investees.............................         (531)       --          --               (531)
  Gain on sale of real estate..............       16,283     5,429      (1,214)(D)         20,498
                                             -----------   -------     -------        -----------
                                             $    16,667   $ 5,220     $ 1,206        $    23,093
Other expense
  Interest.................................  $    18,792   $ 9,156     $   (74)(A)    $    27,874
  Depreciation.............................        3,555     5,242        (137)(E)          8,660
  Advisory fee to affiliate................        1,736     1,415        (244)(F)          2,907
  Net income fee to affiliate..............          374        --        (374)(G)             --
  Incentive fees to affiliate..............          152        --          33(H)             185
  General and administrative...............        3,312     2,202          --              5,514
  Minority Interest........................          787       (59)         --                728
                                             -----------   -------     -------        -----------
                                             $    28,708   $17,956     $  (796)       $    45,868
Net income (loss)..........................  $     1,205   $(1,335)    $ 2,002        $     1,872
Preferred dividend requirement.............         (611)      (45)     (2,024)(I)         (2,680)
                                             -----------   -------     -------        -----------
Net income (loss)..........................  $       594   $(1,380)    $   (22)       $      (808)
Earnings per share
Net income applicable to Common shares
  Basic....................................  $      0.05                              $     (0.08)
  Diluted..................................  $      0.05                              $     (0.04)
Average Common shares used in computing
  earnings per share
  Basic....................................   11,375,127                               10,628,155
  Diluted..................................   11,375,127                               19,347,834

                             ARL ACQUISITION OF TCI

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 MARCH 31, 2002

     The notes to these financial statements assume that 100% of the non-affiliated shareholders will accept Preferred Stock.

Note A. To record the elimination of interest income received by TCI from ARL relating to TCI's loan to ARL.

Note B. To record the elimination of ARL's equity losses from TCI.

Note C. To record the elimination of TCI's equity losses from ARL.

Note D. To record the elimination of TCI's share of gains on sales of real estate from ARL.

Note E. To record the depreciation adjustment for new real estate basis.

Note F. To record the advisor fee adjustment for new gross asset basis. The
        Advisory Agreement provides for BCM to receive an advisory fee comprised of a gross asset fee of .75% per annum of the average gross asset value from TCI and ARL. TCI's and ARL's combined gross assets would be reduced by $129,937,000 if the transaction had taken place on January 1, 2002. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note G. To record the net income fee adjustment for new net income. ARL's
        Advisory Agreement provides for BCM to receive a net income fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity. The TCI Advisory Agreement provides for BCM to receive a net income fee equal to 7.5% of net income for the year. The combined net income of TCI and ARL does not meet the 10% return on stockholders' equity based on ARL's Advisory Agreement with BCM. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note H. To record the incentive fee adjustment for TCI on ARL basis. ARL's
        Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the excess of net capital gains over net capital losses. TCI's Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by TCI during the year exceeds the sum of: (1) the cost of each such property, (2) capital improvements made to such property, and (3) all closing costs incurred in the sale of such real estate. TCI's incentive fee would be $33,000 based on ARL's Advisory Agreement. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note I. To record preferred stock dividends of $2.00 per share on Series G redeemable convertible preferred stock.

                             ARL ACQUISITION OF TCI

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               DECEMBER 31, 2001
              (ASSUMING ALL NONAFFILIATED TCI STOCKHOLDERS RECEIVE
                SERIES G REDEEMABLE CONVERTIBLE PREFERRED STOCK)

                                                  HISTORICAL
                                            ----------------------    PROFORMA         PROFORMA
                                                ARL         TCI      ADJUSTMENTS       COMBINED
                                            -----------   --------   -----------      -----------
Property Revenue
  Rents...................................  $   129,300   $134,911    $     --        $   264,211
  Property operations.....................       93,185     80,562          --            173,747
                                            -----------   --------    --------        -----------
     Operating income.....................       36,115     54,349          --             90,464
Land Operations
  Sales...................................       45,290         --          --             45,290
  Cost of Sales...........................       36,083         --          --             36,083
                                            -----------   --------    --------        -----------
     Gain on land sales...................        9,207         --          --              9,207
Pizza Parlor operations
  Sales...................................       34,211         --          --             34,211
  Cost of Sales...........................       27,934         --          --             27,934
                                            -----------   --------    --------        -----------
     Gross margin.........................        6,277         --          --              6,277
Oil and gas operations
  Sales...................................           59         --          --                 59
  Operating expenses......................          269         --          --                269
                                            -----------   --------    --------        -----------
     Gross margin.........................         (210)        --          --               (210)
Other Income
  Interest and other......................        2,448      2,948          --              5,396
  Equity (loss) in equity investees.......      (13,739)    (5,950)     12,696(A)          (1,688)
                                                                         5,305(B)
  Gain on sale of real estate.............       96,749     54,270     (27,852)(C)        123,167
                                            -----------   --------    --------        -----------
                                                 85,458     51,268      (9,851)           126,875
Other expense
  Interest................................       77,048     41,058          --            118,106
  Depreciation............................       17,707     19,705        (966)(D)         36,446
  Advisory fee to affiliate...............        6,715      5,346        (985)(E)         11,076
  Net income fee to affiliate.............          166      1,850      (2,016)(F)             --
  Incentive fees to affiliate.............        3,827      3,167         493(G)           7,487
  General and administrative..............       12,743     11,412          --             24,155
  Litigation settlement...................          100                     --                100
  Provision for loss......................        2,500        281          --              2,781
  Realized loss on investments............           --      3,059          --              3,059
  Minority Interest.......................          972        (72)         --                900
                                            -----------   --------    --------        -----------
                                                121,778     85,806      (3,474)           204,110
Net income (loss).........................       15,069     19,811      (6,377)            28,503
Preferred dividend requirement............       (2,485)      (172)     (8,097)(H)        (10,754)
                                            -----------   --------    --------        -----------
Net income (loss).........................  $    12,584   $ 19,639    $(14,474)       $    17,749
Earnings per share
Net income applicable to Common shares
  Basic...................................  $      1.07                               $      1.62
  Diluted.................................  $      1.07                               $      0.90
Average Common shares used in computing
  earnings per share
  Basic...................................   11,714,374                                10,967,402
  Diluted.................................   11,714,374                                19,762,404

                             ARL ACQUISITION OF TCI

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               DECEMBER 31, 2001

     The notes to these financial statements assume that 100% of the non-affiliated shareholders will accept preferred stock.

Note A. To record the elimination of ARL's equity losses from TCI.

Note B. To record the elimination of TCI's equity losses from ARL.

Note C. To record the elimination of TCI's share of gains on sales of real estate from ARL and ARL's share of gains on sales of real estate from TCI.

Note D. To record the depreciation adjustment for new real estate basis.

Note E. To record the advisor fee adjustment for new gross asset basis. The
        Advisory Agreement provides for BCM to receive an advisory fee comprised of a gross asset fee of .75% per annum of the average gross asset value from TCI and ARL. TCI's and ARL's combined gross assets would be reduced by $131,340,000 if the transaction had taken place on January 1, 2001. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note F. To record the net income fee adjustment for new net income. ARL's
        Advisory Agreement provides for BCM to receive a net income fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity. The TCI Advisory Agreement provides for BCM to receive a net income fee equal to 7.5% of net income for the year. The combined net income of TCI and ARL does not meet the 10% return on stockholders' equity based on ARL's Advisory Agreement with BCM. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note G. To record the incentive fee adjustment for TCI on ARL basis. ARL's
        Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the excess of net capital gains over net capital losses. TCI's Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by TCI during the year exceeds the sum of: (1) the cost of each such property, (2) capital improvements made to such property, and (3) all closing costs incurred in the sale of such real estate. TCI's incentive fee would increase by $493,000 based on ARL's Advisory Agreement. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note H. To record preferred stock dividends of $2.00 per share on Series G redeemable convertible preferred stock.

                         ARL ACQUISITION OF TCI AND IOT

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002
(ASSUMING 50% OF THE NONAFFILIATED TCI AND IOT STOCKHOLDERS RECEIVE CASH AND 50%
                              OF THE NONAFFILIATED
 TCI AND IOT STOCKHOLDERS RECEIVE SERIES G AND SERIES H REDEEMABLE CONVERTIBLE
                         PREFERRED STOCK, RESPECTIVELY)

                                                                   HISTORICAL              PROFORMA ADJUSTMENTS
                                                         ------------------------------   -----------------------       PROFORMA
                                                           ARL        TCI        IOT         TCI           IOT          COMBINED
                                                         --------   --------   --------   ---------      --------      ----------
                                                             ASSETS
Real estate held for investment, net of accumulated
  depreciation.........................................  $368,248   $618,784   $ 79,574   $ (47,904)(A)  $(13,646)(B)  $1,006,056
                                                                                                879(C)        121(C)
                                                         --------   --------   --------   ---------      --------      ----------
                                                          368,248    618,784     79,574     (47,025)      (13,525)      1,006,056
Real estate held for sale..............................   212,626     14,831         --          --            --         227,457
Notes and interest receivable..........................    31,084     27,249      7,614      (6,372)(D)    (5,109)(E)      54,466
Less -- allowance for estimated losses.................    (2,577)      (739)      (767)         --           767(E)       (3,316)
                                                         --------   --------   --------   ---------      --------      ----------
                                                           28,507     26,510      6,847      (6,372)       (4,342)         51,150
Pizza parlor equipment, net of accumulated
  depreciation.........................................     6,793         --         --          --            --           6,793
Leasehold interest -- oil and gas properties, net of
  accumulated depreciation.............................     4,718         --         --          --            --           4,718
Oilfield equipment, net of accumulated depreciation....       490         --         --          --            --             490
Marketable equity securities, at market value..........       162         --         --          --            --             162
Cash and cash equivalents..............................       903      4,946         59          --            --           5,908
Investment in equity investees.........................    76,460     15,887        103     (82,138)(F)    (8,337)(G)       1,975
Intangibles, net of accumulated amortization...........    15,580         --         --          --            --          15,580
Other assets...........................................    31,996     39,240      3,173          --            --          74,409
                                                         --------   --------   --------   ---------      --------      ----------
                                                         $746,483   $720,198   $ 89,756   $(135,535)     $(26,204)     $1,394,698
                                                         ========   ========   ========   =========      ========      ==========

                                                     LIABILITIES AND EQUITY
Liabilities
Notes and interest payable.............................  $563,840   $472,486   $ 47,552   $  (6,372)(D)  $ (5,109)(E)  $1,102,838
                                                                                             24,964(H)      5,477(I)
Margin borrowings......................................    27,105         --         --          --            --          27,105
Other liabilities......................................    41,477     25,674      1,909         879(C)        121(C)       70,060
                                                         --------   --------   --------   ---------      --------      ----------
                                                          632,422    498,160     49,461      19,471           489       1,200,003
Commitments and contingencies
Minority Interest......................................    23,155      6,673         --      (2,031)(J)        --          27,797
Series F Redeemable Preferred Stock; $2.00 par value;
  authorized, 30,000 shares; issued and outstanding
  3,968.75 shares (liquidation preference $3,969)......     3,969         --         --          --            --           3,969

                                                      STOCKHOLDERS' EQUITY
ARL
Preferred Stock, $2.00 par value, authorized 50,000,000
  shares, issued and outstanding
Series A, 2,724,910 shares, (liquidation preference
  $27,249).............................................     4,850         --         --          --            --           4,850
Series E, 50,000 shares, (liquidation preference
  $500)................................................       100         --         --          --            --             100
Series G, convertible 2,621,772 shares, (liquidation
  preference $52,435, $20.00 per share)................        --         --         --       5,244(K)         --           5,244
Series H, convertible 395,042 shares, (liquidation
  preference $8,493, $21.50 per share).................        --         --         --                       790(L)          790
Series A, $.01 par value; authorized 6,000 shares;
  issued and outstanding 5,829 shares (liquidation
  preference $583).....................................        --         --         --          --            --              --
Series C, $.01 par value; authorized, issued and
  outstanding 30,000 shares (liquidation preference
  $3,000)..............................................        --         --         --          --            --              --
Common Stock, $.01 par value; authorized 100,000,000
  shares, issued 11,375,127 shares.....................       114         --         --          (7)(E)        --             107
Paid-in capital........................................   112,184         --         --      47,199(K)      7,703(L)      170,669
                                                                                              3,583(M)
Accumulated deficit....................................   (30,770)        --         --       6,372(D)      5,109(E)      (19,289)
Accumulated other comprehensive income.................       459         --         --                                       459
TCI
Preferred Stock, $.01 par value, authorized 36,000
  shares, issued and outstanding Series A, 5,829 shares
  (liquidation preference $583)........................        --         --         --          --            --              --
Series C, 30,000 shares (liquidation preference
  $3,000)..............................................        --         --         --          --            --              --
Common Stock, $.01 par value; authorized, 10,000,000
  shares; issued and outstanding 8,042,629 shares......        --         80         --         (80)(A)        --              --
Paid-in capital........................................        --    271,761         --    (271,761)(A)        --              --
Accumulated deficit....................................        --    (56,453)        --      56,453(A)         --              --
Accumulated other comprehensive income.................                  (23)                    23(A)
IOT
Common Stock, $.01 par value; authorized, 10,000,000
  shares; issued and outstanding 1,438,945 shares......        --         --         14          --           (14)(B)          --
Paid-in capital........................................        --         --     63,459          --       (63,459)(B)          --
Accumulated deficit....................................        --         --    (23,178)         --        23,178(B)           --
                                                         --------   --------   --------   ---------      --------      ----------
                                                           86,937    215,365     40,295    (152,975)      (26,693)        162,929
                                                         $746,483   $720,198   $ 89,756   $(135,535)     $(26,204)     $1,394,698
                                                         ========   ========   ========   =========      ========      ==========

                         ARL ACQUISITION OF TCI AND IOT

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002

     The notes to these financial statements assume that 50% of the non-affiliated shareholders will accept preferred stock and 50% will accept cash.

Note A. To record allocation of purchase price to TCI's assets and liabilities as follows:

Current amount of equity method investment on ARL's balance
  sheet at March 31, 2002...................................     67,147
Debt required to purchase 1,426,523 non-affiliated common
  shares of TCI at $17.50 per share.........................     24,964
Issuance of 2,621,772 Series G convertible Preferred Stock,
  liquidation value $52,435, $20.00 per share...............     52,435
                                                               --------
Total Consideration.........................................    144,546
Real Estate held for investment.............................    570,880
Real Estate held for sale...................................     14,831
Notes and interest receivable...............................     20,138
Cash and cash equivalents...................................      4,946
Investment in equity investees..............................        896
Other assets................................................     39,240
Notes and interest payable..................................   (472,486)
Other liabilities...........................................    (25,674)
Minority Interest...........................................     (4,642)
Series A Preferred Stock....................................       (583)
Series C Preferred Stock....................................     (3,000)
                                                               --------
                                                                144,546

Note B. To record allocation of purchase price to IOT's assets and liabilities as follows:

Current amount of equity method investment on ARL's balance
  sheet at March 31, 2002...................................     8,234
Debt required to purchase 288,240 non-affiliated common
  shares of IOT at $19.00 per share.........................     5,477
Issuance of 395,042 Series H convertible Preferred Stock,
  liquidation value $8,493, $21.50 per share................     8,493
                                                               -------
Total Consideration.........................................    22,204
Real Estate held for investment.............................    65,928
Notes and interest receivable...............................     2,505
Cash and cash equivalents...................................        59
Other assets................................................     3,173
Notes and interest payable..................................   (47,552)
Other liabilities...........................................    (1,909)
                                                               -------
                                                                22,204

Note C. To record estimate of additional closing costs.

Note D. To record forgiveness of debt ARL owes TCI.

Note E. To record forgiveness of debt ARL owes IOT.

Note F. To record the elimination TCI's investment in ARL and IOT, retire
        746,972 shares of ARL owned by TCI and to record the elimination of ARL's investment in TCI.

Note G. To record the elimination ARL's investment in IOT and IOT's elimination of minority investments in equity investees that are co-owned by TCI.

Note H. To record debt required to purchase TCI. ARL does not have a firm commitment for this financing at this time. However, ARL is in current negotiations with lenders in securing the funds.

Note I. To record debt required to purchase IOT. ARL does not have a firm commitment for this financing at this time. However, ARL is in current negotiations with lenders in securing the funds.

Note J. To record the elimination of TCI minority interests in equity investees that are co-owned by IOT.

Note K. To record the issuance of the Series G Redeemable Preferred Stock to purchase TCI.

Note L. To record the issuance of the Series H Redeemable Preferred Stock to purchase IOT.

Note M. To record TCI's Series A and Series C Preferred Stock that will continue to be outstanding.

                         ARL ACQUISITION OF TCI AND IOT

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 MARCH 31, 2002
  (ASSUMING 50% OF THE NONAFFILIATED TCI AND IOT STOCKHOLDERS RECEIVE CASH AND
     50% OF THE NONAFFILIATED TCI AND IOT STOCKHOLDERS RECEIVE SERIES G AND
         SERIES H REDEEMABLE CONVERTIBLE PREFERRED STOCK, RESPECTIVELY)

                                            HISTORICAL               PROFORMA ADJUSTMENTS
                                 ---------------------------------   --------------------       PROFORMA
                                     ARL          TCI        IOT       TCI          IOT         COMBINED
                                 -----------   ----------   ------   -------      -------      -----------
Property Revenue
  Rents........................  $    29,352    $30,869     $2,800   $    --      $    --      $    63,021
  Property operations..........       19,892     19,468      1,641        --           --           41,001
                                 -----------    -------     ------   -------      -------      -----------
    Operating income...........        9,460     11,401      1,159        --           --           22,020
Land Operations
  Sales........................        5,580         --         --        --           --            5,580
  Cost of Sales................        3,381         --         --        --           --            3,381
                                 -----------    -------     ------   -------      -------      -----------
    Gain on land sales.........        2,199         --         --        --           --            2,199
Pizza Parlor operations
  Sales........................        8,540         --         --        --           --            8,540
  Cost of Sales................        6,953         --         --        --           --            6,953
                                 -----------    -------     ------   -------      -------      -----------
    Gross margin...............        1,587         --         --        --           --            1,587
Other Income
  Interest and other...........          796      1,067         37       (74)(A)       --            1,826
  Equity income (loss) in
    equity investees...........          119     (1,276)       (17)    2,894(B)    (1,446)(C)          274
  Loss on sale of investments
    in equity investees........         (531)        --         --                                    (531)
  Gain on sale of real
    estate.....................       16,283      5,429      7,105    (2,921)(D)       --           25,896
                                 -----------    -------     ------   -------      -------      -----------
                                      16,667      5,220      7,125      (101)      (1,446)          27,465
Other expense
  Interest.....................       18,792      9,156      1,062       687(E)       151(E)        29,848
  Depreciation.................        3,555      5,242        500      (142)(F)      (39)(F)        9,116
  Advisory fees to affiliate...        1,736      1,415        186      (254)(G)      (49)(G)        3,034
  Net income fee to
    affiliate..................          374         --        411        --         (785)(H)           --
  Incentive fees to
    affiliate..................          152         --         --        33(I)       653(I)           838
  General and administrative...        3,312      2,202        285        --           --            5,799
  Provision for loss...........           --         --        767        --           --              767
  Minority Interest............          787        (59)        --        17(J)        --              745
                                 -----------    -------     ------   -------      -------      -----------
                                      28,708     17,956      3,211       341          (69)          50,147
Net income (loss)..............        1,205     (1,335)     5,073      (442)      (1,377)           3,124
Preferred dividend
  requirement..................         (611)       (45)        --    (1,311)(K)     (212)(L)       (2,179)
                                 -----------    -------     ------   -------      -------      -----------
Net income (loss)..............  $       594    $(1,380)    $5,073   $(1,753)     $(1,589)     $       945
Earnings per share
Net income applicable to Common
  shares
  Basic........................  $      0.05                                                   $      0.09
  Diluted......................  $      0.05                                                   $      0.05
Average Common shares used in
  computing earnings per share
  Basic........................   11,375,127                                                    10,628,155
  Diluted......................   11,375,127                                                    17,220,536

                         ARL ACQUISITION OF IOT AND TCI

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 MARCH 31, 2002

     The notes to these financial statements assume that 50% of the non-affiliated shareholders will accept preferred stock and 50% will accept cash.

Note A. To record the elimination of interest income received by TCI from ARL relating to TCI's loan to ARL.

Note B. To record the elimination of ARL's equity losses from TCI and TCI's equity losses from ARL and IOT.

Note C. To record the elimination of ARL's equity gains from IOT.

Note D. To record the elimination of TCI's share of gains on sales of real estate from ARL and IOT.

Note E. To record interest expense on $30,441,000 of debt at 11% to acquire TCI and IOT. After preliminary discussions with lenders, management determined an estimated interest rate of 11% was reasonable.

Note F. To record the depreciation adjustment for new real estate basis.

Note G. To record the advisor fee adjustment for new gross asset basis. The
        Advisory Agreement provides for BCM to receive an advisory fee comprised of a gross asset fee of .75% per annum of the average gross asset value from TCI, IOT, and ARL. TCI's and ARL's combined gross assets would be reduced by $135,535,000 if the transaction had taken place on January 1, 2002. IOT's and ARL's combined gross assets would be reduced by $26,204,000 if the transaction had taken place on January 1, 2002. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note H. To record the net income fee adjustment for new net income. ARL's
        Advisory Agreement provides for BCM to receive a net income fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity. The TCI and IOT Advisory Agreement provides for BCM to receive a net income fee equal to 7.5% of net income for the year. The combined net income of TCI, IOT, and ARL does not meet the 10% return on stockholders' equity based on ARL's Advisory Agreement with BCM. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note I. To record the incentive fee adjustment for TCI and IOT on ARL basis. ARL's Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the excess of net capital gains over net capital losses. TCI's and IOT's Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by TCI or IOT during the year exceeds the sum of: (1) the cost of each such property, (2) capital improvements made to such property, and (3) all closing costs incurred in the sale of such real estate. TCI's and IOT's incentive fee would be $33,000 and $653,000, respectively based on ARL's Advisory Agreement. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note J. To record the elimination of TCI's minority interest from equity investees co-owned by TCI and IOT.

Note K. To record preferred stock dividends of $2.00 per share on Series G redeemable convertible preferred stock.

Note L. To record preferred stock dividends of $2.15 per share on Series H redeemable convertible preferred stock.

                         ARL ACQUISITION OF TCI AND IOT

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               DECEMBER 31, 2001
  (ASSUMING 50% OF THE NONAFFILIATED TCI AND IOT STOCKHOLDERS RECEIVE CASH AND
     50% OF THE NONAFFILIATED TCI AND IOT STOCKHOLDERS RECEIVE SERIES G AND
         SERIES H REDEEMABLE CONVERTIBLE PREFERRED STOCK, RESPECTIVELY)

                                             HISTORICAL              PROFORMA ADJUSTMENTS
                                  --------------------------------   ---------------------       PROFORMA
                                      ARL         TCI        IOT        TCI          IOT         COMBINED
                                  -----------   --------   -------   ---------      ------      -----------
Property Revenue
  Rents.........................  $   129,300   $134,911   $13,001   $     --       $  --       $   277,212
  Property operations...........       93,185     80,562     6,591         --          --           180,338
                                  -----------   --------   -------   --------       -----       -----------
    Operating income............  $    36,115   $ 54,349   $ 6,410   $     --       $  --       $    96,874
Land Operations
  Sales.........................       45,290         --        --         --          --            45,290
  Cost of Sales.................       36,083         --        --         --          --            36,083
                                  -----------   --------   -------   --------       -----       -----------
    Gain on land sales..........  $     9,207   $     --   $    --   $     --       $  --       $     9,207
Pizza Parlor operations
  Sales.........................       34,211         --        --         --          --            34,211
  Cost of Sales.................       27,934         --        --         --          --            27,934
                                  -----------   --------   -------   --------       -----       -----------
    Gross margin................  $     6,277   $     --   $    --   $     --       $  --       $     6,277
Oil and gas operations
  Sales.........................           59         --        --         --          --                59
  Operating expenses............          269         --        --         --          --               269
                                  -----------   --------   -------   --------       -----       -----------
    Gross margin................  $      (210)  $     --   $    --   $     --       $  --       $      (210)
Other Income
  Interest and other............        2,448      2,948       194         --          --             5,590
  Equity income (loss) in equity
    investees...................      (13,739)    (5,950)       (9)    18,832(A)      950(B)             84
  Gain on sale of real estate...       96,749     54,270        --    (27,852)(C)      --           123,167
                                  -----------   --------   -------   --------       -----       -----------
                                  $    85,458   $ 51,268   $   185   $ (9,020)      $ 950       $   128,841
Other expense
  Interest......................       77,048     41,058     6,074      2,746(D)      602(D)        127,528
  Depreciation..................       17,707     19,705     2,427       (967)(E)    (129)(E)        38,743
  Advisory fees to affiliate....        6,715      5,346       817     (1,012)(F)    (158)(F)        11,708
  Net income fee to affiliate...          166      1,850        --     (2,016)(G)      --                --
  Incentive fees to affiliate...        3,827      3,167        --        493(H)       --             7,487
  General and administrative....       12,743     11,412       739         --          --            24,894
  Realized loss on
    investments.................           --      3,059        --         --          --             3,059
  Litigation settlement.........          100                                                           100
  Provision for loss............        2,500        281        --         --          --             2,781
  Minority Interest.............          972        (72)       --         --          --               900
                                  -----------   --------   -------   --------       -----       -----------
                                  $   121,778   $ 85,806   $10,057   $   (756)      $ 315       $   217,200
Net income (loss)...............       15,069     19,811    (3,462)    (8,264)        635            23,789
Preferred dividend
  requirement...................       (2,485)      (172)       --     (5,244)(I)   $(849)(J)        (8,750)
                                  -----------   --------   -------   --------       -----       -----------
Net income (loss)...............  $    12,584   $ 19,639   $(3,462)  $(13,508)      $(214)      $    15,039
Earnings per share
Net income applicable to Common
  shares
  Basic.........................  $      1.07                                                   $      1.37
  Diluted.......................  $      1.07                                                   $      0.85
Average Common shares used in
  computing earnings per share
  Basic.........................   11,714,374                                                    10,967,402
  Diluted.......................   11,714,374                                                    17,635,106

                         ARL ACQUISITION OF IOT AND TCI

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               DECEMBER 31, 2001

     The notes to these financial statements assume that 50% of the non-affiliated shareholders will accept preferred stock and 50% will accept cash.

Note A. To record the elimination of ARL's equity losses from TCI and TCI's equity losses from ARL and IOT.

Note B. To record the elimination of ARL's equity losses from IOT.

Note C. To record the elimination of TCI's share of gains on sales of real estate from ARL and ARL's share of gains on sales of real estate from TCI.

Note D. To record interest expense on $30,441,000 of debt at 11% to acquire TCI and IOT. After preliminary discussions with lenders, management determined an estimated interest rate of 11% was reasonable.

Note E. To record the depreciation adjustment for new real estate basis.

Note F. To record the advisor fee adjustment for new gross asset basis. The
        Advisory Agreement provides for BCM to receive an advisory fee comprised of a gross asset fee of .75% per annum of the average gross asset value from TCI, IOT, and ARL. TCI's and ARL's combined gross assets would be reduced by $134,907,000 if the transaction had taken place on January 1, 2001. IOT's and ARL's combined gross assets would be reduced by $21,131,000 if the transaction had taken place on January 1, 2001. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note G. To record the net income fee adjustment for new net income. ARL's
        Advisory Agreement provides for BCM to receive a net income fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity. The TCI and IOT Advisory Agreement provides for BCM to receive a net income fee equal to 7.5% of net income for the year. The combined net income of TCI, IOT, and ARL does not meet the 10% return on stockholders' equity based on ARL's Advisory Agreement with BCM. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note H. To record the incentive fee adjustment for TCI on ARL basis. ARL's
        Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the excess of net capital gains over net capital losses. TCI's Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by TCI during the year exceeds the sum of: (1) the cost of each such property, (2) capital improvements made to such property, and (3) all closing costs incurred in the sale of such real estate. TCI's incentive fee would increase by $493,000 based on ARL's Advisory Agreement. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note I. To record preferred stock dividends of $2.00 per share on Series G redeemable convertible preferred stock.

Note J. To record preferred stock dividends of $2.15 per share on Series H redeemable convertible preferred stock.

                             ARL ACQUISITION OF IOT

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002
(ASSUMING 50% OF THE NONAFFILIATED IOT STOCKHOLDERS RECEIVE CASH AND 50% OF THE
                                 NONAFFILIATED
   IOT STOCKHOLDERS RECEIVE SERIES H REDEEMABLE CONVERTIBLE PREFERRED STOCK)

                                                              HISTORICAL
                                                          -------------------    PROFORMA        PROFORMA
                                                            ARL        IOT      ADJUSTMENTS      COMBINED
                                                          --------   --------   -----------      --------
                                                 ASSETS
Real estate held for investment,........................  $368,248   $ 79,574    $ (6,315)(A)    $441,628
    net of accumulated depreciation.....................                              121(B)
                                                          --------   --------    --------        --------
                                                           368,248     79,574      (6,194)        441,628
Real estate held for sale...............................   212,626         --          --         212,626
Notes and interest receivable...........................    31,084      7,614      (5,109)(C)      33,589
Less -- allowance for estimated losses..................    (2,577)      (767)        767(C)       (2,577)
                                                          --------   --------    --------        --------
                                                            28,507      6,847      (4,342)         31,012
Pizza parlor equipment, net of accumulated
  depreciation..........................................     6,793         --          --           6,793
Leasehold interest -- oil and gas properties,...........     4,718         --          --           4,718
      net of accumulated depreciation
Oilfield equipment, net of accumulated depreciation.....       490         --          --             490
Marketable equity securities, at market value...........       162         --          --             162
Cash and cash equivalents...............................       903         59          --             962
Investment in equity investees..........................    76,460        103      (8,234)(D)      68,329
Intangibles, net of accumulated amortization............    15,580         --          --          15,580
Other assets............................................    31,996      3,173          --          35,169
                                                          --------   --------    --------        --------
                                                          $746,483   $ 89,756    $(18,770)       $817,469
                                                          ========   ========    ========        ========

                                         LIABILITIES AND EQUITY
Liabilities
Notes and interest payable..............................  $563,840   $ 47,552    $  5,477(E)     $611,760
                                                                                 $ (5,109)(C)
Margin borrowings.......................................    27,105         --          --          27,105
Other liabilities.......................................    41,477      1,909         121(B)       43,507
                                                          --------   --------    --------        --------
                                                           632,422     49,461         489         682,372
Commitments and contingencies
Minority Interest.......................................    23,155         --          --          23,155
Series F Redeemable Preferred Stock; $2.00 par value;
  authorized, 30,000 shares; issued and outstanding
  3,968.75 shares (liquidation preference $3,969).......     3,969         --          --           3,969

                                          STOCKHOLDERS' EQUITY
ARL
Preferred Stock, $2.00 par value, authorized 50,000,000
  shares, issued and outstanding
Series A, 2,724,910 shares, (liquidation preference
  $27,249)..............................................     4,850         --          --           4,850
Series E, 50,000 shares, (liquidation preference
  $500).................................................       100         --          --             100
Convertible Series H, 740,770 shares, (liquidation
  preference $15,927)...................................                            1,482(F)        1,482
Common Stock, $.01 par value; authorized 100,000,000
  shares, issued 11,375,127 shares......................       114         --          --             114
Paid-in capital.........................................   112,184         --      14,445(F)      126,629
Accumulated deficit.....................................   (30,770)        --       5,109(C)      (25,661)
Accumulated other comprehensive income..................       459         --          --             459
IOT
Common Stock, $.01 par value; authorized, 10,000,000
  shares; issued and outstanding 1,438,945 shares.......                   14         (14)(A)          --
Paid-in capital.........................................               63,459     (63,459)(A)          --
Accumulated deficit.....................................              (23,178)     23,178(A)           --
                                                          --------   --------    --------        --------
                                                            86,937    (19,259)    (19,259)        107,973
                                                          $746,483   $(18,770)   $(18,770)       $817,469
                                                          ========   ========    ========        ========

                             ARL ACQUISITION OF IOT

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002

     The notes to these financial statements assume that 50% of the non-affiliated shareholders will accept preferred stock and 50% will accept cash.

Note A. To record allocation of purchase price to IOT's assets and liabilities as follows:

Current amount of equity method investment on ARL's balance
  sheet at March 31, 2002...................................   $  8,234
Debt required to purchase 288,240 non-affiliated common
  shares of IOT at $19.00 per share.........................      5,477
Issuance of 740,770 Series H convertible Preferred Stock,
  liquidation value $15,927, $21.50 per share...............     15,927
                                                               --------
Total Consideration.........................................     29,638
Real Estate held for investment.............................     73,259
Notes and interest receivable...............................      2,505
Cash and cash equivalents...................................         59
Investment in equity investees..............................        103
Other assets................................................      3,173
Notes and interest payable..................................    (47,552)
Other liabilities...........................................     (1,909)
                                                               --------
                                                               $ 29,638

Note B. To record estimate of additional closing costs.

Note C. To record forgiveness of debt ARL owes IOT.

Note D. To record the elimination ARI's investment in IOT.

Note E. To record debt required to purchase IOT. ARL does not have a firm commitment for this financing at this time. However, ARL is in current negotiations with lenders in securing the funds.

Note F. To record the issuance of the Series H Redeemable Convertible Preferred
        Stock to purchase IOT.

                             ARL ACQUISITION OF IOT

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 MARCH 31, 2002
(ASSUMING 50% OF THE NONAFFILIATED IOT STOCKHOLDERS RECEIVE CASH AND 50% OF THE
                                 NONAFFILIATED
   IOT STOCKHOLDERS RECEIVE SERIES H REDEEMABLE CONVERTIBLE PREFERRED STOCK)

                                                   HISTORICAL
                                              --------------------    PROFORMA         PROFORMA
                                                  ARL        IOT     ADJUSTMENTS       COMBINED
                                              -----------   ------   -----------      -----------
Property Revenue
  Rents.....................................  $    29,352   $2,800     $    --        $    32,152
  Property operations.......................       19,892    1,641          --             21,533
                                              -----------   ------     -------        -----------
     Operating income.......................        9,460    1,159          --             10,619
Land Operations
  Sales.....................................        5,580       --          --              5,580
  Cost of Sales.............................        3,381       --          --              3,381
                                              -----------   ------     -------        -----------
     Gain on land sales.....................        2,199       --          --              2,199
Pizza Parlor operations
  Sales.....................................        8,540       --          --              8,540
  Cost of Sales.............................        6,953       --          --              6,953
                                              -----------   ------     -------        -----------
     Gross margin...........................        1,587       --          --              1,587
Other Income
  Interest and other........................          796       37          --                833
  Equity (loss) in equity investees.........          119      (17)     (1,446)(A)         (1,344)
  Loss on sale of investments in equity
     investees..............................         (531)      --          --               (531)
  Gain on sale of real estate...............       16,283    7,105          --             23,388
                                              -----------   ------     -------        -----------
                                                   16,667    7,125      (1,446)            22,346
Other expense
  Interest..................................       18,792    1,062         151(B)          20,005
  Depreciation..............................        3,555      500         (39)(C)          4,016
  Advisory fee to affiliate.................        1,736      186         (35)(D)          1,887
  Net income fee to affiliate...............          374      411        (785)(E)             --
  Incentive fees to affiliate...............          152       --         653(F)             805
  General and administrative................        3,312      285          --              3,597
  Provision for loss........................           --      767          --                767
  Minority Interest.........................          787       --          --                787
                                              -----------   ------     -------        -----------
                                                   28,708    3,211         (55)            31,864
Net income (loss)...........................        1,205    5,073      (1,391)             4,887
Preferred dividend requirement..............         (611)      --        (398)(G)         (1,009)
                                              -----------   ------     -------        -----------
Net income (loss)...........................  $       594   $5,073     $(1,789)       $     3,878
Earnings per share
Net income applicable to Common shares
  Basic.....................................  $      0.05                             $      0.34
  Diluted...................................  $      0.05                             $      0.31
Average Common shares used in computing
  earnings per share
  Basic.....................................   11,375,127                              11,375,127
  Diluted...................................   11,375,127                              12,699,380

                             ARL ACQUISITION OF IOT

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 MARCH 31, 2002

     The notes to these financial statements assume that 50% of the non-affiliated shareholders will accept preferred stock and 50% will accept cash.

Note A. To record the elimination of ARL's equity gains from IOT.

Note B. To record interest expense on $5,477,000 of debt at 11% to acquire IOT.
        After preliminary discussions with lenders, management determined an estimated interest rate of 11% was reasonable.

Note C. To record the depreciation adjustment for new real estate basis.

Note D. To record the advisor fee adjustment for new gross asset basis. The
        Advisory Agreement provides for BCM to receive an advisory fee comprised of a gross asset fee of .75% per annum of the average gross asset value from IOT and ARL. IOT's and ARL's combined gross assets would be reduced by $18,770,000 if the transaction had taken place on January 1, 2002. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note E. To record the net income fee adjustment for new net income. ARL's
        Advisory Agreement provides for BCM to receive a net income fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity. The IOT Advisory Agreement provides for BCM to receive a net income fee equal to 7.5% of net income for the year. The combined net income of IOT and ARL does not meet the 10% return on stockholders' equity based on ARL's Advisory Agreement with BCM. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note F. To record the incentive fee adjustment for IOT on ARL basis. ARL's
        Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the excess of net capital gains over net capital losses. IOT's Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by IOT during the year exceeds the sum of: (1) the cost of each such property, (2) capital improvements made to such property, and (3) all closing costs incurred in the sale of such real estate. IOT's incentive fee would be $653,000 based on ARL's Advisory Agreement. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note G. To record preferred stock dividends of $2.15 per share on Series H redeemable convertible preferred stock.

                             ARL ACQUISITION OF IOT

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               DECEMBER 31, 2001
(ASSUMING 50% OF THE NONAFFILIATED IOT STOCKHOLDERS RECEIVE CASH AND 50% OF THE
                                 NONAFFILIATED
   IOT STOCKHOLDERS RECEIVE SERIES H REDEEMABLE CONVERTIBLE PREFERRED STOCK)

                                                  HISTORICAL
                                             ---------------------    PROFORMA         PROFORMA
                                                 ARL         IOT     ADJUSTMENTS       COMBINED
                                             -----------   -------   -----------      -----------
Property Revenue
  Rents....................................  $   129,300   $13,001     $    --        $   142,301
  Property operations......................       93,185     6,591          --             99,776
                                             -----------   -------     -------        -----------
     Operating income......................       36,115     6,410          --             42,525
Land Operations
  Sales....................................       45,290        --          --             45,290
  Cost of Sales............................       36,083        --          --             36,083
                                             -----------   -------     -------        -----------
     Gain on land sales....................        9,207        --          --              9,207
Pizza Parlor operations
  Sales....................................       34,211        --          --             34,211
  Cost of Sales............................       27,934        --          --             27,934
                                             -----------   -------     -------        -----------
     Gross margin..........................        6,277        --          --              6,277
Oil and gas operations
  Sales....................................           59        --          --                 59
  Operating expenses.......................          269        --          --                269
                                             -----------   -------     -------        -----------
     Gross margin..........................         (210)       --          --               (210)
Other Income
  Interest and other.......................        2,448       194          --              2,642
  Equity (loss) in equity investees........      (13,739)       (9)        950(A)         (12,798)
  Gain on sale of real estate..............       96,749        --          --             96,749
                                             -----------   -------     -------        -----------
                                                  85,458       185         950             86,593
Other expense
  Interest.................................       77,048     6,074         602(B)          83,724
  Depreciation.............................       17,707     2,427          57(C)          20,191
  Advisory fee to affiliate................        6,715       817        (103)(D)          7,429
  Net income fee to affiliate..............          166        --          --                166
  Incentive fees to affiliate..............        3,827        --          --              3,827
  General and administrative...............       12,743       739          --             13,482
  Litigation settlement....................          100        --          --                100
  Provision for loss.......................        2,500        --          --              2,500
  Minority Interest........................          972        --          --                972
                                             -----------   -------     -------        -----------
                                                 121,778    10,057         556            132,391
Net income (loss)..........................       15,069    (3,462)        394             12,001
Preferred dividend requirement.............       (2,485)       --      (1,593)(E)         (4,078)
                                             -----------   -------     -------        -----------
Net income (loss)..........................  $    12,584   $(3,462)    $(1,199)       $     7,923
Earnings per share Net income applicable to
  Common shares
  Basic....................................  $      1.07                              $      0.68
  Diluted..................................  $      1.07                              $      0.61
Average Common shares used in computing
  earnings per share
  Basic....................................   11,714,374                               11,714,374
  Diluted..................................   11,714,374                               13,038,627

                             ARL ACQUISITION OF IOT

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               DECEMBER 31, 2001

     The notes to these financial statements assume that 50% of the non-affiliated shareholders will accept preferred stock and 50% will accept cash.

Note A. To record the elimination of ARL's equity losses from IOT.

Note B. To record interest expense on $5,477,000 of debt at 11% to acquire IOT.
        After preliminary discussions with lenders, management determined an estimated interest rate of 11% was reasonable.

Note C. To record the depreciation adjustment for new real estate basis.

Note D. To record the advisor fee adjustment for new gross asset basis. The
        Advisory Agreement provides for BCM to receive an advisory fee comprised of a gross asset fee of .75% per annum of the average gross asset value from IOT and ARL. IOT's and ARL's combined gross assets would be reduced by $13,697,000 if the transaction had taken place on January 1, 2001. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note E. To record preferred stock dividends of $2.15 per share on Series H redeemable convertible preferred stock.

                             ARL ACQUISITION OF TCI

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002
(ASSUMING 50% OF THE NONAFFILIATED TCI STOCKHOLDERS RECEIVE CASH AND 50% OF THE
                                 NONAFFILIATED
   TCI STOCKHOLDERS RECEIVE SERIES G REDEEMABLE CONVERTIBLE PREFERRED STOCK)

                                                                  HISTORICAL
                                                              -------------------    PROFORMA         PROFORMA
                                                                ARL        TCI      ADJUSTMENTS       COMBINED
                                                              --------   --------   -----------      ----------
                                                    ASSETS
Real estate held for investment,............................  $368,248   $618,784    $ (50,682)(A)   $  937,229
    net of accumulated depreciation.........................                               879(B)
                                                              --------   --------    ---------       ----------
                                                               368,248    618,784      (49,803)         937,229
Real estate held for sale...................................   212,626     14,831           --          227,457
Notes and interest receivable...............................    31,084     27,249       (6,372)(C)       51,961
Less -- allowance for estimated losses......................    (2,577)      (739)          --           (3,316)
                                                              --------   --------    ---------       ----------
                                                                28,507     26,510       (6,372)          48,645
Pizza parlor equipment, net of accumulated depreciation.....     6,793         --           --            6,793
Leasehold interest -- oil and gas properties, net of
  accumulated depreciation..................................     4,718         --           --            4,718
Oilfield equipment, net of accumulated depreciation.........       490         --           --              490
Marketable equity securities, at market value...............       162         --           --              162
Cash and cash equivalents...................................       903      4,946           --            5,849
Investment in equity investees..............................    76,460     15,887      (10,182)(D)       15,018
                                                                                       (67,147)(E)
Intangibles, net of accumulated amortization................    15,580         --           --           15,580
Other assets................................................    31,996     39,240           --           71,236
                                                              --------   --------    ---------       ----------
                                                              $746,483   $720,198    $(133,504)      $1,333,177
                                                              ========   ========    =========       ==========

                                            LIABILITIES AND EQUITY
Liabilities Notes and interest payable......................  $563,840   $472,486    $  (6,372)(C)   $1,054,918
                                                                                        24,964(F)
Margin borrowings...........................................    27,105         --           --           27,105
Other liabilities...........................................    41,477     25,674          879(B)        68,030
                                                              --------   --------    ---------       ----------
                                                               632,422    498,160       19,471        1,150,053
Commitments and contingencies
Minority Interest...........................................    23,155      6,673           --           29,828
Series F Redeemable Preferred Stock; $2.00 par value;
  authorized, 30,000 shares; issued and outstanding 3,968.75
  shares (liquidation preference $3,969)....................     3,969         --           --            3,969

                                             STOCKHOLDERS' EQUITY
ARL
Preferred Stock, $2.00 par value, authorized 50,000,000
  shares, issued and outstanding
Series A, 2,724,910 shares, (liquidation preference
  $27,249)..................................................     4,850         --           --            4,850
Series E, 50,000 shares, (liquidation preference $500)......       100         --           --              100
Series G, convertible 2,621,772 shares,(liquidation
  preference $52,435, $20.00 per share).....................                             5,244(G)         5,244
Series A, $.01 par value; authorized 6,000 shares; issued
  and outstanding 5,829 shares (liquidation preference
  $583).....................................................        --         --           --               --
Series C, $.01 par value; authorized, issued and outstanding
  30,000 shares (liquidation preference $3,000).............        --         --           --               --
Common Stock, $.01 par value; authorized 100,000,000 shares,
  issued 11,375,127 shares..................................       114         --           (7)(E)          107
Paid-in capital.............................................   112,184         --       47,199(G)       162,966
                                                                                         3,583(H)
Accumulated deficit.........................................   (30,770)        --        6,372(C)       (24,398)
Accumulated other comprehensive income......................       459         --                           459
TCI
Preferred Stock, $.01 par value, authorized 36,000 shares,
  issued and outstanding Series A, 5,829 shares (liquidation
  preference $583)..........................................                                --               --
Series C, 30,000 shares (liquidation preference $3,000).....                   --           --               --
Common Stock, $.01 par value; authorized, 10,000,000 shares;
  issued and outstanding 8,042,629 shares...................                   80          (80)(A)           --
Paid-in capital.............................................              271,761     (271,761)(A)           --
Accumulated deficit.........................................              (56,453)      56,453(A)            --
Accumulated other comprehensive income......................                  (23)          23(A)            --
                                                              --------   --------    ---------       ----------
                                                                86,937    215,365     (152,975)         149,327
                                                              $746,483   $720,198    $(133,504)      $1,333,177
                                                              ========   ========    =========       ==========

                             ARL ACQUISITION OF TCI

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2002

     The notes to these financial statements assume that 50% of the non-affiliated shareholders will accept preferred stock and 50% will accept cash.

Note A. To record allocation of purchase price to TCI's assets and liabilities as follows:

Current amount of equity method investment on ARL's balance
  sheet at March 31, 2002...................................    67,147
Debt required to purchase 1,426,523 non-affiliated common
  shares of TCI at $17.50 per share.........................    24,964
Issuance of 2,621,772 Series G convertible Preferred Stock,
  liquidation value $52,435, $20.00 per share...............    52,435
                                                              --------
Total Consideration.........................................   144,546
Real Estate held for investment.............................   568,102
Real Estate held for sale...................................    14,831
Notes and interest receivable...............................    20,138
Cash and cash equivalents...................................     4,946
Investment in equity investees..............................     5,705
Other assets................................................    39,240
Notes and interest payable..................................  (472,486)
Other liabilities...........................................   (25,674)
Minority Interest...........................................    (6,673)
Series A Preferred Stock....................................      (583)
Series C Preferred Stock....................................    (3,000)
                                                              --------
                                                               144,546

Note B. To record estimate of additional closing costs.

Note C. To record forgiveness of debt ARL owes TCI.

Note D. To record the elimination TCI's investment in ARL and retire 746,972 shares of ARL.

Note E. To record the elimination of ARL's investment in TCI.

Note F. To record debt required to purchase TCI. ARL does not have a firm commitment for this at this time. However, ARL is in current negotiations with lenders in securing the funds.

Note G. To record the issuance of the Series G Redeemable Convertible Preferred
        Stock to purchase TCI.

Note H. To record TCI's Series A and Series C Preferred Stock that will remain outstanding.

                             ARL ACQUISITION OF TCI

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 MARCH 31, 2002
(ASSUMING 50% OF THE NONAFFILIATED TCI STOCKHOLDERS RECEIVE CASH AND 50% OF THE
                                 NONAFFILIATED
   TCI STOCKHOLDERS RECEIVE SERIES G REDEEMABLE CONVERTIBLE PREFERRED STOCK)

                                                  HISTORICAL
                                             ---------------------    PROFORMA         PROFORMA
                                                 ARL         TCI     ADJUSTMENTS       COMBINED
                                             -----------   -------   -----------      -----------
Property Revenue
  Rents....................................  $    29,352   $30,869     $    --        $    60,221
  Property operations......................       19,892    19,468          --             39,360
                                             -----------   -------     -------        -----------
     Operating income......................        9,460    11,401          --             20,861
Land Operations
  Sales....................................        5,580        --          --              5,580
  Cost of Sales............................        3,381        --          --              3,381
                                             -----------   -------     -------        -----------
     Gain on land sales....................        2,199        --          --              2,199
Pizza Parlor operations
  Sales....................................        8,540        --          --              8,540
  Cost of Sales............................        6,953        --          --              6,953
                                             -----------   -------     -------        -----------
     Gross margin..........................        1,587        --          --              1,587
Other Income
Interest and other.........................          796     1,067         (74)(A)          1,789
  Equity (loss) in equity investees........          119    (1,276)      1,348(B)           1,337
                                                                         1,146(C)
  Gain on sale of real estate..............       16,283     5,429      (1,214)(D)         20,498
                                             -----------   -------     -------        -----------
                                                  17,198     5,220       1,206             23,624
Other expense
  Interest.................................       18,792     9,156         687(E)          28,561
                                                                           (74)(A)
  Depreciation.............................        3,555     5,242        (159)(F)          8,638
  Advisory fee to affiliate................        1,736     1,415        (250)(G)          2,901
  Net income fee to affiliate..............          374        --        (374)(H)             --
  Incentive fees to affiliate..............          152        --          33(I)             185
  General and administrative...............        3,312     2,202          --              5,514
  Minority Interest........................          787       (59)         --                728
                                             -----------   -------     -------        -----------
                                                  28,708    17,956        (137)            46,527
Net income (loss)..........................        1,736    (1,335)      1,343              1,744
Preferred dividend requirement.............         (611)      (45)     (1,311)(J)         (1,967)
                                             -----------   -------     -------        -----------
Net income (loss)..........................  $     1,125   $(1,380)    $    32        $      (223)
Earnings per share
Net income applicable to Common shares
  Basic....................................  $      0.10                              $     (0.02)
  Diluted..................................  $      0.10                              $     (0.01)
Average Common shares used in computing
  earnings per share
  Basic....................................   11,375,127                               10,628,155
  Diluted..................................   11,375,127                               16,514,331

                             ARL ACQUISITION OF TCI

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 MARCH 31, 2002

     The notes to these financial statements assume that 50% of the non-affiliated shareholders will accept preferred stock and 50% will accept cash.

Note A. To record the elimination of interest income received by TCI from ARL relating to TCI's loan to ARL.

Note B. To record the elimination of ARL's equity losses from TCI.

Note C. To record the elimination of TCI's equity losses from ARL.

Note D. To record the elimination of TCI's share of gains on sales of real estate from ARL.

Note E. To record interest expense on $24,964,000 of debt at 11% to acquire TCI.
        After preliminary discussions with lenders, management determined an estimated interest rate of 11% was reasonable.

Note F. To record the depreciation adjustment for new real estate basis.

Note G. To record the advisor fee adjustment for new gross asset basis. The
        Advisory Agreement provides for BCM to receive an advisory fee comprised of a gross asset fee of .75% per annum of the average gross asset value from TCI and ARL. TCI's and ARL's combined gross assets would be reduced by $133,504,000 if the transaction had taken place on January 1, 2002. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note H. To record the net income fee adjustment for new net income. ARL's
        Advisory Agreement provides for BCM to receive a net income fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity. The TCI Advisory Agreement provides for BCM to receive a net income fee equal to 7.5% of net income for the year. The combined net income of TCI and ARL does not meet the 10% return on stockholders' equity based on ARL's Advisory Agreement with BCM. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note I. To record the incentive fee adjustment for TCI on ARL basis. ARL's Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the excess of net capital gains over net capital losses. TCI's Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by TCI during the year exceeds the sum of: (1) the cost of each such property, (2) capital improvements made to such property, and (3) all closing costs incurred in the sale of such real estate. TCI's incentive fee would be $33,000 based on ARL's Advisory Agreement. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note J. To record preferred stock dividends of $2.00 per share on Series G redeemable convertible preferred stock.

                             ARL ACQUISITION OF TCI

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               DECEMBER 31, 2001
(ASSUMING 50% OF THE NONAFFILIATED TCI STOCKHOLDERS RECEIVE CASH AND 50% OF THE
                                 NONAFFILIATED
   TCI STOCKHOLDERS RECEIVE SERIES G REDEEMABLE CONVERTIBLE PREFERRED STOCK)

                                                   HISTORICAL
                                             ----------------------    PROFORMA        PROFORMA
                                                 ARL         TCI      ADJUSTMENTS      COMBINED
                                             -----------   --------   -----------     -----------
Property Revenue
  Rents....................................  $   129,300   $134,911          --       $   264,211
  Property operations......................       93,185     80,562          --           173,747
                                             -----------   --------    --------       -----------
     Operating income......................       36,115     54,349          --            90,464
Land Operations
  Sales....................................       45,290         --          --            45,290
  Cost of Sales............................       36,083         --          --            36,083
                                             -----------   --------    --------       -----------
     Gain on land sales....................        9,207         --          --             9,207
Pizza Parlor operations
  Sales....................................       34,211         --          --            34,211
  Cost of Sales............................       27,934         --          --            27,934
                                             -----------   --------    --------       -----------
     Gross margin..........................        6,277         --          --             6,277
Oil and gas operations
  Sales....................................           59         --          --                59
  Operating expenses.......................          269         --          --               269
                                             -----------   --------    --------       -----------
     Gross margin..........................         (210)        --          --              (210)
Other Income
  Interest and other.......................        2,448      2,948          --             5,396
  Equity (loss) in equity investees........      (13,739)    (5,950)     12,696(A)         (1,688)
                                                                          5,305(B)
  Gain on sale of real estate..............       96,749     54,270     (27,852)(C)       123,167
                                             -----------   --------    --------       -----------
                                                  85,458     51,268      (9,851)          126,875
Other expense
  Interest.................................       77,048     41,058       2,746(D)        120,852
  Depreciation.............................       17,707     19,705      (1,055)(E)        36,357
  Advisory fee to affiliate................        6,715      5,346      (1,012)(F)        11,049
  Net income fee to affiliate..............          166      1,850      (2,016)(G)            --
  Incentive fees to affiliate..............        3,827      3,167         493(H)          7,487
  General and administrative...............       12,743     11,412          --            24,155
  Litigation settlement....................          100         --          --               100
  Provision for loss.......................        2,500        281          --             2,781
  Realized loss on investments.............           --      3,059          --             3,059
  Minority Interest........................          972        (72)         --               900
                                             -----------   --------    --------       -----------
                                                 121,778     85,806        (844)          206,740
Net income (loss)..........................       15,069     19,811      (9,007)           25,873
Preferred dividend requirement.............       (2,485)      (172)     (5,244)(I)        (7,901)
                                             -----------   --------    --------       -----------
Net income (loss)..........................  $    12,584   $ 19,639    $(14,251)      $    17,972
Earnings per share
Net income applicable to Common shares
  Basic....................................  $      1.07                              $      1.64
  Diluted..................................  $      1.07                              $      1.06
Average Common shares used in computing
  earnings per share
  Basic....................................   11,714,374                               10,967,402
  Diluted..................................   11,714,374                               16,928,900

                             ARL ACQUISITION OF TCI

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               DECEMBER 31, 2001

     The notes to these financial statements assume that 50% of the non-affiliated shareholders will accept preferred stock and 50% will accept cash.

Note A. To record the elimination of ARL's equity losses from TCI.

Note B. To record the elimination of TCI's equity losses from ARL.

Note C. To record the elimination of TCI's share of gains on sales of real estate from ARL and ARL's share of gains on sales of real estate from TCI.

Note D. To record interest expense on $24,964,000 of debt at 11% to acquire TCI.
        After preliminary discussions with lenders, management determined an estimated interest rate of 11% was reasonable.

Note E. To record the depreciation adjustment for new real estate basis.

Note F. To record the advisor fee adjustment for new gross asset basis. The
        Advisory Agreement provides for BCM to receive an advisory fee comprised of a gross asset fee of .75% per annum of the average gross asset value from TCI, IOT, and ARL. TCI's and ARL's combined gross assets would be reduced by $134,907,000 if the transaction had taken place on January 1, 2001. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note G. To record the net income fee adjustment for new net income. ARL's
        Advisory Agreement provides for BCM to receive a net income fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity. The TCI Advisory Agreement provides for BCM to receive a net income fee equal to 7.5% of net income for the year. The combined net income of TCI, IOT, and ARL does not meet the 10% return on stockholders' equity based on ARL's Advisory Agreement with BCM. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note H. To record the incentive fee adjustment for TCI on ARL basis. ARL's
        Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the excess of net capital gains over net capital losses. TCI's Advisory Agreement provides for BCM to receive an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by TCI during the year exceeds the sum of: (1) the cost of each such property, (2) capital improvements made to such property, and (3) all closing costs incurred in the sale of such real estate. TCI's incentive fee would increase by $493,000 based on ARL's Advisory Agreement. The agreement currently in place between ARL and BCM will be in effect if the transaction takes place.

Note I. To record preferred stock dividends of $2.00 per share on Series G redeemable convertible preferred stock.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
ARL Consolidated Financial Statements.......................    F-3
     Consolidated Balance Sheets at March 31, 2002
      (Unaudited) and December 31, 2001.....................    F-3
     Consolidated Statements of Operations for each of the
      three month periods ended March 31, 2002 and 2001
      (Unaudited)...........................................    F-4
     Consolidated Statements of Stockholders' Equity for the
      three month period ended March 31, 2002 (Unaudited)...    F-5
     Consolidated Statements of Cash Flows for each of the
      three month periods ended March 31, 2002 and 2001
      (Unaudited)...........................................    F-6
     Notes to Consolidated Unaudited Financial Statements...    F-7
     Report of Independent Certified Public Accountants.....   F-16
     Consolidated Balance Sheets -- December 31, 2001 and
      2000..................................................   F-17
     Consolidated Statements of Operations -- Years Ended
      December 31, 2001, 2000 and 1999......................   F-18
     Consolidated Statements of Stockholders'
      Equity -- Years Ended December 31, 2001, 2000 and
      1999..................................................   F-19
     Consolidated Statements of Cash Flows -- Years Ended
      December 31, 2001, 2000 and 1999......................   F-20
     Notes to ARL Consolidated Audited Financial
      Statements............................................   F-23
     ARL Schedule III -- Real Estate and Accumulated
      Depreciation..........................................   F-51
     ARL Schedule IV -- Mortgage Loans on Real Estate.......   F-58
TCI Consolidated Financial Statements.......................   F-60
     Consolidated Balance Sheets at March 31, 2002
      (Unaudited) and December 31, 2001.....................   F-60
     Consolidated Statements of Operations for each of the
      three month periods ended March 31, 2002 and 2001
      (Unaudited)...........................................   F-61
     Consolidated Statement of Stockholders' Equity for the
      three month period ended March 31, 2002 (Unaudited)...   F-62
     Consolidated Statements of Cash Flows for each of the
      three month periods ended March 31, 2002 and 2001
      (Unaudited)...........................................   F-63
     Notes to Consolidated Unaudited Financial Statements...   F-64
     Report of Independent Certified Public Accountants.....   F-71
     Consolidated Balance Sheets -- December 31, 2001 and
      2000..................................................   F-72
     Consolidated Statements of Operations -- Years Ended
      December 31, 2001, 2000 and 1999......................   F-73
     Consolidated Statements of Stockholders'
      Equity -- Years Ended December 31, 2001, 2000 and
      1999..................................................   F-74
     Consolidated Statements of Cash Flows -- Years Ended
      December 31, 2001, 2000 and 1999......................   F-75
     Notes to TCI Consolidated Audited Financial
      Statements............................................   F-77
     TCI Schedule III -- Real Estate and Accumulated
      Depreciation..........................................  F-101
     TCI Schedule IV -- Mortgage Loans on Real Estate.......  F-108
IOT Consolidated Financial Statements.......................  F-110
     Consolidated Balance Sheets at March 31, 2002
      (Unaudited) and December 31, 2001.....................  F-110
     Consolidated Statements of Operations for each of the
      three month periods ended March 31, 2002 and 2001
      (Unaudited)...........................................  F-111
     Consolidated Statement of Stockholders' Equity for the
      three month period ended March 31, 2002 (Unaudited)...  F-112

                                                              PAGE
                                                              ----
     Consolidated Statements of Cash Flows for each of three
      month periods ended March 31, 2002 and 2001
      (Unaudited)...........................................  F-113
     Notes to Consolidated Unaudited Financial Statements...  F-114
     Report of Independent Certified Public Accountants.....  F-117
     Consolidated Balance Sheets -- December 31, 2001 and
      2000..................................................  F-118
     Consolidated Statements of Operations -- Years Ended
      December 31, 2001, 2000 and 1999......................  F-119
     Consolidated Statements of Stockholders' Equity --Years
      Ended December 31, 2001, 2000 and 1999................  F-120
     Consolidated Statements of Cash Flows -- Years Ended
      December 31, 2001, 2000 and 1999......................  F-121
     Notes to Consolidated Audited Financial Statements.....  F-123
     IOT Schedule III -- Real Estate and Accumulated
      Depreciation..........................................  F-136
     IOT Schedule IV -- Mortgage Loans on Real Estate.......  F-138

                        AMERICAN REALTY INVESTORS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              MARCH 31,   DECEMBER 31,
                                                                2002          2001
                                                              ---------   ------------
                                                               (DOLLARS IN THOUSANDS,
                                                                 EXCEPT PER SHARE)
                                        ASSETS
Real estate held for investment.............................  $ 484,251    $ 495,437
Less -- accumulated depreciation............................   (116,003)    (121,777)
                                                              ---------    ---------
                                                                368,248      373,660
Real estate held for sale...................................    212,626      214,543
Notes and interest receivable
  Performing ($21,217 in 2002 and $18,896 in 2001 from
    affiliates).............................................     23,320       22,612
  Nonperforming ($6,747 in 2002 and $6,994 in 2001 from
    affiliates).............................................      7,764       10,347
                                                              ---------    ---------
                                                                 31,084       32,959
Less -- allowance for estimated losses......................     (2,577)      (2,577)
                                                              ---------    ---------
                                                                 28,507       30,382
Pizza parlor equipment......................................     10,845       10,454
Less -- accumulated depreciation............................     (4,052)      (3,747)
                                                              ---------    ---------
                                                                  6,793        6,707
Leasehold interest -- oil and gas properties................      4,719        4,719
Less -- accumulated depletion...............................         (1)          (1)
                                                              ---------    ---------
                                                                  4,718        4,718
Oilfield equipment..........................................        511          511
Less -- accumulated depreciation............................        (21)         (21)
                                                              ---------    ---------
                                                                    490          490
Marketable equity securities, at market value...............        162           96
Cash and cash equivalents...................................        903          709
Investments in equity investees.............................     76,460       77,933
Intangibles, net of accumulated amortization ($2,681 in 2002
  and $2,666 in 2001).......................................     15,580       15,594
Other assets................................................     31,996       33,931
                                                              ---------    ---------
                                                              $ 746,483    $ 758,763
                                                              =========    =========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Notes and interest payable ($14,240 in 2002 and $1,598 in
  2001 to affiliates).......................................  $ 563,840    $ 564,298
Margin borrowings...........................................     27,105       28,040
Accounts payable and other liabilities ($6,846 in 2002 and
  $11,389 in 2001 to affiliates)............................     41,477       48,960
                                                              ---------    ---------
                                                                632,422      641,298
Minority interest...........................................     23,155       27,612
Series F Preferred Stock, 3,968.75 shares in 2002 and 2001
  (liquidation preference $3,969)...........................      3,969        3,969
Commitments and contingencies
Stockholders' equity
Preferred Stock, $2.00 par value, authorized 50,000,000
  shares, issued and outstanding
  Series A, 2,724,910 shares in 2002 and 2001 liquidation
    preference $27,249).....................................      4,850        4,850
  Series E, 50,000 shares in 2002 and 2001 (liquidation
    preference $5,000)......................................        100          100
Common Stock, $.01 par value, authorized 100,000,000 shares;
  issued 11,375,127 shares in 2002 and 2001.................        114          114
Paid-in capital.............................................    112,184      112,184
Accumulated (deficit).......................................    (30,770)     (31,364)
Accumulated other comprehensive income......................        459           --
                                                              ---------    ---------
                                                                 86,937       85,884
                                                              ---------    ---------
                                                              $ 746,483    $ 758,763
                                                              =========    =========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        AMERICAN REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                FOR THE THREE MONTHS
                                                                   ENDED MARCH 31,
                                                              -------------------------
                                                                 2002          2001
                                                              -----------   -----------
                                                               (DOLLARS IN THOUSANDS,
                                                                  EXCEPT PER SHARE)
Property revenue
  Rents.....................................................  $    29,352   $    33,213
  Property operations expenses..............................       19,892        23,451
                                                              -----------   -----------
     Operating income.......................................        9,460         9,762
Land operations
  Sales.....................................................        5,580        20,490
  Cost of sales.............................................        3,381        16,701
                                                              -----------   -----------
     Gain on land sales.....................................        2,199         3,789
Pizza parlor operations
  Sales.....................................................        8,540         7,826
  Cost of sales.............................................        6,953         6,422
                                                              -----------   -----------
     Gross margin...........................................        1,587         1,404
Income from operations......................................       13,246        14,955
Other income
  Interest income...........................................          612           384
  Equity in income (loss) of investees......................          119            (5)
  Loss on sale of investments in equity investees...........         (531)           --
  Gain on sale of real estate...............................       16,283        16,426
  Other.....................................................          184            33
                                                              -----------   -----------
                                                                   16,667        16,838
Other expenses
  Interest..................................................       18,792        18,070
  Depreciation, depletion and amortization..................        3,555         4,079
  General and administrative................................        3,312         2,398
  Advisory fee to affiliate.................................        1,736         1,760
  Incentive fee to affiliate................................          152         1,521
  Net income fee to affiliate...............................          374            --
  Minority interest.........................................          787         1,575
                                                              -----------   -----------
                                                                   28,708        29,403
                                                              -----------   -----------
Net income..................................................        1,205         2,390
Preferred dividend requirement..............................         (611)         (642)
                                                              -----------   -----------
Net income applicable to Common shares......................  $       594   $     1,748
                                                              ===========   ===========
Earnings per share
  Net income................................................  $       .05   $       .17
                                                              ===========   ===========
Weighted average Common shares used in computing earnings
  per share.................................................   11,375,127    10,104,268
                                                              ===========   ===========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        AMERICAN REALTY INVESTORS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   FOR THE THREE MONTHS ENDED MARCH 31, 2002

                                                                                               ACCUMULATED
                                    SERIES A    SERIES E                                          OTHER
                                    PREFERRED   PREFERRED   COMMON   PAID-IN    ACCUMULATED   COMPREHENSIVE   STOCKHOLDERS'
                                      STOCK       STOCK     STOCK    CAPITAL     (DEFICIT)       INCOME          EQUITY
                                    ---------   ---------   ------   --------   -----------   -------------   -------------
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
Balance, January 1, 2002..........   $4,850       $100       $114    $112,184    $(31,364)        $ --           $85,884
Comprehensive income
  Foreign currency translation
    gain..........................       --         --         --          --          --          459               459
  Net income......................       --         --         --          --       1,205           --             1,205
                                                                                                                 -------
                                                                                                                   1,664
Preferred dividends
  Series A Preferred Stock ($.25
    per share)....................       --         --         --          --        (604)          --              (604)
  Series E Preferred Stock ($.15
    per share)....................       --         --         --          --          (7)          --                (7)
                                     ------       ----       ----    --------    --------         ----           -------
Balance, March 31, 2002...........   $4,850       $100       $114    $112,184    $(30,770)        $459           $86,937
                                     ======       ====       ====    ========    ========         ====           =======

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        AMERICAN REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               FOR THE THREE MONTHS
                                                                  ENDED MARCH 31,
                                                              -----------------------
                                                                 2002         2001
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
Cash Flows From Operating Activities
  Rents collected...........................................   $ 29,045     $ 33,070
  Pizza parlor sales collected..............................      8,303        7,848
  Interest collected........................................        666          231
  Payments for property operations..........................    (21,603)     (29,149)
  Payments for pizza parlor operations......................     (7,352)      (6,324)
  Interest paid.............................................    (15,184)     (15,986)
  Advisory fee paid to affiliate............................     (1,736)      (1,760)
  Distributions to minority interest holders................       (787)        (574)
  General and administrative expenses paid..................     (3,312)      (2,398)
  Other.....................................................        398         (881)
                                                               --------     --------
      Net cash used in operating activities.................    (11,562)     (15,923)
Cash Flows From Investing Activities
  Collections on notes receivable...........................      3,689        2,695
  Pizza parlor equipment purchased..........................       (391)        (292)
  Proceeds from sale of real estate.........................     22,175       30,771
  Notes receivable funded...................................     (1,868)     (13,654)
  Earnest money/escrow deposits.............................        232       (4,347)
  Investment in real estate entities........................      1,071           --
  Acquisition of partnership interest.......................         --       (9,734)
  Real estate improvements..................................     (2,063)      (3,435)
                                                               --------     --------
      Net cash provided by investing activities.............     22,845        2,004
Cash Flows from Financing Activities
  Proceeds from notes payable...............................     26,084       28,998
  Payments on notes payable.................................    (29,628)     (16,111)
  Deferred borrowing costs..................................       (915)      (1,858)
  Net (payments to)/advances from affiliates................     (5,069)       4,159
  Margin borrowings, net....................................       (950)       2,402
  Repurchase of Common Stock................................         --         (133)
  Preferred dividends paid..................................       (611)         (37)
                                                               --------     --------
      Net cash (used in) provided by financing activities...    (11,089)      17,420
      Net increase in cash and cash equivalents.............        194        3,501
Cash and cash equivalents, beginning of period..............        709        4,177
                                                               --------     --------
Cash and cash equivalents, end of period....................   $    903     $  7,678
                                                               ========     ========
Reconciliation of net income to net cash used in operating
  activities
  Net income................................................   $  1,205     $  2,390
  Adjustments to reconcile net income to net cash used in
    operating activities
    Depreciation, depletion and amortization................      3,555        4,079
    Gain on sale of real estate.............................    (18,482)     (20,215)
    Distributions to minority interest holders..............         --        1,001
    Equity in (income) loss of investees....................       (119)           5
    Loss on sale of investments in equity investees.........        531           --
    (Increase) decrease in accrued interest receivable......         54         (153)
    Decrease in other assets................................      2,551        1,187
    Increase (decrease) in accrued interest payable.........        712         (199)
    Decrease in accounts payable and other liabilities......     (1,569)      (4,018)
                                                               --------     --------
      Net cash used in operating activities.................   $(11,562)    $(15,923)
                                                               ========     ========
Schedule of noncash investing and financing
  Notes payable assumed by buyer on sale of real estate.....   $  1,389     $ 12,215
  Exchange of real estate for partnership units.............      6,930           --
  Notes receivable from sale of real estate.................         --        2,123

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        AMERICAN REALTY INVESTORS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION

     The accompanying Consolidated Financial Statements have been prepared in conformity with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Dollar amounts in tables are in thousands, except per share amounts. Certain balances for 2001 have been reclassified to conform to the 2002 presentation.

     Operating results for the three month period ended March 31, 2002, are not necessarily indicative of the results that may be expected for the year ending December 31, 2002. For further information, refer to the Consolidated Financial Statements and Notes thereto included in ARI's Annual Report on Form 10-K for the year ended December 31, 2001 (the "2001 Form 10-K").

NOTE 2.  REAL ESTATE

     In 2002, ARI purchased the following property:

                                                  SQ. FT./      PURCHASE   NET CASH     DEBT     INTEREST   MATURITY
PROPERTY                          LOCATION         ACRES         PRICE       PAID     INCURRED     RATE       DATE
--------                          --------        --------      --------   --------   --------   --------   --------
FIRST QUARTER
SHOPPING CENTER
Plaza on Bachman Creek(1).....    Dallas, TX   80,278 Sq. Ft.    $3,103      $ --      $  --         --         --
SECOND QUARTER
LAND
Willow Springs................  Beaumont, CA       20.7 Acres       140       152         --         --         --

---------------

(1) Exchanged with Transcontinental Realty Investors, Inc. ("TCI"), a related party, for the Oaktree Village Shopping Center, Rasor land parcel and Lakeshore Villas land parcel.

     In 2002, ARI sold the following properties:

                                                        UNITS/        SALES    NET CASH      DEBT      GAIN/(LOSS)
PROPERTY                            LOCATION        ACRES/SQ. FT.     PRICE    RECEIVED   DISCHARGED     ON SALE
--------                            --------        -------------    -------   --------   ----------   -----------
FIRST QUARTER
APARTMENTS
Mallard Lake(1)...............  Greensboro, NC           336 Units   $14,400    $   --      $7,362       $10,669
Villas........................  Plano, TX                208 Units     8,525     3,701       4,023         5,615
LAND
Katrina.......................  Palm Desert, CA          2.1 Acres     1,323       (40)      1,237           978
Lakeshore Villas(2)...........  Harris County, TX       16.9 Acres     1,499       215          --            --
Rasor(2)......................  Plano, TX               24.5 Acres     1,211       174          --            --
Thompson II...................  Dallas County, TX         .2 Acres        21        20          --           (11)
Vista Ridge...................  Lewisville, TX          10.0 Acres     1,525       130       1,220           401
SHOPPING CENTER
                                                        45,623 Sq.
Oaktree Village(2)............  Lubbock, TX         Ft............     2,302       131       1,389(3)         --
SECOND QUARTER
LAND
Mason Goodrich................  Houston, TX              7.9 Acres   $   672    $   46      $  554       $   258

---------------

(1) Exchanged for outstanding partnership units in ART Florida Portfolio I, Ltd., ART Florida Portfolio II, Ltd. and ART Florida Portfolio III, Ltd.

(2) Exchanged with TCI, a related party, for the Plaza on Bachman Creek Shopping Center.

(3) Debt assumed by purchaser.

                        AMERICAN REALTY INVESTORS, INC.

     In 2001, ARI sold the following properties:

                                                        UNITS/        SALES    NET CASH      DEBT        GAIN ON
PROPERTY                            LOCATION        ACRES/SQ. FT.     PRICE    RECEIVED   DISCHARGED      SALE
--------                            --------        -------------    -------   --------   ----------     -------
FIRST QUARTER
APARTMENTS
Carriage Park................  Tampa, FL                  46 Units   $ 2,005    $  757     $ 1,069       $   663
Rockborough..................  Denver, CO                345 Units    16,675     3,654      12,215(1)     13,471
LAND
Frisco Bridges...............  Collin County, TX        27.8 Acres     4,500     4,130          --            25
Katrina......................  Palm Desert, CA          20.0 Acres     2,831      (124)        596           830(2)
Las Colinas..................  Las Colinas, TX           1.7 Acres       825       233         400           539
Plano Parkway................  Plano, TX                11.3 Acres     1,445       312         950            --
Scoggins.....................  Tarrant County, TX      232.8 Acres     2,913       892       1,800           181
Scout........................  Tarrant County, TX      408.0 Acres     5,087     1,586       3,200         2,969
Tree Farm....................  Dallas County, TX        10.4 Acres     2,888       (87)      2,644            75
SHOPPING CENTER
                                                        67,063 Sq.
Regency Pointe...............  Jacksonville, FL     Ft............     7,350     5,126       1,500         2,232

---------------

(1) Debt assumed by purchaser.

(2) Gain deferred until 2002, when ARI-provided financing was collected.

NOTE 3.  NOTES RECEIVABLE

     In March 2001, ARI sold a 20.0 acre tract of its Katrina land parcel for $2.8 million, receiving $700,000 in cash and providing purchase money financing of the remaining $2.1 million of the sales price. The loan bore interest at 12.0% per annum and matured in July 2001. All principal and interest were due at maturity. In January 2002, $274,000 in principal and $226,000 in interest was collected. In March 2002, the note was collected in full, including accrued but unpaid interest.

     In November 2001, ARI sold a 12.7 acre tract of its Santa Clarita parcel for $1.9 million, receiving $1.5 million in cash and providing purchase money financing of the remaining $437,000 of the sales price. The loan bears interest at 8.0% per annum and matures in November 2002. All principal and accrued but unpaid interest are due at maturity.

     Also in November 2001, ARI sold the Blackhawk Apartments for $7.1 million, receiving $1.5 million in cash after the assumption of $4.0 million of mortgage debt and providing purchase money financing of the remaining $1.6 million of the sales price. The loan bore interest at 10.0% per annum and matured in May 2002. Monthly principal and interest payments were required. In April 2002, the note was collected in full, including accrued but unpaid interest.

     In December 1999, a note with a principal balance of $1.2 million, secured by a pledge of a partnership interest in a partnership which owns real estate in Addison, Texas, matured. The maturity date was extended to April 2000 in exchange for an increase in the interest rate to 14.0% per annum. All other terms remained the same. In February 2001, the loan amount was increased to $1.6 million and the maturity date was extended to June 2001. In February 2002, $1.5 million in principal and $87,000 in interest were collected. At May 2002, terms are being negotiated for collection of the remaining $84,000 in principal plus accrued but unpaid interest.

     Related Party. In March 2001, ARI funded $13.6 million of a $15.0 million unsecured line of credit to One Realco Corporation ("One Realco"), which owns approximately 14.8% of the outstanding shares of ARI's Common Stock. The line of credit bears interest at 12.0% per annum. All principal and interest

                        AMERICAN REALTY INVESTORS, INC.

were due at maturity in February 2002. The line of credit is guaranteed by Basic Capital Management, Inc. ("BCM"), ARI's advisor. In June 2001, $394,000 in principal and $416,000 in interest was collected. In December 2001, $21,000 in principal and $804,000 in interest was collected. In February 2002, the maturity date was extended to February 2004. In March 2002, ARI funded an additional $1.8 million, increasing the outstanding principal balance to $15.0 million. All principal and interest are due at maturity. Ronald E. Kimbrough, Executive Vice President and Chief Financial Officer of ARI, is a 10% shareholder of One Realco. Mr. Kimbrough does not participate in day-to-day operations or management of One Realco.

     In October 1999, ARI funded a $4.7 million loan to Realty Advisors, Inc., an affiliate. The loan was secured by all of the outstanding shares of common stock of American Reserve Life Insurance Company. The loan bore interest at 10.25% per annum and matured in November 2001. In January 2000, $100,000 was collected. In November 2001, the maturity date was extended to November 2004. The collateral was changed to a subordinate pledge of 850,000 shares of ARI Common Stock owned by BCM. The shares are also pledged to a lender on ARI's behalf. The interest rate was changed to 2% over the prime rate, currently 6.75% per annum, and the accrued but unpaid interest of $984,000 was added to the principal. The new principal balance is $5.6 million. All principal and accrued interest are due at maturity.

     In December 2000, an unsecured loan with a principal balance of $1.8 million to Warwick of Summit, Inc. ("Warwick") matured. All principal and interest were due at maturity. In February 2002, $275,000 of interest was received. At March 2002, the loan, and $239,000 of accrued interest, remained unpaid. At May 2002, settlement terms are being negotiated. Richard D. Morgan, a Warwick shareholder, served as a director of ARI until October 2001.

     In December 2000, a loan with a principal balance of $1.6 million to Bordeaux Investments Two, L.L.C. ("Bordeaux"), matured. The loan is secured by
(1) a 100% interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma; (2) 100% of the stock of Bordeaux Investments One, Inc., which owns
6.5 acres of undeveloped land in Oklahoma City, Oklahoma; and (3) the personal guarantees of the Bordeaux members. At March 2002, the loan, and $520,000 of accrued interest, remained unpaid. At May 2002, settlement terms are being negotiated. Richard D. Morgan, a Bordeaux member, served as a director of ARI until October 2001.

     In March 2000, a loan with a principal balance of $2.5 million to Lordstown, L.P., matured. The loan is secured by a second lien on land in Ohio and Florida, by 100% of the general and limited partner interest in Partners Capital, Ltd., the limited partner of Lordstown, L.P., and a profits interest in subsequent land sales. At March 2002, the loan, and $820,000 of accrued interest, remained unpaid. At May 2002, settlement terms are being negotiated. A corporation controlled by Richard D. Morgan is the general partner of Lordstown, L.P. Mr. Morgan served as a director of ARI until October 2001.

NOTE 4.  OIL AND GAS OPERATIONS

     In May 2001, ARI purchased the leasehold interests in 37 oil and gas mineral development properties, which include 131 drilled wells. The total proved reserves are 6.5 million barrels of oil and 3.3 billion cubic feet of natural gas. The total purchase price was $4.7 million, plus a 40% profit participation. The Operator's Interest was purchased for $375,000, with $25,000 cash paid at closing. ARI gave a note payable for the remaining $350,000. The note bears no interest, and matures in May 2002. Monthly principal payments of $25,000 are required. The Working Interests were purchased for $4.3 million, with $125,000 cash paid at closing. ARI gave a note payable for $250,000. The note bears no interest, and matured in November 2001. One-half of the principal was paid in August 2001. The remaining $4.0 million was paid by issuing 3,968.75 shares of ARI Series F Preferred Stock, which is redeemable quarterly in an amount equal to 20% of net cash flow from the oil and gas operations. The stock has a liquidation value of $1,000 per share, and pays no dividends.

                        AMERICAN REALTY INVESTORS, INC.

NOTE 5.  INVESTMENTS IN EQUITY INVESTEES

     Real estate entities. ARI's investment in real estate entities at March 31, 2002, included equity securities of two publicly traded real estate companies, Income Opportunity Realty Investors, Inc. ("IORI") and TCI, and interests in real estate joint venture partnerships. BCM, ARI's advisor, serves as advisor to IORI and TCI.

     ARI accounts for its investment in IORI and TCI and the joint venture partnerships using the equity method. The equity securities of IORI and TCI are pledged as collateral for borrowings. See NOTE 8. "MARGIN BORROWINGS."

     ARI's investment in real estate entities, accounted for using the equity method, at March 31, 2002 was as follows:

                                 PERCENTAGE        CARRYING        EQUIVALENT
                                  OF ARI'S         VALUE OF         INVESTEE        MARKET VALUE
                                OWNERSHIP AT    INVESTMENT AT    BOOK VALUE AT    OF INVESTMENT AT
INVESTEE                       MARCH 31, 2002   MARCH 31, 2002   MARCH 31, 2002    MARCH 31, 2002
--------                       --------------   --------------   --------------   ----------------
IORI.........................      28.49%          $ 8,234          $ 11,480          $ 7,440
TCI..........................      49.99%           67,147           107,650           66,745
                                                   -------                            -------
                                                    75,381                            $74,185
                                                                                      =======
Other........................                        1,079
                                                   -------
                                                   $76,460
                                                   =======

     Management continues to believe that the market value of both IORI and TCI undervalues their assets, and, therefore, ARI may continue to increase its ownership in these entities in 2002, as its liquidity permits. On October 3, 2000, ARI and IORI entered into a stock option agreement which provided IORI and ARI with an option to purchase 1,858,900 shares of TCI common stock from a third party. On October 19, 2000, IORI assigned all of its rights to purchase such shares to ARI. The total cost to purchase the TCI shares was $30.8 million. In October 2000, ARI paid $5.6 million of the option price. In April 2001, the remainder of the option price was paid and ARI acquired the TCI shares. See ITEM
2. "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" for discussion of the proposed acquisition of TCI and IORI by ARI.

     Set forth below are summarized results of operations of equity investees for the three months ended March 31, 2002:

Revenues....................................................   $35,097
Equity in income of partnerships............................    (1,778)
Property operating expenses.................................    26,308
Depreciation................................................     5,742
Interest expense............................................    10,218
                                                               -------
(Loss) before gains on sale of real estate..................    (8,949)
Gain on sale of real estate.................................    11,320
                                                               -------
Net income..................................................   $ 2,371
                                                               =======

     ARI's share of equity investees' loss before gains on the sale of real estate was $4.0 million for the three months ended March 31, 2002, and its share of equity investees' gains on sale of real estate was $4.1 million for the three months ended March 31, 2002.

                        AMERICAN REALTY INVESTORS, INC.

     ARI's cash flow from IORI and TCI is dependent on the ability of each entity to make distributions. In the fourth quarter of 2000, IORI and TCI suspended distributions.

     ART Florida Portfolio II, Ltd. In January 2002, Investors Choice Florida Public Funds II, in which ART Florida Portfolio II, Ltd. owned an interest, sold Villas Continental Apartments. ARI received $1.0 million in cash from the sale. ARI's share of the loss incurred on the sale was $531,000, which is included in loss on sale of investments in equity investees in the accompanying Consolidated Statements of Operations.

NOTE 6.  MARKETABLE EQUITY SECURITIES -- TRADING PORTFOLIO

     Since 1994, ARI has been purchasing equity securities of entities other than those of IORI and TCI to diversify and increase the liquidity of its margin accounts. These equity securities are considered a trading portfolio and are carried at market value. In the first quarter of 2002, ARI did not purchase or sell any such securities. At March 31, 2002, ARI recognized an unrealized increase in the market value of its trading portfolio securities of $66,000. Unrealized and realized gains and losses on trading portfolio securities are included in other income in the accompanying Consolidated Statements of Operations.

NOTE 7.  NOTES PAYABLE

     In 2002, ARI financed/refinanced or obtained second mortgage financing on the following:

                                                         UNITS/          DEBT        DEBT      NET CASH   INTEREST     MATURITY
PROPERTY                             LOCATION         ACRES/SQ. FT.    INCURRED   DISCHARGED   RECEIVED     RATE         DATE
--------                             --------         -------------    --------   ----------   --------   --------     --------
FIRST QUARTER
OFFICE BUILDING
Rosedale Towers...............  Minneapolis, MN       84,798 Sq. Ft.    $5,109      $   --     $ 5,109    12.000%       12/04(1)
Two Hickory Centre............  Farmers Branch, TX    96,127 Sq. Ft.     4,448          --       4,448     12.000       12/04(2)
LAND
Walker........................  Dallas County, TX         90.6 Acres     8,500       8,500      (1,411)    11.250(3)    01/03
SHOPPING CENTER
Plaza on Bachman Creek........  Dallas, TX            80,278 Sq. Ft.     5,000          --       4,444      6.625(3)    04/04
SECOND QUARTER
APARTMENTS
Confederate Point.............  Jacksonville, FL           206 Units     1,929          --       1,929     12.000       04/05(4)
Foxwood.......................  Memphis, TN                220 Units     1,093          --       1,093     12.000       04/05(5)
Woodsong......................  Smyrna, GA                 190 Units     2,544          --       2,544     12.000       04/05(6)
OFFICE BUILDING
One Hickory Centre............  Farmers Branch, TX   102,615 Sq. Ft.    $4,468      $   --     $ 4,468    12.000%       04/05(7)

---------------

(1) In January 2002, IORI, a related party, purchased 100% of the outstanding common shares of Rosedale Corporation ("Rosedale"), a wholly-owned subsidiary of ARI, for $5.1 million. Rosedale owns the Rosedale Towers Office Building. ARI has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARI will pay IORI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, IORI may require ARI to repurchase the shares of Rosedale for the purchase price. Management has classified this related party transaction as a note payable to IORI.

(2) In January 2002, TCI, a related party, purchased 100% of the common shares of ART Two Hickory Corporation ("Two Hickory"), a wholly-owned subsidiary of ARI, for $4.4 million. Two Hickory owns the Two Hickory Centre Office Building. ARI has guaranteed that the asset will produce at

                        AMERICAN REALTY INVESTORS, INC.

    least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARI will pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARI to repurchase the shares of Two Hickory for the purchase price. Management has classified this related party transaction as a note payable to TCI.

(3) Variable interest rate.

(4) In April 2002, TCI, a related party, purchased all of the general and limited partnership interests in Garden Confederate Point, L.P. ("Confederate Point") from ARI for $1.9 million. Confederate Point owns the Confederate Point Apartments. ARI has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARI will pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARI to repurchase the interests in Confederate Point for the purchase price. Management has classified this related party transaction as a note payable to TCI.

(5) In April 2002, TCI, a related party, purchased all of the general and limited partnership interests in Garden Foxwood, L.P. ("Foxwood") from ARI for $1.1 million. Foxwood owns the Foxwood Apartments. ARI has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARI will pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARI to repurchase the interests in Foxwood for the purchase price. Management has classified this related party transaction as a note payable to TCI.

(6) In April 2002, TCI, a related party, purchased all of the general and limited partnership interests in Garden Woodsong, L.P. ("Woodsong") from ARI for $2.5 million. Woodsong owns the Woodsong Apartments. ARI has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARI will pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARI to repurchase the interests in Woodsong for the purchase price. Management has classified this related party transaction as a note payable to TCI.

(7) In April 2002, TCI, a related party, purchased 100% of the common shares of ART One Hickory Corporation ("One Hickory"), a wholly-owned subsidiary of ARI, for $4.5 million. One Hickory owns the One Hickory Centre Office Building. ARI has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARI will pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARI to repurchase the shares in One Hickory for the purchase price. Management has classified this related party transaction as a note payable to TCI.

     In April 2002, ARI sold nine residential properties to Metra Capital, LLC ("Metra"), for a total sales price of $34.2 million. These properties include: the 12 unit Bay Anchor Apartments in Panama City, Florida; the 168 unit Governor Square Apartments in Tallahassee, Florida; the 54 unit Grand Lagoon Cove Apartments in Panama City, Florida; the 92 unit Oak Hill Apartments in Tallahassee, Florida; the 121 unit Park Avenue Villas Apartments in Tallahassee, Florida; the 62 unit Seville Apartments in Tallahassee, Florida; the 120 unit Westwood Apartments in Mary Ester, Florida; the 64 unit Windsor Tower Apartments in Ocala, Florida and the 546 unit Woodhollow Apartments in San Antonio, Texas. Two of the members of Metra are Third Millennium Partners, LLC and Innovo Realty, Inc., a subsidiary of Innovo Group, Inc. ("Innovo"). Joseph Mizrachi, a Director of ARI, has a beneficial interest in Third Millennium Partners, LLC and owns 15.5% of the outstanding common stock of Innovo. Due to ARI's relationship with Mr. Mizrachi, management has determined to treat this sale as a refinancing transaction.

                        AMERICAN REALTY INVESTORS, INC.

ARI will continue to report the assets and the new debt incurred by Metra on its financial statements. ARI received net cash of $8.3 million after paying off the existing debt of $19.3 million and various closing costs, including $342,000 in brokerage commissions to Third Millennium Partners, LLC. Of the total new debt of $29.2 million, $8.8 million bears interest at 5.00% per annum and matures in May 2003, $17.0 million bears interest at 7.12% per annum and matures in May 2007 and $3.4 million bears interest at 7.57% per annum and matures in May 2012. ARI also received $6.3 million of 8% non-recourse, non-convertible Series A Preferred Stock ("Preferred Shares") of Innovo.

     The dividend on the Preferred Shares will be funded entirely and solely through member distributions from cash flows generated by the operation and subsequent sale of the sold properties. In the event the cash flows for the properties are insufficient to cover the 8% annual dividend, Innovo will have no obligation to cover any shortfall.

     The Preferred Shares have a mandatory redemption feature, and are redeemable from the cash proceeds received by Innovo from the operation and sale of the properties. All member distributions that are in excess of current and accrued 8% dividends must be used by Innovo to redeem the Preferred Shares.

     In 2001, ARI financed/refinanced or obtained second mortgage financing on the following:

                                                         DEBT        DEBT      NET CASH   INTEREST   MATURITY
PROPERTY                    LOCATION        ACRES      INCURRED   DISCHARGED   RECEIVED     RATE       DATE
--------                    --------        -----      --------   ----------   --------   --------   --------
FIRST QUARTER
LAND
Mason/Goodrich...........  Houston, TX   235.0 Acres    $6,750      $  --       $6,302     14.00%     01/02
Pioneer Crossing.........   Austin, TX   350.1 Acres     7,000         --        6,855     16.90      03/05
Pioneer Crossing.........   Austin, TX    14.5 Acres     2,500         --        2,350     14.50      01/02

NOTE 8.  MARGIN BORROWINGS

     ARI has margin arrangements with various financial institutions and brokerage firms which provide for borrowing of up to 50% of the market value of marketable equity securities. The borrowings under such margin arrangements are secured by equity securities of IORI and TCI and ARI's trading portfolio securities and bear interest rates ranging from 5.75% to 24.0%. Margin borrowing totaled $27.1 million at March 31, 2002.

     In April 2000, ARI obtained a security loan in the amount of $5.0 million from a financial institution. ARI received net cash of $4.6 million after paying various closing costs. The loan bears interest at 1% over the prime rate, currently 5.75% per annum, requires monthly payments of interest and matures in September 2002. The loan is secured by 1,050,000 shares of ARI Common Stock held by BCM, ARI's advisor.

     In March 2001, ARI obtained a security loan in the amount of $3.5 million from a financial institution. ARI received net cash of $3.5 million after paying various closing costs. The loan bore interest at 16.0% per annum. In April and May 2001, a total of $2.0 million in principal paydowns were made. In July 2001, the loan was repaid in full, including accrued but unpaid interest. The loan was secured by 472,000 shares of TCI owned by ARI and 128,000 shares of ARI owned by One Realco.

     In September 2001, ARI obtained a security loan in the amount of $20.0 million from a financial institution. ARI received net cash of $16.1 million after the payment of various closing costs and $3.4 million repayment of principal and accrued interest on an existing loan with the same lender. Of the total loan amount, $19.5 million bears interest at 24% per annum, while the remaining $500,000 bears interest at 20% per annum. The loan requires monthly payments of interest only and matures in September

                        AMERICAN REALTY INVESTORS, INC.

2002. The loan is secured by 2,602,608 shares of TCI common stock held by ARI and 920,507 shares of TCI common stock held by BCM, ARI's advisor.

     In October 2001, ARI obtained a security loan in the amount of $1.0 million from a financial institution. ARI received net cash of $1.0 million after payment of various closing costs. The loan bears interest at 1% over the prime rate, currently 5.75% per annum, requires monthly payments of interest only and matures in October 2003. The loan is callable upon 60 days prior notice, and is secured by 200,000 shares of ARI Common Stock held by BCM, ARI's advisor.

NOTE 9.  INCOME TAXES

     Financial statement income varies from taxable income principally due to the accounting for income and losses of investees, gains and losses from asset sales, depreciation on owned properties, amortization of discounts on notes receivable and payable and the difference in the allowance for estimated losses. ARI had no taxable income or provision for income taxes in the three months ended March 31, 2002 or 2001.

NOTE 10.  OPERATING SEGMENTS

     Significant differences among the accounting policies of the operating segments as compared to the Consolidated Financial Statements principally involve the calculation and allocation of administrative expenses. Management evaluates the performance of each of the operating segments and allocates resources to them based on their net operating income and cash flow. Items of income that are not reflected in the segments are equity in income (loss) of investees, loss on sale of investments in equity investees and other income which totaled $(228,000) for the three months ended March 31, 2002 and $28,000 for 2001. Expenses that are not reflected in the segments are general and administrative expenses, minority interest, incentive fees, advisory fees and net income fees which totaled $6.4 million for the three months ended March 31, 2002 and $7.3 million for 2001. Excluded from operating segment assets are assets of $116.3 million in 2002 and $96.2 million in 2001, which are not identifiable with an operating segment. There are no intersegment revenues and expenses, and ARI conducted all of its business within the United States, with the exception of Hotel Sofia, which is located in Bulgaria.

     Presented below are ARI's reportable segments operating income for the three months ended March 31, and segment assets at March 31.

                           COMMERCIAL                 U.S.     INTERNATIONAL                 PIZZA    RECEIVABLES/
2002                       PROPERTIES   APARTMENTS   HOTELS       HOTELS         LAND       PARLORS      OTHER        TOTAL
----                       ----------   ----------   -------   -------------   --------     -------   ------------   --------
Operating revenue........   $ 10,555     $ 10,931    $ 6,558      $ 1,003      $     62     $ 8,540     $   243      $ 37,892
Interest income..........         --           --         --           --            --          --         612           612
Operating expenses.......      5,494        6,136      5,229          575         2,374       6,953          84        26,845
                            --------     --------    -------      -------      --------     -------     -------      --------
Operating income
  (loss).................   $  5,061     $  4,795    $ 1,329      $   428      $ (2,312)    $ 1,587     $   771      $ 11,659
                            ========     ========    =======      =======      ========     =======     =======      ========
Depreciation.............   $  1,582     $    927    $   523      $   264      $     --     $   257     $     2      $  3,555
Interest.................      4,807        3,328      1,131           30         6,168         203       3,125        18,792
Capital expenditures.....      1,289          212        161           --           393         391          --         2,446
Assets...................    172,354      105,899     67,299       22,696       212,626      20,794      28,507       630,175
PROPERTY SALES:
Sales price..............   $  2,302     $ 22,625                              $  5,580                              $ 30,507
Cost of sale.............      2,302        6,342                                 3,381                                12,025
                            --------     --------                              --------                              --------
Gain on sale.............   $     --     $ 16,283                              $  2,199(1)                           $ 18,482
                            ========     ========                              ========                              ========

                        AMERICAN REALTY INVESTORS, INC.

---------------

(1) Includes $830 gain recognized in 2002 upon collection of note receivable for 2001 land sale.

                           COMMERCIAL                 U.S.     INTERNATIONAL                 PIZZA    RECEIVABLES/
2001                       PROPERTIES   APARTMENTS   HOTELS       HOTELS         LAND       PARLORS      OTHER        TOTAL
----                       ----------   ----------   -------   -------------   --------     -------   ------------   --------
Operating revenue........   $  9,133     $ 16,126    $ 7,001      $   694      $     63     $ 7,826     $   196      $ 41,039
Interest income..........         --           --         --           --            --          --         384           384
Operating expenses.......      5,146        9,826      6,050          534         1,919       6,422         (24)       29,873
                            --------     --------    -------      -------      --------     -------     -------      --------
Operating income
  (loss).................   $  3,987     $  6,300    $   951      $   160      $ (1,856)    $ 1,404     $   604      $ 11,550
                            ========     ========    =======      =======      ========     =======     =======      ========
Depreciation.............   $  1,781     $  1,339    $   629      $    --      $     --     $   329     $     1      $  4,079
Interest.................      4,487        5,185      1,267           97         5,290         272       1,472        18,070
Capital expenditures.....      2,218           --        152        1,000            65         338          --         3,773
Assets...................    161,996      141,926     69,016       29,190       245,644      21,598      27,520       696,890
PROPERTY SALES:
Sales price..............   $  7,350     $ 18,680                              $ 20,490                              $ 46,520
Cost of sale.............      5,058        4,546                                16,701                                26,305
                            --------     --------                              --------                              --------
Gain on sale.............   $  2,292     $ 14,134                              $  3,789                              $ 20,215
                            ========     ========                              ========                              ========

NOTE 11.  COMMITMENTS AND CONTINGENCIES

     Liquidity. Management expects that excess cash generated from operations during the remainder of 2002 will not be sufficient to discharge all of ARI's debt obligations as they mature. Therefore, ARI will rely on aggressive land sales, selected income producing property sales and, to the extent necessary, additional borrowings to meet its cash requirements.

     Commitments. In March 1999, ARI reached an agreement with the Class A unitholders of Valley Ranch, L.P. to acquire their eight million Class A units for $1.00 per unit. In 1999, three million units were purchased. Additionally, one million units were purchased in January 2000 and two million units were purchased in May 2001. ARI has committed to purchase the remaining two million units in May 2002.

     Litigation. ART is involved in various lawsuits arising in the ordinary course of business. In the opinion of ARI's management, the outcome of these lawsuits will not have a material impact on ARI's financial condition, results of operations or liquidity.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors of
American Realty Investors, Inc.

     We have audited the accompanying consolidated balance sheets of American Realty Investors, Inc. and Subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001. We have also audited the schedules listed in the accompanying index. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedules. We believe our audits provide a reasonable basis for our opinion.

     As described in Note 20, American Realty Investors, Inc.'s management has indicated its intent to sell both land and operating properties and refinance or extend debt coming due, to meet its liquidity needs.

     As discussed in Note 1, ARI adopted the provisions of SFAS 144, Accounting for Impairment of Long Lived Assets, in 2001.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Realty Investors, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

     Also, in our opinion, the schedules referred to above present fairly, in all material respects, the information set forth therein.

                                          BDO SEIDMAN, LLP

Dallas, Texas
April 1, 2002

                        AMERICAN REALTY INVESTORS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2001         2000
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS,
                                                                 EXCEPT PER SHARE)
                                       ASSETS
Real estate held for investment.............................   $495,437     $559,461
Less -- accumulated depreciation............................   (121,777)    (148,686)
                                                               --------     --------
                                                                373,660      410,775
Real estate held for sale...................................    214,543      242,969
Notes and interest receivable
  Performing ($18,896 in 2001 and $9,684 in 2000 from
     affiliates)............................................     22,612       13,346
  Nonperforming ($6,994 in 2001 and $1,540 in 2000 from
     affiliates)............................................     10,347        3,062
                                                               --------     --------
                                                                 32,959       16,408
Less -- allowance for estimated losses......................     (2,577)      (2,577)
                                                               --------     --------
                                                                 30,382       13,831
Pizza parlor equipment......................................     10,454       10,191
Less -- accumulated depreciation............................     (3,747)      (3,164)
                                                               --------     --------
                                                                  6,707        7,027
Leasehold interest -- oil and gas properties................      4,719           --
Less -- accumulated depletion...............................         (1)          --
                                                               --------     --------
                                                                  4,718           --
Oilfield equipment..........................................        511           --
Less -- accumulated depreciation............................        (21)          --
                                                               --------     --------
                                                                    490           --
Marketable equity securities, at market value...............         96          153
Cash and cash equivalents...................................        709        4,177
Investments in equity investees.............................     77,933       44,777
Intangibles, net of accumulated amortization ($2,666 in 2001
  and $2,233 in 2000).......................................     15,594       16,075
Other assets................................................     33,931       47,231
                                                               --------     --------
                                                               $758,763     $787,015
                                                               ========     ========
                        LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Notes and interest payable ($1,598 in 2001 to affiliate)....   $564,298     $616,331
Margin borrowings...........................................     28,040       13,485
Accounts payable and other liabilities ($11,389 in 2001 and
  $3,030 in 2000 to affiliates).............................     48,960       41,221
                                                               --------     --------
                                                                641,298      671,037
Minority interest...........................................     27,612       42,576
Series F, 3,968.75 shares in 2001 (liquidation preference
  $3,969)...................................................      3,969           --
Stockholders' equity
Preferred Stock, $2.00 par value, authorized 50,000,000
  shares, issued and outstanding
  Series A, 2,724,910 shares in 2001 and 2,721,332 shares in
     2000
     (liquidation preference $27,249).......................      4,850        4,843
  Series E, 50,000 shares in 2001 and 2000 (liquidation
     preference $500).......................................        100          100
Common Stock, $.01 par value, authorized 100,000,000 shares;
  issued 11,375,127 shares in 2001 and 11,829,217 shares in
  2000......................................................        114          118
Paid-in capital.............................................    112,184      112,301
Accumulated (deficit).......................................    (31,364)     (43,943)
Treasury stock at par, 1,718,749 shares in 2000.............         --          (17)
                                                               --------     --------
                                                                 85,884       73,402
                                                               --------     --------
                                                               $758,763     $787,015
                                                               ========     ========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        AMERICAN REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   YEARS ENDED DECEMBER 31,
                                                          ------------------------------------------
                                                              2001           2000           1999
                                                          ------------   ------------   ------------
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
Property revenue
  Rents.................................................  $   129,300    $   138,160    $   157,631
  Property operations expenses ($5,204 in 2001, $5,356
     in 2000 and $6,822 in 1999 to affiliates)..........       93,185         94,081        106,554
                                                          -----------    -----------    -----------
          Operating income..............................       36,115         44,079         51,077
Land operations
  Sales.................................................       45,290        119,384         69,618
  Cost of sales.........................................       36,083         90,383         46,066
                                                          -----------    -----------    -----------
          Gain on land sales............................        9,207         29,001         23,552
Pizza parlor operations
  Sales.................................................       34,211         32,551         30,781
  Cost of sales.........................................       27,934         26,767         26,278
                                                          -----------    -----------    -----------
          Gross margin..................................        6,277          5,784          4,503
Oil and gas operations
  Sales.................................................           59             --             --
  Operating expenses....................................          269             --             --
                                                          -----------    -----------    -----------
          Gross margin..................................         (210)            --             --
                                                          -----------    -----------    -----------
Income from operations..................................       51,389         78,864         79,132
Other income
  Interest income ($2,239 in 2001, $1,843 in 2000 and
     $187 in 1999 from affiliates)......................        2,817          2,965          6,414
  Equity in income of investees.........................        9,190         13,990         11,847
  Loss on sale of equity investments....................         (387)        (8,744)            --
  Gain on sale of real estate...........................       74,207         67,727        105,708
  Other.................................................         (369)          (926)          (846)
                                                          -----------    -----------    -----------
                                                               85,458         75,012        123,123
Other expenses
  Interest ($358 in 2000 and $2,393 in 1999 to
     affiliates)........................................       77,048         76,702         91,736
  Depreciation, depletion and amortization..............       17,707         16,879         17,376
  General and administrative ($2,845 in 2001, $4,493 in
     2000 and $5,824 in 1999 to affiliate)..............       12,743         17,131         17,111
  Advisory fee to affiliate.............................        6,715          5,891          5,538
  Net income fee to affiliate...........................          166             --             --
  Incentive fee to affiliate............................        3,827          1,646             --
  Litigation settlement.................................          100             --            425
  Provision for loss....................................        2,500          2,248          3,109
  Minority interest.....................................          972         30,700         56,662
                                                          -----------    -----------    -----------
                                                              121,778        151,197        191,957
                                                          -----------    -----------    -----------
Net income..............................................       15,069          2,679         10,298
Preferred dividend requirement..........................       (2,485)        (2,327)        (2,281)
                                                          -----------    -----------    -----------
Net income applicable to Common shares..................  $    12,584    $       352    $     8,017
                                                          ===========    ===========    ===========
Earnings per share
  Net income............................................  $      1.07    $       .03    $       .75
                                                          ===========    ===========    ===========
Weighted average Common shares used in computing
  earnings per share....................................   11,714,374     10,399,890     10,759,416
                                                          ===========    ===========    ===========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        AMERICAN REALTY INVESTORS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                SERIES A    SERIES E      OTHER
                                PREFERRED   PREFERRED   PREFERRED   COMMON   TREASURY   PAID-IN    ACCUMULATED   STOCKHOLDERS'
                                  STOCK       STOCK       STOCK     STOCK     STOCK     CAPITAL     (DEFICIT)       EQUITY
                                ---------   ---------   ---------   ------   --------   --------   -----------   -------------
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
BALANCE, JANUARY 1, 1999......   $6,100       $ --         $ 2       $133      $(28)    $ 83,945    $(51,880)       $38,272
Sale of Series A Preferred
  Stock.......................      100         --          --         --        --          400          --            500
Common Stock cash dividend
  ($.05 per share)............       --         --          --         --        --           --        (532)          (532)
Series A Preferred Stock cash
  dividend ($1.00 per
  share)......................       --         --          --         --        --           --      (2,271)        (2,271)
Other Preferred Stock cash
  dividend....................       --         --          --         --        --           --         (10)           (10)
Series A Preferred Stock
  retired.....................   (1,600)        --          --         --        --        1,600          --             --
Redemption of Other Preferred
  Stock.......................       --         --          (2)        --        --          (98)        100             --
Sale of Common Stock under
  dividend reinvestment
  plan........................       --         --          --          2        --            7          --              9
Net income....................       --         --          --         --        --           --      10,298         10,298
                                 ------       ----         ---       ----      ----     --------    --------        -------
BALANCE, DECEMBER 31, 1999....    4,600         --          --        135       (28)      85,854     (44,295)        46,266
Sale of Series E Preferred
  Stock.......................       --        100          --         --        --          400          --            500
Series A Preferred Stock cash
  dividend ($1.00 per
  share)......................       --         --          --         --        --           --      (2,298)        (2,298)
Series A Preferred Stock
  issued......................      243         --          --         --        --          970          --          1,213
Series E Preferred Stock cash
  dividend ($0.60 per
  share)......................       --         --          --         --        --           --         (29)           (29)
Retirement of Treasury
  Stock.......................       --         --          --        (26)       46          (20)         --             --
Repurchase of Common Stock....       --         --          --         --        --         (746)         --           (746)
Common Stock issued in
  exchange for partnership
  units.......................       --         --          --          9       (35)      25,843          --         25,817
Net income....................       --         --          --         --        --           --       2,679          2,679
                                 ------       ----         ---       ----      ----     --------    --------        -------
BALANCE, DECEMBER 31, 2000....    4,843        100          --        118       (17)     112,301     (43,943)        73,402
Series A Preferred Stock cash
  dividend ($1.00 per
  share)......................       --         --          --         --        --           --      (2,455)        (2,455)
Series A Preferred Stock
  issued......................        7         --          --         --        --           29          --             36
Series E Preferred Stock cash
  dividend ($0.60 per
  share)......................       --         --          --         --        --           --         (30)           (30)
Retirement of Treasury
  Stock.......................       --         --          --         --        17          (17)         --             --
Repurchase of Common Stock....       --         --          --         --        --         (133)         --           (133)
Cancellation of Common
  Stock.......................       --         --          --         (4)       --            4          --             --
Common Stock dividends
  (pre-merger)................       --         --          --         --        --           --          (5)            (5)
Net income....................       --         --          --         --        --           --      15,069         15,069
                                 ------       ----         ---       ----      ----     --------    --------        -------
BALANCE, DECEMBER 31, 2001....   $4,850       $100         $--       $114      $ --     $112,184    $(31,364)       $85,884
                                 ======       ====         ===       ====      ====     ========    ========        =======

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        AMERICAN REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               FOR YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                  (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Rents collected...........................................  $126,350   $138,212   $156,473
  Pizza parlor sales collected..............................    33,997     32,526     31,361
  Interest collected ($1,220 in 2001, $1,490 in 2000 and
     $261 in 1999 from affiliates)..........................     1,772      4,393      4,221
  Distributions from equity investees' operating
     activities.............................................        53      1,823      3,533
  Interest paid.............................................   (62,608)   (66,955)   (72,957)
  Payments for property operations ($5,204 in 2001, $1,792
     in 2000 and $6,822 in 1999 to affiliates)..............   (99,509)  (105,523)  (101,275)
  Payments for pizza parlor operations......................   (27,563)   (26,646)   (27,044)
  Payments for oil and gas operations.......................      (259)        --         --
  Advisory fee paid to affiliate............................    (6,715)    (5,050)    (5,538)
  Incentive fee paid to affiliate...........................    (1,646)        --         --
  Distributions to minority interest holders................    (4,114)    (4,941)    (6,792)
  General and administrative expenses paid ($2,845 in 2001,
     $4,493 in 2000 and $5,824 in 1999 to affiliate)........   (12,740)   (18,139)   (16,634)
  Other.....................................................     4,371     (4,278)    13,376
                                                              --------   --------   --------
          Net cash used in operating activities.............   (48,611)   (54,578)   (21,276)
CASH FLOWS FROM INVESTING ACTIVITIES
  Collections on notes receivable ($21 in 2001, $17,324 in
     2000, $918 in 1999 from affiliates)....................     4,995     36,039     39,978
  Proceeds from sale of notes receivable....................        --      3,893         --
  Notes receivable funded...................................   (14,094)   (14,674)   (63,728)
  Proceeds from sale of real estate.........................   136,171    148,141    253,506
  Purchase of marketable equity securities..................        --     (5,316)    (3,709)
  Proceeds from sale of marketable equity securities........        --      5,252      5,388
  Acquisitions of real estate...............................        --    (15,882)   (77,918)
  Real estate improvements..................................   (19,581)   (24,547)   (12,252)
  Acquisition of EQK Realty Investors, I....................        --     (1,125)        --
  Pizza parlor equipment purchased..........................    (1,493)    (1,087)      (895)
  Acquisition of leasehold interests........................      (400)        --         --
  Purchase of oilfield equipment............................      (511)        --         --
  Earnest money deposits....................................    (1,825)    (7,703)     6,725
  Investment in real estate entities........................   (39,505)     4,602     (3,570)
                                                              --------   --------   --------
          Net cash provided by investing activities.........    63,757    127,593    143,525

                        AMERICAN REALTY INVESTORS, INC.

                                                               FOR YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                  (DOLLARS IN THOUSANDS)
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from notes payable...............................  $146,773   $177,144   $133,039
  Margin borrowings (payments), net.........................    14,389    (21,624)    (7,362)
  Payments on notes payable.................................  (171,531)  (197,849)  (256,307)
  Deferred borrowing costs..................................    (9,478)   (10,528)    (8,256)
  Net advances from (payments to) affiliates................     3,833    (15,887)     9,997
  Redemption of Preferred Stock.............................        --         --       (100)
  Sale of Preferred Stock...................................        --        500        500
  Sale of Common Stock under dividend reinvestment plan.....        --         --          9
  Dividends paid............................................    (2,467)    (2,327)    (2,813)
  Repurchase of Common Stock................................      (133)      (746)        --
                                                              --------   --------   --------
          Net cash used in financing activities.............   (18,614)   (71,317)  (131,293)
                                                              --------   --------   --------
Net increase (decrease) in cash and cash equivalents........    (3,468)     1,698     (9,044)
Cash and cash equivalents, beginning of year................     4,177      2,479     11,523
                                                              --------   --------   --------
Cash and cash equivalents, end of year......................  $    709   $  4,177   $  2,479
                                                              ========   ========   ========
RECONCILIATION OF NET INCOME TO NET CASH USED IN OPERATING
  ACTIVITIES
  Net income................................................  $ 15,069   $  2,679   $ 10,298
  Adjustments to reconcile net income to net cash used in
     operating activities
  Gain on sale of real estate...............................   (83,414)   (96,728)  (129,260)
  Depreciation, depletion and amortization..................    17,707     16,879     17,376
  Amortization of deferred borrowing costs..................    14,335     10,382     11,054
     Provision for loss.....................................     2,500      2,248      3,110
  Litigation settlement.....................................       100         --        425
  Equity in income of investees.............................    (8,803)    (5,246)   (11,847)
  Distributions from equity investees' operating
     activities.............................................        53      1,823      3,533
  (Increase) decrease in accrued interest receivable........    (1,045)     1,428       (746)
  (Increase) decrease in other assets.......................     1,517     (3,325)     7,068
  Increase (decrease) in accrued interest payable...........       (61)    (2,441)     5,450
  Increase (decrease) in accounts payable and other
     liabilities (includes $4,526 increase in 2001 and
     $1,645 in 2000 in payable due to affiliate)............    (3,427)    (8,036)    12,393
  Increase (decrease) in minority interest..................    (3,142)    25,759     49,870
                                                              --------   --------   --------
          Net cash used in operating activities.............  $(48,611)  $(54,578)  $(21,276)
                                                              ========   ========   ========

                        AMERICAN REALTY INVESTORS, INC.

                                                               FOR YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                  (DOLLARS IN THOUSANDS)
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
  Notes payable from acquisition of real estate.............  $  2,549   $  6,262   $ 69,159
  Notes payable assumed by buyer upon sale of real estate...    34,293     40,460      6,776
  Conversion of notes receivable to property interest.......        --         --     30,138
  Series A Preferred Stock issued in conjunction with the
     acquisition of EQK Realty Investors, I.................        36      1,213         --
  Current value of property obtained through foreclosure of
     note receivable........................................        --         --      7,638
  Carrying value of real estate exchanged for other real
     estate.................................................     3,726      2,971         --
  Retirement of Series A Preferred Stock....................        --         --     (1,600)
  Common Stock issued for minority interest in National
     Realty, L.P............................................        --     25,817         --
  Purchase accounting write down............................        --    (35,846)        --
  Notes receivable from sale of real estate.................     6,336      2,790         --
  Series F Preferred Stock issued in conjunction with the
     acquisition of leasehold interests in oil and gas
     properties.............................................     3,969         --         --
  Contribute new pizza restaurant to new venture............       210         --         --
  Asset impairment writedown................................     2,500         --         --

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        AMERICAN REALTY INVESTORS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The accompanying Consolidated Financial Statements of American Realty Investors, Inc. and consolidated subsidiaries have been prepared in conformity with generally accepted accounting principles, the most significant of which are described in Note 1. "Summary of Significant Accounting Policies." These, along with the remainder of the Notes to Consolidated Financial Statements, are an integral part of the Consolidated Financial Statements. The data presented in the Notes to Consolidated Financial Statements are as of December 31 of each year and for the year then ended, unless otherwise indicated. Dollar amounts in tables are in thousands, except per share amounts.

     Certain balances for 1999 and 2000 have been reclassified to conform to the 2001 presentation.

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and company business. American Realty Investors, Inc. ("ARI"), a Nevada corporation, is the successor through merger to American Realty Trust, Inc. ("ART"), a Georgia corporation and National Realty, L.P. ("NRLP"), a Delaware partnership, that primarily invests in real estate and real estate-related entities and purchases and originates mortgage loans.

     The merger of ART and NRLP into ARI was completed on August 2, 2000. NRLP unitholders, except for ART, received one share of ARI Common Stock for each unit of NRLP held. ART stockholders received .91 shares of ARI Common Stock for each share of ART Common Stock held. Each share of ART Preferred Stock was converted into one share of Preferred Stock of ARI, having substantially the same rights as ART's Preferred Stock. The ART shares of Common Stock ceased trading on the New York Stock Exchange on August 2, 2000. ARI Common Stock commenced trading on the New York Stock Exchange on August 3, 2000. Prior to December 31, 1998, ART accounted for its investment in NRLP under the equity method, as of December 31, 1998, upon the election of a wholly-owned subsidiary of ART as general partner of NRLP, ART began consolidation of NRLP's accounts on December 31, 1998 and consolidation of its operations subsequent to that date. For reporting purposes, the merger is treated as the purchase of NRLP by ART; accordingly, the historical information presented for ARI is that of ART.

     On October 23, 2001, ARI, Transcontinental Realty Investors, Inc. ("TCI"), and Income Opportunity Realty Investors, Inc. ("IORI") jointly announced a preliminary agreement with the plaintiff's legal counsel of the derivative action entitled Olive et al. V. National Income Realty Trust, et al. for complete settlement of all disputes in the lawsuit. In February 2002, the court granted final approval of the proposed settlement. Under the proposal, ARI would acquire all of the outstanding shares of IORI and TCI not currently owned by ARI for a cash payment or shares of ARI preferred stock. ARI will pay $17.50 cash per TCI share and $19.00 cash per IORI share for the stock held by non-affiliated stockholders. ARI will issue one share of Series G Preferred Stock with a liquidation value of $20.00 per share for each share of TCI Common Stock for stockholders who affirmatively elect to receive ARI Preferred Stock in lieu of cash. ARI will issue one share of Series H Preferred Stock with a liquidation value of $21.50 per share for each share of IORI Common Stock for stockholders who affirmatively elect to receive ARI Preferred Stock in lieu of cash. All affiliated stockholders will receive ARI Preferred Stock. Each share of Series G Preferred Stock will be convertible into 2.5 shares of ARI Common Stock, and each share of Series H Preferred Stock will be convertible into 2.25 shares of ARI Common Stock during a 75-day period that commences fifteen days after the date of the first ARI Form 10-Q filing that occurs after the closing of the merger transaction. Upon the acquisition of IORI and TCI shares, TCI and IORI would become wholly-owned subsidiaries of ARI. The transaction is subject to the negotiation of a definitive merger agreement and a vote of the shareholders of all three entities. ARI has the same advisor as TCI and IORI, and TCI and IORI have the same board of directors.

     Basis of consolidation. The Consolidated Financial Statements include the accounts of ARI, and all controlled subsidiaries and partnerships. The equity method was used to account for ART's investment in

                        AMERICAN REALTY INVESTORS, INC.

NRLP prior to December 31, 1998. All significant intercompany transactions and balances have been eliminated.

     Accounting estimates. In the preparation of these Consolidated Financial Statements, in conformity with generally accepted accounting principles it was necessary for management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expense for the year then ended. Actual results could differ materially from these estimates.

     Interest recognition on notes receivable. Interest income is not recognized on notes receivable that have been delinquent for 60 days or more. In addition, accrued but unpaid interest income is only recognized to the extent that the net realizable value of the underlying collateral exceeds the carrying value of the receivable.

     Allowance for estimated losses. A valuation allowance is provided for estimated losses on notes receivable considered to be impaired. Impairment is considered to exist when it is probable that all amounts due under the terms of the note will not be collected. Valuation allowances are provided for estimated losses on notes receivable to the extent that the investment in the note exceeds management's estimate of fair value of the collateral securing such note.

     Accounting pronouncements. In June 2001, the Financial Accounting Standards Board finalized FASB Statement No. 141, Business Combinations (SFAS
141), and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that ARI recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001. It also requires, upon adoption of SFAS 142, that ARI reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

     SFAS 142 requires, among other things that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that ARI identify reporting units in order to assess potential future impairment of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. SFAS 142 requires that an intangible asset with an indefinite useful life be tested for impairment in accordance with specified guidelines. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires ARI to complete a transitional goodwill impairment test six months from the date of adoption. ARI is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142. Currently, ARI does not believe that the adoption of SFAS 141 and SFAS 142 will impact its financial position and results of operations.

     SFAS 143 requires that the fair value for an asset retirement obligation be recognized in the period in which it is incurred, if a reasonable estimate of fair value can be made, and that the carrying value of the asset, including capitalized asset retirement costs, be tested for impairment. SFAS 143, is effective for fiscal years beginning after June 15, 2002. Management does not believe this statement will have a material effect on ARI's financial position or results of operations.


     Real estate held for investment and depreciation. Real estate held for investment is carried at cost. Effective January 1, 2002 ARI adopted Statement of Financial Accounting Standards No. 144 ("SFAS No. 144") requires that a property be considered impaired, if the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the property. If impairment exists, an impairment loss is recognized, by a charge against earnings, equal to the amount by

                        AMERICAN REALTY INVESTORS, INC.

which the carrying amount of the property exceeds the fair value less cost to sell the property. If impairment of a property is recognized, the carrying amount of the property is reduced by the amount of the impairment, and a new cost for the property is established. Such new cost is depreciated over the property's remaining useful life. Depreciation is provided by the straight-line method over estimated useful lives, which range from five to 40 years.

     Real estate held for sale. Foreclosed real estate is initially recorded at new cost, defined as the lower of original cost or fair value minus estimated costs of sale. SFAS No. 144 also requires that properties held for sale be reported at the lower of carrying amount or fair value less costs of sale. If a reduction in a held for sale property's carrying amount to fair value less costs of sale is required, a provision for loss is recognized by a charge against earnings. Subsequent revisions, either upward or downward, to a held for sale property's estimated fair value less costs of sale is recorded as an adjustment to the property's carrying amount, but not in excess of the property's carrying amount when originally classified as held for sale. A corresponding charge against or credit to earnings is recognized. Properties held for sale are not depreciated.

     Investments in equity investees. ARI may be considered to have the ability to exercise significant influence over the operating and investment policies of certain of its investees. Those investees are accounted for using the equity method. Under the equity method, an initial investment, recorded at cost, is increased by a proportionate share of the investee's operating income and any additional investment and decreased by a proportionate share of the investee's operating losses and distributions received.

     Present value premiums/discounts. Present value premiums and discounts are provided on notes receivable or payable that have interest rates that differ substantially from prevailing market rates and such premiums and discounts are amortized by the interest method over the lives of the related notes. The factors considered in determining a market rate for notes receivable include the borrower's credit standing, nature of the collateral and payment terms of the note.

     Revenue recognition on the sale of real estate. Sales of real estate are recognized when and to the extent permitted by Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate" ("SFAS No. 66"). Until the requirements of SFAS No. 66 for full profit recognition have been met, transactions are accounted for using either the deposit, the installment, the cost recovery, or the financing method, whichever is appropriate.

     Operating segments. Management has determined reportable operating segments to be those that are used for internal reporting purposes, which disaggregates operations by type of real estate.

     Fair value of financial instruments. The following assumptions were used in estimating the fair value of its notes receivable, marketable equity securities and notes payable. For performing notes receivable, the fair value was estimated by discounting future cash flows using current interest rates for similar loans. For nonperforming notes receivable the estimated fair value of ARI's interest in the collateral property was used. For marketable equity securities fair value was based on the year end closing market price of each security. For notes payable the fair value was estimated using current rates for mortgages with similar terms and maturities.

     Cash equivalents. For purposes of the Consolidated Statements of Cash Flows, all highly liquid debt instruments purchased with an original maturity of three months or less are considered to be cash equivalents.

     Earnings per share. Income per share is presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Income per share is computed based upon the weighted average number of shares of Common Stock outstanding during each year.

                        AMERICAN REALTY INVESTORS, INC.

     Employee stock option plans. Employee stock options are presented in accordance with Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees." Compensation cost is limited to the excess of the quoted market price. No compensation cost is recorded if the quoted market price is below the exercise price. See Note 12. "Stock Options."

NOTE 2.  REAL ESTATE

     In 2001, ARI purchased the following property:

                                                          PURCHASE   NET CASH     DEBT     INTEREST   MATURITY
PROPERTY                         LOCATION       UNITS      PRICE       PAID     INCURRED     RATE       DATE
--------                         --------     ---------   --------   --------   --------   --------   --------
APARTMENTS
Glenwood......................  Addison, TX   168 Units    $6,246       $--(1)   $2,549(2)   9.25%     10/04

---------------

(1) 8.88 acres of Hollywood Casino land and 10.5 acres of Vista Ridge land given as consideration. Exchanged with TCI, a related party.

(2) Assumed debt of seller. Exchanged with TCI, a related party.

     In 2000, ARI purchased the following properties:

                                                             PURCHASE   NET CASH     DEBT     INTEREST   MATURITY
PROPERTY                      LOCATION        ACRES/ROOMS     PRICE       PAID     INCURRED     RATE       DATE
--------                      --------        ------------   --------   --------   --------   --------   --------
LAND
Clark..................  Farmers Branch, TX     3.25 Acres    $2,971    $    --     $   --(1)     --%        --
Kelly..................   Collin County, TX      .75 Acres       130         20        100(2)   10.0      03/10
Mastenbrook............   Collin County, TX   157.86 Acres     3,200        704      2,400(2)    9.0      09/00(4)
Sladek.................   Travis County, TX    63.30 Acres       712        316        427(2)   10.0      05/04
HOTEL
Grand Hotel Sofia(3)...     Sofia, Bulgaria      136 Rooms    17,975     17,975         --        --         --

---------------

(1) Exchanged for 19.74 acres of Frisco Bridges land.

(2) Seller financing.

(3) ARI purchased 100% of the outstanding stock of World Trade Corporation, owner of an 80% interest in the hotel, from One Realco Corporation, an affiliate, for $18.0 million in cash.

(4) Property sold in September 2000.

                        AMERICAN REALTY INVESTORS, INC.

     In 2001, ARI sold the following properties:

                                                      UNITS/          SALES    NET CASH      DEBT       GAIN (LOSS)
PROPERTY                         LOCATION        SQUARE FEET/ACRES    PRICE    RECEIVED   DISCHARGED      ON SALE
--------                         --------        -----------------   -------   --------   ----------    -----------
APARTMENTS
Ashford...................  Tampa, FL                    56 Units    $ 2,145    $  593     $ 1,182        $  (985)
Bent Tree.................  Addison, TX                 292 Units     12,050     2,480       8,867          7,081
Blackhawk.................  Ft. Wayne, IN               209 Units      7,100       904       4,030          5,110
Carriage Park.............  Tampa, FL                    46 Units      2,005       757       1,069            663
Chalet I..................  Topeka, KS                  162 Units      5,650     1,288       4,109(1)       3,952
Chalet II.................  Topeka, KS                   72 Units      2,100       485       1,550(1)         434
Club Mar..................  Sarasota, FL                248 Units      8,500     1,905       6,199(1)       2,328
Covered Bridge............  Gainesville, FL             176 Units      7,900     2,463       4,339          6,042
Crossing at Church........  Tampa, FL                    52 Units      1,880       750         948            623
Glenwood..................  Addison, TX                 168 Units      6,650     3,166       2,549           (581)
Kimberly Woods............  Tucson, AZ                  279 Units      8,450     1,667       6,191(1)       6,053
Nora Pines................  Indianapolis, IN            254 Units      9,850     2,548       5,574          6,957
Place One.................  Tulsa, OK                   407 Units     12,935     3,310       7,539          8,623
Rockborough...............  Denver, CO                  345 Units     16,675     3,654      12,215(1)      13,471
Shadowood.................  Addison, TX                 184 Units      7,125     1,980       4,320          4,644
Timbercreek...............  Omaha, NE                   180 Units      7,500     1,871       4,517          5,219
Woodstock.................  Dallas, TX                  320 Units      9,600     3,877       4,542          5,951
SHOPPING CENTER
Regency Pointe............  Jacksonville, FL     67,410 Sq.Ft....      7,350     5,126       1,500          2,232
LAND
Chase Oaks................  Plano, TX                  22.3 Acres      2,875       663       2,027            871
Chase Oaks................  Plano, TX                   4.9 Acres      1,973     1,832          --          1,416
Elm Fork..................  Denton County, TX          10.0 Acres      1,002       (30)        958            283
Elm Fork..................  Denton County, TX         107.0 Acres      5,600      (168)      5,316         (1,616)
Frisco Bridges............  Collin County, TX          27.8 Acres      4,500     4,130          --             25
Katrina...................  Palm Desert, CA            20.0 Acres      2,831      (124)        596             --(2)
Katrina...................  Palm Desert, CA            20.0 Acres      2,940        78          --            616
Katrina...................  Palm Desert, CA             6.1 Acres      1,196     1,108          --            570
Katrina...................  Palm Desert, CA             2.2 Acres        800       (24)        737            514
Katrina...................  Palm Desert, CA             1.4 Acres        284        (9)        253             93
Las Colinas...............  Las Colinas, TX             1.7 Acres        825       233         400            539
Mason/Goodrich............  Houston, TX                22.1 Acres      4,168       (34)      3,750          2,896
Nashville.................  Nashville, TN               2.0 Acres         26        (1)         24            (82)
Nashville.................  Nashville, TN               1.2 Acres          8        --           4            (59)
Nashville.................  Nashville, TN               4.2 Acres        600       (53)        561            302
Plano Parkway.............  Plano, TX                  11.3 Acres      1,445       312         950             --
Plano Parkway.............  Plano, TX                  12.0 Acres        740       672          --           (991)
Rasor.....................  Plano, TX                   6.6 Acres        350       267          --             34
Santa Clarita.............  Santa Clarita, CA          12.7 Acres      2,100     1,791          --            952
Santa Clarita.............  Santa Clarita, CA           6.7 Acres        500       608          --           (501)
Scoggins..................  Tarrant County, TX        232.8 Acres      2,913       892       1,800            181

                        AMERICAN REALTY INVESTORS, INC.

                                                      UNITS/          SALES    NET CASH      DEBT       GAIN (LOSS)
PROPERTY                         LOCATION        SQUARE FEET/ACRES    PRICE    RECEIVED   DISCHARGED      ON SALE
--------                         --------        -----------------   -------   --------   ----------    -----------
Scout.....................  Tarrant County, TX        408.0 Acres      5,087     1,586       3,200          2,969
Tree Farm.................  Dallas County, TX          10.4 Acres      2,888       (87)      2,644             75
Vista Ridge...............  Denton County, TX          27.4 Acres        871       (26)        812         (1,993)
Watersedge................  Gulfport, MS                 .4 Acres         80        78          --             --(3)
Yorktown..................  Harris County, TX         120.4 Acres      5,239      (160)      4,991         (1,497)

---------------

(1) Debt assumed by purchaser.

(2) Gain of $830 deferred until ARI-provided financing is collected.

(3) Sold to TCI, a related party. Gain of $65 deferred until sale to unrelated party.

     In 2000, ARI sold the following properties:

                                                       UNITS/         SALES    NET CASH      DEBT      GAIN/(LOSS)
PROPERTY                           LOCATION         SQ.FT./ACRES      PRICE    RECEIVED   DISCHARGED     ON SALE
--------                           --------        ---------------   -------   --------   ----------   -----------
APARTMENTS
Candlelight Square.........  Lenexa, KS                  119 Units   $ 4,800    $1,289     $ 2,832       $3,266
Fair Oaks..................  Euless, TX                  208 Units     6,850       609       5,711        3,364
Four Seasons...............  Denver, CO                  384 Units    16,600     6,543       9,220(1)     8,191
Hidden Valley..............  Grand Rapids, MI            176 Units    10,900     2,271       8,000(1)     8,495
Pines......................  Little Rock, AR             257 Units     4,650     1,281       3,063        2,441
Sherwood Glen..............  Urbandale, IA               180 Units     6,250     1,244       4,626(1)     4,161
Summerwind.................  Reseda, CA                  172 Units     9,000     3,082       5,568(1)     6,684
Windtree...................  Reseda, CA                  159 Units     8,350     2,911       5,063(1)     6,170
Whispering Pines...........  Canoga Park, CA             102 Units     5,300     1,597       3,437(1)     3,091
SHOPPING CENTERS
Harbor Plaza...............  Aurora, CO            45,863 Sq.Ft...     4,132     1,868       1,732        2,240
Katella Plaza..............  Orange, CA            62,290 Sq.Ft...     1,814       283       1,188          194
Preston Square.............  Dallas, TX            35,508 Sq.Ft...     5,820     2,761       2,576        2,036
OFFICE BUILDING
Marina Playa...............  Santa Clara, CA       124,205 Sq.Ft..    25,750     6,082       7,766       17,394
LAND
Duchesne...................  Duchesne, UT                420 Acres        43        42          --           16
Frisco Bridges.............  Collin County, TX         15.00 Acres     2,675       706       2,000          297
Frisco Bridges.............  Collin County, TX         19.74 Acres     2,971        --          --(2)        --
Frisco Bridges.............  Collin County, TX          24.3 Acres     4,194      (435)      4,000          260
Frisco Bridges.............  Collin County, TX         127.4 Acres    27,500     7,411      18,570        6,954
Katy.......................  Harris County, TX          0.02 Acres         2         2          --            1
Keller.....................  Tarrant County, TX        749.1 Acres    10,000     3,892       4,500        3,373
Mason/Goodrich.............  Houston, TX                 1.1 Acres       129        --         116           70
Mason/Goodrich.............  Houston, TX                12.8 Acres     2,536        --       1,803        1,783
Mason/Goodrich.............  Houston, TX                 6.8 Acres     1,198       114         991          807
Mason/Goodrich.............  Houston, TX                20.5 Acres     3,560       497       1,308          957
Mastenbrook................  Collin County, TX         157.9 Acres     4,445     1,890       2,275          747
McKinney Corners II........  Collin County, TX          14.6 Acres       500      (599)      1,050          (40)
McKinney Corners
  I,II,III,IV,V............  Collin County, TX          82.0 Acres     9,150       613       8,123        1,638

                        AMERICAN REALTY INVESTORS, INC.

                                                       UNITS/         SALES    NET CASH      DEBT      GAIN/(LOSS)
PROPERTY                           LOCATION         SQ.FT./ACRES      PRICE    RECEIVED   DISCHARGED     ON SALE
--------                           --------        ---------------   -------   --------   ----------   -----------
Monterrey..................  Riverside, CA             20.67 Acres     4,300       189       4,000        2,545
Nashville..................  Nashville, TN               2.6 Acres       405        --         345          225
Nashville..................  Nashville, TN              1.31 Acres       250        43         251          152
Nashville..................  Nashville, TN              1.78 Acres       306        21         250          182
Nashville..................  Nashville, TN               3.0 Acres       523        19         450          310
Pantex.....................  Collin County, TX         182.5 Acres     8,160     2,373       4,546(1)       959
Parkfield..................  Denver, CO                  2.6 Acres       615          (1)      584          512
Parkfield..................  Denver, CO                326.8 Acres    13,164     7,969       3,279        3,758
Pioneer Crossing...........  Austin, TX               377.15 Acres     5,700     4,983          --         (768)
Plano Parkway..............  Plano, TX                  4.79 Acres       543        87         400         (174)
Rasor......................  Plano, TX                 43.01 Acres     1,850        --       1,604           58
Rasor......................  Plano, TX                   5.4 Acres       915        --         915          705
Rasor......................  Plano, TX                  41.1 Acres     3,779     3,587          --        1,902
Rowlett Creek..............  Collin County, TX          80.4 Acres     2,262       919       1,173          462
Salmon River...............  Salmon River, ID            3.0 Acres        45        44          --           38
Valley Ranch...............  Irving, TX                 22.4 Acres     1,455        --       1,375         (585)
Vann Cattle................  Collin County, TX         126.6 Acres     3,564     1,872       1,471        1,257
Vista Business.............  Travis County, TX           5.4 Acres       620        14         577          173
Vista Business.............  Travis County, TX         36.43 Acres     3,015     1,378       1,368          (51)
Wakefield..................  Collin County, TX          70.3 Acres     1,981     1,239         612          478

---------------

(1) Debt assumed by purchaser.

(2) Exchanged for 3.25 acres of Clark land.

NOTE 3.  NOTES AND INTEREST RECEIVABLE

                                                               2001                  2000
                                                        -------------------   -------------------
                                                        ESTIMATED             ESTIMATED
                                                          FAIR       BOOK       FAIR       BOOK
                                                          VALUE      VALUE      VALUE      VALUE
                                                        ---------   -------   ---------   -------
Notes receivable
  Performing (including $18,834 in 2001 and $8,433 in
     2000 from affiliates)............................   $21,021    $22,470    $11,543    $11,965
  Nonperforming (including $5,802 in 2001 and $1,540
     in 2000 from affiliates).........................     8,762      8,943      3,017      3,062
                                                         -------    -------    -------    -------
                                                         $29,783     31,413    $14,560     15,027
                                                         =======               =======
  Interest receivable (including $1,254 in 2001 and
     $1,251 in 2000 from affiliate)...................                1,546                 1,381
                                                                    -------               -------
                                                                    $32,959               $16,408
                                                                    =======               =======

     Interest income is recognized on nonperforming notes receivable on a cash basis. For the years 2001, 2000 and 1999 unrecognized interest income on such nonperforming notes receivable totaled $233,000, $316,000 and $1.0 million, respectively.

     Notes receivable at December 31, 2001, mature from 2000 to 2004 with interest rates ranging from 0.00% to 14.0% per annum and a weighted average rate of 11.8% per annum. Notes receivable are

                        AMERICAN REALTY INVESTORS, INC.

generally collateralized by real estate or interests in real estate and personal guarantees of the borrower. A majority of the notes receivable provide for interest to be paid at maturity. Scheduled principal maturities of $11.6 million are due in 2002.

     In March 2001, ARI sold a 20.0 acre tract of its Katrina land parcel for $2.8 million, receiving $700,000 in cash and providing purchase money financing of the remaining $2.1 million of the sales price. The loan bears interest at 12.0% per annum and matured in July 2001. All principal and interest were due at maturity. In January 2002, $274,000 in principal and $226,000 in interest was collected. In March 2002, the note was collected in full, including accrued but unpaid interest.

     In April 2001, ARI sold a 20.0 acre tract of its Katrina land parcel for $2.9 million, receiving $700,000 in cash and providing purchase money financing of the remaining $2.2 million of the sales price. The loan bore interest at 10.0% per annum and matured in June 2001. In May 2001, ARI sold an 80% senior interest in the note to a financial institution. In June 2001, the interest rate was increased to 12.0% and the maturity date was extended to August 2001. All principal and accrued but unpaid interest were due at maturity. In July 2001, the note was collected in full, including accrued but unpaid interest.

     In November 2001, ARI sold a 12.71 acre tract of its Santa Clarita parcel for $1.9 million, receiving $1.5 million in cash and providing purchase money financing of the remaining $437,000 of the sales price. The loan bears interest at 8.00% per annum and matures in November 2002. All principal and accrued but unpaid interest are due at maturity.

     Also in November 2001, ARI sold the Blackhawk Apartments for $7.1 million receiving $1.5 million in cash after the assumption of $4.0 million of mortgage debt and providing purchase money financing of the remaining $1.6 million of the sales price. The loan bears interest at 10.00% per annum and matures in May 2002. Monthly principal and interest payments are required. All remaining principal and accrued but unpaid interest are due at maturity.

     In July 2000, ARI sold a 749.1 acre tract of its Keller land parcel for $10.0 million, receiving $8.7 million in cash and providing purchase money financing of the remaining $1.3 million of the sales price. The loan bore interest at 12.0% per annum. A payment of $500,000 principal and interest was collected in September 2000 and all remaining principal and interest was due July 31, 2001. The loan was secured by 100% of the shares of DM Development, Inc. and an assignment of proceeds. In March 2001, $850,000 in principal and interest was collected. In June 2001, the loan was collected in full, including accrued but unpaid interest.

     In August 2000, ARI sold 20.5 acres of its Mason Goodrich land parcel for $3.6 million, receiving $2.1 million in cash and providing purchase money financing of the remaining $1.5 million of the sales price. The loan bore interest at 13.5% per annum, and matured in December 2000. All principal and interest were due at maturity. In February 2001, the loan was collected in full, including accrued but unpaid interest.

     In June 2000, the 124,322 sq.ft. Marina Playa Office Building in Santa Clara, California, was sold for $25.8 million, ARI received $7.0 million in cash and provided financing of $18.8 million in the form of a wraparound mortgage note. Subsequently, ARI sold the note receivable, net of the underlying debt, for $6.2 million, retaining a $3.9 million participation. In August 2000, the participation was collected in full, including accrued but unpaid interest.

     In August 1999, a $2.6 million loan was funded to JNC Enterprises, Inc. ("JNC"). The loan was subsequently split into two pieces. The loans were secured by second liens on a 3.5 acre and a 1.2561 acre parcel of land in Dallas, Texas, the guarantee of the borrower and the personal guarantees of its shareholders. The loans bore interest at 16.0% per annum and matured in February 2000. All principal and

                        AMERICAN REALTY INVESTORS, INC.

interest were due at maturity. In March and April 2000, the loans were collected in full, including accrued but unpaid interest.

     In September 1999, in conjunction with the sale of two apartments in Austin, Texas, $2.1 million in purchase money financing was provided, secured by limited partnership interests in two limited partnerships owned by the buyer. The financing bore interest at 16.0% per annum, required monthly payments of interest only at 6.0% per annum, beginning in February 2000 and required a $200,000 principal paydown in December 1999, which was not received, and matured in August 2000. ARI had the option of obtaining the buyer's general and limited partnership interests in the collateral partnerships in full satisfaction of the financing. In March 2000, ARI agreed to forbear foreclosing on the collateral securing the note and released one of the partnership interests, in exchange for a payment of $250,000 and executed deeds of trusts on certain properties owned by the buyer. In March 2000, the borrower made a $1.1 million payment, upon receipt of which ARI returned the deeds of trust. The borrower executed a replacement promissory note for the remaining note balance of $1.0 million, which is unsecured, non-interest bearing and matures in April 2003. In April 2000, ARI funded a $100,000 loan to the borrower. The loan was secured by five second lien deeds of trust, was non-interest bearing and matured in September 2001. Payment was not received at maturity, and ARI began accruing default interest. In December 2001, the $100,000 loan was collected in full, including accrued but unpaid interest.

     In December 1999, a note with a principal balance of $1.2 million and secured by a pledge of a partnership interest in a partnership which owns real estate in Addison, Texas, matured. The maturity date was extended to April 2000 in exchange for an increase in the interest rate to 14.0% per annum. All other terms remained the same. In February 2001, the loan amount was increased to $1.6 million and the maturity date was extended to June 2001. In February 2002, $1.5 million in principal and $87,000 in interest was collected. ARI has demanded payment of the remaining $84,000 in principal plus accrued but unpaid interest.

     During 1998, a $942,000 loan was funded to Ellis Development Company, Inc. The loan was secured by 4.5 acres of land in Abilene, Texas, bore interest at 14.0% per annum and had an extended maturity date of August 2000. In March 2000, the loan was collected in full including accrued but unpaid interest.

     In June 1998, a $365,000 loan was funded to RB Land & Cattle, L.L.C. The loan was secured by 7,200 acres of unimproved land near Crowell, Texas, and the personal guarantee of the owner and manager of the borrower. The loan matured in December 1998. All principal and interest were due at maturity. In January 2000, the loan was collected in full, including accrued but unpaid interest.

     In June and July 1998, a $4.2 million loan was funded to Cuchara Partners, Ltd. and Ski Rio Partners, Ltd., affiliates of JNC. The loan was secured by (1) a first lien on approximately 450 acres of land in Huerfano County, Colorado, known as Cuchara Valley Mountain Ski Resort; (2) an assignment of a $2.0 million promissory note secured by approximately 2,623 acres of land in Taos County, New Mexico, known as Ski Rio Resort; and (3) a pledge of all related partnership interests. The loan bore interest at 16.0% per annum and had an extended maturity date of March 2000. All principal and interest were due at maturity. In the fourth quarter of 1998, $109,000 was received on the sale of 11 parcels of the collateral property in Taos, New Mexico. In August and September 1999, paydowns totaling $2.6 million were received. In April 2000, the loan with a then principal balance of $1.6 million was collected in full, including accrued but unpaid interest.

     In August 1998, a $635,000 loan was funded to La Quinta Partners, LLC. The loan was secured by interest bearing accounts prior to their being used as escrow deposits toward the purchase of 956 acres of land in La Quinta, California, and the personal guarantee of the manager of the borrower. The loan had an extended maturity date of November 1999. All principal and interest were due at maturity. In November and December 1998, $250,000 in principal paydowns were received. In the second quarter of

                        AMERICAN REALTY INVESTORS, INC.

1999, the loan was modified, increasing the interest rate to 15.0% per annum and extending the maturity to November 1999. Accrued but unpaid interest was added to the principal balance, increasing it by $42,000 to $402,000. In the fourth quarter of 1999, an additional $2,000 was funded, increasing the loan balance to $404,000. In March 2000, $25,000 in interest was collected and the loan's maturity date was further extended to April 2000. The borrower did not repay the loan at maturity. In March 2001, a settlement was reached, whereby ARI collected $410,000 in full satisfaction of the note.

     In October 1998, a $2.1 million loan was funded to Frisco Panther Partners, Ltd., a JNC affiliate. The loan was secured by a second lien on 408.23 acres of land in Frisco, Texas, the guarantee of the borrower and the personal guarantees of its partners. In January 1999, a paydown of $820,000 was received on this loan. The loan bore interest at 16.0% per annum and had an extended maturity date of March 2000. All principal and interest were due at maturity. In April 2000, the loan with a then principal balance of $663,000 was collected in full including accrued but unpaid interest.

     In December 1998, $3.3 million of a $5.0 million loan commitment was funded to JNC. In January 1999, a $1.3 million paydown was received, and subsequently an additional $3.0 million was funded, increasing the loan balance to $5.0 million. The loan was secured by a second lien on 1,791 acres of land in Denton County, Texas, a second lien on 91 acres of land in Collin County, Texas. The loan bore interest at 16.0% per annum and had an extended maturity date of March 2000. All principal and interest were due at maturity. In April 2000, the loan was collected in full, including accrued but unpaid interest.

     Related Party. In March 2001, ARI funded $13.6 million of a $15.0 million unsecured line of credit to One Realco Corporation ("One Realco"), which owns approximately 14.8% of the outstanding shares of ARI's Common Stock. The line of credit bears interest at 12.0% per annum. All principal and interest were due at maturity in February 2002. The line of credit is guaranteed by BCM. In June 2001, $394,000 in principal and $416,000 in interest was collected. In December 2001, $21,000 in principal and $804,000 in interest was collected. In February 2002, the maturity date was extended to February 2004. All principal and interest are due at maturity. Ronald E. Kimbrough, Executive Vice President and Chief Financial Officer of ARI, is a 10% shareholder of One Realco. During 2001, Mr. Kimbrough did not participate in the day-to-day operations or management of One Realco.

     In October 1999, ARI funded a $4.7 million loan to Realty Advisors, Inc., an affiliate. The loan was secured by all of the outstanding shares of common stock of American Reserve Life Insurance Company. The loan bore interest at 10.25% per annum, and matured in November 2001. In January 2000, $100,000 was collected. In November 2001, the maturity date was extended to November 2004. The collateral was changed to a subordinate pledge of 850,000 shares of ARI Common Stock owned by BCM. The shares are also pledged to a lender on ARI's behalf. The interest rate was changed to 2% over the prime rate, currently 6.75% per annum, and the accrued but unpaid interest of $984,000 was added to the principal. The new principal balance is $5.6 million. All principal and accrued interest are due at maturity.

     In December 2000, an unsecured loan with a principal balance of $1.7 million to Warwick of Summit, Inc. ("Warwick") matured. All principal and interest were due at maturity. At December 2001, the loan, and $451,000 of accrued interest, remained unpaid. At March 2002, settlement terms are being negotiated. Richard D. Morgan, a Warwick shareholder, served as a director of ARI until October 2001.

     In December 2000, a loan with a principal balance of $1.6 million to Bordeaux Investments Two, L.L.C. ("Bordeaux"), matured. The loan is secured by
(1) a 100% interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma; (2) 100% of the stock of Bordeaux Investments One, Inc., which owns
6.5 acres of undeveloped land in Oklahoma City, Oklahoma; and (3) the personal guarantees of the Bordeaux members. At December 2001, the loan, and $471,000 of accrued interest, remained unpaid. At March 2002, settlement terms are being negotiated. Richard D. Morgan, a Bordeaux member, served as a director of ARI until October 2001.

                        AMERICAN REALTY INVESTORS, INC.

     In March 2000, a loan with a principal balance of $2.5 million to Lordstown, L.P., matured. The loan is secured by a second lien on land in Ohio and Florida, by 100% of the general and limited partner interest in Partners Capital, Ltd., the limited partner of Lordstown, L.P., and a profits interest in subsequent land sales. At December 2001, the loan, and $741,000 of accrued interest, remained unpaid. At March 2002, settlement terms are being negotiated. A corporation controlled by Richard D. Morgan is the general partner of Lordstown, L.P. Mr. Morgan served as a director of ARI until October 2001.

NOTE 4.  ALLOWANCE FOR ESTIMATED LOSSES

     Activity in the allowance for estimated losses was as follows:

                                                             2001     2000     1999
                                                            ------   ------   -------
Balance January 1,........................................  $2,577   $2,577   $ 2,398
NRLP allowance............................................      --       --     1,910
Write down of property....................................      --       --    (1,731)
                                                            ------   ------   -------
Balance December 31,......................................  $2,577   $2,577   $ 2,577
                                                            ======   ======   =======

NOTE 5.  OIL AND GAS OPERATIONS

     In May 2001, ARI purchased the leasehold interests in 37 oil and gas mineral development properties, which include 131 drilled wells. The total proved reserves are 6.5 million barrels of oil and 3.3 billion cubic feet of natural gas. The total purchase price was $4.7 million, plus a 40% profit participation. The Operator's Interest was purchased for $375,000, with $25,000 cash paid at closing. ARI gave a note payable for the remaining $350,000. The note bears no interest, and matures in May 2002. Monthly principal payments of $25,000 are required. The Working Interests were purchased for $4.3 million, with $125,000 cash paid at closing. ARI gave a note payable for $250,000. The note bears no interest, and matured in November 2001. One-half of the principal was paid in August 2001. The remaining $4.0 million was paid by issuing 3,968.75 shares of ARI Series F Preferred Stock, which is redeemable quarterly in an amount equal to 20% of net cash flow from the oil and gas operations. The stock has a liquidation value of $1,000 per share, and pays no dividends. Through December 2001, sales have totaled $59,000, total operating expenses are $269,000 and oilfield equipment purchases have been $511,000.

NOTE 6.  INVESTMENTS IN EQUITY INVESTEES

     Investments in equity investees at December 31, 2001, consisted of two publicly traded real estate companies, Income Opportunity Realty Investors, Inc. ("IORI") and Transcontinental Realty Investors, Inc. ("TCI") and interests in real estate joint venture partnerships. BCM, ARI's advisor, serves as advisor to IORI and TCI.

     The investments in IORI, TCI and the joint venture partnerships are accounted for using the equity method as more fully described in Note 1. "Summary of Significant Accounting Policies -- Investments in equity investees." Prior to December 31, 1998, ARI accounted for its investment in NRLP using the equity method.

     A significant portion of ARI's investment in IORI and TCI is pledged as collateral for borrowings. See Note 8. "Notes and Interest Payable" and Note 9. "Margin Borrowings."

                        AMERICAN REALTY INVESTORS, INC.

     Investments in equity investees consisted of the following:

                                                     CARRYING       EQUIVALENT
                                   PERCENTAGE OF     VALUE OF        INVESTEE        MARKET VALUE
                                   OWNERSHIP AT    INVESTMENT AT   BOOK VALUE AT   OF INVESTMENT AT
                                   DECEMBER 31,    DECEMBER 31,    DECEMBER 31,      DECEMBER 31,
INVESTEE                               2001            2001            2001              2001
--------                           -------------   -------------   -------------   ----------------
IORI.............................      27.44%         $ 6,789        $ 10,034          $ 7,379
TCI..............................      49.99           68,498         108,369           64,533
                                                      -------        --------          -------
                                                       75,287        $118,403          $71,912
                                                                     ========          =======
Other............................                       2,646
                                                      -------
                                                      $77,933
                                                      =======

                                                     CARRYING       EQUIVALENT
                                   PERCENTAGE OF     VALUE OF        INVESTEE        MARKET VALUE
                                   OWNERSHIP AT    INVESTMENT AT   BOOK VALUE AT   OF INVESTMENT AT
                                   DECEMBER 31,    DECEMBER 31,    DECEMBER 31,      DECEMBER 31,
INVESTEE                               2000            2000            2000              2000
--------                           -------------   -------------   -------------   ----------------
IORI.............................      27.1%          $ 8,052         $10,839          $ 3,510
TCI..............................      24.7            30,473          49,538           26,078
                                                      -------         -------          -------
                                                       38,525         $60,377          $29,588
                                                                      =======          =======
Other............................                       6,252
                                                      -------
                                                      $44,777
                                                      =======

     Management continues to believe that the market value of each of IORI and TCI undervalues their assets and therefore, ARI may continue to increase its ownership in these entities in 2002, as its liquidity permits. On October 3, 2000, ARI and IORI entered into an agreement which provided IORI and ARI with an option to purchase 1,858,900 shares of common stock of TCI from a third party. On October 19, 2000, IORI assigned all of its rights to purchase such shares to ARI. The total cost to purchase the TCI shares was $30.8 million. In October 2000, ARI paid $5.6 million of the option price. In April 2001, the remainder of the option price was paid, and ARI acquired the TCI shares. See Item 1. "Business" for discussion of the proposed acquisition of TCI and IORI by ARI.

     ART Florida Portfolio II, Ltd. In June 2000, Vestavia Lakes Apartments partnership, in Orlando, Florida, in which ART Portfolio II, Ltd. owned an interest, was sold. A loss was incurred on the sale, of which ARI's share was $967,000, which is included in equity in income of investees in the accompanying Consolidated Financial Statements.

     In January 2002, Investors Choice Florida Public Funds II, in which ART Florida Portfolio II, Ltd. owned an interest, sold Villas Continental Apartments. ARI received $1.0 million in cash from the sale. ARI's share of the loss incurred on the sale was $531,000, which will be included in equity in income of investees in the Consolidated Statement of Operations.

     Elm Fork Ranch, L.P. In June 2000, ARI sold its partnership interests for $2.0 million in cash, retaining an option to repurchase its interests. In January 2001, ARI purchased 100% of the partnership interests for $9.2 million, including financing of $9.0 million.

     EQK Realty Investors I. In October 2000, ARI acquired a 100% interest in EQK Realty Investors, I ("EQK"), a real estate investment trust, for $1.1 million in cash and $1.21 million in Series A Preferred Stock (121,332 shares). At the date of acquisition, EQK's assets consisted of $2.0 million in cash.

                        AMERICAN REALTY INVESTORS, INC.

     Set forth below are summary financial data for equity investees:

                                                                2001        2000
                                                              ---------   ---------
Property and notes receivable, net..........................  $ 732,556   $ 748,935
Other assets................................................     68,429      74,462
Notes payable...............................................   (515,463)   (550,280)
Other liabilities...........................................    (33,532)    (31,551)
                                                              ---------   ---------
Equity......................................................  $ 251,990   $ 241,566
                                                              =========   =========

                                                       2001        2000        1999
                                                     ---------   ---------   --------
Revenues...........................................  $ 145,095   $ 155,160   $ 99,077
Depreciation.......................................    (22,132)    (22,152)   (14,417)
Provision for losses...............................       (281)         --         --
Interest...........................................    (47,132)    (53,065)   (33,355)
Operating expenses.................................   (113,471)   (103,787)   (60,578)
                                                     ---------   ---------   --------
(Loss) before gains on sale of real estate.........    (37,921)    (23,844)    (9,273)
Gains on sale of real estate.......................     54,270      71,428     41,804
                                                     ---------   ---------   --------
Net income.........................................  $  16,349   $  47,584   $ 32,531
                                                     =========   =========   ========

     ARI's equity share of:

                                                       2001        2000        1999
                                                     ---------   ---------   --------
(Loss) before gains on sale of real estate.........  $ (13,646)  $  (5,260)  $ (5,512)
Gains on sale of real estate.......................     22,542      18,571     17,359
                                                     ---------   ---------   --------
Net income.........................................  $   8,896   $  13,311   $ 11,847
                                                     =========   =========   ========

     In 2001, ARI received $53,000 from TCI in accumulated dividends on shares of CMET that should have been exchanged for TCI common stock in 1999.

     The cash flow from IORI and TCI is dependent on the ability of each of them to make distributions. IORI and TCI ceased making quarterly distributions in the fourth quarter of 2000. In 2000 ARI received distributions totaling $1.8 million from IORI and TCI.

     ARI initially acquired its investment in IORI and TCI in 1989.

NOTE 7.  MARKETABLE EQUITY SECURITIES -- TRADING PORTFOLIO

     Since 1994, ARI has purchased equity securities of entities other than those of the IORI and TCI to diversify and increase the liquidity of its margin accounts and its trading portfolio. In 2001, ARI did not purchase or sell any trading portfolio securities. Trading portfolio securities are considered available for sale and are carried at market value. In 2000, ARI purchased $5.3 million and sold $5.3 million of trading portfolio securities. At December 31, 2001, ARI recognized an unrealized decline in the market value of trading portfolio securities of $55,000. In 2001, ARI realized no gains or losses from the sale of trading portfolio securities and received no dividends. At December 31, 2000, ARI recognized an unrealized decline in the market value of trading portfolio securities of $305,000. In 2000, ARI realized a net loss of $747,000 from the sale of trading portfolio securities and received $3,000 in dividends. At December 31, 1999, ARI recognized an unrealized decline in the market value of trading portfolio securities of $1.8 million. In 1999, ARI realized a net gain of $45,000 from the sale of trading portfolio securities and

                        AMERICAN REALTY INVESTORS, INC.

received $5,000 in dividends. Unrealized and realized gains and losses in trading portfolio securities are included in other income in the accompanying Consolidated Statements of Operations.

NOTE 8.  NOTES AND INTEREST PAYABLE

     Notes and interest payable consisted of the following:

                                                     2001                    2000
                                             ---------------------   ---------------------
                                             ESTIMATED      BOOK     ESTIMATED      BOOK
                                             FAIR VALUE    VALUE     FAIR VALUE    VALUE
                                             ----------   --------   ----------   --------
NOTES PAYABLE
Mortgage loans.............................   $559,367    $551,207    $600,395    $604,858
Borrowings from financial institutions.....      8,620       8,476       9,029       8,451
Notes payable to affiliates................      1,733       1,598          --          --
                                              --------    --------    --------    --------
                                              $569,720     561,281    $609,424     613,309
                                              ========                ========
Interest payable...........................                  3,017                   3,022
                                                          --------                --------
                                                          $564,298                $616,331
                                                          ========                ========

     Scheduled principal payments on notes payable are due as follows:

2002........................................................  $267,526
2003........................................................    40,866
2004........................................................     8,153
2005........................................................    57,001
2006........................................................    15,714
Thereafter..................................................   172,021
                                                              --------
                                                              $561,281
                                                              ========

     Stated interest rates on notes payable ranged from 5.0% to 16.9% per annum at December 31, 2001, and matured in varying installments between 2002 and 2019. At December 31, 2001, notes payable were collateralized by deeds of trust on real estate with a net carrying value of $569.7 million.

     In January 2002, the lender on three of ARI's residential properties located in Florida commenced foreclosure actions, due to ARI's failure to pay the loans at maturity on January 1, 2002. ARI has filed counterclaims asserting the lender had abruptly withdrawn from discussions for refinancing. The balance owed on the three loans is $7.2 million. ARI is pursuing alternative financing for the properties.

     In 2001, ARI financed/refinanced or obtained second mortgage financing on the following:

                                                UNITS/SQ.FT.      DEBT        DEBT      NET CASH   INTEREST   MATURITY
PROPERTY                     LOCATION           ROOMS/ACRES     INCURRED   DISCHARGED   RECEIVED     RATE       DATE
--------                     --------          --------------   --------   ----------   --------   --------   --------
APARTMENTS
Sun Hollow...........  El Paso, TX                  216 Units   $     --(1)  $    --     $   --        --         --
Waters Edge III......  Gulfport, MS                 238 Units         --(1)       --         --        --         --
Woodlake.............  Carrollton, TX               256 Units         --(1)       --         --        --         --

                        AMERICAN REALTY INVESTORS, INC.

                                                UNITS/SQ.FT.      DEBT        DEBT      NET CASH   INTEREST   MATURITY
PROPERTY                     LOCATION           ROOMS/ACRES     INCURRED   DISCHARGED   RECEIVED     RATE       DATE
--------                     --------          --------------   --------   ----------   --------   --------   --------
OFFICE BUILDING
Centura Tower........  Farmers Branch, TX             410,910     28,739     28,384        (526)    10.50%     07/02
                                               Sq.Ft.........
Executive Court......  Memphis, TN             41,840 Sq.Ft..      1,970         --       1,598     12.00      12/04(9)
Four Hickory Centre..  Farmers Branch, TX             221,000      5,000         --       5,000      6.75(5)   10/02
                                               Sq.Ft.........
Rosedale Towers......  Minneapolis, MN         84,798 Sq.Ft..      7,500(1)       --      7,500      5.00      07/02
SHOPPING CENTER
Cross County.........  Mattoon, IL                    307,174      3,200        700       2,436     15.00      06/02
                                               Sq.Ft.........
Cullman..............  Cullman, AL             92,486 Sq.Ft..         --(2)      129         --        --         --
Sesame Square          Anchorage, AK           27,651 Sq.Ft..        800         --         777     15.00      06/02
Westwood.............  Tallahassee, FL                149,244      3,000        700       2,221     15.00      06/02
                                               Sq.Ft.........
HOTEL
Williamsburg
  Hospitality
  House..............  Williamsburg, VA(3)          296 Rooms     10,309         --       9,851     36.00      01/02(6)
LAND
Chase Oaks...........  Plano, TX                    6.9 Acres      1,633      1,000         425     13.00      03/03
Hollywood Casino.....  Farmers Branch, TX          51.7 Acres      2,500(4)       --      1,916      9.00      04/03
Jeffries Ranch.......  Oceanside, CA               82.4 Acres      5,250(2)      750      3,944     14.50      06/02
Katrina..............  Palm Desert, CA            300.5 Acres     22,000     15,584       4,417     12.50(5)   10/02
Marine Creek.........  Fort Worth, TX              54.2 Acres      1,500        750         701      9.00      01/03
Mason/Goodrich.......  Houston, TX                235.0 Acres      6,750         --       6,302     14.00      01/02(7)
Mercer Crossing......  Carrollton, TX              31.3 Acres      2,937      1,986          16     13.00      03/03
Pioneer Crossing.....  Austin, TX                 350.1 Acres      7,000         --       6,855     16.90      03/05
Pioneer Crossing.....  Austin, TX                  14.5 Acres      2,500         --       2,350     14.50      01/02(8)
Valwood..............  Dallas County, TX           19.4 Acres         --(4)       --         --        --         --
Varner Road..........  Riverside, CA              127.8 Acres      2,450         --       2,333      9.00      10/02
Vista Ridge LI.......  Lewisville, TX              90.3 Acres      9,085      9,119        (101)    13.00      03/03
Vista Ridge MF.......  Lewisville, TX              23.0 Acres      1,345      1,000         228     13.00      03/03
Willow Springs.......  Riverside, CA            1,485.7 Acres         --(2)       --         --        --         --

---------------

(1) Single note, with all properties as collateral.

(2) Single note, with all properties as collateral.

(3) Also secured by 1,846,000 shares of TCI Common Stock.

(4) Single note, with all properties as collateral.

(5) Variable interest rate.

(6) Paid off in September 2001.

(7) Extended to April 2002.

(8) Extended to April 2002.

(9) In December 2001, TCI, a related party, purchased 100% of the outstanding common shares of National Melrose, Inc. ("NM"), a wholly-owned subsidiary of ARI, for $2.0 million. NM owns the Executive Court Office Building. ARI has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the annual return, ARI will pay TCI any shortfall. In addition, if the asset fails to produce 12% return for a calendar year, TCI may require ARI to repurchase the shares of NM for

                        AMERICAN REALTY INVESTORS, INC.

    the purchase price. Management has classified this related party transaction as a note payable to TCI. ARL is accounting for this transaction as a financing. Periodically, the return produced by the property will be analyzed. If the analysis indicates that the 12% guaranteed return has not been produced, then ARL will pay any shortfall. Such payments will be accounted for as interest expenses in the period paid.


     In 2000, ARI financed/refinanced or obtained second mortgage financing on the following:

                                                ACRES/         DEBT        DEBT      NET CASH   INTEREST    MATURITY
PROPERTY                    LOCATION         UNITS/SQ.FT.    INCURRED   DISCHARGED   RECEIVED     RATE        DATE
--------                    --------        --------------   --------   ----------   --------   --------    --------
APARTMENTS
Bent Tree............  Addison, TX               292 Units   $ 8,900     $ 6,685      $  593(1)   9.25%(2)   11/03
Chateau Bayou........  Ocean Springs, MS         122 Units     1,007          --         988      8.36       05/10
Confederate Point....  Jacksonville, FL          206 Units     7,440       5,879       1,039      8.12       05/07
Rockborough..........  Denver, CO                345 Units     2,222          --       1,942      8.37       11/10
Waters Edge..........  Gulfport, MS              238 Units     7,532       3,993       3,447      8.08       05/07
Whispering Pines.....  Topeka, KS                320 Units     7,530       6,829         302      8.12       05/07
OFFICE BUILDINGS
Centura Tower........  Farmers Branch, TX          410,910    15,000          --      14,612     16.90       07/02
                                            Sq.Ft.........
LAND
Centura, Clark and
  Woolley............  Farmers Branch, TX      10.08 Acres     7,150          --       6,960     14.00       03/03
Frisco Bridges.......  Collin County, TX      127.41 Acres    18,000      11,900       6,190     13.00       03/01(4)
Frisco Bridges.......  Collin County, TX       62.84 Acres     7,800       4,985       2,432     14.00       03/02
Katy.................  Harris County, TX       130.6 Acres     4,250       4,042          (9)    13.00       05/01
Mason/Goodrich.......  Houston, TX            235.00 Acres     2,250          --       1,924     14.00       01/02
Nashville............  Nashville, TN          144.82 Acres    10,000       2,034       7,039     15.50       07/00(5)
Pioneer Crossing.....  Austin, TX             599.78 Acres    12,500      12,021        (446)    14.50       10/01
Keller...............  Fort Worth, TX          30.13 Acres     8,000(3)       --       7,750     14.00       10/01
Lacy Longhorn........  Farmers Branch, TX      17.12 Acres        --(3)       --          --        --          --
McKinney Corners.....  McKinney, TX            10.98 Acres        --(3)       --          --        --          --
Thompson.............  Farmers Branch, TX       3.99 Acres        --(3)       --          --        --          --
Tomlin...............  Farmers Branch, TX       9.00 Acres        --(3)       --          --        --          --
Tree Farm............  Dallas, TX              10.36 Acres        --(3)       --          --        --          --

---------------

(1) Net of release and prepayment fees.

(2) Variable interest rate.

(3) Single note, with all properties as collateral.

(4) Property sold in July 2000.

(5) Debt maturity date extended to July 2001.

NOTE 9.  MARGIN BORROWINGS

     ARI has margin arrangements with various financial institutions and brokerage firms which provide for borrowings of up to 50% of the market value of marketable equity securities. The borrowings under such margin arrangements are secured by the equity securities of IORI and TCI and ARI's trading portfolio securities and bear interest rates ranging from 5.75% to 24.0% per annum. Margin borrowings

                        AMERICAN REALTY INVESTORS, INC.

were $28.0 million at December 31, 2001, and $13.5 million at December 31, 2000, 39.2% and 46.1%, respectively, of the market values of the equity securities at those dates.


     In June 2000, 1.6 million shares of TCI common stock and 54,000 shares of IORI common stock held as collateral on margin loans were sold to satisfy margin calls resulting in losses totaling $7.9 million. These losses are included in loss on sale of equity investments in the Consolidated Statements of Operations. See Note 6. "Investments in Equity Investees."


     In March 2001, ARI obtained a security loan in the amount of $3.5 million from a financial institution. ARI received net cash of $3.5 million after paying various closing costs. The loan bore interest at 16.0% per annum. In April and May 2001, a total of $2.0 million in principal paydowns were made. In July 2001, the loan was repaid in full, including accrued but unpaid interest. The loan was secured by 472,000 shares of TCI common stock owned by ARI and 128,000 shares of ARI Common Stock owned by One Realco.

     In September 2001, ARI obtained a security loan in the amount of $20.0 million from a financial institution. ARI received net cash of $16.1 million after the payment of various closing costs and $3.4 million repayment of principal and accrued interest on an existing loan with the same lender. Of the total loan amount, $19.5 million bears interest at 24% per annum, while the remaining $500,000 bears interest at 20% per annum. The loan requires monthly payments of interest only and matures in September 2002. The loan is secured by 2,602,608 shares of TCI common stock held by ARI and 920,507 shares of TCI common stock held by BCM, ARI's advisor.

     In October 2001, ARI obtained a security loan in the amount of $1.0 million from a financial institution. ARI received net cash of $1.0 million after payment of various closing costs. The loan bears interest at 1% over the prime rate, currently 5.75% per annum, requires monthly payments of interest only and matures in October 2003. The loan is callable upon 60 days prior notice, and is secured by 200,000 shares of ARI Common Stock held by BCM, ARI's advisor.

     In April 2000, ARI obtained a security loan in the amount of $5.0 million from a financial institution. ARI received net cash of $4.6 million after payment of various closing costs. The loan bears interest at 1% over the prime rate, currently 5.75% per annum, requires monthly payments of interest only and matures September 2002. The loan is secured by 1,050,000 shares of ARI Common Stock held by BCM, ARI's advisor.

     In June 2000, TCI funded a $9.0 million loan to ARI. The loan was secured by 409,934 shares of IORI common stock. The loan bore interest at 15% per annum and matured in October 2000. All principal and interest were due at maturity. A paydown of $3.2 million plus accrued interest was made in September 2000 with the remainder of the loan plus accrued interest being paid in October 2000.

NOTE 10.  DIVIDENDS

     During the second quarter of 1999, ARI's Board of Directors established a policy that dividend declarations on Common Stock would be determined on an annual basis following the end of each year. No dividends on Common Stock were declared for 2000 or 2001. Future distributions to Common stockholders will be dependent upon ARI's income, financial condition, capital requirements and other factors deemed relevant by the Board.

     Dividends on Common Stock totaling $532,000 or $.05 per share were declared in 1999. ARI reported to the Internal Revenue Service that 100% of the dividends paid on Common Stock in 1999 represented a return of capital.

                        AMERICAN REALTY INVESTORS, INC.

NOTE 11.  PREFERRED STOCK

     There are 15,000,000 shares of Series A 10% Cumulative Convertible Preferred Stock authorized, with a par value of $2.00 per share and liquidation preference of $10.00 per share plus accrued and unpaid dividends. Dividends are payable at the annual rate of $1.00 per share or $.25 per share quarterly to stockholders of record on the last day of each March, June, September and December when and as declared by the Board of Directors. The Series A Preferred Stock may be converted after August 15, 2003, into ARI Common Stock at 90% of the average daily closing price of ARI's Common Stock for the prior 20 trading days. At December 31, 2001, 2,724,910 shares of Series A Preferred Stock were outstanding and 1,808,879 shares were reserved for issuance as future consideration in various business transactions. Of the outstanding shares, 300,000 shares are owned by ART Edina, Inc., a wholly-owned subsidiary of ARI. Dividends are not paid on these shares.

     There are 80,000 shares of Series B 10% Cumulative Convertible Preferred Stock authorized, with a par value of $2.00 per share and a liquidation preference of $100.00 per share plus accrued but unpaid dividends. The Series B Preferred Stock bears an annual dividend of $11.00 per share or $2.75 per quarter to stockholders of record on the last day of each March, June, September and December when and as declared by the Board of Directors. The Series B Preferred Stock is reserved for conversion of the Class A limited partner units of Valley Ranch, L.P. In March 1999, an agreement was reached for ARI to acquire the eight million Class A units for $1.00 per unit. At December 31, 2001, two million of the Class A units remained to be purchased in May 2002. At December 31, 2001, no Series B Preferred Stock was outstanding.

     There are 231,750 shares of Series C Cumulative Convertible Preferred Stock authorized, with a par value of $2.00 per share and liquidation preference of $100.00 per share plus accrued and unpaid dividends. The Series C Preferred Stock bears a quarterly dividend of $2.25 per share through June 30, 2001 and $2.50 per share thereafter, to stockholders of record on the last day of March, June, September and December when and as declared by the Board of Directors. The Series C Preferred Stock is reserved for conversion of the Class A limited partner units of ART Palm, L.P. At December 31, 2001, 13,438,750 Class A units were outstanding. The Class A units may be exchanged for Series C Preferred Stock at the rate of 100 Class A units for each share of Series C Preferred Stock. At December 31, 2000, shares of Series C Preferred Stock could be converted into 25,000 shares of ARI Common Stock. On or after June 30, 2002 and 2003, additional shares of Series C Preferred Stock may be converted into 16,250 shares of ARI Common Stock in each year. On or after December 31, 2005, additional shares of Series C Preferred Stock may be converted into 16,250 shares of ARI Common Stock. On or after December 31, 2006, all remaining outstanding shares of Series C Preferred Stock may be converted into ARI Common Stock. All conversions of Series C Preferred Stock in ARI Common Stock will be at 90% of the average daily closing price of ARI's Common Stock for the prior 20 trading days. In January 2001, 2.5 million Class A limited partner units of ART Palm, L.P. were redeemed for $2.5 million in cash. In December 2001, 7.2 million Class A limited partner units of ART Palm, L.P. were redeemed for $5.8 million, including $2.5 million in cash. ARI gave a note payable for the remaining $3.3 million. The note bears interest at 10.0% per annum, with a payment of $1.9 million plus accrued but unpaid interest due at maturity in December 2002. At December 31, 2001, no Series C Preferred Stock was outstanding.

     There are 91,000 shares of Series D 9.50% Cumulative Preferred Stock authorized, with a par value of $2.00 per share, and a liquidation preference of $20.00 per share. Dividends are payable at the annual rate of $1.90 per year or $.475 per quarter to stockholders of record on the last day of each March, June, September and December when and as declared by the Board of Directors. The Series D Preferred Stock is reserved for the conversion of the Class A limited partner units of Ocean Beach Partners, L.P. The Class A units may be exchanged for Series D Preferred Stock at the rate of 20 Class A units for each share of Series D Preferred Stock. No more than one-third of the Class A units may be exchanged prior

                        AMERICAN REALTY INVESTORS, INC.

to May 31, 2001. Between June 1, 2001 and May 31, 2006 all unexchanged Class A units are exchangeable. At December 31, 2001, no shares of Series D Preferred Stock were outstanding.

     There are 500,000 shares of Series E 6% Cumulative Preferred Stock authorized, with a par value $2.00 per share and a liquidation preference of $10.00 per share. Dividends are payable at the annual rate of $.60 per share or $.15 per quarter to stockholders of record on the last day of each March, June, September and December when and as declared by the Board of Directors. At December 31, 2001, 50,000 shares of Series E Preferred Stock were outstanding.

     There are 4,961 shares of Series F Redeemable Preferred Stock authorized, with a par value of $2.00 per share and a liquidation value of $1,000 per share. There are no dividends. The shares are redeemable quarterly in an amount equal to 20% of net cash flow from oil and gas operations. Through December 2001, sales have totaled $59,000, total operating expenses are $269,000 and oil field equipment purchases have been $511,000. At December 31, 2001, 3,968.75 shares of Series F Preferred Stock were outstanding. See Note 5. "Oil and Gas Operations."

NOTE 12.  STOCK OPTIONS

     In January 1998, stockholders approved the 1997 Stock Option Plan (the "Option Plan"). Under the Option Plan, options have been granted to certain ARI officers and key employees of BCM and its affiliates. The Option Plan provides for options to purchase up to 300,000 shares of Common Stock. All grants are determined by the Option Committee of the Board of Directors. Options granted pursuant to the Option Plan are exercisable, based upon vesting of 20% per year, beginning one year after the date of grant and expire the earlier of three months after termination of employment or ten years from the date of grant.

                                   2001                       2000                       1999
                         ------------------------   ------------------------   ------------------------
                          NUMBER       EXERCISE      NUMBER       EXERCISE      NUMBER       EXERCISE
                         OF SHARES      PRICE       OF SHARES      PRICE       OF SHARES      PRICE
                         ---------   ------------   ---------   ------------   ---------   ------------
Outstanding at January
  1,...................   205,750    $16.35-18.53    297,250    $16.35-18.53    276,750    $      16.35
Granted................        --                         --                     37,500           18.53
Canceled...............   (32,000)    16.35-18.53    (91,500)          16.35    (17,000)          16.35
                          -------                    -------                    -------
Outstanding at December
  31,..................   173,750     16.35-18.53    205,750     16.35-18.53    297,250     16.35-18.53
                          =======                    =======                    =======

     At December 31, 2001, 83,850 options were exercisable at an exercise price of $16.35 per Common share and 13,600 shares were exercisable at an exercise price of $18.53 per share.

     In January 1999, stockholders approved the Director's Stock Option Plan (the "Director's Plan") which provides for options to purchase up to 40,000 shares of Common Stock. Options granted pursuant to the Director's Plan are immediately exercisable and expire on the earlier of the first anniversary of the date on which a Director ceases to be a Director or ten years from the date of grant. Each Independent Director was granted an option to purchase 1,000 Common shares at an exercise price of $17.71 per share on January 11, 1999, the date stockholders approved the plan. On January 1, 2000, 2001 and 2002, each Independent Director was granted an option to purchase 1,000 Common shares at exercise prices of $18.53, $13.625 and $9.87 per Common share, respectively. Each Independent Director will be awarded an option to purchase an additional 1,000 shares on January 1 of each year. At December 31, 2001, 10,000 options were exercisable at prices ranging from $13.625 to $18.53 per Common share.

     Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees," and related Interpretations are utilized by management in accounting for the option plans. All share options issued have exercise prices equal to the market price of the shares at the dates of grant. Accordingly, no

                        AMERICAN REALTY INVESTORS, INC.

compensation cost has been recognized for the option plans. Had compensation cost for the option plans been determined based on the fair value at the grant dates consistent with the method of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation," net income and net income per share would have been the pro forma amounts indicated below.

                                           2001                      2000                      1999
                                  -----------------------   -----------------------   -----------------------
                                  AS REPORTED   PRO FORMA   AS REPORTED   PRO FORMA   AS REPORTED   PRO FORMA
                                  -----------   ---------   -----------   ---------   -----------   ---------
Net income applicable to common
  shares........................    $12,584      $11,915       $352          $21        $8,017       $7,673
Net income applicable to common
  shares, per share.............       1.07         1.02        .03           --           .75          .71

     The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                              2001   2000   1999
                                                              ----   ----   ----
Dividend yield..............................................    --     --    .29%
Expected volatility.........................................    72%    43%    18%
Risk-free interest rate.....................................  1.25%  5.75%  5.75%
Expected lives (in years)...................................    10     10      9
Forfeitures.................................................    10%    10%    10%

     The weighted average fair value per share of options in 2001 was $6.86.

NOTE 13.  ADVISORY AGREEMENT

     Although the Board of Directors is directly responsible for managing the affairs of ARI and for setting the policies which guide it, the day-to-day operations of ARI are performed by BCM, a contractual advisor under the supervision of the Board. The duties of the advisor include, among other things, locating, investigating, evaluating and recommending real estate and mortgage loan investment and sales opportunities as well as financing and refinancing sources. BCM as advisor also serves as a consultant in connection with the preparation of ARI's business plan and investment policy decisions made by the Board.

     BCM, an affiliate, has been providing advisory services to ARI or ART since February 6, 1989. BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips. Mr. Phillips serves as a representative of the trust for the benefit of his children that owns BCM and, in such capacity has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services for ARI.

     The Advisory Agreement provides that BCM shall receive base compensation at the rate of 0.0625% per month (0.75% on an annualized basis) of ARI's Average Invested Assets.

     In addition to base compensation, the Advisory Agreement provides that BCM, or an affiliate of BCM, receive an acquisition fee for locating, leasing or purchasing real estate for ARI's benefit; a disposition fee for the sale of each equity investment in real estate; a loan arrangement fee; an incentive fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity, and 10% of the excess of net capital gains over net capital losses, if any; and a mortgage placement fee, on mortgage loans originated or purchased.

     The Advisory Agreement further provides that BCM shall bear the cost of certain expenses of its employees not directly identifiable to ARI's assets, liabilities, operations, business or financial affairs; and

                        AMERICAN REALTY INVESTORS, INC.

miscellaneous administrative expenses relating to the performance of its duties under the Advisory Agreement.

     If and to the extent that BCM or any director, officer, partner or employee of BCM, shall be requested to render services to ARI other than those required to be rendered by BCM under the Advisory Agreement, such additional services, if performed, will be compensated separately on terms agreed upon between each party from time to time.

     The Advisory Agreement automatically renews from year to year unless terminated in accordance with its terms. Management believes that the terms of the Advisory Agreement are at least as fair as could be obtained from unaffiliated third parties.

NOTE 14.  PROPERTY MANAGEMENT

     Affiliates of BCM provided property management services to ARI. Currently, Triad Realty Services, Ltd. ("Triad"), an affiliate, and Carmel Realty, Inc. ("Carmel") provide property management services to ARI's properties for a fee of 5% or less of the monthly gross rents collected on the residential properties under its management and 3% or less of the monthly gross rents collected on the commercial properties under its management. Triad and Carmel subcontract with other entities for property-level management services at various rates. The general partner of Triad is BCM. The limited partner of Triad is GS Realty Services, Inc. ("GS Realty"), a related party. Triad subcontracts the property-level management of 13 of ARI's commercial properties (office buildings, shopping centers and a merchandise mart) and eight of its hotels to Regis Realty, Inc. ("Regis"), a related party, which is a company also owned by GS Realty. Regis is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Triad. Carmel is a company owned by First Equity Properties, Inc., which is a company affiliated with BCM.

NOTE 15.  ADVISORY FEES, PROPERTY MANAGEMENT FEES, ETC.

     Fees and cost reimbursements to BCM and its affiliates were as follows:

                                                           2001      2000      1999
                                                          -------   -------   -------
Fees
  Advisory fee..........................................  $ 6,715   $ 5,049   $ 5,538
  Net income fee........................................      166        --        --
  Incentive fee.........................................    3,827     1,646        --
  Loan arrangement......................................    1,221     1,186       941
  Brokerage commissions.................................       --     1,152    10,706
  Property and construction management and leasing
     commissions*.......................................       --     1,385     3,688
                                                          -------   -------   -------
                                                          $11,929   $10,418   $20,873
                                                          =======   =======   =======
  Cost reimbursements...................................  $ 2,845   $ 5,335   $ 5,824
                                                          =======   =======   =======

     Fees paid to Triad, an affiliate, and GS Realty, a related party:

                                                               2001     2000
                                                              ------   ------
Fees
  Real estate brokerage.....................................  $5,883   $5,777
  Property and construction management and leasing
     commissions*...........................................   3,919    2,011
                                                              ------   ------
                                                              $9,802   $7,788
                                                              ======   ======

---------------

* Net of property management fees paid to subcontractors, other than affiliates of BCM.

                        AMERICAN REALTY INVESTORS, INC.

NOTE 16.  INCOME TAXES

     ARI had losses for federal income tax purposes for 2001, 2000 and 1999, as amended; therefore, it recorded no provision for income taxes. ARI's tax basis in its net assets differs from the amount at which its net assets are reported for financial statement purposes, principally due to the accounting for gains and losses on property sales, the difference in the allowance for estimated losses, depreciation on owned properties, and investments in equity method real estate entities. At December 31, 2001, ARI's tax basis in its net real and personal property assets exceeded their basis for financial statement purposes by $32.4 million. As a result, aggregate future income for income tax purposes will be less than such amount for financial statement purposes. Additionally, at December 31, 2001, ARI had current and carryforward net operating losses of $146.0 million expiring through the year 2021. Certain of the net operating and capital loss carryforwards may be subject to limitation under the current tax laws.

     At December 31, 2001, ARI had a net deferred tax asset of $60.0 million due to tax deductions available to it in future years. However, as management cannot determine that it is more likely than not that ARI will realize the benefit of the deferred tax asset, a 100% valuation allowance has been established.

NOTE 17.  RENTS UNDER OPERATING LEASES

     ARI's operations include the leasing of commercial properties (office buildings, shopping centers and a merchandise mart). The leases thereon expire at various dates through 2015. The following is a schedule of minimum future rents under non-cancelable operating leases as of December 31, 2001:

2002........................................................   $17,107
2003........................................................    15,299
2004........................................................    13,059
2005........................................................    11,163
2006........................................................     8,974
Thereafter..................................................    33,743
                                                               -------
                                                               $99,345
                                                               =======

     Pizza World Supreme, Inc. ("PWSI") conducts its operations from leased facilities which include office space, a warehouse, and 52 pizza parlor locations for which a lease was signed and the pizza parlor was either open at December 31, 2001 or scheduled to open thereafter. The leases expire over the next 20 years. PWSI also leases vehicles under operating leases.

     The following is a schedule of minimum future rent commitments under operating leases as of December 31, 2001:

2002........................................................   $ 2,222
2003........................................................     2,126
2004........................................................     2,032
2005........................................................     1,784
2006........................................................     1,502
Thereafter..................................................     4,759
                                                               -------
                                                               $14,425
                                                               =======

                        AMERICAN REALTY INVESTORS, INC.

     Total facilities and automobile rent expense relating to these leases was $2.2 million in 2001, $2.5 million in 2000 and $2.9 million in 1999.

NOTE 18.  OPERATING SEGMENTS

     Significant differences among the accounting policies of the operating segments as compared to the Consolidated Financial Statements principally involve the calculation and allocation of administrative expenses. Management evaluates the performance of each of the operating segments and allocates resources to them based on their net operating income and cash flow. Items of income that are not reflected in the segments are equity in income of investees and other income which totaled $8.4 million in 2001, $4.3 million in 2000 and $11.0 million in 1999. Expenses that are not reflected in the segments are general and administrative expenses, minority interest, incentive fees, advisory fees, net income fees, litigation settlement expenses and provision for losses which totaled $27.0 million in 2001, $57.6 million in 2000 and $82.8 million in 1999. Excluded from operating segment assets are assets of $118.7 million in 2001 and $97.8 million in 2000 and $88.1 million in 1999 which are not identifiable with an operating segment. There are no intersegment revenues and expenses and ARI conducted all of its business within the United States, with the exception of Hotel Sofia (Bulgaria), which had operating revenues of $4.1 million and operating expenses of $3.0 million in 2001. Hotel Sofia had no operations in 2000. See Note 2. "Real Estate" and Note 3. "Notes and Interest Receivable."

     Presented below is the operating income of each operating segment and each segment's assets for 2001, 2000 and 1999.

                       COMMERCIAL                 U.S.     INTERNATIONAL                        RECEIVABLES/
                       PROPERTIES   APARTMENTS   HOTELS       HOTELS         LAND      PWSI        OTHER        TOTAL
                       ----------   ----------   -------   -------------   --------   -------   ------------   --------
2001
Operating revenue....   $33,952      $58,272     $31,999      $4,131       $    253   $34,211     $   752      $163,570
Interest income......        --           --          --          --             --        --       2,817         2,817
Operating expenses...    20,219       35,535      25,243       3,013          8,577    27,934         867       121,388
                        -------      -------     -------      ------       --------   -------     -------      --------
Operating income
  (loss).............    13,733       22,737       6,756       1,118         (8,324)    6,277       2,702        44,999
Depreciation.........     7,614        4,601       2,575       1,562              4     1,320          31        17,707
Interest.............    17,079       18,974       4,483         624         28,885       940       6,063        77,048
Capital
  expenditures.......     9,838          166         664       7,090          1,823     1,493         511        21,585
Assets...............   172,712      111,008      67,605      22,335        214,543    20,976      30,872       640,051

                       COMMERCIAL
                       PROPERTIES   APARTMENTS                               LAND                               TOTAL
                       ----------   ----------                             --------                            --------
Sales price..........   $ 7,350      $135,131                              $ 45,290                            $187,771
Cost of sales........     5,118       63,156                                 36,083                             104,357
                        -------      -------                               --------                            --------
Gains on sale........   $ 2,232      $71,975                               $  9,207                            $ 83,414
                        =======      =======                               ========                            ========

                        AMERICAN REALTY INVESTORS, INC.

                             COMMERCIAL                 U.S.                          RECEIVABLES/
                             PROPERTIES   APARTMENTS   HOTELS      LAND      PWSI        OTHER        TOTAL
                             ----------   ----------   -------   --------   -------   ------------   --------
2000
Operating revenue..........   $ 31,470     $ 69,754    $33,134   $    296   $32,551     $ 3,506      $170,711
Interest income............         --           --         --         --        --       2,965         2,965
Operating expenses.........     19,779       40,426     24,127      9,727    26,767          22       120,848
                              --------     --------    -------   --------   -------     -------      --------
Operating income (loss)....     11,691       29,328      9,007     (9,431)    5,784       6,449        52,828
Depreciation...............      6,493        6,344      2,707         --     1,330           5        16,879
Interest...................     17,453       19,731      4,837     26,389     1,135       7,157        76,702
Capital expenditures.......      5,309        7,518        979      2,076     1,087          --        16,969
Assets.....................    165,781      147,070     97,682    242,969    21,679      14,073       689,254

                             COMMERCIAL
                             PROPERTIES   APARTMENTS               LAND                               TOTAL
                             ----------   ----------             --------                            --------
Sales price................   $ 37,516     $ 72,700              $119,384                            $229,600
Cost of sales..............     15,652       26,837                90,383                             132,872
                              --------     --------              --------                            --------
Gains on sale..............   $ 21,864     $ 45,863              $ 29,001                            $ 96,728
                              ========     ========              ========                            ========

                             COMMERCIAL                 U.S.                          RECEIVABLES/
                             PROPERTIES   APARTMENTS   HOTELS      LAND      PWSI        OTHER        TOTAL
                             ----------   ----------   -------   --------   -------   ------------   --------
1999
Operating revenue..........   $ 30,176     $ 93,933    $31,583   $    364   $30,781      $1,575      $188,412
Interest income............         --           --         --         --        --       6,414         6,414
Operating expenses.........     16,460       56,392     24,237      9,017    26,278         448       132,832
                              --------     --------    -------   --------   -------      ------      --------
Operating income (loss)....     13,716       37,541      7,346     (8,653)    4,503       7,541        61,994
Depreciation...............      4,464        9,119      2,354         --     1,288         151        17,376
Interest...................     10,244       28,775      4,926     35,968     1,241      10,582        91,736
Capital expenditures         .........        2,064      8,694      1,120       374         895            --
Assets.....................    192,742      189,438     71,357    317,846    21,177      38,851       831,411

                                          APARTMENTS   HOTELS      LAND                               TOTAL
                                          ----------   -------   --------                            --------
Sales price............................    $185,400    $28,000   $ 69,618                            $283,018
Cost of sales..........................      88,856     18,836     46,066                             153,758
                                           --------    -------   --------                            --------
Gains on sale..........................    $ 96,544    $ 9,164   $ 23,552                            $129,260
                                           ========    =======   ========                            ========

                        AMERICAN REALTY INVESTORS, INC.

NOTE 19.  QUARTERLY RESULTS OF OPERATIONS

     The following is a tabulation of quarterly results of operations for the years 2001 and 2000 (unaudited):

                                                                  THREE MONTHS ENDED
                                                  ---------------------------------------------------
                                                  MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                                  ---------   --------   -------------   ------------
2001
Operating income................................   $ 9,762    $ 7,180       $10,560        $ 8,613
Gain on land sales..............................     3,789        924         3,547            947
Pizza parlor gross margin.......................     1,404      1,604         1,559          1,710
Oil and gas gross margin........................        --         --           (89)          (121)
                                                   -------    -------       -------        -------
  Income from operations........................    14,955      9,708        15,577         11,149
Equity in income (loss) of investees............        (5)     5,710         3,452           (354)
Gains on sale of real estate....................    16,426     25,840        12,334         19,607
Interest and other income.......................       417        820           818            393
                                                   -------    -------       -------        -------
  Total other income............................    16,838     32,370        16,604         19,646
  Total other expenses..........................    29,403     33,545        31,115         27,715
                                                   -------    -------       -------        -------
Net income (loss)...............................     2,390      8,533         1,066          3,080
Preferred dividend requirement..................      (642)      (606)         (620)          (617)
                                                   -------    -------       -------        -------
Net income attributable to Common shares........   $ 1,748    $ 7,927       $   446        $ 2,463
                                                   =======    =======       =======        =======
EARNINGS PER SHARE
Net income (loss)...............................   $   .17    $   .78       $   .04        $   .22
                                                   =======    =======       =======        =======

                        AMERICAN REALTY INVESTORS, INC.

                                                                  THREE MONTHS ENDED
                                                  ---------------------------------------------------
                                                  MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                                  ---------   --------   -------------   ------------
2000
Operating income................................   $11,114    $12,714       $10,932        $ 9,319
Gain on land sales..............................     2,449      1,062        23,611          1,879
Pizza parlor gross margin.......................     1,384      1,540         1,326          1,534
                                                   -------    -------       -------        -------
  Income from operations........................    14,947     15,316        35,869         12,732
Equity in income of investees...................       202         94         2,577          2,373
Gains on sale of real estate....................    16,154     32,078         3,474         16,021
Interest and other income.......................     2,341        484           889         (1,675)
                                                   -------    -------       -------        -------
  Total other income............................    18,697     32,656         6,940         16,719
  Total other expenses..........................    39,367     48,836        32,929         30,065
                                                   -------    -------       -------        -------
Net income (loss) before income taxes...........    (5,723)      (864)        9,880           (614)
Provision for income taxes......................        --         --        (1,652)         1,652
                                                   -------    -------       -------        -------
Net income (loss)...............................    (5,723)      (864)        8,228          1,038
Preferred dividend requirement..................      (508)      (563)         (590)          (666)
                                                   -------    -------       -------        -------
Net income (loss) attributable to Common
  shares........................................   $(6,231)   $(1,427)      $ 7,638        $   372
                                                   =======    =======       =======        =======
EARNINGS PER SHARE
Net income (loss)...............................   $  (.58)   $  (.13)      $   .76        $   .03
                                                   =======    =======       =======        =======

NOTE 20.  COMMITMENTS AND CONTINGENCIES AND LIQUIDITY

     Liquidity. Although management anticipated that ARI would generate excess cash from operations in 2001, such excess cash did not materialize and, therefore, was not sufficient to discharge all of ARI's debt obligations as they became due. ARI relied on additional borrowings, and sales of land and income producing properties to meet its cash requirements. In 2002, ARI will rely on aggressive land sales, selected income producing property sales and, to the extent necessary, additional borrowings to meet its cash requirements.

     Commitments. In March 1999, an agreement was reached with the Class A unitholders of Valley Ranch, L.P. to acquire their eight million Class A units for $1.00 per unit. In 1999, three million units were purchased. Additionally one million units were purchased in January 2000 and two million units were purchased in May 2001. ARI has committed to purchase the remaining two million units in May 2002. See Note 11. "Preferred Stock."

     On October 3, 2000, ARI and IORI entered into an agreement which provided IORI and ARI with an option to purchase 1,858,900 shares of common stock of TCI from a third party. On October 19, 2000, IORI assigned all of its rights to purchase such shares to ARI. The total cost to purchase the TCI shares was $30.8 million. In October 2000, ARI paid $5.6 million of the option price. In April 2001, the remainder of the option price was paid, and ARI acquired the TCI shares.

     Litigation. ARI is involved in various lawsuits arising in the ordinary course of business. In the opinion of management the outcome of these lawsuits will not have a material impact on ARI's financial condition, results of operations or liquidity.

     A litigation reserve has been established for the estimated exposure in a breach of contract dispute.

                        AMERICAN REALTY INVESTORS, INC.

NOTE 21.  SUBSEQUENT EVENTS

     In 2002, ARI purchased the following property:

                                                                 PURCHASE   NET CASH     DEBT     INTEREST   MATURITY
PROPERTY                             LOCATION       SQ.FT.        PRICE       PAID     INCURRED     RATE       DATE
--------                             --------    -------------   --------   --------   --------   --------   --------
SHOPPING CENTER
Plaza on Bachman Creek(1).........  Dallas, TX    80,278 Sq.Ft    $4,707     $   --     $   --          --         --

---------------

(1) Exchanged with TCI, a related party, for the Oaktree Village Shopping Center, Rasor land parcel and Lakeshore Villas land parcel.

     In 2002, ARI sold the following properties:

                                                     UNITS/      SALES    NET CASH      DEBT      GAIN/(LOSS)
PROPERTY                          LOCATION        ACRES/SQ.FT.   PRICE    RECEIVED   DISCHARGED     ON SALE
--------                          --------        ------------   ------   --------   ----------   -----------
APARTMENTS
Villas......................  Plano, TX             208 Units    $8,525    $3,701      $4,023       $5,604
LAND
Katrina.....................  Palm Desert, CA       2.1 Acres     1,323       (40)      1,237          978
Lakeshore Villas(1).........  Harris County, TX    16.9 Acres       941       294          --           --
Rasor(1)....................  Plano, TX            24.5 Acres     2,306       120          --           --
Thompson II.................  Dallas County, TX      .2 Acres        21        20          --          (10)
Vista Ridge.................  Lewisville, TX       10.0 Acres     1,525       130       1,220          401

                                                   UNITS/       SALES   NET CASH      DEBT      GAIN/(LOSS)
PROPERTY                           LOCATION     ACRES/SQ.FT.    PRICE   RECEIVED   DISCHARGED     ON SALE
--------                           --------     -------------   -----   --------   ----------   -----------
SHOPPING CENTER
Oaktree Village(1)..............  Lubbock, TX          45,623   1,734     186        1,430             --
                                                Sq.Ft........

---------------

(1) Exchanged with TCI, a related party, for the Plaza on Bachman Creek Shopping Center.

     In 2002, ARI financed/refinanced or obtained second mortgage financing on the following:

                                                               DEBT        DEBT      NET CASH   INTEREST   MATURITY
PROPERTY                     LOCATION        ACRES/SQ.FT.    INCURRED   DISCHARGED   RECEIVED     RATE       DATE
--------                     --------        -------------   --------   ----------   --------   --------   --------
OFFICE BUILDING
Rosedale Towers         Minneapolis, MN             84,798    $5,109      $   --     $ 5,109      12.000%     12/04(1)
                                             Sq.Ft........
Two Hickory Centre....  Farmers Branch, TX          96,127     4,448          --       4,448      12.000      12/04(2)
                                             Sq.Ft........
LAND
Walker................  Dallas County, TX       90.6 Acres     8,500       8,500      (1,411)     11.250(3)    01/03
SHOPPING CENTER
Plaza on Bachman
  Creek...............  Dallas, TX                  80,278     5,000          --       4,444       6.625(3)    04/04
                                             Sq.Ft........

---------------

(1) In January 2002, IORI, a related party, purchased 100% of the outstanding common shares of Rosedale Corporation ("Rosedale"), a wholly-owned subsidiary of ARI, for $5.1 million. Rosedale owns the Rosedale Towers Office Building. ARI has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARI will pay IORI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, IORI may require ARI to repurchase the shares of Rosedale for the purchase price. Management has classified this related party transaction as a note payable to IORI.

                        AMERICAN REALTY INVESTORS, INC.

(2) In January 2002, TCI, a related party, purchased 100% of the common shares of ART Two Hickory Corporation ("Two Hickory"), a wholly-owned subsidiary of ARI, for $4.4 million. Two Hickory owns the Two Hickory Centre Office Building. ARI has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARI will pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARI to repurchase the shares of Two Hickory for the purchase price. Management has classified this related party transaction as a note payable to TCI.

(3) Variable interest rate.

     ART Florida Portfolio II, Ltd. In January 2002, Investors Choice Florida Public Fund II, in which ART Florida Portfolio II, Ltd. owned an interest, sold Villas Continental Apartments. ARI received $1.0 million in cash from the sale. ARI's share of the loss incurred on the sale was $531,000, which will be included in equity in income of investees in the Consolidated Statement of Operations.

                                                                    SCHEDULE III

                        AMERICAN REALTY INVESTORS, INC.

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 2001

                                                                           COST CAPITALIZED
                                                 INITIAL COST         SUBSEQUENT TO ACQUISITION
                                            -----------------------   --------------------------
                                                       BUILDING AND
PROPERTY/LOCATION            ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------            ------------   --------   ------------   -------------   ----------
                                                   (DOLLARS IN THOUSANDS)
PROPERTIES HELD FOR
 INVESTMENT
APARTMENTS
Arlington Place, Pasadena,
 TX........................    $  4,249     $    330     $  3,275       $    752      $     398(4)
Bay Anchor, Panama City,
 FL........................          --           13          117             --             --
Bridgestone, Friendswood,
 TX........................       2,080          169        1,780            192            227(4)
Chateau, Bellevue, NE......       3,347          130        1,723            141            270(4)
Chateau Bayou, Ocean
 Springs, MS...............       3,926          591        2,364             --             --
Confederate Point,
 Jacksonville, FL..........       7,358          246        3,736            717            467(4)
Conradi House, Tallahassee,
 FL........................       1,058          128        1,151             --             --
Daluce, Tallahassee, FL....       2,520          221        2,619              4             --
Falcon House, Ft. Walton,
 FL........................       2,010          219        1,967             --             --
Foxwood, Memphis, TN.......       5,876          218        3,188            951            743(4)
Georgetown, Panama City,
 FL........................         810          114        1,025             --             --
Governor Square,
 Tallahassee, FL...........       3,202          519        4,724             28             --
Grand Lagoon, Panama City,
 FL........................       1,211          165        1,498              2             --
Greenbriar, Tallahassee,
 FL........................         991          122        1,094             --             --
La Mirada, Jacksonville,
 FL........................       7,404          392        5,454          1,675            648(4)
Lake Chateau, Thomasville,
 GA........................       1,081          153        1,380             --             --
Lakeshore Villas, Harris
 County, TX................      12,520        2,554           --         14,469         (3,249)(4)
Landings/Marina, Pensacola,
 FL........................       1,184          139        1,256             --             --
Lee Hills, Tallahassee,
 FL........................         122           26          236             --             --
Mallard Lake, Greensboro,
 NC........................       7,403          534        7,099            858            416(4)
Med Villas, San Antonio,
 TX........................       2,826          712        2,848             --             --
Morning Star, Tallahassee,
 FL........................       1,201          149        1,346              2             --

                                                                                                           LIFE ON WHICH
                                   GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                   CARRIED AT END OF YEAR                                                    IN LATEST
                             ----------------------------------                                              STATEMENT
                                        BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION              LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------            --------   ------------   --------   ------------   ------------   --------   -------------
                                                               (DOLLARS IN THOUSANDS)
PROPERTIES HELD FOR
 INVESTMENT
APARTMENTS
Arlington Place, Pasadena,
 TX........................  $    330     $  4,425     $  4,755     $  3,196         1973         11/76     10-40 years
Bay Anchor, Panama City,
 FL........................        13          117          130           12         1979          1998      7-40 years
Bridgestone, Friendswood,
 TX........................       169        2,119        2,368        1,292         1979         06/82      5-40 years
Chateau, Bellevue, NE......       130        2,134        2,264        1,265         1968         02/81      5-40 years
Chateau Bayou, Ocean
 Springs, MS...............       591        2,364        2,955          227         1973          1998     10-40 years
Confederate Point,
 Jacksonville, FL..........       246        4,920        5,166        3,333         1969         05/79      7-40 years
Conradi House, Tallahassee,
 FL........................       128        1,151        1,279          115         1968          1998      7-40 years
Daluce, Tallahassee, FL....       221        2,623        2,844          262         1974          1998      7-40 years
Falcon House, Ft. Walton,
 FL........................       219        1,967        2,186          197         1969          1998     10-40 years
Foxwood, Memphis, TN.......       218        4,882        5,100        2,926         1974         08/79      7-40 years
Georgetown, Panama City,
 FL........................       114        1,025        1,139          103         1974          1998      7-40 years
Governor Square,
 Tallahassee, FL...........       519        4,752        5,271          475         1974          1998     10-40 years
Grand Lagoon, Panama City,
 FL........................       165        1,500        1,665          150         1979          1998      7-40 years
Greenbriar, Tallahassee,
 FL........................       122        1,094        1,216          109         1985          1998      7-40 years
La Mirada, Jacksonville,
 FL........................       392        7,777        8,169        5,249         1971         01/79     10-40 years
Lake Chateau, Thomasville,
 GA........................       153        1,380        1,533          138         1972          1998      7-40 years
Lakeshore Villas, Harris
 County, TX................     2,554       11,220       13,774          460         2000          1999     10-40 years
Landings/Marina, Pensacola,
 FL........................       139        1,256        1,395          126         1979          1998      7-40 years
Lee Hills, Tallahassee,
 FL........................        26          236          262           24         1974          1998     10-40 years
Mallard Lake, Greensboro,
 NC........................       534        8,373        8,907        5,716         1974         05/79     10-40 years
Med Villas, San Antonio,
 TX........................       712        2,848        3,560          273         1967          1998     10-40 years
Morning Star, Tallahassee,
 FL........................       149        1,348        1,497          135         1970          1998      7-40 years

                        AMERICAN REALTY INVESTORS, INC.
            REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                                                                           COST CAPITALIZED
                                                 INITIAL COST         SUBSEQUENT TO ACQUISITION
                                            -----------------------   --------------------------
                                                       BUILDING AND
PROPERTY/LOCATION            ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------            ------------   --------   ------------   -------------   ----------
                                                   (DOLLARS IN THOUSANDS)
Oak Hill, Tallahassee,
 FL........................    $  1,880     $    233     $  2,101       $      6      $      --
Oak Tree, Grandview, MO....       4,094          304        3,543            245            418(4)
Oaks of Vista Ridge,
 Lewisville, TX............          --           --          142             --             --
Park Avenue, Tallahassee,
 FL........................       2,764          369        3,347              5            (17)(4)
Pheasant Ridge, Bellevue,
 NE........................       6,297          231        4,682          1,099            455(4)
Pinecrest, Tallahassee,
 FL........................         947           99          891              1             --
Quail Point, Huntsville,
 AL........................       3,704          184        2,716            267            217(4)
Regency, Lincoln, NE.......       3,238          304        1,865            412            328(4)
Regency, Tampa, FL.........       1,721          450        4,052              1             --
Rolling Hills, Tallahassee,
 FL........................       2,850          335        3,012             45             --
Seville, Tallahassee, FL...       1,269          187        1,687             --             --
Stonebridge, Florissant,
 MO........................       2,908          193        2,076            261            267(4)
Stonegate, Tallahassee,
 FL........................       1,036          188        1,693              5             --
Sun Hollow, El Paso, TX....       4,565          385        4,159             75            503(4)
Sunset, Odessa, TX.........       1,792          345        1,382             --             --
Valley Hi, Tallahassee,
 FL........................         883           92          834             --             --
Villa Del Mar, Wichita,
 KS........................       3,669          387        3,134            116            546(4)
Villager, Ft. Walton, FL...         531          125        1,123              3             --
Villas, Plano, TX..........       3,518          516        3,948            607            426(4)
Vista Lago, Farmers Branch,
 TX........................          --           --           18             --             --
Waters Edge III, Gulfport,
 MS........................       7,447          331        1,324            (14)            --
Westwood, Mary Ester, FL...       2,482          318        2,876              1             --
Westwood Parc, Tallahassee,
 FL........................       1,382          165        1,483             --             --
Whispering Pines, Topeka,
 KS........................       7,447          228        4,330          1,054            653(4)
White Pines, Tallahassee,
 FL........................          --           75          671              2             --
Windsor Tower, Ocala, FL...       1,132          225        2,031             --             --
Wood Hollow, San Antonio,
 TX........................       5,370          888        7,261          1,795          1,024

                                                                                                           LIFE ON WHICH
                                   GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                   CARRIED AT END OF YEAR                                                    IN LATEST
                             ----------------------------------                                              STATEMENT
                                        BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION              LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------            --------   ------------   --------   ------------   ------------   --------   -------------
                                                               (DOLLARS IN THOUSANDS)
Oak Hill, Tallahassee,
 FL........................  $    233     $  2,107     $  2,340     $    211         1974          1998     10-40 years
Oak Tree, Grandview, MO....       304        4,206        4,510        2,248         1968         03/82      7-40 years
Oaks of Vista Ridge,
 Lewisville, TX............        --          142          142           --         2002          2002             N/A
Park Avenue, Tallahassee,
 FL........................       369        3,335        3,704          335         1985          1998     10-40 years
Pheasant Ridge, Bellevue,
 NE........................       231        6,236        6,467        4,199         1974         10/78      7-40 years
Pinecrest, Tallahassee,
 FL........................        99          892          991           89         1978          1998      7-40 years
Quail Point, Huntsville,
 AL........................       184        3,200        3,384        2,404         1960         08/75      7-40 years
Regency, Lincoln, NE.......       304        2,605        2,909        1,455         1973         05/82      7-40 years
Regency, Tampa, FL.........       450        4,053        4,503          380         1967          1998     10-40 years
Rolling Hills, Tallahassee,
 FL........................       335        3,057        3,392          316         1972          1998     10-40 years
Seville, Tallahassee, FL...       187        1,687        1,874          169         1972          1998     10-40 years
Stonebridge, Florissant,
 MO........................       193        2,604        2,797        1,748         1975         10/77      5-40 years
Stonegate, Tallahassee,
 FL........................       188        1,698        1,886          159         1972          1998     10-40 years
Sun Hollow, El Paso, TX....       385        4,737        5,122        2,918         1977         09/79      7-40 years
Sunset, Odessa, TX.........       345        1,382        1,727          132         1981          1998     10-40 years
Valley Hi, Tallahassee,
 FL........................        92          834          926           83         1980          1998     10-40 years
Villa Del Mar, Wichita,
 KS........................       387        3,796        4,183        2,127         1971         10/81      7-40 years
Villager, Ft. Walton, FL...       125        1,126        1,251          106         1972          1998     10-40 years
Villas, Plano, TX..........       516        4,981        5,497        3,304         1977         04/79      7-40 years
Vista Lago, Farmers Branch,
 TX........................        --           18           18           --         2002          2002             N/A
Waters Edge III, Gulfport,
 MS........................       331        1,310        1,641          116         1968          1998     10-40 years
Westwood, Mary Ester, FL...       318        2,877        3,195          288         1972          1998     10-40 years
Westwood Parc, Tallahassee,
 FL........................       165        1,483        1,648          148         1974          1998     10-40 years
Whispering Pines, Topeka,
 KS........................       228        6,037        6,265        3,836         1972         02/78      7-40 years
White Pines, Tallahassee,
 FL........................        75          673          748           63         1974          1998     10-40 years
Windsor Tower, Ocala, FL...       225        2,031        2,256          190         1982          1998     10-40 years
Wood Hollow, San Antonio,
 TX........................       888       10,080       10,968        6,884         1974         11/78      5-40 years

                        AMERICAN REALTY INVESTORS, INC.
            REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                                                                           COST CAPITALIZED
                                                 INITIAL COST         SUBSEQUENT TO ACQUISITION
                                            -----------------------   --------------------------
                                                       BUILDING AND
PROPERTY/LOCATION            ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------            ------------   --------   ------------   -------------   ----------
                                                   (DOLLARS IN THOUSANDS)
Woodlake, Carrollton, TX...    $  8,551     $    585     $  5,848       $  1,041      $     785(4)
Woodsong II, Smyrna, GA....       5,695          322        3,705            340            336(4)

OFFICE BUILDING
56 Expressway, Oklahoma
 City, OK..................       1,602          406        3,976            629         (2,356)(2)
                                                                                           (252)(4)
Centura Tower, Farmers
 Branch, TX................      43,739        3,900       29,285         24,795         (8,200)(4)
Cooley Building, Farmers
 Branch, TX................       1,916          729        2,918              4           (307)(4)
Encino, Encino, CA.........      34,089        4,072       36,651            392            845
Executive Court, Memphis,
 TN........................       1,598          271        2,099            749             (6)
Melrose Business Park,
 Oklahoma City, OK.........         838          367        2,674            356         (1,000)(2)
                                                                                           (373)(4)
One Hickory Centre, Farmers
 Branch, TX................       8,020          335        7,651          3,548             --
Two Hickory Centre, Farmers
 Branch, TX................       6,805          318        7,827          1,214             --
Four Hickory Centre,
 Farmers Branch, TX........       5,000          303       11,894             --             --
Rosedale Towers, Roseville,
 MN........................       2,601          665        3,769          1,490            (50)
University Square,
 Anchorage, AK.............         800          562        3,276            223         (1,881)(2)
                                                                                            (52)(4)
SHOPPING CENTERS
Collection, Denver, CO.....      13,887           --       20,791            158           (461)
Cross County Mall, Mattoon,
 IL........................       8,781          608        6,468          6,407           (810)(4)
Cullman, Cullman, AL.......       5,250          400        1,830            179           (110)(4)
Oaktree Shopping Village,
 Lubbock, TX...............       1,396          192        1,431             15            163
Westwood, Tallahassee,
 FL........................       5,834           --        5,424          1,664          1,135(5)

                                                                                                           LIFE ON WHICH
                                   GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                   CARRIED AT END OF YEAR                                                    IN LATEST
                             ----------------------------------                                              STATEMENT
                                        BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION              LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------            --------   ------------   --------   ------------   ------------   --------   -------------
                                                               (DOLLARS IN THOUSANDS)
Woodlake, Carrollton, TX...  $    585     $  7,674     $  8,259     $  4,677         1979         08/78      7-40 years
Woodsong II, Smyrna, GA....       322        4,381        4,703        3,431         1975         08/80      7-40 years

OFFICE BUILDING
56 Expressway, Oklahoma
 City, OK..................       406        1,997        2,403        2,031         1981         03/82      7-40 years

Centura Tower, Farmers
 Branch, TX................     3,900       45,880       49,780        4,135         1999          1999      7-40 years
Cooley Building, Farmers
 Branch, TX................       729        2,615        3,344          267         1996          1999      7-40 years
Encino, Encino, CA.........     4,072       37,888       41,960        2,466        1,986         05/99      7-40 years
Executive Court, Memphis,
 TN........................       271        2,842        3,113        1,890         1980         09/82      7-40 years
Melrose Business Park,
 Oklahoma City, OK.........       367        1,657        2,024        1,559         1980         03/82      5-40 years

One Hickory Centre, Farmers
 Branch, TX................       335       11,199       11,534        1,152         1998          1998     10-40 years
Two Hickory Centre, Farmers
 Branch, TX................       318        9,041        9,359          587         2000          2000      7-40 years
Four Hickory Centre,
 Farmers Branch, TX........       303       11,894       12,197           --         2002          2002      7-40 years
Rosedale Towers, Roseville,
 MN........................       665        5,209        5,874        2,104         1974          1990     10-40 years
University Square,
 Anchorage, AK.............       562        1,566        2,128        1,487         1981         12/81      5-40 years

SHOPPING CENTERS
Collection, Denver, CO.....        --       20,488       20,488        2,256         1955          1997     10-40 years
Cross County Mall, Mattoon,
 IL........................       608       12,065       12,673        9,298         1971         08/79      5-40 years
Cullman, Cullman, AL.......       400        1,899        2,299        1,407         1979         02/79      7-40 years
Oaktree Shopping Village,
 Lubbock, TX...............       192        1,609        1,801          241         1981          1995     10-40 years
Westwood, Tallahassee,
 FL........................        --        5,953        5,953        3,877         1980         10/83      5-40 years

                        AMERICAN REALTY INVESTORS, INC.
            REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                                                                           COST CAPITALIZED
                                                 INITIAL COST         SUBSEQUENT TO ACQUISITION
                                            -----------------------   --------------------------
                                                       BUILDING AND
PROPERTY/LOCATION            ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------            ------------   --------   ------------   -------------   ----------
                                                   (DOLLARS IN THOUSANDS)
MERCHANDISE MART
Denver Mart, Denver, CO....    $ 28,490     $  4,824     $  5,184       $ 15,888      $      24

HOTELS
Best Western Hotel,
 Virginia Beach, VA........       4,228        1,521        5,754          1,070             --
AKC Holiday Inn, Kansas
 City, MO..................       5,145        1,110        4,535          2,769             --
Piccadilly Airport, Fresno,
 CA........................       5,022           --        7,834            490             --
Piccadilly Chateau, Fresno,
 CA........................       2,113           --        3,906             74            (33)
Piccadilly Shaws, Fresno,
 CA........................       5,831        2,392        9,567            958             --
Piccadilly University,
 Fresno, CA................       5,671           --       12,011            297           (163)
Quality Inn, Denver, CO....       3,763           --          302          2,421             --
Grand Hotel, Sofia,
 Bulgaria..................       4,994          140       11,884         14,567         (2,500)(7)
Williamsburg Hospitality
 House, Williamsburg, VA...      13,567        4,049       16,195          2,256             --

SINGLE FAMILY RESIDENCE
Tavel Circle, Dallas, TX...          96           53          214             --             --
                               --------     --------     --------       --------      ---------
                                383,465       43,539      354,922        109,772        (12,796)
PROPERTIES HELD FOR SALE
LAND
Bonneau, Dallas County,
 TX........................          --(6)     1,102           --             --             --
Centura Holdings, Farmers
 Branch, TX................       7,242        7,070           --            275           (968)(4)
Chase Oaks, Plano, TX......       1,633        4,511           --            377         (3,898)(4)
Clark, Farmers Branch,
 TX........................          --        2,989           --            107           (703)(4)
Croslin, Dallas, TX........          --          327           --              6             --
Dalho, Farmers Branch,
 TX........................          --(6)       331           --             --             --
Desert Wells, Palm Desert,
 CA........................       9,500       12,846           --            482             --
Eldorado Parkway, Collin
 County, TX................         378        1,015           --              7             --
Elm Fork, Denton County,
 TX........................       2,001       17,294           --             --         (7,555)(3)

                                                                                                           LIFE ON WHICH
                                   GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                   CARRIED AT END OF YEAR                                                    IN LATEST
                             ----------------------------------                                              STATEMENT
                                        BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION              LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------            --------   ------------   --------   ------------   ------------   --------   -------------
                                                               (DOLLARS IN THOUSANDS)
MERCHANDISE MART
Denver Mart, Denver, CO....  $  4,824     $ 21,096     $ 25,920     $  5,374     1965/1986         1992     10-40 years

HOTELS
Best Western Hotel,
 Virginia Beach, VA........     1,521        6,824        8,345        1,276         1983          1996     10-40 years
AKC Holiday Inn, Kansas
 City, MO..................     1,110        7,304        8,414        3,301         1974          1993     10-40 years
Piccadilly Airport, Fresno,
 CA........................        --        8,324        8,324          999         1970          1997     10-40 years
Piccadilly Chateau, Fresno,
 CA........................        --        3,947        3,947          452         1989          1997     10-40 years
Piccadilly Shaws, Fresno,
 CA........................     2,392       10,525       12,917        1,253         1973          1997     10-40 years
Piccadilly University,
 Fresno, CA................        --       12,145       12,145        1,344         1984          1997     10-40 years
Quality Inn, Denver, CO....        --        2,723        2,723          463         1974          1994     10-40 years
Grand Hotel, Sofia,
 Bulgaria..................       140       23,951       24,091        1,754         1969         09/00     10-40 years
Williamsburg Hospitality
 House, Williamsburg, VA...     4,049       18,451       22,500        2,623         1973          1997     10-40 years

SINGLE FAMILY RESIDENCE
Tavel Circle, Dallas, TX...        53          214          267           30
                             --------     --------     --------     --------
                               43,539      451,898      495,437      121,777
PROPERTIES HELD FOR SALE
LAND
Bonneau, Dallas County,
 TX........................     1,102           --        1,102           --          N/A          1998              --
Centura Holdings, Farmers
 Branch, TX................     6,102          275        6,377           --          N/A          1999              --
Chase Oaks, Plano, TX......       990           --          990           --          N/A          1997              --
Clark, Farmers Branch,
 TX........................     2,286          107        2,393           15          N/A          2000              --
Croslin, Dallas, TX........       333           --          333           --          N/A          1998              --
Dalho, Farmers Branch,
 TX........................       331           --          331           --          N/A          1997              --
Desert Wells, Palm Desert,
 CA........................    12,846          482       13,328           --          N/A          1998              --
Eldorado Parkway, Collin
 County, TX................     1,022           --        1,022           --          N/A          1998              --
Elm Fork, Denton County,
 TX........................     9,739           --        9,739                       N/A          2001              --

                        AMERICAN REALTY INVESTORS, INC.
            REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                                                                           COST CAPITALIZED
                                                 INITIAL COST         SUBSEQUENT TO ACQUISITION
                                            -----------------------   --------------------------
                                                       BUILDING AND
PROPERTY/LOCATION            ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------            ------------   --------   ------------   -------------   ----------
                                                   (DOLLARS IN THOUSANDS)
Frisco Bridges, Collin
 County, TX................    $  7,800     $ 50,361     $     --       $     --      $ (48,519)(3)
FRWM Cummings, Farmers
 Branch, TX................          --        1,284           --             --             --
Hollywood Casino, Farmers
 Branch, TX................       6,222       11,582           --             --         (2,114)(3)
HSM, Farmers Branch, TX....       2,937        2,361           --             --             --
Jeffries Ranch, Oceanside,
 CA........................          --(6)     1,178           --             --             --
JHL Connell, Carrollton,
 TX........................          --(6)     1,451           --             --            (25)(3)
Katrina, Palm Desert, CA...      17,838       40,211          298             --        (11,968)(3)
Katy Road, Harris County,
 TX........................       4,250        5,919           --             20             --
Keller, Tarrant County,
 TX........................          --(6)     6,847           --            376         (6,593)(3)
Kelly Lots, Collin County,
 TX........................          89          131           --             --             --
Lacy Longhorn, Farmers
 Branch, TX................          --(6)     1,908           --             --             --
Las Colinas I, Las Colinas,
 TX........................       4,550       14,076           --             28         (4,420)(3)
Leone, Irving TX...........       1,210        1,625           --             --             --
Marine Creek, Fort Worth,
 TX........................       1,500        2,366           --             50             --
McKinney Corners II, Collin
 County, TX................       5,000        5,911           --             --         (5,328)(3)
Mason/Goodrich, Houston,
 TX........................       5,543       10,983           --            119         (2,978)(3)
Mendoza, Dallas, TX........          --          192           --             --             --
Messick, Palm Springs,
 CA........................       1,500        3,610           --             --             --
Monterrey, Riverside, CA...          --        5,968           --             --         (1,404)(3)
Nashville, Nashville, TN...       5,911        7,774           --             --           (849)(3)
Pioneer Crossing, Austin,
 TX........................      22,000       23,255           --            297         (6,135)(3)
Rasor, Plano, TX...........          --       15,316           --            320        (14,091)(3)
Scout, Tarrant County,
 TX........................          --        2,388           --             --         (2,106)(3)
Sladek, Travis County,
 TX........................         385          764           --             --             --
Stagliano, Farmers Branch,
 TX........................          --(6)       566           --             --             --
Thompson, Farmers Branch,
 TX........................          --(6)       948           --             --             --
Thompson II, Dallas County,
 TX........................          --          505           --             --             --

                                                                                                           LIFE ON WHICH
                                   GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                   CARRIED AT END OF YEAR                                                    IN LATEST
                             ----------------------------------                                              STATEMENT
                                        BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION              LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------            --------   ------------   --------   ------------   ------------   --------   -------------
                                                               (DOLLARS IN THOUSANDS)
Frisco Bridges, Collin
 County, TX................  $  1,842     $     --     $  1,842     $     --          N/A          1999              --
FRWM Cummings, Farmers
 Branch, TX................     1,284           --        1,284           --          N/A          1998              --
Hollywood Casino, Farmers
 Branch, TX................     9,468           --        9,468           --          N/A          1997              --
HSM, Farmers Branch, TX....     2,361           --        2,361           --          N/A          1998              --
Jeffries Ranch, Oceanside,
 CA........................     1,178           --        1,178           --          N/A          1996              --
JHL Connell, Carrollton,
 TX........................     1,426           --        1,426           --          N/A          1998              --
Katrina, Palm Desert, CA...    28,243          298       28,541           --          N/A          1998              --
Katy Road, Harris County,
 TX........................     5,919           20        5,939           --          N/A          1997              --
Keller, Tarrant County,
 TX........................       254          376          630           --          N/A          1997              --
Kelly Lots, Collin County,
 TX........................       131           --          131           --          N/A          2000              --
Lacy Longhorn, Farmers
 Branch, TX................     1,908           --        1,908           --          N/A          1997              --
Las Colinas I, Las Colinas,
 TX........................     9,684           --        9,684           --          N/A          1995              --
Leone, Irving TX...........     1,625           --        1,625           --          N/A          1996              --
Marine Creek, Fort Worth,
 TX........................     2,416           --        2,416           --          N/A          1998              --
McKinney Corners II, Collin
 County, TX................       583           --          583           --          N/A          1997              --
Mason/Goodrich, Houston,
 TX........................     8,124           --        8,124           --          N/A          1998              --
Mendoza, Dallas, TX........       192           --          192           --          N/A          1998              --
Messick, Palm Springs,
 CA........................     3,610           --        3,610           --          N/A          1998              --
Monterrey, Riverside, CA...     4,564           --        4,564           --          N/A          1999              --
Nashville, Nashville, TN...     6,925           --        6,925           --          N/A          1999              --
Pioneer Crossing, Austin,
 TX........................    17,120          297       17,417           --          N/A          1997              --
Rasor, Plano, TX...........     1,225          320        1,545           --          N/A          1997              --
Scout, Tarrant County,
 TX........................       282           --          282           --          N/A          1997              --
Sladek, Travis County,
 TX........................       764           --          764           --          N/A          2000              --
Stagliano, Farmers Branch,
 TX........................       566           --          566           --          N/A          1997              --
Thompson, Farmers Branch,
 TX........................       948           --          948           --          N/A          1997              --
Thompson II, Dallas County,
 TX........................       505           --          505           --          N/A          1998              --

                        AMERICAN REALTY INVESTORS, INC.
            REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                                                                           COST CAPITALIZED
                                                 INITIAL COST         SUBSEQUENT TO ACQUISITION
                                            -----------------------   --------------------------
                                                       BUILDING AND
PROPERTY/LOCATION            ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------            ------------   --------   ------------   -------------   ----------
                                                   (DOLLARS IN THOUSANDS)
Tomlin, Farmers Branch,
 TX........................    $     --(6)  $  1,878     $     --       $     --      $      --
Valley Ranch, Irving, TX...          --       16,592           --             --        (12,092)(3)
                                                                                         (3,916)(2)
Valley Ranch III, Irving,
 TX........................          --        2,248           --             --             --
Valley Ranch IV, Irving,
 TX........................       1,128        2,187           --             --             --
Valley View 34, Farmers
 Branch, TX................          --        1,652           --          1,035             32
Valwood, Dallas, TX........      13,300       13,969           --            818         (2,607)(3)
Varner Road, Riverside,
 CA........................       2,450        2,550           --             --           (508)(4)
Vineyards, Grapevine, TX...       2,717        4,982           --             --             --
Vineyards II, Grapevine,
 TX........................       4,000        6,934           --             --             --
Vista Ridge, Lewisville,
 TX........................       9,617       16,322           --            440         (6,588)(3)
Walker, Dallas County,
 TX........................      11,789       13,534           34             --             --
Willow Springs, Riverside,
 CA........................          --(6)     5,082           --             --         (1,012)(4)
Woolley, Farmers Branch,
 TX........................          --          214           --             --            (43)(4)
Other (5 properties).......          --          755           --             --             (3)(3)
                               --------     --------     --------       --------      ---------
                                152,490      355,864          332          4,757       (146,391)
                               --------     --------     --------       --------      ---------
                               $535,955     $399,403     $355,254       $114,529      $(159,187)
                               ========     ========     ========       ========      =========

                                                                                                           LIFE ON WHICH
                                   GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                   CARRIED AT END OF YEAR                                                    IN LATEST
                             ----------------------------------                                              STATEMENT
                                        BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION              LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------            --------   ------------   --------   ------------   ------------   --------   -------------
                                                               (DOLLARS IN THOUSANDS)
Tomlin, Farmers Branch,
 TX........................  $  1,878     $     --     $  1,878     $     --          N/A          1997              --
Valley Ranch, Irving, TX...       584           --          584           --          N/A          1996              --
Valley Ranch III, Irving,
 TX........................     2,248           --        2,248           --          N/A          1997              --
Valley Ranch IV, Irving,
 TX........................     2,187           --        2,187           --          N/A          1998              --
Valley View 34, Farmers
 Branch, TX................     1,652        1,067        2,719            4          N/A          1996              --
Valwood, Dallas, TX........    11,362          818       12,180           --          N/A          1996              --
Varner Road, Riverside,
 CA........................     2,042           --        2,042           --          N/A          1999              --
Vineyards, Grapevine, TX...     4,982           --        4,982           --          N/A          1997              --
Vineyards II, Grapevine,
 TX........................     6,934           --        6,934           --          N/A          1999              --
Vista Ridge, Lewisville,
 TX........................     9,734          440       10,174           --          N/A          1998              --
Walker, Dallas County,
 TX........................    13,534           34       13,568           --          N/A          1998              --
Willow Springs, Riverside,
 CA........................     4,070           --        4,070           --          N/A          1999              --
Woolley, Farmers Branch,
 TX........................       171           --          171           --          N/A          1999              --
Other (5 properties).......       752           --          752           --          N/A       Various              --
                             --------     --------     --------     --------
                              210,028        4,534      214,562           19
                             --------     --------     --------     --------
                             $253,567     $456,432     $709,999     $121,796
                             ========     ========     ========     ========

---------------

(1) The aggregate cost for federal income tax purposes is $692.0 million.

(2) Write down of property to estimated net realizable value.

(3) Cost basis assigned to portion of property sold.

(4) Purchase accounting basis adjustment to Partnership properties.

(5) Acquisition of ground lease.

(6) Pledged as collateral on a loan primarily secured by another parcel of land.

(7) Impairment loss.

                        AMERICAN REALTY INVESTORS, INC.

                                                              2001        2000        1999
                                                            ---------   ---------   ---------
                                                                 (DOLLARS IN THOUSANDS)
Reconciliation of Real Estate
Balance at January 1,.....................................  $ 802,434   $ 936,213   $ 943,303
  Additions
     Acquisitions and improvements........................     39,839      46,691     194,605
     Foreclosures.........................................         --          --       6,389
  Deductions
     Sales of real estate.................................   (129,774)   (144,376)   (208,084)
     Purchase accounting write down.......................         --     (35,846)         --
     Property write down..................................     (2,500)       (248)         --
                                                            ---------   ---------   ---------
Balance at December 31,...................................  $ 709,999   $ 802,434   $ 936,213
                                                            =========   =========   =========
Reconciliation of Accumulated Depreciation
Balance at January 1,.....................................  $ 148,690   $ 164,583   $ 208,396
  Additions
     Depreciation.........................................     16,253      15,878      15,130
  Deductions
     Sales of real estate.................................    (43,147)    (31,771)    (58,943)
                                                            ---------   ---------   ---------
Balance at December 31,...................................  $ 121,796   $ 148,690   $ 164,583
                                                            =========   =========   =========

                                                                     SCHEDULE IV

                        AMERICAN REALTY INVESTORS, INC.

                         MORTGAGE LOANS ON REAL ESTATE
                               DECEMBER 31, 2001

                                                                                                                   PRINCIPAL AMOUNT
                                                                                                                   OF LOANS SUBJECT
                                             FINAL                                                    CARRYING      TO DELINQUENT
                                 INTEREST   MATURITY                           PRIOR   FACE AMOUNT   AMOUNTS OF      PRINCIPAL OR
DESCRIPTION                        RATE       DATE     PERIODIC PAYMENT TERMS  LIENS   OF MORTGAGE   MORTGAGE(1)       INTEREST
-----------                      --------   --------   ----------------------  -----   -----------   -----------   ----------------
                                                                                              (DOLLARS IN THOUSANDS)
FIRST MORTGAGE
PRINCESSA PLAZA................  8.00%/     05/02/     All principal and       $ --      $   437        $   437         $   --
  Secured by vacant land in      12.00%      11/02     interest are due at
  Santa Clarita.                                       November 2002.
RLA LIMITED PARTNERSHIP........  10.00%      05/02     Minimum of                --        1,570          1,570
  Secured by Blackhawk                                 $14,628.10 due
  Apartments.                                          monthly.
DESERT SPORTS GROUP............  12.00%      07/01     Principal and             --        2,123          2,123          2,123
  Secured by vacant land in                            interest are due at
  Palm Desert, CA.                                     maturity.

OTHER
14875 LANDMARK, L.L.C. ........  14.00%      06/01     Monthly interest          --        1,630          1,630          1,630
  Secured by a pledge of                               only.
  partnership interest in
  Landmark which owns
  commercial real estate in
  Addison, TX.
BORDEAUX INVESTMENTS...........  14.00%      12/00     All principal and         --        1,591          1,597          1,597
  Secured by (1) a 100%                                interest are due at
  membership interest in                               maturity.
  Bordeaux, which owns a
  shopping center in Oklahoma
  City, OK; (2) 100% of the
  stock of Bordeaux Investments
  One, Inc., which owns 6.5
  acres of undeveloped land in
  Oklahoma City, OK; and (3)
  the personal guarantees of
  the Bordeaux members.
LORDSTOWN, L.P. ...............  14.00%      03/00     All principal and         --        2,138          2,474          2,474
  Secured by 100% partnership                          interest are due at
  interest in Partner Capital,                         maturity.
  Ltd.
REALTY ADVISORS................   Prime      11/04     All principal and         --        5,633          5,633             --
  Secured by a subordinate       + 2.00%               interest are due at
  pledge of 850,000 shares of                          maturity.
  ARI Common Stock owned by
  BCM. The shares are also
  pledged to a lender on ARI's
  behalf.

                        AMERICAN REALTY INVESTORS, INC.

                                                                                                                   PRINCIPAL AMOUNT
                                                                                                                   OF LOANS SUBJECT
                                             FINAL                                                    CARRYING      TO DELINQUENT
                                 INTEREST   MATURITY                           PRIOR   FACE AMOUNT   AMOUNTS OF      PRINCIPAL OR
DESCRIPTION                        RATE       DATE     PERIODIC PAYMENT TERMS  LIENS   OF MORTGAGE   MORTGAGE(1)       INTEREST
-----------                      --------   --------   ----------------------  -----   -----------   -----------   ----------------
                                                                                              (DOLLARS IN THOUSANDS)
UNSECURED
ONE REALCO.....................  12.00%      02/04     All principal and       $ --      $15,000        $13,201         $   --
                                                       interest are due at
                                                       maturity.
TREETOPS/COLONY MEADOWS........      --      04/03     All principal and         --        1,017          1,017             --
                                                       interest are due at
                                                       maturity.
WARWICK SUMMIT, INC............  14.00%      12/99     All principal and         --        1,886          1,731          1,731
                                                       interest are due at
                                                       maturity.
                                                                               -----     -------        -------         ------
                                                                               $ --      $33,025         31,413         $9,555
                                                                               =====     =======                        ======
Interest receivable............                                                                           1,546
Allowance for estimated                                                                                  (2,577)
  losses.......................
                                                                                                        -------
                                                                                                        $30,382
                                                                                                        =======

---------------

(1) Interest rates and maturity dates shown are as stipulated in the loan documents at December 31, 2001. Where applicable, these rates have been adjusted at issuance to yield between 8% and 12%.

                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                  (DOLLARS IN THOUSANDS)
Balance at January 1,.......................................  $ 15,027   $ 38,895   $ 52,164
Additions
  New mortgage loans........................................     6,349     11,937     47,769
  Funding of existing loans.................................    15,532     10,231      5,824
Deductions
  Collections of principal..................................    (5,495)   (42,143)   (41,590)
  Conversion to property interest...........................        --     (3,893)   (19,072)
  Foreclosures..............................................        --         --     (6,200)
                                                              --------   --------   --------
Balance at December 31,.....................................  $ 31,413   $ 15,027   $ 38,895
                                                              ========   ========   ========

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              MARCH 31,   DECEMBER 31,
                                                                2002          2001
                                                              ---------   ------------
                                                               (DOLLARS IN THOUSANDS,
                                                                 EXCEPT PER SHARE)
                                        ASSETS

Real estate held for investment.............................  $714,706      $712,832
Less -- accumulated depreciation............................   (95,922)      (90,661)
                                                              --------      --------
                                                               618,784       622,171
Real estate held for sale...................................    14,831           516
Notes and interest receivable
  Performing (including $6,372 in 2002 and $1,970 in 2001
     from related parties)..................................    25,549        17,620
  Nonperforming, nonaccruing................................     1,700         5,247
                                                              --------      --------
                                                                27,249        22,867
Less -- allowance for estimated losses......................      (739)         (818)
                                                              --------      --------
                                                                26,510        22,049
Investment in real estate entities..........................    15,887        14,230
Cash and cash equivalents...................................     4,946        10,346
Other assets (including $14,297 in 2002 and $14,170 in 2001
  from affiliates and related parties)......................    39,240        39,840
                                                              --------      --------
                                                              $720,198      $709,152
                                                              ========      ========

                         LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Notes and interest payable..................................  $472,486      $461,037
Other liabilities (including $421 in 2002 and $1,068 in 2001
  to affiliates and related parties)........................    25,674        25,966
                                                              --------      --------
                                                               498,160       487,003
Commitments and contingencies
Minority interest...........................................     6,673         5,381
Stockholders' equity
Preferred Stock
  Series A; $.01 par value; authorized, 6,000 shares; issued and outstanding 5,829 shares (liquidation preference
     $583)..................................................        --            --
  Series C; $.01 par value; authorized, issued and
     outstanding 30,000 shares; (liquidation preference
     $3,000)................................................        --            --
Common Stock, $.01 par value; authorized, 10,000,000 shares;
  issued and outstanding 8,042,594 shares in 2002 and
  2001......................................................        80            80
Paid-in capital.............................................   271,761       271,761
Accumulated distributions in excess of accumulated
  earnings..................................................   (56,453)      (55,073)
Foreign currency translation loss...........................       (23)           --
                                                              --------      --------
                                                               215,365       216,768
                                                              --------      --------
                                                              $720,198      $709,152
                                                              ========      ========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               FOR THE THREE MONTHS
                                                                  ENDED MARCH 31,
                                                              -----------------------
                                                                 2002         2001
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS,
                                                                 EXCEPT PER SHARE)
Property revenue
  Rents (including $30 from affiliates in 2002 and 2001)....  $   30,869   $   35,265
Property expense
  Property operations (including $807 in 2002 and $643 in
     2001 to affiliates and related parties)................      19,468       20,395
                                                              ----------   ----------
     Operating income.......................................      11,401       14,870
Other income
  Interest and other (including $74 in 2002 from related
     parties)...............................................       1,067          638
  Equity loss of equity investees...........................      (1,276)      (1,373)
  Gain on sale of real estate...............................       5,429        6,484
                                                              ----------   ----------
                                                                   5,220        5,749
Other expense
  Interest..................................................       9,156       11,211
  Depreciation..............................................       5,242        5,120
  Advisory fee to affiliate.................................       1,415        1,502
  Net income fee to affiliate...............................          --           26
  General and administrative (including $786 in 2002 and
     $769 in 2001 to affiliates)............................       2,202        2,425
  Minority interest.........................................         (59)          19
                                                              ----------   ----------
                                                                  17,956       20,303
                                                              ----------   ----------
Net income (loss)...........................................      (1,335)         316
Preferred dividend requirement..............................         (45)          (7)
                                                              ----------   ----------
Net income (loss) applicable to Common shares...............  $   (1,380)  $      309
                                                              ==========   ==========
Basic and diluted earnings per share
Net income (loss) applicable to Common shares...............  $     (.17)  $      .04
                                                              ==========   ==========
Weighted average Common shares used in computing earnings
  per share.................................................   8,042,594    8,686,346
                                                              ==========   ==========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                 ACCUMULATED
                                                                DISTRIBUTIONS    ACCUMULATED
                                   COMMON STOCK                 IN EXCESS OF        OTHER
                                ------------------   PAID-IN     ACCUMULATED    COMPREHENSIVE   STOCKHOLDERS'
                                 SHARES     AMOUNT   CAPITAL      EARNINGS         INCOME          EQUITY
                                ---------   ------   --------   -------------   -------------   -------------
                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
Balance, January 1, 2002......  8,042,594    $80     $271,761     $(55,073)         $ --          $216,768
Unrealized loss on foreign
  currency translation........         --     --           --           --           (23)              (23)
  Net income..................         --     --           --       (1,335)           --            (1,335)
                                                                                                  --------
                                                                                                    (1,358)
Series A Preferred Stock cash
  dividend ($1.25 per
  share)......................         --     --           --           (7)           --                (7)
Series C Preferred Stock cash
  dividends ($1.25 per
  share)......................         --     --           --          (38)           --               (38)
                                ---------    ---     --------     --------          ----          --------
Balance, March 31, 2002.......  8,042,594    $80     $271,761     $(56,453)         $(23)         $215,365
                                =========    ===     ========     ========          ====          ========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               FOR THE THREE MONTHS
                                                                 ENDED MARCH 31,
                                                              ----------------------
                                                                2002         2001
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Cash Flows from Operating Activities
  Rents collected (including $90 in 2002 and $30 in 2001
    from affiliates)........................................  $ 31,003     $ 35,341
  Interest collected (including $74 in 2002 from related
    parties)................................................       850          216
  Interest paid.............................................    (8,994)     (10,631)
  Payments for property operations (including $807 in 2002
    and $643 in 2001 to affiliates and related parties).....   (19,126)     (18,911)
  Advisory and net income fee paid to affiliate.............    (1,454)      (2,563)
  General and administrative expenses paid (including $786
    in 2002 and $769 in 2001 to affiliates and related
    parties)................................................    (2,264)      (3,039)
  Other.....................................................        --          207
                                                              --------     --------
      Net cash provided by operating activities.............        15          620
Cash Flows from Investing Activities
  Collections on notes receivable (including $2,045 in 2002
    from related parties)...................................     4,472           17
  Funding of notes receivable (including $4,448 in 2002 to
    related parties)........................................    (5,351)      (3,500)
  Acquisition of real estate................................    (2,412)          --
  Real estate improvements..................................   (15,476)      (1,428)
  Proceeds from sale of real estate.........................     6,779       13,099
  Deposits on pending purchases and financings..............        35       (1,216)
  Distributions from/(contributions to) equity investees....       323         (618)
                                                              --------     --------
      Net cash (used in) provided by investing activities...   (11,630)       6,354
Cash Flows from Financing Activities
  Payments on notes payable.................................    (7,838)     (10,277)
  Proceeds from notes payable...............................    14,328          100
  Deferred financing costs (including $27 in 2002 to
    affiliates and related parties).........................      (133)          --
  Payments from advisor.....................................     2,573        7,623
  Advance to affiliates and related parties.................    (2,670)          --
  Dividends to stockholders.................................       (45)          --
                                                              --------     --------
      Net cash provided by (used in) financing activities...     6,215       (2,554)
Net increase (decrease) in cash and cash equivalents........    (5,400)       4,420
Cash and cash equivalents, beginning of period..............    10,346       22,323
                                                              --------     --------
Cash and cash equivalents, end of period....................  $  4,946     $ 26,743
                                                              ========     ========
Reconciliation of net income to net cash provided by
  operating activities
Net income (loss)...........................................  $ (1,335)    $    309
Adjustments to reconcile net income to net cash provided by
  operating activities
  Depreciation and amortization.............................     5,242        5,057
  Gain on sale of real estate...............................    (5,429)      (6,484)
  Equity loss of equity investees...........................     1,276        1,367
  (Increase) decrease in interest receivable................        30         (121)
  Decrease in other assets..................................       657        2,832
  (Decrease) increase in interest payable...................      (134)           8
  Decrease in other liabilities.............................      (292)      (2,348)
                                                              --------     --------
    Net cash provided by operating activities...............  $     15     $    620
                                                              ========     ========
Schedule of noncash investing and financing activities
Notes payable assumed on purchase of real estate............  $  1,389     $     --
Limited partnership interest received on sale of real
  estate....................................................        --          550
Notes receivable provided on sale of real estate............     4,000           --
Real estate received on exchange with related party.........     4,145           --
Real estate exchanged with related party....................    (4,145)          --

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION

     TCI is a Nevada corporation and successor to a California business trust which was organized on September 6, 1983. TCI invests in real estate through direct ownership, leases and partnerships. TCI also invests in mortgage loans on real estate.

     The accompanying Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Dollar amounts in tables are in thousands, except per share amounts.

     Operating results for the three month period ended March 31, 2002, are not necessarily indicative of the results that may be expected for the year ending December 31, 2002. For further information, refer to the Consolidated Financial Statements and notes included in TCI's Annual Report on Form 10-K for the year ended December 31, 2001 (the "2001 Form 10-K").

     Certain balances for 2001 have been reclassified to conform to the 2002 presentation.

NOTE 2.  REAL ESTATE

     In 2002, TCI purchased the following properties:

                                             UNITS/       PURCHASE   NET CASH     DEBT     INTEREST   MATURITY
PROPERTY                   LOCATION      SQ. FT./ACRES     PRICE       PAID     INCURRED     RATE       DATE
--------                   --------      -------------    --------   --------   --------   --------   --------
FIRST QUARTER
APARTMENTS
Blue Lakes
  Villas(1)...........  Waxahachie, TX        186 Units    $1,012     $1,048     $   --        --%        --
Echo Valley(1)........  Dallas, TX            216 Units       787        788         --        --         --
Spy Glass(1)..........  Mansfield, TX         256 Units     1,280      1,042        208       7.5      08/43
Rasor(1)(2)...........  Plano, TX             200 Units     2,319        310         --        --         --
SHOPPING CENTER
                                             45,623 Sq.
Oak Tree Village(2)...  Lubbock, TX      Ft............     1,467        196      1,389      8.48      11/07
LAND
Lakeshore Villas(2)...  Humble, TX          16.89 Acres       947        127         --        --         --

---------------

(1) Land purchased for apartment construction.

(2) Property exchanged with American Realty Investors, Inc. ("ARI"), a related party, for the Plaza at Bachman Retail Center.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

     In 2002, TCI sold the following properties:

                                                              SALES    NET CASH      DEBT      GAIN/(LOSS)
PROPERTY                       LOCATION       UNITS/SQ. FT.   PRICE    RECEIVED   DISCHARGED     ON SALE
--------                       --------       -------------   ------   --------   ----------   -----------
FIRST QUARTER
APARTMENTS
Primrose..................  Bakersfield, CA        162 Units  $5,000    $1,722      $2,920       $  659
OFFICE BUILDING
                            Dallas, TX           174,513 Sq.
Hartford..................                   Ft.............   4,000        --          --           --(1)
INDUSTRIAL WAREHOUSE
                            Dallas, TX           216,035 Sq.
Central Storage...........                   Ft.............   4,000     2,095       1,063        1,241
SHOPPING CENTER
                            Dallas, TX            80,278 Sq.
Plaza at Bachman(2).......                   Ft.............   4,707        --          --           --

---------------

(1) Excludes a $920,000 deferred gain from seller financing. See NOTE 3. "NOTES AND INTEREST RECEIVABLE."

(2) Property was exchanged with ARI, a related party, for the Oak Tree Village Shopping Center and two parcels of land; the Rasor land parcel and Lakeshore Villas land parcel.

     In the first quarter of 2001, TCI sold the following properties:

                                             UNITS/SQ. FT./  SALES    NET CASH      DEBT      GAIN/(LOSS)
PROPERTY                       LOCATION          ACRES       PRICE    RECEIVED   DISCHARGED     ON SALE
--------                       --------      --------------  ------   --------   ----------   -----------
APARTMENTS
Forest Ridge..............  Denton, TX             56 Units  $2,000    $  682      $1,151       $1,014
Heritage..................  Tulsa, OK             136 Units   2,286       206       1,948        1,575
Park at Colonade..........  San Antonio, TX       211 Units   5,800       927       4,066        1,052(1)
INDUSTRIAL WAREHOUSE
                                                 35,435 Sq.
Zodiac....................  Dallas, TX       Ft............     762       183         564          167
LAND
McKinney 36...............  McKinney, TX        1.822 Acres     476       476          --          355
Round Mountain............  Austin, TX          110.0 Acres   2,560     2,455          --        1,047

---------------

(1) Excludes a $550,000 gain from a limited partnership interest in the sold property.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

     At March 31, 2002, TCI had the following properties under construction:

                                                                              ADDITIONAL
                                                                    AMOUNT      AMOUNT     CONSTRUCTION
PROPERTY                               LOCATION      UNITS/ROOMS   EXPENDED   TO EXPEND    LOAN FUNDING
--------                               --------      -----------   --------   ----------   ------------
APARTMENTS
Blue Lake Villas..................  Waxahachie, TX    186 Units    $ 3,126     $ 9,464       $10,736
Echo Valley.......................  Dallas, TX        216 Units        981      13,238        12,509
Falcon Lakes......................  Arlington, TX     284 Units      1,695      14,050        13,469
Limestone Ranch...................  Lewisville, TX    252 Units     12,081       2,540        13,000
Rasor Glen........................  Plano, TX         200 Units      2,418      13,164        12,600
River Oaks........................  Wiley, TX         180 Units      2,235       9,756        10,023
Sendero Ridge.....................  San Antonio, TX   384 Units      6,577      22,084        24,420
Spyglass..........................  Mansfield, TX     256 Units      2,698      15,305        16,017
Tivoli............................  Dallas, TX        190 Units      4,755       8,679        11,000
Verandas at City View.............  Fort Worth, TX    314 Units      2,895      20,055        19,000
Waters Edge IV....................  Gulfport, MS       80 Units      3,226         857            --
HOTEL
Akademia..........................  Wroclaw, Poland   165 Rooms     15,325       3,410        14,240

NOTE 3.  NOTES AND INTEREST RECEIVABLE

     In January 2002, TCI purchased 100% of the outstanding common shares of ART Two Hickory Corporation ("Two Hickory"), a wholly-owned subsidiary of ARI, a related party, for $4.4 million cash. Two Hickory owns the 96,217 sq. ft. Two Hickory Center Office Building in Farmers Branch, Texas. ARI has guaranteed that the asset shall produce at least a 12% annual return of the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% annual return, ARI shall pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year and ARI fails to pay the shortfall, TCI may require ARI to repurchase the shares of Two Hickory for the purchase price. Because ARI has guaranteed the 12% return and TCI has the option of requiring ARI to repurchase the entities, management has classified this related party transaction as a note receivable from ARI.

     Also in January 2002, a mortgage loan with a principal balance of $608,000 was paid off, including accrued but unpaid interest. With the payoff of the note, TCI recognized a previously deferred gain on the sale of the property of $608,000.

     In August 2001, TCI agreed to fund up to $5.6 million under a revolving line of credit secured by an office building in Dallas, Texas. In February 2002, TCI funded an additional $600,000. At March 31, 2002, TCI had funded a total of $2.3 million of the note.

     In February 2002, TCI sold a $2.0 million senior participation interest in a loan secured by a second lien on a retail center in Montgomery County, Texas to Income Opportunity Realty Investors, Inc. ("IORI"), a related party. TCI and IORI will receive 43% and 57%, respectively, of the remaining principal and interest payments. Also in February 2002, TCI extended the loan until April 2002, receiving $23,000 as an extension fee. In April 2002, TCI extended the loan until July 2002, receiving $6,500 as an extension fee.

     Also in February 2002, TCI funded an additional $231,000 line of credit to Sendera Ranch, under a loan secured by 1,714.16 acres of unimproved land in Tarrant County, Texas. In March 2002, TCI received a $2.4 million payment from Sendera Ranch. TCI received $1.8 million as a principal paydown, $277,000 as accrued interest, and $323,000 as a partnership distribution.

     In March 2002, TCI sold the 174,513 sq. ft. Hartford Office Building in Dallas, Texas, for $4.0 million and provided the $4.0 million purchase price as seller financing and an additional $1.4 million

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

line of credit for leasehold improvements in the form of a mortgage note. The note bears interest at a variable interest rate, currently 6.0% per annum, requires monthly interest only payments of $14,667 and matures in March 2007.

     In April 2002, TCI purchased 100% of the following entities: ART One Hickory Corporation ("One Hickory"), Garden Confederate Point, LP ("Confederate Point"), Garden Foxwood, LP ("Foxwood"), and Garden Woodsong, LP ("Woodsong"), all wholly-owned subsidiaries of ARI, a related party, for $10.0 million. One Hickory owns the 120,615 sq. ft. One Hickory Center Office Building in Farmers Branch, Texas, Confederate Point owns the 206 unit Confederate Apartments in Jacksonville, FL, Foxwood owns the 220 unit Foxwood Apartments in Memphis, Tennessee, and Woodsong owns the 190 unit Woodsong Apartments in Smyrna, Georgia. ARI has guaranteed that these assets shall produce at least a 12% return annually of the purchase price for a period of three years from the purchase date. If the assets fail to produce the 12% return, ARL shall pay TCI any shortfall. In addition, if the assets fail to produce the 12% return for a calendar year and ARI fails to pay the shortfall, TCI may require ARI to repurchase the entities for the purchase price. Because ARI has guaranteed the 12% return and TCI has the option of requiring ARI to repurchase the entities, management has classified this related party transaction as a note receivable from ARI.

NOTE 4.  INVESTMENT IN REAL ESTATE ENTITIES

     Prior to the first quarter of 2002, TCI accounted for its investments in Tri-City, Nakash and Jor-Trans on the equity method. In the first quarter of 2002, TCI began accounting for its investment in Tri-City, Nakash and Jor-Trans using a consolidated basis.

     Real estate entities. TCI's investment in real estate entities at March 31, 2002, included equity securities of two publicly traded real estate entities, IORI and ARI, related parties, and interests in real estate joint venture partnerships. Basic Capital Management, Inc. ("BCM"), TCI's advisor, serves as advisor to IORI and ARI.

     TCI accounts for its investment in IORI and ARI and the joint venture partnerships using the equity method.

     TCI's investment in real estate entities, accounted for using the equity method, at March 31, 2002 was as follows:

                                    PERCENTAGE        CARRYING        EQUIVALENT
                                     OF TCI'S         VALUE OF         INVESTEE        MARKET VALUE
                                   OWNERSHIP AT    INVESTMENT AT    BOOK VALUE AT    OF INVESTMENT AT
INVESTEE                          MARCH 31, 2002   MARCH 31, 2002   MARCH 31, 2002    MARCH 31, 2002
--------                          --------------   --------------   --------------   ----------------
IORI............................      24.0%           $ 4,809          $ 9,782           $ 6,275
ARI.............................       6.5%            10,249            5,685             5,266
                                                      -------          -------           -------
                                                       15,058          $15,467           $11,541
                                                                       =======           =======
Other...........................                          829
                                                      -------
                                                      $15,887
                                                      =======

     Management continues to believe that the market value of each of IORI and ARI undervalues their assets and, therefore, TCI may continue to increase its ownership in these entities.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

     Set forth below is summarized results of operations of equity investees for the first quarter of 2002 and 2001.

                                                                2002       2001
                                                              --------   --------
Revenues....................................................  $ 41,527   $ 45,000
Equity in income of partnerships............................      (429)         4
Property operating expenses.................................   (35,631)   (39,295)
Depreciation................................................    (4,096)    (4,714)
Interest expense............................................   (19,854)   (19,587)
                                                              --------   --------
(Loss) before gains on sale of real estate..................   (18,483)   (18,592)
Gain on sale of real estate.................................    25,586     20,215
                                                              --------   --------
Net income..................................................  $  7,103   $  1,623
                                                              ========   ========

     TCI's share of equity investees' loss before gains on the sale of real estate was $1.3 million for the first quarter of 2002, and its share of equity investees' gains on sale of real estate was $2.9 million for the first quarter of 2002.

NOTE 5.  OTHER ASSETS

     Related Party. From time-to-time, TCI and its affiliates and related parties have made advances to each other, which generally have not had specific repayment terms and have been reflected in TCI's financial statements as other assets. At March 31, 2002, TCI had receivables of $9.1 million, $1.9 million and $3.3 million from BCM, GS Realty Services, Inc. and ARI, respectively.

NOTE 6.  NOTES AND INTEREST PAYABLE

     In 2002, TCI refinanced the following property:

                                                              DEBT          DEBT       NET CASH    INTEREST    MATURITY
PROPERTY                    LOCATION          SQ. FT.       INCURRED     DISCHARGED    RECEIVED      RATE        DATE
--------                    --------      ----------------  ---------   ------------   ---------   ---------   ---------
FIRST QUARTER
INDUSTRIAL WAREHOUSE
Addison Hanger(1).......   Addison, TX     23,650 Sq. Ft.    $2,687        $1,580        $942      6.75%(2)      02/07

---------------

(1) The mortgage is cross-collateralized with the 29,000 sq. ft. Addison Hanger II in Addison, Texas.

(2) Variable interest rate.

     In the second quarter of 2002, TCI sold 12 residential properties to Metra Capital, LLC ("Metra"). These properties include: the 75 unit Apple Lane Apartments in Lawrence, Kansas, the 195 unit Arbor Point Apartments in Odessa, Texas, the 264 unit Fairway View Estates Apartments in El Paso, Texas, the 152 unit Fairways Apartments in Longview, Texas, the 166 unit Fountain Lake Apartments in Texas City, Texas, the 172 unit Fountains of Waterford Apartments in Midland, Texas, the 122 unit Harper's Ferry Apartments in Lafayette, Louisiana, the 108 unit Oak Park IV Apartments in Clute, Texas, the 131 unit Quail Oaks Apartments in Balch Springs, Texas, the 300 unit Sunchase Apartments in Odessa, Texas, the 180 unit Timbers Apartments in Tyler, Texas, and the 112 unit Willow Creek Apartments in El Paso, Texas. Two of the members of Metra are Third Millennium Partners, LLC and Innovo Realty, Inc., a subsidiary of Innovo Group, Inc. ("Innovo"). Joseph Mizrachi, a director of ARI, a related party, has a beneficial interest in Third Millennium Partners, LLC and owns 15.5% of the outstanding common stock of Innovo. Due to TCI's relationship with ARI and Mr. Mizrachi, management has determined to treat this sale as a refinancing transaction. TCI will continue to report the assets and the new debt incurred by

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

Metra on its financial statements. The sales price for the properties totaled $37.6 million. TCI received net cash of $10.5 million after paying off the existing debt of $18.0 million and various closing costs, including $376,000 in brokerage commissions to Third Millennium Partners, LLC. The new debt of $30.3 million bears interest at 7.57% per annum, requires monthly interest only payments of $212,000 and matures in May 2012. TCI also received $5.7 million of 8% non-recourse, non-convertible Series A Preferred Stock ("Preferred Shares") of Innovo.

     The dividend on the Preferred Shares will be funded entirely and solely through member distributions from cash flows generated by the operation and subsequent sale of the sold properties. In the event the cash flows for the properties are insufficient to cover the 8% annual dividend, Innovo will have no obligation to cover any shortfall.

     The Preferred Shares have a mandatory redemption feature, and are redeemable from the cash proceeds received by Innovo from the operation and sale of the properties. All member distributions that are in excess of current and accrued 8% dividends, must be used by Innovo to redeem the Preferred Shares.

NOTE 7.  OPERATING SEGMENTS

     Significant differences among the accounting policies of the operating segments as compared to the Consolidated Financial Statements principally involve the calculation and allocation of administrative expenses. Management evaluates the performance of each of the operating segments and allocates resources to each based on its operating income and cash flow. Items of income not reflected in the segments are interest, equity in partnerships and gains on sales of real estate from equity investees which totaled $3.3 million and $539,000 for the first quarter of 2002 and 2001, respectively. Expenses not reflected in the segments are general and administrative expenses, minority interest, advisory fees, and net income fees which totaled $3.6 million and $4.0 million for the first quarter of 2002 and 2001, respectively. Also excluded from segment assets are assets of $86.6 million at March 31, 2002, and $92.3 million at March 31, 2001, which are not identifiable with an operating segment. There are no intersegment revenues and expenses.

     Presented below is the operating income of each operating segment for the first quarter of 2002 and 2001, and each segment's assets at March 31.

                                                          COMMERCIAL
QUARTER ENDED MARCH 31, 2002                     LAND     PROPERTIES   APARTMENTS   HOTELS     TOTAL
----------------------------                    -------   ----------   ----------   -------   --------
Rents.........................................  $   161    $ 16,424     $ 13,396    $   888   $ 30,869
Property operating expenses...................      470       9,676        8,462        860     19,468
                                                -------    --------     --------    -------   --------
Operating income (loss).......................     (309)      6,748        4,934         28     11,401
Depreciation..................................       --       3,581        1,359        302      5,242
Interest......................................      493       4,658        3,693        312      9,156
Real estate improvements......................       40       1,537       10,309      3,590     15,476
Assets........................................   63,308     298,813      237,371     34,123    633,615
PROPERTY SALES
Sales price...................................             $ 12,707     $  5,000              $ 17,707
Cost of sales.................................              (11,466)      (4,341)              (15,807)
                                                           --------     --------              --------
Gain on sale..................................             $  1,241     $    659              $  1,900(1)
                                                           ========     ========              ========

---------------

(1) Excludes TCI's share of gains on sale of real estate recognized by an equity investee of $2.9 million and a previously deferred gain on the sale of the Madison at Bear Creek Apartments of $608,000.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                                                     COMMERCIAL
QUARTER ENDED MARCH 31, 2001                LAND     PROPERTIES   APARTMENTS   HOTELS     TOTAL
----------------------------               -------   ----------   ----------   -------   --------
Rents....................................  $   136    $ 17,767     $ 16,032    $ 1,330   $ 35,265
Property operating expenses..............      382       9,386        9,429      1,198     20,395
                                           -------    --------     --------    -------   --------
Operating income (loss)..................     (246)      8,381        6,603        132     14,870
Depreciation.............................       --       3,287        1,581        252      5,120
Interest.................................      324       5,994        4,532        361     11,211
Real estate improvements.................       --       1,251           34        143      1,428
PROPERTY SALES
Assets...................................   57,966     345,071      204,991     19,821    627,849
Sales price..............................  $ 3,036    $    762     $ 10,086              $ 13,884
Cost of sales............................    1,634         595        6,445                 8,674
                                           -------    --------     --------              --------
Gain on sale.............................  $ 1,402    $    167     $  3,641              $  5,210(1)
                                           =======    ========     ========              ========

---------------

(1) Excludes TCI's share of gains on sale of real estate recognized by an equity investee of $1.3 million.

NOTE 8.  COMMITMENTS AND CONTINGENCIES

     Liquidity. Although management anticipates that TCI will generate excess cash from operations in 2002, due to increased rental rates and occupancy at its properties, such excess, however, will not be sufficient to discharge all of TCI's debt obligations as they mature. Management intends to selectively sell income producing real estate, refinance real estate and incur additional borrowings against real estate to meet its cash requirements.

     Commitments. In January 2001, TCI exercised its option under the loan documents to extend the maturity date of three loans with a principal balance of $30.6 million secured by three office buildings in New Orleans, Louisiana. The lender has disputed TCI's right to extend the loans. This dispute is subject to litigation pending in the United States District Court for the Eastern District of Louisiana.


     Litigation. TCI is involved in various lawsuits arising in the ordinary course of business. Except for the Olive Litigation, management is of the opinion that the outcome of these lawsuits will have no material impact on TCI's financial condition, results of operations or liquidity.


NOTE 9.  INCOME TAXES

     Financial statement income varies from taxable income principally due to the accounting for income and losses of investees, gains and losses from asset sales, depreciation on owned properties, amortization of discounts on notes receivable and payable and the difference in the allowance for estimated losses. TCI had a loss for federal income tax purposes in the first quarter of 2002 and 2001; therefore, it recorded no provision for income taxes.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors of
Transcontinental Realty Investors, Inc.

     We have audited the accompanying consolidated balance sheets of Transcontinental Realty Investors, Inc. and Subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001. We have also audited the schedules listed in the accompanying index. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedules. We believe our audits provide a reasonable basis for our opinion.

     As described in Note 20, Transcontinental Realty Investors, Inc.'s management has indicated its intent to both sell income producing properties and refinance or extend debt secured by real estate, to meet its liquidity needs.

     As discussed in Note 1, TCI adopted the provisions of SFAS 144, Accounting for Impairment of Long Lived Assets, in 2001.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Transcontinental Realty Investors, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

     Also, in our opinion, the schedules referred to above present fairly, in all material respects, the information set forth therein.

                                          BDO SEIDMAN, LLP

Dallas, Texas
March 11, 2002

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2001         2000
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS,
                                                                 EXCEPT PER SHARE)
                                       ASSETS
Real estate held for investment.............................   $712,832     $727,227
Less -- accumulated depreciation............................    (90,661)     (88,187)
                                                               --------     --------
                                                                622,171      639,040
Foreclosed real estate held for sale........................        516        1,824
Notes and interest receivable Performing (including $1,970
  from related parties in 2001).............................     17,620        8,709
Nonperforming, nonaccruing..................................      5,247           --
                                                               --------     --------
                                                                 22,867        8,709
Less -- allowance for estimated losses......................       (818)        (537)
                                                               --------     --------
                                                                 22,049        8,172
Investment in real estate entities..........................     14,230        5,287
Investment in marketable equity securities of affiliate, at
  market....................................................         --       10,177
Cash and cash equivalents...................................     10,346       22,323
Other assets (including $14,170 in 2001 and $14,058 in 2000
  from affiliates and related parties)......................     39,840       45,062
                                                               --------     --------
                                                               $709,152     $731,885
                                                               ========     ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Notes and interest payable..................................  $461,037   $501,734
Other liabilities (including $1,068 in 2001 and $1,580 in
  2000 to affiliates and related parties)...................    25,966     23,722
                                                              --------   --------
                                                               487,003    525,456
Commitments and contingencies
Minority interest...........................................     5,381      4,369
  Series B; $.01 par value; authorized, 300,000 shares;
     issued and outstanding 300,000 shares (liquidation
     preference $1,500).....................................        --      1,500
Stockholders' equity
Preferred Stock
  Series A; $.01 par value; authorized, 6,000 shares; issued and outstanding 5,829 shares (liquidation preference
     $583)..................................................        --         --
  Series C; $.01 par value; authorized, issued and
     outstanding 30,000 shares; (liquidation preference
     $3,000)................................................        --         --
Common Stock, $.01 par value; authorized, 10,000,000 shares;
  issued and outstanding 8,042,594 shares in 2001 and
  8,636,354 shares in 2000..................................        80         86
Paid-in capital.............................................   271,761    278,245
Accumulated distributions in excess of accumulated
  earnings..................................................   (55,073)   (74,712)
Unrealized (loss) gain on marketable equity securities of
  affiliate.................................................        --     (3,059)
                                                              --------   --------
                                                               216,768    200,560
                                                              --------   --------
                                                              $709,152   $731,885
                                                              ========   ========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                           ------------------------------------------
                                                               2001           2000           1999
                                                           ------------   ------------   ------------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
Property revenue
  Rents (including $120 in 2001, $2,263 in 2000 and
     $1,653 in 1999 from affiliates and related
     parties)............................................   $  134,911     $  139,662     $   82,101
Property expense Property operations (including $2,599 in
  2001, $4,321 in 2000, and $2,864 in 1999 to affiliates
  and related parties)...................................       80,562         78,170         44,514
                                                            ----------     ----------     ----------
          Operating income...............................       54,349         61,492         37,587
Other income
  Interest and other income..............................        2,948          2,370            453
  Income (loss) from equity investees....................       (5,950)          (556)           102
  Gain on sale of real estate............................       54,270         50,550         40,517
                                                            ----------     ----------     ----------
                                                                51,268         52,364         41,072
Other expense
  Interest...............................................       41,058         48,114         27,720
  Depreciation...........................................       19,705         19,749         11,702
  Provision for loss.....................................          281             --             --
  Advisory fee to affiliate..............................        5,346          5,258          3,219
Net income fee to affiliate..............................        1,850          2,415          2,450
Incentive fee to affiliate...............................        3,167             --             --
General and administrative (including $2,582 in 2001,
  $2,146 in 2000 and $1,367 in 1999 to affiliates).......       11,412          8,506          3,335
Realized loss on investments.............................        3,059             --             --
Minority interest........................................          (72)            32             14
                                                            ----------     ----------     ----------
                                                                85,806         84,074         48,440
                                                            ----------     ----------     ----------
Net income...............................................       19,811         29,782         30,219
Preferred dividend requirement...........................         (172)           (22)           (30)
                                                            ----------     ----------     ----------
Net income applicable to Common shares...................   $   19,639     $   29,760     $   30,189
                                                            ==========     ==========     ==========
Basic and diluted earnings per share
Net income applicable to Common shares
  Basic..................................................   $     2.32     $     3.45     $     7.05
  Diluted................................................   $     2.28     $     3.45     $     7.05
                                                            ==========     ==========     ==========
Weighted average Common shares used in computing earnings
  per share
  Basic..................................................    8,478,377      8,631,621      4,283,574
  Diluted................................................    8,615,465      8,637,290      4,283,574
                                                            ==========     ==========     ==========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                        ACCUMULATED
                                                                       DISTRIBUTIONS    ACCUMULATED
                                          COMMON STOCK                 IN EXCESS OF        OTHER
                                       ------------------   PAID-IN     ACCUMULATED    COMPREHENSIVE   STOCKHOLDERS'
                                        SHARES     AMOUNT   CAPITAL      EARNINGS         INCOME          EQUITY
                                       ---------   ------   --------   -------------   -------------   -------------
                                                           (DOLLARS IN THOUSANDS, EXCEPT SHARES)
BALANCE, JANUARY 1, 1999.............  3,878,463    $39     $218,087     $(126,994)       $    --        $ 91,132
Comprehensive income Unrealized gain
  on marketable equity securities of
  affiliate..........................         --     --           --            --            718             718
  Net income.........................         --     --           --        30,219             --          30,219
                                                                                                         --------
                                                                                                           30,937
Sale of Common Stock under dividend
  reinvestment plan..................      4,578     --           53            --             --              53
Shares issued in conjunction with
  acquisition of Continental Mortgage
  and Equity Trust...................  4,743,570     47       59,979            --             --          60,026
Common dividends ($.60 per share)....         --     --           --        (3,006)            --          (3,006)
Preferred dividends ($5.00 per
  share).............................         --     --           --           (30)            --             (30)
                                       ---------    ---     --------     ---------        -------        --------
BALANCE, DECEMBER 31, 1999...........  8,626,611     86      278,119       (99,811)           718         179,112
Comprehensive income
  Unrealized (loss) on marketable
    equity securities of affiliate...         --     --           --            --         (3,777)         (3,777)
  Net income.........................         --     --           --        29,782             --          29,782
                                                                                                         --------
                                                                                                           26,005
Sale of Common Stock under dividend
  reinvestment plan..................      9,743     --          126            --             --             126
Common dividends ($.54 per share)....         --     --           --        (4,661)            --          (4,661)
Preferred dividends ($3.77 per
  share).............................         --     --           --           (22)            --             (22)
                                       ---------    ---     --------     ---------        -------        --------
BALANCE, DECEMBER 31, 2000...........  8,636,354     86      278,245       (74,712)        (3,059)        200,560
Issuance of Series C Preferred Stock,
  30,000 shares......................         --     --        3,000            --             --           3,000
Comprehensive income
  Realized (loss) on marketable
    equity securities of affiliate...         --     --           --            --          3,059           3,059
  Net income.........................         --     --           --        19,811             --          19,811
                                                                                                         --------
                                                                                                           22,870
Fractional shares....................       (560)
Repurchase of Common Stock...........   (593,200)    (6)      (9,484)           --             --          (9,490)
Series A Preferred Stock cash
  dividend ($5.00 per share).........         --     --           --           (29)            --             (29)
Series B Preferred Stock cash
  dividend ($.38 per share)..........         --     --           --          (115)            --            (115)
Series C Preferred Stock cash
  dividends ($.95 per share).........         --     --           --           (28)            --             (28)
                                       ---------    ---     --------     ---------        -------        --------
BALANCE, DECEMBER 31, 2001...........  8,042,594    $80     $271,761     $ (55,073)       $    --        $216,768
                                       =========    ===     ========     =========        =======        ========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                2001       2000        1999
                                                              --------   ---------   ---------
                                                                   (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Rents collected (including $359 in 2001 and $1,040 in 1999
    from affiliates)........................................  $136,076   $ 136,767   $  81,244
  Interest collected (including $411 in 2000 from
    affiliates).............................................     1,645       1,008         449
  Interest paid.............................................   (39,452)    (45,142)    (25,543)
  Payments for property operations (including $2,599 in
    2001, $4,321 in 2000 and $2,864 in 1999 to affiliates
    and related parties)....................................   (80,113)    (80,148)    (44,039)
  Advisory and net income fee paid to affiliate.............    (7,881)    (10,486)     (3,958)
  Incentive fee paid to affiliate...........................    (2,903)         --          --
  General and administrative expenses paid (including $2,582 in 2001, $2,146 in 2000 and $1,367 in 1999 to
    affiliates).............................................   (10,877)     (7,936)     (3,488)
  Distributions from operating cash flow of equity
    investees...............................................       646         172         331
  Other.....................................................     1,964       4,676        (905)
                                                              --------   ---------   ---------
         Net cash (used in) provided by operating
           activities.......................................      (895)     (1,089)      4,091

CASH FLOWS FROM INVESTING ACTIVITIES
  Collections on notes receivable (including $12,000 in 2000
    from affiliates)........................................     6,042      20,532          37
  Funding of notes receivable (including $1,970 in 2001 and
    $12,000 in 2000 to affiliates)..........................   (19,455)    (17,500)         --
  Real estate improvements and construction.................   (33,617)    (14,664)    (21,826)
  Proceeds from sale of real estate.........................   100,818      79,869     104,210
  Refunds/(deposits) on pending purchase....................      (724)      1,887      (2,912)
  Acquisitions of real estate (including $1,998 in 2001,
    $2,741 in 2000 and $1,815 in 1999 to affiliates and
    related parties)........................................   (19,669)    (32,450)    (45,510)
  Distributions from investing cash flow of equity
    investees...............................................        --       1,296       4,709
  Contributions to equity investees.........................      (151)     (3,974)       (111)
                                                              --------   ---------   ---------
         Net cash provided by investing activities..........    33,244      34,996      38,597

CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on notes payable.................................   (66,063)   (107,547)    (99,163)
  Proceeds from notes payable...............................    29,094      63,009      91,959
  Reimbursements from/to advisor............................     3,368      (2,634)         --
  Advance to affiliate......................................      (553)         --          --
  Dividends paid............................................      (172)     (4,683)     (3,036)
  Shares of Common Stock repurchased........................    (9,490)         --          --
  Deferred financing costs (including ($45 in 2001, $464 in
    2000 and $422 in 1999 to affiliates)....................      (510)     (1,121)     (1,740)
  Sale of Common Stock under dividend reinvestment plan.....        --         126          53
                                                              --------   ---------   ---------
         Net cash used in financing activities..............   (44,326)    (52,850)    (11,927)
                                                              --------   ---------   ---------
  Net increase (decrease) in cash and cash equivalents......   (11,977)    (18,943)     30,761
  Cash and cash equivalents, beginning of year..............    22,323      41,266      10,505
                                                              --------   ---------   ---------
  Cash and cash equivalents, end of year....................  $ 10,346   $  22,323   $  41,266
                                                              ========   =========   =========

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                2001       2000        1999
                                                              --------   ---------   ---------
                                                                   (DOLLARS IN THOUSANDS)
RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY (USED
  IN) OPERATING ACTIVITIES
  Net income................................................  $ 19,811   $  29,782   $  30,219
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities
  Depreciation and amortization.............................    19,705      19,702      13,470
  Equity in (income) loss of equity investees...............     5,950         556        (102)
  Realized loss on investments..............................     3,059          --          --
  Gain on sale of real estate...............................   (54,270)    (50,550)    (40,517)
  Distributions from operating cash flow of equity..........       646         172         331
  Increase in interest receivable...........................      (137)        (28)         (1)
  (Increase) decrease in other assets.......................     2,283      (1,463)     (7,093)
  Increase (decrease) in interest payable...................      (185)        299         375
  Increase in other liabilities.............................     2,243         441       7,409
                                                              --------   ---------   ---------
         Net cash (used in) provided by operating
           activities.......................................  $   (895)  $  (1,089)  $   4,091
                                                              ========   =========   =========
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
  Carrying value of real estate acquired through foreclosure
    in satisfaction of notes receivable.....................  $     --   $     318   $      --
  Notes payable from purchase of real estate................    37,776      58,949       6,848
  Series B Preferred Stock issued in conjunction with
    purchase of real estate.................................    (1,500)      1,500          --
  Series C Preferred Stock, issued in conjunction with
    purchase of real estate.................................     3,000          --          --
  Debt assumed from sales of real estate....................    42,784      16,798       9,680
  Limited partnership interest received on sale of real
    estate..................................................     1,500          --          --

ACQUISITION OF CONTINENTAL MORTGAGE AND EQUITY TRUST
  Carrying value of notes and interest receivable...........  $     --   $      --   $     390
  Carrying value of real estate.............................        --          --     258,787
  Carrying value of equity investees........................        --          --         267
  Carrying value of investment in marketable equity
    securities of affiliate.................................        --          --      13,236
  Carrying value of other assets............................        --          --      20,640
  Carrying value of notes and interest payable..............        --          --    (220,860)
  Carrying value of other liabilities.......................        --          --     (13,242)

     The accompanying notes are an integral part of these Consolidated Financial Statements.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The accompanying Consolidated Financial Statements of Transcontinental Realty Investors, Inc. and consolidated entities have been prepared in conformity with generally accepted accounting principles, the most significant of which are described in Note 1. "Summary of Significant Accounting Policies." These, along with the remainder of the Notes to Consolidated Financial Statements, are an integral part of the Consolidated Financial Statements. The data presented in the Notes to Consolidated Financial Statements are as of December 31 of each year and for the year then ended, unless otherwise indicated. Dollar amounts in tables are in thousands, except per share amounts.

     Certain balances for 2000 and 1999 have been reclassified to conform to the 2001 presentation.

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and company business. Transcontinental Realty Investors, Inc. ("TCI"), a Nevada corporation, is successor to a California business trust which was organized on September 6, 1983, and commenced operations on January 31, 1984. TCI invests in real estate through direct ownership, leases and partnerships and it also invests in mortgage loans on real estate. In October 2001, TCI announced a preliminary agreement for the acquisition of TCI by American Realty Investors, Inc. ("ARI"). See Item 1. "Business" and Note 20. "Commitments and Contingencies and Liquidity."

     Basis of consolidation. The Consolidated Financial Statements include the accounts of TCI and controlled subsidiaries and partnerships. All significant intercompany transactions and balances have been eliminated.

     Accounting estimates. In the preparation of Consolidated Financial Statements in conformity with generally accepted accounting principles it was necessary for management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expense for the year then ended. Actual results could differ from those estimates.

     Interest recognition on notes receivable. It is TCI's policy to cease recognizing interest income on notes receivable that have been delinquent for 60 days or more. In addition, accrued but unpaid interest income is only recognized to the extent that the net realizable value of the underlying collateral exceeds the carrying value of the receivable.

     Allowance for estimated losses. Valuation allowances are provided for estimated losses on notes receivable considered to be impaired. Impairment is considered to exist when it is probable that all amounts due under the terms of the note will not be collected. Valuation allowances are provided for estimated losses on notes receivable to the extent that the Company's investment in the note exceeds the estimated fair value of the collateral securing such note.

     Accounting pronouncements. In June 2001, the Financial Accounting Standards Board finalized FASB Statement No. 141, Business Combinations (SFAS
141), and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that TCI recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001. It also requires, upon adoption of SFAS 142, that TCI reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

     SFAS 142 requires, among other things that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that TCI identify reporting units in order to assess potential future impairment of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. SFAS 142 requires that an intangible asset with an indefinite useful life be tested for impairment in

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

accordance with specified guidelines. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires TCI to complete a transitional goodwill impairment test six months from the date of adoption. TCI is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142. Currently, TCI does not believe that the adoption of SFAS 141 and SFAS 142 will impact its financial position and results of operations.

     SFAS 143 requires that the fair value for an asset retirement obligation be recognized in the period in which it is incurred, if a reasonable estimate of fair value can be made, and that the carrying value of the asset, including capitalized asset retirement costs, be tested for impairment. SFAS 143, is effective for fiscal years beginning after June 15, 2002. Management does not believe this statement will have a material effect on TCI's financial position or results of operations.


     Real estate held for investment and depreciation. Real estate held for investment is carried at cost. Effective January 1, 2002, TCI adopted, Statement of Financial Accounting Standards No. 144 ("SFAS No. 144") which requires that a property be considered impaired, if the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the property. If impairment exists, an impairment loss is recognized, by a charge against earnings, equal to the amount by which the carrying amount of the property exceeds the fair value less cost to sell of the property. If impairment of a property is recognized, the carrying amount of the property is reduced by the amount of the impairment, and a new cost for the property is established. Such new cost is depreciated over the property's remaining useful life. Depreciation is provided by the straight-line method over estimated useful lives, which range from five to 40 years.


     Real estate held for sale. Foreclosed real estate is initially recorded at new cost, defined as the lower of original cost or fair value minus estimated costs of sale. SFAS No. 144 also requires that properties held for sale be reported at the lower of carrying amount or fair value less costs of sale. If a reduction in a held for sale property's carrying amount to fair value less costs of sale is required, a provision for loss is recognized by a charge against earnings. Subsequent revisions, either upward or downward, to a held for sale property's estimated fair value less costs of sale is recorded as an adjustment to the property's carrying amount, but not in excess of the property's carrying amount when originally classified as held for sale. A corresponding charge against or credit to earnings is recognized. Properties held for sale are not depreciated.

     Revenue recognition on the sale of real estate. Sales of real estate are recognized when and to the extent permitted by Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate" ("SFAS No. 66"). Until the requirements of SFAS No. 66 for full profit recognition have been met, transactions are accounted for using either the deposit, the installment, the cost recovery or the financing method, whichever is appropriate.

     Investment in noncontrolled equity investees. The equity method is used to account for investments in partnerships which TCI does not control and for its investment in the shares of common stock of Income Opportunity Realty Investors, Inc., ("IORI") and ARI. Under the equity method, an initial investment, recorded at cost, is increased by a proportionate share of the investee's operating income and any additional advances and decreased by a proportionate share of the investee's operating losses and distributions received.

     Operating segments. Management has determined reportable operating segments to be those that are used for internal reporting purposes, which disaggregates operations by type of real estate.

     Fair value of financial instruments. The following assumptions were used in estimating the fair value of notes receivable and notes payable. For performing notes receivable, the fair value was estimated by

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

discounting future cash flows using current interest rates for similar loans. For nonperforming notes receivable, the estimated fair value of TCI's interest in the collateral property was used. For notes payable, the fair value was estimated using current rates for mortgages with similar terms and maturities.

     Cash equivalents. For purposes of the Consolidated Statements of Cash Flows, all highly liquid debt instruments purchased with an original maturity of three months or less were considered to be cash equivalents.

     Earnings per share. Income per share is presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share." Income per share is computed based upon the weighted average number of shares of Common Stock outstanding during each year. Diluted net income per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the year. Dilutive common equivalent shares consist of stock options and convertible preferred stock. The weighted average common shares used to calculate diluted earnings per share for the years ended December 31, 2001 and 2000 include 301,548 and 25,000 shares, respectively, to reflect the dilutive effect of options and convertible preferred stock to purchase shares of common stock.

     Employee stock option plans. Employee stock options are presented in accordance with Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees." Compensation cost is limited to the excess of the quoted market price. No compensation cost is recorded if the quoted market price is below the exercise price. See Note 11. "Stock Options."

NOTE 2.  ACQUISITION OF CONTINENTAL MORTGAGE AND EQUITY TRUST

     On November 30, 1999, TCI acquired all of the outstanding shares of beneficial interest of Continental Mortgage and Equity Trust ("CMET") in a tax free exchange of shares. TCI issued 1.181 shares of its Common Stock for each outstanding CMET share. The acquisition was accounted for as a purchase.

     The consolidation of TCI's accounts with those of CMET resulted in an increase in TCI's net real estate of $258.8 million. This amount was allocated to the individual real estate assets based on their relative individual fair market values.

     Pro forma operating results for 1999, as if CMET had been acquired on January 1, would have been:

                                                                1999
                                                              --------
Revenues....................................................  $143,579
Property operating expenses.................................   (79,295)
Interest....................................................   (47,273)
Depreciation................................................   (19,150)
Advisory fee................................................    (4,952)
Net income fee..............................................    (3,083)
General and administrative expenses.........................    (5,442)
Provision for losses........................................        --
                                                              --------
(Loss) from operations......................................   (15,616)
Equity in income of investees...............................       302
Gains on sale of real estate................................    47,117
                                                              --------
Net income..................................................  $ 31,803
                                                              ========

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

NOTE 3.  REAL ESTATE

     In 2001, TCI purchased the following properties:

                                                 UNITS/        PURCHASE   NET CASH     DEBT     INTEREST    MATURITY
PROPERTY                     LOCATION          ROOMS/ACRES      PRICE       PAID     INCURRED     RATE        DATE
--------                     --------        ---------------   --------   --------   --------   --------    --------
APARTMENTS
Baywalk...............  Galveston, TX              192 Units   $ 6,590     $  390    $ 5,856     7.45%       02/11
By the Sea............  Corpus Christi, TX         153 Units     6,175        862      5,538      7.07       05/09
Courtyard.............  Midland, TX                133 Units     1,425        425      1,051      9.25       04/06
Falcon Lakes(1).......  Arlington, TX              284 Units     1,435      1,437         --        --          --
Island Bay............  Galveston, TX              458 Units    20,360      3,225     16,232      7.40       07/11
Limestone Ranch(1)....  Lewisville, TX             252 Units       505         --         --        --          --(2)
Marina Landing........  Galveston, TX              256 Units    12,050        518     10,912      5.30       01/02
River Oaks(1).........  Wiley, TX                  180 Units       531        578         --        --          --
Sendero Ridge(1)......  San Antonio, TX            384 Units     1,850      2,635         --        --          --
Tivoli(1).............  Dallas, TX                 190 Units     3,000      2,475      1,000     12.00       12/02
Verandas at City
  View(1).............  Fort Worth, TX             314 Units     2,544        276      2,197      4.75       03/02
Waters Edge IV(1).....  Gulfport, MS                80 Units       441        441         --        --          --

HOTEL
Akademia(3)...........  Wroclaw, Poland            165 Rooms     2,184      2,669         --        --          --

LAND
Mira Lago.............  Farmers Branch, TX        8.88 Acres       541         --         --        --          --(2)
Pac Trust.............  Farmers Branch, TX        7.11 Acres     1,175      1,231         --        --          --
Seminary West.........  Fort Worth, TX            5.36 Acres       222        232         --        --          --
Solco-Valley Ranch....  Dallas, TX                6.07 Acres     1,454      1,525         --        --          --

---------------

(1) Land purchased for apartment construction.

(2) Land was received from ARI, a related party, in exchange for the Glenwood Apartments.

(3) Land purchased for hotel construction.

     In 2000, TCI purchased the following properties:

                                                                            Net
                                                 Units/        Purchase     Cash       Debt     Interest    Maturity
Property                     Location         Sq.Ft./Acres      Price       Paid     Incurred     Rate        Date
--------                     --------        ---------------   --------   --------   --------   --------    --------
APARTMENTS
Apple Lane............  Lawrence, KS                75 Units   $ 1,575     $  595    $ 1,005     8.63%       05/07
Autumn Chase..........  Midland, TX                 64 Units     1,338        458        936      9.45(1)    04/05
Paramount Terrace.....  Amarillo, TX               181 Units     3,250        561      2,865      9.38       09/01(2)
Primrose..............  Bakersfield, CA            162 Units     4,100      1,189      3,000      9.25(1)    03/07
Quail Creek...........  Lawrence, KS                95 Units     3,250      1,088      2,254      7.44       07/03
OFFICE BUILDING
9033 Wilshire.........  Los Angeles, CA         44,253 Sq.Ft     9,225      2,536      6,861      8.07       08/09
Bay Plaza II..........  Tampa, FL               78,882 Sq.Ft     4,825      4,786         --        --          --
Brandeis..............  Omaha, NE              319,234 Sq.Ft    14,000      4,052      8,750       9.5       11/03
Countryside
  Portfolio(3)........  Sterling, VA           265,718 Sq.Ft    44,940      4,825     36,297      7.75       12/02

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                                                                            Net
                                                 Units/        Purchase     Cash       Debt     Interest    Maturity
Property                     Location         Sq.Ft./Acres      Price       Paid     Incurred     Rate        Date
--------                     --------        ---------------   --------   --------   --------   --------    --------
LAND
DF Fund...............  Collin County, TX         79.5 Acres     2,545      1,047      1,545     10.00       03/01(4)
Folsom................  Dallas, TX               36.38 Acres     1,750      1,738         --        --          --
Lamar/Parmer..........  Austin, TX               17.07 Acres     1,500        517      1,030     10.00       12/00(5)
Limestone Canyon II...  Austin, TX                9.96 Acres       504        424         --        --          --
Manhattan.............  Farmers Branch, TX       108.9 Acres    10,743      6,144      5,000     14.00       02/01(6)
Netzer................  Collin County, TX           20 Acres       400        418         --        --          --

---------------

(1) Variable interest rate.

(2) The loan was extended to March 2002.

(3) The Countryside Portfolio consisted of four commercial buildings: the 133,422 sq. ft. Countryside Retail Center, the 72,062 sq. ft. Harmon Office Building, the 35,127 sq. ft. Mimado Office Building and the 25,107 sq. ft. Ambulatory Surgical Center.

(4) The DF Fund land was sold in September 2000.

(5) The mortgage loan was paid off in March 2001.

(6) The mortgage loan was paid off in June 2000.

     In 2001, TCI sold the following properties:

                                                                                 Net
                                                   Units/          Sales         Cash        Debt      Gain/(Loss)
Property                       Location         Sq.Ft./Acres       Price       Received   Discharged     on Sale
--------                       --------        ---------------   ---------     --------   ----------   -----------
APARTMENTS
Bent Tree Gardens.......  Addison, TX                204 Units   $   9,000      $2,669     $ 6,065(1)    $  601
Carseka.................  Los Angeles, CA             54 Units       4,000       2,138       1,466        1,352
Fontenelle Hills........  Bellevue, NE               338 Units      16,500       3,680      12,454(1)     4,565
Forest Ridge............  Denton, TX                  56 Units       2,000         682       1,151        1,014
Glenwood................  Addison, TX                168 Units       3,659          --       2,537(1)        --(2)
Heritage................  Tulsa, OK                  136 Units       2,286         206       1,948        1,575
Madison at Bear Creek...  Houston, TX                180 Units       5,400         828       3,442(1)     1,162(4)
McCallum Glen...........  Dallas, TX                 275 Units       8,450       2,633       5,004(1)     1,375(3)
McCallum Crossing.......  Dallas, TX                 322 Units      11,500       1,841       8,101(1)     4,486
Oak Run.................  Pasadena, TX               160 Units       5,800       1,203       4,364        2,227
Park at Colonade........  San Antonio, TX            211 Units       5,800         927       4,066        1,592
Park Lane...............  Dallas, TX                  97 Units       2,750       1,526       1,103        1,827
South Cochran...........  Los Angeles, CA             64 Units       4,650       1,897       1,873        1,660
Summerstone.............  Houston, TX                242 Units       7,225       1,780       5,180(1)     1,884
Sunset Lakes............  Waukegan, IL               414 Units      15,000       6,089       7,243        7,316

OFFICE BUILDINGS
Chesapeake Center.......  San Diego, CA           57,493 Sq.Ft       6,575       3,111       2,844          204
Daley...................  San Diego, CA           64,425 Sq.Ft       6,211       2,412       3,346          836
Valley Rim..............  San Diego, CA           54,194 Sq.Ft       5,500       1,367       3,516         (138)
Viewridge...............  San Diego, CA           25,062 Sq.Ft       2,010         701       1,272            4
Waterstreet.............  Boulder, CO            106,257 Sq.Ft      22,250       7,126      12,949        9,154

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                                                                                 Net
                                                   Units/          Sales         Cash        Debt      Gain/(Loss)
Property                       Location         Sq.Ft./Acres       Price       Received   Discharged     on Sale
--------                       --------        ---------------   ---------     --------   ----------   -----------
INDUSTRIAL WAREHOUSE
Technology Trading......  Sterling, VA           197,659 Sq.Ft      10,775       4,120       6,214        4,163
Zodiac..................  Dallas, TX              35,435 Sq.Ft         762         183         564          167

LAND
Eagle Crest.............  Farmers Branch, TX        4.41 Acres         300         291          --         (215)
McKinney 36.............  McKinney, TX             1.822 Acres         476         476          --          355
Moss Creek..............  Greensboro, NC            4.79 Acres          15          13          --          (71)
Round Mountain..........  Austin, TX               110.0 Acres       2,560       2,455          --        1,047

---------------

(1) Debt assumed by purchaser.

(2) The Glenwood Apartments were exchanged with ARI, a related party, for two parcels of land; the 10.5 acre Limestone Ranch and the 8.88 acre Mira Lago.

(3) Excludes $1.5 million deferred gain from seller financing. See Note 4. "Notes and Interest Receivable.")

(4) Excludes a $608,000 deferred gain from seller financing. (See Note 4. "Notes and Interest Receivable.")

     In 2000, TCI sold the following properties:

                                                                                     Net
                                                         Units/Sq.Ft.     Sales      Cash        Debt       Gain on
PROPERTY                                 LOCATION        ROOMS/ACRES      PRICE    RECEIVED   DISCHARGED     SALE
--------                                 --------       --------------   -------   --------   ----------    -------
APARTMENTS
Apple Creek........................  Dallas, TX              216 Units   $ 4,300    $2,155      $1,723      $3,240
Ashley Crest.......................  Houston, TX             168 Units     3,950     1,102       2,812(1)      706
Country Bend.......................  Fort Worth, TX          166 Units     4,700     1,894       2,445       1,097
Crescent Place.....................  Houston, TX             120 Units     3,485     1,034       2,151         793
Eagle Rock.........................  Los Angeles, CA          99 Units     5,600     1,967       3,246       1,021
Fountain Village...................  Tucson, AZ              410 Units    11,700     3,088       7,569       5,086
Hunters Bend.......................  San Antonio, TX          96 Units     1,683       418       1,127(1)      572
                                     San Bernadino,
Parkwood Knoll.....................  CA                      178 Units     9,100     3,007       5,491       2,967
                                     Pinellas Park,
Shadow Run.........................  FL                      276 Units    12,350     2,521       8,653       5,367
Villa Piedra.......................  Los Angeles, CA         132 Units     7,400     2,348       4,686       2,588
Villas at Countryside..............  Sterling, VA            102 Units     8,100     2,686       5,334(1)    1,520
Villas at Fairpark.................  Los Angeles, CA          49 Units     3,435       792       2,386       1,188
Westgate of Laurel.................  Laurel, MD              218 Units    11,290     2,599       7,525(1)    3,575
Woodbridge.........................  Denver, CO              194 Units     6,856     3,328       2,845       3,796

OFFICE BUILDING
Brookfield Corporate Center........  Chantilly, VA        63,504 Sq.Ft     4,850     1,729       2,838       1,455

INDUSTRIAL WAREHOUSE
Shady Trail........................  Dallas, TX           42,900 Sq.Ft       900       340         521         206

HOTEL
Chateau Charles....................  Lake Charles, LA        245 Rooms     1,000       928          --         633

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                                                                                     Net
                                                         Units/Sq.Ft.     Sales      Cash        Debt       Gain on
PROPERTY                                 LOCATION        ROOMS/ACRES      PRICE    RECEIVED   DISCHARGED     SALE
--------                                 --------       --------------   -------   --------   ----------    -------
LAND
Allen(2)...........................  Allen, TX              5.49 Acres       370        86         281         184
McKinney(3)........................  McKinney, TX            255 Acres     8,783     5,035       4,423       2,091
Watters/Hwy. 121(4)................  McKinney, TX          24.06 Acres     3,620     3,620          --       3,089

---------------

(1) Debt assumed by purchaser.

(2) The Allen sale consisted of tracts of three land parcels: a 2.62 acre tract of the Stacy Road land parcel; a 2.23 acre tract of the Sandison land parcel; and a .64 acre tract of the Whisenant land parcel.

(3) The McKinney sale included three land parcels: the 20 acre Netzer land parcel; the 79.54 acre DF Fund land parcel; and the 156.19 acre OPUBCO land parcel.

(4) The Watters/Highway 121 sale consisted of a six acre tract of the Watters land parcel and an 18.061 acre tract of the State Highway 121 land parcel.

NOTE 4.  NOTES AND INTEREST RECEIVABLE

     Notes and interest receivable consisted of the following:

                                                               2001                  2000
                                                        -------------------   -------------------
                                                        ESTIMATED             ESTIMATED
                                                          FAIR       BOOK       FAIR       BOOK
                                                          VALUE      VALUE      VALUE      VALUE
                                                        ---------   -------   ---------   -------
Notes receivable
  Performing..........................................   $17,680    $17,442    $ 8,664    $ 8,668
  Nonperforming, nonaccruing..........................     5,630      5,247         --         --
                                                         -------    -------    -------    -------
                                                         $23,310     22,689    $ 8,664      8,668
                                                         =======               =======
  Interest receivable.................................                  178                    41
                                                                    -------               -------
                                                                    $22,867               $ 8,709
                                                                    =======               =======

     Interest income is not recognized on nonperforming notes receivable. For the years 2001 and 1999, unrecognized interest income on nonperforming notes totaled $192,500 and $26,000, respectively.

     Notes receivable at December 31, 2001, mature from 2002 through 2008 with interest rates ranging from 5.8% to 16.0% per annum, with a weighted average rate of 12.2%. Notes receivable are generally nonrecourse and are generally collateralized by real estate. Scheduled principal maturities of $12.2 million are due in 2002.

     In March 2001, TCI funded a $3.5 million mortgage loan secured by a second lien on a retail center in Montgomery County, Texas. In June 2001, an additional $1.5 million was funded. The note receivable bears interest at 16.0% per annum, requires monthly interest only payments of $67,000 and matured in September 2001. In October 2001, TCI extended the loan until February 2002, receiving $100,000 as an extension fee. In December 2001, TCI received a $1.5 million principal payment. In February 2002, TCI sold a $2.0 million senior participation interest in the loan to IORI, a related party. TCI and IORI will receive 43% and 57%, respectively, of the remaining principal and interest payments. Also in February 2002, TCI received $23,000 as an extension fee and the loan was extended until April 2002.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

     In June 2001, in conjunction with the sale of 275 unit McCallum Glen Apartments in Dallas, Texas, TCI funded a $1.5 million mortgage loan secured by a second lien on the apartments. The note receivable bears interest at 10% per annum, requires monthly interest only payments and matures in June 2003.

     In July 2001, TCI agreed to fund a $4.4 million line of credit secured by 1,714.16 acres of unimproved land in Tarrant County, Texas. The note receivable bears interest at 15% per annum, requires monthly interest only payments beginning in September 2001 and matures in July 2003. As of March 2002, TCI has funded $3.8 million of the line of credit, and received no interest payments.

     Also in July 2001, TCI funded a $1.7 million mortgage loan secured by a second lien on 44.6 acres of unimproved land in Fort Worth, Texas. The note receivable bears interest at 16.0% per annum, requires monthly payments of accrued interest beginning September 2001 and each month thereafter and matures January 2002. In January 2002, the note was extended until April 2002. As of March 2002, TCI has received no interest payments.

     In August 2001, TCI agreed to fund up to $5.6 million secured by an office building in Dallas, Texas. The note receivable bears interest at a variable rate, currently 9.0% per annum, requires monthly interest only payments and matures in January 2003. As of March 2002, TCI has funded a total of $2.3 million.

     In October 2001, TCI funded a $4.0 million loan secured by a second lien on a 375,752 sq. ft. office building in St. Louis, Missouri. The note receivable bears interest at 9.0% per annum, requires monthly interest only payments of $30,000 and matured in February 2002. In February 2002, TCI extended the loan maturity to February 2003.

     In December 2001, TCI provided $608,000 of purchase money financing in conjunction with the sale of the Madison at Bear Creek Apartments in Houston, Texas. The note receivable bore interest at 7% per annum, required payment of the entire outstanding principal and all accrued and unpaid interest in January 2002. The loan was secured by a second lien on the property. The note was paid in full according to the terms in January 2002.

     In February 2000, a mortgage loan with a principal balance of $28,000 was paid off, including accrued but unpaid interest.

     In December 2000, TCI funded a $2.5 million mortgage loan secured by a second lien on unimproved land, 442 acres in Tarrant County, Texas, 1,130 acres in Denton County, Texas, and 26 acres in Collin County, Texas. The note receivable bore interest at 18.0% per annum, required monthly payments interest only and matured in June 2001. In June 2001, the loan and all accrued but unpaid interest was paid in full.

     Also in December 2000, TCI funded a $3.0 million mortgage loan secured by a second lien on four office buildings in San Antonio, Texas. The note receivable bore interest at 16.0% per annum, required monthly payments of interest only and matured in June 2001. In June 2001, the note was extended until November 2001 with a $750,000 loan principal paydown. With the paydown, the note was renegotiated to replace the existing collateral with new collateral consisting of a 120,000 sq.ft. office building and industrial warehouse in Carrollton, Texas. The renegotiated note originally was to mature in May 2002. In February 2002, the maturity date on the loan was extended to July 2002.

     At December 31, 1999, mortgage notes receivable with a combined principal balance of $4.6 million and a carrying value of $356,000, secured by first and second liens on a closed hotel in Lake Charles, Louisiana were in default. Title to the collateral property was obtained in February 2000 through foreclosure. No loss was incurred on foreclosure as the estimated fair value of the property, less estimated costs of sale, exceeded the carrying value of the mortgage notes receivable. In June 2000, the property was sold for an amount in excess of its carrying value.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

     In December 1999, TCI provided $1.2 million of purchase money financing in conjunction with the sale of the Town and Country Office Building in Houston, Texas. The note receivable bore interest at 8.5% per annum, requires monthly payments of interest only, matured in December 2001 and was secured by a first lien on the property sold. In December 2001, the note and all accrued but unpaid interest was paid in full. In conjunction with the loan payoff, a previously deferred gain of $819,000 on the sale of the property was recognized.

     Also in December 1999, TCI provided $8.5 million of purchase money financing in conjunction with the sale of 253 acres of unimproved land in McKinney and Collin County, Texas. The note receivable bore interest at 8.5% per annum, required a $1.0 million principal paydown in February 2000, required payment of all accrued interest in June 2000 and required payment of all principal and accrued interest at maturity in September 2000. The loan was repaid in accordance with its terms. The sale had originally been recorded under the cost recovery method with the gain being deferred until the note receivable was collected. In conjunction with the loan payoff, TCI recognized a previously deferred gain on the sale of $4.8 million.

     Related Party. In December 2001, TCI purchased 100% of the outstanding common shares of National Melrose, Inc. ("NM"), a wholly-owned subsidiary of ARI, a related party, for $2.0 million cash. NM owns the 41,840 sq. ft. Executive Court Office Building in Memphis, Tennessee. ARI has guaranteed that the asset will produce at least a 12% annual return of the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% annual return, ARI will pay TCI any shortfall. In addition, if the asset fails to produce 12% return for a calendar year, TCI may require ARI to repurchase the shares of NM for the purchase price. Management has classified this related party transaction as a note receivable from ARI.

     In June 2000, TCI funded a $3.0 million loan to Basic Capital Management, Inc. ("BCM"), TCI's advisor. The loan was secured by 108,802 shares of IORI Common Stock. IORI is also advised by BCM. The loan bore interest at 15.0% per annum and matured in October 2000. All principal and interest were due at maturity. The loan and all accrued but unpaid interest was paid off in August 2000.

     Also in June 2000, TCI funded a $9.0 million loan to American Realty Trust, Inc. ("ART"), an affiliate of BCM. The loan was secured by 409,934 shares of IORI Common Stock. The loan bore interest at 15.0% per annum and matured in October 2000. All principal and interest were due at maturity. The loan and all accrued but unpaid interest was paid off in October 2000.

NOTE 5.  ALLOWANCE FOR ESTIMATED LOSSES

     Activity in the allowance for estimated losses was as follows:

                                                              2001   2000   1999
                                                              ----   ----   -----
Balance January 1,..........................................  $537   $543   $ 886
  Provision for loss........................................   281     --      --
  Amounts charged off.......................................    --     (6)   (593)
  CMET allowance............................................    --     --     250
                                                              ----   ----   -----
Balance December 31,........................................  $818   $537   $ 543
                                                              ====   ====   =====

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

NOTE 6.  INVESTMENT IN MARKETABLE EQUITY SECURITIES

     Marketable equity securities consist of 746,972 shares of common stock of ARI, approximately 6.5% of ARI's outstanding shares. ARI is a publicly held real estate company.

                                                               2001      2000
                                                              -------   -------
ARI.........................................................  $    --   $10,177
                                                              =======   =======

     Prior to the first quarter of 2001, TCI accounted for its investment in ARI, a related party, as an available for sale marketable security. In the first quarter of 2001, TCI began accounting for its investment in ARI on the equity method.

NOTE 7.  INVESTMENT IN EQUITY METHOD REAL ESTATE ENTITIES

     Investment in equity method real estate entities consisted of the following:

                                                               2001      2000
                                                              -------   ------
American Realty Investors, Inc. ("ARI").....................  $10,182   $   --
Income Opportunity Realty Investors, Inc. ("IORI")..........    3,501    4,326
Tri-City Limited Partnership ("Tri-City")...................      531      524
Nakash Income Associates ("NIA")............................     (553)    (650)
Sacramento Nine ("SAC 9")...................................      539      490
Other.......................................................       30      597
                                                              -------   ------
                                                              $14,230   $5,287
                                                              =======   ======

     TCI owns an approximate 6.5% interest in ARI, a publicly held real estate company, having a market value of $112.3 million at December 31, 2001. At December 31, 2001, ARI had total assets of $757.5 million and owned 52 apartments, 17 commercial properties, nine hotels and 54 parcels of unimproved land. In 2001, ARI sold 17 apartments, one commercial property and 26 parcels of unimproved land for a total of $187.3 million, receiving net cash of $52.4 million after paying off $110.2 million in mortgage debt and the payment of various closing costs. ARI recognized gains of $83.4 million on the sales of which TCI's equity share was $5.3 million.

     TCI owns an approximate 24.0% interest in IORI, a publicly held Real Estate Investment Trust ("REIT"), having a market value of $25.9 million at December 31, 2001. At December 31, 2001, IORI had total assets of $91.8 million and owned seven apartments in Texas, seven office buildings (four in California, two in Texas and one in Virginia) and two parcels of unimproved land in Texas. In 2000, IORI sold three apartments, two office buildings and two parcels of unimproved land for a total of $66.0 million, receiving net cash of $30.4 million after paying off $33.6 million in mortgage debt and the payment of various closing costs. IORI recognized gains of $19.6 million on the sales of which TCI's equity share was $4.3 million. IORI also recognized a previously deferred gain on a prior year's sale of $1.2 million of which TCI's equity share was $225,000. In 1999, IORI sold a shopping center in Boca Raton, Florida, for $3.2 million, receiving net cash of $1.5 million after paying off $1.3 million in mortgage debt and the payment of various closing costs. IORI recognized a gain of $490,000 on the sale of which TCI's equity share was $111,000.

     TCI owns a 63.7% limited partner interest and IORI owns a 36.3% general partner interest in Tri-City, which at December 31, 2001, owned a shopping center in Houston, Texas. In February 2000, the Chelsea Square Shopping Center was financed in the amount of $2.1 million. Tri-City received net cash of $2.0 million after the payment of various closing costs. The mortgage bore interest at a fixed rate of 10.24% per annum until February 2001, and a variable rate thereafter, currently 9.44% per annum, requires

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

monthly payments of principal and interest of $20,601 and matures in February 2005. TCI received a distribution of $1.3 million of the net financing proceeds. In 1999, Tri-City sold a shopping center in Ft. Worth, Texas, and an office building in Carrollton, Texas, for a total of $7.2 million, receiving net cash of $5.4 million after paying off $1.3 million in mortgage debt and the payment of various closing costs. TCI received a distribution of $3.5 million of the net cash. Tri-City recognized gains of $2.9 million on the sales of which TCI's equity share was $1.8 million.

     TCI owns a non-controlling 60% general partner interest and IORI owns a 40% general partner interest in NIA, which owns a wraparound mortgage note receivable. The NIA partnership agreement requires the consent of both partners for any material changes in the operations of NIA.

     TCI is a non-controlling 30% general partner in SAC 9, which at December 31, 2001, owned an office building in Rancho Cordova, California. In 1999, SAC 9 sold an office building in Rancho Cordova, California, for $7.4 million, receiving net cash of $4.0 million after paying off $3.2 million in mortgage debt and the payment of various closing costs. TCI received a distribution of $1.2 million of the net cash. SAC 9 recognized a gain of $4.7 million on the sale of which TCI's equity share was $1.4 million.

     In March 2001, in conjunction with the sale of the 211 unit Park at Colonade Apartments in San Antonio, Texas, TCI received a 23% limited partner interest in the acquiring partnership. TCI is to receive payments of $5,000 monthly from the partnership, a $50,000 distribution in June 2001 which was received and its remaining investment in March 2002. In July 2001, TCI assigned its limited partnership interest to the general partner, receiving a discounted payoff of $490,000. In conjunction with this assignment, TCI recognized a previously deferred gain on the sale of the apartments of $540,000.

     Set forth below are summarized financial data for the entities accounted for using the equity method:

                                                                2001       2000
                                                              --------   --------
Real estate, net of accumulated depreciation ($137,407 in
  2001 and $9,540 in 2000)..................................  $692,747   $ 93,170
Notes receivable............................................    31,892      2,402
Other assets................................................   132,665      8,973
Notes payable...............................................  (651,328)   (59,485)
Other liabilities...........................................   (85,858)    (1,815)
                                                              --------   --------
Shareholders/partners' capital..............................  $120,118   $ 43,245
                                                              ========   ========

     TCI's share of the above equity investee capital accounts was $15.0 million in 2001 and $10.3 million in 2000.

                                                         2001        2000      1999
                                                       ---------   --------   -------
Rents and interest income............................  $ 181,570   $ 16,245   $20,675
Depreciation.........................................    (19,930)    (2,917)   (3,152)
Operating expenses...................................   (153,557)   (10,835)   (8,123)
Interest expense.....................................    (83,154)    (5,559)   (7,609)
Income (loss) before gain on sale of real estate.....    (75,071)    (3,066)    1,791
Gain on sale of real estate..........................     83,414     20,878     8,020
                                                       ---------   --------   -------
Net income...........................................  $   8,343   $ 17,812   $ 9,811
                                                       =========   ========   =======

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

     TCI's equity share of:

                                                             2001      2000     1999
                                                            -------   ------   ------
Income (loss) before gain on sale of real estate..........  $(5,950)  $ (556)  $  102
Gain on sale of real estate...............................    5,310    4,572    3,569
                                                            -------   ------   ------
Net income (loss).........................................  $  (640)  $4,016   $3,671
                                                            =======   ======   ======

NOTE 8.  NOTES AND INTEREST PAYABLE

     Notes and interest payable consisted of the following:

                                                     2001                    2000
                                             ---------------------   ---------------------
                                             ESTIMATED      BOOK     ESTIMATED      BOOK
                                             FAIR VALUE    VALUE     FAIR VALUE    VALUE
                                             ----------   --------   ----------   --------
Notes payable..............................   $461,875    $458,032    $484,445    $498,914
                                              ========                ========
Interest payable...........................                  3,005                   2,820
                                                          --------                --------
                                                          $461,037                $501,734
                                                          ========                ========

     Scheduled principal payments are due as follows:

2002........................................................   $152,755
2003........................................................     41,097
2004........................................................     77,490
2005........................................................     29,184
2006........................................................     19,681
Thereafter..................................................    137,825
                                                               --------
                                                               $458,032
                                                               ========

     Notes payable at December 31, 2001, bore interest at rates ranging from 3.9% to 12.5% per annum, and mature between 2002 and 2043. The mortgages were collateralized by deeds of trust on real estate having a net carrying value of $632.8 million.

     In 2001, TCI financed the following property:

                                                          DEBT        DEBT      NET CASH   INTEREST   MATURITY
PROPERTY                       LOCATION      ACRES      INCURRED   DISCHARGED   RECEIVED     RATE       DATE
--------                       --------    ----------   --------   ----------   --------   --------   --------
LAND
Red Cross...................  Dallas, TX   2.89 Acres    $4,500        $--       $4,328    12.5%(1)    10/02

---------------

(1) Variable rate.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

     In 2000, TCI financed/refinanced the following properties:

                                                                                        Net
                                                                Debt        Debt        Cash     Interest     Maturity
Property                     Location        Units/Sq. Ft.    Incurred   Discharged   Received     Rate         Date
--------                     --------        -------------    --------   ----------   --------   --------     --------
APARTMENTS
Camelot.................  Largo, FL               120 Units    $3,800      $   --      $3,100      8.85%(1)    12/05
Country Crossing........  Tampa, FL               227 Units     3,825       2,645         985      9.65(1)     06/03
Crescent Place..........  Houston, TX             120 Units     2,165       1,722         370      7.04(1)     03/30
Fontenelle Hills........  Bellevue, NE            338 Units     2,010(2)       --       1,967      8.51        06/10
Madison @ Bear Creek....  Houston, TX             180 Units     3,500       2,625         730      7.04(1)     03/30

OFFICE BUILDINGS
Bay Plaza II............  Tampa, FL           78,882 Sq.Ft.     3,600          --       3,400      8.44(1)     01/06
Jefferson...............  Washington, DC      71,876 Sq.Ft.     9,875       8,955         557      9.50        07/25
Technology Trading......  Sterling, VA       197,659 Sq.Ft.     6,300       3,881       2,065      8.26(1)     05/05
Venture Center..........  Atlanta, GA         38,772 Sq.Ft.     2,700       1,113       1,592      8.75        03/10
Westgrove Air Plaza.....  Addison, TX         78,326 Sq.Ft.     2,087       1,180         742      9.02(1)     01/05

INDUSTRIAL WAREHOUSES
5360 Tulane.............  Atlanta, GA         67,850 Sq.Ft.       375         208         134      9.65(1)     04/03
Kelly...................  Dallas, TX         330,406 Sq.Ft.     5,000       2,173       2,628      9.50(1)     10/03
Space Center............  San Antonio, TX    101,500 Sq.Ft.     1,125         691         402      9.65(1)     04/03

---------------

(1) Variable interest rate.

(2) Second lien on property.

NOTE 9.  PREFERRED STOCK

     TCI's Series A Cumulative Convertible Preferred Stock consists of a maximum of 6,000 shares with a par value of $.01 per share and a liquidation preference of $100.00 per share. Dividends are payable at the rate of $5.00 per year or $1.25 per quarter to stockholders of record on the 15th day of each March, June, September and December when and as declared by the Board of Directors. The Series A Preferred Stock may be converted after November 1, 2003, into Common Stock at the daily average closing price of the Common Stock for the prior five trading days. At December 31, 2001 and 2000, 5,829 shares of Series A Preferred Stock were issued and outstanding.

     TCI's Series B Cumulative Convertible Preferred Stock consisted of a maximum 300,000 shares with a par value of $.01 per share and a liquidation preference of $5.00 per share. Dividends were payable at the rate of $.38 per share annually or $.095 per quarter to stockholders of record on the tenth day of each March, June, September and December when and as declared by the Board of Directors. After October 25, 2001, the Series B Preferred Stock could be converted into Common Stock at the daily average closing price of the Common Stock for the prior five trading days or redeemed for cash at the option of the holder. At December 31, 2000, 300,000 shares of Series B Preferred Stock were issued and outstanding. In November 2001, the holder redeemed its shares. TCI paid $1.6 million in cash of which $115,000 was accrued dividends.

     In conjunction with the purchase of the Baywalk, Island Bay and Marina Landing Apartments, TCI issued 30,000 shares of Series C Preferred Stock. TCI's Series C Cumulative Convertible Preferred Stock consists of a maximum of 30,000 shares with a liquidation preference of $100.00 per share. Dividends are payable at the annual rate of $5.00 per share or $1.25 per quarter through September 2002, then $6.00 per share annually or $1.50 per quarter through September 2003, then $7.00 per share annually or $1.75 per

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

quarter thereafter. After September 30, 2006, the Series C Preferred Stock may be converted into Common Stock at 90% of the daily average closing price of the Common Stock for the prior five trading days. As of March 31, 2002, the average trading price was $16.49 per share, $14.84 per share at 90%. The 30,000 shares of Series C Cumulative Convertible Preferred Stock at $100.00 per share divided by $14.84 per share is approximately 202,143 shares of common stock, which is calculated into the diluted weighted average shares calculation. The Series C Preferred Stock is redeemable for cash at any time at the option of TCI. At December 31, 2001, 30,000 shares of Series C Preferred Stock were issued and outstanding.


NOTE 10.  DIVIDENDS

     TCI paid dividends on its Common Stock of $4.7 million ($.54 per share) in 2000 and $3.0 million ($.60 per share) in 1999.

     TCI reported to the Internal Revenue Service that 100% of the dividends paid in 2000 represented ordinary income and that 100% of the dividends paid in 1999 represented capital gains.

     In December 2000, the Board of Directors determined not to pay a fourth quarter dividend to holders of TCI's Common Stock. The non-payment decision was based on the Board determining that TCI needed to retain cash for acquisitions that were anticipated in 2001 and 2002.

NOTE 11.  STOCK OPTIONS

     In October 2000, TCI's stockholders approved the 2000 Stock Option Plan ("2000 Plan"). The 2000 Plan is administered by the Stock Option Committee, which currently consists of two Independent Directors of TCI. The exercise price per share of an option will not be less than 100% of the fair market value per share on the date of grant thereof. As of December 31, 2001, TCI had 300,000 shares of Common Stock reserved for issuance under the 2000 Plan. No options have been granted under the 2000 Plan.

     In October 2000, TCI's stockholders approved the Director's Stock Option Plan (the "Director's Plan") which provides for options to purchase up to 140,000 shares of TCI's Common Stock. Options granted pursuant to the Director's Plan are immediately exercisable and expire on the earlier of the first anniversary of the date on which a Director ceases to be a Director or 10 years from the date of grant. Each Independent Director was granted an option to purchase 5,000 Common shares at an exercise price of $14.875 per share on October 10, 2000, the date stockholders approved the plan. On January 1, 2001, each Independent Director was granted an option to purchase 5,000 Common shares at an exercise price of $8.875 per Common share. Each Independent Director will be awarded an option to purchase an additional 5,000 shares on January 1 of each year.

                                                         2001                   2000
                                                 --------------------   --------------------
                                                  NUMBER     EXERCISE    NUMBER     EXERCISE
                                                 OF SHARES    PRICE     OF SHARES    PRICE
                                                 ---------   --------   ---------   --------
Outstanding at January 1,......................   25,000     $14.875         --     $    --
Granted........................................   25,000       8.875     25,000      14.875
Canceled.......................................       --          --         --          --
                                                  ------                 ------
Outstanding at December 31,....................   50,000                 25,000     $14.875
                                                  ======                 ======

     At December 31, 2001, 50,000 options were exercisable at an average exercise price of $11.875 per Common share.

     TCI applies Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its option plans. All share options issued by TCI

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

have exercise prices equal to the market price of the shares at the dates of grant. Accordingly, no compensation cost has been recognized for its option plans. Had compensation cost for TCI's option plans been determined based on the fair value at the grant dates consistent with the method of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation," TCI's net income (loss) and net income (loss) per share would have been the pro forma amounts indicated below.

                                                      2001                      2000
                                             -----------------------   -----------------------
                                             AS REPORTED   PRO FORMA   AS REPORTED   PRO FORMA
                                             -----------   ---------   -----------   ---------
Net income applicable to Common shares.....    $19,811      $19,217      $29,760      $29,537
Net income applicable to Common shares, per
  share....................................       2.28         2.23         3.45         3.42

     The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                              2001    2000
                                                              -----   -----
Dividend yield..............................................     --    6.08%
Expected volatility.........................................  65.00%  65.00%
Risk-free interest rate.....................................   1.25%   5.75%
Expected lives (in years)...................................      9       9
Forfeitures.................................................  10.00%  10.00%

     The weighted average fair value per share of options granted in 2001 and 2000 was $7.60 and $8.93, respectively.

NOTE 12.  RENTS UNDER OPERATING LEASES

     Operations include the leasing of commercial properties (office buildings, industrial warehouses and shopping centers). The leases thereon expire at various dates through 2020. The following is a schedule of minimum future rents on non-cancelable operating leases at December 31, 2001:

2002........................................................   $ 45,856
2003........................................................     36,380
2004........................................................     27,551
2005........................................................     19,499
2006........................................................     10,726
Thereafter..................................................     18,365
                                                               --------
                                                               $158,377
                                                               ========

NOTE 13.  ADVISORY AGREEMENT

     Basic Capital Management, Inc. ("BCM"), an affiliate, has served as TCI's advisor since March 28, 1989. BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips. Mr. Phillips serves as a representative of his children's trust which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services to TCI.

     Under the Advisory Agreement, BCM is required to annually formulate and submit for Board approval a budget and business plan containing a twelve-month forecast of operations and cash flow, a general plan for asset sales and purchases, lending, foreclosure and borrowing activity and other

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

investments. BCM is required to report quarterly to the Board on TCI's performance against the business plan. In addition, all transactions require prior Board approval unless they are explicitly provided for in the approved business plan or are made pursuant to authority expressly delegated to BCM by the Board.

     The Advisory Agreement also requires prior Board approval for the retention of all consultants and third party professionals, other than legal counsel. The Advisory Agreement provides that BCM shall be deemed to be in a fiduciary relationship to the stockholders and contains a broad standard governing BCM's liability for losses incurred by TCI.

     The Advisory Agreement provides for BCM to be responsible for the day-to-day operations and to receive an advisory fee comprised of a gross asset fee of .0625% per month (.75% per annum) of the average of the gross asset value (total assets less allowance for amortization, depreciation or depletion and valuation reserves) and an annual net income fee equal to 7.5% of net income.

     The Advisory Agreement also provides for BCM to receive an annual incentive sales fee. BCM or an affiliate of BCM is to receive an acquisition commission for supervising the purchase or long-term lease of real estate. BCM or an affiliate of BCM is to receive a mortgage or loan acquisition fee with respect to the purchase of any existing mortgage loan. BCM or an affiliate of BCM is also to receive a mortgage brokerage and equity refinancing fee for obtaining loans to or refinancing of TCI's properties. In addition, BCM receives reimbursement of certain expenses incurred by it in the performance of advisory services for TCI.

     The Advisory Agreement requires BCM or any affiliate of BCM to pay to TCI one-half of any compensation received from third parties with respect to the origination, placement or brokerage of any loan made by TCI.

     Under the Advisory Agreement, all or a portion of the annual advisory fee must be refunded if the Operating Expenses of TCI (as defined in the Advisory Agreement) exceed certain limits specified in the Advisory Agreement. BCM was not required to refund any of its 1999, 2000 or 2001 advisory fee.

     Additionally, if management were to request that BCM render services other than those required by the Advisory Agreement, BCM or an affiliate of BCM would be separately compensated for such additional services on terms to be agreed upon from time to time. As discussed in Note 14. "Property Management," Triad Realty Services, Ltd. ("Triad"), an affiliate of BCM, provides property management services and as discussed in Note 15. "Real Estate Brokerage," Regis Realty, Inc. ("Regis"), a related party, provides, on a non-exclusive basis, brokerage services.

NOTE 14.  PROPERTY MANAGEMENT

     Triad provides property management services for a fee of 5% or less of the monthly gross rents collected on residential properties and 3% or less of the monthly gross rents collected on commercial properties under its management. Triad subcontracts with other entities for property-level management services at various rates. The general partner of Triad is BCM. The limited partner of Triad is GS Realty Services, Inc. ("GS Realty"), a related party. Triad subcontracts to Regis, a related party, which is a company owned by GS Realty, the property-level management and leasing of 51 of TCI's commercial properties, its five hotels and the commercial property owned by Tri-City. Regis is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Triad.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

NOTE 15.  REAL ESTATE BROKERAGE

     Regis also provides brokerage services on a non-exclusive basis. Regis is entitled to receive a commission for property purchases and sales, in accordance with a sliding scale of total brokerage fees to be paid by TCI.

NOTE 16.  ADVISORY FEES, PROPERTY MANAGEMENT FEES, ETC.

     Revenue, fees and cost reimbursements to BCM and its affiliates:

                                                            2001      2000     1999
                                                           -------   ------   -------
Fees
  Advisory...............................................  $ 5,346   $5,258   $ 3,219
  Net income.............................................    1,850    2,415     2,450
  Incentive fees.........................................    3,167       --        --
  Property acquisition...................................      774    1,024     1,815
  Real estate brokerage..................................       --      331     2,727
  Mortgage brokerage and equity refinancing..............       45      464       422
  Property and construction management and leasing
     commissions*........................................       --       --     3,608
                                                           -------   ------   -------
                                                           $11,182   $9,492   $14,241
                                                           =======   ======   =======
Cost reimbursements......................................  $ 2,582   $2,146   $ 1,367
                                                           =======   ======   =======
Hotel lease revenue......................................  $    --   $2,237   $ 1,653
                                                           =======   ======   =======

     Fees paid to GS Realty, a related party:

                                                               2001     2000
                                                              ------   ------
Fees
  Property acquisition......................................  $1,668   $2,326
  Real estate brokerage.....................................   3,760    3,250
  Property and construction management and leasing
     commissions............................................   2,599    4,321
                                                              ------   ------
                                                              $8,027   $9,897
                                                              ======   ======

---------------

* Net of property management fees paid to subcontractors, other than Regis and affiliates of BCM.

NOTE 17.  INCOME TAXES

     For the year 1999, TCI had elected and qualified to be treated as a Real Estate Investment Trust ("REIT"), as defined in Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and as such, it was not taxed for federal income tax purposes on that portion of its taxable income which was distributed to stockholders. During the third quarter of 2000, due to a concentration of ownership, TCI no longer met the requirements for tax treatment as a REIT under the Code, and is prohibited for re-qualifying for REIT tax status for at least five years.

     TCI had a loss for federal income tax purposes (after utilization of operating loss carryforwards) in 2001, 2000 and 1999; therefore, it recorded no provision for income taxes. TCI's tax basis in its net assets differs from the amount at which its net assets are reported for financial statement purposes, principally due to the accounting for gains and losses on property sales, the difference in the allowance for estimated

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

losses, depreciation on owned properties and investments in equity method real estate entities. At December 31, 2001, TCI's tax basis in its net assets exceeded their basis for financial statement purposes by $50.1 million. As a result, aggregate future income for income tax purposes will be less than such amount for financial statement purposes. Additionally, at December 31, 2001, TCI had tax net operating loss carryforwards of approximately $47.2 million expiring through the year 2018. The use of such loss carryforwards are subject to certain limitations under the Internal Revenue Code.

     At December 31, 2001, TCI had a net deferred tax asset of $33.1 million due to tax deductions available to it in future years. However, as management cannot determine that it is more likely than not that TCI will realize the benefit of the deferred tax asset a 100% valuation has been established.

NOTE 18.  OPERATING SEGMENTS

     Significant differences among the accounting policies of the operating segments as compared to the Consolidated Financial Statements principally involve the calculation and allocation of general and administrative expenses. Management evaluates the performance of the operating segments and allocates resources to each of them based on their operating income and cash flow. Items of income that are not reflected in the segments are interest, equity in partnerships, and gains on sale of real estate totaling $3.1 million, $11.2 million and $555,000 for 2001, 2000 and 1999, respectively. Expenses that are not reflected in the segments are general and administrative expenses, minority interest, non-segment interest expense, advisory, incentive sales and net income fees totaling $25.0 million, $16.2 million and $9.0 million for 2001, 2000 and 1999, respectively. Excluded from operating segment assets are assets of $86.5 million at December 31, 2001, and $91.0 million at December 31, 2000, which are not identifiable with an operating segment. There are no intersegment revenues and expenses. See "Note 3. "Real Estate" and Note 4. "Notes and Interest Receivable."

     Presented below is the operating income of each operating segment and each segments' assets for the years 2001, 2000 and 1999.

                                             COMMERCIAL
2001                                LAND     PROPERTIES   APARTMENTS   HOTELS     TOTAL
----                               -------   ----------   ----------   -------   --------
Rents............................  $   633    $ 68,676     $ 58,991    $ 6,611   $134,911
Property operating expenses......    1,756      38,266       35,947      4,593     80,562
                                   -------    --------     --------    -------   --------
Segment operating income.........  $(1,123)   $ 30,410     $ 23,044    $ 2,018   $ 54,349
                                   =======    ========     ========    =======   ========
Depreciation.....................  $    --    $ 12,753     $  5,817    $ 1,135   $ 19,705
Interest.........................    1,845      21,996       15,887      1,330     41,058
Real estate improvements and
  construction...................    1,424       7,365       14,973      9,855     33,617
Asset............................   62,209     304,657      224,986     30,835    622,687

                                             COMMERCIAL
PROPERTY SALES                      LAND     PROPERTIES   APARTMENTS              TOTAL
--------------                     -------   ----------   ----------             --------
Sales price......................  $ 3,351    $ 54,083     $104,020              $161,454
Cost of sales....................   (2,235)    (39,693)     (71,384)             (113,312)
                                   -------    --------     --------              --------
Gain on sale.....................  $ 1,116    $ 14,390     $ 32,636              $ 48,142(1)
                                   =======    ========     ========              ========

---------------

(1) Excludes a previously deferred gain on the sale of Town & Country Shopping Center of $819,000 as well as TCI's shares of gains recognized by ARI, an equity affiliate, of $5.3 million.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                                             COMMERCIAL
2000                                LAND     PROPERTIES   APARTMENTS   HOTELS     TOTAL
----                               -------   ----------   ----------   -------   --------
Rents............................  $   723    $ 61,496     $ 74,700    $ 2,743   $139,662
Property operating expenses......    1,097      31,962       44,898        213     78,170
                                   -------    --------     --------    -------   --------
Segment operating income.........  $  (374)   $ 29,534     $ 29,802    $ 2,530   $ 61,492
                                   =======    ========     ========    =======   ========
Depreciation.....................  $    --    $ 11,358     $  7,395    $   996   $ 19,749
Interest.........................    3,342      21,907       21,284      1,581     48,114
Real estate improvements.........      117      11,700        1,302      1,545     14,664
Asset............................   59,281     344,657      216,995     19,931    640,864

                                             COMMERCIAL
PROPERTY SALES                      LAND     PROPERTIES   APARTMENTS   HOTELS     TOTAL
--------------                     -------   ----------   ----------   -------   --------
Sales price......................  $12,775    $ 5,750      $ 93,949    $ 1,000   $113,474
Cost of sales....................   (7,411)    (4,089)      (60,433)      (367)   (72,300)
                                   -------    -------      --------    -------   --------
Gain on sale.....................  $ 5,364    $ 1,661      $ 33,516    $   633   $ 41,174(1)
                                   =======    =======      ========    =======   ========

---------------

(1) Excludes a previously deferred gain of $4.8 million on the sale of land as well as TCI's share of gains recognized by IORI, an equity affiliate, of $4.6 million.

                                             COMMERCIAL
1999                                LAND     PROPERTIES   APARTMENTS   HOTELS     TOTAL
----                               -------   ----------   ----------   -------   --------
Rents............................  $   855    $ 33,971     $ 42,162    $ 5,113   $ 82,101
Property operating expenses......      917      14,600       26,374      2,623     44,514
                                   -------    --------     --------    -------   --------
Operating income (loss)..........  $   (62)   $ 19,371     $ 15,788    $ 2,490   $ 37,587
                                   =======    ========     ========    =======   ========
Depreciation.....................  $    --    $  6,094     $  4,872    $   736   $ 11,702
Interest.........................    1,891      11,355       13,032      1,442     27,720
Real estate improvements.........       52       6,303        1,758      2,243     10,356
Construction expenditures........       --          --       11,470         --     11,470
Assets...........................   48,253     272,648      261,252     19,383    601,536

                                             COMMERCIAL
PROPERTY SALES                      LAND     PROPERTIES   APARTMENTS              TOTAL
--------------                     -------   ----------   ----------             --------
Sales price......................  $14,544    $ 64,305     $ 37,910              $116,759
Cost of sales....................    8,179      40,251       25,773                74,203
                                   -------    --------     --------              --------
Gains on sales...................  $ 6,365(1)  $ 24,054(1)  $ 12,137             $ 42,556
                                   =======    ========     ========              ========

---------------

(1) Includes deferred gains from a land sale and from a commercial property sale accounted for using the cost recovery method. See Note 3. "Real Estate."

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

NOTE 19.  QUARTERLY RESULTS OF OPERATIONS

     The following is a tabulation of TCI's quarterly results of operations for the years 2001 and 2000 (unaudited):

                                                          THREE MONTHS ENDED
                                          ---------------------------------------------------
2001                                      MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
----                                      ---------   --------   -------------   ------------
Rents...................................   $34,968    $36,074       $32,423        $31,446
Property expense........................    20,247     20,194        19,643         20,478
                                           -------    -------       -------        -------
  Operating income......................    14,721     15,880        12,780         10,968
Interest income.........................       613        645         1,017            673
Income (loss) in equity partnerships....    (1,367)      (999)       (2,164)        (1,420)
Gain on sale of real estate.............     6,484     22,265        18,780          6,741
                                           -------    -------       -------        -------
                                             5,730     21,911        17,633          5,994
Other expense...........................    20,135     23,460        19,297         22,914
                                           -------    -------       -------        -------
Net income (loss).......................       316     14,331        11,116         (5,952)
Preferred dividend requirement..........        (7)        (8)           (7)          (150)
                                           -------    -------       -------        -------
Net income applicable to Common
  shares................................   $   309    $14,323       $11,109        $(6,102)
                                           =======    =======       =======        =======
BASIC AND DILUTED EARNINGS PER SHARE
Net income applicable to Common
  shares................................   $   .04    $  1.65       $  1.28        $  (.74)
                                           =======    =======       =======        =======

     In the first quarter of 2001, gains on sale of real estate totaling $6.5 million were recognized on the sale of Heritage Apartments, Forest Ridge Apartments, Park at Colonade Apartments, the Zodiac Warehouse, a portion of the McKinney 36 land parcel, a portion of the Round Mountain land parcel, and TCI's share of gains recognized by ARI, an equity investee. In the second quarter of 2001, gains on sale of real estate totaling $22.3 million were recognized on the sale of Glenwood Apartments, Fontenelle Hills Apartments, Bent Tree Gardens Apartments, McCallum Glen Apartments, Moss Creek lots land parcel, Waterstreet Office Building, Technology Trading Center, Daley Office Building, and TCI's share of gains recognized by ARI. In the third quarter of 2001, gains on sale of real estate totaling $18.8 million were recognized on the sale of Park Lane Apartments, McCallum Crossing Apartments, Carseka Apartments, Sunset Lakes Apartments, Oak Run Apartments, a portion of the Eagle Crest land parcel, Chesapeake Office Building, and TCI's share of gains recognized by ARI. In the fourth quarter of 2001, gains on sale of real estate totaling $6.7 million were recognized on the sale of South Cochran Apartments, Madison at Bear Creek Apartments, Summerstone Apartments, Valley Rim Office Building, a previously deferred gain on the sale of Town and Country Shopping Center, and TCI's share of gains recognized by ARI. See Note 3. "Real Estate" and Note 7. "Investment in Equity Method Real Estate Entities."

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                                                          THREE MONTHS ENDED
                                          ---------------------------------------------------
2000                                      MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
----                                      ---------   --------   -------------   ------------
Rents...................................   $34,086    $34,605       $35,164        $35,807
Property expense........................    18,419     18,345        19,896         21,510
                                           -------    -------       -------        -------
  Operating income......................    15,667     16,260        15,268         14,297
Interest income.........................       404        588           936            442
Income (loss) in equity partnerships....         7       (299)         (185)           (79)
Gain on sale of real estate.............     8,951      8,856        11,755         20,988
                                           -------    -------       -------        -------
                                             9,362      9,145        12,506         21,351
Other expense...........................    20,673     19,630        20,883         22,888
                                           -------    -------       -------        -------
Net income (loss).......................     4,356      5,775         6,891         12,760
Preferred dividend requirement..........        (7)        (7)           (8)            --
                                           -------    -------       -------        -------
Net income applicable to Common
  shares................................   $ 4,349    $ 5,768       $ 6,883        $12,760
                                           =======    =======       =======        =======
BASIC AND DILUTED EARNINGS PER SHARE
Net income applicable to Common
  shares................................   $   .50    $   .67       $   .80        $  1.48
                                           =======    =======       =======        =======

     In the first quarter of 2000, gains on sale of real estate totaling $9.0 million were recognized on the sale of Hunters Bend Apartments, Westgate of Laurel Apartments and a previous deferred gain on the sale of McKinney land. In the second quarter of 2000, gains on sale of real estate totaling $8.9 million were recognized on the sale of Apple Creek Apartments, Villas at Fairpark Apartments, Chateau Charles Hotel, and TCI's share of gain recognized by IORI, an equity investee. In the third quarter of 2000, gains on sale of real estate totaling $11.8 million were recognized on the sale of Brookfield Corporate Center, Ashley Crest Apartments, a portion of the Allen land, Eagle Rock Apartments, Shady Trail Warehouse, McKinney land, Woodbridge Apartments and Villas at Countryside Apartments. In the fourth quarter of 2000, gains on sale of real estate totaling $21.0 million were recognized on the sale of Shadow Run Apartments, a portion of the Watters Road/Highway 121 land, Parkwood Knoll Apartments, Villa Piedra Apartments, Country Bend Apartments, Fountain Village Apartments and Crescent Place Apartments. See Note 3. "Real Estate" and Note 7. "Investment in Equity Method Real Estate Entities."

NOTE 20.  COMMITMENTS AND CONTINGENCIES AND LIQUIDITY

     Olive Litigation. In February 1990, TCI, together with CMET, IORI and National Income Realty Trust, three real estate entities with, at the time, the same officers, directors or trustees and advisor as TCI, entered into a settlement (the "Settlement") of a class and derivative action entitled Olive et al. v. National Income Realty Trust et al., relating to the operation and management of each of the entities. On April 23, 1990, the Court granted final approval of the terms of the Settlement. The Settlement was modified in 1994 (the "Modification").

     On January 27, 1997, the parties entered into an Amendment to the Modification effective January 9, 1997 (the "Olive Amendment"). The Olive Amendment provided for the settlement of additional matters raised by plaintiffs' counsel in 1996. The Court issued an order approving the Olive Amendment on July 3, 1997.

     The Olive Amendment provided that TCI's Board retain a management/compensation consultant or consultants to evaluate the fairness of the BCM advisory contract and any contract of its affiliates with TCI, CMET and IORI, including, but not limited to, the fairness to TCI, CMET and IORI of such

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

contracts relative to other means of administration. In 1998, the Board engaged a management/ compensation consultant to perform the evaluation which was completed in September 1998.

     In 1999, plaintiffs' counsel asserted that the Board did not comply with the provision requiring such engagement and requested that the Court exercise its retained jurisdiction to determine whether there was a breach of this provision of the Olive Amendment. In January 2000, the Board engaged another management/compensation consultant to perform the required evaluation again. This evaluation was completed in April 2000 and was provided to plaintiffs' counsel. The Board believes that any alleged breach of the Olive Amendment has been fully remedied by the Board's engagement of the second consultant. Although several status conferences have been held on this matter, there has been no Court order resolving whether there was any breach of the Olive Amendment.

     In June 2000, plaintiffs' counsel asserted that loans made by TCI to BCM and American Realty Trust, Inc. breached the provisions for the Modification. The Board believes that the provisions of the Settlement, the Modification and Olive Amendment terminated on April 28, 1999. However, the Court has ruled that certain provisions continue to be effective after the termination date. This ruling has been appealed by TCI and IORI.

     On October 23, 2001, TCI, IORI and American Realty Investors, Inc. ("ARI") jointly announced a preliminary agreement with the plaintiff's legal counsel for complete settlement of all disputes in the lawsuit. In February 2002, the court granted final approval for a proposed settlement. Under the proposal, ARI would acquire all of the outstanding shares of IORI and TCI not currently owned by ARI for a cash payment or shares of ARI Preferred Stock. ARI will pay $17.50 cash per TCI share and $19.00 cash per IORI share for the stock held by non-affiliated stockholders. ARI would issue one share of Series G Preferred Stock with a liquidation value of $20.00 per share for each share of TCI Common Stock for stockholders who elect to receive ARI preferred stock in lieu of cash. ARI would issue one share of Series H Preferred Stock with a liquidation value of $21.50 per share for each share of IORI Common Stock for stockholders who elect to receive ARI preferred stock in lieu of cash. Each share of Series G Preferred Stock will be convertible into 2.5 shares of ARI Common Stock during a 75-day period that commences fifteen days after the date of the first ARI Form 10-Q filing that occurs after the closing of the merger transaction. Upon the acquisition of IORI and TCI shares, TCI and IORI would become wholly-owned subsidiaries of ARI. The transaction is subject to the negotiation of a definitive merger agreement and a vote of the shareholders of all three entities. TCI has the same board as IORI and the same advisor as IORI and ARI.

     Liquidity. Although management anticipates that TCI will generate excess cash from operations in 2002, due to increased rental rates and occupancy at its properties, such excess, however, will not be sufficient to discharge all of TCI's debt obligations as they mature. Management intends to selectively sell income producing real estate, refinance real estate and incur additional borrowings against real estate to meet its cash requirements.

     Other Litigation. TCI is also involved in various other lawsuits arising in the ordinary course of business. Management is of the opinion that the outcome of these lawsuits will have no material impact on TCI's financial condition, results of operations or liquidity.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

NOTE 21.  SUBSEQUENT EVENTS

     In the first quarter of 2002, TCI purchased the following properties:

                                              UNITS/     PURCHASE   NET CASH     DEBT     INTEREST   MATURITY
PROPERTY                       LOCATION        ACRES      PRICE       PAID     INCURRED     RATE       DATE
--------                       --------      ---------   --------   --------   --------   --------   --------
APARTMENTS
Blue Lakes Villas(1)......  Waxahachie, TX   186 Units    $1,012     $1,048     $  --        --%         --
Echo Valley(1)............  Dallas, TX       216 Units       787        788        --        --          --

                                                                       Net
                                                          Purchase     Cash       Debt     Interest   Maturity
Property                  Location       Sq. Ft./Acres     Price       Paid     Incurred     Rate       Date
--------                  --------      ---------------   --------   --------   --------   --------   --------
SHOPPING CENTER
Oak Tree
  Village(2).........  Lubbock, TX       45,623 Sq. Ft.    $1,734     $  186     $1,430      8.48%     11/07

LAND
Lakeshore
  Villas(2)..........  Humble, TX           16.89 Acres       941        294         --        --         --
Rasor(2).............  Plano, TX            24.50 Acres     2,306        120         --        --         --

---------------

(1)  Land purchased for apartment construction.

(2) Property exchanged with ARI, a related party, for the Plaza at Bachman Retail Center.

     In the first quarter of 2002, TCI has also sold the following properties:

                                                                            Net
                                                                 Sales      Cash        Debt      Gain/(Loss)
Property                        Location        Units/Sq.Ft.     Price    Received   Discharged     on Sale
--------                        --------       ---------------   ------   --------   ----------   -----------
APARTMENTS
Primrose...................  Bakersfield, CA         162 Units   $5,000    $1,722      $2,920       $  659
OFFICE BUILDING
Hartford...................  Dallas, TX         174,513 Sq.Ft.    4,000        --          --           --(1)

INDUSTRIAL WAREHOUSE
Central Storage............  Dallas, TX         216,035 Sq.Ft.    4,000     2,095       1,063        1,241

SHOPPING CENTER
Plaza at Bachman(2)........  Dallas, TX          80,278 Sq.Ft.    4,707        --          --           --

---------------

(1) Excludes a $920,000 deferred gain from seller financing.

(2) Property was exchanged with ARI, a related party, for two parcels of land; the Rasor land parcel and Lakeshore Villas land parcel and the Oak Tree Village Shopping Center.

     In the first quarter of 2002, TCI refinanced the following property:

                                                                                      Net
                                                              Debt        Debt        Cash     Interest   Maturity
Property                      Location        Sq. Ft.       Incurred   Discharged   Received     Rate       Date
--------                      --------     --------------   --------   ----------   --------   --------   --------
INDUSTRIAL WAREHOUSE
Addison Hanger(1)..........  Addison, TX    23,650 Sq.Ft.    $2,687      $1,580       $942     6.75%(2)    02/07

---------------

(1) The mortgage is cross-collateralized with the 29,000 sq. ft. Addison Hanger II in Addison, Texas.

(2)  Variable interest rate.

     In January 2002, TCI purchased 100% of the outstanding common shares of ART Two Hickory Corporation ("Two Hickory"), a wholly-owned subsidiary of ARI, a related party, for $4.4 million cash. Two Hickory owns the 96,217 sq. ft. Two Hickory Center Office Building in Farmers Branch, Texas. ARI has guaranteed that the asset shall produce at least a 12% annual return of the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% annual return, ARI shall pay

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARI to repurchase the shares of Two Hickory for the purchase price. Management has classified this related party transaction as a note receivable from ARI.

     In February 2002, TCI sold a $2.0 million senior participation interest in a $3.5 million loan to IORI, a related party. See Item 2. "Mortgage Loans."

                                                                    SCHEDULE III

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 2001

                                                                                     COST CAPITALIZED
                                                            INITIAL COST         SUBSEQUENT TO ACQUISITION
                                                       -----------------------   -------------------------
                                                                  BUILDING AND
PROPERTY/LOCATION                       ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------                       ------------   --------   ------------   -------------   ---------
                                                              (DOLLARS IN THOUSANDS)
HELD FOR INVESTMENT:
APARTMENTS
4242 Cedar Springs, Dallas, TX........    $  1,302     $    372     $  1,117        $    51      $   (200)(2)
4400, Midland, TX.....................       1,069          349        1,396             --            --
Apple Lane, Lawrence, KS..............         953          168        1,510             --            --
Arbor Point, Odessa, TX...............       1,552          321        1,285            526            --
Ashton Way, Midland, TX...............       1,069          384        1,536             52            --
Autumn Chase, Midland, TX.............         907          141        1,265             --            --
Baywalk, Galveston, TX................       5,460          679        6,106             --            --
By the Sea, Corpus Christi, TX........       5,519          644        5,797             --            --
Camelot, Largo, FL....................       3,747        1,230        2,870            235          (281)(2)
Cliffs of Eldorado, McKinney, TX......      10,500        2,647       10,589             --            --
Country Crossings, Tampa, FL..........       3,758          772        2,444            196          (358)(2)
Courtyard, Midland, TX................       1,040          151        1,359             --            --
Coventry, Midland, TX.................       1,228          236          369            184            --
El Chapparal, San Antonio, TX.........       4,203          279        2,821            574          (330)(2)
Fairway View Estates, El Paso, TX.....       3,453          548        4,935            260            --
Fairways, Longview, TX................       1,908          657        1,532            119          (266)(2)
Falcon Lakes, Arlington, TX...........          --        1,437                         239
Fountain Lake, Texas City, TX.........       2,470          861        2,585             19          (254)(2)
Fountains of Waterford, Midland, TX...         436          311        1,243          1,538            --
Gladstell Forest, Conroe, TX..........       2,402          504        2,015            190            --
Grove Park, Plano, TX.................       4,554          942        3,767             54          (447)(2)
Harper's Ferry, Lafayette, LA.........       1,751          349        1,398            223            --
Heritage on the River, Jacksonville,
 FL...................................       7,675        2,070        6,211            330          (719)(2)
Hunters Glen, Midland, TX.............       1,895          519        2,075            321            --

                                                                                                                      LIFE ON WHICH
                                              GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                              CARRIED AT END OF YEAR                                                    IN LATEST
                                        ----------------------------------                                              STATEMENT
                                                   BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION                         LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------                       --------   ------------   --------   ------------   ------------   --------   -------------
                                                                          (DOLLARS IN THOUSANDS)
HELD FOR INVESTMENT:
APARTMENTS
4242 Cedar Springs, Dallas, TX........  $    372     $    968     $  1,340     $   297            1984      06/92       5-40 years
4400, Midland, TX.....................       349        1,396        1,745         128            1981      04/98         40 years
Apple Lane, Lawrence, KS..............       168        1,510        1,678          76            1989      01/00         40 years
Arbor Point, Odessa, TX...............       321        1,811        2,132         651            1975      08/96       5-40 years
Ashton Way, Midland, TX...............       384        1,588        1,972         173            1978      04/98       5-40 years
Autumn Chase, Midland, TX.............       141        1,265        1,406          56            1985      04/00         40 years
Baywalk, Galveston, TX................       679        6,106        6,785          51            1979      09/01         40 years
By the Sea, Corpus Christi, TX........       644        5,797        6,441          48            1973      08/01         40 years
Camelot, Largo, FL....................     1,230        2,825        4,055         740            1975      08/93       5-40 years
Cliffs of Eldorado, McKinney, TX......     2,647       10,589       13,236         861            1997      10/98         40 years
Country Crossings, Tampa, FL..........       772        2,282        3,054         686            1973      04/93       5-40 years
Courtyard, Midland, TX................       151        1,359        1,510          23            1976      05/01         40 years
Coventry, Midland, TX.................       236          553          789         220            1977      08/96       5-40 years
El Chapparal, San Antonio, TX.........       279        3,065        3,344       1,524            1963      01/88       5-40 years
Fairway View Estates, El Paso, TX.....       548        5,195        5,744         458            1977      03/99         40 years
Fairways, Longview, TX................       657        1,385        2,042         432            1980      03/93       5-40 years
Falcon Lakes, Arlington, TX...........     1,437          239        1,676          --            2001      10/01         40 years
Fountain Lake, Texas City, TX.........       861        2,350        3,211         506            1975      12/94       5-40 years
Fountains of Waterford, Midland, TX...       311        2,781        3,092       1,001            1977      05/98       5-40 years
Gladstell Forest, Conroe, TX..........       504        2,205        2,709         474            1985      06/95       5-40 years
Grove Park, Plano, TX.................       942        3,374        4,316         532            1979      06/96       5-40 years
Harper's Ferry, Lafayette, LA.........       349        1,621        1,970         520            1972      02/92       5-40 years
Heritage on the River, Jacksonville,
 FL...................................     2,070        5,822        7,892       1,174            1973      12/95       5-40 years
Hunters Glen, Midland, TX.............       519        2,396        2,915         413            1982      01/98       5-40 years

                                 TRANSCONTINENTAL REALTY INVESTORS, INC.
                         REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                                                                                     COST CAPITALIZED
                                                            INITIAL COST         SUBSEQUENT TO ACQUISITION
                                                       -----------------------   -------------------------
                                                                  BUILDING AND
PROPERTY/LOCATION                       ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------                       ------------   --------   ------------   -------------   ---------
                                                              (DOLLARS IN THOUSANDS)
In the Pines, Gainesville, FL.........    $  5,514     $  1,288     $  5,154        $   496      $   (573)(2)
Island Bay, Galveston, TX.............      15,334        2,095       18,852             --            --
Limestone Canyon, Austin, TX..........      12,911        1,998           --         12,247       1,895(4)
Limestone Ranch, Lewisville, TX.......       6,604        1,620           --          6,605            --
Marina Landing, Galveston, TX.........      12,137        1,246       11,161             --            --
Mountain Plaza, El Paso, TX...........       4,204          837        3,347            139            --
Oak Park IV, Clute, TX................          --          224          674             27           (95)(2)
Paramount Terrace, Amarillo, TX.......       2,818          340        3,061             --            --
Plantation, Tulsa, OK.................       1,966          344        3,096             --            --
Primrose, Bakersfield, CA.............       2,934          428        3,852             --            --
Quail Creek, Lawrence, KS.............       2,187          343        3,090             --            --
Quail Oaks, Balch Springs, TX.........       1,198           90        2,160            152          (187)(2)
River Oaks, Wiley, TX.................       1,188          590           --          1,455            --
Sandstone, Mesa, AZ...................       5,648        1,656        6,625             95            --
Sendero Ridge, San Antonio, TX........       3,660        2,635           --          3,926            --
Somerset, Texas City, TX..............       3,000          936        2,811            158          (452)(2)
Southgate, Odessa, TX.................       1,788          335        1,338            318            --
Southgreen, Bakersfield, CA...........       2,401          755        3,021             --            --
Stone Oak, San Antonio, TX............       2,847          649        2,598            263          (409)(2)
Summerfield, Orlando, FL..............       4,540        1,175        4,698            136            --
Sunchase, Odessa, TX..................       1,822          742        2,967            458            --
Terrace Hills, El Paso, TX............       6,228        1,286        5,145            167            --
Timbers, Tyler, TX....................       1,634          497        1,988             --            --
Tivoli, Dallas, TX....................       1,865        1,355           --          2,984            --
Trails at Windfern, Houston, TX.......       3,695          870        3,479             63          (436)(2)
Treehouse, Irving, TX.................       2,604          716        2,865            260            --
Verandas at City View, Fort Worth,
 TX...................................       2,197        2,545           --             25            --
Waters Edge IV, Gulfport, MS..........          --          443           --          1,536            --
Westwood, Odessa, TX..................          --           85          341            108            --
Willow Creek, El Paso, TX.............       1,983          608        1,832             76          (156)(2)

                                 TRANS                            TRANSCONTINENTAL REALTY INVESTORS, INC.
                         REAL ESTATE A                    REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)
                                                                                                                      LIFE ON WHICH
                                              GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                              CARRIED AT END OF YEAR                                                    IN LATEST
                                        ----------------------------------                                              STATEMENT
                                                   BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION                         LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------                       --------   ------------   --------   ------------   ------------   --------   -------------
                                                                          (DOLLARS IN THOUSANDS)
In the Pines, Gainesville, FL.........  $  1,288     $  5,077     $  6,365     $ 1,345            1972      12/94       5-40 years
Island Bay, Galveston, TX.............     2,095       18,852       20,947         157            1973      09/01         40 years
Limestone Canyon, Austin, TX..........     1,998       13,365       16,140         668            1997      07/98         40 years
Limestone Ranch, Lewisville, TX.......     1,620        6,605        8,225          --            2001      05/01         40 years
Marina Landing, Galveston, TX.........     1,240       11,161       12,401          93            1985      09/01         40 years
Mountain Plaza, El Paso, TX...........       837        3,486        4,323         422            1972      01/98       5-40 years
Oak Park IV, Clute, TX................       224          606          830         148            1981      06/94       5-40 years
Paramount Terrace, Amarillo, TX.......       340        3,061        3,402         128            1983      05/00         40 years
Plantation, Tulsa, OK.................       344        3,096        3,440         161            1968      12/99         40 years
Primrose, Bakersfield, CA.............       428        3,852        4,280         169            1979      04/00         40 years
Quail Creek, Lawrence, KS.............       343        3,090        3,434         168            1969      01/00         40 years
Quail Oaks, Balch Springs, TX.........        90        2,125        2,215       1,007            1982      02/87       5-40 years
River Oaks, Wiley, TX.................       590        1,455        2,045          --            2001      10/01         40 years
Sandstone, Mesa, AZ...................     1,656        6,720        8,376         770            1986      10/97       5-40 years
Sendero Ridge, San Antonio, TX........     2,635        3,926        6,561          --            2001      11/01         40 years
Somerset, Texas City, TX..............       936        2,516        3,452         668            1985      12/93       5-40 years
Southgate, Odessa, TX.................       335        1,656        1,991         468            1976      08/96       5-40 years
Southgreen, Bakersfield, CA...........       755        3,021        3,776         234            1985      12/98         40 years
Stone Oak, San Antonio, TX............       649        2,452        3,101         965            1978      03/90       5-40 years
Summerfield, Orlando, FL..............     1,175        4,834        6,009         971            1971      11/94       5-40 years
Sunchase, Odessa, TX..................       742        3,425        4,167         646            1981      10/97       5-40 years
Terrace Hills, El Paso, TX............     1,286        5,312        6,598         671            1985      03/97       5-40 years
Timbers, Tyler, TX....................       497        1,988        2,485         203            1973      12/97         40 years
Tivoli, Dallas, TX....................     1,355        2,984        4,339          --            2001      12/01         40 years
Trails at Windfern, Houston, TX.......       870        3,106        3,976         428            1975      05/97       5-40 years
Treehouse, Irving, TX.................       716        3,125        3,841         543            1974      05/97       5-40 years
Verandas at City View, Fort Worth,
 TX...................................     2,545           25        2,570          --            2001      09/01         40 years
Waters Edge IV, Gulfport, MS..........       443        1,536        1,979          --            2001      11/01         40 years
Westwood, Odessa, TX..................        85          449          534         147            1977      08/96       5-40 years
Willow Creek, El Paso, TX.............       608        1,752        2,359         388            1972      05/94       5-40 years

                                 TRANSCONTINENTAL REALTY INVESTORS, INC.
                         REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                                                                                     COST CAPITALIZED
                                                            INITIAL COST         SUBSEQUENT TO ACQUISITION
                                                       -----------------------   -------------------------
                                                                  BUILDING AND
PROPERTY/LOCATION                       ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------                       ------------   --------   ------------   -------------   ---------
                                                              (DOLLARS IN THOUSANDS)
Will-O-Wick, Pensacola, FL............    $  3,104     $    747     $  2,990        $   174      $   (281)(2)
Willow Wick, North Augusta, SC........       1,696          324        1,305             39          (170)(2)
Woodview, Odessa, TX..................       2,079          716        2,864            102            --
OFFICE BUILDINGS
1010 Commons, New Orleans, LA.........       8,344          143       15,011         17,551        (1,218)(2)
225 Baronne, New Orleans, LA..........       7,327        1,162       10,457          6,633        (1,293)(2)
4135 Beltline, Addison, TX............       3,100          476        4,280             --            --
9033 Wilshire Blvd., Los Angeles,
 CA...................................       6,756          956        8,609            143            --
Ambulatory Surgery Center, Sterling,
 VA...................................       6,682          908         8170             --            --
AMOCO, New Orleans, LA................      14,852          895        3,582          6,380        (1,149)(2)
Atrium, Palm Beach, FL................       3,901        1,147        4,590            166            --
Bay Plaza, Tampa, FL..................       2,502          895        3,582            508          (384)(2)
Bay Plaza II, Tampa, FL...............       3,599          506        4,550             90            --
Bonita Plaza, Bonita, CA..............       4,929        1,168        4,670          1,011            --
Brandeis, Omaha, NE...................       8,750        1,451       13,061            114            --
Corporate Point, Chantilly, VA........       3,799          830        3,321            834            --
Countryside Retail Center, Sterling,
 VA...................................      21,307(10)    2,088       18,791             10            --
Durham Center, Durham, NC.............      14,246        4,233       16,932          1,408        (1,362)(2)
Eton Square, Tulsa, OK................      10,211        1,469       13,219            418            --
Forum, Richmond, VA...................       5,180        1,360        5,439            958            --
Harmon, Sterling, VA..................       8,013        1,054        9,487             20            --
Hartford, Dallas, TX..................          --          630        2,520            815            --
Institute Place Lofts, Chicago, IL....       5,629          665        7,057            537            --
Jefferson, Washington, DC.............       9,731        2,774       11,096          1,057          (883)(2)
Lexington Center, Colorado Springs,
 CO...................................       4,133        1,103        4,413            561            --
Mimado, Sterling, VA..................          --          582        5,236             58            --
NASA, Houston, TX.....................          --          410        3,319           (661)         (272)(2)
One Steeplechase, Sterling, VA........       7,905        1,380        5,520          2,807          72(4)
Parkway North, Dallas, TX.............       3,900        1,173        4,692            949            --
Plaza Towers, St. Petersburg, FL......       7,033        1,760       12,617          7,136        (4,379)(3)

                                 TRANS                            TRANSCONTINENTAL REALTY INVESTORS, INC.
                         REAL ESTATE A                    REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)
                                                                                                                      LIFE ON WHICH
                                              GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                              CARRIED AT END OF YEAR                                                    IN LATEST
                                        ----------------------------------                                              STATEMENT
                                                   BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION                         LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------                       --------   ------------   --------   ------------   ------------   --------   -------------
                                                                          (DOLLARS IN THOUSANDS)
Will-O-Wick, Pensacola, FL............  $    747     $  2,883     $  1,499     $   225            1974      05/95       5-40 years
Willow Wick, North Augusta, SC........       324        1,174        3,630         618            1968      09/94       5-40 years
Woodview, Odessa, TX..................       716        2,966        3,682         322            1974      05/98       5-40 years
OFFICE BUILDINGS
1010 Commons, New Orleans, LA.........     2,113       29,374       31,487       2,484            1971      03/98       5-40 years
225 Baronne, New Orleans, LA..........     1,162       15,797       16,959       2,451            1960      03/98       5-40 years
4135 Beltline, Addison, TX............       476        4,280        4,756         335       1981/1982      06/99         40 years
9033 Wilshire Blvd., Los Angeles,
 CA...................................       956        8,752        9,708         394            1957      04/00       5-40 years
Ambulatory Surgery Center, Sterling,
 VA...................................       908        8,170        9,078         255            1991      07/00         40 years
AMOCO, New Orleans, LA................     1,233        8,475        9,708       3,843            1974      06/97       5-40 years
Atrium, Palm Beach, FL................     1,147        4,756        5,903         474            1985      06/98         40 years
Bay Plaza, Tampa, FL..................       895        3,706        4,601         560            1988      07/97       5-40 years
Bay Plaza II, Tampa, FL...............       506        4,640        5,146         185            1985      06/00         40 years
Bonita Plaza, Bonita, CA..............     1,168        5,681        6,849         935            1991      09/97       5-40 years
Brandeis, Omaha, NE...................     1,451       13,175       14,626         365            1921      11/00         40 years
Corporate Point, Chantilly, VA........       830        4,155        4,985       1,097            1992      10/94       5-40 years
Countryside Retail Center, Sterling,
 VA...................................     2,088       18,801       20,889         578            1986      09/00         40 years
Durham Center, Durham, NC.............     4,233       16,978       21,211       2,229            1988      07/97       5-40 years
Eton Square, Tulsa, OK................     1,469       13,637       15,106         806            1985      09/99       5-40 years
Forum, Richmond, VA...................     1,360        6,397        7,757       2,018            1987      10/92       2-40 years
Harmon, Sterling, VA..................     1,054        9,507       10,561         306            1987      09/00       5-40 years
Hartford, Dallas, TX..................       630        3,335        3,965         984            1980      11/94       2-40 years
Institute Place Lofts, Chicago, IL....       665        7,594        8,259       4,351            1910      01/93       2-40 years
Jefferson, Washington, DC.............     2,774       11,270       14,044       1,878            1979      02/97       5-40 years
Lexington Center, Colorado Springs,
 CO...................................     1,103        4,974        6,077         755            1986      12/97       3-40 years
Mimado, Sterling, VA..................       582        5,294        5,876         164            1986      09/00         40 years
NASA, Houston, TX.....................       172        2,624        2,796       1,629            1979      10/85       5-40 years
One Steeplechase, Sterling, VA........     1,380        8,399        9,779       3,398            1987      12/92       5-40 years
Parkway North, Dallas, TX.............     1,173        5,641        6,813         802            1980      02/98       2-40 years
Plaza Towers, St. Petersburg, FL......     1,241       15,893       17,134      10,027            1979      11/85       1-40 years

                                 TRANSCONTINENTAL REALTY INVESTORS, INC.
                         REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                                                                                     COST CAPITALIZED
                                                            INITIAL COST         SUBSEQUENT TO ACQUISITION
                                                       -----------------------   -------------------------
                                                                  BUILDING AND
PROPERTY/LOCATION                       ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------                       ------------   --------   ------------   -------------   ---------
                                                              (DOLLARS IN THOUSANDS)
Remington Tower, Tulsa, OK............    $  3,480     $    480     $  4,351        $   214      $     --
Savings of America, Houston, TX.......       1,200          338        1,353            722            --
Signature Athletic Club, Dallas, TX...       2,613        1,075        2,921          1,071          (439)(2)
Venture Center, Atlanta, GA...........       2,643          411        2,746            407            --
Westgrove Air Plaza, Addison, TX......       3,948          501        2,004            626          (945)(2)
Windsor Plaza, Windcrest, TX..........          --        1,429        4,441           (352)         (257)(2)
INDUSTRIAL WAREHOUSES
5360 Tulane, Atlanta, GA..............         375           95          514             50           (44)(2)
5700 Tulane, Atlanta, GA..............          --           --           --            720          (101)(2)
Addison Hangar, Addison, TX...........       1,587          928        1,481             32            --
Addison Hanger II, Addison, TX........          --           --        1,150            229            --
Central Storage, Dallas, TX...........       1,070          464        1,856            438          (138)(2)
Encon, Fort Worth, TX.................       3,469          984        3,934             67            --
Kelly, Dallas, TX.....................       4,378        1,136        4,856            473        (1,196)(2)(9)
McLeod, Orlando, FL...................       1,994          673        2,693            576          (511)(2)
Ogden, Ogden, UT......................          --           52        1,568            218           (70)(2)
Space Center, San Antonio, TX.........       1,110          247        1,332            112          (131)(2)
Texstar, Arlington, TX................       1,225          333        1,331            216            --
Tricon, Atlanta, GA...................       9,665        2,761        6,442          1,791            --
SHOPPING CENTERS
Dunes Plaza, Michigan City, IN........       3,088        1,230        5,430          2,344          (482)(5)
K-Mart, Cary, NC......................       1,803        1,358        1,157            162            --
Parkway Center, Dallas, TX............       1,697          273        1,876            408            --
Plaza on Bachman Creek, Dallas, TX....          --          734        2,935          1,209            --
Promenade, Highlands Ranch, CO........       7,262        1,749        6,995            105          (679)(2)
Sadler Square, Amelia Island, FL......       2,812          679        2,715            134            --
Sheboygan, Sheboygan, WI..............         484          242        1,371             45            --
HOTELS
Akademia, Wroclaw, Poland.............       7,266        2,184           --          9,577            --
Brompton, Chicago, IL.................       2,302          572        2,365          1,441            --

                                 TRANS                            TRANSCONTINENTAL REALTY INVESTORS, INC.
                         REAL ESTATE A                    REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)
                                                                                                                      LIFE ON WHICH
                                              GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                              CARRIED AT END OF YEAR                                                    IN LATEST
                                        ----------------------------------                                              STATEMENT
                                                   BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION                         LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------                       --------   ------------   --------   ------------   ------------   --------   -------------
                                                                          (DOLLARS IN THOUSANDS)
Remington Tower, Tulsa, OK............  $    480     $  4,565     $  5,045     $   336            1982      09/99         40 years
Savings of America, Houston, TX.......       338        2,074        2,412         568            1979      03/97       3-40 years
Signature Athletic Club, Dallas, TX...     1,075        3,553        4,628         566            1985      02/99       5-40 years
Venture Center, Atlanta, GA...........       411        3,153        3,564       1,200            1981      07/89       1-40 years
Westgrove Air Plaza, Addison, TX......       501        1,684        2,185          45            1982      10/97       5-40 years
Windsor Plaza, Windcrest, TX..........     1,672        3,589        5,261       2,308            1984      11/86       5-40 years
INDUSTRIAL WAREHOUSES
5360 Tulane, Atlanta, GA..............        95          520          615         292            1970      11/97       5-40 years
5700 Tulane, Atlanta, GA..............        --          619          619          92            1998      11/97         40 years
Addison Hangar, Addison, TX...........       928        1,513        2,441          91            1992      12/99       5-40 years
Addison Hanger II, Addison, TX........        --        1,379        1,379          44            2000      12/99       5-40 years
Central Storage, Dallas, TX...........       464        2,156        2,620         591            1966      04/96       5-40 years
Encon, Fort Worth, TX.................       984        4,001        4,985         402            1958      10/97       5-40 years
Kelly, Dallas, TX.....................     1,136        4,133        5,269       1,155       1966/1973      03/95       5-40 years
McLeod, Orlando, FL...................       673        2,758        3,431         793            1985      09/94       5-40 years
Ogden, Ogden, UT......................        52        1,716        1,768         670            1979      01/86       5-40 years
Space Center, San Antonio, TX.........       247        1,313        1,560         737            1970      11/97       5-40 years
Texstar, Arlington, TX................       333                     1,880         421            1967      12/93       5-40 years
Tricon, Atlanta, GA...................     2,761        8,234       10,995       2,818            1971      02/93       2-40 years
SHOPPING CENTERS
Dunes Plaza, Michigan City, IN........     1,343        7,179        8,522       2,306            1978      03/92       5-40 years
K-Mart, Cary, NC......................     1,358        1,319        2,677          88            1981      08/98         40 years
Parkway Center, Dallas, TX............       273        2,283        2,556         964            1979      11/91       5-40 years
Plaza on Bachman Creek, Dallas, TX....       734        4,144        4,878         682            1986      03/98       5-40 years
Promenade, Highlands Ranch, CO........     1,749        6,420        8,169       1,158            1985      07/96       5-40 years
Sadler Square, Amelia Island, FL......       679        2,849        3,528         713            1987      11/93       3-40 years
Sheboygan, Sheboygan, WI..............       242        1,416        1,658         338            1977      05/92         40 years
HOTELS
Akademia, Wroclaw, Poland.............     2,184        9,577       11,761          --            2001      02/01         40 years
Brompton, Chicago, IL.................       572        3,806        4,378         488            1995      12/98       5-40 years

                                 TRANSCONTINENTAL REALTY INVESTORS, INC.
                         REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                                                                                     COST CAPITALIZED
                                                            INITIAL COST         SUBSEQUENT TO ACQUISITION
                                                       -----------------------   -------------------------
                                                                  BUILDING AND
PROPERTY/LOCATION                       ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------                       ------------   --------   ------------   -------------   ---------
                                                              (DOLLARS IN THOUSANDS)
City Suites, Chicago, IL..............    $  3,840     $    950     $  3,847        $ 1,061      $     --
Majestic Inn, San Francisco, CA.......       5,346        1,139        4,555          1,187            --
Surf, Chicago, IL.....................       3,814          945        3,851          1,363            --
LAND
1013 Commons, New Orleans, LA.........          --          615           --             46           (36)(2)
Alamo Springs, Dallas, TX.............          --        1,385           --             --            --
Dominion, Dallas, TX..................          --        3,931           --             --            --
Eagle Crest, Farmers Branch, TX.......          --        2,500           --            134          (505)(9)
Folsom................................          --        1,781           --            450            --
Lamar Parmer, Austin, TX..............          --        1,571           --             94            --
Las Colinas, Las Colinas, TX..........          --          995           --              5            --
Lemon Carlisle, Dallas, TX............       1,746        3,576           --             30            --
Limestone Canyon II...................          --          428           --            266            38
Manhattan, Farmers Branch, TX.........          --       11,186           --            777            44
McKinney 36, Collin County, TX........         956        2,203           --             --          (230)(2)
Mira Lago, Farmers Branch, TX.........          --          541           --             --            41
Pac-Trust, Dallas, TX.................          --        1,232           --             --            --
Red Cross, Dallas, TX.................       4,500        8,383           --             --            --
Sandison, Collin County, TX...........       1,040        5,021           --             --          (392)(2)(7)
Seminary West, Fort Worth, TX.........          --          234           --             --            --
Solco Allen, Collin County, TX........         305        1,388           --             --           (80)(2)
Solco-Valley, Dallas, TX..............          --        1,525           --             --            --
Stacy Road, Allen, TX.................       1,345        2,665           --             --          (193)(2)
State Highway 121, Collin County,
 TX...................................          --        4,354           --             --        (2,581)(2)(7)
Watters Road, Collin County, TX.......          --        1,787           --             --          (200)(2)
West End, Dallas, TX..................       5,889       11,405           --             77        (4,013)(8)
Whisenant, Collin County, TX..........         133          631           --             --           (59)(2)(7)
                                          --------     --------     --------        -------      --------
INVESTMENT PROPERTIES.................     456,845      171,600      453,830        114,375       (26,974)
                                          --------     --------     --------        -------      --------

                                 TRANS                            TRANSCONTINENTAL REALTY INVESTORS, INC.
                         REAL ESTATE A                    REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)
                                                                                                                      LIFE ON WHICH
                                              GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                              CARRIED AT END OF YEAR                                                    IN LATEST
                                        ----------------------------------                                              STATEMENT
                                                   BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION                         LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------                       --------   ------------   --------   ------------   ------------   --------   -------------
                                                                          (DOLLARS IN THOUSANDS)
City Suites, Chicago, IL..............  $    950     $  4,908     $  5,858     $   731            1995      12/98       5-40 years
Majestic Inn, San Francisco, CA.......     1,139        5,742        6,881       2,137            1902      12/90       5-40 years
Surf, Chicago, IL.....................       945        5,215        6,160         847            1995      12/98       5-40 years
LAND
1013 Commons, New Orleans, LA.........       625           --          625          --              --      08/98               --
Alamo Springs, Dallas, TX.............     1,385           --        1,385          --              --      09/99               --
Dominion, Dallas, TX..................     3,931           --        3,931          --              --      03/99               --
Eagle Crest, Farmers Branch, TX.......     2,129           --        2,129          --              --      05/98               --
Folsom................................     2,231           --        2,231          --              --      10/00               --
Lamar Parmer, Austin, TX..............     1,665           --        1,665          --              --      01/00               --
Las Colinas, Las Colinas, TX..........     1,000           --        1,000          --              --      01/96               --
Lemon Carlisle, Dallas, TX............     3,606           --        3,606          --              --      02/98               --
Limestone Canyon II...................       732           --          732          --              --      06/00               --
Manhattan, Farmers Branch, TX.........    12,007           --       12,007          --              --      02/00               --
McKinney 36, Collin County, TX........     1,973           --        1,973          --              --      01/98               --
Mira Lago, Farmers Branch, TX.........       582           --          582          --              --      05/01               --
Pac-Trust, Dallas, TX.................     1,232           --        1,232          --              --      10/01               --
Red Cross, Dallas, TX.................     8,383           --        8,383          --              --      05/99               --
Sandison, Collin County, TX...........     4,629           --        4,629          --              --      05/98               --
Seminary West, Fort Worth, TX.........       234           --          234          --              --      07/01               --
Solco Allen, Collin County, TX........     1,308           --        1,308          --              --      05/98               --
Solco-Valley, Dallas, TX..............     1,525           --        1,525          --              --      04/01               --
Stacy Road, Allen, TX.................     2,472           --        2,472          --              --      04/97               --
State Highway 121, Collin County,
 TX...................................     1,773           --        1,773          --              --      02/97               --
Watters Road, Collin County, TX.......     1,587           --        1,587          --              --      02/97               --
West End, Dallas, TX..................     7,469           --        7,469          --              --      08/97               --
Whisenant, Collin County, TX..........       572           --          572          --              --      05/98               --
                                        --------     --------     --------     -------
INVESTMENT PROPERTIES.................   167,220      545,611      712,832      90,661
                                        --------     --------     --------     -------

                                 TRANSCONTINENTAL REALTY INVESTORS, INC.
                         REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                                                                                     COST CAPITALIZED
                                                            INITIAL COST         SUBSEQUENT TO ACQUISITION
                                                       -----------------------   -------------------------
                                                                  BUILDING AND
PROPERTY/LOCATION                       ENCUMBRANCES     LAND     IMPROVEMENTS   IMPROVEMENTS      OTHER
-----------------                       ------------   --------   ------------   -------------   ---------
                                                              (DOLLARS IN THOUSANDS)
PROPERTIES HELD FOR SALE
LAND
Fiesta, San Angelo, TX................    $     --     $     44     $     --        $    --      $     --
Fruitland, Fruitland Park, FL.........          --          253           --             --          (100)(6)
Round Mt, Austin, TX..................          --        5,740           --             --        (5,421)(2)(3)
                                          --------     --------     --------        -------      --------
Properties Held for Sale..............          --        6,037           --             --        (5,521)
                                          --------     --------     --------        -------      --------
                                          $456,845     $177,637     $453,830        $114,375     $(32,495)
                                          ========     ========     ========        =======      ========

                                 TRANS                            TRANSCONTINENTAL REALTY INVESTORS, INC.
                         REAL ESTATE A                    REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)
                                                                                                                      LIFE ON WHICH
                                              GROSS AMOUNTS OF WHICH                                                  DEPRECIATION
                                              CARRIED AT END OF YEAR                                                    IN LATEST
                                        ----------------------------------                                              STATEMENT
                                                   BUILDING AND     (1)      ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION                         LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
-----------------                       --------   ------------   --------   ------------   ------------   --------   -------------
                                                                          (DOLLARS IN THOUSANDS)
PROPERTIES HELD FOR SALE
LAND
Fiesta, San Angelo, TX................  $     44     $     --     $     44     $    --              --      12/91               --
Fruitland, Fruitland Park, FL.........       153           --          153          --              --      05/92               --
Round Mt, Austin, TX..................       319           --          319          --              --      12/86               --
                                        --------     --------     --------     -------
Properties Held for Sale..............       516           --          516          --
                                        --------     --------     --------     -------
                                        $167,736     $545,611     $713,348     $90,661
                                        ========     ========     ========     =======

---------------

 (1) The aggregate cost for federal income tax purposes is $744.4 million.

 (2) Purchase accounting basis adjustment.

 (3) Writedown of property to estimated net realizable value.

 (4) Construction period interest and taxes.

 (5) Forgiveness of debt and cash received deducted from the basis of the property, offset by land acquired in 1992.

 (6) Cash received for easement deducted from the basis of the property.

 (7) The Sandison land is collateralized with the Solco Allen and Whisenant land. All of the land in McKinney and Collin County, Texas is cross-collateralized and cross defaulted.

 (8) Cash received for condemnation of part of property.

 (9) Sale of portion of property.

(10) The Countryside Retail Center is collateralized with the Mimado Building.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                                                                2001        2000       1999
                                                              ---------   --------   --------
                                                                  (DOLLARS IN THOUSANDS)
RECONCILIATION OF REAL ESTATE
Balance at January 1,.......................................  $ 729,051   $686,522   $409,986
Additions
  Purchases, improvements and construction..................     97,703    122,683     76,659
  Foreclosures..............................................         --        352         --
  CMET merger...............................................         --         --    290,415
Deductions
  Sale of real estate.......................................   (111,986)   (80,188)   (89,463)
  Sale of foreclosed properties.............................     (1,420)      (318)    (1,075)
                                                              ---------   --------   --------
Balance at December 31,.....................................  $ 713,348   $729,051   $686,522
                                                              =========   ========   ========
RECONCILIATION OF ACCUMULATED DEPRECIATION
Balance at January 1,.......................................  $  88,187   $ 84,986   $ 61,241
Additions
  Depreciation..............................................     19,705     19,702     11,702
  CMET merger...............................................         --         --     31,628
Deductions
  Sale of real estate.......................................    (17,231)   (16,501)   (19,585)
                                                              ---------   --------   --------
Balance at December 31,.....................................  $  90,661   $ 88,187   $ 84,986
                                                              =========   ========   ========

                                                                     SCHEDULE IV

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                         MORTGAGE LOANS ON REAL ESTATE
                               DECEMBER 31, 2001

                                                   FINAL
                                       INTEREST   MATURITY                              PRIOR    FACE AMOUNT
DESCRIPTION                              RATE       DATE      PERIODIC PAYMENT TERMS    LIENS    OF MORTGAGE
-----------                            --------   --------    ----------------------   -------   -----------
                                                                                       (DOLLARS IN THOUSANDS)
FIRST MORTGAGE LOANS
KELLER HICKS.........................   16.0%       07/02    Interest only payments    $    --     $ 1,700
  Secured by 44.6 acres of unimproved                        of $22,667 due monthly.
  land in Fort Worth, TX
EXECUTIVE COURT......................   12.0%       12/04    Excess property cash           --       1,970
  Secured by a 41,840 sq. ft office                          flow payments.
  building in Memphis, TN
WRAPAROUND MORTGAGE LOANS
PINEMONT.............................  10.40%       07/08    Monthly principal and         367         467
  Secured by an office building in                           interest payments of
  Houston, TX                                                $6,281.
JUNIOR MORTGAGE LOANS
COUNTRY ELMS.........................   8.00%       05/02    Monthly principal and          --         380
  Secured by mobile home park in                             interest payments of
  Galesburg, IL                                              $3,154.
ACLP PARK TEN........................   16.0%       05/02    Interest only payments     10,750       3,000
  Secured by an office building and                          of $30,000 due monthly.
  industrial warehouse in Carrollton,
  TX
LINCOLN COURT APARTMENTS.............  Varies       06/04    Two notes bearing           1,255       1,369
                                                             interest
  Secured by apartment building in                           at prime plus 1%.
  Dallas, TX                                                 Interest only payments
                                                             of $8,841 due monthly.
PORTOFINO............................   16.0%       04/02    Interest only payments     22,160       5,000
  Secured by a retail center in                              of $46,667 due monthly.
  Montgomery County, TX
DALLAS FUND XVII.....................  Varies       01/03    One note bearing              835       1,738
                                                             interest at
  Secured by an office building in                           prime plus 3%.
  Dallas, TX
MADISON AT BEAR CREEK................    7.0%       01/02    Principal and interest      3,442         608
  Secured by an apartment in Houston,                        due January 2002.
  TX
ONE CITY CENTER......................    9.0%       02/02    Interest only payments         --       4,000
  Secured by a 375,752 sq ft. office                         of $30,000.
  building in St. Louis, MO
TEXAS GLENN..........................   10.0%       06/03    Interest only payments      5,003       1,500
  Secured by an apartment in Dallas,                         of $12,500.
  TX
SENDERA RANCH........................   15.0%       07/03    Interest only payments      7,000       3,547
  Secured by 1,714.16 acres of                               of $44,338.               -------     -------
  unimproved land in Tarrant County,
  TX
                                                                                       $50,812     $25,279
                                                                                       =======     =======
Interest.............................
Allowance for estimated losses.......

                                                     PRINCIPAL AMOUNT
                                                     OF LOANS SUBJECT
                                        CARRYING      TO DELINQUENT
                                       AMOUNTS OF      PRINCIPAL OR
DESCRIPTION                            MORTGAGE(1)       INTEREST
-----------                            -----------   ----------------
                                         (DOLLARS IN THOUSANDS)
FIRST MORTGAGE LOANS
KELLER HICKS.........................    $ 1,700           $110
  Secured by 44.6 acres of unimproved
  land in Fort Worth, TX
EXECUTIVE COURT......................      1,970             --
  Secured by a 41,840 sq. ft office
  building in Memphis, TN
WRAPAROUND MORTGAGE LOANS
PINEMONT.............................        352             --
  Secured by an office building in
  Houston, TX
JUNIOR MORTGAGE LOANS
COUNTRY ELMS.........................        155             --
  Secured by mobile home park in
  Galesburg, IL
ACLP PARK TEN........................      2,250             --
  Secured by an office building and
  industrial warehouse in Carrollton,
  TX
LINCOLN COURT APARTMENTS.............      1,369             --
  Secured by apartment building in
  Dallas, TX
PORTOFINO............................      3,500             --
  Secured by a retail center in
  Montgomery County, TX
DALLAS FUND XVII.....................      1,738             --
  Secured by an office building in
  Dallas, TX
MADISON AT BEAR CREEK................        608             --
  Secured by an apartment in Houston,
  TX
ONE CITY CENTER......................      4,000             --
  Secured by a 375,752 sq ft. office
  building in St. Louis, MO
TEXAS GLENN..........................      1,500             --
  Secured by an apartment in Dallas,
  TX
SENDERA RANCH........................      3,547             --
  Secured by 1,714.16 acres of           -------           ----
  unimproved land in Tarrant County,
  TX
                                          22,689           $ --
                                                           ====
Interest.............................        178
Allowance for estimated losses.......       (818)
                                         -------
                                         $22,049
                                         =======

---------------

(1) The aggregate cost for federal income tax purposes is $22.9 million.

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                                                               2001      2000      1999
                                                              -------   -------   -------
                                                                (DOLLARS IN THOUSANDS)
Balance at January 1,.......................................  $ 8,668   $12,061   $ 2,379
Additions
  New mortgage loans........................................   20,063    17,500     9,680
  CMET merger...............................................       --        --       631
Deductions
  Collections of principal..................................   (6,042)  (20,531)      (37)
  Foreclosed properties and deeds-in-lieu of foreclosure....       --      (356)       --
  Write off of uncollectible mortgage loans.................       --        --      (575)
  Write off of principal due to discount for early payoff...       --        (6)      (17)
                                                              -------   -------   -------
Balance at December 31,.....................................  $22,689   $ 8,668   $12,061
                                                              =======   =======   =======

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              MARCH 31,   DECEMBER 31,
                                                                2002          2001
                                                              ---------   ------------
                                                               (DOLLARS IN THOUSANDS,
                                                                 EXCEPT PER SHARE)
                                        ASSETS
Real estate held for investment.............................  $ 86,319      $ 95,190
Less -- accumulated depreciation............................    (6,745)       (7,875)
                                                              --------      --------
                                                                79,574        87,315
Notes and interest receivable (including $5,109 in 2002 from
  related parties)..........................................     7,614           505
Allowance for loss..........................................      (767)           --
                                                              --------      --------
                                                                 6,847           505
Investment in real estate partnerships......................       103           142
Cash and cash equivalents...................................        59            66
Other assets (including $108 in 2002 from affiliates).......     3,173         3,805
                                                              --------      --------
                                                              $ 89,756      $ 91,833
                                                              ========      ========
                         LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Notes and interest payable..................................  $ 47,552      $ 54,426
Other liabilities (including $447 in 2002 and $593 in 2001
  to affiliates)............................................     1,909         2,185
                                                              --------      --------
                                                                49,461        56,611
Commitments and contingencies
Stockholders' equity
Common Stock, $.01 par value; authorized 10,000,000 shares;
  issued and outstanding 1,438,945 shares in 2002 and
  2001......................................................        14            14
Paid-in capital.............................................    63,459        63,459
Accumulated distributions in excess of accumulated
  earnings..................................................   (23,178)      (28,251)
                                                              --------      --------
                                                                40,295        35,222
                                                              --------      --------
                                                              $ 89,756      $ 91,833
                                                              ========      ========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               FOR THE THREE MONTHS
                                                                  ENDED MARCH 31,
                                                              -----------------------
                                                                 2002         2001
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS,
                                                                 EXCEPT PER SHARE)
Property revenue
  Rents.....................................................  $    2,800   $    3,251
Property expense
  Property operations (including $51 in 2002 and $74 in 2001
     to affiliates and related parties).....................       1,641        1,479
                                                              ----------   ----------
       Operating income.....................................       1,159        1,772
Other income
  Interest..................................................          37           72
  Equity in income/(loss) of equity partnerships............         (17)           9
  Gain on sale of real estate...............................       7,105           --
                                                              ----------   ----------
                                                                   7,125           81
Other expense
  Interest..................................................       1,062        1,517
  Depreciation..............................................         500          585
  Advisory fee to affiliate.................................         186          157
  Net income fee to affiliate...............................         411           --
  Provision for loss........................................         767           --
  General and administrative (including $81 in 2002 and $93
     in 2001 to affiliates and related parties).............         285          311
                                                              ----------   ----------
                                                                   3,211        2,570
                                                              ----------   ----------
Net income (loss)...........................................  $    5,073   $     (717)
                                                              ==========   ==========
Earnings (loss) per share
  Net income (loss).........................................  $     3.53   $     (.47)
                                                              ==========   ==========
Weighted average Common shares used in computing earnings
  per share.................................................   1,438,945    1,514,045
                                                              ==========   ==========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                   FOR THE THREE MONTHS ENDED MARCH 31, 2002

                                                                         ACCUMULATED
                                                                        DISTRIBUTIONS
                                            COMMON STOCK                IN EXCESS OF
                                         ------------------   PAID-IN    ACCUMULATED    STOCKHOLDERS'
                                          SHARES     AMOUNT   CAPITAL     EARNINGS         EQUITY
                                         ---------   ------   -------   -------------   -------------
                                                            (DOLLARS IN THOUSANDS)
Balance, January 1, 2002...............  1,438,945    $14     $63,459     $(28,251)        $35,222
Net income.............................         --     --          --        5,073           5,073
                                         ---------    ---     -------     --------         -------
Balance, March 31, 2002................  1,438,945    $14     $63,459     $(23,178)        $40,295
                                         =========    ===     =======     ========         =======

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               FOR THE THREE MONTHS
                                                                 ENDED MARCH 31,
                                                              ----------------------
                                                                2002         2001
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Cash flows from Operating Activities
  Rents collected...........................................   $ 2,842      $ 3,119
  Payments for property operations (including $51 in 2002
     and $74 in 2001 to affiliates and related parties).....    (1,682)      (2,633)
  Interest collected........................................         8           72
  Interest paid.............................................      (974)      (1,124)
  Advisory and net income fee to affiliate..................      (186)        (157)
  General and administrative expenses paid (including $81 in
     2002 and $93 in 2001 to affiliates)....................      (361)        (317)
  Distributions from equity partnerships' operating cash
     flow...................................................        25           --
  Other.....................................................        30           --
                                                               -------      -------
       Net cash used in operating activities................      (298)      (1,040)
Cash Flows from Investing Activities
  Funding of notes receivable (including $7,109 in 2002 to
     related parties).......................................    (7,109)          --
  Funding of equity partnerships............................        (4)          (1)
  Real estate improvements..................................      (229)        (364)
  Proceeds from sale of real estate.........................    14,575           --
                                                               -------      -------
       Net cash provided by (used in) investing
        activities..........................................     7,233         (365)
Cash Flows from Financing Activities
  Payments on notes payable.................................    (6,834)        (216)
  Proceeds from notes payable...............................        --        2,974
  Deferred financing costs..................................        --          (76)
  Advances from/payments (to) advisor.......................      (108)       1,953
                                                               -------      -------
       Net cash (used in) provided by financing
        activities..........................................    (6,942)       4,635
Net increase in cash and cash equivalents...................        (7)       3,230
Cash and cash equivalents, beginning of period..............        66        2,087
                                                               -------      -------
Cash and cash equivalents, end of period....................   $    59      $ 5,317
                                                               =======      =======
Reconciliation of net income (loss) to net cash used in
  operating activities
Net income (loss)...........................................   $ 5,073      $  (717)
Adjustments to reconcile net income (loss) to net cash used
  in operating activities
  Depreciation and amortization.............................       500          585
  Gain on sale of real estate...............................    (7,105)          --
  Loss of equity partnerships...............................        17           (9)
  Distributions from equity partnerships' operating cash
     flow...................................................        25           --
  Provision for loss........................................      (767)          --
  (Increase) decrease in other assets.......................     1,644       (1,406)
  Increase in interest payable..............................        40          309
  Increase in other liabilities.............................       275          198
                                                               -------      -------
       Net cash used in operating activities................   $  (298)     $(1,040)
                                                               =======      =======

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION

     The accompanying Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. Operating results for the three month period ended March 31, 2002, are not necessarily indicative of the results that may be expected for the year ending December 31, 2002. For further information, refer to the Consolidated Financial Statements and notes thereto included in IORI's Annual Report on Form 10-K for the year ended December 31, 2001 (the "2001 Form 10-K").

     Certain balances for 2001 have been reclassified to conform to the 2002 presentation.

NOTE 2.  REAL ESTATE

     In January 2002, IORI sold the 124,059 sq.ft. Daley Corporate Center in San Diego, California, for $15.5 million, receiving net cash of $8.1 million after paying off $6.6 million in mortgage debt and the payment of various closing costs. A gain of $7.1 million was recognized on the sale.

NOTE 3.  NOTES RECEIVABLE

     In January 2002, IORI purchased 100% of the outstanding common shares of Rosedale Corporation ("Rosedale"), a wholly-owned subsidiary of American Realty Investors, Inc. ("ARI"), a related party, for $5.1 million cash. Rosedale owns the 83,331 sq. ft. Rosedale Towers Office Building in Roseville, Minnesota. ARI has guaranteed that the asset shall produce at least a 12% return annually of the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARI shall pay IORI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, IORI may require ARI to repurchase the shares of Rosedale for the purchase price. Management has classified this related party transaction as a note receivable from ARI. After reviewing the property's fair value after costs to sell, even though ARI has guaranteed the 12% return, IORI recognized a provision for loss on the note receivable of $767,000.

     In February 2002, IORI funded a $2.0 million mortgage loan as a participation agreement with Transcontinental Realty Investors, Inc. ("TCI"), a related party. The loan is secured by a second lien on a retail center in Montgomery County, Texas. The note receivable bears interest at 16.0% per annum, requires monthly interest only payments of $47,000 and matured in February 2002. In February 2002, the loan was extended until April 2002. In April 2002, IORI extended the loan until July 2002, receiving $8,500 as an extension fee. IORI and TCI will receive 57% and 43%, respectively, on the remaining principal and interest payments.

     In April 2002, a mortgage loan with a principal balance of $500,000 was paid off, including accrued but unpaid interest.

NOTE 4.  NOTES AND INTEREST PAYABLE

     In the second quarter of 2002, IORI sold all of its residential properties to Metra Capital, LLC ("Metra"). These properties include: the 60 unit Brighton Court, the 92 unit Del Mar, the 68 unit Enclave, the 280 unit Meridian, the 57 unit Signature, the 114 unit Sinclair, located in Midland, Texas, and the 106 unit Treehouse, located in San Antonio, Texas. Two of the members of Metra are Third Millennium Partners, LLC and Innovo Realty, Inc., a subsidiary of Innovo Group, Inc. ("Innovo"). Joseph Mizrachi, a director of ARI, a related party, has a beneficial interest in Third Millennium Partners, LLC and owns 15.5% of the outstanding common stock of Innovo. The sale constituted 23.39% of the total assets of IORI as of December 31, 2001. The sales price for the properties totaled $26.2 million. IORI

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

received $5.4 million in cash after the payoff of $16.1 million in debt and various closing costs including $262,000 in brokerage commissions to Third Millennium. Due to IORI's relationship with ARI and Mr. Mizrachi, management has determined to treat this sale as a refinancing transaction. The new debt on the properties totals $21.4 million, bears interest at 7.57% per annum, requires monthly interest only payments of $135,000 and matures in May 2012. IORI also received $4.0 million of 8% non-recourse, non-convertible Series A Preferred Stock ("Preferred Shares") of Innovo.

     The dividend on the Preferred Shares will be funded entirely and solely through member distributions from cash flows generated by the operation and subsequent sale of the sold properties. In the event the cash flows for the properties are insufficient to cover the 8% annual dividend, Innovo will have no obligation to cover any shortfall.

     The Preferred Shares have a mandatory redemption feature, and are redeemable from the cash proceeds received by Innovo from the operation and sale of the properties. All member distributions that are in excess of current and accrued 8% dividends, must be used by Innovo to redeem the Preferred Shares.

NOTE 5.  OPERATING SEGMENTS

     Significant differences among the accounting policies of the operating segments as compared to the Consolidated Financial Statements principally involve the calculation and allocation of general and administrative expenses. Management evaluates the performance of each of the operating segments and allocates resources to each of them based on their net operating income and cash flow. Items of income that are not reflected in the segments are interest, and income (loss) of equity partnerships which totaled $20,000 for the first quarter of 2002, and $81,000 in the first quarter of 2001. Expenses that are not reflected in the segments are general and administrative expenses, advisory fees, provision for losses and net income fees which totaled $1.6 million for the first quarter 2002, and $468,000 for the first quarter of 2001. Excluded from operating segment assets are assets of $10.2 million at March 31, 2002, and $12.2 million at March 31, 2001, which are not identifiable with an operating segment. There are no intersegment revenues and expenses and all business is conducted in the United States.

     Presented below is the operating income of each operating segment for the three months ended March 31, and each segment's assets at March 31.

THREE MONTHS ENDED                            COMMERCIAL
MARCH 31, 2002                                PROPERTIES   APARTMENTS    LAND      TOTAL
------------------                            ----------   ----------   -------   -------
Rents.......................................   $ 1,491       $1,309     $    --   $ 2,800
Property operating expenses.................     1,027          550          64     1,641
                                               -------       ------     -------   -------
Operating income............................       464          759         (64)    1,159
Depreciation................................       373          127          --       500
Interest....................................       520          260         282     1,062
Real estate improvements....................        41           --         188       229
Assets......................................    33,411       21,483      24,680    79,574
PROPERTY SALE:
Sale price..................................   $15,500                            $15,500
Cost of sale................................     8,395                              8,395
                                               -------                            -------
Gain on sale................................   $ 7,105                            $ 7,105
                                               =======                            =======

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

THREE MONTHS ENDED                            COMMERCIAL
MARCH 31, 2001                                PROPERTIES   APARTMENTS    LAND      TOTAL
------------------                            ----------   ----------   -------   -------
Rents.......................................   $ 1,892      $ 1,216     $   143   $ 3,251
Property operating expenses.................       839          639           1     1,479
                                               -------      -------     -------   -------
Operating income............................   $ 1,053      $   577     $   142   $ 1,772
                                               =======      =======     =======   =======
Depreciation................................   $   457      $   128     $    --   $   585
Interest....................................       675          369         473     1,517
Real estate improvements....................       364           --          --       364
Assets......................................    39,170       21,994      24,892    86,056

NOTE 6.  COMMITMENTS AND CONTINGENCIES

     Liquidity. Although management anticipates that IORI will generate excess cash from commercial operations in 2002 due to increased rental rates and occupancy at its properties, such excess, however, will not be sufficient to discharge all of IORI's debt obligations as they mature. IORI has sold all of its residential properties and management intends to refinance real estate and incur additional borrowings against real estate to meet IORI's cash requirements.


     Litigation. IORI is involved in various lawsuits arising in the ordinary course of business. Except for the Olive litigation, management is of the opinion that the outcome of these lawsuits will have no material impact on IORI's financial condition, results of operations or liquidity.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors of
Income Opportunity Realty Investors, Inc.

     We have audited the accompanying consolidated balance sheets of Income Opportunity Realty Investors, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001. We have also audited the schedules listed in the accompanying index. These financial statements and the schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedules. We believe our audits provide a reasonable basis for our opinion.

     As described in Note 15, Income Opportunity Realty Investors, Inc.'s management has indicated its intent to both sell income producing properties and refinance or extend debt secured by real estate, to meet its liquidity needs.

     As discussed in Note 1, IORI adopted the provisions of SFAS 144, Accounting for Impairment of Long Lived Assets, in 2001.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Income Opportunity Realty Investors, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

     Also, in our opinion, the schedules referred to above presents fairly, in all material respects, the information set forth therein.

                                          BDO SEIDMAN, LLP

Dallas, Texas
March 11, 2002

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                 2001        2000
                                                              ----------   ---------
                                                              (DOLLARS IN THOUSANDS,
                                                                EXCEPT PER SHARE)
                                       ASSETS

Real estate held for investment.............................   $ 95,190     $91,837
Less -- accumulated depreciation............................     (7,875)     (5,560)
                                                               --------     -------
                                                                 87,315      86,277
Notes receivable............................................        505       1,500
Investment in real estate partnerships......................        142         141
Cash and cash equivalents...................................         66       2,087
Other assets (including $3,862 in 2000 from affiliates).....      3,805       6,514
                                                               --------     -------
                                                               $ 91,833     $96,519
                                                               ========     =======

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities Notes and interest payable......................   $ 54,426     $54,206
Other liabilities (including $593 in 2001 to affiliates)....      2,185       2,315
                                                               --------     -------
                                                                 56,611      56,521
Commitments and contingencies
Stockholders' equity
Common Stock, $.01 par value; authorized 10,000,000 shares;
  issued and outstanding 1,438,945 shares in 2001 and
  1,514,045 shares in 2000..................................         14          15
Paid-in capital.............................................     63,459      64,772
Accumulated distributions in excess of accumulated
  earnings..................................................    (28,251)    (24,789)
                                                               --------     -------
                                                                 35,222      39,998
                                                               --------     -------
                                                               $ 91,833     $96,519
                                                               ========     =======

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 FOR THE YEARS ENDED DECEMBER 31,
                                                            ------------------------------------------
                                                                2001           2000           1999
                                                            ------------   ------------   ------------
                                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
Property revenue
  Rents...................................................   $   13,001     $   13,731     $   15,968
Property expense
  Property operations (including $312 in 2001, $602 in
     2000 and $618 in 1999 to affiliates and related
     parties).............................................        6,591          6,969          6,768
                                                             ----------     ----------     ----------
Operating income..........................................        6,410          6,762          9,200
Other income
  Interest................................................          194            319             29
  Income (loss) from equity partnerships..................           (9)           (61)           148
  Gain on sale of real estate.............................           --         20,878          1,525
                                                             ----------     ----------     ----------
                                                                    185         21,136          1,702
Other expense
  Interest................................................        6,074          5,079          5,658
  Depreciation............................................        2,427          2,450          2,723
  Advisory fee to affiliate...............................          817            664            371
  Net income fee to affiliate.............................           --          1,362             81
  General and administrative (including $323 in 2001, $287
     in 2000 and $260 in 1999 to affiliate)...............          739          1,549            747
                                                             ----------     ----------     ----------
                                                                 10,057         11,104          9,580
                                                             ----------     ----------     ----------
Net income (loss).........................................   $   (3,462)    $   16,794     $    1,322
                                                             ==========     ==========     ==========
Earnings per share Net income (loss)......................   $    (2.32)    $    11.03     $      .87
                                                             ==========     ==========     ==========
Weighted average shares of Common Stock used in computing
  earnings per share......................................    1,493,675      1,522,510      1,527,386
                                                             ==========     ==========     ==========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                         ACCUMULATED
                                                                        DISTRIBUTIONS
                                            COMMON STOCK                IN EXCESS OF
                                         ------------------   PAID-IN    ACCUMULATED    STOCKHOLDERS'
                                          SHARES     AMOUNT   CAPITAL     EARNINGS         EQUITY
                                         ---------   ------   -------   -------------   -------------
                                                    (DOLLARS IN THOUSANDS, EXCEPT SHARES)
BALANCE, JANUARY 1, 1999...............  1,526,043    $15     $64,857     $(41,312)        $23,560
Sale of Common Stock under dividend
  reinvestment plan....................      2,865     --          17           --              17
Dividends ($.60 per share).............         --     --          --         (908)           (908)
Net income.............................         --     --          --        1,322           1,322
                                         ---------    ---     -------     --------         -------
BALANCE, DECEMBER 31, 1999.............  1,528,908     15      64,874      (40,898)         23,991
Sale of Common Stock under dividend
  reinvestment plan....................      5,037     --          32           --              32
Repurchase of Common Stock.............    (19,900)    --        (134)          --            (134)
Dividends ($.45 per share).............         --     --          --         (685)           (685)
Net income.............................         --     --          --       16,794          16,794
                                         ---------    ---     -------     --------         -------
BALANCE, DECEMBER 31, 2000.............  1,514,045     15      64,772      (24,789)         39,998
Repurchase of Common Stock.............    (75,100)    (1)     (1,313)          --          (1,314)
Net (loss).............................         --     --          --       (3,462)         (3,462)
                                         ---------    ---     -------     --------         -------
BALANCE, DECEMBER 31, 2001.............  1,438,945    $14     $63,459     $(28,251)        $35,222
                                         =========    ===     =======     ========         =======

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                2001        2000        1999
                                                              ---------   ---------   --------
                                                                   (DOLLARS IN THOUSANDS)
Cash Flows from Operating Activities
  Rents collected...........................................  $ 12,966    $ 13,638    $16,065
  Interest collected........................................       148         310         29
  Interest paid.............................................    (5,528)     (5,036)    (5,458)
  Payments for property operations (including $312 in 2001,
     $602 in 2000 and $618 in 1999 to affiliate and related
     party).................................................    (6,981)     (7,068)    (6,325)
  Advisory and net income fee paid to affiliate.............    (1,054)     (2,576)      (388)
  General and administrative expenses paid (including $323
     in 2001, $287 in 2000 and $260 in 1999 to affiliate)...    (1,618)     (1,185)      (793)
  Distributions from equity partnerships' operating cash
     flow...................................................        18          25        155
  Other.....................................................        20          --         34
                                                              --------    --------    -------
          Net cash provided by (used in) operating
            activities......................................    (2,029)     (1,892)     3,319
Cash Flows from Investing Activities
  Acquisition of interest in equity partnership.............        --          --       (384)
  Funding of equity partnerships............................       (28)        (58)       (39)
  Real estate improvements..................................    (3,466)     (1,947)    (2,199)
  Acquisition of real estate (including $1,514 in 2000 and
     $337 in 1999 to affiliate and related party)...........        --     (37,334)    (5,287)
  Deposits on pending purchases and financings..............       (25)         --         --
  Proceeds from sale of real estate.........................        --      43,393      2,673
  Distributions from equity partnership's investing cash
     flow...................................................        --          --      2,027
  Funding of note receivable................................        --      (1,500)
  Collection of note receivable.............................     1,000          --         --
                                                              --------    --------    -------
          Net cash provided by (used in) investing
            activities......................................    (2,519)      2,554     (3,209)
Cash Flows from Financing Activities
  Proceeds from notes payable...............................    14,900      22,875     10,778
  Payments on notes payable.................................   (14,783)    (18,153)    (8,681)
  Deferred financing costs (including $99 in 2001 to
     affiliate).............................................      (911)        172       (258)
  Distributions from equity partnership's financing cash
     flow...................................................        --         739         --
  Sale of Common Stock under dividend reinvestment plan.....        --          32         17
  Dividends to stockholders.................................        --        (685)      (908)
  Repurchase of Common Stock................................    (1,314)       (134)        --
  Payments from (to) advisor................................     4,635      (4,143)      (439)
                                                              --------    --------    -------
          Net cash provided by financing activities.........     2,527         703        509
                                                              --------    --------    -------
Net increase (decrease) in cash and cash equivalents........    (2,021)      1,365        619
Cash and cash equivalents, beginning of year................     2,087         722        103
                                                              --------    --------    -------
Cash and cash equivalents, end of year......................  $     66    $  2,087    $   722
                                                              ========    ========    =======

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                2001        2000        1999
                                                              ---------   ---------   --------
                                                                   (DOLLARS IN THOUSANDS)
Reconciliation of net income (loss) to net cash provided by
  (used in) operating activities
Net income (loss)...........................................  $ (3,462)   $ 16,794    $ 1,322
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities
  Depreciation and amortization.............................     2,930       2,450      2,967
  Gain on sale of real estate...............................        --     (20,878)    (1,525)
  Equity in (income) loss of partnerships...................         9          61       (148)
  Distributions from equity partnerships' operating cash
     flow...................................................        18          25        155
  Decrease in interest receivable...........................        --          --         --
  (Increase) decrease in other assets.......................    (1,554)        338        127
  (Decrease) in interest payable............................      (103)        (87)       (44)
  Increase (decrease) in other liabilities..................       133        (595)       465
                                                              --------    --------    -------
          Net cash provided by (used in) operating
            activities......................................  $ (2,029)   $ (1,892)   $ 3,319
                                                              ========    ========    =======
Schedule of noncash investing and financing activities
  Notes payable from purchase of real estate................  $     --    $  2,814    $    --
  Notes payable assumed by buyer on sale of real estate.....        --      16,094         --

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The accompanying Consolidated Financial Statements of Income Opportunity Realty Investors, Inc. and consolidated entities were prepared in conformity with generally accepted accounting principles, the most significant of which are described in Note 1. "Summary of Significant Accounting Policies." These, along with the remainder of the Notes to Consolidated Financial Statements, are an integral part of these Consolidated Financial Statements. The data presented in the Notes to Consolidated Financial Statements are as of December 31 of each year and for the year then ended, unless otherwise indicated. Dollar amounts in tables are in thousands, except per share amounts.

     Certain balances for 2000 and 1999 have been reclassified to conform to the 2001 presentation.

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and business. Income Opportunity Realty Investors, Inc. ("IORI") is the successor to a California business trust organized on December 14, 1984, which commenced operations on April 10, 1985. IORI invests in real estate through direct ownership, leases and partnerships and it also may invest in mortgage loans on real estate.

     In October 2001, IORI announced a preliminary agreement for the acquisition of IORI by American Realty Investors, Inc. See Item 13. "Legal Proceedings."

     Basis of consolidation. The Consolidated Financial Statements include the accounts of IORI and controlled subsidiaries and partnerships. All significant intercompany transactions and balances have been eliminated.

     Accounting estimates. In the preparation of the Consolidated Financial Statements in conformity with generally accepted accounting principles it was necessary for management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses for the year then ended. Actual results could differ from those estimates.

     Accounting pronouncements. In June 2001, the Financial Accounting Standards Board finalized FASB Statement No. 141, Business Combinations (SFAS
141), and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that IORI recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001. It also requires, upon adoption of SFAS 142, that IORI reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

     SFAS 142 requires, among other things that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that IORI identify reporting units in order to assess potential future impairment of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. SFAS 142 requires that an intangible asset with an indefinite useful life be tested for impairment in accordance with specified guidelines. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires IORI to complete a transitional goodwill impairment test six months from the date of adoption. IORI is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142. Currently, IORI does not believe that the adoption of SFAS 141 and SFAS 142 will impact its financial position and results of operations.

     SFAS 143 requires that the fair value for an asset retirement obligation be recognized in the period in which it is incurred, if a reasonable estimate of fair value can be made, and that the carrying value of the

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

asset, including capitalized asset retirement costs, be tested for impairment. SFAS 143, is effective for fiscal years beginning after June 15, 2002. Management does not believe this statement will have a material effect on IORI's financial position or results of operations.

     Real estate held for investment and depreciation. Real estate held for investment is carried at cost. Statement of Financial Accounting Standards No. 144 ("SFAS No. 144") requires that a property be considered impaired, if the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the property. If impairment exists, an impairment loss is recognized by a charge against earnings equal to the amount by which the carrying amount of the property exceeds the fair value of the property. If impairment of a property is recognized, the carrying amount of the property is reduced by the amount of the impairment and a new cost for the property is established. Such new cost is depreciated over the property's remaining useful life. Depreciation is provided by the straight-line method over estimated useful lives, which range from 2 to 40 years.

     Revenue recognition on the sale of real estate. Sales of real estate are recognized when and to the extent permitted by Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate" ("SFAS No. 66"). Until the requirements of SFAS No. 66 for full profit recognition have been met, transactions are accounted for using either the deposit, the installment sale, the cost recovery or the financing method, whichever is appropriate.

     Investment in noncontrolled partnerships. The equity method is used to account for investments in partnerships which IORI does not control. Under the equity method, an initial investment, recorded at cost, is increased by a proportionate share of the partnership's operating income and any additional advances and decreased by a proportionate share of the partnership's operating losses and distributions received.

     Operating segments. Management has determined reportable operating segments to be those that are used for internal reporting purposes which disaggregates operations by type of real estate.

     Fair value of financial instruments. The following assumptions were used in estimating the fair value of notes receivable and payable. For notes receivable the fair value was estimated by discounting future cash flows using current interest rates for similar loans. For notes payable the fair value was estimated using year end interest rates for mortgages with similar terms and maturities.

     Cash equivalents. For purposes of the Consolidated Statements of Cash Flows, all highly liquid debt instruments purchased with an original maturity of three months or less are considered cash equivalents.

     Earnings per share. Income (loss) per share is presented in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share." Income (loss) per share is computed based upon the weighted average number of shares of Common Stock outstanding during each year.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

NOTE 2.  REAL ESTATE

     In 2000, the following properties were purchased:

                                                              PURCHASE   NET CASH     DEBT     INTEREST   MATURITY
PROPERTY                        LOCATION        UNITS/ACRES    PRICE       PAID     INCURRED     RATE       DATE
--------                        --------        -----------   --------   --------   --------   --------   --------
APARTMENTS
Frankel Portfolio(1).....  Midland, TX            391 Units   $14,034    $ 3,784    $10,875      9.13%      07/03
LAND
Etheredge................  Collin County, TX    74.98 Acres     1,875        391      1,406(2)   10.00      04/01(3)
Fambrough................  Collin County, TX    75.07 Acres     1,877        592      1,408(2)  10.00%      04/01(3)
Frankel..................  Midland County, TX    1.01 Acres        41         43         --         --         --
Travelers................  Farmers Branch, TX     204 Acres    24,848     13,117     12,000      14.00      12/01(4)

---------------

(1) The Frankel portfolio consisted of five apartments: 60 unit Brighton Court, 92 unit Del Mar Villas, 68 unit Enclave, 57 unit Signature Place and 114 unit Sinclair Place.

(2) Seller financing.

(3) The property was sold in September 2000.

(4) The loan was refinanced in December 2001. See Note 5. "Notes and Interest Payable."

     In 2000, the following properties were sold:

                                                               UNITS/        SALES    NET CASH      DEBT      GAIN ON
PROPERTY                                   LOCATION         SQ.FT./ACRES     PRICE    RECEIVED   DISCHARGED    SALE
--------                                   --------        --------------   -------   --------   ----------   -------
APARTMENTS
East Point...........................  Mesquite, TX             126 Units   $ 5,575   $ 1,804     $ 3,242     $2,179
La Monte Park........................  Houston, TX              128 Units     5,000     1,066       3,829(1)     903
Renaissance Parc.....................  Dallas, TX               294 Units    17,198     4,536      12,265(1)   1,213
OFFICE BUILDINGS
Olympic..............................  Los Angeles, CA     46,685 Sq.Ft..     8,500     3,811       4,443      1,850
Saratoga.............................  Saratoga, CA        89,825 Sq.Ft..    25,000    17,709       6,968     13,056
LAND
Etheredge............................  Collin County, TX      74.98 Acres     2,341       754       1,406        194
Fambrough............................  Collin County, TX      75.07 Acres     2,338       754       1,408        194

---------------

(1) Debt assumed by purchaser.

     Concentration of investment risk. IORI has a high concentration of investment risk on properties in the Southwest region of the United States. This risk includes, but is not limited to changes in local economic conditions, changes in real estate and zoning laws, increases in real estate taxes, floods, tornados and other acts of God and other factors beyond the control of management. In the opinion of management, this investment risk is partially mitigated by the diversification of property types in other geographical regions of the United States, management's review of additional investments, acquisitions in other areas and by insurance.

NOTE 3.  NOTES AND INTEREST RECEIVABLE

     In September 2000, IORI funded a $1.5 million loan secured by a second lien on 165 acres of unimproved land in The Colony, Texas. In May 2001, IORI received $1.0 million as a partial principal paydown. The loan bears interest at 18.0% per annum, requires monthly payments of interest only and

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

matured in January 2002. In January 2002, the loan was extended to April 2002. The loan had an estimated fair value at December 31, 2001, equal to its principal balance of $500,000.

NOTE 4.  INVESTMENT IN EQUITY METHOD PARTNERSHIPS

     Investments in equity method partnerships consisted of the following:

                                                              2001    2000
                                                              -----   -----
Tri-City Limited Partnership ("Tri-City")...................  $(567)  $(572)
Nakash Income Associates ("NIA")............................    376     343
TCI Eton Square, L.P. ("Eton Square").......................    333     370
                                                              -----   -----
                                                              $ 142   $ 141
                                                              =====   =====

     IORI owns a 36.3% general partner interest in Tri-City, which at December 31, 2001, owned a shopping center in Houston, Texas. Transcontinental Realty Investors, Inc. ("TCI") owns a 63.7% limited partner interest in Tri-City. In February 2000, Tri-City obtained mortgage financing of $2.1 million secured by the previously unencumbered shopping center. Tri-City received net cash of $2.0 million after the funding of required escrows and the payment of various closing costs. The mortgage bore interest at a fixed rate of 10.24% per annum until February 2001 and currently, 9.44% per annum thereafter, requires monthly payments of principal and interest of $20,601 and matures in February 2005. IORI received a distribution of $739,000 of the net financing proceeds. In 1999, Tri-City sold a shopping center in Ft. Worth, Texas, and an office building in Carrollton, Texas, for a total of $7.2 million, receiving net cash of $5.4 million after paying off $1.3 million in mortgage debt and the payment of various closing costs. IORI received a distribution of $2.1 million of the net cash. Tri-City recognized gains of $2.9 million on the sales of which IORI's equity share was $1.0 million.

     IORI also owns a 40% general partner interest in NIA. NIA's only asset is a wraparound mortgage note receivable secured by a shopping center in Maulden, Missouri. TCI owns the remaining 60% general partner interest in NIA.

     In September 1999, IORI invested $384,000 for a 10% limited partner interest in Eton Square, which purchased the 222,654 sq. ft. Eton Square Building in Tulsa, Oklahoma, for $14.0 million, paying $3.6 million in cash and obtaining mortgage financing of $10.5 million. TCI owns a 90% general partner interest in Eton Square.

     Set forth below are summarized financial data for the partnerships accounted for using the equity method:

                                                                2001       2000
                                                              --------   --------
Notes receivable............................................  $    902   $    902
Real estate, net of accumulated depreciation ($2,795 in 2001
  and
  $3,342 in 2000)...........................................    17,464     17,788
Other assets................................................       646        190
Notes payable...............................................   (12,748)   (12,945)
Other liabilities...........................................    (1,211)      (652)
                                                              --------   --------
Partners' capital...........................................  $  5,053   $  5,283
                                                              ========   ========

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

     IORI's share of the equity partnerships' capital was $854,000 in 2001 and $892,000 in 2000.

                                                              2001     2000     1999
                                                             ------   ------   ------
Rents......................................................  $2,579   $2,561   $1,873
Interest income............................................      80      156      156
Interest expense...........................................  (1,131)  (1,165)    (375)
Property operations expense................................  (1,230)  (1,197)    (781)
Depreciation...............................................    (586)    (570)    (371)
                                                             ------   ------   ------
Income (loss) before gains on sale of real estate..........    (288)    (215)     502
Gain on sale...............................................      --       --    2,851
                                                             ------   ------   ------
Net income (loss)..........................................  $ (288)  $ (215)  $3,353
                                                             ======   ======   ======

     IORI's equity share of:

                                                              2001   2000    1999
                                                              ----   ----   ------
Income (loss) before gains on sale of real estate...........  $(9)   $(61)  $  148
Gain on sale of real estate.................................   --      --    1,035
                                                              ---    ----   ------
Net income (loss)...........................................  $(9)   $(61)  $1,183
                                                              ===    ====   ======

NOTE 5.  NOTES AND INTEREST PAYABLE

     Notes and interest payable consisted of the following:

                                                       2001                  2000
                                                -------------------   -------------------
                                                ESTIMATED             ESTIMATED
                                                  FAIR       BOOK       FAIR       BOOK
                                                  VALUE      VALUE      VALUE      VALUE
                                                ---------   -------   ---------   -------
Notes payable.................................   $54,172    $54,048    $53,556    $53,931
                                                 =======               =======
Interest payable..............................                  378                   275
                                                            -------               =======
                                                            $54,426               $54,206
                                                            =======               =======

     Scheduled notes payable principal payments are due as follows:

2002........................................................  $11,996
2003........................................................   20,772
2004........................................................    7,808
2005........................................................      293
2006........................................................    6,428
Thereafter..................................................    6,751
                                                              -------
                                                              $54,048
                                                              =======

     Notes payable at December 31, 2001, bear interest at rates ranging from 6.25% to 10.5% and mature between 2002 and 2025. The mortgages are collateralized by deeds of trust on real estate with a net carrying value of $87.3 million.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

     In 2001, IORI refinanced the following properties:

                                                              DEBT        DEBT      NET CASH   INTEREST    MATURITY
PROPERTY                    LOCATION        SQ.FT./ACRES    INCURRED   DISCHARGED   RECEIVED     RATE        DATE
--------                    --------        -------------   --------   ----------   --------   --------    --------
                                                                 (DOLLARS IN THOUSANDS)
OFFICE BUILDING
Chuck Yeager.........  Chantilly, VA         60,000 Sq.Ft    $5,000      $2,048      $2,898       9.5%(1)   01/04
LAND
Travelers............  Farmers Branch, TX       204 Acres     9,900       9,577        (580)     10.5(1)    06/03

---------------

(1) Variable rate.

NOTE 6.  DIVIDENDS

     Dividends of $685,000 ($.45 per share) were paid in 2000 and $908,000 ($.60 per share) in 1999.

     It was reported to the Internal Revenue Service that 100% of the dividends paid in 2000 represented capital gains and that 100% of the dividends paid in 1999 represented a return of capital.

     In December 2000, the Board of Directors determined not to pay a fourth quarter dividend to holders of IORI's Common Stock. The non-payment decision was based on the Board determining that IORI needed to retain cash for acquisitions that were anticipated in 2001 and that IORI had no REIT taxable income that required a distribution.

NOTE 7.  RENTS UNDER OPERATING LEASES

     Operations include the leasing of office buildings. The leases thereon expire at various dates through 2009. The following is a schedule of minimum future rents on non-cancelable operating leases as of December 31, 2001:

2002........................................................   $ 4,241
2003........................................................     3,652
2004........................................................     2,683
2005........................................................     2,233
2006........................................................     1,257
Thereafter..................................................     2,948
                                                               -------
                                                               $17,014
                                                               =======

NOTE 8.  ADVISORY AGREEMENT

     Basic Capital Management, Inc. ("BCM"), an affiliate, has served as advisor to IORI since March 28, 1989. BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips. Mr. Phillips serves as a representative of his children's trust which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services to IORI.

     Under the Advisory Agreement, BCM is required to annually formulate and submit for Board approval a budget and business plan containing a twelve-month forecast of operations and cash flow, a general plan for asset sales and purchases, borrowing activity and other investments. BCM is required to report quarterly to the Board on IORI's performance against the business plan. In addition, all transactions require prior Board approval, unless they are explicitly provided for in the approved business plan or are made pursuant to authority expressly delegated to BCM by the Board.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

     The Advisory Agreement also requires prior Board approval for the retention of all consultants and third party professionals other than legal counsel. The Advisory Agreement provides that BCM shall be deemed to be in a fiduciary relationship to the stockholders and contains a broad standard governing BCM's liability for losses incurred by IORI.

     The Advisory Agreement provides for BCM to be responsible for IORI's day-to-day operations and to receive an advisory fee comprised of a gross asset fee of .0625% per month (.75% per annum) of the average of the gross asset value (total assets less allowance for amortization, depreciation or depletion and valuation reserves) and an annual net income fee equal to 7.5% per annum of net income.

     The Advisory Agreement also provides for BCM to receive an annual incentive sales fee. BCM or an affiliate of BCM is to receive an acquisition commission for supervising the purchase or long-term lease of real estate. BCM or an affiliate of BCM is to receive a mortgage or loan acquisition fee with respect to the purchase of any existing mortgage loan. BCM or an affiliate of BCM also is to receive a mortgage brokerage and equity refinancing fee for obtaining loans or refinancing of IORI's properties. In addition, BCM receives reimbursement of certain expenses incurred by it, in the performance of advisory services for IORI.

     The Advisory Agreement requires BCM or any affiliate of BCM to pay to IORI one-half of any compensation received from third parties with respect to the origination, placement or brokerage of any loan made by IORI.

     Under the Advisory Agreement all or a portion of the annual advisory fee must be refunded by BCM if the Operating Expenses of IORI (as defined in the Advisory Agreement) exceed certain limits specified in the Advisory Agreement. The effect of this limitation was to require BCM to refund $256,000 of the 2001 annual advisory fee, and $289,000 of the 1999 annual advisory fee. BCM was not required to refund any of its 2000 advisory fees.

     Additionally, if management was to request that BCM render services other than those required by the Advisory Agreement, BCM or an affiliate of BCM would be separately compensated for such additional services on terms to be agreed upon from time to time. As discussed in Note 9. "Property Management," Triad Realty Services, Ltd. ("Triad"), an affiliate of BCM, provides property management services and, as discussed in Note 10. "Real Estate Brokerage," Regis Realty, Inc. ("Regis"), a related party, provides, on a non-exclusive basis, brokerage services.

     BCM may assign the Advisory Agreement only with the prior consent of IORI.

NOTE 9.  PROPERTY MANAGEMENT

     Triad provides property management services for a fee of 5% or less of the monthly gross rents collected on the residential properties and 3% or less of the monthly gross rents collected on commercial properties under its management. Triad subcontracts with other entities for the property-level management services at various rates. The general partner of Triad is BCM. The limited partner of Triad is GS Realty Services, Inc. ("GS Realty"), a related party. Triad subcontracts the property-level management and leasing of IORI's seven office buildings and the commercial property owned by each of Tri-City and Eton Square, to Regis, a related party, which is a company owned by GS Realty. Regis is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Triad.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

NOTE 10.  REAL ESTATE BROKERAGE

     Regis also provides brokerage services on a non-exclusive basis. Regis is entitled to receive a commission for property purchases and sales in accordance with a sliding scale of total brokerage fees to be paid.

NOTE 11.  ADVISORY FEES, PROPERTY MANAGEMENT FEES, ETC.

     Fees and cost reimbursements to BCM and its affiliates:

                                                              2001    2000     1999
                                                              ----   ------   ------
Fees
  Advisory..................................................  $817   $  664   $  371
  Net income................................................    --    1,362       81
  Real estate brokerage.....................................    --       --      337
  Property acquisition......................................    --      417       --
  Mortgage brokerage and equity refinancing.................    99       --       78
  Property and construction management and leasing
     commissions*...........................................    --       --      618
                                                              ----   ------   ------
                                                              $916   $2,443   $1,485
                                                              ====   ======   ======
Cost reimbursements.........................................  $323   $  287   $  260
                                                              ====   ======   ======

     Fees paid to GS Realty, a related party to IORI.

                                                              2001    2000
                                                              ----   ------
Fees
  Property acquisition......................................  $ --   $  925
  Real estate brokerage.....................................    --    1,514
  Property and construction management and leasing
     commissions*...........................................   312      602
                                                              ----   ------
                                                              $312   $3,041
                                                              ====   ======

---------------

* Net of property management fees paid to subcontractors, other than Regis, and affiliates of BCM.

NOTE 12.  INCOME TAXES

     For the years 2001, 2000 and 1999, IORI has elected and qualified to be treated as a Real Estate Investment Trust ("REIT"), as defined in Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and as such, will not be taxed for federal income tax purposes on that portion of its taxable income which is distributed to stockholders, provided that at least 90% (95% in 2000 and 1999) of its REIT taxable income, plus 90% (95% in 2000 and 1999) of its taxable income from foreclosure property as defined in Section 857 of the Code, is distributed.

     IORI had a net loss for federal income tax purposes before the application of operating loss carryforwards in 2001, had net income for federal income tax purposes in 2000 and had net losses for federal income tax purposes in 1999. Therefore, IORI recorded no provision for income taxes. IORI's tax basis in its net assets differs from the amount at which its net assets are reported for financial statement purposes, principally due to the accounting for gains and losses on property sales, depreciation on owned properties and investments in joint venture partnerships. At December 31, 2001, IORI's tax basis in its net assets exceeded their net basis for financial statement purposes by approximately $2.1 million. As a result, aggregate future income for income tax purposes will be less than such amount for financial statement

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

purposes and IORI would be able to maintain its REIT status without distributing 90% of its financial statement income. Additionally, at December 31, 2001, IORI has current and prior tax net operating loss carryforwards of $5.8 million expiring through the year 2021.

     As a result of IORI's election to be treated as a REIT for income tax purposes and its intention to distribute its REIT taxable income, if any, in future years, no deferred tax asset, liability or valuation allowance was recorded.

NOTE 13.  OPERATING SEGMENTS

     Significant differences among the accounting policies of the operating segments as compared to the Consolidated Financial Statements principally involve the calculation and allocation of general and administrative expenses. Management evaluates the performance of the operating segments and allocates resources to each of them based on their operating income and cash flow. Items of income that are not reflected in the segments are interest, equity in partnerships and previously deferred gains on sale of real estate totaling $185,000 and $1.5 million for 2001 and 2000, respectively. Expenses that are not reflected in the segments are general and administrative expenses, non-segment interest expense and advisory incentive sales and net income fees totaling $1.6 million and $3.6 million for 2001 and 2000, respectively. Excluded from operating segment assets are assets of $4.4 million at December 31, 2001, and $10.2 million at December 31, 2000, which are not identifiable with an operating segment. There are no intersegment revenues and expenses and all business is conducted in the United States.

     Presented below is the operating income of each operating segment.

                                                        COMMERCIAL
                    2001                       LAND     PROPERTIES   APARTMENTS    TOTAL
                    ----                      -------   ----------   ----------   -------
Rents.......................................  $    --    $ 7,900      $ 5,101     $13,001
Property operating expenses.................      264      3,660        2,667       6,591
                                              -------    -------      -------     -------
Operating income (loss).....................  $  (264)   $ 4,240      $ 2,434     $ 6,410
                                              =======    =======      =======     =======
Depreciation................................  $    --    $ 1,915      $   512     $ 2,427
Interest....................................    2,069      2,644        1,361       6,074
Real estate improvements....................    2,404      1,062                    3,466
Assets......................................   24,492     41,213       21,610      87,315

                                                        COMMERCIAL
                    2000                       LAND     PROPERTIES   APARTMENTS    TOTAL
                    ----                      -------   ----------   ----------   -------
Rents.......................................  $    --    $ 8,200      $ 5,531     $13,731
Property operating expenses.................        9      3,786        3,174       6,969
                                              -------    -------      -------     -------
Operating income (loss).....................  $    (9)   $ 4,414      $ 2,357     $ 6,762
                                              =======    =======      =======     =======
Depreciation................................  $    --    $ 1,851      $   599     $ 2,450
Interest....................................      186      3,131        1,762       5,079
Real estate improvements....................       --      1,935           12       1,947
Assets......................................   24,892     39,262       22,122      86,276

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                                                        COMMERCIAL
               PROPERTY SALES                  LAND     PROPERTIES   APARTMENTS    TOTAL
               --------------                 -------   ----------   ----------   -------
Sales price.................................  $ 4,679    $33,500      $27,773     $65,952
Cost of sale................................    4,291     18,594       23,477      46,362
                                              -------    -------      -------     -------
Gain on sale................................  $   388    $14,906      $ 4,296     $19,590*
                                              =======    =======      =======     =======

---------------

* Excludes a $1.3 million deferred gain on the sale of a property to an affiliate, recognized by IORI upon the affiliate's subsequent resale of the property.

                                                       COMMERCIAL
                        1999                           PROPERTIES   APARTMENTS    TOTAL
                        ----                           ----------   ----------   -------
Rents................................................   $10,639      $ 5,329     $15,968
Property operating expenses..........................     4,394        2,374       6,768
                                                        -------      -------     -------
Operating income.....................................   $ 6,245      $ 2,955     $ 9,200
                                                        =======      =======     =======
Depreciation.........................................   $ 2,111      $   612     $ 2,723
Interest.............................................     3,802        1,856       5,658
Real estate improvements.............................     2,199           --       2,199
Assets...............................................    56,566       29,976      86,542

                                                       COMMERCIAL
                   PROPERTY SALES                      PROPERTIES                 TOTAL
                   --------------                      ----------                -------
Sales price..........................................   $ 3,200                  $ 3,200
  Cost of sale.......................................     2,710                    2,710
                                                        -------                  -------
  Gain on sale.......................................   $   490                  $   490*
                                                        =======                  =======

---------------

* Excludes IORI's share of gains recognized by Tri-City, an equity affiliate of $1.1 million.

NOTE 14.  QUARTERLY DATA

     The following is a tabulation of quarterly results of operations for the years 2001 and 2000 (unaudited).

                                                         THREE MONTHS ENDED
                                           -----------------------------------------------
2001                                       MARCH 31   JUNE 30   SEPTEMBER 30   DECEMBER 31
----                                       --------   -------   ------------   -----------
Rents....................................   $3,251    $ 3,289      $3,219        $ 3,242
Property expense.........................    1,479      1,541       2,272          1,299
                                            ------    -------      ------        -------
  Operating income.......................    1,772      1,748         947          1,943
Interest income..........................       72         62           8             53
Income (loss) in equity partnerships.....        9         (6)        (30)            19
Gain on sale of real estate..............       --         --          --             --
                                            ------    -------      ------        -------
                                                81         56         (22)            72
Other expense............................    2,570      2,536       2,674          2,269
                                            ------    -------      ------        -------
Net income (loss)........................   $ (717)   $  (732)     $(1,749)      $  (254)
                                            ======    =======      ======        =======
EARNINGS PER SHARE
Net income (loss)........................   $ (.47)   $  (.49)     $(1.16)       $  (.18)
                                            ======    =======      ======        =======

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                                                         THREE MONTHS ENDED
                                           -----------------------------------------------
2000                                       MARCH 31   JUNE 30   SEPTEMBER 30   DECEMBER 31
----                                       --------   -------   ------------   -----------
Rents....................................   $4,115    $ 3,623      $2,994        $ 2,999
Property expense.........................    1,848      1,771       1,667          1,683
                                            ------    -------      ------        -------
  Operating income.......................    2,267      1,852       1,327          1,316
Interest income..........................        7         91         108            113
Income (loss) in equity partnerships.....      (46)       (23)         (2)            10
Gain on sale of real estate..............      903     16,119       3,856             --
                                            ------    -------      ------        -------
                                               864     16,187       3,962            123
Other expense............................    2,539      3,597       2,401          2,567
                                            ------    -------      ------        -------
Net income (loss)........................   $  592    $14,442      $2,888        $(1,128)
                                            ======    =======      ======        =======
EARNINGS PER SHARE
Net income (loss)........................   $  .39    $  9.43      $ 1.88        $  (.67)
                                            ======    =======      ======        =======

     In the first quarter of 2000, the La Monte Park Apartments were sold, a gain on sale of real estate of $903,000 was recognized. In the second quarter of 2000, gains on sale of real estate totaling $16.1 million were recognized on the sale of Renaissance Parc Apartments, Olympic Office Building and Saratoga Office Building. In the third quarter of 2000, gains on sale of real estate totaling $2.6 million were recognized on the sale of the Fambrough and Etheredge land, Eastpoint Apartments and a $1.3 million deferred gain also was recognized on the sale of a property by an affiliate, which it had previously purchased from IORI.

NOTE 15.  COMMITMENTS AND CONTINGENCIES AND LIQUIDITY

     Olive Litigation. In February 1990, IORI, together with National Income Realty Trust, Continental Mortgage and Equity Trust ("CMET") and TCI, three real estate entities with, at the time, the same officers, directors or trustees and advisor as IORI, entered into a settlement (the "Settlement") of a class and derivative action entitled Olive et al. v. National Income Realty Trust et al., relating to the operation and management of each of the entities. On April 23, 1990, the Court granted final approval of the terms of the Settlement. The Settlement was modified in 1994 (the "Modification").

     On January 27, 1997, the parties entered into an Amendment to the Modification effective January 9, 1997 (the "Olive Amendment"). The Olive Amendment provided for the settlement of additional matters raised by plaintiffs' counsel in 1996. The Court issued an order approving the Olive Amendment on July 3, 1997.

     The Olive Amendment provided that IORI's Board retain a management/compensation consultant or consultants to evaluate the fairness of the BCM advisory contract and any contract of its affiliates with IORI, CMET and TCI, including, but not limited to, the fairness to IORI, CMET and TCI of such contracts relative to other means of administration. In 1998, the Board engaged a management/ compensation consultant to perform the evaluation which was completed in September 1998.

     In 1999, plaintiffs' counsel asserted that the Board did not comply with the provision requiring such engagement and requested that the Court exercise its retained jurisdiction to determine whether there was a breach of this provision of the Olive Amendment. In January 2000, the Board engaged another management/compensation consultant to perform the required evaluation again. This evaluation was completed in April 2000 and was provided to plaintiffs' counsel. The Board believes that any alleged breach of the Olive Amendment has been fully remedied by the Board's engagement of the second

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

consultant. Although several status conferences have been held on this matter, there has been no Court order resolving whether there was any breach of the Olive Amendment.

     In October 2000, plaintiffs' counsel asserted that the stock option agreement to purchase TCI shares, which was entered into by IORI and an affiliate of IORI, American Realty Investors, Inc. ("ARI"), in October 2000 with an investment fund, breached a provision of the Modification. As a result of this assertion, IORI assigned all of its rights to purchase the TCI shares under this stock option agreement to ARI.

     The Board believes that all provisions of the Settlement, the Modification and Olive Amendment terminated on April 28, 1999. However, in September 2000, the Court ruled that certain provisions of the Modification continue to be effective after the termination date. This ruling has been appealed to the United States Court of Appeals for the Ninth Circuit by IORI and TCI.

     On October 23, 2001, IORI and ARI jointly announced a preliminary agreement with the plaintiff's legal counsel for complete settlement of all disputes in the lawsuit. In February 2002, the court granted final approval for a proposed settlement. Under the proposal, ARI would acquire all of the outstanding shares of IORI and TCI not currently owned by ARI for a cash payment or shares of ARI Preferred Stock. ARI will pay $17.50 cash per TCI share and $19.00 cash per IORI share for the stock held by non-affiliated stockholders. ARI would issue one share of Series G Preferred Stock with a liquidation value of $20.00 per share for each share of TCI Common Stock for stockholders who elect to receive ARI preferred stock in lieu of cash. ARI would issue one share of Series H Preferred Stock with a liquidation value of $21.50 per share for each share of IORI Common Stock for stockholders who elect to receive ARI preferred stock in lieu of cash. Each share of Series H Preferred Stock will be convertible into 2.25 shares of ARI Common Stock during a 75-day period that commences fifteen days after the date of the first ARI Form 10-Q filing that occurs after the closing of the merger transaction. Upon the acquisition of IORI and TCI shares, TCI and IORI would become wholly-owned subsidiaries of ARI. The transaction is subject to the negotiation of a definitive merger agreement and a vote of the shareholders of all three entities. TCI has the same board as IORI and the same advisor as IORI and ARI.

     Liquidity. Although management anticipates that IORI will generate excess cash from operations in 2001, due to increased rental rates and occupancy at its properties, however, such excess will not be sufficient to discharge all of IORI's debt obligations as they mature. Management intends to selectively sell income producing real estate, refinance real estate and incur additional borrowings against real estate to meet its cash requirements.

     Other Litigation. IORI is also involved in various other lawsuits arising in the ordinary course of business. Management is of the opinion that the outcome of these lawsuits will have no material impact on the Company's financial condition, results of operations or liquidity.

NOTE 16.  SUBSEQUENT EVENTS

     In January 2002, IORI sold the 124,059 sq. ft., Daley Corporate Center, in San Diego, California, for $15.5 million, receiving net cash of $8.1 million after paying off $6.6 million in mortgage debt and the payment of various closing costs. A gain of $7.1 million was recognized on the sale.

     Also in January 2002, IORI purchased 100% of the outstanding common shares of Rosedale Corporation ("Rosedale"), a wholly-owned subsidiary of ARI, a related party, for $5.1 million cash. Rosedale owns the 83,331 sq. ft. Rosedale Towers Office Building in Roseville, Minnesota. ARI has guaranteed that the asset shall produce at least a 12% return annually of the purchase price for a period of three years from the purchase date. If the assets fail to produce the 12% return, ARI shall pay IORI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, IORI may require

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

ARI to repurchase the shares of Rosedale for the purchase price. Management has classified this related party transaction as a note receivable from ARI.

     In February 2002, IORI funded a $2.0 million mortgage loan as a participation agreement with TCI. The loan is secured by a second lien on a retail center in Montgomery County, Texas. The note receivable bears interest at 16.0% per annum, requires monthly interest only payments of $67,000 and matured in February 2002. IORI and TCI will receive 57% and 43%, respectively, on the remaining principal and interest payments. In February 2002, the loan was extended until April 2002.

                                                                    SCHEDULE III

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 2001

                                                                                                      GROSS AMOUNT
                                                        INITIAL COST            COST           CARRIED AT END OF YEAR(1)
                                                   ----------------------    CAPITALIZED    --------------------------------
                                                              BUILDING &    SUBSEQUENT TO             BUILDING AND
PROPERTY/LOCATION                   ENCUMBRANCES    LAND     IMPROVEMENTS    ACQUISITION     LAND     IMPROVEMENTS    TOTAL
-----------------                   ------------   -------   ------------   -------------   -------   ------------   -------
                                                                     (DOLLARS IN THOUSANDS)
PROPERTIES HELD FOR INVESTMENT
APARTMENTS
Brighton Court, Midland, TX.......    $ 2,456      $   339     $ 3,051         $    --      $   339     $ 3,051      $ 3,390
Del Mar, Midland, TX..............      2,349          324       2,919              --          324       2,919        3,243
Enclave, Midland, TX..............      2,349          324       2,919              --          324       2,919        3,243
Meridian, Midland, TX.............      2,892        1,138       4,552              --        1,138       4,552        5,690
Signature Place, Midland, TX......      1,921          265       2,388              --          265       2,388        2,653
Sinclair Place, Midland, TX.......      1,601          221       1,990              --          221       1,990        2,211
Treehouse, San Antonio, TX........      2,615          375       2,124             259          375       2,383        2,758
OFFICE BUILDINGS
2010 Valley View, Farmers Branch,
 TX...............................      1,814          120         479           2,981          120       3,460        3,580
5600 Mowry, Newark, CA............      4,125        1,263       5,054             652        1,263       5,706        6,969
Akard Plaza, Dallas, TX...........      2,040          734       2,936             454          734       3,390        4,124
Chuck Yeager, Chantilly, VA.......      4,939        1,080       4,321           1,566        1,080       5,887        6,967
Daley Plaza, San Diego, CA........      6,618        1,502       6,008           1,589        1,502       7,597        9,099
La Mesa Village, La Mesa, CA......      5,655        1,709       6,836             733        1,709       7,569        9,278
Westlake Village, Westlake
 Village, CA......................      2,774          831       3,324             248          831       3,572        4,403
LAND
Frankel, Midland County, TX.......                      44          --              --           44          --           44
Travelers, Farmers Branch, TX.....      9,900       24,848          --           2,690       24,848       2,690       27,538
                                      -------      -------     -------         -------      -------     -------      -------
                                      $54,048      $35,117     $48,901         $11,172      $35,117     $60,073      $95,190
                                      =======      =======     =======         =======      =======     =======      =======

                                                                               LIFE ON
                                                                                WHICH
                                                                             DEPRECIATION
                                                                              IN LATEST
                                                                              STATEMENT
                                    ACCUMULATED      DATE OF        DATE     OF OPERATION
PROPERTY/LOCATION                   DEPRECIATION   CONSTRUCTION   ACQUIRED   IS COMPUTED
-----------------                   ------------   ------------   --------   ------------
                                                   (DOLLARS IN THOUSANDS)
PROPERTIES HELD FOR INVESTMENT
APARTMENTS
Brighton Court, Midland, TX.......     $  121          1983        06/00        40 years
Del Mar, Midland, TX..............        116          1983        06/00        40 years
Enclave, Midland, TX..............        116          1983        06/00        40 years
Meridian, Midland, TX.............        237          1983        12/99        40 years
Signature Place, Midland, TX......         94          1983        06/00        40 years
Sinclair Place, Midland, TX.......         79          1983        06/00        40 years
Treehouse, San Antonio, TX........        816          1975        09/89      5-40 years
OFFICE BUILDINGS
2010 Valley View, Farmers Branch,
 TX...............................        741          1998        09/97      5-40 years
5600 Mowry, Newark, CA............      1,014          1987        12/97      3-40 years
Akard Plaza, Dallas, TX...........        439          1984        12/97      5-40 years
Chuck Yeager, Chantilly, VA.......        934          1991        01/97      5-40 years
Daley Plaza, San Diego, CA........      1,627          1987        09/96      2-40 years
La Mesa Village, La Mesa, CA......      1,113          1991        05/97      5-40 years
Westlake Village, Westlake
 Village, CA......................        428          1982        11/97      5-40 years
LAND
Frankel, Midland County, TX.......         --            --        06/00        40 years
Travelers, Farmers Branch, TX.....         --            --        06/00        40 years
                                       ------
                                       $7,875
                                       ======

---------------

(1) The aggregate cost for Federal income tax purposes is $94.0 million.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                                                               2001       2000      1999
                                                              -------   --------   -------
                                                                 (DOLLARS IN THOUSANDS)
Reconciliation of Real Estate
Balance at January 1,.......................................  $91,837   $ 96,051   $91,070
  Additions
     Acquisitions and Improvements..........................    3,466     45,577     7,890
  Deductions
     Retirements............................................     (113)        --        --
     Sale of real estate....................................       --    (49,791)   (2,909)
                                                              -------   --------   -------
Balance at December 31,.....................................  $95,190   $ 91,837   $96,051
                                                              =======   ========   =======
Reconciliation of Accumulated Depreciation
Balance at January 1,.......................................  $ 5,560   $  9,509   $ 7,379
  Additions
     Depreciation...........................................    2,427      2,450     2,723
  Deductions
     Retirements............................................     (112)        --        --
     Sale of real estate....................................       --     (6,399)     (593)
                                                              -------   --------   -------
Balance at December 31,.....................................  $ 7,875   $  5,560   $ 9,509
                                                              =======   ========   =======

                                                                     SCHEDULE IV

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                         MORTGAGE LOANS ON REAL ESTATE
                               DECEMBER 31, 2001

                                                                                                                 PRINCIPAL AMOUNT
                                                                                                                 OF LOANS SUBJECT
                                        FINAL                                            FACE       CARRYING      TO DELINQUENT
                            INTEREST   MATURITY                               PRIOR    AMOUNT OF   AMOUNTS OF      PRINCIPAL OR
DESCRIPTION                   RATE       DATE      PERIODIC PAYMENT TERMS     LIENS    MORTGAGE    MORTGAGE(1)       INTEREST
-----------                 --------   --------   -------------------------   ------   ---------   -----------   ----------------
                                                                                            (DOLLARS IN THOUSANDS)
JUNIOR MORTGAGE LOANS
JNC ENTERPRISES, LTD. ....   18.0%      04/02     Interest only payments of   $9,000    $1,500       $  500           $   --
  Secured by 165 acres of                         $7,500 due monthly          ------    ------       ------           ------
    land in The Colony, TX
                                                                              $9,000    $1,500       $  500           $  500
                                                                              ======    ======       ======           ======

---------------

(1) The aggregate cost for federal income tax purposes is $500,000.

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                         MORTGAGE LOANS ON REAL ESTATE

                                                               2001      2000    1999
                                                              -------   ------   ----
                                                              (DOLLARS IN THOUSANDS)
Balance at January 1,.......................................  $ 1,500   $   --   $--
Additions
  New mortgage loans........................................       --    1,500    --
Deductions
  Collections of principal..................................   (1,000)      --    --
                                                              -------   ------   ---
Balance at December 31,.....................................  $   500   $1,500   $--
                                                              =======   ======   ===

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                        AMERICAN REALTY INVESTORS, INC.,
                TRANSCONTINENTAL REALTY ACQUISITION CORPORATION,
                                      AND
                    TRANSCONTINENTAL REALTY INVESTORS, INC.

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE I      CERTAIN DEFINITIONS.........................................   A-1


ARTICLE II     THE MERGER..................................................   A-3
SECTION 2.1.   The Merger..................................................   A-3
SECTION 2.2.   Effective Time of the Merger................................   A-3
SECTION 2.3.   Articles of Incorporation...................................   A-3
SECTION 2.4.   Bylaws......................................................   A-3
SECTION 2.5.   Effects of Merger...........................................   A-3


ARTICLE III    EXCHANGE OF SHARES..........................................   A-4
SECTION 3.1.   Effect of Merger on Capital Stock...........................   A-4
SECTION 3.2.   Method of Election..........................................   A-4
SECTION 3.3.   Delivery and Exchange of Certificates.......................   A-5


ARTICLE IV     THE CLOSING.................................................   A-6
SECTION 4.1.   Closing.....................................................   A-6


ARTICLE V      REPRESENTATIONS AND WARRANTIES OF ARI AND NEWCO.............   A-6
SECTION 5.1.   Organization and Qualification..............................   A-6
SECTION 5.2.   Capitalization..............................................   A-6
SECTION 5.3.   Authority; Non-Contravention; Statutory Approvals;
               Compliance..................................................   A-7
SECTION 5.4.   Financial Statements; SEC Documents.........................   A-8
SECTION 5.5.   Absence of Certain Changes or Events; Absence of Undisclosed
               Liabilities.................................................   A-8
SECTION 5.6.   Litigation..................................................   A-9
SECTION 5.7.   Registration Statement and Proxy Statement; SEC Documents...   A-9
SECTION 5.8.   Vote Required...............................................   A-9
SECTION 5.9.   Disclosure..................................................   A-9
SECTION 5.10.  Stock Option Plans..........................................   A-9
SECTION 5.11.  Affiliate Agreements........................................   A-9
SECTION 5.12.  Taxes.......................................................   A-9
SECTION 5.13.  Brokers and Finders.........................................  A-10


ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF TCI.......................  A-10
SECTION 6.1.   Organization and Qualification..............................  A-10
SECTION 6.2.   Capitalization..............................................  A-10
SECTION 6.3.   Authority; Non-Contravention; Statutory Approvals;
               Compliance..................................................  A-10
SECTION 6.4.   Financial Statements; SEC Documents.........................  A-11
SECTION 6.5.   Absence of Certain Changes or Events; Absence of Undisclosed
               Liabilities.................................................  A-12
SECTION 6.6.   Litigation..................................................  A-12
SECTION 6.7.   Registration Statement and Proxy Statement..................  A-12
SECTION 6.8.   Vote Required...............................................  A-12
SECTION 6.9.   Disclosure..................................................  A-12
SECTION 6.10.  Stock Option Plans..........................................  A-12
SECTION 6.11.  Affiliate Agreements........................................  A-13
SECTION 6.12.  Taxes.......................................................  A-13
SECTION 6.13.  Brokers and Finders.........................................  A-13

                                                                             PAGE
                                                                             ----


ARTICLE VII    CONDUCT OF BUSINESS PENDING THE MERGER......................  A-13
SECTION 7.1.   Ordinary Course of Business.................................  A-13


ARTICLE VIII   Additional Agreements.......................................  A-13
SECTION 8.1.   Public Announcements........................................  A-13
SECTION 8.2.   Rule 145 Affiliates.........................................  A-13
SECTION 8.3.   Covenant to Satisfy Conditions..............................  A-14
SECTION 8.4.   Expenses....................................................  A-14
SECTION 8.5.   Newco Activities............................................  A-14
SECTION 8.6.   Indemnification, Directors and Officers' Insurance..........  A-14


ARTICLE IX     CONDITIONS..................................................  A-15
SECTION 9.1.   Conditions to Each Party's Obligation to Effect the
               Merger......................................................  A-15
SECTION 9.2.   Conditions to Obligation of ARI to Effect the Merger........  A-15
SECTION 9.3.   Conditions to Obligation of TCI to Effect the Merger........  A-16


ARTICLE X      TERMINATION, AMENDMENT AND WAIVER...........................  A-16
SECTION 10.1.  Termination.................................................  A-16
SECTION 10.2.  Effect of Abandonment.......................................  A-17
SECTION 10.3.  Amendment...................................................  A-17
SECTION 10.4.  Waiver......................................................  A-17


ARTICLE XI     GENERAL PROVISIONS..........................................  A-17
SECTION 11.1.  Survival of Representations, Warranties, Covenants and
               Agreements..................................................  A-17
SECTION 11.2.  Notices.....................................................  A-17
SECTION 11.3.  Miscellaneous...............................................  A-18
SECTION 11.4.  Interpretation..............................................  A-18
SECTION 11.5.  Counterparts; Effect........................................  A-18
SECTION 11.6.  Parties in Interest.........................................  A-18
SECTION 11.7.  Specific Performance........................................  A-18
SECTION 11.8.  Further Assurances..........................................  A-19

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of           , 2002 (this
"Agreement"), is by and among American Realty Investors, Inc., a Nevada corporation ("ARI"), Transcontinental Realty Acquisition Corporation, a Nevada corporation, ("Newco") and Transcontinental Realty Investors, Inc., a Nevada corporation ("TCI").

     WHEREAS, TCI and certain affiliates of ARI are parties to that certain Second Amendment to the Modification of Stipulation of Settlement (the "Second Amendment") entered into in connection with certain proceedings know as Jack Olive, et al, as plaintiffs, v. Gene E. Phillips, et al, as defendants, and National Income Realty Trust, Continental Mortgage and Equity Trust, Transcontinental Realty Investors and Income Opportunity Realty Investors, Inc., as nominal defendants (Case No. C 89-4331-MHP) in the United States District Court for the Northern District of California; and

     Whereas ARI and TCI have entered into this Agreement to give effect to the transactions contemplated in the Second Amendment; and

     WHEREAS, boards of directors of each of ARI and TCI have determined that it is in the best interests of each company and their stockholders that Newco be merged with and into TCI, with TCI being the survivor, as more specifically described herein (the "Merger"); and

     WHEREAS, the Second Amendment also contemplates that another subsidiary of ARI be merged with and into Income Opportunity Realty Investors, Inc., a Nevada corporation("IOT") (the "IOT Merger") contemporaneously with the Merger; and

     WHEREAS, ARI and IOT have contemporaneously herewith entered into an agreement substantially similar to this Agreement to give effect to the IOT Merger;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     "Act" shall mean the Nevada Mergers and Exchanges of Interest Act, as amended.

     "Affiliate" shall have the meaning assigned that term in Rule 12b-2 promulgated under the Exchange Act.

     "ARI Common Stock" shall mean the common stock, par value $0.01 per share, of ARI.

     "ARI Preferred Stock" shall mean the Series G Preferred Stock, par value $2.00 per share, of ARI.

     "ARI Required Statutory Approvals" shall have the meaning set forth in
Section 5.3(c).

     "ARI SEC Documents" shall mean each form, report, schedule, registration statement and definitive proxy statement filed by ARI with the SEC since January 1, 2001.

     "ARI Stockholders' Approval" shall mean the approval of the Merger, at a duly held meeting or by consent, of holders of at least a majority of the outstanding ARI Common Stock at the time of the meeting.

     "Articles of Merger" shall have the meaning set forth in Section 2.2.

     "Certificates" shall have the meaning set forth in Section 3.2.

     "Closing" and "Closing Date" shall have the meaning set forth in Section
3.1.

     "Common Stock of the Surviving Corporation" shall mean the Common Stock, $0.01 par value per share, of the Surviving Corporation outstanding immediately following, and as a result of, the Merger.

     "Effective Time" shall have the meaning set forth in Section 2.2.

     "Electing Shareholders" shall have the meaning set forth in Section 3.3(a).

     "Election Form" shall have the meaning set forth in Section 3.2(a).

     "Escrow Agent" shall have the meaning set forth in Section 3.2(b).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" shall have the meaning set forth in Section 3.3(a).

     "GAAP" shall mean generally accepted accounting principles.

     "Governmental Authority" shall mean any court, governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority, domestic or foreign.

     "Letter of Transmittal" shall have the meaning set forth in Section 3.3(b).

     "Material Adverse Effect" shall mean a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of a given company or on the consummation of the transactions contemplated by this Agreement.

     "Merger Consideration" shall have the meaning set forth in Section 3.1(c).

     "Merger" shall have the meaning set forth in Section 2.1.

     "Nevada Law" shall mean the Nevada Corporation Code, Nevada Revised Statutes sec. 78.010 et. seq.

     "Newco Common Stock" shall mean the Common Stock, $0.01 par value per share, of Newco.

     "Nonelecting Shareholder" shall have the meaning set forth in Section
3.3(a).

     "Registration Statement" shall have the meaning set forth in Section
5.7(a).

     "SEC" shall mean the Securities and Exchange Commission.

     "Second Amendment" shall have the meaning set forth in the recitals to this Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Series A Preferred Stock" shall mean shares of the Series A Preferred Stock, $0.01 par value per share of TCI, having a liquidation preference of $100 per share.

     "Series A Preferred Stock of the Surviving Corporation" shall mean shares of the TCI Series A Preferred Stock issued and outstanding following the Effective Time.

     "Series C Preferred Stock" shall mean shares of the Series C Preferred Stock, $0.01 par value per share of TCI, having a liquidation preference of $100.00 per share.

     "Series C Preferred Stock of the Surviving Corporation" shall mean shares of the TCI Series C Preferred Stock issued and outstanding following the Effective Time.

     "Subsidiary" shall mean, with respect to any person, any corporation or other entity (including partnerships and other business associations) other than TCI in which a person, directly or indirectly owns through a Subsidiary at least a majority of the outstanding voting securities or other equity interests having the power, under ordinary circumstances, to elect a majority of the directors or other governing body, or otherwise to direct the management and policies, of such corporation or other entity.

     "Surviving Corporation" shall have the meaning set forth in Section 2.1 hereof.

     "Taxes" shall mean any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes, charges, fees, levies or other assessments, and any expenses incurred in connection with the determination, settlement or litigation of any liability for any of the foregoing.

     "TCI Common Stock" shall mean the common stock, par value $.01 per share, of TCI.

     "TCI Disclosure Schedule" means the Disclosure Schedule of TCI, attached hereto and made a part of this Agreement.

     "TCI Financial Statements" shall have the meaning set forth in Section 6.4.

     "TCI Required Statutory Approvals" shall have the meaning set forth in
Section 6.3(c).

     "TCI SEC Documents" shall mean each form, report, schedule, registration statement and definitive proxy statement filed by TCI with the SEC since January 1, 2001.

     "TCI Stockholders' Approval" shall mean the approval of the Merger, at a duly held meeting, of holders of (i) the majority of the outstanding TCI Common Stock at the time of the meeting and (ii) at least a majority of the TCI Common Stock not owned by ARI or its Affiliates casting votes with respect to the Merger at the meeting.

     "Violation" shall have the meaning set forth in Section 5.3(b).

                                   ARTICLE II

                                   THE MERGER

     SECTION 2.1. The Merger. Upon the terms and subject to the conditions of this Agreement, Newco shall be merged with and into TCI in accordance with the provisions of the Act (the "Merger"). The separate corporate existence of Newco shall thereupon cease, and TCI shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue its existence under the laws of the State of Nevada.

     SECTION 2.2. Effective Time of the Merger. The parties acknowledge that it is their mutual desire and intent to consummate the Merger as soon as practicable after the date hereof. Accordingly, the parties shall use all reasonable efforts to bring about the satisfaction as soon as practicable of all the conditions specified in Article IX and otherwise to effect the consummation of the Merger as soon as practicable. Subject to the terms hereof, as soon as practicable after all of the conditions set forth in Article IX shall have been satisfied or waived, the parties hereto will cause the Merger to be consummated by the filing with the Secretary of State of the State of Nevada, in accordance with the Act, of articles of merger (the "Articles of Merger") in such form as is required by, and executed in accordance with, the relevant provisions of the Act. The Merger shall become effective at such time (the "Effective Time") as the Secretary of State of the State of Nevada shall, upon such filing of the Articles of Merger, issue a certificate of merger in respect of the Merger.

     SECTION 2.3. Articles of Incorporation. The Articles of Incorporation of TCI as in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until duly amended.

     SECTION 2.4. Bylaws. The Bylaws of TCI as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended.

     SECTION 2.5. Effects of Merger. The Merger shall have the effects set forth in the Act.

                                  ARTICLE III

                               EXCHANGE OF SHARES

     SECTION 3.1. Effect of Merger on Capital Stock. The parties agree that in furtherance of the transactions contemplated in the Second Amendment, as a result of the Merger, common stockholders of TCI will receive $17.50 in cash for each share of TCI Common Stock, or at the affirmative election of such stockholders, one share of the ARI Preferred Stock, all as set forth in the remainder of this Subsection 3.1 . At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of TCI or Newco:

          (a) Cancellation of Certain TCI Common Stock. Each share of TCI Common Stock that is held in treasury by TCI shall be canceled and cease to exist.

          (b) Conversion of Certain TCI Common Stock Held by ARI its Affiliates. Each issued and outstanding share of TCI Common Stock that is held by ARI or its subsidiaries shall be canceled and cease to exist. Each issued and outstanding share of TCI Common Stock that is held by an Affiliate of ARI shall be converted into one share of ARI Preferred Stock.

          (c) Conversion of Certain TCI Common Stock. Each issued and outstanding share of TCI Common Stock (other than shares of TCI Common Stock cancelled or converted pursuant to Section 3.1(a) or 3.1(b) above), shall be converted into and exchanged for the right to receive (i) cash equal to $17.50 or (ii) upon the affirmative election of the holder thereof in accordance with this ARTICLE III, one share of the ARI Preferred Stock (the cash or ARI Preferred Stock to be received by holders of the TCI Common Stock as a result of the Merger being hereinafter referred to as the "Merger Consideration").

          (d) Conversion of Newco Common Stock. Each issued and outstanding share of Newco Common Stock as of the Effective Time shall be converted into and exchanged for one share of the Common Stock of the Surviving Corporation, with the effect that all of the issued and outstanding shares of the Newco Common Stock as of the Effective Time shall be converted into and exchanged for all of the issued and outstanding shares of the Common Stock of the Surviving Corporation immediately following the Merger.

          (e) TCI Preferred Stock. The outstanding (including shares held in the treasury of TCI or any Subsidiary) shares of the TCI Series A Preferred Stock, and the TCI Series C Preferred Stock shall not be affected by the Merger and from and after the Effective Time shall remain outstanding, without modification to their respective rights and preferences as shares of the Series A Preferred Stock of the Surviving Corporation or the Series C Preferred Stock of the Surviving Corporation, as the case may be.

     SECTION 3.2.  Method of Election.

     (a) Record holders of the TCI Common Stock entitled to elect pursuant to
Section 3.1(c) to become Electing Shareholders, shall do so by properly completing a Form of Election satisfactory to ARI and constituting a part of the Letter of Transmittal.

     (b) To be effective, an Election Form must be properly completed and the Letter of Transmittal of which it constitutes a part must be signed and received by the Escrow Agent, accompanied by the Certificates as to which the election is being made in compliance with the requirements set forth above. ARI shall have the discretion, which it may delegate in whole or in part to the Escrow Agent, to determine whether Election Forms have been properly completed, signed, submitted or revoked and to disregard immaterial defects in any Election Form. The decision of ARI (or the Exchange Agent) in such matters shall be conclusive and binding. ARI and the Escrow Agent shall make reasonable efforts to notify any Electing Shareholder of any defect in an Election Form submitted to the Escrow Agent. If ARI or the Exchange Agent shall determine that a purported election to receive ARI Preferred Stock as Merger Consideration was not properly made, such holder shall be treated as a Nonelecting Shareholder. A record holder of TCI Common Stock need not make the same election with respect to all shares of TCI Common Stock held of record by such holder or represented by a single Certificate.

     SECTION 3.3.  Delivery and Exchange of Certificates.

     (a) Appointment of Exchange Agent. Promptly following the execution and delivery of this Agreement, ARI shall designate American Stock Transfer and Trust Company, or if they are unable or unwilling to serve, a bank or trust company reasonably acceptable to TCI to act as Exchange Agent (the "Exchange Agent") to receive certificates (the "Certificates") representing the right to receive Merger Consideration, to receive cash to which holders of Certificates not electing to receive shares of the ARI Preferred Stock as Merger Consideration ("Nonelecting Shareholders"), shares of the TCI Common Stock held by shareholders electing to receive ARI Preferred Stock as Merger Consideration ("Electing Shareholders") and to disburse the Merger Consideration to Nonelecting Shareholders and Electing Shareholders.

     (b) Promptly after the Effective Time, ARI will send, or will cause the Exchange Agent to send, to each holder of record as of the Effective Time of the TCI Common Stock converted into the right to receive Merger Consideration pursuant to Section 3.1(c) above, a letter of transmittal which shall specify that the delivery of Certificates shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and instructions for use in effecting the surrender to the Exchange Agent of Certificates in exchange for the Merger Consideration (the "Letter of Transmittal"). The Letter of Transmittal shall contain such other terms and conditions as ARI may reasonably specify.

     (c) Each record holder of TCI Common Stock converted into the right to receive the Merger Consideration shall, upon surrender to the Exchange Agent of a Certificate or Certificates, together with a properly completed Letter of Transmittal covering such shares, without further action, be entitled to receive, and the Escrow Agent shall deliver (i) cash equal to $17.50 per share represented by Certificates tendered by Nonelecting Shareholders and (ii) one share of ARI Preferred Stock for each share of TCI Common Stock represented by a Certificate tendered by an Electing Shareholder, subject, in each such case, to the provisions of Sections 3.3(d) and (e) below. Until so surrendered, each Certificate shall, after the Effective Time, represent for all purposes only the right to receive $17.50 for each share of TCI Common Stock held by a Nonelecting Shareholder or one share of the ARI Preferred Stock for each share represented by a Certificate held by an Electing Shareholder. To the extent that following the Effective Time and prior to the issuance of certificates representing shares of the ARI Preferred Stock to Electing Shareholders dividends shall be declared with respect to the ARI Preferred Stock, the Electing Shareholder shall look solely to ARI with respect thereto.

     (d) If any cash or certificates representing shares of the ARI Preferred Stock constituting Merger Consideration are to be delivered to a person or entity other than the registered holder of a Certificate, it shall be a condition to such payment or delivery, as the case may be, that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person or entity requesting such payment or delivery shall pay to the Exchange Agent any transfer or other taxes required as a result of the delivery of Merger Consideration to a person other than the registered holder of the Certificate or Certificates in question or establish to the satisfaction of the Escrow Agent that such tax has been paid or is not payable.

     (e) Any shares of the ARI Preferred Stock or cash representing Merger Consideration that remains unclaimed by any record holder of TCI Common Stock six months after the Effective Time shall be held by the Escrow Agent (or a successor agent appointed by the Surviving Corporation) or shall be delivered to or at the instruction of the Surviving Corporation and the duties of the Exchange Agent shall terminate. Commencing with such redelivery to the Surviving Corporation, or its designee, Nonelecting Shareholders and Electing Shareholders shall look solely to the Surviving Corporation for delivery of the Merger Consideration, and the Surviving Corporation shall be entitled to receive all of the Letters of Transmittal and other instruments and procedures contemplated above. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement will be liable to a holder of Certificates, or to any record or beneficial holder of shares of the TCI Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat, or similar laws and any right to exchange Certificates for ARI Preferred Stock shall terminate upon such delivery. If Certificates are not surrendered prior to midnight on the fourth anniversary of the Effective Time, any unclaimed Merger Consideration, to the extent permitted under applicable law, will become property of the Surviving Corporation. Notwithstanding any provision set forth above, ARI shall be entitled to receive, from time to time, all interest or other amounts earned with respect to any cash held by the Exchange Agent with respect to Merger Consideration or otherwise, as such amounts accrue or become available.

     (f) After the Effective Time, there will be no registration of transfers on the stock transfer books of the Surviving Corporation with respect to shares of the TCI Common Stock that were outstanding immediately prior to the Effective Time.

                                   ARTICLE IV

                                  THE CLOSING

     SECTION 4.1. Closing. The closing of the Merger (the "Closing") shall take place at the offices of Jackson Walker L.L.P., 901 Main Street, Suite 6000, Dallas, Texas at 10:00 a.m., local time, on the date on which the last of the conditions set forth in Article IX is fulfilled or waived, or at such other time, date and place as ARI, TCI and Newco shall mutually agree (the "Closing Date").

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF ARI AND NEWCO

     ARI and Newco jointly and severally represent and warrant to TCI as follows:

     SECTION 5.1. Organization and Qualification. Each of ARI and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Newco has no Subsidiaries. The Subsidiaries of ARI are as set forth in the exhibits to the ARI SEC Documents. Each of ARI and each ARI Subsidiary has all requisite corporate power and authority, and is duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than such failures which, when taken together with all other such failures, will not have a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     SECTION 5.2.  Capitalization.

     (a) As of the date hereof, the authorized capital stock of Newco consists of 1,000 shares of common stock, par value $.01 per share.

     (b) As of the date hereof, 100 shares of Newco Common Stock were issued and outstanding and owned by ARI.

     (c) All of the issued and outstanding shares of capital stock of Newco are validly issued, fully paid and nonassessable and none of such stock was issued in violation of preemptive rights.

     (d) There are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Newco to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Newco or obligating Newco to grant, extend or enter into any such agreement or commitment.

     (e) As of the date hereof, the authorized capital stock of ARI consists of 100,000,000 shares of common stock, par value $0.01 per share and 50,000,000 shares of preferred stock, par value $2.00 per share.

     (f) As of the date hereof, [11,375,127] shares of ARI Common Stock were
issued and outstanding and           shares of Preferred Stock, consisting of
2,724,901 shares of Series A Preferred Stock, $2.00 par value per share, 50,000 shares of Series E Preferred Stock, $2.00 par value per share and 3,968.75 shares of the Series F Preferred Stock, $2.00 par value per share, were issued and outstanding.

     (g) All of the issued and outstanding shares of capital stock of ARI are validly issued, fully paid and nonassessable and none of such stock was issued in violation of preemptive rights.

     (h) Except for this Agreement and except as described in the ARI SEC Documents, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating ARI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of ARI or obligating ARI to grant, extend or enter into any such agreement or commitment.

     SECTION 5.3.  Authority; Non-Contravention; Statutory Approvals;
Compliance.

     (a) Authority.

          (i) Each of ARI and Newco has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          (ii) The execution and delivery of this Agreement and the consummation by ARI and Newco of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of ARI and Newco.

          (iii) The ARI Stockholders' Approval has been obtained.

          (iv) This Agreement has been duly and validly executed and delivered by each of ARI and Newco and, assuming the due authorization, execution and delivery hereof by TCI, constitutes a valid and binding obligation of ARI and Newco, enforceable against each of them in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceedings may be brought.

     (b) Non-Contravention. The execution and delivery of this Agreement by ARI and Newco do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of, ARI, Newco or any other ARI Subsidiary, under any provisions of

          (i) the articles of incorporation, bylaws or similar governing documents of ARI or Newco, or

          (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to ARI, Newco or any other Subsidiary, or any of their respective properties or assets, or

          (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which ARI, Newco or any other Subsidiary, is now a party or by which it or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of any Governmental Authority which has not been obtained (the "ARI Required Statutory Approvals") is necessary for the execution and delivery of this Agreement by ARI or Newco or the consummation by either of them of the transactions contemplated hereby, the failure to obtain, make or give which could reasonably be expected to have a Material Adverse Effect on ARI and its Subsidiaries, taken as a whole, it being understood that references in this Agreement to "obtaining" such ARI Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

     (d) Compliance.

          (i) Except as previously disclosed to TCI, neither ARI nor Newco is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations that do not have, and, could not reasonably be expected to have, a Material Adverse Effect on ARI and its Subsidiaries, taken as a whole.

          (ii) Except as previously disclosed to TCI, ARI and each of its Subsidiaries has all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct its business as currently conducted, except those the failure of which to obtain could reasonably be expected to have a Material Adverse Effect on ARI and its Subsidiaries, taken as a whole.

     SECTION 5.4. Financial Statements; SEC Documents. The ARI SEC Documents, which include all the documents (other than preliminary material) that ARI was required to file with the SEC since such date, as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such ARI SEC Documents. None of the ARI SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The financial statements of ARI contained in the ARI SEC Documents (collectively, the "ARI Financial Statements") and the notes thereto comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of ARI as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, have a Material Adverse Effect on ARI) and the absence of notes (that, if presented, would not differ materially from those included in the ARI Financial Statements).

     SECTION 5.5. Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.

     (a) Except as set forth in the ARI SEC Documents, from January 1, 2001 through the date hereof ARI has conducted its business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists that could reasonably be expected to have, a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     (b) ARI has no liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a corporate balance sheet, except liabilities, obligations or contingencies (i) that are accrued or reserved against in the most recent ARI Financial Statements or reflected in the notes thereto, or (ii) that were incurred after the date of such ARI Financial Statements in the ordinary course of business and could reasonably be expected to have a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     SECTION 5.6. Litigation. Except as set forth in the ARI SEC Documents, there are no claims, suits, actions or proceedings, pending or, to the knowledge of ARI, threatened, nor are there, to the knowledge of ARI, any investigations or reviews pending or threatened against, relating to or affecting ARI or its Subsidiaries, or judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to ARI or any of its Subsidiaries, that could reasonably be expected to have a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     SECTION 5.7.  Registration Statement and Proxy Statement; SEC Documents.

     (a) None of the information supplied by or on behalf of ARI for inclusion or incorporation by reference in the registration statement on Form S-4 previously filed with the SEC by ARI in connection with the issuance of shares of capital stock of ARI in the Merger (the "Registration Statement") or the proxy statement constituting a part thereof, at the time the Registration Statement became effective under the Securities Act, or with respect to the proxy statement at all times prior to the obtaining of the ARI Stockholders' Approval, contained any untrue statement of a material fact or omitted to state any material fact with respect to ARI required to be stated therein or necessary to make the statements therein with respect to ARI not misleading.

     (b) The Registration Statement and the proxy statement constituting a part thereof complied as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     SECTION 5.8. Vote Required. The ARI Stockholders' Approval is the only vote of the holders of any class or series of the capital stock of ARI required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     SECTION 5.9. Disclosure. No representation or warranty of ARI or Newco contained in this Agreement and no statement contained in any certificate or document furnished or to be furnished by or on behalf of ARI or Newco or any of their representatives pursuant thereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or schedule.

     SECTION 5.10. Stock Option Plans. Except as disclosed in the ARI SEC Documents, ARI and its Subsidiaries have no stock option, stock appreciation right, restricted stock, phantom stock, equity incentive, performance stock or similar plan or arrangement pursuant to which any employee, advisor or Affiliate of TCI is or may become entitled to purchase, directly or indirectly, any record or beneficial interest in any equity security of TCI or any of its Subsidiaries.

     SECTION 5.11. Affiliate Agreements. Except as disclosed in the ARI SEC Documents and except for this Agreement, as of the date of this Agreement neither ARI nor any of its Subsidiaries is a party to any oral or written agreement with any of its Affiliates other than agreements terminable on not more than 31 days notice entered into in the ordinary course of business.

     SECTION 5.12. Taxes. Except as previously disclosed to TCI, ARI and each of its Subsidiaries have duly filed all material tax returns required to be filed (or such returns have been properly extended) other than those tax returns the failure to file would not have a Material Adverse Effect on ARI and have paid all taxes and other charges shown to be due on such returns, and there are no tax liens upon any property or assets of ARI or any of its subsidiaries. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Federal income tax return for any period. There does not exist any issue that, if raised by any taxing authority with respect to any fiscal period, would, singly or in the aggregate, be expected to result in an assessment against ARI that would have, or could reasonably be expected to have, a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     SECTION 5.13. Brokers and Finders. None of ARI or any of its subsidiaries nor any of their respective partners, directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF TCI

     TCI represents and warrants to ARI and Newco as follows:

     SECTION 6.1. Organization and Qualification. TCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Subsidiaries of TCI are as set forth in the TCI SEC Documents. TCI has requisite corporate power and authority, and is duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than such failures which, when taken together with all other such failures, will not have a Material Adverse Effect on TCI.

     SECTION 6.2.  Capitalization.

     (a) As of the date hereof, the authorized capital stock of TCI consists of 25,000,000 shares of TCI Common Stock and 10,000,000 shares of preferred stock, of $0.01 par value.

     (b) As of the date hereof, [8,042,629] shares of TCI Common Stock and 35,829 shares of Preferred Stock, consisting of 5,829 shares of Series A Cumulative Convertible Preferred Stock and 30,000 shares of the Series C Cumulative Convertible Preferred Stock were issued and outstanding. No shares of the equity securities of TCI are held in the treasury of TCI.

     (c) All of the issued and outstanding shares of the capital stock of TCI are validly issued, fully paid and nonassessable and none of such stock was issued in violation of preemptive rights.

     (d) Except for this Agreement and except as described in the TCI SEC Documents, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating TCI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of TCI or obligating TCI to grant, extend or enter into any such agreement or commitment.

     SECTION 6.3.  Authority; Non-Contravention; Statutory Approvals;
Compliance.

     (a) Authority.

          (i) TCI has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          (ii) The execution and delivery of this Agreement and the consummation by TCI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of TCI.

          (iii) The TCI Stockholders' Approval has been obtained.

          (iv) This Agreement has been duly and validly executed and delivered by TCI and, assuming the due authorization, execution and delivery hereof by ARI and Newco, constitutes the valid and binding obligation of TCI, enforceable against TCI in accordance with its terms, except as would be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

     (b) Non-Contravention. The execution and delivery of this Agreement by TCI do not, and the consummation of the transactions contemplated hereby will not, result in any Violation by TCI or any of its Subsidiaries under any provisions of

          (i) the articles of incorporation, bylaws or similar governing documents of TCI or any such Subsidiary,

          (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to TCI or any of its Subsidiaries or any of their respective properties or assets, or

          (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which TCI or any of its Subsidiaries is now a party or by which it or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on TCI and its Subsidiaries, taken as a whole.

     (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of any Governmental Authority which has not been obtained (the "TCI Required Statutory Approvals") is necessary for the execution and delivery of this Agreement by TCI or the consummation by TCI of the transactions contemplated hereby, the failure to obtain, make or give which would reasonably likely have a Material Adverse Effect on TCI and its Subsidiaries taken as a whole, it being understood that references in this Agreement to "obtaining" such TCI Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

     (d) Compliance.

          (i) Except as previously disclosed to ARI, neither TCI nor any of its Subsidiaries is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations that do not have, and, could not reasonably be expected to have, a Material Adverse Effect on TCI and its Subsidiaries taken as a whole.

          (ii) Except as set forth in Section 6.3(d) of the TCI Disclosure Schedule, TCI and each of its Subsidiaries has all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct its business as currently conducted, except those the failure to obtain which could not reasonably be expected to have a Material Adverse Effect on TCI and its Subsidiaries taken as a whole.

     SECTION 6.4. Financial Statements; SEC Documents. The TCI SEC Documents, which include all the documents (other than preliminary material) that TCI was required to file with the SEC since such date, as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such TCI SEC Documents. None of the TCI SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The financial statements of TCI contained in the TCI SEC Documents (collectively, the "TCI Financial Statements") and the notes thereto comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and fairly present the financial condition and the results of operations, changes in Stockholders' equity, and cash flow of TCI as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, have a Material Adverse Effect on TCI) and the absence of notes (that, if presented, would not differ materially from those included in the TCI Financial Statements).

     SECTION 6.5. Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.

     (a) Except as set forth in the TCI SEC Documents, from January 1, 2000 through the date hereof TCI has conducted its business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists that could reasonably be expected to have, a Material Adverse Effect on TCI and its Subsidiaries taken as a whole.

     (b) TCI has no liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a corporate balance sheet, except liabilities, obligations or contingencies (i) that are accrued or reserved against in the most recent TCI Financial Statements or reflected in the notes thereto, or (ii) that were incurred after the date of such TCI Financial Statements in the ordinary course of business and could reasonably be expected to have a Material Adverse Effect on TCI and its Subsidiaries taken as a whole.

     SECTION 6.6. Litigation. Except as set forth in the TCI SEC Documents, there are no claims, suits, actions or proceedings, pending or, to the knowledge of TCI, threatened, nor are there, to the knowledge of TCI, any investigations or reviews pending or threatened against, relating to or affecting TCI or its Subsidiaries, or judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to TCI or any of its Subsidiaries, that could reasonably be expected to have a Material Adverse Effect on TCI and its Subsidiaries taken as a whole.

     SECTION 6.7.  Registration Statement and Proxy Statement.

     (a) None of the information supplied by or on behalf of TCI for inclusion or incorporation by reference in the registration statement on Form S-4 previously filed with the SEC by ARI in connection with the issuance of shares of capital stock of ARI in the Merger (the "Registration Statement") or the joint proxy statement constituting a part thereof, at the time the Registration Statement became effective under the Securities Act, or with respect to the joint proxy statement at all times prior to the obtaining of the TCI Stockholders' Approval, contained any untrue statement of a material fact or omitted to state any material fact with respect to TCI required to be stated therein or necessary to make the statements therein with respect to TCI not misleading.

     (b) The Registration Statement and the joint proxy statement constituting a part thereof complied as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     SECTION 6.8. Vote Required. The "TCI Stockholders' Approval" is the only vote of the holders of any class or series of the capital stock of TCI required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     SECTION 6.9. Disclosure. No representation or warranty of TCI contained in this Agreement and no statement contained in any certificate or document furnished or to be furnished by or on behalf of TCI or any of its representatives pursuant thereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or schedule.

     SECTION 6.10. Stock Option Plans. Except as disclosed in the TCI SEC Documents, TCI and its Subsidiaries have no stock option, stock appreciation right, restricted stock, phantom stock, equity incentive, performance stock or similar plans or arrangement pursuant to which any employee, advisor or

Affiliate of TCI is or may become entitled to purchase, directly or indirectly, any record or beneficial interest in any equity security TCI or any of its Subsidiaries.

     SECTION 6.11. Affiliate Agreements. Except as disclosed in the TCI SEC Documents and except for this Agreement, as of the date of this Agreement TCI is not a party to any oral or written agreement with any of its Affiliates other than agreements terminable on not more than 31 days notice entered into in the ordinary course of business.

     SECTION 6.12. Taxes. Except as previously disclosed to ARI, TCI and each of its Subsidiaries have duly filed all material tax returns required to be filed (or such returns have been properly extended) other than those tax returns the failure to file would not have a Material Adverse Effect on TCI and have paid all taxes and other charges shown to be due on such returns, and there are no tax liens upon any property or assets of TCI or any of its subsidiaries. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Federal income tax return for any period. There does not exist any issue that, if raised by any taxing authority with respect to any fiscal period, would, singly or in the aggregate, be expected to result in an assessment against TCI that would have, or is reasonably likely to have, a Material Adverse Effect on TCI.

     SECTION 6.13. Brokers and Finders. Except for fees of Houlihan, Lokey, Howard and Zukin, none of TCI or any of its subsidiaries nor any of their respective partners, directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VII

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 7.1. Ordinary Course of Business. The parties shall conduct their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve their respective business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers, distributors and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees.

                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

     SECTION 8.1. Public Announcements. ARI and TCI shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement prior to consultation with the other party; provided that each party recognizes the other party's obligations imposed by law or any applicable national securities exchange, and will endeavor to accommodate such obligations.

     SECTION 8.2. Rule 145 Affiliates. TCI shall identify in a letter to ARI all persons who are, at the Closing Date, "affiliates" of TCI as such term is used in Rule 145 under the Securities Act. TCI shall use its reasonable efforts to cause its affiliates to deliver to ARI on or prior to the Closing Date a written agreement to the effect that:

          (i) any future disposition by such person of any ARI Preferred Stock such person receives as the result of the Merger will be accomplished in accordance with Rule 145(d) under the Securities Act; and

          (ii) such person agrees that appropriate legends shall be placed upon the certificates evidencing ownership of ARI Preferred Stock that such person receives as a result of the Merger.

     SECTION 8.3.  Covenant to Satisfy Conditions.

     (a) Each of ARI, TCI and Newco shall take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it with respect to this Agreement.

     (b) Subject to the terms and conditions hereof, and taking into account the circumstances and giving due weight to the materiality of the matter involved or the action required, ARI, TCI and Newco shall each use all reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby.

     SECTION 8.4. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and mailing the Proxy Statement, as well as the filing fee relating thereto, shall be shared equally by ARI, on the one hand, and TCI, on the other hand.

     SECTION 8.5. Newco Activities. Until the Effective Time, except in connection with or furtherance of the transactions contemplated by this Agreement, Newco will incur no obligations or liabilities nor engage in any business or activities of any type or kind whatsoever or enter into any agreements or arrangements with any person or entity.

     SECTION 8.6.  Indemnification, Directors and Officers' Insurance.

     (a) For a period of three (3) years after the Effective Time, the Surviving Corporation (i) shall maintain in effect the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of TCI and each of its Subsidiaries and any directors, officers or employees indemnification agreements of TCI or its Subsidiaries; (ii) shall maintain in effect the current policies of directors and officers liability insurance and fiduciary liability insurance maintained by TCI, if any, ("D&O Insurance") (provided that the Surviving Corporation or ARI may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured), with respect to claims arising from facts or events which occurred on or before the Effective Time, provided, however, if the existing D&O Insurance expires, is terminated or cancelled, or if the annual premium therefore is increased to an amount in excess of 150% of the last annual premium paid prior to the date hereof, in each case during such six year period, the Surviving Corporation will use commercially reasonable efforts to obtain D&O Insurance in an amount and scope as great as can be obtained for the remainder of such period, or from year to year thereafter, for a premium not in excess (on an annualized basis) of 150% of the current premiums therefore, and (iii) shall indemnify the directors and officers of TCI and its Subsidiaries to the fullest extent to which TCI is permitted to indemnify such officers and directors under their respective articles of incorporation and bylaws and applicable law. Notwithstanding the foregoing provisions, TCI's obligations under this Section 8.6 shall be deemed satisfied if ARI shall perform, or agree to perform, such obligations, and in such event, ARI shall not be obligated to obtain insurance in excess of that which would be required of TCI hereunder.

     (b) Without limiting Section 8.6(a) above, after the Effective Time, each of ARI and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee and agent of TCI and each of its Subsidiaries (each, together with such person's heirs, executors or administrators, an "Indemnified Party" and collectively, the "Indemnified Parties") against any costs or liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring or alleged to occur prior to the Effective Time (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of TCI) or arising out of or pertaining to this Agreement, the Merger or the transactions contemplated herein. In the event of any such actual or threatened claim, action, suit, proceeding or investigation, (i) ARI and the Surviving Corporation, as the case may be, shall pay the reasonable fees and out of pocket expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to ARI and the Surviving Corporation, promptly after statements therefore are received and shall pay all other reasonable out of pocket expenses in advance of the final disposition of such action, (ii) ARI and the Surviving Corporation will corporate and use all reasonable efforts to assist in the vigorous defense of any such matter, and (iii) to the extent any determination is required to be made with respect to whether an Indemnified Party's conduct complies with the standard set forth under Nevada Law and ARI's or the Surviving Corporation's respective articles of incorporation or bylaws, such determination shall be made by independent legal counsel acceptable to ARI or the Surviving Corporation, as the case may be, and the Indemnified Party; provided, however, that neither ARI nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may not retain more than one law firm to represent them with respect to each matter indemnified hereunder unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, whereupon the Indemnified Parties right to representation shall be limited to the smallest number of law firms who, consistent with applicable standards of professional conduct, may represent such Indemnified Parties without conflict of interest reasonably likely to require disqualification thereof.

                                   ARTICLE IX

                                   CONDITIONS

     SECTION 9.1.  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing;

          (a) Approval of Second Amendment. An final order shall have been issued approving the Second Amendment in the form granted preliminary approval by the United States District Court for the Northern District of California on December 18, 2001.

          (b) Stockholder Approval. The TCI Stockholders' Approval and the ARI Stockholders' Approval shall have been obtained.

          (c) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and continue in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

          (d) Statutory Approvals. The ARI Required Statutory Approvals and the TCI Required Statutory Approvals shall have been obtained at or prior to the Effective Time.

     SECTION 9.2. Conditions to Obligation of ARI to Effect the Merger. The obligation of ARI to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by ARI in writing;

          (a) Satisfaction of Conditions. The conditions to the parties respective obligations set forth in Section 9.1 above shall have been satisfied or waived.

          (b) Performance of Obligations of TCI. TCI shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

          (c) Representations and Warranties. The representations and warranties of TCI set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the

     Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

          (d) Material Adverse Effect. No Material Adverse Effect with respect to TCI shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a Material Adverse Effect on TCI.

     SECTION 9.3. Conditions to Obligation of TCI to Effect the Merger. The obligation of TCI to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by TCI in writing:

          (a) Satisfaction of Conditions. The conditions to the parties respective obligations set forth in Section 9.1 above shall have been satisfied or waived.

          (b) Performance of Obligations of ARI. ARI shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

          (c) Representations and Warranties. The representations and warranties of ARI set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

          (d) ARI Material Adverse Effect. No Material Adverse Effect with respect to ARI shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have a Material Adverse Effect on ARI.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 10.1. Termination. The Merger may be abandoned at anytime prior to the Closing Date, whether before or after approval by the stockholders of the respective parties hereto contemplated by this Agreement:

          (a) by mutual written consent of the Boards of Directors of ARI, TCI and Newco;

          (b) by ARI, TCI or Newco, if any state or federal law, order, rule or regulation is adopted or issued, that has the effect of prohibiting the Merger, or by ARI, TCI or Newco, if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger.

          (c) by TCI, by written notice to ARI, if

             (i) there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of ARI hereunder, and such breach shall not have been remedied within twenty
        (20) days after receipt by ARI of notice in writing from TCI, specifying the nature of such breach and requesting that it be remedied;

             (ii) the Board of Directors of ARI shall withdraw or modify in any manner materially adverse to TCI its approval or recommendation of this Agreement or the Merger or resolve to take such action; or

          (d) by ARI, by written notice to TCI, if

             (i) there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of TCI hereunder, and such breach shall not have been remedied within twenty
        (20) days after receipt by TCI of notice in writing from ARI, specifying the nature of such breach and requesting that it be remedied, or

             (ii) the Board of Directors of TCI shall withdraw or modify in any manner materially adverse to ARI its approval or recommendation of this Agreement or the Merger or resolve to take such action.

     SECTION 10.2. Effect of Abandonment. In the event that the Merger shall be abandoned by ARI, TCI or Newco, or by their agreement, pursuant to Section 10.1, this Agreement shall terminate except as specifically provided herein and there shall be no liability hereunder on the part of either ARI, TCI or Newco or their respective directors or officers, except that no such termination shall relieve any party from liability by reason of any willful breach of any agreement, representation, warranty or covenant contained in this Agreement.

     SECTION 10.3.  Amendment.

     (a) This Agreement may be amended by the parties hereto pursuant to action of their respective Boards of Directors, at any time before or after approval hereof by the stockholders of TCI and ARI and prior to the Effective Time, but after such stockholder approvals, no such amendment shall

          (i) alter or change the amount or kind of shares to be received or exchanged for or on conversion of any class or series of capital stock of either corporation as provided under Article II, or

          (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially and adversely affect the rights of holders of TCI Common Stock or the ARI Common Stock, in each case without the further approval of such stockholders.

     (b) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 10.4. Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer of such party.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     SECTION 11.1. Survival of Representations, Warranties, Covenants and Agreements. All representations, warranties, covenants and agreements in this Agreement shall survive the Merger indefinitely.

     SECTION 11.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally, or
(b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five (5) days after being mailed by registered or certified mail (return receipt requested) to the parties, in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

If to ARI or Newco:

     One Hickory Centre
     1800 Valley View Lane
     Suite 300
     Dallas, Texas 75234
     Attn: President
with a copy to:
     Jeffrey M. Sone
     Jackson Walker L.L.P.
     901 Main Street, Suite 6000
     Dallas, Texas 75202

If to TCI:
     One Hickory Centre
     1800 Valley View Lane
     Suite 300
     Dallas, Texas 75234
     Attn: President

with a copy to:
     Steven C. Metzger
     Prager, Metzger & Kroemer, PLLC
     2626 Cole Avenue, Suite 900
     Dallas, Texas 75204

     SECTION 11.3.  Miscellaneous.

     (a) This Agreement, including the documents and instruments referred to herein, (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) shall not be assigned by operation of law or otherwise, and (iii) shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of laws statutes, rules or principles.

     (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The parties hereto shall negotiate in good faith to replace any provision of this Agreement so held invalid or unenforceable with a valid provision that is as similar as possible in substance to the invalid or unenforceable provision.

     SECTION 11.4. Interpretation. When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

     SECTION 11.5. Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 11.6. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, nothing in this Agreement, express or implied, is intended to confer upon any person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 11.7. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 11.8. Further Assurances. Each party hereto shall execute such further documents and instruments and take such further actions as may reasonably be requested by any other party hereto in order to consummate the Merger in accordance with the terms hereof.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, ARI, TCI and Newco have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          AMERICAN REALTY INVESTORS, INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          TRANSCONTINENTAL REALTY ACQUISITION
                                          CORPORATION

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          TRANSCONTINENTAL REALTY INVESTORS,
                                          INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                                                      APPENDIX B

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                        AMERICAN REALTY INVESTORS, INC.,
                  INCOME OPPORTUNITY ACQUISITION CORPORATION,
                                      AND
                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                               TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----
ARTICLE I             CERTAIN DEFINITIONS.........................................   B-1
ARTICLE II            THE MERGER..................................................   B-3
Section 2.1.          The Merger..................................................   B-3
Section 2.2.          Effective Time of the Merger................................   B-3
Section 2.3.          Articles of Incorporation...................................   B-3
Section 2.4.          Bylaws......................................................   B-3
Section 2.5.          Effects of Merger...........................................   B-3
ARTICLE III           EXCHANGE OF SHARES..........................................   B-3
Section 3.1.          Effect of Merger on Capital Stock...........................   B-3
Section 3.2.          Method of Election..........................................   B-4
Section 3.3.          Delivery and Exchange of Certificates.......................   B-4
ARTICLE IV            THE CLOSING.................................................   B-5
Section 4.1.          Closing.....................................................   B-5
ARTICLE V             REPRESENTATIONS AND WARRANTIES OF ARI AND NEWCO.............   B-5
Section 5.1.          Organization and Qualification..............................   B-5
Section 5.2.          Capitalization..............................................   B-6
Section 5.3.          Authority; Non-Contravention; Statutory Approvals;
                      Compliance..................................................   B-6
Section 5.4.          Financial Statements; SEC Documents.........................   B-7
Section 5.5.          Absence of Certain Changes or Events; Absence of Undisclosed
                      Liabilities.................................................   B-8
Section 5.6.          Litigation..................................................   B-8
Section 5.7.          Registration Statement and Proxy Statement; SEC Documents...   B-8
Section 5.8.          Vote Required...............................................   B-8
Section 5.9.          Disclosure..................................................   B-9
Section 5.10.         Stock Option Plans..........................................   B-9
Section 5.11.         Affiliate Agreements........................................   B-9
Section 5.12.         Taxes.......................................................   B-9
Section 5.13.         Brokers and Finders.........................................   B-9
ARTICLE VI            REPRESENTATIONS AND WARRANTIES OF IOT.......................   B-9
Section 6.1.          Organization and Qualification..............................   B-9
Section 6.2.          Capitalization..............................................   B-9
Section 6.3.          Authority; Non-Contravention; Statutory Approvals;
                      Compliance..................................................  B-10
Section 6.4.          Financial Statements; SEC Documents.........................  B-11
Section 6.5.          Absence of Certain Changes or Events; Absence of Undisclosed
                      Liabilities.................................................  B-11
Section 6.6.          Litigation..................................................  B-11
Section 6.7.          Registration Statement and Proxy Statement..................  B-12
Section 6.8.          Vote Required...............................................  B-12
Section 6.9.          Disclosure..................................................  B-12
Section 6.10.         Stock Option Plans..........................................  B-12
Section 6.11.         Affiliate Agreements........................................  B-12
Section 6.12.         Taxes.......................................................  B-12
Section 6.13.         Brokers and Finders.........................................  B-12
ARTICLE VII           CONDUCT OF BUSINESS PENDING THE MERGER......................  B-13
Section 7.1.          Ordinary Course of Business.................................  B-13

                                                                                    PAGE
                                                                                    ----
ARTICLE VIII          ADDITIONAL AGREEMENTS.......................................  B-13
Section 8.1.          Public Announcements........................................  B-13
Section 8.2.          Rule 145 Affiliates.........................................  B-13
Section 8.3.          Covenant to Satisfy Conditions..............................  B-13
Section 8.4.          Expenses....................................................  B-13
Section 8.5.          Newco Activities............................................  B-13
Section 8.6.          Indemnification, Directors and Officers' Insurance..........  B-14
ARTICLE IX            CONDITIONS..................................................  B-15
Section 9.1.          Conditions to Each Party's Obligation to Effect the
                      Merger......................................................  B-15
Section 9.2.          Conditions to Obligation of ARI to Effect the Merger........  B-15
Section 9.3.          Conditions to Obligation of IOT to Effect the Merger........  B-15
ARTICLE X             TERMINATION, AMENDMENT AND WAIVER...........................  B-16
Section 10.1.         Termination.................................................  B-16
Section 10.2.         Effect of Abandonment.......................................  B-16
Section 10.3.         Amendment...................................................  B-16
Section 10.4.         Waiver......................................................  B-17
ARTICLE XI            GENERAL PROVISIONS..........................................  B-17
Section 11.1.         Survival of Representations, Warranties, Covenants and
                      Agreements..................................................  B-17
Section 11.2.         Notices.....................................................  B-17
Section 11.3.         Miscellaneous...............................................  B-17
Section 11.4.         Interpretation..............................................  B-18
Section 11.5.         Counterparts; Effect........................................  B-18
Section 11.6.         Parties in Interest.........................................  B-18
Section 11.7.         Specific Performance........................................  B-18
Section 11.8.         Further Assurances..........................................  B-18

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of           , 2002 (this
"Agreement"), is by and among American Realty Investors, Inc., a Nevada corporation ("ARI"), Income Opportunity Acquisition Corporation, a Nevada corporation, ("Newco") and Income Opportunity Realty Investors, Inc., a Nevada corporation ("IOT").

     WHEREAS, IOT and certain affiliates of ARI are parties to that certain Second Amendment to the Modification of Stipulation of Settlement (the "Second Amendment") entered into in connection with certain proceedings know as Jack Olive, et al, as plaintiffs, v. Gene E. Phillips, et al, as defendants, and National Income Realty Trust, Continental Mortgage and Equity Trust, Transcontinental Realty Investors and IOT, as nominal defendants (Case No. C 89-4331-MHP) in the United States District Court for the Northern District of California; and

     Whereas ARI and IOT have entered into this Agreement to give effect to the transactions contemplated in the Second Amendment; and

     WHEREAS, boards of directors of each of ARI and IOT have determined that it is in the best interests of each company and their stockholders that Newco be merged with and into IOT, with IOT being the survivor, as more specifically described herein (the "Merger"); and

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     "Act" shall mean the Nevada Mergers and Exchanges of Interest Act, as amended.

     "Affiliate" shall have the meaning assigned that term in Rule 12b-2 promulgated under the Exchange Act.

     "ARI Common Stock" shall mean the common stock, par value $0.01 per share, of ARI.

     "ARI Preferred Stock" shall mean the Series H Preferred Stock, par value $2.00 per share, of ARI.

     "ARI Required Statutory Approvals" shall have the meaning set forth in
Section 5.3(c).

     "ARI SEC Documents" shall mean each form, report, schedule, registration statement and definitive proxy statement filed by ARI with the SEC since January 1, 2001.

     "ARI Stockholders' Approval" shall mean the approval of the Merger, at a duly held meeting or by consent, of holders of at least a majority of the outstanding ARI Common Stock at the time of the meeting.

     "Articles of Merger" shall have the meaning set forth in Section 2.2.

     "Certificates" shall have the meaning set forth in Section 3.2.

     "Closing" and "Closing Date" shall have the meaning set forth in Section
3.1.

     "Common Stock of the Surviving Corporation" shall mean the Common Stock, $0.01 par value per share, of the Surviving Corporation outstanding immediately following, and as a result of, the Merger.

     "Effective Time" shall have the meaning set forth in Section 2.2.

     "Electing Shareholders" shall have the meaning set forth in Section 3.3(a).

     "Election Form" shall have the meaning set forth in Section 3.2(a).

     "Escrow Agent" shall have the meaning set forth in Section 3.2(b).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" shall have the meaning set forth in Section 3.3(a).

     "GAAP" shall mean generally accepted accounting principles.

     "Governmental Authority" shall mean any court, governmental or regulatory body(including a stock exchange or other self-regulatory body) or authority, domestic or foreign.

     "IOT Common Stock" shall mean the common stock, par value $.01 per share, of IOT.

     "IOT Financial Statements" shall have the meaning set forth in Section 6.4.

     "IOT Required Statutory Approvals" shall have the meaning set forth in
Section 6.3(c).

     "IOT SEC Documents" shall mean each form, report, schedule, registration statement and definitive proxy statement filed by IOT with the SEC since January 1, 2001.

     "IOT Stockholders' Approval" shall mean the approval of the Merger, at a duly held meeting, of holders of (i) the majority of the outstanding IOT Common Stock at the time of the meeting and (ii) at least a majority of the IOT Common Stock not owned by ARI, Transcontinental Realty Investors, Inc. or their Affiliates casting votes with respect to the Merger at the meeting.

     "Letter of Transmittal" shall have the meaning set forth in Section 3.3(b).

     "Material Adverse Effect" shall mean a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of a given company or on the consummation of the transactions contemplated by this Agreement.

     "Merger" shall have the meaning set forth in Section 2.1.

     "Merger Consideration" shall have the meaning set forth in Section 3.1(c).

     "Nevada Law" shall mean the Nevada Corporation Code, Nevada Revised Statute sec. 78.0101 et. seq.

     "Newco Common Stock" shall mean the Common Stock, $0.01 par value per share, of Newco.

     "Nonelecting Shareholder" shall have the meaning set forth in Section
3.3(a).

     "Registration Statement" shall have the meaning set forth in Section
5.7(a).

     "SEC" shall mean the Securities and Exchange Commission.

     "Second Amendment" shall have the meaning set forth in the recitals to this Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Subsidiary" shall mean, with respect to any person, any corporation or other entity (including partnerships and other business associations) other than IOT in which a person, directly or indirectly owns through a Subsidiary at least a majority of the outstanding voting securities or other equity interests having the power, under ordinary circumstances, to elect a majority of the directors or other governing body, or otherwise to direct the management and policies, of such corporation or other entity.

     "Surviving Corporation" shall have the meaning set forth in Section 2.1 hereof.

     "Taxes" shall mean any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes, charges, fees, levies or other assessments, and any expenses incurred in connection with the determination, settlement or litigation of any liability for any of the foregoing.

     "Violation" shall have the meaning set forth in Section 5.3(b).

                                   ARTICLE II

                                   THE MERGER

     SECTION 2.1. The Merger. Upon the terms and subject to the conditions of this Agreement, Newco shall be merged with and into IOT in accordance with the provisions of the Act (the "Merger"). The separate corporate existence of Newco shall thereupon cease, and IOT shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue its existence under the laws of the State of Nevada.

     SECTION 2.2. Effective Time of the Merger. The parties acknowledge that it is their mutual desire and intent to consummate the Merger as soon as practicable after the date hereof. Accordingly, the parties shall use all reasonable efforts to bring about the satisfaction as soon as practicable of all the conditions specified in Article IX and otherwise to effect the consummation of the Merger as soon as practicable. Subject to the terms hereof, as soon as practicable after all of the conditions set forth in Article IX shall have been satisfied or waived, the parties hereto will cause the Merger to be consummated by the filing with the Secretary of State of the State of Nevada, in accordance with the Act, of articles of merger (the "Articles of Merger") in such form as is required by, and executed in accordance with, the relevant provisions of the Act. The Merger shall become effective at such time (the "Effective Time") as the Secretary of State of the State of Nevada shall, upon such filing of the Articles of Merger, issue a certificate of merger in respect of the Merger.

     SECTION 2.3. Articles of Incorporation. The Articles of Incorporation of IOT as in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until duly amended.

     SECTION 2.4. Bylaws. The Bylaws of IOT as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended.

     SECTION 2.5. Effects of Merger. The Merger shall have the effects set forth in the Act.

                                  ARTICLE III

                               EXCHANGE OF SHARES

     SECTION 3.1. Effect of Merger on Capital Stock. The parties agree that in furtherance of the transactions contemplated in the Second Amendment, as a result of the Merger, common stockholders of IOT will receive $19.00 in cash for each share of IOT Common Stock, or at the affirmative election of such stockholders, one share of the ARI Preferred Stock, all as set forth in the remainder of this Section 3.1. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of IOT or
Newco:

          (a) Cancellation of Certain IOT Common Stock. Each share of IOT Common Stock that is held in treasury by IOT shall be canceled and cease to exist.

          (b) Conversion of Certain IOT Common Stock Held by ARI and its Affiliates. Each issued and outstanding share of IOT Common Stock that is held by ARI, its subsidiaries, or TCI shall be canceled and cease to exist. Each issued and outstanding share of IOT Common Stock that is held by an Affiliate of ARI shall be converted into one share of ARI Preferred Stock.

          (c) Conversion of Certain IOT Common Stock. Each issued and outstanding share of IOT Common Stock (other than shares of IOT Common Stock cancelled or converted pursuant to Section 3.1(a) or 3.1(b) above), shall be converted into and exchanged for the right to receive (i) cash equal to $17.50 or (ii) upon the affirmative election of the holder thereof in accordance with this ARTICLE III, one share of the ARI Preferred Stock (the cash or ARI Preferred Stock to be received by holders of the IOT Common Stock as a result of the Merger being hereinafter referred to as the "Merger Consideration").

          (d) Conversion of Newco Common Stock. Each issued and outstanding share of Newco Common Stock as of the Effective Time shall be converted into and exchanged for one share of the Common Stock of the Surviving Corporation, with the effect that all of the issued and outstanding shares of the Newco Common Stock as of the Effective Time shall be converted into and exchanged for all of the issued and outstanding shares of the Common Stock of the Surviving Corporation immediately following the Merger.

     SECTION 3.2.  Method of Election.

     (a) Record holders of the IOT Common Stock entitled to elect pursuant to
Section 3.1(c) to become Electing Shareholders, shall do so by properly completing a Form of Election satisfactory to ARI and constituting a part of the Letter of Transmittal.

     (b) To be effective, an Election Form must be properly completed and the Letter of Transmittal of which it constitutes a part must be signed and received by the Escrow Agent, accompanied by the Certificates as to which the election is being made in compliance with the requirements set forth above. ARI shall have the discretion, which it may delegate in whole or in part to the Escrow Agent, to determine whether Election Forms have been properly completed, signed, submitted or revoked and to disregard immaterial defects in any Election Form. The decision of ARI (or the Exchange Agent) in such matters shall be conclusive and binding. ARI and the Escrow Agent shall make reasonable efforts to notify any Electing Shareholder of any defect in an Election Form submitted to the Escrow Agent. If ARI or the Exchange Agent shall determine that a purported election to receive ARI Preferred Stock as Merger Consideration was not properly made, such holder shall be treated as a Nonelecting Shareholder. A record holder of IOT Common Stock need not make the same election with respect to all shares of IOT Common Stock held of record by such holder or represented by a single Certificate.

     SECTION 3.3.  Delivery and Exchange of Certificates.

     (a) Appointment of Exchange Agent. Promptly following the execution and delivery of this Agreement, ARI shall designate American Stock Transfer and Trust Company, or if they are unable or unwilling to serve, a bank or trust company reasonably acceptable to IOT to act as Exchange Agent (the "Exchange Agent") to receive certificates (the "Certificates") representing the right to receive Merger Consideration, to receive cash to which holders of Certificates not electing to receive shares of the ARI Preferred Stock as Merger Consideration ("Nonelecting Shareholders"), shares of the IOT Common Stock held by shareholders electing to receive ARI Preferred Stock as Merger Consideration ("Electing Shareholders") and to disburse the Merger Consideration to Nonelecting Shareholders and Electing Shareholders.

     (b) Promptly after the Effective Time, ARI will send, or will cause the Exchange Agent to send, to each holder of record as of the Effective Time of the IOT Common Stock converted into the right to receive Merger Consideration pursuant to Section 3.1(c) above, a letter of transmittal which shall specify that the delivery of Certificates shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and instructions for use in effecting the surrender to the Exchange Agent of Certificates in exchange for the Merger Consideration (the "Letter of Transmittal"). The Letter of Transmittal shall contain such other terms and conditions as ARI may reasonably specify.

     (c) Each record holder of IOT Common Stock converted into the right to receive the Merger Consideration shall, upon surrender to the Exchange Agent of a Certificate or Certificates, together with a properly completed Letter of Transmittal covering such shares, without further action, be entitled to receive, and the Escrow Agent shall deliver (i) cash equal to $19.00 per share represented by Certificates tendered by Nonelecting Shareholders and (ii) one share of ARI Preferred Stock for each share of IOT Common Stock represented by a Certificate tendered by an Electing Shareholder, subject, in each such case, to the provisions of Sections 3.3(d) and (e) below. Until so surrendered, each Certificate shall, after the Effective Time, represent for all purposes only the right to receive $19.00 for each share of IOT Common Stock held by a Nonelecting Shareholder or one share of the ARI Preferred Stock for each share represented by a Certificate held by an Electing Shareholder. To the extent that following the Effective Time and prior to the issuance of certificates representing shares of the ARI Preferred Stock to Electing Shareholders dividends shall be declared with respect to the ARI Preferred Stock, the Electing Shareholder shall look solely to ARI with respect thereto.

     (d) If any cash or certificates representing shares of the ARI Preferred Stock constituting Merger Consideration are to be delivered to a person or entity other than the registered holder of a Certificate, it shall be a condition to such payment or delivery, as the case may be, that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person or entity requesting such payment or delivery shall pay to the Exchange Agent any transfer or other taxes required as a result of the delivery of Merger Consideration to a person other than the registered holder of the Certificate or Certificates in question or establish to the satisfaction of the Escrow Agent that such tax has been paid or is not payable.

     (e) Any shares of the ARI Preferred Stock or cash representing Merger Consideration that remains unclaimed by any record holder of IOT Common Stock six months after the Effective Time shall be held by the Escrow Agent (or a successor agent appointed by the Surviving Corporation) or shall be delivered to or at the instruction of the Surviving Corporation and the duties of the Exchange Agent shall terminate. Commencing with such redelivery to the Surviving Corporation, or its designee, Nonelecting Shareholders and Electing Shareholders shall look solely to the Surviving Corporation for delivery of the Merger Consideration, and the Surviving Corporation shall be entitled to receive all of the Letters of Transmittal and other instruments and procedures contemplated above. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement will be liable to a holder of Certificates, or to any record or beneficial holder of shares of the IOT Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat, or similar laws and any right to exchange Certificates for ARI Preferred shall terminate upon such delivery. If Certificates are not surrendered prior to midnight on the fourth anniversary of the Effective Time, any unclaimed Merger Consideration, to the extent permitted under applicable law, will become property of the Surviving Corporation. Notwithstanding any provision set forth above, ARI shall be entitled to receive, from time to time, all interest or other amounts earned with respect to any cash held by the Exchange Agent with respect to Merger Consideration or otherwise, as such amounts accrue or become available.

     (f) After the Effective Time, there will be no registration of transfers on the stock transfer books of the Surviving Corporation with respect to shares of the IOT Common Stock that were outstanding immediately prior to the Effective Time.

                                   ARTICLE IV

                                  THE CLOSING

     SECTION 4.1. Closing. The closing of the Merger (the "Closing") shall take place at the offices of Jackson Walker L.L.P., 901 Main Street, Suite 6000, Dallas, Texas at 10:00 a.m., local time, on the date on which the last of the conditions set forth in Article IX is fulfilled or waived, or at such other time, date and place as ARI, IOT and Newco shall mutually agree (the "Closing Date").

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF ARI AND NEWCO

     ARI and Newco jointly and severally represent and warrant to IOT as follows:

     SECTION 5.1. Organization and Qualification. Each of ARI and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Newco has no

Subsidiaries. The Subsidiaries of ARI are as set forth in the exhibits to the ARI SEC Documents. Each of ARI and each ARI Subsidiary has all requisite corporate power and authority, and is duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than such failures which, when taken together with all other such failures, will not have a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     SECTION 5.2.  Capitalization.

     (a) As of the date hereof, the authorized capital stock of Newco consists of 1,000 shares of common stock, par value $.01 per share.

     (b) As of the date hereof, 100 shares of Newco Common Stock were issued and outstanding and owned by ARI.

     (c) All of the issued and outstanding shares of capital stock of Newco are validly issued, fully paid and nonassessable and none of such stock was issued in violation of preemptive rights.

     (d) There are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Newco to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Newco or obligating Newco to grant, extend or enter into any such agreement or commitment.

     (e) As of the date hereof, the authorized capital stock of ARI consists of 100,000,000 shares of common stock, par value $0.01 per share and 50,000,000 shares of preferred stock, par value $2.00 per share.

     (f) As of the date hereof, [11,375,127] shares of ARI Common Stock were issued and outstanding and 2,778,869.75 shares of Preferred Stock, consisting of 2,724,901 shares of Series A Preferred Stock, $2.00 par value per share, 50,000 shares of Series E Preferred Stock, $2.00 par value per share, and 3,968.75 shares of the Series F Preferred Stock, $2.00 par value per share, were issued and outstanding.

     (g) All of the issued and outstanding shares of capital stock of ARI are validly issued, fully paid and nonassessable and none of such stock was issued in violation of preemptive rights.

     (h) Except for this Agreement and except as described in the ARI SEC Documents, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating ARI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of ARI or obligating ARI to grant, extend or enter into any such agreement or commitment.

     SECTION 5.3.  Authority; Non-Contravention; Statutory Approvals;
Compliance.

     (a) Authority.

          (i) Each of ARI and Newco has all requisite power and authority to enter into this Agreement and, subject to the ARI Stockholders' Approval and the ARI Required Statutory Approvals, to consummate the transactions contemplated hereby.

          (ii) The execution and delivery of this Agreement and, subject to obtaining the ARI Stockholders' Approval, the consummation by ARI and Newco of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of ARI and Newco.

          (iii) The ARI Stockholders' Approval has been obtained.

          (iv) This Agreement has been duly and validly executed and delivered by each of ARI and Newco and, assuming the due authorization, execution and delivery hereof by IOT, constitutes a valid and binding obligation of ARI and Newco, enforceable against each of them in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceedings may be brought.

     (b) Non-Contravention. The execution and delivery of this Agreement by ARI and Newco do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of, ARI, Newco or any other ARI Subsidiary, under any provisions of

          (i) the articles of incorporation, bylaws or similar governing documents of ARI or Newco, or

          (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to ARI, Newco or any other Subsidiary, or any of their respective properties or assets, or

          (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which ARI, Newco or any other Subsidiary, is now a party or by which it or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of any Governmental Authority which has not been obtained (the "ARI Required Statutory Approvals") is necessary for the execution and delivery of this Agreement by ARI or Newco or the consummation by either of them of the transactions contemplated hereby, the failure to obtain, make or give which could reasonably be expected to have a Material Adverse Effect on ARI and its Subsidiaries, taken as a whole, it being understood that references in this Agreement to "obtaining" such ARI Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

     (d) Compliance.

          (i) Except as previously disclosed to IOT, neither ARI nor Newco is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations that do not have, and, could not reasonably be expected to have, a Material Adverse Effect on ARI and its Subsidiaries, taken as a whole.

          (ii) Except as previously disclosed to IOT, ARI and each of its Subsidiaries has all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct its business as currently conducted, except those the failure of which to obtain could reasonably be expected to have a Material Adverse Effect on ARI and its Subsidiaries, taken as a whole.

     SECTION 5.4. Financial Statements; SEC Documents. The ARI SEC Documents, which include all the documents (other than preliminary material) that ARI was required to file with the SEC since such date, as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such ARI SEC Documents. None of the ARI SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The financial statements of ARI contained in the ARI SEC Documents (collectively, the "ARI Financial Statements") and the notes thereto comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of ARI as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, have a Material Adverse Effect on ARI) and the absence of notes (that, if presented, would not differ materially from those included in the ARI Financial Statements).

     SECTION 5.5. Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.

     (a) Except as set forth in the ARI SEC Documents, from January 1, 2001 through the date hereof ARI has conducted its business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists that could reasonably be expected to have, a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     (b) ARI has no liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a corporate balance sheet, except liabilities, obligations or contingencies (i) that are accrued or reserved against in the most recent ARI Financial Statements or reflected in the notes thereto, or (ii) that were incurred after the date of such ARI Financial Statements in the ordinary course of business and could reasonably be expected to have a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     SECTION 5.6. Litigation. Except as set forth in the ARI SEC Documents, there are no claims, suits, actions or proceedings, pending or, to the knowledge of ARI, threatened, nor are there, to the knowledge of ARI, any investigations or reviews pending or threatened against, relating to or affecting ARI or its Subsidiaries, or judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to ARI or any of its Subsidiaries, that could reasonably be expected to have a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     SECTION 5.7.  Registration Statement and Proxy Statement; SEC Documents.

     (a) None of the information supplied or to be supplied by or on behalf of ARI for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by ARI in connection with the issuance of shares of capital stock of ARI in the Merger (the "Registration Statement") or the joint proxy statement constituting a part thereof, at the time the Registration Statement became effective under the Securities Act, or with respect to the joint proxy statement, at all times prior to obtaining the ARI Stockholders' Approval, contained any untrue statement of a material fact or omitted to state any material fact with respect to ARI required to be stated therein or necessary to make the statements therein with respect to ARI not misleading.

     (b) The Registration Statement and the joint proxy statement complied as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     SECTION 5.8. Vote Required. The ARI Stockholders' Approval is the only vote of the holders of any class or series of the capital stock of ARI required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     SECTION 5.9. Disclosure. No representation or warranty of ARI or Newco contained in this Agreement and no statement contained in any certificate or document furnished or to be furnished by or on behalf of ARI or Newco or any of their representatives pursuant thereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or schedule.

     SECTION 5.10. Stock Option Plans. Except as disclosed in the ARI SEC Documents, ARI and its Subsidiaries have no stock option, stock appreciation right, restricted stock, phantom stock, equity incentive, performance stock or similar plan or arrangement pursuant to which any employee, advisor or Affiliate of IOT is or may become entitled to purchase, directly or indirectly, any record or beneficial interest in any equity security of IOT or any of its Subsidiaries.

     SECTION 5.11. Affiliate Agreements. Except as disclosed in the ARI SEC Documents and except for this Agreement, as of the date of this Agreement neither ARI nor any of its Subsidiaries is a party to any oral or written agreement with any of its Affiliates other than agreements terminable on not more than 31 days notice entered into in the ordinary course of business.

     SECTION 5.12. Taxes. Except as previously disclosed to IOT, ARI and each of its Subsidiaries have duly filed all material tax returns required to be filed (or such returns have been properly extended) other than those tax returns the failure to file would not have a Material Adverse Effect on ARI and have paid all taxes and other charges shown to be due on such returns, and there are no tax liens upon any property or assets of ARI or any of its subsidiaries. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Federal income tax return for any period. There does not exist any issue that, if raised by any taxing authority with respect to any fiscal period, would, singly or in the aggregate, be expected to result in an assessment against ARI that would have, or could reasonably be expected to have, a Material Adverse Effect on ARI and its Subsidiaries taken as a whole.

     SECTION 5.13. Brokers and Finders. None of ARI or any of its subsidiaries nor any of their respective partners, directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF IOT

     IOT represents and warrants to ARI and Newco as follows:

     SECTION 6.1. Organization and Qualification. IOT is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Subsidiaries of IOT are as set forth in the IOT SEC Documents. IOT has requisite corporate power and authority, and is duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than such failures which, when taken together with all other such failures, will not have a Material Adverse Effect on IOT.

     SECTION 6.2.  Capitalization.

     (a) As of the date hereof, the authorized capital stock of IOT consists of 10,000,000 shares of IOT Common Stock and 1,000,000 shares of preferred stock, of $0.01 par value.

     (b) As of the date hereof, 1,438,945 shares of IOT Common Stock and no shares of Preferred Stock are issued and outstanding.

     (c) All of the issued and outstanding shares of the capital stock of IOT are validly issued, fully paid and nonassessable and none of such stock was issued in violation of preemptive rights.

     (d) Except for this Agreement and except as described in Section 6.2(d) of the IOT Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating IOT to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of IOT or obligating IOT to grant, extend or enter into any such agreement or commitment.

     SECTION 6.3.  Authority; Non-Contravention; Statutory Approvals;
Compliance.

     (a) Authority.

          (i) IOT has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          (ii) The execution and delivery of this Agreement and the consummation by IOT of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of IOT.

          (iii) The IOT Stockholders' Approval has been obtained.

          (iv) This Agreement has been duly and validly executed and delivered by IOT and, assuming the due authorization, execution and delivery hereof by ARI and Newco, constitutes the valid and binding obligation of IOT, enforceable against IOT in accordance with its terms, except as would be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

     (b) Non-Contravention. The execution and delivery of this Agreement by IOT do not, and the consummation of the transactions contemplated hereby will not, result in any Violation by IOT or any of its Subsidiaries under any provisions of

          (i) the articles of incorporation, bylaws or similar governing documents of IOT or any such Subsidiary,

          (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to IOT or any of its Subsidiaries or any of their respective properties or assets, or

          (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which IOT or any of its Subsidiaries is now a party or by which it or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on IOT and its Subsidiaries, taken as a whole.

     (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of any Governmental Authority which has not been obtained (the "IOT Required Statutory Approvals") is necessary for the execution and delivery of this Agreement by IOT or the consummation by IOT of the transactions contemplated hereby, the failure to obtain, make or give which would reasonably likely have a Material Adverse Effect on IOT and its Subsidiaries taken as a whole, it being understood that references in this Agreement to "obtaining" such IOT Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

     (d) Compliance.

          (i) Except as previously disclosed to ARI, neither IOT nor any of its Subsidiaries is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations that do not have, and, could not reasonably be expected to have, a Material Adverse Effect on IOT and its Subsidiaries taken as a whole.

          (ii) Except as set forth in Section 6.3(d) of the IOT Disclosure Schedule, IOT and each of its Subsidiaries has all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct its business as currently conducted, except those the failure to obtain which could not reasonably be expected to have a Material Adverse Effect on IOT and its Subsidiaries taken as a whole.

     SECTION 6.4. Financial Statements; SEC Documents. The IOT SEC Documents, which include all the documents (other than preliminary material) that IOT was required to file with the SEC since such date, as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such IOT SEC Documents. None of the IOT SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The financial statements of IOT contained in the IOT SEC Documents (collectively, the "IOT Financial Statements") and the notes thereto comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and fairly present the financial condition and the results of operations, changes in Stockholders' equity, and cash flow of IOT as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, have a Material Adverse Effect on IOT) and the absence of notes (that, if presented, would not differ materially from those included in the IOT Financial Statements).

     SECTION 6.5. Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.

     (a) Except as set forth in the IOT SEC Documents, from January 1, 2000 through the date hereof IOT has conducted its business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists that could reasonably be expected to have, a Material Adverse Effect on IOT and its Subsidiaries taken as a whole.

     (b) IOT has no liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a corporate balance sheet, except liabilities, obligations or contingencies (i) that are accrued or reserved against in the most recent IOT Financial Statements or reflected in the notes thereto, or (ii) that were incurred after the date of such IOT Financial Statements in the ordinary course of business and could reasonably be expected to have a Material Adverse Effect on IOT and its Subsidiaries taken as a whole.

     SECTION 6.6. Litigation. Except as set forth in the IOT SEC Documents, there are no claims, suits, actions or proceedings, pending or, to the knowledge of IOT, threatened, nor are there, to the knowledge of IOT, any investigations or reviews pending or threatened against, relating to or affecting IOT or its Subsidiaries, or judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to IOT or any of its Subsidiaries, that could reasonably be expected to have a Material Adverse Effect on IOT and its Subsidiaries taken as a whole.

     SECTION 6.7.  Registration Statement and Proxy Statement.

     (a) None of the information supplied or to be supplied by or on behalf of IOT for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by ARI in connection with the issuance of shares of capital stock of ARI in the Merger (the "Registration Statement") or the joint proxy statement constituting a part thereof, at the time the Registration Statement became effective under the Securities Act, or with respect to the joint proxy statement, at all times prior to obtaining the IOT Stockholders' Approval, contained any untrue statement of a material fact or omitted to state any material fact with respect to IOT required to be stated therein or necessary to make the statements therein with respect to IOT not misleading.

     (b) The Registration Statement and the joint proxy statement complied as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     SECTION 6.8. Vote Required. The IOT Stockholders' Approval is the only vote of the holders of any class or series of the capital stock of IOT required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     SECTION 6.9. Disclosure. No representation or warranty of IOT contained in this Agreement and no statement contained in any certificate or document furnished or to be furnished by or on behalf of IOT or any of its representatives pursuant thereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or schedule.

     SECTION 6.10. Stock Option Plans. Except as disclosed in the IOT SEC Documents, IOT and its Subsidiaries have no stock option, stock appreciation right, restricted stock, phantom stock, equity incentive, performance stock or similar plans or arrangement pursuant to which any employee, advisor or Affiliate of IOT is or may become entitled to purchase, directly or indirectly, any record or beneficial interest in any equity security IOT or any of its Subsidiaries.

     SECTION 6.11. Affiliate Agreements. Except as disclosed in the IOT SEC Documents and except for this Agreement, as of the date of this Agreement IOT is not a party to any oral or written agreement with any of its Affiliates other than agreements terminable on not more than 31 days notice entered into in the ordinary course of business.

     SECTION 6.12. Taxes. Except as previously disclosed to ARI, IOT and each of its Subsidiaries have duly filed all material tax returns required to be filed (or such returns have been properly extended) other than those tax returns the failure to file would not have a Material Adverse Effect on IOT and have paid all taxes and other charges shown to be due on such returns, and there are no tax liens upon any property or assets of IOT or any of its subsidiaries. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Federal income tax return for any period. There does not exist any issue that, if raised by any taxing authority with respect to any fiscal period, would, singly or in the aggregate, be expected to result in an assessment against IOT that would have, or is reasonably likely to have, a Material Adverse Effect on IOT.

     SECTION 6.13. Brokers and Finders. Except for fees of Houlihan Lokey Howard and Zukin, none of IOT or any of its subsidiaries nor any of their respective partners, directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VII

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 7.1. Ordinary Course of Business. The parties shall conduct their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve their respective business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers, distributors and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees.

                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

     SECTION 8.1. Public Announcements. ARI and IOT shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement prior to consultation with the other party; provided that each party recognizes the other party's obligations imposed by law or any applicable national securities exchange, and will endeavor to accommodate such obligations.

     SECTION 8.2. Rule 145 Affiliates. IOT shall identify in a letter to ARI all persons who are, at the Closing Date, "affiliates" of IOT as such term is used in Rule 145 under the Securities Act. IOT shall use its reasonable efforts to cause its affiliates to deliver to ARI on or prior to the Closing Date a written agreement to the effect that:

          (i) any future disposition by such person of any ARI Preferred Stock such person receives as the result of the Merger will be accomplished in accordance with Rule 145(d) under the Securities Act; and

          (ii) such person agrees that appropriate legends shall be placed upon the certificates evidencing ownership of ARI Preferred Stock that such person receives as a result of the Merger.

     SECTION 8.3.  Covenant to Satisfy Conditions.

     (a) Each of ARI, IOT and Newco shall take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it with respect to this Agreement.

     (b) Subject to the terms and conditions hereof, and taking into account the circumstances and giving due weight to the materiality of the matter involved or the action required, ARI, IOT and Newco shall each use all reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby.

     SECTION 8.4. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and mailing the joint proxy statement constituting a part of the Registration Statement, as well as the filing fee relating thereto, shall be shared equally by ARI, on the one hand, and IOT, on the other hand.

     SECTION 8.5. Newco Activities. Until the Effective Time, except in connection with or furtherance of the transactions contemplated by this Agreement, Newco will incur no obligations or liabilities nor engage in any business or activities of any type or kind whatsoever or enter into any agreements or arrangements with any person or entity.

     SECTION 8.6.  Indemnification, Directors and Officers' Insurance.

     (a) For a period of three (3) years after the Effective Time, the Surviving Corporation (i) shall maintain in effect the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of IOT and each of its Subsidiaries and any directors, officers or employees indemnification agreements of IOT or its Subsidiaries; (ii) shall maintain in effect the current policies of directors and officers liability insurance and fiduciary liability insurance maintained by IOT, if any, ("D&O Insurance") (provided that the Surviving Corporation or ARI may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured), with respect to claims arising from facts or events which occurred on or before the Effective Time, provided, however, if the existing D&O Insurance expires, is terminated or cancelled, or if the annual premium therefore is increased to an amount in excess of 150% of the last annual premium paid prior to the date hereof, in each case during such six year period, the Surviving Corporation will use commercially reasonable efforts to obtain D&O Insurance in an amount and scope as great as can be obtained for the remainder of such period, or from year to year thereafter, for a premium not in excess (on an annualized basis) of 150% of the current premiums therefore, and (iii) shall indemnify the directors and officers of IOT and its Subsidiaries to the fullest extent to which IOT is permitted to indemnify such officers and directors under their respective articles of incorporation and bylaws and applicable law. Notwithstanding the foregoing provisions, IOT's obligations under this Section 8.6 shall be deemed satisfied if ARI shall perform, or agree to perform, such obligations, and in such event, ARI shall not be obligated to obtain insurance in excess of that which would be required of IOT hereunder.

     (b) Without limiting Section 8.6(a) above, after the Effective Time, each of ARI and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee and agent of IOT and each of its Subsidiaries (each, together with such person's heirs, executors or administrators, an "Indemnified Party" and collectively, the "Indemnified Parties") against any costs or liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring or alleged to occur prior to the Effective Time (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of IOT) or arising out of or pertaining to this Agreement, the Merger or the transactions contemplated herein. In the event of any such actual or threatened claim, action, suit, proceeding or investigation, (i) ARI and the Surviving Corporation, as the case may be, shall pay the reasonable fees and out of pocket expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to ARI and the Surviving Corporation, promptly after statements therefore are received and shall pay all other reasonable out of pocket expenses in advance of the final disposition of such action, (ii) ARI and the Surviving Corporation will corporate and use all reasonable efforts to assist in the vigorous defense of any such matter, and (iii) to the extent any determination is required to be made with respect to whether an Indemnified Party's conduct complies with the standard set forth under Nevada Law and ARI's or the Surviving Corporation's respective articles of incorporation or bylaws, such determination shall be made by independent legal counsel acceptable to ARI or the Surviving Corporation, as the case may be, and the Indemnified Party; provided, however, that neither ARI nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may not retain more than one law firm to represent them with respect to each matter indemnified hereunder unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, whereupon the Indemnified Parties right to representation shall be limited to the smallest number of law firms who, consistent with applicable standards of professional conduct, may represent such Indemnified Parties without conflict of interest reasonably likely to require disqualification thereof.

                                   ARTICLE IX

                                   CONDITIONS

     SECTION 9.1.  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing;

          (a) Approval of Second Amendment. A final order shall have been issued approving the Second Amendment in the form granted preliminary approval by the United States District Court for the Northern District of California on December 18, 2001.

          (b) Stockholder Approval. The IOT Stockholders' Approval and the ARI Stockholders' Approval shall have been obtained.

          (c) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and continue in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

          (d) Statutory Approvals. The ARI Required Statutory Approvals and the IOT Required Statutory Approvals shall have been obtained at or prior to the Effective Time.

     SECTION 9.2. Conditions to Obligation of ARI to Effect the Merger. The obligation of ARI to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by ARI in writing;

          (a) Satisfaction of Conditions. The conditions to the parties respective obligations set forth in Section 9.1 above shall have been satisfied or waived.

          (b) Performance of Obligations of IOT. IOT shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

          (c) Representations and Warranties. The representations and warranties of IOT set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

          (d) Material Adverse Effect. No Material Adverse Effect with respect to IOT shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a Material Adverse Effect on IOT.

     SECTION 9.3. Conditions to Obligation of IOT to Effect the Merger. The obligation of IOT to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by IOT in writing:

          (a) Satisfaction of Conditions. The conditions to the parties respective obligations set forth in Section 9.1 above shall have been satisfied or waived.

          (b) Performance of Obligations of ARI. ARI shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

          (c) Representations and Warranties. The representations and warranties of ARI set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

          (d) ARI Material Adverse Effect. No Material Adverse Effect with respect to ARI shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have a Material Adverse Effect on ARI.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 10.1. Termination. The Merger may be abandoned at anytime prior to the Closing Date, whether before or after approval by the stockholders of the respective parties hereto contemplated by this Agreement:

          (a) by mutual written consent of the Boards of Directors of ARI, IOT and Newco;

          (b) by ARI, IOT or Newco, if any state or federal law, order, rule or regulation is adopted or issued, that has the effect of prohibiting the Merger, or by ARI, IOT or Newco, if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger.

          (c) by IOT, by written notice to ARI, if

             (i) there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of ARI hereunder, and such breach shall not have been remedied within twenty
        (20) days after receipt by ARI of notice in writing from IOT, specifying the nature of such breach and requesting that it be remedied;

             (ii) the Board of Directors of ARI shall withdraw or modify in any manner materially adverse to IOT its approval or recommendation of this Agreement or the Merger or resolve to take such action.

          (d) by ARI, by written notice to IOT, if

             (i) there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of IOT hereunder, and such breach shall not have been remedied within twenty
        (20) days after receipt by IOT of notice in writing from ARI, specifying the nature of such breach and requesting that it be remedied, or

             (ii) the Board of Directors of IOT shall withdraw or modify in any manner materially adverse to ARI its approval or recommendation of this Agreement or the Merger or resolve to take such action.

     SECTION 10.2. Effect of Abandonment. In the event that the Merger shall be abandoned by ARI, IOT or Newco, or by their agreement, pursuant to Section 10.1, this Agreement shall terminate except as specifically provided herein and there shall be no liability hereunder on the part of either ARI, IOT or Newco or their respective directors or officers, except that no such termination shall relieve any party from liability by reason of any willful breach of any agreement, representation, warranty or covenant contained in this Agreement.

     SECTION 10.3.  Amendment.

     (a) This Agreement may be amended by the parties hereto pursuant to action of their respective Boards of Directors, at any time before or after approval hereof by the stockholders of IOT and ARI and prior to the Effective Time, but after such stockholder approvals, no such amendment shall

          (i) alter or change the amount or kind of shares to be received or exchanged for or on conversion of any class or series of capital stock of either corporation as provided under Article II, or

          (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially and adversely affect the rights of holders of

     IOT Common Stock or the ARI Common Stock, in each case without the further approval of such stockholders.

     (b) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 10.4. Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer of such party.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     SECTION 11.1. Survival of Representations, Warranties, Covenants and Agreements. All representations, warranties, covenants and agreements in this Agreement shall survive the Merger indefinitely.

     SECTION 11.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally, or
(b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five (5) days after being mailed by registered or certified mail (return receipt requested) to the parties, in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

If to ARI or Newco:

     One Hickory Centre
     1800 Valley View Lane
     Suite 300
     Dallas, Texas 75234
     Attn: President

with a copy to:

     Jeffrey M. Sone
     Jackson Walker L.L.P.
     901 Main Street, Suite 6000
     Dallas, Texas 75202

If to IOT:

     One Hickory Centre
     1800 Valley View Lane
     Suite 300
     Dallas, Texas 75234
     Attn: President

with a copy to:

     Steven C. Metzger
     Prager, Metzger & Kroemer, PLLC
     2626 Cole Avenue, Suite 900
     Dallas, Texas 75204

     SECTION 11.3.  Miscellaneous.

     (a) This Agreement, including the documents and instruments referred to herein, (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) shall not be assigned by operation of law or otherwise, and (iii) shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of laws statutes, rules or principles.

     (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The parties hereto shall negotiate in good faith to replace any provision of this Agreement so held invalid or unenforceable with a valid provision that is as similar as possible in substance to the invalid or unenforceable provision.

     SECTION 11.4. Interpretation. When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

     SECTION 11.5. Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 11.6. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, nothing in this Agreement, express or implied, is intended to confer upon any person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 11.7. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 11.8. Further Assurances. Each party hereto shall execute such further documents and instruments and take such further actions as may reasonably be requested by any other party hereto in order to consummate the Merger in accordance with the terms hereof.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, ARI, IOT and Newco have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          AMERICAN REALTY INVESTORS, INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          INCOME OPPORTUNITY ACQUISITION
                                          CORPORATION

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          INCOME OPPORTUNITY REALTY INVESTORS,
                                          INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                                                      APPENDIX C

                           CERTIFICATE OF DESIGNATION,
                             PREFERENCES AND RIGHTS

                                     OF THE

               10% SERIES G CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                ($2.00 PAR VALUE)

                                       OF

                         AMERICAN REALTY INVESTORS, INC.


              Pursuant to Section 78.195, 78.1955 and 78.196 of the
                             Nevada Revised Statutes

         We, the undersigned, _____________________, President, and Robert A. Waldman, Secretary, of American Realty Investors, Inc., a Nevada corporation (the "Corporation"), pursuant to the provisions of Section 78.195, 78.1955 and
78.196 of the Nevada Revised Statutes, do hereby make this Certificate of Designation, Preferences and Rights and do hereby state and certify that, pursuant to the authority expressly vested in the Board of Directors of the Corporation, as set forth in Article FOURTH of the Corporation's Restated Articles of Incorporation, the Board of Directors, on ____________________ _____, 2002, unanimously adopted the following resolution creating a series of its Preferred Stock, $2.00 par value, designated as "10% Series G Cumulative Convertible Preferred Stock":

          RESOLVED, that the Board of Directors of the Corporation, pursuant to the authority expressly vested in it by the Corporation's Restated Articles of Incorporation, does hereby provide for the issuance of a series of the authorized Preferred Stock, $2.00 par value, of the Corporation, and does hereby fix and herein state the designation and amount thereof and the voting powers, preferences and relative participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereon, as follows:

SECTION 1. Designation and Amount. The shares of such series shall be designated as "10% Series G Cumulative Convertible Preferred Stock" (the "Series G Preferred Stock") and each share of the Series G Preferred Stock shall have a par value of $2.00 per share and a preference on liquidation as specified in
Section 6. The number of shares constituting the Series G Preferred Stock shall be 4,022,000. Such number of shares may be increased or decreased by the Board of Directors by filing articles of amendment as provided in the Nevada Revised Statutes (the "NRS"); provided, that no decrease shall reduce the number of shares of Series G Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants.

SECTION 2. Dividends and Distributions.

                  (a) The holders of shares of Series G Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors and to the extent permitted under the NRS, out of funds legally available for the purpose and in preference to and with priority over dividends upon all Junior Securities (as defined in Section 6), quarterly cumulative dividends payable in arrears in cash on the fifteenth day following the end of each calendar quarter (each such date being referred to herein as a "Quarterly Dividend Payment Date"), in an amount per share (rounded to the next highest cent) equal to 10% per annum of the Adjusted Liquidation Value, as determined immediately prior to the beginning of such calendar quarter assuming each year consists of 360 days and each quarter consists of 90 days. The term "Adjusted Liquidation Value" shall mean Liquidation Value (as defined in Section 6) plus all accrued and unpaid dividends through the applicable date.

                  (b) Dividends shall commence accruing cumulatively on outstanding shares of the Series G Preferred Stock from the date of the first issuance of Series G Preferred Stock to and including the date on which the Redemption Price (as defined in Section 9) of such shares is paid, whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of such dividends. Dividends on the first Quarterly Dividend Payment Date shall accrue and shall be payable for a period of 45 days. Dividends payable on each Quarterly Dividend Payment Date shall be dividends accrued and unpaid through the last Business Day (as defined in Section 3(a)) of the immediately preceding calendar month. The Board of Directors may fix a record date for the determination of holders of shares of Series G Preferred Stock entitled to receive payment of a dividend or distribution declared thereon other than a quarterly dividend paid on the Quarterly Dividend Payment Date immediately after such dividend accrued; which record date shall be not more than 50 days prior to the date fixed for the payment thereof.

                  (c) So long as any shares of the Series G Preferred Stock are outstanding, the Corporation will not declare or pay any dividends on Junior Securities (other than dividends in respect of Common Stock payable in shares of Common Stock) or make, directly or indirectly, any other distribution of any sort in respect of Junior Securities, or any payment on account of the purchase or other acquisition of the Junior Securities, unless on the date of such declaration in the case of a dividend, or on such date of distribution or payment, in the case of such distribution or other payment (i) all accrued dividends on the Series G Preferred Stock for all past quarterly dividend periods in which dividends accrued have been paid in full and the full amount of accrued dividends for the then-current quarterly-yearly dividend periods have been paid or declared and a sum sufficient for the payment thereof set apart, and (ii) after giving effect to such payment of dividends, other distributions, purchase or redemption, the aggregate capital of the Corporation applicable to all capital stock of the Corporation then outstanding, plus the earned and capital surplus of the Corporation shall exceed the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Corporation on all shares of the Preferred Stock and all stock ranking prior to or on a parity with the Series G Preferred Stock as to dividends or assets outstanding after the payment of such dividends, other distributions, purchase or redemption. Dividends shall not be paid (in full or in part) or declared or set apart for payment (in full or in part) on any series of Preferred Stock (including the Series G Preferred Stock) for any dividend period unless all dividends, in the case dividends are being paid in full on the Series G Preferred Stock, or a ratable portion of all dividends, in the case dividends are not being paid in full on the Series G Preferred Stock, have been or are, contemporaneously, paid or declared and set apart for payment on all outstanding Preferred Stock entitled thereto for each dividend period terminating on the same or earlier date.

SECTION 3. Conversion Rights.

                  (a) The Series G Preferred Stock may be converted at any time at the option of the holders thereof during a 75 day period commencing on the 15th day after the Corporation publicly files its first Form 10-Q (the "10-Q Issuance") with the Securities Exchange Commission (the "SEC") following the consummation of the merger of Transcontinental Realty Acquisition Corporation, a wholly owned subsidiary of the Corporation, with and into Transcontinental Realty Investors, Inc. (the "Conversion Period"), in accordance with Section 3(d) at the Conversion Ratio (as defined in Section 3(b)) into fully paid and nonassessable Common Stock of the Corporation; provided, however, that on the earlier of (w) the commencement of any liquidation, dissolution or winding up of the Corporation by the filing with the Secretary of State of the State of Nevada or with a federal bankruptcy court, (x) the adoption by the stockholders of the Corporation of any resolution authorizing the commencement thereof, (y) the dividends on the Series G Preferred Stock have not been declared in the amount of the dividend preference as of the first Business Day of any calendar quarter, or if declared, have not been paid by the fifth Business Day of such quarter, or (z) the Corporation is acquired in a merger or similar transaction, the right of conversion shall be immediately accelerated for all shares of Series G Preferred Stock issued and then outstanding. Unless otherwise provided herein, the term "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in Dallas, Texas are authorized or obligated by law or executive order to remain closed.

                  (b) For purposes of this Section 3, the term "Conversion Ratio" shall be and mean 2.5 shares of Common Stock of the Corporation for each 1 share of Series G Preferred Stock. The Conversion Ratio shall not be subject to any adjustment as a result of the issuance of any additional shares of Common Stock of the Corporation for any purpose, except for stock splits (whether accomplished by stock dividend or otherwise).

                  (c) Upon any conversion, fractional shares of Common Stock shall not be issued but any fractions shall be adjusted by the delivery of one additional share of Common Stock in lieu of any cash. Any accrued but unpaid dividends shall be convertible into shares of Common Stock as provided in this Section 3. The Corporation shall pay all issue taxes, if any, incurred in respect to the issuance of Common Stock on conversion; provided, however, that the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such Common Stock in names other than those in which the Series G Preferred Stock surrendered for conversion may stand.

                  (d) Any conversion of Series G Preferred Stock into Common Stock shall be made by the surrender to the Corporation at its principal executive offices (which shall be deemed to be the address most recently provided to the SEC as its principal executive offices for so long as the Corporation is required to file reports with the
         SEC) or at the office of the
         transfer agent for such shares, of the certificate or certificates representing the Series G Preferred Stock to be converted, duly endorsed or assigned (unless such endorsement or assignment is waived by the Corporation), together with a written request for conversion. The Corporation shall either (i) issue, as of the date of receipt by the Corporation of such surrender, shares of Common Stock calculated as provided above and evidenced by a stock certificate delivered to the holder as soon as practicable after the date of such surrender or (ii) within two Business Days after the date of such surrender advise the holder of the Series G Preferred Stock that the Corporation is exercising its option to redeem the Series G Preferred Stock pursuant to this Section 3, in which case the Corporation shall have 30 days from the date of such surrender to pay the holder cash in an amount equal to the Redemption Price for each share of Series G Preferred Stock so redeemed. The date of surrender of any Series G Preferred Stock shall be the date of receipt by the Corporation or its agent of such surrender of Series G Preferred Stock.

                  (e) A number of authorized shares of Common Stock sufficient to provide for the conversion of the Series G Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved for such conversion. If the Corporation shall propose to issue securities or to make any change in its capital structure which would change the number of shares of Common Stock into which each share of Series G Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved for conversion of the outstanding Series G Preferred Stock on the new basis.

                  (f) The term "Common Stock" shall mean stock of the class designated as Common Stock, par value $0.01 per share, of the Corporation on the date hereof or stock of any class or classes resulting from any reclassification or reclassifications thereof, the right of which to share in distributions of both earnings and assets is without limitation in the Restated Articles of Incorporation of the Corporation, as may be amended from time to time, as to any fixed amount or percentage and which are not subject to redemption; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then issuable on conversion of the Series G Preferred Stock shall be substantially in the proportion which the total number of shares of stock of each such class resulting from all such reclassifications bears to the total number of shares of stock of all such classes resulting from all such reclassifications.

                  (g) In the case the Corporation shall propose at any time before all shares of the Series G Preferred Stock have been redeemed by or converted into Common Stock:

                  (i) to pay any dividend on the Common Stock outstanding payable in Common Stock or to make any other distribution, other than cash dividends to the holders of the Common Stock outstanding; or

                  (ii) to offer for subscription to the holders of the Common Stock outstanding any additional shares of any class or any other rights or options;

                  (iii) to effect any reclassification or recapitalization of the Common stock outstanding involving a change in the Common Stock, other than a subdivision or combination of the Common Stock outstanding; or

                  (iv) to merge or consolidate with or into any other corporation, or to sell lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up;

then, in each such case, the Corporation shall mail to the holders of record of each of the shares of Series G Preferred Stock at their last known addresses as shown on the Corporation's records a statement, signed by an officer of the Corporation, with respect to the proposed action, such statement to be mailed at least 30 days prior to the date of the taking of such action or the record date for holders of the Common Stock for the purposes thereof, whichever is earlier. If such statement relates to any proposed action referred to in clauses (iii) or
(iv) of this Section 3(g), it shall set forth such facts with respect thereto as shall reasonably be necessary to inform the holders of the Series G Preferred Stock as to the effect of such action upon the conversion of such holders.

SECTION 4. Voting Rights and Powers. The holders of the shares of Series G Preferred Stock shall have only the following voting rights:

                  (a) Except as may otherwise be specifically required by law or otherwise provided herein, the holders of the shares of Series G Preferred Stock shall not have the right to vote such stock, directly or indirectly, at any meeting of the stockholders of the Corporation, and such shares of stock shall not be counted in determining the total number of outstanding shares to constitute a quorum at any meeting of stockholders;

                  (b) In the event that, under the circumstances, the holders of the Series G Preferred Stock are required by law to vote upon any matter, the approval of such series shall be deemed to have been obtained only upon the affirmative vote of the holders of a majority of the shares of the Series G Preferred Stock then outstanding;

                  (c) Except as set forth herein, or as otherwise provided by these Restated Articles of Incorporation or by law, holders of the Series G Preferred Stock shall have no special voting rights and their consent shall not be required for the taking of any corporate action;

                  (d) Notwithstanding anything herein to the contrary, if and whenever at any time or times all or any portion of the dividends on Series G Preferred Stock for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid, then and in any such event, the number of directors constituting the Board of Directors shall be increased by two, and the holders of Series G Preferred Stock, voting separately as a class, shall be entitled at the next annual meeting of stockholders, or at a special meeting of holders of Series G Preferred Stock called as hereinafter provided, to elect two directors to fill such newly created directorships. Each holder shall be entitled to one vote in such election for each share of Series G Preferred Stock held. At such time as all arrearages in dividends on the Series G Preferred Stock shall have been paid in full and dividends thereon for the current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set aside, then (i) the voting rights of holders of Series G Preferred Stock described in this Section 4(d) shall cease (subject always to revesting of such voting rights in the event of each and every similar future arrearages in quarterly dividends), (ii) the term of the directors then in office as a result of the voting rights described in this Section 4(d) shall terminate and (iii) the number of directors shall be reduced by the number of directors then in office elected pursuant to this Section 4(d). A vacancy in the class of directors elected pursuant to this Section 4(d) shall be filled by a director chosen by the remaining directors of the class, unless such vacancy is filled pursuant to the final sentence of Section 4(g);

                  (e) At any time when the voting right described in Section 4(d) shall have vested and shall remain in the holders of Series G Preferred Stock, such voting right may be exercised initially either at a special meeting of holders of Series G Preferred Stock or at any annual or special stockholders' meeting called for the purpose of electing directors, but thereafter it shall be exercised only at annual stockholders' meetings. If such voting right shall not already have been initially exercised, the Secretary of the Corporation may, and upon the written request of the holders of record of at least 10% of the shares of Series G Preferred Stock then outstanding shall, call a special meeting of the holders of Series G Preferred Stock for the purpose of electing two directors pursuant to Section 4(d), and notice thereof shall be given to the holders of Series G Preferred Stock in the same manner as that required to be given to holders of the Common Stock for the annual meeting of stockholders. Such meeting shall be held at the earliest practicable date upon the notice required for special meetings of stockholders of the Corporation, or, if none, at a time and place designated by the Secretary of the Corporation;

                  (f) At any meeting held for the purpose of electing directors at which the holders of Series G Preferred Stock shall have the right to elect directors as provided in Section 4(d), the presence in person or by proxy of the holders of at least 35% of the then outstanding shares of Series G Preferred Stock shall be required and be sufficient to constitute a quorum of Series G Preferred Stock for the election of directors by Series G Preferred Stock, and the vote of the holders of a majority of such shares so present in person or by proxy at any such meeting at which there shall be such a quorum shall be required and be sufficient to elect the members of the Board of Directors which the holders of the Series G Preferred Stock are entitled to elect as hereinabove provided. At any such meeting or adjournment thereof, (i) the absence of a quorum of the holders of Series G Preferred Stock shall not prevent the election of directors other than the directors to be elected by the holders of Series G Preferred Stock and (ii) in the case of holders of Series G Preferred Stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class, if constituting less than a quorum as hereinabove provided, shall have the power to adjourn the meeting for the election of the directors that the holders of such class are entitled to elect, from time to time until a quorum shall be present, and notice of such adjourned meeting need not be given unless otherwise required by law, provided that nothing herein shall affect the conduct of the meeting with respect to stockholders of any other class;

                  (g) Any director who shall have been elected or appointed pursuant to Section 4(d) shall hold office for a term expiring (subject to the earlier termination of the default in quarterly dividends) at the next annual meeting of stockholders, and during such term may be removed at any time, either with or without cause, only by the affirmative vote of the holders of record of a majority of the shares of Series G Preferred Stock then outstanding at a special meeting of such stockholders called for such purpose. Any vacancy created by such removal may also be filled at such meeting; and

                  (h) So long as any shares of Series G Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of record of two-thirds of the outstanding shares of Series G Preferred Stock, amend its articles of incorporation, including this Certificate of Designation, Preferences and Rights of this Series G Preferred Stock, or bylaws if such amendment would materially alter or change the existing terms of the Series G Preferred Stock.

SECTION 5. Reacquired Shares. Any shares of Series G Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in any certificates of designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

SECTION 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, and after paying and providing for the payment of all creditors of the Corporation, the holders of shares of the Series G Preferred Stock then outstanding shall be entitled, before any distribution or payment is made upon any "Junior Securities" (defined to be and mean the Common Stock and any other equity security of any kind which the Corporation at any time has issued, issues or is authorized to issue if the Series G Preferred Stock has priority over such securities as to dividends or upon liquidation, dissolution or winding up), to receive a liquidation preference in an amount in cash equal to $20.00 per share less any dividend declared and paid after January 2, 2002 and prior to the issuance of shares of the Series H Preferred Stock with respect to shares of the common stock, $0.01 par value, of Transcontinental Realty Investors, Inc. plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Liquidation Value"), whether such liquidation is voluntary or involuntary and the holders of the Series G Preferred Stock shall not be entitled to any other or further Corporation, the net assets available for distribution shall be insufficient to permit payment to the holders of all outstanding shares of all series of Preferred Stock of the amount to which they respectively shall be entitled, then the assets of the Corporation to be distributed to such holders will be distributed ratably among them based upon the amounts payable on the shares of each such series of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding up, as the case may be, in proportion to the full preferential amounts, together with any and all arrearages to which they are respectively entitled. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Preferred Stock have been paid in full the amounts to which they are entitled, the remaining assets of the Corporation may be distributed to holders of Junior Securities, including Common Stock, of the Corporation. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than 20 nor more than 50 days prior to the payment date stated therein, to each record holder of Series G Preferred Stock. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor a reduction in the capital stock of the Corporation, nor the purchase or redemption by the Corporation of any shares of its Preferred Stock or Common Stock or any other class of its stock will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

SECTION 7. Ranking. The Series G Preferred Stock shall rank on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Preferred Stock issued by the Corporation; provided, however, that the Corporation shall not issue any shares of Preferred Stock of any series which are superior to the Series G Preferred Stock as to dividends or rights upon liquidation, dissolution or winding up of the Corporation as long as any shares of the Series G Preferred Stock are issued and outstanding, without the prior written consent of the holders of a majority of such shares of Series G Preferred Stock then outstanding voting separately as a class.

SECTION 8. Redemption at the Option of the Holder. The shares of Series G Preferred Stock shall not be redeemable at the option of a holder of Series G Preferred Stock.

SECTION 9. Redemption at the Option of the Corporation.

                  (a) The Corporation shall have the right to redeem all or a portion of the Series G Preferred Stock issued and outstanding at any time and from time to time commencing 45 days after the 10-Q Issuance; provided, however, the Corporation must provide notice of redemption in accordance with Section 9(b) and the Corporation may not issue such notice until the 45th day after the 10-Q Issuance. The redemption price of the Series G Preferred Stock shall be an amount per share equal to the Liquidation Value (the "Redemption Price").

                  (b) Except as otherwise set forth herein, the Corporation may redeem all or a portion of any holder's shares of Series G Preferred Stock by giving such holder not less than 45 days nor more than 60 days notice thereof prior to the date on which the Corporation desires such shares to be redeemed, which date shall be a Business Day (the "Redemption Date"). Such notice shall be written and shall be hand delivered or mailed, postage prepaid, to the holder (the "Redemption Notice"). If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, postage prepaid, addressed to the holder of shares of Series G Preferred Stock at his address as it appears on the stock transfer records of the Corporation. The Redemption Notice shall state:

                  (i) the total number of shares of Series G Preferred Stock held by such holder;

                  (ii) the total number of shares of the holder's Series G Preferred Stock that the Corporation intends to redeem;

                  (iii)    the Redemption Date and the Redemption Price; and

                  (iv) the place at which the holder(s) may obtain payment of the applicable Redemption Price upon surrender of the share certificate(s).

                  (c) If fewer than all of the Series G Preferred Stock at any time outstanding shall be called for redemption, such shares shall be redeemed pro rata, by lot drawn or other manner deemed fair in the sole discretion of the Board of Directors to redeem one or more such shares without redeeming all such shares of Series G Preferred Stock. If such

         Redemption Notice shall have been so mailed, on or before the Redemption Date the Corporation may provide for payment of a sum sufficient to redeem the applicable number of shares of Series G Preferred Stock called for redemption either by (i) setting aside the sum required to be paid as the Redemption Price by the Corporation, separate and apart from its other funds, in trust for the account of the holder(s) of the shares of Series G Preferred Stock to be redeemed or (ii) depositing such sum in a bank or trust company (either located in the state where the principal executive office of the Corporation is maintained, such bank or trust company having a combined surplus of at least $20,000,000 according to its latest statement of condition, or such other bank or trust company as may be permitted hereby or by law) as a trust fund, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of redemption and to pay, on or after the Redemption Date, the applicable Redemption Price on surrender of certificates evidencing the share(s) of Series G Preferred Stock so called for redemption and, in either event, from and after the Redemption Date (v) the share(s) of Series G Preferred Stock shall be deemed to be redeemed, (w) such setting aside or deposit shall be deemed to constitute full payment for such share(s), (x) such share(s) so redeemed shall no longer be deemed to be outstanding, (y) the holder(s) thereof shall cease to be stockholder of the Corporation with respect to such share(s), and (z) such holder(s) shall have no rights with respect thereto except the right to receive their proportionate share of the funds set aside pursuant hereto or deposited upon surrender of their respective certificates. Any interest on the funds so deposited shall be paid to the Corporation. Any and all such redemption deposits shall be irrevocable except to the following extent: any funds so deposited which shall not be required for the redemption of any shares of Series G Preferred Stock because of any prior sale or purchase by the Corporation other than through the redemption process, subsequent to the date of deposit but prior to the Redemption Date, shall be repaid to the Corporation forthwith and any balance of the funds so deposited and unclaimed by the holder(s) of any shares of Series G Preferred Stock entitled thereto at the expiration of one calendar year from the Redemption Date shall be repaid to the Corporation upon its request or demand therefore, and after any such repayment of the holder(s) of the share(s) so called for redemption shall look only to the Corporation for payment of the Redemption Price thereof. In addition to the redemption under this Section 9, the Corporation may redeem or repurchase shares of the Series G Preferred Stock from any holder(s) thereof who consents in writing to any such consented redemption. All shares of Series G Preferred Stock redeemed shall be canceled and retired and no shares shall be issued in place thereof, but such shares shall be restored to the status of authorized but unissued shares of Preferred Stock.

                  (d) On or before the Redemption Date, the holder who shall redeem such Series G Preferred Stock hereunder shall surrender the certificate or certificates representing such shares to the Corporation by mail, courier or personal delivery at the Corporation's principal executive office or other location so designated in the Redemption Notice, and upon the Redemption Date the Redemption Price shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event fewer than all of the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (e) If the Redemption Notice is not withdrawn prior to one Business Day before the Redemption Date, and if on or prior to the Redemption Date the Redemption Price is either paid or made available for payment, then notwithstanding that the certificates evidencing any of the shares of the Series G Preferred Stock so called for redemption have not been surrendered, (i) all rights with respect to such shares shall forthwith after the Redemption Date cease and terminate, to the full extent permitted by applicable law, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefore, and (ii) to the full extent permitted by applicable law, such shares shall no longer be deemed outstanding for any purpose.

SECTION 10. Sinking Fund. The Corporation shall not be required to maintain any so-called "sinking fund" for the retirement on any basis of the Series G Preferred Stock.

SECTION 11. Fractional Shares. Except as otherwise set forth herein, the Series G Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of Series G Preferred Stock.

SECTION 12. Notice. Any notice or request made to the Corporation in connection with the Series G Preferred Stock shall be given, and shall conclusively be deemed to have been given and received three Business Days following deposit thereof in writing, in the U.S. mails, certified mail, return receipt requested, duly stamped and addressed to the Corporation, to the attention of its General Counsel, at its principal executive offices (which shall be deemed by the address most recently provided to the SEC at its principal executive offices for so long as the Corporation is required t file reports with the SEC).

                               * * * * * * * * * *

         IN WITNESS WHEREOF, said American Realty Investors, Inc. has caused this Certificate of Designation, Preferences and Rights of 10% Series G Cumulative Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary this ______ day of ______________, 2002.

                                       AMERICAN REALTY INVESTORS, INC.

                                       By:
                                          --------------------------------------
                                       Printed Name:
                                       Title: President
ATTEST:



-----------------------------------
Printed Name: Robert A. Waldman
Title:  Secretary

                                                                      APPENDIX D

                           CERTIFICATE OF DESIGNATION,
                             PREFERENCES AND RIGHTS

                                     OF THE

               10% SERIES H CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                ($2.00 PAR VALUE)

                                       OF

                         AMERICAN REALTY INVESTORS, INC.


              Pursuant to Section 78.195, 78.1955 and 78.196 of the
                             Nevada Revised Statutes

         We, the undersigned, ______________________, President, and Robert A. Waldman, Secretary, of American Realty Investors, Inc., a Nevada corporation (the "Corporation"), pursuant to the provisions of Section 78.195, 78.1955 and
78.196 of the Nevada Revised Statutes, do hereby make this Certificate of Designation, Preferences and Rights and do hereby state and certify that, pursuant to the authority expressly vested in the Board of Directors of the Corporation, as set forth in Article FOURTH of the Corporation's Restated Articles of Incorporation, the Board of Directors, on ____________________ _____, 2002, unanimously adopted the following resolution creating a series of its Preferred Stock, $2.00 par value, designated as "10% Series H Cumulative Convertible Preferred Stock":

         RESOLVED, that the Board of Directors of the Corporation, pursuant to the authority expressly vested in it by the Corporation's Restated Articles of Incorporation, does hereby provide for the issuance of a series of the authorized Preferred Stock, $2.00 par value, of the Corporation, and does hereby fix and herein state the designation and amount thereof and the voting powers, preferences and relative participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereon, as follows:

SECTION 1. Designation and Amount. The shares of such series shall be designated as "10% Series H Cumulative Convertible Preferred Stock" (the "Series H Preferred Stock") and each share of the Series H Preferred Stock shall have a par value of $2.00 per share and a preference on liquidation as specified in
Section 6. The number of shares constituting the Series H Preferred Stock shall be 684,000. Such number of shares may be increased or decreased by the Board of Directors by filing articles of amendment as provided in the Nevada Revised Statutes (the "NRS"); provided, that no decrease shall reduce the number of shares of Series H Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants.

SECTION 2. Dividends and Distributions.

                  (a) The holders of shares of Series H Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors and to the extent permitted under the NRS, out of funds legally available for the purpose and in preference to and with priority over dividends upon all Junior Securities (as defined in Section 6), quarterly cumulative dividends payable in arrears in cash on the fifteenth day following the end of each calendar quarter (each such date being referred to herein as a "Quarterly Dividend Payment Date"), in an amount per share (rounded to the next highest cent) equal to 10% per annum of the Adjusted Liquidation Value, as determined immediately prior to the beginning of such calendar quarter assuming each year consists of 360 days and each quarter consists of 90 days. The term "Adjusted Liquidation Value" shall mean Liquidation Value (as defined in Section 6) plus all accrued and unpaid dividends through the applicable date.

                  (b) Dividends shall commence accruing cumulatively on outstanding shares of the Series H Preferred Stock from the date of the first issuance of Series H Preferred Stock to and including the date on which the Redemption Price (as defined in Section 9) of such shares is paid, whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of such dividends. Dividends on the first Quarterly Dividend Payment Date shall accrue and shall be payable for a period of 45 days. Dividends payable on each Quarterly Dividend Payment Date shall be dividends accrued and unpaid through the last Business Day (as defined in Section 3(a)) of the immediately preceding calendar month. The Board of Directors may fix a record date for the determination of holders of shares of Series H Preferred Stock entitled to receive payment of a dividend or distribution declared thereon other than a quarterly dividend paid on the Quarterly Dividend Payment Date immediately after such dividend accrued; which record date shall be not more than 50 days prior to the date fixed for the payment thereof.

                  (c) So long as any shares of the Series H Preferred Stock are outstanding, the Corporation will not declare or pay any dividends on Junior Securities (other than dividends in respect of Common Stock payable in shares of Common Stock) or make, directly or indirectly, any other distribution of any sort in respect of Junior Securities, or any payment on account of the purchase or other acquisition of the Junior Securities, unless on the date of such declaration in the case of a dividend, or on such date of distribution or payment, in the case of such distribution or other payment (i) all accrued dividends on the Series H Preferred Stock for all past quarterly dividend periods in which dividends accrued have been paid in full and the full amount of accrued dividends for the then-current quarterly-yearly dividend periods have been paid or declared and a sum sufficient for the payment thereof set apart, and (ii) after giving effect to such payment of dividends, other distributions, purchase or redemption, the aggregate capital of the Corporation applicable to all capital stock of the Corporation then outstanding, plus the earned and capital surplus of the Corporation shall exceed the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Corporation on all shares of the Preferred Stock, par value $2.00 per share, of the Corporation (the "Preferred Stock"), and all stock ranking prior to or on a parity with the Series H Preferred Stock as to dividends or assets outstanding after the payment of such dividends, other distributions, purchase or redemption. Dividends shall not be paid (in full or in part) or declared or set apart for payment (in full or in part) on any series of Preferred

         Stock (including the Series H Preferred Stock) for any dividend period unless all dividends, in the case dividends are being paid in full on the Series H Preferred Stock, or a ratable portion of all dividends, in the case dividends are not being paid in full on the Series H Preferred Stock, have been or are, contemporaneously, paid or declared and set apart for payment on all outstanding Preferred Stock entitled thereto for each dividend period terminating on the same or earlier date.

SECTION 3. Conversion Rights.

                  (a) The Series H Preferred Stock may be converted at any time at the option of the holders thereof during a 75 day period commencing on the 15th day after the Corporation publicly files its first Form 10-Q (the "10-Q Issuance") with the Securities Exchange Commission (the "SEC") following the consummation of the merger of Income Opportunity Acquisition Corporation, a wholly owned subsidiary of the Corporation, with and into Income Opportunity Realty Investors, Inc. (the "Conversion Period") in accordance with Section 3(d) at the Conversion Ratio (as defined in Section 3(b)) into fully paid and nonassessable Common Stock of the Corporation; provided, however, that on the earlier of (w) the commencement of any liquidation, dissolution or winding up of the Corporation by the filing with the Secretary of State of the State of Nevada or with a federal bankruptcy court, (x) the adoption by the stockholders of the Corporation of any resolution authorizing the commencement thereof, (y) the dividends on the Series H Preferred Stock have not been declared in the amount of the dividend preference as of the first Business Day of any calendar quarter, or if declared, have not been paid by the fifth Business Day of such quarter, or (z) the Corporation is acquired in a merger or similar transaction, the right of conversion shall be immediately accelerated for all shares of Series H Preferred Stock issued and then outstanding. Unless otherwise provided herein, the term "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in Dallas, Texas are authorized or obligated by law or executive order to remain closed.

                  (b) For purposes of this Section 3, the term "Conversion Ratio" shall be and mean 2.25 shares of Common Stock of the Corporation for each 1 share of Series H Preferred Stock. The Conversion Ratio shall not be subject to any adjustment as a result of the issuance of any additional shares of Common Stock of the Corporation for any purpose, except for stock splits (whether accomplished by stock dividend or otherwise).

                  (c) Upon any conversion, fractional shares of Common Stock shall not be issued but any fractions shall be adjusted by the delivery of one additional share of Common Stock in lieu of any cash. Any accrued but unpaid dividends shall be convertible into shares of Common Stock as provided in this Section 3. The Corporation shall pay all issue taxes, if any, incurred in respect to the issuance of Common Stock on conversion; provided, however, that the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such Common Stock in names other than those in which the Series H Preferred Stock surrendered for conversion may stand.

                  (d) Any conversion of Series H Preferred Stock into Common Stock shall be made by the surrender to the Corporation at its principal executive offices (which shall be deemed to be the address most recently provided to the SEC as its principal executive offices for so long as the Corporation is required to file reports with the
         SEC) or at the office of the transfer agent for such shares, of the certificate or certificates representing the Series H Preferred Stock to be converted, duly endorsed or assigned (unless such endorsement or assignment is waived by the Corporation), together with a written request for conversion. The Corporation shall either (i) issue, as of the date of receipt by the Corporation of such surrender, shares of Common Stock calculated as provided above and evidenced by a stock certificate delivered to the holder as soon as practicable after the date of such surrender or (ii) within two Business Days after the date of such surrender advise the holder of the Series H Preferred Stock that the Corporation is exercising its option to redeem the Series H Preferred Stock pursuant to this Section 3, in which case the Corporation shall have 30 days from the date of such surrender to pay the holder cash in an amount equal to the Redemption Price for each share of Series H Preferred Stock so redeemed. The date of surrender of any Series H Preferred Stock shall be the date of receipt by the Corporation or its agent of such surrender of Series H Preferred Stock.

                  (e) A number of authorized shares of Common Stock sufficient to provide for the conversion of the Series H Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved for such conversion. If the Corporation shall propose to issue securities or to make any change in its capital structure which would change the number of shares of Common Stock into which each share of Series H Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved for conversion of the outstanding Series H Preferred Stock on the new basis.

                  (f) The term "Common Stock" shall mean stock of the class designated as Common Stock, par value $0.01 per share, of the Corporation on the date hereof or stock of any class or classes resulting from any reclassification or reclassifications thereof, the right of which to share in distributions of both earnings and assets is without limitation in the Restated Articles of Incorporation of the Corporation, as may be amended from time to time, as to any fixed amount or percentage and which are not subject to redemption; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then issuable on conversion of the Series H Preferred Stock shall be substantially in the proportion which the total number of shares of stock of each such class resulting from all such reclassifications bears to the total number of shares of stock of all such classes resulting from all such reclassifications.

                  (g) In the case the Corporation shall propose at any time before all shares of the Series H Preferred Stock have been redeemed by or converted into Common Stock:

                  (i) to pay any dividend on the Common Stock outstanding payable in Common Stock or to make any other distribution, other than cash dividends to the holders of the Common Stock outstanding; or

                  (ii) to offer for subscription to the holders of the Common Stock outstanding any additional shares of any class or any other rights or options;

                  (iii) to effect any reclassification or recapitalization of the Common stock outstanding involving a change in the Common Stock, other than a subdivision or combination of the Common Stock outstanding; or

                  (iv) to merge or consolidate with or into any other corporation, or to sell lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up;

         then, in each such case, the Corporation shall mail to the holders of record of each of the shares of Series H Preferred Stock at their last known addresses as shown on the Corporation's records a statement, signed by an officer of the Corporation, with respect to the proposed action, such statement to be mailed at least 30 days prior to the date of the taking of such action or the record date for holders of the Common Stock for the purposes thereof, whichever is earlier. If such statement relates to any proposed action referred to in clauses (iii) or (iv) of this Section 3(g), it shall set forth such facts with respect thereto as shall reasonably be necessary to inform the holders of the Series H Preferred Stock as to the effect of such action upon the conversion of such holders.

SECTION 4. Voting Rights and Powers. The holders of the shares of Series H Preferred Stock shall have only the following voting rights:

                  (a) Except as may otherwise be specifically required by law or otherwise provided herein, the holders of the shares of Series H Preferred Stock shall not have the right to vote such stock, directly or indirectly, at any meeting of the stockholders of the Corporation, and such shares of stock shall not be counted in determining the total number of outstanding shares to constitute a quorum at any meeting of stockholders;

                  (b) In the event that, under the circumstances, the holders of the Series H Preferred Stock are required by law to vote upon any matter, the approval of such series shall be deemed to have been obtained only upon the affirmative vote of the holders of a majority of the shares of the Series H Preferred Stock then outstanding;

                  (c) Except as set forth herein, or as otherwise provided by these Restated Articles of Incorporation or by law, holders of the Series H Preferred Stock shall have no special voting rights and their consent shall not be required for the taking of any corporate action;

                  (d) Notwithstanding anything herein to the contrary, if and whenever at any time or times all or any portion of the dividends on Series H Preferred Stock for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid, then and in any such event, the number of directors constituting the Board of Directors shall be increased by two, and the holders of Series H Preferred Stock, voting separately as a class, shall be entitled at the next annual meeting of stockholders, or at a special meeting of holders of Series H Preferred Stock called as hereinafter provided, to elect two directors to fill such newly created directorships. Each holder shall be entitled to one vote in such election for each share of Series H Preferred Stock held. At such time as all arrearages in dividends on the Series H Preferred Stock shall have been paid in full and dividends thereon for the current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set aside, then (i) the voting rights of holders of Series H Preferred Stock described in this Section 4(d) shall cease (subject always to revesting of such voting rights in the event of each and every similar future arrearages in quarterly dividends), (ii) the term of the directors then in office as a result of the voting rights described in this Section 4(d) shall terminate and (iii) the number of directors shall be reduced by the number of directors then in office elected pursuant to this Section 4(d). A vacancy in the class of directors elected pursuant to this
         Section 4(d) shall be filled by a director chosen by the remaining directors of the class, unless such vacancy is filled pursuant to the final sentence of Section 4(g);

                  (e) At any time when the voting right described in Section 4(d) shall have vested and shall remain in the holders of Series H Preferred Stock, such voting right may be exercised initially either at a special meeting of holders of Series H Preferred Stock or at any annual or special stockholders' meeting called for the purpose of electing directors, but thereafter it shall be exercised only at annual stockholders' meetings. If such voting right shall not already have been initially exercised, the Secretary of the Corporation may, and upon the written request of the holders of record of at least 10% of the shares of Series H Preferred Stock then outstanding shall, call a special meeting of the holders of Series H Preferred Stock for the purpose of electing two directors pursuant to Section 4(d), and notice thereof shall be given to the holders of Series H Preferred Stock in the same manner as that required to be given to holders of the Common Stock for the annual meeting of stockholders. Such meeting shall be held at the earliest practicable date upon the notice required for special meetings of stockholders of the Corporation, or, if none, at a time and place designated by the Secretary of the Corporation;

                  (f) At any meeting held for the purpose of electing directors at which the holders of Series H Preferred Stock shall have the right to elect directors as provided in Section 4(d), the presence in person or by proxy of the holders of at least 35% of the then outstanding shares of Series H Preferred Stock shall be required and be sufficient to constitute a quorum of Series H Preferred Stock for the election of directors by Series H Preferred Stock, and the vote of the holders of a majority of such shares so present in person or by proxy at any such meeting at which there shall be such a quorum shall be required and be sufficient to elect the members of the Board of Directors which the holders of the Series H Preferred Stock are entitled to elect as hereinabove provided. At any such meeting or adjournment thereof, (i) the absence of a quorum of the holders of Series H Preferred Stock shall not prevent the election of directors other than the directors to be elected by the holders of Series H Preferred Stock and (ii) in the case of holders of Series H Preferred Stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class, if constituting less than a quorum as hereinabove provided, shall have the power to adjourn the meeting for the election of the directors that the holders of such class are entitled to elect, from time to time until a quorum shall be present, and notice of such adjourned meeting need not be given unless otherwise required by law, provided that nothing herein shall affect the conduct of the meeting with respect to stockholders of any other class;

                  (g) Any director who shall have been elected or appointed pursuant to Section 4(d) shall hold office for a term expiring (subject to the earlier termination of the default in quarterly dividends) at the next annual meeting of stockholders, and during such term may be removed at any time, either with or without cause, only by the affirmative vote of the holders of record of a majority of the shares of Series H Preferred Stock then outstanding at a special meeting of such stockholders called for such purpose. Any vacancy created by such removal may also be filled at such meeting; and

                  (h) So long as any shares of Series H Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of record of two-thirds of the outstanding shares of Series H Preferred Stock, amend its articles of incorporation, including this Certificate of Designation, Preferences and Rights of this Series H Preferred Stock, or bylaws if such amendment would materially alter or change the existing terms of the Series H Preferred Stock.

SECTION 5. Reacquired Shares. Any shares of Series H Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in any certificates of designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

SECTION 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, and after paying and providing for the payment of all creditors of the Corporation, the holders of shares of the Series H Preferred Stock then outstanding shall be entitled, before any distribution or payment is made upon any "Junior Securities" (defined to be and mean the Common Stock and any other equity security of any kind which the Corporation at any time has issued, issues or is authorized to issue if the Series H Preferred Stock has priority over such securities as to dividends or upon liquidation, dissolution or winding up), to receive a liquidation preference in an amount in cash equal to $21.50 per share less any dividend declared and paid after January 2, 2002 and prior to the issuance of shares of the Series H Preferred Stock with respect to shares of the common stock, $0.01 par value, of Income Opportunity Realty Investors, Inc. plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Liquidation Value"), whether such liquidation is voluntary or involuntary and the holders of the Series H Preferred Stock shall not be entitled to any other or further Corporation, the net assets available for distribution shall be insufficient to permit payment to the holders of all outstanding shares of all series of Preferred Stock of the amount to which they respectively shall be entitled, then the assets of the Corporation to be distributed to such holders will be distributed ratably among them based upon the amounts payable on the shares of each such series of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding up, as the case may be, in proportion to the full preferential amounts, together with any and all arrearages to which they are respectively entitled. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Preferred Stock have been paid in full the amounts to which they are entitled, the remaining assets of the Corporation may be distributed to holders of Junior Securities, including Common Stock, of the Corporation. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than 20 nor more than 50 days prior to the payment date stated therein, to each record holder of Series H Preferred Stock. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor a reduction in the capital stock of the Corporation, nor the purchase or redemption by the Corporation of any shares of its Preferred Stock or Common Stock or any other class of its stock will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

SECTION 7. Ranking. The Series H Preferred Stock shall rank on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Preferred Stock issued by the Corporation; provided, however, that the Corporation shall not issue any shares of Preferred Stock of any series which are superior to the Series H Preferred Stock as to dividends or rights upon liquidation, dissolution or winding up of the Corporation as long as any shares of the Series H Preferred Stock are issued and outstanding, without the prior written consent of the holders of a majority of such shares of Series H Preferred Stock then outstanding voting separately as a class.

SECTION 8. Redemption at the Option of the Holder. The shares of Series H Preferred Stock shall not be redeemable at the option of a holder of Series H Preferred Stock.

SECTION 9. Redemption at the Option of the Corporation.

                  (a) (a) The Corporation shall have the right to redeem all or a portion of the Series H Preferred Stock issued and outstanding at any time and from time to time commencing 45 days after the 10-Q Issuance; provided, however, the Corporation must provide notice of redemption in accordance with Section 9(b) and the Corporation may not issue such notice until the 45th day after the 10-Q Issuance. The redemption price of the Series H Preferred Stock shall be an amount per share equal to the Liquidation Value (the "Redemption Price").

                  (b) Except as otherwise set forth herein, the Corporation may redeem all or a portion of any holder's shares of Series H Preferred Stock by giving such holder not less than 45 days nor more than 60 days notice thereof prior to the date on which the Corporation desires such shares to be redeemed, which date shall be a Business Day (the "Redemption Date"). Such notice shall be written and shall be hand delivered or mailed, postage prepaid, to the holder (the "Redemption Notice"). If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, postage prepaid, addressed to the holder of shares of Series H Preferred Stock at his address as it appears on the stock transfer records of the Corporation. The Redemption Notice shall state:

                  (i) the total number of shares of Series H Preferred Stock held by such holder;

                  (ii) the total number of shares of the holder's Series H Preferred Stock that the Corporation intends to redeem;

                  (iii)    the Redemption Date and the Redemption Price; and

                  (iv) the place at which the holder(s) may obtain payment of the applicable Redemption Price upon surrender of the share certificate(s).

                  (c) If fewer than all of the Series H Preferred Stock at any time outstanding shall be called for redemption, such shares shall be redeemed pro rata, by lot drawn or other manner deemed fair in the sole discretion of the Board of Directors to redeem one or more such shares without redeeming all such shares of Series H Preferred Stock. If such Redemption Notice shall have been so mailed, on or before the Redemption Date the Corporation may provide for payment of a sum sufficient to redeem the applicable number of shares of Series H Preferred Stock called for redemption either by (i) setting aside the sum required to be paid as the Redemption Price by the Corporation, separate and apart from its other funds, in trust for the account of the holder(s) of the shares of Series H Preferred Stock to be redeemed or (ii) depositing such sum in a bank or trust company (either located in the state where the principal executive office of the Corporation is maintained, such bank or trust company having a combined surplus of at least $20,000,000 according to its latest statement of condition, or such other bank or trust company as may be permitted hereby or by law) as a trust fund, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of redemption and to pay, on or after the Redemption Date, the applicable Redemption Price on surrender of certificates evidencing the share(s) of Series H Preferred Stock so called for redemption and, in either event, from and after the Redemption Date (v) the share(s) of Series H Preferred Stock shall be deemed to be redeemed, (w) such setting aside or deposit shall be deemed to constitute full payment for such share(s), (x) such share(s) so redeemed shall not longer be deemed to be outstanding, (y) the holder(s) thereof shall cease to be stockholder of the Corporation with respect to such share(s), and (z) such holder(s) shall have no rights with respect thereto except the right to receive their proportionate share of the funds set aside pursuant hereto or deposited upon surrender of their respective certificates. Any interest on the funds so deposited shall be paid to the Corporation. Any and all such redemption deposits shall be irrevocable except to the following extent: any funds so deposited which shall not be required for the redemption of any shares of Series H Preferred Stock because of any prior sale or purchase by the Corporation other than through the redemption process, subsequent to the date of deposit but prior to the Redemption Date, shall be repaid to the Corporation forthwith and any balance of the funds so deposited and unclaimed by the holder(s) of any shares of Series H Preferred Stock entitled thereto at the expiration of one calendar year from the Redemption Date shall be repaid to the Corporation upon its request or demand therefore, and after any such repayment of the holder(s) of the share(s) so called for redemption shall look only to the Corporation for payment of the Redemption Price thereof. In addition to the redemption under this Section 9, the Corporation may redeem or repurchase shares of the Series H Preferred Stock from any holder(s) thereof who consents in writing to any such consented redemption. All shares of Series H Preferred Stock redeemed shall be canceled and retired and no shares shall be issued in place thereof, but such shares shall be restored to the status of authorized but unissued shares of Preferred Stock.

                  (d) On or before the Redemption Date, the holder who shall redeem such Series H Preferred Stock hereunder shall surrender the certificate or certificates representing such shares to the Corporation by mail, courier or personal delivery at the Corporation's principal executive office or other location so designated in the Redemption Notice, and upon the Redemption Date the Redemption Price shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event fewer than all of the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (e) If the Redemption Notice is not withdrawn prior to one Business Day before the Redemption Date, and if on or prior to the Redemption Date the Redemption Price is either paid or made available for payment, then notwithstanding that the certificates evidencing any of the shares of the Series H Preferred Stock so called for redemption have not been surrendered, (i) all rights with respect to such shares shall forthwith after the Redemption Date cease and terminate, to the full extent permitted by applicable law, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefore, and (ii) to the full extent permitted by applicable law, such shares shall no longer be deemed outstanding for any purpose.

SECTION 10. Sinking Fund. The Corporation shall not be required to maintain any so-called "sinking fund" for the retirement on any basis of the Series H Preferred Stock.

SECTION 11. Fractional Shares. Except as otherwise set forth herein, the Series H Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of Series H Preferred Stock.

SECTION 12. Notice. Any notice or request made to the Corporation in connection with the Series H Preferred Stock shall be given, and shall conclusively be deemed to have been given and received three Business Days following deposit thereof in writing, in the U.S. mails, certified mail, return receipt requested, duly stamped and addressed to the Corporation, to the attention of its General Counsel, at its principal executive offices (which shall be deemed by the address most recently provided to the SEC at its principal executive offices for so long as the Corporation is required to file reports with the SEC).

                               * * * * * * * * * *

         IN WITNESS WHEREOF, said American Realty Investors, Inc. has caused this Certificate of Designation, Preferences and Rights of 10% Series H Cumulative Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary this ______ day of ______________, 2002.

                                  AMERICAN REALTY INVESTORS, INC.

                                  By:
                                     -------------------------------------------
                                  Printed Name:
                                  Title: President
ATTEST:


-----------------------------------
Printed Name: Robert A. Waldman
Title:  Secretary

                                                                      APPENDIX E

February 1, 2002

To the Board of Directors of
Transcontinental Realty Investors, Inc.
1800 Valley View Lane
Suite 300
Dallas, TX 75234

Dear Board of Director Members:

We understand that as the result of a litigation settlement (pending court approval) involving, among others, a subsidiary of American Realty Investors, Inc. ("ARL"), Transcontinental Realty Investors, Inc. ("TCI") and Income Opportunity Realty Investors, Inc. ("IOT" and together with ARL and TCI hereinafter referred to as the "Companies"), ARL has agreed to acquire all of the outstanding common stock of TCI and IOT through merger of TCI and IOT with two subsidiaries of ARL. When the mergers are completed, holders of TCI's common stock (other than ARL and its affiliates) will receive: (i) $17.50 in cash or,
(ii) if they affirmatively elect, one share of newly issued ARL Series G preferred stock ("Series G") for each share of TCI common stock that they currently own. IOT stockholders (other than ARL and its affiliates) will receive: (i) $19.00 in cash or, (ii) if they affirmatively elect, one share of newly issued ARL Series H preferred stock ("Series H").

Each Series G share will have a liquidation preference of $20.00 per share and will pay a cash dividend of 10 percent per annum. Each Series H share will have a liquidation preference of $21.50 per share and will pay a cash dividend of 10 percent per annum. ARL's issuance of the Series G and Series H (or, alternatively, the payment of cash in lieu of the Series G and Series H) in exchange for TCI common shares and IOT common shares, respectively, are referred to collectively herein as the "Transaction."

For purposes of this opinion we have assumed that: (i) at the holders' option, each Series G share is convertible into 2.5 shares of ARL common stock during a 75 day period commencing on the fifteenth day after the public issuance of ARL's form 10-Q (the "10-Q Issuance Date") to the public following the close date of the mergers; (ii) at the holders' option, each Series H share is convertible into 2.25 shares of ARL common stock during a 75 day period commencing on the fifteenth day after the 10-Q Issuance Date following the close date of the mergers; and (iii) the Series G and Series H shares will be redeemable by ARL 90 days after the 10-Q Issuance Date following the close date of the mergers at the liquidation preference plus any accrued and unpaid dividends thereon. ARL may provide notice of its intention to redeem the Series G or Series H 45 days after the 10-Q Issuance Date following the close date of the mergers. To the extent that the Transaction is not effected in a manner consistent with the foregoing assumptions then the recipients of this opinion are advised that the conclusions set forth herein may be materially affected thereby and the reliance on this opinion is therefore prohibited.



TCI Opinion

The Board of Directors
Transcontinental Realty Investors, Inc.
February 1, 2002


You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address: (i) the Companies underlying business decision to effect the aforementioned merger or the Transaction; (ii) the current or prospective price at which the Series G, Series H, or any of the Companies' common shares or units may trade; (iii) any recommendation to the shareholders of TCI or IOT as to whether or not to participate in the Transaction; (iv) for the IOT or TCI shareholders electing to participate in the Transaction, any recommendation as to whether to accept the cash offer or the Series G or Series H securities; (v) the tax consequences of the Transaction to either the Companies or their stakeholders; and (vi) the fair market value of any of the Companies' assets either individually or collectively. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Companies. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

         1. met with certain members of the senior management of the Companies and their advisor, Basic Capital, to discuss the operations, financial condition, future prospects and projected operations and performance of the Companies;

         2. visited certain facilities and business offices of the Companies;

         3. reviewed the Companies' annual reports to shareholders and on Form 10-K for the fiscal years ended December 31, 2000 and quarterly reports on Form 10-Q for the three quarters ended September 30, 2001, which the Companies' management has identified as being the most current financial statements available;

         4. reviewed forecasts and projections prepared by the Companies management with respect to the Companies' apartment, retail, industrial, hotel and office building assets for the years ended December, 2002 through 2006;

         5. requested the latest appraisals on the Companies' income producing properties and any and all appraisals for the Companies land assets, and reviewed such appraisals as were provided by management;

         6.       reviewed the ARL's Land Portfolio Book dated September 2001;

         7. reviewed certain estimated valuations of TCI and IOT prepared in connection with the Olive Settlement;

         8. reviewed the historical market prices and trading volume for ARL's, TCI's, and IOT's publicly traded securities;

         9. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company; and

         10. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates

TCI Opinion

The Board of Directors
Transcontinental Realty Investors, Inc.
February 1, 2002


of the future financial results and condition of the Companies, and that there has been no material change in the assets, financial condition, business or prospects of the Companies since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Companies and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Companies. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration being offered to the public shareholders of TCI in the Transaction is fair to the public shareholders of TCI (other than ARL and its affiliates) from a financial point of view.




HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.
20095/12904



TCI Opinion

                                                                      APPENDIX F

February 1, 2002

To the Board of Directors of
Income Opportunity Realty Investors, Inc.
1800 Valley View Lane
Suite 300
Dallas, TX 75234

Dear Board of Director Members:

We understand that as the result of a litigation settlement (pending court approval) involving, among others, a subsidiary of American Realty Investors, Inc. ("ARL"), Transcontinental Realty Investors, Inc. ("TCI") and Income Opportunity Realty Investors, Inc. ("IOT" and together with ARL and TCI hereinafter referred to as the "Companies"), ARL has agreed to acquire all of the outstanding common stock of TCI and IOT through merger of TCI and IOT with two subsidiaries of ARL. When the mergers are completed, holders of TCI's common stock (other than ARL and its affiliates) will receive: (i) $17.50 in cash or,
(ii) if they affirmatively elect, one share of newly issued ARL Series G preferred stock ("Series G") for each share of TCI common stock that they currently own. IOT stockholders (other than ARL and its affiliates) will receive: (i) $19.00 in cash or, (ii) if they affirmatively elect, one share of newly issued ARL Series H preferred stock ("Series H").

Each Series G share will have a liquidation preference of $20.00 per share and will pay a cash dividend of 10 percent per annum. Each Series H share will have a liquidation preference of $21.50 per share and will pay a cash dividend of 10 percent per annum. ARL's issuance of the Series G and Series H (or, alternatively, the payment of cash in lieu of the Series G and Series H) in exchange for TCI common shares and IOT common shares, respectively, are referred to collectively herein as the "Transaction."

For purposes of this opinion we have assumed that: (i) at the holders' option, each Series G share is convertible into 2.5 shares of ARL common stock during a 75 day period commencing on the fifteenth day after the public issuance of ARL's form 10-Q (the "10-Q Issuance Date") to the public following the close date of the mergers; (ii) at the holders' option, each Series H share is convertible into 2.25 shares of ARL common stock during a seventy-five day period commencing on the fifteenth day after the 10-Q Issuance Date following the close date of the mergers; and (iii) the Series G and Series H shares will be redeemable by ARL 90 days after the 10-Q Issuance Date following the close date of the mergers at the liquidation preference plus any accrued and unpaid dividends thereon. ARL may provide notice of its intention to redeem the Series G or Series H 45 days after the 10-Q Issuance Date following the close date of the mergers. To the extent that the Transaction is not effected in a manner consistent with the foregoing assumptions then the recipients of this opinion are advised that the conclusions set forth herein may be materially affected thereby and the reliance on this opinion is therefore prohibited.



IOT Opinion

The Board of Directors
Income Opportunity Realty Investors, Inc.
February 1, 2002


You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address: (i) the Companies underlying business decision to effect the aforementioned merger or the Transaction; (ii) the current or prospective price at which the Series G, Series H, or any of the Companies' common shares or units may trade; (iii) any recommendation to the shareholders of TCI or IOT as to whether or not to participate in the Transaction; (iv) for the IOT or TCI shareholders electing to participate in the Transaction, any recommendation as to whether to accept the cash offer or the Series G or Series H securities; (v) the tax consequences of the Transaction to either the Companies or their stakeholders; and (vi) the fair market value of any of the Companies' assets either individually or collectively. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Companies. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

         1. met with certain members of the senior management of the Companies and their advisor, Basic Capital, to discuss the operations, financial condition, future prospects and projected operations and performance of the Companies;

         2. visited certain facilities and business offices of the Companies;

         3. reviewed the Companies' annual reports to shareholders and on Form 10-K for the fiscal years ended December 31, 2000 and quarterly reports on Form 10-Q for the three quarters ended September 30, 2001, which the Companies' management has identified as being the most current financial statements available;

         4. reviewed forecasts and projections prepared by the Companies management with respect to the Companies' apartment, retail, industrial, hotel and office building assets for the years ended December, 2002 through 2006;

         5. requested the latest appraisals on the Companies' income producing properties and any and all appraisals for the Companies land assets, and reviewed such appraisals as were provided by management;

         6.       reviewed the ARL's Land Portfolio Book dated September 2001;

         7. reviewed certain estimated valuations of TCI and IOT prepared in connection with the Olive Settlement;

         8. reviewed the historical market prices and trading volume for ARL's, TCI's, and IOT's publicly traded securities;

         9. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company; and

         10. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates


IOT Opinion

The Board of Directors
Income Opportunity Realty Investors, Inc.
February 1, 2002


of the future financial results and condition of the Companies, and that there has been no material change in the assets, financial condition, business or prospects of the Companies since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Companies and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Companies. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration being offered to the public shareholders of IOT in the Transaction is fair to the public shareholders of IOT (other than ARL and its affiliates) from a financial point of view.




HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.
20095/12904


IOT Opinion

                         AMERICAN REALTY INVESTORS, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

             The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Stockholders of American Realty Investors, Inc. (the "Company") to be held at 1800 Valley View Lane, Suite 300, Dallas, TX 75234 at 2:00 p.m. local time on March 27, 2002, and the Joint Proxy Statement and Prospectus mailed therewith and (2) appoints Ronald E Kimbrough and Robert A. Waldman, or either of them, the undersigned's proxy with full power of substitution for and in the name, place and stead of the undersigned to vote all common stock, par value $.01 per share, of the Company owned by the undersigned standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote at the Meeting and any adjournments thereof, on the following matters as indicated below and such other business as may properly come before the Meeting.

             THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (i) FOR THE PROPOSAL TO APPROVE THE ACQUISITION OF ALL OF THE OUTSTANDING COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF TRANSCONTINENTAL REALTY INVESTORS, INC. ("TCI") BY THE COMPANY THROUGH THE MERGER OF A RECENTLY FORMED WHOLLY-OWNED SUBSIDIARY OF THE COMPANY WITH AND INTO TCI, (ii) FOR THE PROPOSAL TO APPROVE THE ACQUISITION OF ALL OF THE OUTSTANDING COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF INCOME OPPORTUNITY REALTY INVESTORS, INC. ("IOT") BY THE COMPANY THROUGH THE MERGER OF A RECENTLY FORMED WHOLLY-OWNED SUBSIDIARY OF THE COMPANY WITH AND INTO IOT, AND (iii) IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

             The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them lawfully do by virtue hereof.



                           PROXY VOTING INSTRUCTIONS

     The following procedures, which comply with Nevada law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded:

TO VOTE BY MAIL
---------------

     Please mark, sign, date and return the proxy card promptly using the enclosed envelope. No postage is required if mailed in the United States.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------

     Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call. You may vote separately on each proposal.

TO VOTE BY INTERNET
-------------------

     Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page. You may vote separately on each proposal.



                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                         AMERICAN REALTY INVESTORS, INC.


                         SPECIAL MEETING OF STOCKHOLDERS
                                         , 2002



    1. Proposal to approve the acquisition of all of the outstanding common stock, par value $0.01 per share, of Transcontinental Realty Investors, Inc. ("TCI") by the Company through the merger of a recently formed wholly-owned subsidiary of the Company with and into TCI.

            [ ] FOR             [ ] AGAINST           [ ] ABSTAIN

    2. Proposal to approve the acquisition of all of the outstanding common stock, par value $0.01 per share, of Income Opportunity Realty Investors, Inc. ("IOT") by the Company through the merger of a recently formed wholly-owned subsidiary of the Company with and into IOT.

            [ ] FOR             [ ] AGAINST           [ ] ABSTAIN

    3. In the discretion of the proxies on any other matters that may properly come before the Meeting or any adjournments thereof.


Please date this proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


   DATED: __________________ , 2002



   -----------------------------------------
   Signature of Stockholder


   -----------------------------------------
   Signature if held jointly

Please mark, date, sign and mail your proxy promptly in the envelope provided.

                     TRANSCONTINENTAL REALTY INVESTORS, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

             The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Stockholders of Transcontinental Realty Investors, Inc. (the "Company") to be held at 1800 Valley View Lane, Suite 300, Dallas, TX 75234 at 3:00 p.m. local time on March 27, 2002, and the Joint Proxy Statement and Prospectus mailed therewith and (2) appoints Mark W. Branigan and Robert A. Waldman, or either of them, the undersigned's proxy with full power of substitution for and in the name, place and stead of the undersigned to vote all common stock of the Company owned by the undersigned standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote at the Meeting and any adjournments thereof, on the following matters as indicated below and such other business as may properly come before the Meeting.

             THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (i) FOR THE PROPOSAL TO APPROVE THE ACQUISITION BY AMERICAN REALTY INVESTORS, INC. ("ARL") OF ALL OF THE OUTSTANDING COMMON STOCK, PAR VALUE $.0.01 PER SHARE, OF THE COMPANY THROUGH THE MERGER OF A RECENTLY FORMED WHOLLY-OWNED SUBSIDIARY OF ARL WITH AND INTO THE COMPANY, AND (ii) IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

             The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them lawfully do by virtue hereof.


                           PROXY VOTING INSTRUCTIONS

The following procedures, which comply with Nevada law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded:

TO VOTE BY MAIL
---------------

Please mark, sign, date and return the proxy card promptly using the enclosed envelope. No postage is required if mailed in the United States.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call. You may vote separately on each proposal.

TO VOTE BY INTERNET
-------------------

Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page. You may vote separately on each proposal.



                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                     TRANSCONTINENTAL REALTY INVESTORS, INC.


                         SPECIAL MEETING OF STOCKHOLDERS
                                         , 2002



    1. Proposal to approve the acquisition of all of the outstanding common stock of the Company by American Realty Investors, Inc. ("ARL") through the merger of a recently formed wholly-owned subsidiary of ARL with and into the Company.

            [ ] FOR             [ ] AGAINST           [ ] ABSTAIN

    2. In the discretion of the proxies on any other matters that may properly come before the Meeting or any adjournments thereof.


Please date this proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   DATED: __________________ , 2002


   -----------------------------------------
   Signature of Stockholder


   -----------------------------------------
   Signature if held jointly

Please mark, date, sign and mail your proxy promptly in the envelope provided.

                    INCOME OPPORTUNITY REALTY INVESTORS, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

             The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Stockholders of Income Opportunity Realty Investors, Inc. (the "Company") to be held at 1800 Valley View Lane, Suite 300, Dallas, TX 75234 at 4:00 p.m. local time on March 27, 2002, and the Joint Proxy Statement and Prospectus mailed therewith and (2) appoints Mark W. Branigan and Robert A. Waldman, or either of them, the undersigned's proxy with full power of substitution for and in the name, place and stead of the undersigned to vote all common stock of the Company owned by the undersigned standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote at the Meeting and any adjournments thereof, on the following matters as indicated below and such other business as may properly come before the Meeting.

             THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (i) FOR THE PROPOSAL TO APPROVE THE ACQUISITION BY AMERICAN REALTY INVESTORS, INC. ("ARL") OF ALL OF THE OUTSTANDING COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF THE COMPANY THROUGH THE MERGER OF A RECENTLY FORMED WHOLLY-OWNED SUBSIDIARY OF ARL WITH AND INTO THE COMPANY, AND (ii) IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

             The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them lawfully do by virtue hereof.


                           PROXY VOTING INSTRUCTIONS

             The following procedures, which comply with Nevada law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded:

        TO VOTE BY MAIL
        ---------------

             Please mark, sign, date and return the proxy card promptly using the enclosed envelope. No postage is required if mailed in the United States.

        TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
        --------------------------------------------

             Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call. You may vote separately on each proposal.

        TO VOTE BY INTERNET
        -------------------

             Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page. You may vote separately on each proposal.


                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                    INCOME OPPORTUNITY REALTY INVESTORS, INC.


                         SPECIAL MEETING OF STOCKHOLDERS
                                         , 2002


    1. Proposal to approve the acquisition of all of the outstanding common stock, $0.01 per share, of the Company by American Realty Investors, Inc. ("ARL") through the merger of a recently formed wholly-owned subsidiary of ARL with and into the Company.

            [ ] FOR             [ ] AGAINST           [ ] ABSTAIN

    2. In the discretion of the proxies on any other matters that may properly come before the Meeting or any adjournments thereof.


Please date this proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   DATED: __________________ , 2002



   -----------------------------------------
   Signature of Stockholder


   -----------------------------------------
   Signature if held jointly

Please mark, date, sign and mail your proxy promptly in the envelope provided.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

ARTICLES OF INCORPORATION

         Section 78.7502 of the Nevada Law permits a corporation to indemnify any of its directors, officers, employees and agents against costs and expenses arising from claims, suits and proceedings if such persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, no indemnification may be made in respect of any claim, issue or matter, as to which such person is adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         In accordance with Nevada Revised Statutes 78.037, Article Nine of the Restated Articles of Incorporation of ARL provides that a director of ARL shall not be personally liable to ARL or its stockholders for monetary damages for any breach of fiduciary duty as a director, except that Article Nine shall not eliminate or limit a director's liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of Section 78.300 of the NRS.

         Article Nine applies only to claims against a director arising out of his or her role as a director and not, if he or she is also an officer, his or her role as an officer or in any other capacity. In addition, Article Nine does not reduce the exposure of directors to liability under Federal securities laws.

BYLAWS

         The Bylaws of ARL require it to indemnify any person who, by reason of the fact that he is or was a director of ARL, is made or is threatened to be made a party to an action, including an action brought by ARL or its stockholders. The Bylaws provide that ARL will indemnify such person against reasonably incurred expenses (including, but not limited to, attorneys' fees and disbursements, court costs, and expert witness fees), and against any judgments, fines and amounts paid in settlement, provided that ARL shall not indemnify such person under circumstances in which the NRS, as in effect from time to time, would not allow indemnification.

         The Bylaws of ARL give the ARL board the power to cause ARL to provide to officers, employees, and agents of ARL all or any part of the right to indemnification afforded to directors of ARL as set forth in the Bylaws, subject to the conditions, limitations and obligations therein, upon a resolution to that effect identifying such officer, employee or agent and specifying the particular rights provided.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ARL pursuant to the foregoing provisions, ARL has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INSURANCE

         The Restated Articles of Incorporation of ARL provide that ARL may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of ARL or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any such expense, liability or loss, whether or not ARL would have the power to indemnify such person against such expense, liability or loss under the NRS.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

                  (a) Exhibit List

   EXHIBIT
    NUMBER                          DESCRIPTION OF EXHIBIT

     2.1 Form of Agreement and Plan of Merger, by and among American Realty Investors, Inc., Transcontinental Realty Acquisition Corporation, and Transcontinental Realty Investors, Inc. (included as Appendix A to the joint proxy statement and prospectus)

     2.2 Form of Agreement and Plan of Merger, by and among American Realty Investors, Inc., Income Opportunity Acquisition Corporation and Income Opportunity Realty Investors, Inc. (included as Appendix B to the joint proxy statement and prospectus)

     3.1 Certificate of Restatement of Articles of Incorporation of American Realty Investors, Inc., dated August 3, 2000(13)

     3.2 Certificate of Correction of Restated Articles of Incorporation of American Realty Investors, Inc., dated August 29, 2000(13)

     3.3          Bylaws of American Realty Investors, Inc.(1)

     3.4          Articles of Incorporation of Transcontinental Realty
                  Investors, Inc.(8)

     3.5 Certificate of Amendment to the Articles of Incorporation of Transcontinental Realty Investors, Inc.(9)

     3.6 Certificate of Amendment of Articles of Incorporation of Transcontinental Realty Investors, Inc., dated October 10, 2000.(10)

     3.7          Bylaws of Transcontinental Realty Investors, Inc.(11)

     3.8 Articles of Amendment to the Articles of Incorporation of Transcontinental Realty Investors, Inc., setting forth the Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Preferred Stock, dated October 20, 1998.(12)

     3.9 Certificate of Designation of Transcontinental Realty Investors, Inc. setting for the Voting Powers, Designations, References, Limitations, Restriction and Relative Rights of Series B Cumulative Convertible Preferred Stock, dated October 23, 2000.(10)

     3.10 Certificate of Designation of Transcontinental Realty Investors, Inc. setting for the Voting Powers, Designating, References, Limitations, Restrictions and Relative Rights of Series C Cumulative Convertible Preferred Stock, dated September 28, 2001.(14)

     3.11 Articles of Amendment to the Articles of Incorporation of Transcontinental Realty Investors, Inc. decreasing the number of authorized shares of and eliminating Series B Preferred Stock dated December 14, 2001.(15)

     3.12 Articles of Incorporation of Income Opportunity Realty Investors, Inc.(16)

     3.13         Bylaws of Income Opportunity Realty Investors, Inc.(17)

     4.1 Certificate of Designation, Preferences, and Rights of 10% Series G Cumulative Convertible Preferred Stock of American Realty Investors, Inc.(2)

     4.2 Certificate of Designation, Preferences, and Rights of 10% Series H Cumulative Convertible Preferred Stock of American Realty Investors, Inc.(2)

     4.3 Certificate of Designations, Preferences and Relative Participating or Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof of Series F Redeemable Preferred Stock of American Realty Investors, Inc., dated June 11, 2001(22)

     5.1 Opinion of Jackson Walker L.L.P. as to the legality of the securities being offered by this joint proxy statement and prospectus(2)

     8.1          Opinion of Jackson Walker L.L.P. regarding tax matters(2)

     10.1 Second Amendment to Modification of Stipulation of Settlement effective October 5, 2001(3)

     10.2 Amendment to the Second Amendment to the Modification of Stipulation of Settlement Effective February 4, 2002.(18)

     10.3 Order entered February 4, 2002 by the United States District Court, Northern District of California.(19)

     10.4 Amended and Restated Advisory Agreement between American Realty Trust, Inc. and Basic Capital Management, Inc., dated April 1, 1997(5)

     10.5 Advisory Agreement between American Realty Investors, Inc. and Basic Capital Management, Inc., dated August 3, 2000(7)

     10.6 Advisory Agreement between Income Opportunity Realty Investors, Inc. and Basic Capital Management, Inc. dated October 15, 1998.(20)

     10.7 Advisory Agreement between Transcontinental Realty Investors, Inc. and Basic Capital Management, Inc. dated October 15, 1998.(21)


     10.8         Form of Franchise Agreement between Pizza World Supreme, Inc.
                  and various franchisees*


     12.1 Consolidated Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Dividend Requirements

     21.1         Subsidiaries of American Realty Investors, Inc.(4)

     23.1         Consent of Jackson Walker L.L.P. (included in Exhibits 5.1 and
                  8.1)(2)

     23.2         Consent of BDO Seidman, L.L.P. (American Realty Investors,
                  Inc.)*

     23.3 Consent of BDO Seidman, L.L.P. (Transcontinental Realty Investors, Inc.)*

     23.4 Consent of BDO Seidman, L.L.P. (Income Opportunity Realty Investors, Inc.)*

     24.1 Power of Attorney (contained on the signature page of this registration statement)



----------

* Filed herewith

(1) Incorporated by reference to Exhibit Nos. 3.1-3.2 to the Registrant's Registration Statement on Form S-4 filed on December 30, 1999, File No. 333-93969

(2) Previously filed

(3) Incorporated by reference to Exhibit No. 10.1 to the Transcontinental Realty Investors, Inc. Current Report on Form 8-K filed on April 10, 2002 File No. 001-09240

(4) Incorporated by reference to Exhibit No. 21.0 to the Registrant's Annual Report on Form 10-K filed on March 29, 2000, File No. 001-09948

(5) Incorporated by reference to Exhibit No. 10 to American Realty Trust, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31,1997, File No. 001-09948

(6) Incorporated by reference to Exhibit No. 10.16 to American Realty Trust, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1989, File No. 001-9948

(7) Incorporated by reference to Exhibit No. 10.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, File No. 001-9948

(8) Incorporated by reference to Exhibit No. 3.1 to Transcontinental Realty Investors, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1991

(9) Incorporated by reference to the Transcontinental Realty Investors, Inc.'s Current Report on Form 8-K, dated June 3, 1996

(10) Incorporated by reference to the Transcontinental Realty Investors, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000

(11) Incorporated by reference to Exhibit No. 3.2 to Transcontinental Realty Investors, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1991

(12) Incorporated by reference to Exhibit 3.1 to the Transcontinental Realty Investors, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998

(13) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000

(14) Incorporated by reference to Transcontinental Realty Investor's Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001

(15) Incorporated by reference to Transcontinental Realty Investors, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001

(16) Incorporated by reference to Appendix C to Income Opportunity Realty Investors, Inc. Registration Statement on Form S-4 dated February 12, 1996

(17) Incorporated by reference to Appendix D to Income Opportunity Realty Investors, Inc.'s Registration Statement on Form S-4 dated February 12, 1996

(18) Incorporated by reference to Exhibit 10.2 to the Transcontinental Realty Investors, Inc. current report on Form 8-K filed April 10, 2002. File No. 001-09240.

(19) Incorporated by reference to Exhibit 10.3 to the Transcontinental Realty Investors, Inc. current report on Form 8-K filed April 01, 2002. File No. 001-09240.

(20) Incorporated by reference to Exhibit 10.0 to Income Opportunity Realty Investors, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998

(21) Incorporated by reference to Exhibit 10.0 to Transcontinental Realty Investors, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998

(22) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001

         Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

ITEM 22.  UNDERTAKINGS.

                  (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (1) To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                                    (2) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (3) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         d. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         e. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  1. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  2. That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

                  3. That, every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  5. To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

                  6. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, American Realty Investors, Inc., has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 22 day of June, 2002.


                                       AMERICAN REALTY INVESTORS, INC.

                                       By: /s/ Ronald E. Kimbrough
                                          --------------------------------------
                                       Name: Ronald E. Kimbrough
                                       Title: Executive Vice President and Chief
                                              Financial Officer (Principal
                                              Financial and Accounting Officer
                                              and Acting Principal Executive
                                              Officer)


         Pursuant to the requirements of the Securities Act of 1933, as amended, this joint proxy statement and prospectus has been signed by the following persons in the capacities indicated on June 22, 2002.


           Signatures                                        Title
           ----------                                        -----
/s/ Ronald E. Kimbrough                Executive Vice President and Chief Financial Officer
----------------------------------     (Principal Financial and Accounting Officer and
Ronald E. Kimbrough                    Acting Principal Executive Officer)

/s/ Earl D. Cecil*                     Director
----------------------------------
Earl D. Cecil

/s/ Collene C. Currie*                 Director
----------------------------------
Collene C. Currie

/s/ Richard W. Humphrey*               Director
----------------------------------
Richard W. Humphrey

/s/ Joseph Mizrachi*                   Director
----------------------------------
Joseph Mizrachi

*By: /s/ Ronald E. Kimbrough
    ------------------------------
    Ronald E. Kimbrough,
    Attorney in-fact

                                 EXHIBIT INDEX

   EXHIBIT
   NUMBER                                  DESCRIPTION
   -------                                 -----------
     2.1          Form of Agreement and Plan of Merger, by and among American
                  Realty Investors, Inc., Transcontinental Realty Acquisition
                  Corporation, and Transcontinental Realty Investors, Inc.
                  (included as Appendix A to the joint proxy statement and
                  prospectus)

     2.2          Form of Agreement and Plan of Merger, by and among American
                  Realty Investors, Inc., Income Opportunity Acquisition
                  Corporation and Income Opportunity Realty Investors, Inc.
                  (included as Appendix B to the joint proxy statement and prospectus)

     3.1          Certificate of Restatement of Articles of Incorporation of
                  American Realty Investors, Inc., dated August 3, 2000(13)

     3.2          Certificate of Correction of Restated Articles of
                  Incorporation of American Realty Investors, Inc., dated August
                  29, 2000(13)

     3.3          Bylaws of American Realty Investors, Inc.(1)

     3.4          Articles of Incorporation of Transcontinental Realty
                  Investors, Inc.(8)

     3.5 Certificate of Amendment to the Articles of Incorporation of Transcontinental Realty Investors, Inc.(9)

     3.6          Certificate of Amendment of Articles of Incorporation of
                  Transcontinental Realty Investors, Inc., dated October 10,
                  2000.(10)

     3.7          Bylaws of Transcontinental Realty Investors, Inc.(11)

     3.8 Articles of Amendment to the Articles of Incorporation of Transcontinental Realty Investors, Inc., setting forth the
                  Certificate of Designations, Preferences and Rights of Series
                  A Cumulative Convertible Preferred Stock, dated October 20,
                  1998.(12)

     3.9          Certificate of Designation of Transcontinental Realty
                  Investors, Inc. setting for the Voting Powers, Designations,
                  References, Limitations, Restriction and Relative Rights of
                  Series B Cumulative Convertible Preferred Stock, dated October
                  23, 2000.(10)

     3.10         Certificate of Designation of Transcontinental Realty
                  Investors, Inc. setting for the Voting Powers, Designating,
                  References, Limitations, Restrictions and Relative Rights of
                  Series C Cumulative Convertible Preferred Stock, dated
                  September 28, 2001.(14)

     3.11 Articles of Amendment to the Articles of Incorporation of Transcontinental Realty Investors, Inc. decreasing the number of authorized shares of and eliminating Series B Preferred
                  Stock dated December 14, 2001.(15)

     3.12         Articles of Incorporation of Income Opportunity Realty
                  Investors, Inc.(16)

     3.13         Bylaws of Income Opportunity Realty Investors, Inc.(17)

     4.1          Certificate of Designation, Preferences, and Rights of 10%
                  Series G Cumulative Convertible Preferred Stock of American
                  Realty Investors, Inc.(2)

     4.2          Certificate of Designation, Preferences, and Rights of 10%
                  Series H Cumulative Convertible Preferred Stock of American
                  Realty Investors, Inc.(2)

     4.3          Certificate of Designations, Preferences and Relative
                  Participating or Optional or Other Special Rights, and
                  Qualifications, Limitations or Restrictions Thereof of Series
                  F Redeemable Preferred Stock of American Realty Investors,
                  Inc., dated June 11, 2001(22)

     5.1 Opinion of Jackson Walker L.L.P. as to the legality of the securities being offered by this joint proxy statement and prospectus(2)

     8.1          Opinion of Jackson Walker L.L.P. regarding tax matters(2)

     10.1 Second Amendment to Modification of Stipulation of Settlement effective October 5, 2001(3)

     10.2 Amendment to the Second Amendment to the Modification of Stipulation of Settlement Effective February 4, 2002.(18)

     10.3         Order entered February 4, 2002 by the United States District
                  Court, Northern District of California.(19)

     10.4         Amended and Restated Advisory Agreement between American
                  Realty Trust, Inc. and Basic Capital Management, Inc., dated
                  April 1, 1997(5)

     10.5         Advisory Agreement between American Realty Investors, Inc. and
                  Basic Capital Management, Inc., dated August 3, 2000(7)

     10.6         Advisory Agreement between Income Opportunity Realty
                  Investors, Inc. and Basic Capital Management, Inc. dated
                  October 15, 1998.(20)

     10.7         Advisory Agreement between Transcontinental Realty Investors,
                  Inc. and Basic Capital Management, Inc. dated October 15,
                  1998.(21)

     10.8         Form of Franchise Agreement between Pizza World Supreme, Inc.
                  and various franchisees*

     12.1         Consolidated Ratios of Earnings to Fixed Charges and Combined
                  Fixed Charges and Preferred Dividend Requirements*

     21.1         Subsidiaries of American Realty Investors, Inc.(4)

     23.1         Consent of Jackson Walker L.L.P. (included in Exhibits 5.1 and
                  8.1)(2)

     23.2         Consent of BDO Seidman, L.L.P. (American Realty Investors,
                  Inc.)*

     23.3         Consent of BDO Seidman, L.L.P. (Transcontinental Realty
                  Investors, Inc.)*

     23.4         Consent of BDO Seidman, L.L.P. (Income Opportunity Realty
                  Investors, Inc.)*

     24.1 Power of Attorney (contained on the signature page of this registration statement)




----------

* Filed herewith

(1) Incorporated by reference to Exhibit Nos. 3.1-3.2 to the Registrant's Registration Statement on Form S-4 filed on December 30, 1999, File No. 333-93969

(2) Previously filed

(3) Incorporated by reference to Exhibit No. 10.1 to the Transcontinental Realty Investors, Inc. Current Report on Form 8-K filed on April 10, 2002 File No. 001-09240

(4) Incorporated by reference to Exhibit No. 21.0 to the Registrant's Annual Report on Form 10-K filed on March 29, 2000, File No. 001-09948

(5) Incorporated by reference to Exhibit No. 10 to American Realty Trust, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31,1997, File No. 001-09948

(6) Incorporated by reference to Exhibit No. 10.16 to American Realty Trust, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1989, File No. 001-9948

(7) Incorporated by reference to Exhibit No. 10.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, File No. 001-9948

(8) Incorporated by reference to Exhibit No. 3.1 to Transcontinental Realty Investors, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1991

(9) Incorporated by reference to the Transcontinental Realty Investors, Inc.'s Current Report on Form 8-K, dated June 3, 1996

(10) Incorporated by reference to the Transcontinental Realty Investors, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000

(11) Incorporated by reference to Exhibit No. 3.2 to Transcontinental Realty Investors, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1991

(12) Incorporated by reference to Exhibit 3.1 to the Transcontinental Realty Investors, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998

(13) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000

(14) Incorporated by reference to Transcontinental Realty Investor's Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001

(15) Incorporated by reference to Transcontinental Realty Investors, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001

(16) Incorporated by reference to Appendix C to Income Opportunity Realty Investors, Inc. Registration Statement on Form S-4 dated February 12, 1996

(17) Incorporated by reference to Appendix D to Income Opportunity Realty Investors, Inc.'s Registration Statement on Form S-4 dated February 12, 1996

(18) Incorporated by reference to Exhibit 10.2 to the Transcontinental Realty Investors, Inc. current report on Form 8-K filed April 10, 2002. File No. 001-09240.

(19) Incorporated by reference to Exhibit 10.3 to the Transcontinental Realty Investors, Inc. current report on Form 8-K filed April 01, 2002. File No. 001-09240.

(20) Incorporated by reference to Exhibit 10.0 to Income Opportunity Realty Investors, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998

(21) Incorporated by reference to Exhibit 10.0 to Transcontinental Realty Investors, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998

(22) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001